FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207340-02

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated July 25, 2017, may be amended or completed prior to time of sale.

$804,140,000 (Approximate)

UBS Commercial Mortgage Trust 2017-C2
(Central Index Key Number 0001711142)

as Issuing Entity

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)

as Depositor

UBS AG
(Central Index Key Number 0001685185)

Société Générale
(Central Index Key Number 0001238163)

German American Capital Corporation

(Central Index Key Number 0001541294)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

CIBC Inc.
(Central Index Key Number 0001548567)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-C2

UBS Commercial Mortgage Securitization Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-C2 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class NR-RR, Class Z and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named UBS Commercial Mortgage Trust 2017-C2. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2017. The rated final distribution date for the certificates is August 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$34,851,000%		(5)	May 2022
Class A-2	$77,613,000%		(5)	August 2022
Class A-SB	$46,089,000%		(5)	September 2026
Class A-3	$210,000,000%		(5)	June 2027
Class A-4	$260,524,000%		(5)	July 2027
Class X-A	$629,077,000	(6)%	Variable(7)	NAP
Class X-B	$175,063,000	(8)%	Variable(9)	NAP
Class A-S	$103,348,000%		(5)	July 2027
Class B	$39,317,000%		(5)	August 2027
Class C	$32,398,000%		(5)	August 2027

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 64 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. UBS Commercial Mortgage Securitization Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, UBS Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. and Academy Securities, Inc. will purchase the offered certificates from UBS Commercial Mortgage Securitization Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. UBS Securities LLC is acting as a co-lead manager and joint bookrunner with respect to 44.0% of each class of offered certificates. Deutsche Bank Securities Inc. is acting as a co-lead manager and joint bookrunner with respect to 21.5% of each class of offered certificates. SG Americas Securities, LLC is acting as a co-lead manager and joint bookrunner with respect to 23.5% of each class of offered certificates. Natixis Securities Americas LLC is acting as a co-manager and joint bookrunner with respect to 11.0% of each class of offered certificates. CIBC World Markets Corp. and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 17, 2017. UBS Commercial Mortgage Securitization Corp. expects to receive from this offering approximately       % of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2017, before deducting expenses payable by the depositor.

UBS Securities LLC	Société Générale	Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
NATIXIS	Academy Securities	CIBC World Markets
Co-Manager and Joint Bookrunner	Co-Manager	Co-Manager

July        , 2017

UBS 2017-C2

Commercial Mortgage Pass-Through Certificates, Series 2017-C2
Geographic Overview of Mortgage Pool

Washington
3 properties
$13,326,191
1.5% of total
Montana
1 property
$1,152,645
0.1% of total
Wyoming
2 properties
$2,956,243
0.3% of total
Missouri
2 properties
$14,860,191
1.7% of total
Minnesota
2 properties
$801,080
0.1% of total
Illinois
5 properties
$17,365,484
1.9% of total
Wisconsin
5 properties
$12,327,053
1.4% of total
Indiana
6 properties
$33,543,102
3.7% of total
Michigan
7 properties
$36,400,019
4.1% of total
Pennsylvania
4 properties
$26,486,104
2.9% of total
New York
10 properties
$227,003,869
25.3% of total
Oregon
2 properties
$8,608,052
1.0% of total
Connecticut
2 properties
$2,942,987
0.3% of total
Ohio
7 properties
$22,579,899
2.5% of total
New Jersey
3 properties
$12,455,527
1.4% of total
Maryland
3 properties
$15,210,719
1.7% of total
California
49 properties
$176,535,818
19.6% of total
Virginia
2 properties
$1,308,316
0.1% of total
North Carolina
5 properties
$18,650,762
2.1% of total
South Carolina
8 properties
$12,419,000
1.4% of total
Arizona
4 properties
$13,259,728
1.5% of total
Georgia
5 properties
$14,206,027
1.6% of total
Oklahoma
3 properties
$6,248,120
0.7% of total
Texas
36 properties
$76,767,154
8.5% of total
Arkansas
2 properties
$4,885,511
0.5% of total
Alabama
2 properties
$6,593,680
0.7% of total
Kentucky
2 properties
$8,700,884
1.0% of total
Florida
22 properties
$111,087,427
12.4% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 2.0%
2.1% – 5.0%
5.1 – 25.3%

Mortgaged Properties by Property Type

Other
2.7%
Manufactured Housing
Community 5.5%
Self Storage
0.7%
Office 9.5%
Retail 20.5%
Mixed Use
11.5%
Hospitality 19.9%
Industrial 11.7%
Multifamily 18.1%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$34,851,000		30.000%	%	(5)	May 2022	2.76	09/17 – 05/22
Class A-2	$77,613,000		30.000%	%	(5)	August 2022	4.95	05/22 – 08/22
Class A-SB	$46,089,000		30.000%	%	(5)	September 2026	7.14	08/22 – 09/26
Class A-3	$210,000,000		30.000%	%	(5)	June 2027	9.75	09/26 – 06/27
Class A-4	$260,524,000		30.000%	%	(5)	July 2027	9.87	06/27 – 07/27
Class X-A	$629,077,000	(6)	NAP	%	Variable(7)	NAP	NAP	NAP
Class X-B	$175,063,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
Class A-S	$103,348,000		18.500%	%	(5)	July 2027	9.91	07/27 – 07/27
Class B	$39,317,000		14.125%	%	(5)	August 2027	9.96	07/27 – 08/27
Class C	$32,398,000	(10)	10.520%	%	(5)	August 2027	9.99	08/27 – 08/27
Non-Offered Certificates
Class D-RR	$14,783,000	(10)	8.875%	%	(5)	August 2027	9.99	08/27 – 08/27
Class E-RR	$8,987,000		7.875%	%	(5)	August 2027	9.99	08/27 – 08/27
Class F-RR	$16,850,000		6.000%	%	(5)	August 2027	9.99	08/27 – 08/27
Class G-RR	$16,850,000		4.125%	%	(5)	August 2027	9.99	08/27 – 08/27
Class H-RR	$8,987,000		3.125%	%	(5)	August 2027	9.99	08/27 – 08/27
Class NR-RR	$28,084,591		0.000%	%	(5)	August 2027	9.99	08/27 – 08/27
Class Z(11)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(12)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amount of each class of Class X certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X certificates would be equal to zero, such Class X certificates may not be issued on the closing date.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The approximate initial certificate balances of the Class C and Class D-RR certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The Class C certificate balances are expected to fall within a range of $30,286,000 and $34,779,000, with the ultimate certificate balance determined such that the aggregate fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates will equal at least 5% of the estimated fair value of all of the classes of regular certificates issued by the issuing entity. The Class D-RR certificate balances are expected to fall within a range of $12,402,000 and $16,895,000, with the ultimate certificate balance determined such that the aggregate fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates will equal at least 5% of the estimated fair value of all of the classes of regular certificates issued by the issuing entity.

(11)	The Class Z certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class Z certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(12)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class NR-RR, Class Z and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	24
Risk Factors	64
The Certificates May Not Be a Suitable Investment for You	64
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	64
Risks Related to Market Conditions and Other External Factors	64
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	64
Other Events May Affect the Value and Liquidity of Your Investment	65
Risks Relating to the Mortgage Loans	65
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	65
Risks of Commercial and Multifamily Lending Generally	66
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
General	67
A Tenant Concentration May Result in Increased Losses	68
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	69
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	69
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	70
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	70
Early Lease Termination Options May Reduce Cash Flow	71
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	72
Retail Properties Have Special Risks	72
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	73
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	73
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	74
Hotel Properties Have Special Risks	75
Risks Relating to Affiliation with a Franchise or Hotel Management Company	76
Multifamily Properties Have Special Risks	77
Industrial Properties Have Special Risks	79
Mixed Use Properties Have Special Risks	80
Office Properties Have Special Risks	80
Manufactured Housing Community Properties Have Special Risks	81
Leased Fee Properties Have Special Risks	83
Self Storage Properties Have Special Risks	83
Condominium Ownership May Limit Use and Improvements	84
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	86

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	86
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	88
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	89
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	90
Risks Related to Zoning Non-Compliance and Use Restrictions	92
Risks Relating to Inspections of Properties	94
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	94
Insurance May Not Be Available or Adequate	94
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	95
Terrorism Insurance May Not Be Available for All Mortgaged Properties	96
Risks Associated with Blanket Insurance Policies or Self-Insurance	97
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	98
Limited Information Causes Uncertainty	98
Historical Information	98
Ongoing Information	98
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	99
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	99
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	100
Static Pool Data Would Not Be Indicative of the Performance of this Pool	101
Appraisals May Not Reflect Current or Future Market Value of Each Property	102
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	103
The Borrower’s Form of Entity May Cause Special Risks	103
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	106
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	107
Other Financings or Ability to Incur Other Indebtedness Entails Risk	108
Future Funding Obligations Entail Risk	109
Risks Relating to Enforceability of Cross-Collateralization	112
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	112
Risks Associated with One Action Rules	112
State Law Limitations on Assignments of Leases and Rents May Entail Risks	113
Various Other Laws Could Affect the Exercise of Lender’s Rights	113
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	113
Risks of Anticipated Repayment Date Loans	114
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	114
Risks Related to Ground Leases and Other Leasehold Interests	116
Increases in Real Estate Taxes May Reduce Available Funds	117

Risks Relating to Tax Credits	118
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	118
Risks Related to Conflicts of Interest	119
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	119
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	121
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	121
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	123
Potential Conflicts of Interest of the Operating Advisor	125
Potential Conflicts of Interest of the Asset Representations Reviewer	126
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	127
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	130
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	132
Other Potential Conflicts of Interest May Affect Your Investment	132
Other Risks Relating to the Certificates	132
The Certificates Are Limited Obligations	132
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	133
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	133
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	137
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	139
General	139
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	140
Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves	142
Losses and Shortfalls May Change Your Anticipated Yield	142
Risk of Early Termination	143
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	143
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	144
You Have Limited Voting Rights	144
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	145
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	148
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	148
Risks Relating to Modifications of the Mortgage Loans	150

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	151
Risks Relating to Interest on Advances and Special Servicing Compensation	152
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	152
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	153
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	154
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	155
Tax Considerations Relating to Foreclosure	155
REMIC Status	155
Material Federal Tax Considerations Regarding Original Issue Discount	156
Description of the Mortgage Pool	156
General	156
Certain Calculations and Definitions	158
Definitions	158
Mortgage Pool Characteristics	172
Overview	172
Property Types	175
Retail Properties	176
Hotel Properties	177
Multifamily Properties	182
Industrial Properties	183
Mixed Use Properties	183
Office Properties	184
Manufactured Housing Community Properties	184
Self Storage Properties	185
Specialty Use Concentrations	185
Mortgage Loan Concentrations	186
Top Fifteen Mortgage Loans	186
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	187
Geographic Concentrations	188
Mortgaged Properties With Limited Prior Operating History	189
Fee & Leasehold Estates; Ground Leases	189
Environmental Considerations	190
Redevelopment, Renovation and Expansion	195
Assessment of Property Value and Condition	198
Litigation and Other Considerations	198
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	199
Tenant Issues	202
Tenant Concentrations	202
Lease Expirations and Terminations	202
Expirations	202
Terminations	203
Other	204
Purchase Options and Rights of First Refusal	207
Affiliated Leases	209
Insurance Considerations	210
Use Restrictions	211

Appraised Value	212
Non-Recourse Carveout Limitations	213
Real Estate and Other Tax Considerations	214
Delinquency Information	216
Certain Terms of the Mortgage Loans	216
Amortization of Principal	216
Due Dates; Mortgage Rates; Calculations of Interest	217
ARD Loan	218
Single Purpose Entity Covenants	218
Prepayment Protections and Certain Involuntary Prepayments	219
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	221
Defeasance	222
Releases; Partial Releases	223
Escrows	228
Mortgaged Property Accounts	229
Exceptions to Underwriting Guidelines	231
Additional Indebtedness	232
General	232
Whole Loans	233
Mezzanine Indebtedness	233
Other Secured Indebtedness	235
Other Unsecured Indebtedness	239
The Whole Loans	240
General	240
The Serviced Pari Passu Whole Loans	251
Intercreditor Agreement	251
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loan	252
Control Rights with respect to The Servicing Shift Whole Loan	252
Certain Rights of each Non-Controlling Holder	252
Sale of Defaulted Mortgage Loan	253
Future Funding	254
The Serviced AB Whole Loans	255
Park West Village Whole Loan	255
Holiday Inn Express & Suites Saint Augustine Whole Loan	266
The Non-Serviced Pari Passu Whole Loans	273
Intercreditor Agreement	274
Control Rights	274
Certain Rights of each Non-Controlling Holder	275
Custody of the Mortgage File	276
Sale of Defaulted Mortgage Loan	276
The Non-Serviced AB Whole Loans	277
General Motors Building Whole Loan	277
Del Amo Fashion Center Whole Loan	285
85 Broad Street Whole Loan	292
245 Park Avenue Whole Loan	305
Save Mart Portfolio Whole Loan	310
Additional Information	322
Transaction Parties	322
The Sponsors and Mortgage Loan Sellers	322
UBS AG, New York Branch	322
General	322
UBS AG, New York Branch’s Securitization Program	323

Review of the UBS AG, New York Branch Mortgage Loans	324
UBS AG, New York Branch’s Underwriting Standards	326
Exceptions	328
Litigation	329
Compliance with Rule 15Ga-1 under the Exchange Act	329
Retained Interests in This Securitization	329
Société Générale	329
General	329
Société Générale’s Commercial Mortgage Securitization Program	329
Société Générale’s Underwriting Standards	330
Review of the Mortgage Loans for Which Société Générale is the Sponsor	334
Compliance with Rule 15Ga-1 under the Exchange Act	336
Retained Interests in This Securitization	336
German American Capital Corporation	337
General	337
GACC’s Securitization Program	338
Review of GACC Mortgage Loans	339
DBNY’s Underwriting Guidelines and Processes	341
Compliance with Rule 15Ga-1 under the Exchange Act	346
Retained Interests in This Securitization	346
Natixis Real Estate Capital LLC	346
General	346
NREC’s Commercial Real Estate Securitization Program	347
Review of NREC Mortgage Loans	348
NREC’s Underwriting Standards	349
Compliance with Rule 15Ga-1 under the Exchange Act	353
Retained Interests in This Securitization	355
Rialto Mortgage Finance, LLC	355
General	355
Rialto Mortgage’s Securitization Program	355
Rialto Mortgage’s Underwriting Standards and Loan Analysis	355
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	360
Compliance with Rule 15Ga-1 under the Exchange Act	362
Retained Interests in This Securitization	362
CIBC Inc.	362
General	362
CIBC’s Commercial Mortgage Securitization Program	362
CIBC’s Underwriting Guidelines and Processes	363
Exceptions to CIBC’s Disclosed Underwriting Guidelines	369
Review of CIBC Mortgage Loans	369
Repurchases and Replacements	371
Retained Interests in This Securitization	373
The Depositor	373
The Issuing Entity	374
The Trustee and the Certificate Administrator	374
The Master Servicer and the Special Servicer	377
The Operating Advisor and Asset Representations Reviewer	380
Credit Risk Retention	382
General	382
Qualifying CRE Loans; Required Credit Risk Retention Percentage	382
Material Terms of the Yield-Priced Principal Balance Certificates	383
Material Terms of the Eligible Horizontal Residual Interest	384
The Third Party Purchaser	384

Determination of Amount of Required Credit Risk Retention	385
General	385
Swap-Priced Principal Balance Certificates	385
Swap Yield Curve	386
Credit Spread Determination	386
Discount Yield Determination	387
Determination of Class Sizes	387
Target Price Determination	388
Determination of Assumed Certificate Coupon	388
Determination of Swap-Priced Expected Price	389
Interest-Only Certificates	389
Treasury Yield Curve	390
Credit Spread Determination	390
Discount Yield Determination	390
Determination of Scheduled Certificate Interest Payments	391
Determination of Interest–Only Expected Price	391
Yield-Priced Principal Balance Certificates	391
Determination of Class Size	391
Determination of Yield-Priced Expected Price	392
Calculation of Estimated Fair Value of All Certificates	392
Hedging, Transfer and Financing Restrictions	393
Operating Advisor	393
Representations and Warranties	395
Description of the Certificates	398
General	398
Distributions	400
Method, Timing and Amount	400
Available Funds	401
Priority of Distributions	402
Pass-Through Rates	406
Interest Distribution Amount	408
Principal Distribution Amount	409
Certain Calculations with Respect to Individual Mortgage Loans	411
Excess Interest	412
Application Priority of Mortgage Loan Collections or Whole Loan Collections	413
Allocation of Yield Maintenance Charges and Prepayment Premiums	415
Assumed Final Distribution Date; Rated Final Distribution Date	417
Prepayment Interest Shortfalls	418
Subordination; Allocation of Realized Losses	419
Reports to Certificateholders; Certain Available Information	422
Certificate Administrator Reports	422
Information Available Electronically	429
Voting Rights	434
Delivery, Form, Transfer and Denomination	435
Book-Entry Registration	435
Definitive Certificates	438
Certificateholder Communication	438
Access to Certificateholders’ Names and Addresses	438
Requests to Communicate	439
List of Certificateholders	439
Description of the Mortgage Loan Purchase Agreements	440
General	440
Dispute Resolution Provisions	450

Asset Review Obligations	450
Pooling and Servicing Agreement	450
General	450
Assignment of the Mortgage Loans	451
Servicing Standard	452
Subservicing	453
Advances	454
P&I Advances	454
Servicing Advances	455
Nonrecoverable Advances	456
Recovery of Advances	457
Accounts	459
Withdrawals from the Collection Account	461
Servicing and Other Compensation and Payment of Expenses	464
General	464
Master Servicing Compensation	470
Special Servicing Compensation	473
Disclosable Special Servicer Fees	478
Certificate Administrator and Trustee Compensation	479
Operating Advisor Compensation	479
Asset Representations Reviewer Compensation	480
CREFC® Intellectual Property Royalty License Fee	481
Appraisal Reduction Amounts	481
Maintenance of Insurance	489
Modifications, Waivers and Amendments	492
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	497
Inspections	499
Collection of Operating Information	500
Special Servicing Transfer Event	500
Asset Status Report	502
Realization Upon Mortgage Loans	506
Sale of Defaulted Loans and REO Properties	509
The Directing Certificateholder	512
General	512
Major Decisions	515
Asset Status Report	519
Replacement of the Special Servicer	520
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	520
Servicing Override	523
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan	524
Rights of the Holders of Serviced Pari Passu Companion Loans	524
Limitation on Liability of Directing Certificateholder	525
The Operating Advisor	525
General	525
Duties of Operating Advisor at All Times	526
Annual Report	528
Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	529
Recommendation of the Replacement of the Special Servicer	529
Eligibility of Operating Advisor	530
Other Obligations of Operating Advisor	530

Delegation of Operating Advisor’s Duties	532
Termination of the Operating Advisor With Cause	532
Rights Upon Operating Advisor Termination Event	533
Waiver of Operating Advisor Termination Event	533
Termination of the Operating Advisor Without Cause	533
Resignation of the Operating Advisor	534
Operating Advisor Compensation	534
The Asset Representations Reviewer	535
Asset Review	535
Asset Review Trigger	535
Asset Review Vote	536
Review Materials	537
Asset Review	538
Eligibility of Asset Representations Reviewer	540
Other Obligations of Asset Representations Reviewer	541
Delegation of Asset Representations Reviewer’s Duties	541
Asset Representations Reviewer Termination Events	542
Rights Upon Asset Representations Reviewer Termination Event	543
Termination of the Asset Representations Reviewer Without Cause	543
Resignation of Asset Representations Reviewer	543
Asset Representations Reviewer Compensation	544
Replacement of the Special Servicer Without Cause	544
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	547
Termination of the Master Servicer or Special Servicer for Cause	548
Servicer Termination Events	548
Rights Upon Servicer Termination Event	550
Waiver of Servicer Termination Event	552
Resignation of the Master Servicer or Special Servicer	552
Limitation on Liability; Indemnification	553
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	556
Dispute Resolution Provisions	557
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	557
Repurchase Request Delivered by a Party to the PSA	557
Resolution of a Repurchase Request	558
Mediation and Arbitration Provisions	561
Servicing of the Non-Serviced Mortgage Loans	562
General	562
Servicing of the General Motors Building Mortgage Loan	565
Servicing of the Del Amo Fashion Center Mortgage Loan	566
Servicing of the 85 Broad Street Mortgage Loan	569
Servicing of the 245 Park Avenue Mortgage Loan	569
Servicing of the Concorde Portfolio Mortgage Loan	572
Rating Agency Confirmations	573
Evidence as to Compliance	575
Limitation on Rights of Certificateholders to Institute a Proceeding	577
Termination; Retirement of Certificates	577
Amendment	578
Resignation and Removal of the Trustee and the Certificate Administrator	581
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	582
Certain Legal Aspects of Mortgage Loans	582
General	584

Types of Mortgage Instruments	584
Leases and Rents	585
Personalty	585
Foreclosure	586
General	586
Foreclosure Procedures Vary from State to State	586
Judicial Foreclosure	586
Equitable and Other Limitations on Enforceability of Certain Provisions	586
Nonjudicial Foreclosure/Power of Sale	587
Public Sale	587
Rights of Redemption	588
Anti-Deficiency Legislation	589
Leasehold Considerations	589
Cooperative Shares	590
Bankruptcy Laws	590
Environmental Considerations	597
General	597
Superlien Laws	597
CERCLA	597
Certain Other Federal and State Laws	598
Additional Considerations	598
Due-on-Sale and Due-on-Encumbrance Provisions	599
Subordinate Financing	599
Default Interest and Limitations on Prepayments	599
Applicability of Usury Laws	599
Americans with Disabilities Act	600
Servicemembers Civil Relief Act	600
Anti-Money Laundering, Economic Sanctions and Bribery	601
Potential Forfeiture of Assets	601
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	602
Pending Legal Proceedings Involving Transaction Parties	604
Use of Proceeds	604
Yield and Maturity Considerations	604
Yield Considerations	604
General	604
Rate and Timing of Principal Payments	604
Losses and Shortfalls	606
Certain Relevant Factors Affecting Loan Payments and Defaults	607
Delay in Payment of Distributions	608
Yield on the Certificates with Notional Amounts	608
Weighted Average Life	608
Pre-Tax Yield to Maturity Tables	613
Material Federal Income Tax Considerations	616
General	616
Qualification as a REMIC	617
Status of Offered Certificates	619
Taxation of Regular Interests	619
General	619
Original Issue Discount	619
Acquisition Premium	622
Market Discount	622
Premium	623

Election To Treat All Interest Under the Constant Yield Method	623
Treatment of Losses	624
Yield Maintenance Charges and Prepayment Premiums	625
Sale or Exchange of Regular Interests	625
Taxes That May Be Imposed on a REMIC	626
Prohibited Transactions	626
Contributions to a REMIC After the Startup Day	626
Net Income from Foreclosure Property	626
Bipartisan Budget Act of 2015	627
Taxation of Certain Foreign Investors	627
FATCA	628
Backup Withholding	629
Information Reporting	629
3.8% Medicare Tax on “Net Investment Income”	629
Reporting Requirements	629
Certain State and Local Tax Considerations	631
Method of Distribution (Underwriter)	631
Incorporation of Certain Information by Reference	634
Where You Can Find More Information	635
Financial Information	635
Certain ERISA Considerations	636
General	636
Plan Asset Regulations	637
Administrative Exemptions	637
Insurance Company General Accounts	640
Legal Investment	641
Legal Matters	642
Ratings	642
Index of Defined Terms	645

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	GACC Mortgage Loan Representations and Warranties	D-2-1
Annex D-3:	Exceptions to Mortgage Loan Representations and Warranties	D-3-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1
Annex F:	510 Cottonwood Amortization Schedule	F-1
Annex G:	Holiday Inn Express & Suites Saint Augustine Amortization Schedule	G-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on page 24 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Risk Factors, commencing on page 64 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”, commencing on page 645 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the UBS 2017-C2 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)       TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)       TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)       IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND

WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO).

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN

REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF SOUTH KOREA FOR A PUBLIC OFFERING IN SOUTH KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN SOUTH KOREA OR TO ANY RESIDENT OF SOUTH KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED

CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-C2.

Depositor	UBS Commercial Mortgage Securitization Corp., a Delaware corporation. All the shares of capital stock of the depositor, are held by UBS Americas, Inc., a subsidiary of UBS AG. The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019 and its telephone number is (212) 713-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	UBS Commercial Mortgage Trust 2017-C2, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	Société Générale, a société anonyme organized under the laws of France

●	German American Capital Corporation, a Maryland corporation

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company

●	CIBC Inc., a Delaware corporation

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS AG, New York Branch	UBS AG, New York Branch(1)(2)	19	$228,510,192	25.4%
Société Générale	Société Générale(3)(4)	8	210,792,244	23.5
German American Capital Corporation	Deutsche Bank AG, acting through its New York Branch(5)(6)	7	193,084,850	21.5
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	7	99,255,920	11.0
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	13	87,688,384	9.8
CIBC Inc.	CIBC Inc.	5	79,350,000	8.8
Total		59	$898,681,592	100.0%

(1)	One (1) mortgage loan identified on Annex A-1 as Park West Village, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by UBS AG, New York Branch, Athene Annuity and Life Company, an Iowa company doing business in New York under Fictitious Name MLS, Athene Iowa and Athene Annuity & Life Assurance Company, a Delaware company doing business in New York under Fictitious Name MLS, Athene Delaware. Such mortgage loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(2)	One (1) mortgage loan identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by UBS AG, New York Branch, Deutsche Bank AG, acting through its New York Branch and Cantor Commercial Real Estate Lending, L.P. In addition, one of the Save Mart Portfolio promissory notes for which UBS AG, New York Branch is the mortgage loan seller, was originated by Cantor Commercial Real Estate Lending, L.P. Such mortgage loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(3)	One (1) mortgage loan identified on Annex A-1 as 245 Park Avenue, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, acting through its New York Branch and Barclays Bank PLC. Such mortgage loan was underwritten pursuant to Société Générale’s underwriting guidelines.

(4)	One (1) mortgage loan identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Barclays Bank PLC, Bank of America, N. A. and Société Générale. Such mortgage loan was underwritten pursuant to Société Générale’s underwriting guidelines.

(5)	One (1) mortgage loan identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) and Wells Fargo Bank, National Association. Such mortgage loan was underwritten pursuant to Deutsche Bank AG, acting through its New York Branch’s underwriting guidelines.

(6)	One (1) mortgage loan identified on Annex A-1 as Starwood Capital Group Hotel Portfolio, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation), Bank of America, N.A and Barclays Bank PLC. Such mortgage loan was underwritten pursuant to Deutsche Bank AG, acting through its New York Branch’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Credit Risk Retention	This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates. KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (in satisfaction of the retention obligations of UBS AG, New York Branch in its capacity as the retaining sponsor) will be contractually obligated to retain these classes of certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the credit risk retention rules. During this time, KKR Real Estate Credit Opportunity Partners Aggregator I L.P. will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related pooling and servicing agreement related to the transaction indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253- 9000. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

Prior to the servicing shift securitization date, the servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the servicing shift securitization date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions and all special servicer non-major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Midland Loan Services, a Division of PNC Bank, National Association was selected to be the special servicer by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate, which, on the closing date, is expected to be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan). See “Pooling and Servicing Agreement—The Directing Certificateholder”. The primary servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253- 9000. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Prior to the servicing shift securitization date, the servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the servicing shift securitization date, the servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wells Fargo Bank, National Association is expected to act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the servicing shift securitization date. From and after the servicing shift securitization date, the mortgagee of record with respect to the servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.

With respect to the non-serviced mortgage loans, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association is expected to act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the servicing shift securitization date, the custodian of the mortgage file for the servicing shift mortgage loan (other than the promissory note evidencing the servicing shift mortgage loan) will be the custodian under the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to the non-serviced mortgage loans will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the or pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, is expected to act as operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, is also expected to act as asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the subordinate companion loan solely with respect to the serviced AB whole loans, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class D-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date KKR Real Estate Credit Opportunity Partners Aggregator I L.P. will purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class NR-RR and Class Z certificates, and that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, and (iii) any excluded loan).

With respect to the subordinate companion loans described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

With respect to the servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are expected to exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder under the pooling and servicing agreement for this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2017 (or, in the case of any mortgage loan that has its first due date in September 2017, the date that would have been its due date in August 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about August 17, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland, New York, North Carolina, Kansas, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2022
Class A-2	August 2022
Class A-SB	September 2026
Class A-3	June 2027
Class A-4	July 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	July 2027
Class B	August 2027
Class C	August 2027

The rated final distribution date will be the distribution date in August 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-C2:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class NR-RR, Class Z and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$34,851,000	3.88%	30.000%
Class A-2	$77,613,000	8.64%	30.000%
Class A-SB	$46,089,000	5.13%	30.000%
Class A-3	$210,000000	23.37%	30.000%
Class A-4	$260,524,000	28.99%	30.000%
Class X-A	$629,077,000	NAP	NAP
Class X-B	$175,063,000	NAP	NAP
Class A-S	$103,348,000	11.50%	18.500%
Class B	$39,317,000	4.37%	14.125%
Class C	$32,398,000	3.61%	10.520%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[___]%
Class A-2	[___]%
Class A-SB	[___]%
Class A-3	[___]%
Class A-4	[___]%
Class X-A	[___]%
Class X-B	[___]%
Class A-S	[___]%
Class B	[___]%
Class C	[___]%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and

Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.04250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25000% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan and any related serviced companion loan will be paid out of the servicing fees and special servicing fees, as applicable, described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00751%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan at a per annum rate equal to 0.00201%.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties,

the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00056%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to such non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
General Motors Building	0.00125%	0.05000%
Del Amo Fashion Center	0.00125%	0.25000%
Starwood Capital Group Hotel Portfolio	0.00250%	0.25000%
85 Broad Street	0.00250%	(3)
245 Park Avenue	0.00125%	0.25000%
Save Mart Portfolio	0.00250%	0.25000%
Concorde Portfolio	0.03250%	0.25000%

(1)	Does not reflect the IC Leased Fee Hotel Portfolio mortgage loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the servicing fee rate.

(3)	The special servicing fee rate is the greater of 0.25000% per annum and the rate that would result in a special servicing fee of (i) $3,500 per month or (ii) for so long as the 85 Broad Street mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event under the related non-serviced pooling and servicing agreement, $5,000 per month.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class Z certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class Z and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class Z and Class R certificates) can be found in “Description of the

Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class Z and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class Z or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A and Class X-B certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A and Class X-B certificates are interest-only certificates.

(2)	Other than the Class Z and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class Z certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or on an anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be fifty-nine (59) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in two-hundred and four (204) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”; however, the total number of mortgaged properties may increase to two-hundred and five (205) in the event that the unfunded companion loan related to the mortgage loan referred to on Annex A-1 as IC Leased Fee Hotel Portfolio is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related mortgage loan.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $898,681,592.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twelve (12) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan”) and/or, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
General Motors Building	$50,000,000	5.6%	$1,420,000,000	$830,000,000	30.6%	47.9%	4.33x	2.77x
Park West Village	$50,000,000	5.6%	$70,000,000	$18,750,000	20.0%	23.1%	4.46x	3.44x
TZA Multifamily Portfolio I	$50,000,000	5.6%	$58,000,000	N/A	73.7%	73.7%	1.55x	1.55x
Del Amo Fashion Center	$45,000,000	5.0%	$414,300,000	$125,700,000	39.8%	50.6%	3.34x	2.63x
Starwood Capital Group Hotel Portfolio(3)	$37,500,000	4.2%	$539,770,000	N/A	60.4%	60.4%	2.72x	2.72x
85 Broad Street	$34,000,000	3.8%	$135,000,000	$189,600,000	25.9%	55.0%	4.11x	1.75x
AHIP Northeast Portfolio III	$32,400,000	3.6%	$20,000,000	N/A	59.9%	59.9%	1.94x	1.94x
245 Park Avenue	$32,000,000	3.6%	$1,048,000,000	$120,000,000	48.9%	54.3%	2.73x	2.45x
Save Mart Portfolio	$32,000,000	3.6%	$106,000,000	$31,576,938	38.1%	46.9%	3.02x	1.79x
IC Leased Fee Hotel Portfolio(4)	$24,000,000	2.7%	$38,465,000	N/A	73.2%	73.2%	1.67x	1.67x
Concorde Portfolio	$12,000,000	1.3%	$18,000,000	N/A	67.7%	67.7%	1.36x	1.36x
Holiday Inn Express & Suites Saint Augustine(5)	$6,800,000	0.8%	N/A	$1,200,000	57.6%	67.8%	2.45x	1.85x

(1)	Calculated including any related pari passu companion loans but excluding (a) any related subordinate companion loan and (b) in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as IC Leased Fee Hotel Portfolio, the related unfunded pari passu companion loan (which has a maximum principal balance of $14,880,000).

(2)	Calculated including any related pari passu companion loans and any related subordinate companion loan but excluding (a) any mezzanine debt and (b) in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as IC Leased Fee Hotel Portfolio, the related unfunded pari passu companion loan (which has a maximum principal balance of $14,880,000).

(3)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio have been calculated based on the “as portfolio” appraised value of $956.0 million for the Starwood Capital Group Hotel Portfolio mortgaged properties as a whole. In addition, the appraised value for nine of the mortgaged properties is based on the “as renovated” value. The sum of the “as-is” and “as renovated” values, as applicable, for each of the mortgaged properties on an individual basis is $889.2 million, which represents a cut-off date loan-to-value ratio and maturity date loan-to-value ratio of 64.9%. Additionally, the aggregate “as-is” value for each individual mortgaged property as of April 23, 2017 is $884.7 million, which results in a cut-off date loan-to-value ratio and maturity date loan-to-value ratio of 65.3%.

(4)	The Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR have been calculated based on the seven (7) mortgaged properties that secure the mortgage loan as of the cut-off date. Assuming that the related unfunded companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related mortgage loan, the Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR would be 77.5%, 77.5%, 1.58x and 1.58x.

(5)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Holiday Inn Express & Suites Saint Augustine, which amortizes based on the non-standard amortization schedule set forth on Annex G, the Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR are calculated based on the aggregate debt service during the 12-month period commencing September 2017.

Each of the Park West Village whole loan, the TZA Multifamily Portfolio I whole loan, the AHIP Northeast Portfolio III whole loan and the Holiday Inn Express & Suites Saint Augustine whole loan will be serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

The IC Leased Fee Hotel Portfolio whole loan (the “servicing shift whole loan” and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the servicing shift securitization date, the servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the servicing shift securitization date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement and instead will be serviced under a separate pooling and servicing agreement identified below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Loan Name	Transaction/Trust Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
General Motors Building	BXP Trust 2017-GM	5.6%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Del Amo Fashion Center	DAFC 2017-AMO	5.0%	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank	Wilmington Trust, National Association
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6	4.2%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
85 Broad Street	CSAIL 2017-C8	3.8%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
245 Park Avenue	245 Park Avenue Trust 2017-245P	3.6%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Save Mart Portfolio	UBS 2017-C1	3.6%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Concorde Portfolio	UBS 2017-C1	1.3%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Certificateholder
General Motors Building	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	BlackRock Financial Management, Inc.
Del Amo Fashion Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Core Credit Partners A LLC
Starwood Capital Group Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
85 Broad Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	(3)
245 Park Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prima Capital Advisors LLC
Save Mart Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Prima Mortgage Investment Trust, LLC
Concorde Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	NRFC Income Opportunity Securities Holdings, LLC

(1)	Information in this table is presented as of the closing date of the related securitization.

(2)	This table does not include information related to the servicing shift whole loans.

(3)	The initial directing holder for the 85 Broad Street whole loan is expected to be the holder of the 85 Broad Street non-trust subordinate companion loan identified as note B-B.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Future Funding Obligations

With respect to the IC Leased Fee Hotel Portfolio whole loan, the companion loan evidenced by the promissory note designated as Note A-3 (the “IC Leased Fee Hotel Portfolio unfunded companion loan”) is currently unfunded, however, if certain conditions described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Future Funding” are satisfied, including but not limited to the addition of the property referred to as “Villa Roma” as additional collateral for the related mortgage loan, the holder of such companion loan will be required to fund such companion loan up to a maximum principal balance of $14,880,000. When such companion loan is funded, in whole or in part, it will be of equal priority (pro rata and pari passu) in right of payment with the IC Leased Fee Hotel Portfolio mortgage loan and the other related pari passu companion loans. In addition, when such companion loan is funded and the property referred to as “Villa Roma” is added as additional collateral for the related mortgage loan, the allocated loan amounts of each of the Mortgaged Properties that secure such mortgage loan as of the cut-off date will change. See Annex A-1 and the related footnotes.

The IC Leased Fee Hotel Portfolio unfunded companion loan is currently held by Natixis Real Estate Capital LLC and will not be an asset of the trust. The holder of the IC Leased Fee Hotel Portfolio unfunded companion loan will have the sole obligation under the related mortgage loan documents and intercreditor agreement to make future funding advances on such companion loan. Pursuant to the related intercreditor agreement, Natixis Real Estate Capital LLC and the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan will be required to indemnify the trust, the other IC Leased Fee Hotel Portfolio companion loan holders, the master servicer, the special servicer, the certificate administrator and the trustee against any and all losses, claims, damages, costs, expenses and liabilities in connection with, arising out of, or as a result of, the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan’s acts or omissions with respect to any obligations to make a future funding advances.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$898,681,592
Number of mortgage loans	59
Number of mortgaged properties(2)	204
Range of Cut-off Date Balances	$1,850,256 to $50,000,000
Average Cut-off Date Balance	$15,231,891
Range of Mortgage Rates	2.6200% to 5.9400%
Weighted average Mortgage Rate	4.4252%
Range of original terms to maturity(3)	60 months to 120 months
Weighted average original term to maturity(3)	115 months
Range of remaining terms to maturity(3)	58 months to 120 months
Weighted average remaining term to maturity(3)	114 months
Range of original amortization terms(4)(5)	300 months to 360 months
Weighted average original amortization term(4)(5)	351 months
Range of remaining amortization terms(4)(5)	299 months to 360 months
Weighted average remaining amortization term(4)(5)	350 months
Range of Cut-off Date LTV Ratios(6)(7)	20.0% to 73.7%
Weighted average Cut-off Date LTV Ratio(6)(7)	56.1%
Range of LTV Ratios as of the maturity date(3)(6)(7)	20.0% to 73.2%
Weighted average LTV Ratio as of the maturity date(3)(6)(7)	49.3%
Range of U/W NCF DSCRs(4)(6)(8)	1.30x to 4.46x
Weighted average U/W NCF DSCR(4)(6)(8)	2.28x
Range of U/W NOI Debt Yields(6)	8.5% to 25.1%
Weighted average U/W NOI Debt Yield(6)	12.0%
Percentage of Initial Pool Balance consisting of:
Full IO	34.7%
Amortizing	32.8%
Partial IO	31.9%
Full IO, ARD	0.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	The total number of mortgaged properties may increase to 205 in the event that the IC Leased Fee Hotel Portfolio unfunded companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related mortgage loan.

(3)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(4)	In the case of the 510 Cottonwood mortgage loan, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which amortizes based on the non-standard amortization schedule set forth on Annex F, the underwritten net cash flow debt service coverage ratio is calculated based on the aggregate debt service during the 12-month period commencing August 2022. In the case of the Holiday Inn Express & Suites Saint Augustine mortgage loan, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which amortizes based on the non-standard amortization schedule set forth on Annex G, the underwritten net cash flow debt service coverage ratio is calculated based on the aggregate debt service during the 12-month period commencing September 2017.

(5)	Excludes ten (10) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 as General Motors Building, Park West Village, Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, 85 Broad Street, 245 Park Avenue, Save Mart Portfolio, IC Leased Fee Hotel Portfolio, Millikan 73 (Nike) and Walgreens Grand Rapids, representing approximately 35.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term or until the anticipated repayment date, as applicable.

(6)	In the case of twelve (12) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 as General Motors Building, Park West Village, TZA Multifamily Portfolio I, Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, 85 Broad Street, AHIP Northeast Portfolio III, 245 Park Avenue, Save Mart Portfolio, IC Leased Fee Hotel Portfolio, Concorde Portfolio and Holiday Inn Express & Suites Saint Augustine, representing approximately 45.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding (1) any related subordinate companion loan, and (2) in the case of the IC Leased Fee Hotel Portfolio mortgage loan, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related unfunded pari passu companion loan (which has a maximum principal balance of $14,880,000). With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 47.9% and 2.77x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Park West Village, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 23.1% and 3.44x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companions loans are 50.6% and 2.63x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as 85 Broad Street, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 55.0% and 1.75x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as 245 Park Avenue, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 54.3% and 2.45x, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 46.9% and 1.79x, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated assuming that the related unfunded pari passu companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related mortgage loan are 77.5% and 1.58x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Holiday Inn Express & Suites Saint Augustine, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 67.8% and 1.85x, respectively.

(7)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have been calculated using the “as-is” appraised value.

(8)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related debt service coverage ratio as of the cut-off date and assuming that the related unfunded pari passu companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related mortgage loan is 1.58x.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, other than as described below, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Hampton Inn & Suites – Binghamton/Vestal, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a prior loan held by the borrower that was in default on its maturity date in February 2017. The borrower negotiated a forbearance period with the prior lender, accompanied by a 1.0% penalty and $17,000 fee, and the prior lender agreed to release the mortgaged property from the lien of the prior loan.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Aspen Court, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of the mortgage loan refinanced a prior loan that was in default on its maturity date.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited

Operating History	With respect to sixty-four (64) of the mortgaged properties or portfolio of mortgaged properties securing eight (8) mortgage loans representing approximately 17.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. With respect to three (3) mortgage loans, representing approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception to the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, single-purpose entity covenants, etc.). See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by UBS AG, New York Branch, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation;

●	the certificate administrator’s website initially located at www.ctslink.com; and

●	the master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class Z and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class Z and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of the mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes. In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class Z certificates will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [___] certificates will be issued with original issue discount and that the Class [___] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the

Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or on an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, rental payments that may depend on financial aid, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Self Storage Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 31 on Annex D-1 and no. 32 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 34 on Annex D-1 and no. 35 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables titled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, multifamily, industrial, mixed use, office and manufactured housing community. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Florida and Texas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 40 on Annex D-1 and no. 41 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”; “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 24 on Annex D-1 and no. 25 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use. See representation and warranty no. 25 on Annex D-1 and no. 26 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 and no. 17 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 29 on Annex D-1 and no. 30 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”; “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New

York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”: “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and/or “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values or values other than “as-is”, we cannot assure you that any values other than “as-is” will be the value of the related mortgaged property at the indicated stabilization date or at maturity or the anticipated repayment date (if any). Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”; “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Future Funding Obligations Entail Risk

With respect to the IC Leased Fee Hotel Portfolio whole loan, the companion loan evidenced by the promissory note designated as Note A-3 (the “IC Leased Fee Hotel

Portfolio unfunded companion loan”) is currently unfunded, however, if certain conditions described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Future Funding” are satisfied, including but not limited to the addition of the property referred to as “Villa Roma” as additional collateral for the related mortgage loan, the holder of such companion loan will be required to fund such companion loan up to a maximum principal balance of $14,880,000.

Pursuant to the related mortgage loan documents and intercreditor agreement, the obligation to fund any such future advances will be the sole responsibility of the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan (currently Natixis Real Estate Capital LLC) and not the responsibility of the issuing entity. There can be no assurance that any future advances required under the related mortgage loan documents will be made when due.

Natixis Real Estate Capital LLC (“NREC”) is the current holder of the IC Leased Fee Hotel Portfolio unfunded companion loan, however we cannot guarantee that such companion loan will not be transferred to another entity or further split in the future, which entity may not be an affiliate of the mortgage loan seller.

Pursuant to the related intercreditor agreement, each of NREC and the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan will be required to indemnify the trust, the other IC Leased Fee Hotel Portfolio companion loan holders, the master servicer, the special servicer, the certificate administrator and the trustee against any and all losses, claims, damages, costs, expenses and liabilities in connection with, arising out of, or as a result of, the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan’s acts or omissions with respect to any obligations to make a future advance. However, there can be no assurance that either NREC or the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan will satisfy, or will have the ability to satisfy, any of their respective indemnification obligations under the related intercreditor agreement. Furthermore, if either NREC or the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan files for bankruptcy, the issuing entity’s ability to enforce any future funding obligation or indemnification obligation may be significantly delayed, and any amount ultimately recovered may be substantially less than the future funding commitment required to be funded or the losses suffered by the issuing entity.

If the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan does not fund an advance under the related mortgage loan documents, there is a risk that the related borrower may default under the IC Leased Fee Hotel Portfolio whole loan, which would result in losses being allocated to the IC Leased Fee Hotel Portfolio mortgage loan. If a future advance is not made, there is a risk that the related borrower may default or claim a right of offset against its obligations under the IC Leased Fee Hotel Portfolio mortgage loan, which would result in losses being allocated to such mortgage loan. Therefore, there can be no assurance that a failure to fund any advance by the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan will not cause payments on the IC Leased Fee Hotel Portfolio mortgage loan to be interrupted. However, pursuant to the related intercreditor agreement the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan agreed that the obligation to fund any such future advance will be the sole responsibility of the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan.

In addition, the related borrower may assert lender liability claims against the lender under the related IC Leased Fee Hotel Portfolio Whole loan. Since the issuing entity will be the lender of record for the related IC Leased Fee Hotel Portfolio Whole Loan prior to securitization of the IC Leased Fee Hotel Portfolio controlling pari passu companion loan, such claims could result in litigation against the issuing entity. While each of NREC and the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan will have an obligation, pursuant to the related intercreditor agreement, to indemnify the issuing entity, for any losses resulting from a failure to fund a future advance, there is no assurance that either NREC or the holder will be able to satisfy its indemnification obligations. As such, the issuing entity could suffer losses relating to litigation costs and, if such litigation results in a judgment in favor of the related borrower, the issuing entity may be required to satisfy such judgment out of its assets.

Even if future advances are made, we cannot assure you that the value of, or cash flow at, the related portfolio of mortgaged properties will increase. When a future advance is made, the principal balance of the IC Leased Fee Hotel Portfolio whole loan and the related borrowers’ debt service will increase. In addition, since each future advance is funded by the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan, such holder’s pro rata share of distributions on the IC Leased Fee Hotel Portfolio whole loan will increase. As such, following a future advance, the issuing entity will be entitled to a smaller proportion of proceeds on the related IC Leased Fee Hotel Portfolio whole loan.

It is possible that a future funding obligation constitutes an “executory contract” for purposes of the Bankruptcy Code. The Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. If the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan rejects the related future funding obligation, the related borrower may have only an unsecured claim against such holder for damages resulting from such breach, which may not be paid in full, if at all.

Furthermore, the filing of a bankruptcy case by or against the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan may prevent or delay the enforcement of such holder’s indemnification obligations. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. As a consequence, the issuing entity may have only an unsecured claim against the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan for indemnification obligations, which may not be paid in full, if at all. In any event, we cannot assure you that the holder of the IC Leased Fee Hotel Portfolio unfunded companion loan will not file for bankruptcy protection, that creditors of either such entity will not initiate a bankruptcy or similar proceeding against such entity, or that, if initiated, a bankruptcy case of such entity could be dismissed.

For the above reasons, even though the obligation to fund future advances and the right to repayment of any such future advances, with interest, will not be transferred to the issuing entity, payments on the certificates may be adversely impacted if future funding commitments are not satisfied or if future advances do not increase the value of, or the cash flow at, the related mortgaged property.

For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Future Funding”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or on the related anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or on the related anticipated repayment date, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 and no. 35 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of UBS AG, New York Branch, one of the sponsors and originators, and of UBS Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loan related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loan or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loan, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loan or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

In addition, Natixis Real Estate Capital LLC, a sponsor, mortgage loan seller and originator, is also the initial directing holder and the risk retention consultation party for the 85 Broad Street whole loan.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the IC Leased Fee Hotel Portfolio whole loan, the servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. At that time, the servicing and administration of the servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement has not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or affiliate holds certificates or companion loan securities, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the UBS 2017-C2 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below. Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the master servicer and the special servicer, assisted KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, will be the trustee, the custodian and the certificate administrator for this transaction. In addition, Wells Fargo Bank is also (1) the master servicer, the certificate administrator and the custodian under the BXP Trust 2017-GM trust and servicing agreement, which governs the servicing and administration of the General Motors Building whole loan, (2) the certificate administrator and the custodian under the DAFC 2017-AMO trust and servicing agreement, which governs the servicing and administration of the Del Amo Fashion Center whole loan, (3) the master servicer, the certificate administrator and the custodian under the 245 Park Avenue Trust 2017-245P trust and servicing agreement, which governs the servicing and administration of the 245 Park Avenue whole loan, (4) the trustee, the certificate administrator and the custodian under the DBJPM 2017-C6 pooling and servicing agreement, which governs the servicing and administration of the Starwood Capital Group Hotel Portfolio whole loan, (5) the master servicer, the certificate administrator and the custodian under the CSAIL 2017-C8 pooling and servicing agreement, which governs the servicing and administration of the 85 Broad Street whole loan, and (6) the master servicer, the certificate administrator, trustee and the custodian under the UBS 2017-C1 pooling and servicing agreement, which governs the servicing and administration of the Save Mart Portfolio whole loan and the Concorde Portfolio whole loan.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan and any servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real mortgaged properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by mortgaged properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest. See also See “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real mortgaged properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by mortgaged properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans, or, in the case of the servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date) or, with respect to a serviced AB whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, at the direction of the holder of the related subordinate companion loan, take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible (i) that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of the IC Leased Fee Hotel Portfolio whole loan prior to the applicable servicing shift securitization date, (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan or (iv) the holder of the related subordinate companion loan with respect to a serviced AB whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
General Motors Building	BXP Trust 2017-GM	BXP Trust 2017-GM	BlackRock Financial Management, Inc.
Del Amo Fashion Center	DAFC 2017-AMO	DAFC 2017-AMO	Core Credit Partners A LLC
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6	DBJPM 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
85 Broad Street	CSAIL 2017-C8	(3)	(3)
245 Park Avenue	245 Park Avenue Trust 2017-245P	245 Park Avenue Trust 2017-245P	Prima Capital Advisors LLC
Save Mart Portfolio	UBS 2017-C1	UBS 2017-C1	Prima Mortgage Investment Trust, LLC
Concorde Portfolio	UBS 2017-C1	UBS 2017-C1	NRFC Income Opportunity Securities Holdings, LLC

(1)	Does not include the IC Leased Fee Hotel Portfolio whole loan, servicing for which will be transferred on the related servicing shift securitization date. The initial controlling noteholder of the IC Leased Fee Hotel Portfolio whole loan will be Natixis Real Estate Capital LLC, as holder of the related controlling companion loan. With respect to such whole loan, after the servicing shift securitization date, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The initial directing certificateholder after such servicing shift securitization date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	As of the closing date of the related securitization.

(3)	The initial directing holder for the 85 Broad Street whole loan is expected to be the holder of the 85 Broad Street subordinate companion loan identified as note B-B.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause at any time, for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced pari passu whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced pari passu whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced pari passu whole loan other than any servicing shift whole loan (solely with respect to the related serviced pari passu whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

With respect to each of the Park West Village whole loan and the Holiday Inn Express & Suites Saint Augustine whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the related whole loan prior to the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer under the pooling and servicing agreement for this securitization. In addition, the holder of the related subordinate companion loan with respect to the Park West Village whole loan and the Holiday Inn Express & Suites Saint Augustine whole loan will have the right to purchase the related mortgage loan if such mortgage loan is in default. Additionally, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of such subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan. “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”. The holder of a subordinate companion loan may have interests that conflict with those of certain certificateholders. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates, which is referred to in this prospectus as the “third party purchaser” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. See “Credit Risk Retention—General”. In addition, the third party purchaser was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the third party purchaser or that the final pool as influenced by the third party purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the third party purchaser’s certificates. Because of the differing subordination levels, the third party purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the third party purchaser but that does not benefit other investors. In addition, while the third party purchaser is prohibited under the credit risk retention rules to enter into hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The third party purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The third party purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the third party purchaser’s acceptance of a mortgage loan. The third party purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The third party purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The third party purchaser is expected to appoint KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate as the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to a servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans— Certain Rights of each Non-Controlling Holder”, “—The Non-Serviced AB Whole Loans—General Motors Building Whole Loan—Consultation and Control”, “—Del Amo Fashion Center Whole Loan—Consultation and Control”, “—85 Broad Street Whole Loan—Consultation and Control”, “—245 Park Avenue Whole Loan—Consultation and Control” and “—Save Mart Portfolio Whole Loan—Consultation and Control”.

Because the incentives and actions of the third party purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to any servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On September 30, 2015, the European Commission (the “European Commission”) published a proposal to amend the Capital Requirements Regulation (the “CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardised securitization (the “STS Securitization Regulation”) which would, amongst other things, re-cast the EU risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe (together with the CRR Amendment Regulation, the “Securitization Regulations”). The Presidency of the Council of the European Union (the “Council”) and the European Parliament have proposed amendments to the Securitization Regulations. The subsequent trilogue discussions between representatives of the European Commission, the Council and the European Parliament, have resulted in a compromise agreement being reached on the contents of the Securitization Regulations. The Council published the compromise text of the STS Securitization Regulation in a communication dated June 26, 2017. However, the final forms of the Securitization Regulations have not yet been published and so their final contents are not yet known. The current intention is that the Securitization Regulations will only apply from January 1, 2019. Investors should be aware that there are likely to be material differences between the current EU Risk Retention and Due Diligence Requirements and those in the Securitization Regulations.

None of the sponsors, the depositor or the issuing entity will retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

●	Société Générale, a sponsor, may be subject to the “bail-in” powers of national authorities in EU member states (each a “Resolution Authority”) and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the EU Bank Recovery and Resolution Directive (2014/59/EU), collectively with secondary and implementing EU rules, and national implementing legislation (the “BRRD”) gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of

“investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected four of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P

Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt), defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or on the related anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR-RR certificates, then the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D-RR certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

For the avoidance of doubt, the Class Z certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, prior to the occurrence and continuance of a related control appraisal period, each of the Park West Village whole loan and the Holiday Inn Express & Suites Saint Augustine whole loan, and, with respect to any non-serviced mortgage loan and any servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan, a servicing shift mortgage loan and, prior to the occurrence and continuance of a related control appraisal period, each of the Park West Village whole loan and the Holiday Inn Express & Suites Saint Augustine whole loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to a servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for the servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to each serviced AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to a serviced AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced AB whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than a servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and the servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer and the special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)   may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. These will be no operating advisor under the BXP Trust 2017-GM trust and servicing agreement with respect to the General Motors Building whole loan. Additionally, with respect to a servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “—The Non-Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (other than UBS AG, New York Branch, a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Société Générale, a sponsor, a mortgage loan seller and an originator, is a French limited liability company (“société anonyme”) authorized as a bank and is subject to the provisions of French insolvency laws. Pursuant to French insolvency laws, certain transactions entered into by a French registered company may be subsequently challenged if entered into during the “hardening period” (“periode suspecte”). In the event the challenge was successful, the transfer of mortgage loans by Société Générale may be declared null and void by the insolvency judge. The hardening period is the period between the date on which the company became insolvent and the date of the order of the court commencing an insolvency proceeding. The date of insolvency (“état decessation des paiements”) is deemed to be the date of the court order commencing the proceeding, unless the court sets an earlier date which may be no earlier than 18 months before the date of such court order. In the event a French insolvency proceeding is open against Société Générale and if the transfer of mortgage loans occurred during such 18-month period before the opening of the proceeding, it is possible that a court appointed officer, the court or the public prosecutor would try to claim that Société Générale was already insolvent at the time of the transfer and try to challenge the validity of such transfer under French insolvency rules. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates. In addition, Société Générale’s obligation to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans could be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively, the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

If Société Générale were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Société Générale may argue that the sale of its interest in the mortgage loans by Société Générale was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Société Générale’s interest in the mortgage loans was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of fifty-nine (59) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $898,681,592 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in August 2017 (or, in the case of any Mortgage Loan that has its first due date after August 2017, the date that would have been its due date in August 2017 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twelve (12) of the Mortgage Loans, representing approximately 45.1% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Sponsor	Originator	Number of Mortgage Loans	Number of Mortgaged Properties(7)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS AG, New York Branch	UBS AG, New York Branch(1)(2)	19	65	$228,510,192	25.4%
Société Générale	Société Générale(3)(4)	8	21	210,792,244	23.5
German American Capital Corporation	Deutsche Bank AG, acting through its New York Branch(5)(6)	7	74	193,084,850	21.5
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	7	13	99,255,920	11.0
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	13	16	87,688,384	9.8
CIBC Inc.	CIBC Inc.	5	15	79,350,000	8.8
Total		59	204	$898,681,592	100.0%

(1)	One (1) mortgage loan identified on Annex A-1 as Park West Village, representing approximately 5.6% of the Initial Pool Balance, is part of a whole loan that was co-originated by UBS AG, New York Branch, Athene Annuity and Life Company, an Iowa company doing business in New York under Fictitious Name MLS, Athene Iowa and Athene Annuity & Life Assurance Company, a Delaware company doing business in New York under Fictitious Name MLS, Athene Delaware. Such mortgage loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(2)	One (1) Mortgage Loan identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, is part of a whole loan that was co-originated by UBS AG, New York Branch, Deutsche Bank AG, acting through its New York Branch and Cantor Commercial Real Estate Lending, L.P. In addition, one of the Save Mart Portfolio promissory notes for which UBS AG, New York Branch is the mortgage loan seller, was originated by Cantor Commercial Real Estate Lending, L.P. Such Mortgage Loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(3)	One (1) Mortgage Loan identified on Annex A-1 as 245 Park Avenue, representing approximately 3.6% of the Initial Pool Balance, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, acting through its New York Branch and Barclays Bank PLC. Such Mortgage Loan was underwritten pursuant to Société Générale’s underwriting guidelines.

(4)	One (1) Mortgage Loan identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Barclays Bank PLC, Bank of America, N. A. and Société Générale. Such Mortgage Loan was underwritten pursuant to Société Générale’s underwriting guidelines.

(5)	One (1) Mortgage Loan identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to Deutsche Bank AG, acting through its New York Branch’s underwriting guidelines.

(6)	One (1) Mortgage Loan identified on Annex A-1 as Starwood Capital Group Hotel Portfolio, representing approximately 4.2% of the Initial Pool Balance, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation), Bank of America, N.A and Barclays Bank PLC. Such Mortgage Loan was underwritten pursuant to Deutsche Bank AG, acting through its New York Branch’s underwriting guidelines.

(7)	The total number of Mortgaged Properties may increase to 205 in the event that the IC Leased Fee Hotel Portfolio unfunded companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 17, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 510 Cottonwood, representing approximately 3.6% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period commencing August 2022. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Saint Augustine, representing approximately 0.8% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex G, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period commencing September 2017.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 4.2% of the Initial Pool Balance, the Appraised Value represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” appraised values of the individual Mortgaged Properties. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Loan-to-Value Ratio at Maturity or ARD for such Mortgage Loans has been calculated based on an other than “as-is” Appraised Value of a related Mortgaged Property.

With respect to the Mortgage Loan identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, such Mortgage Loan is part of a Whole Loan that also includes an unfunded Pari Passu Companion Loan with a maximum principal balance of $14,880,000, and the aggregate Appraised Value of the individual Mortgaged Properties on an “as-is” leased fee basis set forth on Annex A-1 is $85,300,000. The aggregate Appraised Value of the individual Mortgaged Properties on an “as-is” leased fee basis assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan is $99,800,000.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, (1) in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 as IC

Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, as to which the related Whole Loan includes an unfunded Pari Passu Companion Loan with a maximum principal balance of $14,880,000, unless noted otherwise the LTV Ratio was calculated without regard to such unfunded Pari Passu Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, such LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan) as of the Cut-off Date. With respect to the IC Leased Fee Hotel Portfolio Mortgage Loan, the related Cut-off Date LTV Ratio calculated assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan is 77.5%.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan). With respect to the IC Leased Fee Hotel Portfolio Mortgage Loan, the related Underwritten Debt Service Coverage Ratio calculated assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan is 1.58x.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to (1) any related Subordinate Companion Loan, unless otherwise indicated and (2) in the case of the Mortgage Loan identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan. With respect to the IC Leased Fee Hotel Portfolio Mortgage Loan, the related Loan per Unit calculated assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan is $3.44.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a

Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-to-Value Ratios at Maturity were calculated without regard to any related Subordinate Companion Loan. In the case of the Mortgage Loan identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the LTV Ratio at Maturity or ARD was calculated without regard to the related unfunded Pari Passu Companion Loan; the LTV Ratio at Maturity or ARD calculated assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan is 77.5%.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property;

provided that, with respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, the “Net Operating Income” is net of expenses for furniture, fixtures and equipment.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income

(generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto for disclosure regarding any variances in the calculation of Underwritten Net Cash Flow.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related (1) Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan). The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, the related Underwritten Net Cash Flow Debt Service Coverage Ratio calculated assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan is 1.58x.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 510 Cottonwood, representing approximately 3.6% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period commencing August 2022. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Saint Augustine, representing approximately 0.8% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex G, the Underwritten Net Cash Flow Debt Service Coverage Ratio is calculated based on the aggregate debt service during the 12-month period commencing September 2017.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any (1) related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan) as of the Cut-off Date. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, the related Underwritten NCF Debt Yield calculated assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan is 8.0%.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions; provided that, with respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, the “Underwritten Net Operating Income” is net of expenses for furniture, fixtures and equipment. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 510 Cottonwood, representing approximately 3.6% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period commencing August 2022. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Saint Augustine, representing approximately 0.8% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex G, the Underwritten Net Operating Income Debt Service Coverage Ratio is calculated based on the aggregate debt service during the 12-month period commencing September 2017.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan) as of the cut-off date. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, the related Underwritten NOI Debt Yield calculated assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan is 8.0%.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operating as student housing, the number of beds, or (e) in the case of a Mortgaged Property operated as a self storage property, the number of individual storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$898,681,592
Number of Mortgage Loans	59
Number of Mortgaged Properties(2)	204
Range of Cut-off Date Balances	$1,850,256 to $50,000,000
Average Cut-off Date Balance	$15,231,891
Range of Mortgage Rates	2.6200% to 5.9400%
Weighted average Mortgage Rate	4.4252%
Range of original terms to maturity(3)	60 months to 120 months
Weighted average original term to maturity(3)	115 months
Range of remaining terms to maturity(3)	58 months to 120 months
Weighted average remaining term to maturity(3)	114 months
Range of original amortization terms(4)(5)	300 months to 360 months
Weighted average original amortization term(4)(5)	351 months
Range of remaining amortization terms(4)(5)	299 months to 360 months
Weighted average remaining amortization term(4)(5)	350 months
Range of Cut-off Date LTV Ratios(6)(7)	20.0% to 73.7%
Weighted average Cut-off Date LTV Ratio(6)(7)	56.1%
Range of LTV Ratios as of the maturity date(3)(6)(7)	20.0% to 73.2%
Weighted average LTV Ratio as of the maturity date(3)(6)(7)	49.3%
Range of U/W NCF DSCRs(4)(6)(8)	1.30x to 4.46x
Weighted average U/W NCF DSCR(4)(6)(8)	2.28x
Range of U/W NOI Debt Yields(6)	8.5% to 25.1%
Weighted average U/W NOI Debt Yield(6)	12.0%
Percentage of Initial Pool Balance consisting of:
Full IO	34.7%
Amortizing	32.8%
Partial IO	31.9%
Full IO, ARD	0.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	The total number of Mortgaged Properties may increase to 205 in the event that the IC Leased Fee Hotel Portfolio unfunded companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan.

(3)	With respect to any Mortgage Loan with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(4)	In the case of the 510 Cottonwood Mortgage Loan, representing approximately 3.6% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the UW/NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing August 2022. In the case of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex G, the UW/NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing September 2017.

(5)	Excludes ten (10) Mortgage Loans secured by the Mortgaged Properties of portfolio of Mortgaged Properties identified on Annex A-1 as General Motors Building, Park West Village, Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, 85 Broad Street, 245 Park Avenue, Save Mart Portfolio, IC Leased Fee Hotel Portfolio, Millikan 73 (Nike) and Walgreens Grand Rapids, representing approximately 35.2% of the Initial Pool Balance, that are interest only for the entire term or until the Anticipated Repayment Date, as applicable.

(6)	In the case of twelve (12) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as General Motors Building, Park West Village, TZA Multifamily Portfolio I, Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, 85 Broad Street, AHIP Northeast Portfolio III, 245 Park Avenue, Save Mart Portfolio, IC Leased Fee Hotel Portfolio, Concorde Portfolio and Holiday Inn Express & Suites Saint Augustine, representing approximately 45.1% of the Initial Pool Balance, each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but (1) excluding any related Subordinate Companion Loan and (2) in the case of the IC Leased Fee Hotel Portfolio Mortgage Loan, representing approximately 2.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan (which has a maximum principal balance of $14,880,000). With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loan are 47.9% and 2.77x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Park West Village, representing approximately 5.6% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loan are 23.1% and 3.44x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companions Loans are 50.6% and 2.63x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 85 Broad Street, representing approximately 3.8% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loan are 55.0% and 1.75x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 245 Park Avenue, representing approximately 3.6% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loans are 54.3% and 2.45x, respectively. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loan are 46.9% and 1.79x, respectively. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan are 77.5% and 1.58x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Saint Augustine, representing approximately 0.8% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loan are 67.8% and 1.85x, respectively.

(7)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the Cut-off Date LTV Ratio and LTV Ratio as of the maturity date have been calculated using the “as-is” appraised value.

(8)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related debt service coverage ratio as of the cut-off date and assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan is 1.58x.

The issuing entity will include nine (9) Mortgage Loans, representing approximately 22.0% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loans.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail
Anchored	5	$55,638,553	6.2%
Single Tenant	49	55,100,000	6.1
Super Regional Mall	1	45,000,000	5.0
Shadow Anchored	3	14,992,464	1.7
Unanchored	7	13,580,795	1.5
Subtotal:	65	$184,311,812	20.5%
Hospitality
Limited Service	51	$93,340,745	10.4%
Full Service	6	52,934,355	5.9
Extended Stay	23	26,413,963	2.9
Select Service	1	5,723,449	0.6
Subtotal:	81	$178,412,513	19.9%
Multifamily
Garden	20	$100,108,708	11.1%
High Rise	2	62,251,253	6.9
Subtotal:	22	$162,359,962	18.1%
Industrial
Flex	2	$40,109,632	4.5%
Warehouse	6	33,979,612	3.8
Warehouse/Distribution	1	30,900,983	3.4
Subtotal:	9	$104,990,226	11.7%
Mixed Use
Office/Retail	2	$60,740,000	6.8%
Entertainment/Retail/Industrial/Office	1	25,250,000	2.8
Office/R&D/Industrial	1	9,100,000	1.0
Office/Industrial	1	8,000,000	0.9
Subtotal:	5	$103,090,000	11.5%
Office
CBD	2	$66,000,000	7.3%
Medical	3	19,241,386	2.1
Subtotal:	5	$85,241,386	9.5%
Manufactured Housing Community
Manufactured Housing Community	7	$34,174,432	3.8%
Recreational Vehicle Community	1	15,471,261	1.7
Subtotal:	8	$49,645,693	5.5%
Other
Leased Fee	7(2)	$24,000,000	2.7%
Subtotal:	7	$24,000,000	2.7%
Self Storage
Self Storage	2	$6,630,000	0.7%
Subtotal:	2	$6,630,000	0.7%

Total	204(2)	$898,681,592	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	The total number of such Mortgaged Properties will increase by one (1) in the event that the IC Leased Fee Hotel Portfolio unfunded companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, the largest tenant is J.C. Penney, representing approximately 9.2% of the net rentable area. On February 24, 2017, J.C. Penney Company, Inc. announced that it expects to close two distribution facilities and approximately 130 to 140 J.C. Penney department stores over the following months. Although the location at Del Amo Fashion Center was not identified as one of the stores planned for closure, we cannot assure you that such store will not be closed as a result of J.C. Penney Company, Inc.’s store closure announcement or otherwise. Additionally, the borrower and the borrower sponsor have entered into a master lease agreement in connection with three tenants, who have not yet taken occupancy or begun paying rent. For a description of the master lease, see “—Tenant Issues—Lease Expirations and Terminations—Other”.

●	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, the borrower has the right to convert the improvements located on a percentage of the Mortgaged Properties to alternative retail formats, subject to certain conditions set forth the Mortgage Loan documents. The Mortgage Loan documents provide that the borrower may convert a Mortgaged Property to (a) a grocery store format currently operated by Save Mart Supermarkets as a “Save Mart”, “S-Mart”, “Lucky”, “Lucky California” or “Food Maxx”, (b) another traditional or small format retail grocery that Save Mart Supermarkets is operating in multiple stores at locations other than the Mortgaged Properties, (c) a warehouse club format similar to “Costco” that Save Mart is operating in multiple stores at locations other than at the Mortgaged Properties, (d) another traditional or small format retail grocery or warehouse club format similar to “Costco” that is not used at multiple other locations, provided that Save Mart has demonstrated to the lender that the size and other customary factors of such format are suitable for the geographic and demographic characteristics of the area where such Mortgaged Property is located or (e) another format acceptable to the lender. In the case of any such conversion, the borrower may not convert more than the lesser of (i) the number of 10 Mortgaged Properties and (ii) Mortgaged Properties whose allocated loan amounts exceed 35% of the Cut-off Date Balance of the Mortgage Loan. In the event that the total cost of the alterations in connection with a conversion is less than, in the aggregate, the lesser of (i) $3,500,000 and (ii) 5% of the outstanding balance of the Mortgage Loan, the borrower is required to deliver to the lender a guaranty of the lien-free completion of the alterations and additional security for the payment of its obligations under the Mortgage Loan documents.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	Hospitality properties may be particularly affected by seasonality. The Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, Sheraton - Orlando North, Holiday Inn Express Jacksonville Beach and Hampton Inn & Suites - Binghamton/Vestal, representing approximately 5.6% of the Initial Pool Balance, require seasonality reserves to be funded on an ongoing basis to the extent of available excess cash flow (and/or from an annual deposit by the borrower) in an amount specified in the related loan documents.

●	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as Starwood Capital Group Hotel Portfolio, representing approximately 4.2% of the Initial Pool Balance, thirty-nine (39) Mortgaged Properties identified on Annex A-1 as Mortgage Loan Numbers 5.01, 5.02, 5.03, 5.04, 5.06, 5.07, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15, 5.16, 5.18, 5.19, 5.21, 5.22, 5.24, 5.25, 5.27, 5.31, 5.33, 5.37, 5.38, 5.39, 5.41, 5.42, 5.43, 5.45, 5.46, 5.48, 5.50, 5.51, 5.52, 5.53, 5.55, 5.56, 5.57 and 5.61, the related borrower or borrower sponsor has an ownership interest in one or more hotel properties that are currently located within 5 miles of the related Mortgaged Property that directly compete or are expected to directly compete with such Mortgaged Property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Starwood Capital Group Hotel Portfolio, representing approximately 4.2% of the Initial Pool Balance, 11 of the Mortgaged Properties are Larkspur Landing branded hotels. The Larkspur Landing franchise is affiliated with the borrower sponsor, and there are no franchise agreements in place with respect to such Mortgaged Properties. There is a license agreement between the borrowers and an affiliate of the sponsor to use the intellectual property associated with the Larkspur Landing brand. The lender has received a comfort letter which provides that, upon the foreclosure, deed-in-lieu of foreclosure or appointment of a receiver for the Mortgaged Property, the lender has the right to continue using the license for a period of 12 months following any such realization or terminate the license without any fee. The comfort letter also grants the lender the right, but not the obligation, to cure defaults by the borrowers under the license agreement.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Starwood Capital Group Hotel Portfolio, representing approximately 4.2% of the Initial Pool Balance, each of the 65 Mortgaged Properties are subject to operating leases with affiliates of the related borrowers. The operating lessees are parties to the Mortgage Loan agreement and have assigned their rights under each operating lease to surrender the leasehold, subleasehold or subsubleasehold estates created by such operating lease or to terminate, cancel, modify, change, supplement, alter or amend such operating lease, provided, however, that the Mortgage Loan documents allow the borrowers to modify the operating leases without the consent of the lender to reflect adjustments in the rents payable in connection with (x) the exercise of each renewal or extension option and/or (y) within 30 days of receipt of a market study transfer pricing report prepared by an approved accountant, provided that: (A) no event of default has occurred and is then continuing; (B) such change in rents is not reasonably expected to have a material adverse effect or materially impair the operation, value or use of any Mortgaged Property; (C) the borrowers provide the lender with executed copies of all applicable modification documents; (D) after taking into account any such rental increase or decrease, the aggregate rent payable under all operating leases is not less than the greater of: (I) an amount necessary to cause the debt service coverage ratio (as calculated in the Mortgage Loan documents) to be at least equal to 1.00x and (II) an amount sufficient to enable the borrower to pay the aggregate debt servicing obligations and operating expenses; and (E) after taking into account such increase or decrease, the rent payable under such operating lease is not greater than fair market rent with respect to each applicable Mortgaged Property, as reasonably determined by the borrowers in good faith based on their commercially reasonable business judgment. In addition, long as no event of default is continuing, the borrowers may enter into immaterial, non-monetary modifications, changes, supplements, alterations or amendments, in each case, without the consent of the lender.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, assuming that the IC Leased Fee Hotel Portfolio unfunded companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan, approximately 30.8% of underwritten revenues with respect to the property referred to as “Villa Roma” are food and beverage revenues.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the appraisal concluded that (i) a recently opened 90-room Tru by Hilton hotel and (ii) a 95-room Courtyard Marriott hotel, currently under construction and scheduled to open in summer 2017, are expected to directly compete with the Radisson Cheyenne Mortgaged Property and the Radisson Paper Valley Mortgaged Property, respectively.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the appraisal concluded that (i) an 88-room Hotel Indigo at the Arch hotel and (ii) a 136-room Autograph hotel, currently under construction and scheduled to open in mid-2018 and late-2018, respectively, are expected to directly compete with the City Place Downtown St. Louis Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Sheraton - Orlando North, representing approximately 1.4% of the Initial Pool Balance, approximately 28.0% of the underwritten revenues with respect to the Mortgaged Property are food and beverage revenues.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see”—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Embassy Suites – San Luis Obispo	$ 24,920,000	2.8%	3/31/2030	8/1/2027
DoubleTree St Augustine	$ 13,155,607	1.5%	6/30/2032	7/6/2027
Sheraton - Orlando North	$ 12,981,230	1.4%	6/16/2037	7/6/2027
SpringHill Suites - Bellport	$ 9,812,571	1.1%	6/23/2032	7/6/2027
Comfort Inn Westport	$ 8,805,920	1.0%	3/21/2025	10/5/2026
Hampton Inn Baltimore - White Marsh	$ 8,516,571	0.9%	6/30/2032	7/6/2027
Homewood Suites - Egg Harbor	$ 7,776,001	0.9%	6/30/2032	7/6/2027
Holiday Inn Express Jacksonville Beach	$ 7,700,000	0.9%	7/12/2032	8/6/2027
Quality Suites Buckhead	$ 7,240,079	0.8%	4/6/2032(1)	7/6/2027
Holiday Inn Express & Suites Saint Augustine	$ 6,800,000	0.8%	5/19/2030	8/1/2027
Fairfield Inn & Suites Columbus East	$ 6,750,000	0.8%	4/12/2022	8/5/2027
Fairfield Inn & Suites Baltimore - White Marsh	$ 6,294,857	0.7%	4/30/2033	7/6/2027
Radisson Paper Valley	$ 6,182,982	0.7%	11/1/2036(2)	8/5/2027
Hampton Inn & Suites – Binghamton/Vestal	$ 5,994,279	0.7%	5/31/2033	7/6/2027
Courtyard Tulsa	$ 5,723,449	0.6%	5/09/2027	3/6/2027
Comfort Inn & Suites Fayetteville	$ 4,750,000	0.5%	7/7/2037(3)	8/1/2027
Comfort Suites Brunswick	$ 3,691,948	0.4%	6/30/2028(4)	6/6/2027
Radisson Albany	$ 3,227,407	0.4%	9/28/2035(5)	8/5/2027
Radisson Cromwell	$ 2,581,926	0.3%	12/17/2035(6)	8/5/2027
Radisson Cheyenne	$ 2,556,952	0.3%	2/25/2036(7)	8/5/2027
Radisson High Point	$ 2,243,817	0.2%	1/12/2035(8)	8/5/2027
Radisson Billings	$ 1,152,645	0.1%	2/18/2036(9)	8/5/2027
Hampton Inn Ann Arbor North	$ 858,052	0.1%	3/31/2022	6/1/2027
Holiday Inn Arlington Northeast Rangers Ballpark	$ 815,574	0.1%	8/29/2022	6/1/2027

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Residence Inn Toledo Maumee	$ 807,078	0.1%	6/11/2028	6/1/2027
Residence Inn Williamsburg	$ 773,096	0.1%	8/16/2019	6/1/2027
Hampton Inn Suites Waco South	$ 713,627	0.1%	8/31/2028	6/1/2027
Holiday Inn Louisville Airport Fair Expo	$ 700,884	0.1%	8/3/2022	6/1/2027
Courtyard Tyler	$ 688,140	0.1%	7/1/2030	6/1/2027
Hilton Garden Inn Edison Raritan Center	$ 688,140	0.1%	4/30/2022	6/1/2027
Hilton Garden Inn St Paul Oakdale	$ 679,645	0.1%	6/30/2025	6/1/2027
Residence Inn Grand Rapids West	$ 671,149	0.1%	10/29/2029	6/1/2027
Peoria, AZ Residence Inn	$ 666,901	0.1%	12/30/2018	6/1/2027
Hampton Inn Suites Bloomington Normal	$ 662,654	0.1%	11/30/2026	6/1/2027
Courtyard Chico	$ 649,910	0.1%	6/17/2031	6/1/2027
Hampton Inn Suites Kokomo	$ 628,671	0.1%	3/31/2022	6/1/2027
Hampton Inn Suites South Bend	$ 628,671	0.1%	3/31/2022	6/1/2027
Courtyard Wichita Falls	$ 598,937	0.1%	12/18/2029	6/1/2027
Hampton Inn Morehead	$ 581,946	0.1%	1/31/2030	6/1/2027
Residence Inn Chico	$ 564,955	0.1%	2/4/2025	6/1/2027
Courtyard Lufkin	$ 539,468	0.1%	10/10/2029	6/1/2027
Hampton Inn Carlisle	$ 535,220	0.1%	2/28/2022	6/1/2027
Springhill Suites Williamsburg	$ 535,220	0.1%	11/15/2019	6/1/2027
Fairfield Inn Bloomington	$ 530,973	0.1%	3/1/2022	6/1/2027
Waco Residence Inn	$ 518,229	0.1%	10/1/2027	6/1/2027
Holiday Inn Express Fishers	$ 484,247	0.1%	5/21/2022	6/1/2027
Springhill Suites Chicago Naperville Warrenville	$ 446,017	0.0%(10)	5/1/2033	6/1/2027
Holiday Inn Express & Suites Paris	$ 441,769	0.0%(10)	8/29/2022	6/1/2027

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Toledo Homewood Suites	$ 441,769	0.0%(10)	1/31/2030	6/1/2027
Grand Rapids Homewood Suites	$ 429,026	0.0%(10)	1/31/2030	6/1/2027
Cheyenne Fairfield Inn and Suites	$ 399,291	0.0%(10)	8/19/2029	6/1/2027
Fairfield Inn Laurel	$ 399,291	0.0%(10)	4/15/2019	6/1/2027
Courtyard Akron Stow	$ 390,796	0.0%(10)	10/7/2025	6/1/2027
Towneplace Suites Bloomington	$ 369,557	0.0%(10)	3/20/2025	6/1/2027
Hampton Inn Danville	$ 365,309	0.0%(10)	2/28/2022	6/1/2027
Holiday Inn Norwich	$ 361,061	0.0%(10)	2/23/2022	6/1/2027
Hampton Inn Suites Longview North	$ 356,814	0.0%(10)	2/28/2029	6/1/2027
Springhill Suites Peoria Westlake	$ 356,814	0.0%(10)	5/1/2033	6/1/2027
Hampton Inn Suites Buda	$ 352,566	0.0%(10)	1/31/2029	6/1/2027
Shawnee Hampton Inn	$ 352,566	0.0%(10)	1/1/2030	6/1/2027
Racine Fairfield Inn	$ 344,070	0.0%(10)	11/6/2021	6/1/2027
Hampton Inn Selinsgrove Shamokin Dam	$ 335,575	0.0%(10)	2/28/2022	6/1/2027
Holiday Inn Express & Suites Terrell	$ 318,584	0.0%(10)	8/29/2022	6/1/2027
Westchase Homewood Suites	$ 308,355	0.0%(10)	1/31/2030	6/1/2027
Holiday Inn Express & Suites Tyler South	$ 305,840	0.0%(10)	8/29/2022	6/1/2027
Holiday Inn Express & Suites Huntsville	$ 293,097	0.0%(10)	8/29/2022	6/1/2027
Hampton Inn Sweetwater	$ 267,610	0.0%(10)	1/31/2030	6/1/2027
Comfort Suites Buda Austin South	$ 225,132	0.0%(10)	8/29/2022	6/1/2027
Fairfield Inn & Suites Weatherford	$ 212,389	0.0%(10)	3/18/2029	6/1/2027
Holiday Inn Express & Suites Altus	$ 172,104	0.0%(10)	8/29/2022	6/1/2027
Comfort Inn & Suites Paris	$ 152,920	0.0%(10)	8/29/2022	6/1/2027
Hampton Inn Suites Decatur	$ 146,334	0.0%(10)	11/30/2028	6/1/2027

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Holiday Inn Express & Suites Texarkana East	$ 135,511	0.0%(10)	8/29/2022	6/1/2027
Mankato Fairfield Inn	$ 121,435	0.0%(10)	12/31/2030	6/1/2027
Candlewood Suites Texarkana	$ 93,888	0.0%(10)	8/29/2022	6/1/2027
Country Inn & Suites Houston Intercontinental Airport East	$ 89,165	0.0%(10)	8/31/2027	6/1/2027

(1)	The franchise agreement may be terminated without cause by either the franchisor (with 12 months written notice) or the borrower (with 6 months written notice) on either April 6, 2026 or April 6, 2027 (which are both prior to the related Mortgage Loan maturity date on July 6, 2027).

(2)	The franchise agreement may be terminated without cause by either the franchisor or the borrower with 60 days’ notice effective on November 1, 2021, November 1. 2026 or November 1, 2031.

(3)	The franchise agreement may be terminated without cause by either the franchisor or the borrower in July 2027 (which is prior to the related Mortgage Loan maturity date on August 1, 2027).

(4)	The franchise agreement may be terminated without cause by either the franchisor (with 12 months prior written notice) or the borrower (with 6 months prior written notice) on June 30, 2023.

(5)	The franchise agreement may be terminated without cause by either the franchisor or the borrower with 60 days’ notice effective on September 28, 2020, September 28, 2025 or September 28, 2030.

(6)	The franchise agreement may be terminated without cause by either the franchisor or the borrower with 60 days’ notice effective on December 17, 2020, December 17, 2025 or December 17, 2030.

(7)	The franchise agreement may be terminated without cause by either the franchisor or the borrower with 60 days’ notice effective on February 25, 2021, February 25, 2026 or February 25, 2031.

(8)	The franchise agreement may be terminated without cause by either the franchisor or the borrower with 60 days’ notice effective on January 12, 2020, January 12, 2025 or January 12, 2030.

(9)	The franchise agreement may be terminated without cause by either the franchisor or the borrower with 60 days’ notice effective on February 18, 2021, February 18, 2026 or February 18, 2031.

(10)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount is greater than zero but less than 0.1%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Specialty Use Concentrations”.

Multifamily Properties

With respect to the multifamily and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Park West Village, representing approximately 5.6% of the Initial Pool Balance, 428 of the 852 units at the Mortgaged Property are rent stabilized. If and when tenants of such rent stabilized units leave, the borrower sponsor intends to renovate such apartments, converting each unit to a market rent unit.

●	With respect to the Mortgage Loan partially secured by the Mortgaged Property identified on Annex A-1 as TZA Multifamily Portfolio I – Kings Trail, representing approximately 0.7% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property participates in the federal government’s Low-Income Housing Tax Credit program (“LIHTC”), which provides tax incentives to encourage development, acquisition and rehabilitation of affordable rental housing. The LIHTC restricts the maximum amount of rent that may be charged on such units is based on the area’s median income. The Mortgaged Property has participated in the LIHTC since 1996 and will continue to do so at least until December 31, 2026.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilltop Village Apartments, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property was subject to a Section 236 HUD program, which put a ceiling on the rents that the borrower could charge for 178 units as a result of a tax abatement that the previous owner received the benefit of. The Section 236 program expired on June 30 of 2017 and no longer provides insurance or subsidies for new units, but the existing Section 236 units continue to operate under the program. In addition, the 70 of the 248 units at the Mortgaged Property are 100% dedicated to housing lower income and government subsided tenants pursuant to a Section 8 HAP contract, which was renewed in September 2014 to extend through August 31, 2034.

●	One (1) Mortgaged Property identified on Annex A-1 as Danube Apartments, representing in the aggregate approximately 0.7% of the Initial Pool Balance, has certain tenants currently using Section 8 housing vouchers, but the Mortgaged Property does not participate in, nor is subject to, a government-mandated housing program.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Industrial Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more retail, office and industrial components. See “Risk Factors Risks—Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to one (1) Mortgaged Property identified as 85 Broad Street on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.8% of the Initial Pool Balance, the related borrower sponsor (or affiliates thereof) currently owns one or more office properties within a 5-mile radius that directly compete with the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Pioneer Pines Mobile Home Park, representing approximately 1.8% of the Initial Pool Balance, approximately 18 of the Mortgaged Property’s 337 home sites are occupied by homes owned by an affiliate of the related borrower who pays rent for use of the pad sites. Although the affiliate-owned homes are not collateral for the related Mortgage Loan, the rent for the related pad sites is included in the underwritten rental income (approximately 5.7% of total revenue).

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as ACG Conlon MHC Portfolio III, representing approximately 0.7% of the Initial Pool Balance, 118 of the 335 home sites across the portfolio of Mortgaged Properties, representing approximately 35.2% of all home sites, are occupied by homes owned by the borrower and/or an affiliate of the borrower (19 are owned by an affiliate of the borrower and the remaining 99 are owned by the borrower). Each such tenant is required to sign a lease for the pad and a separate lease for the park-owned home. The 19 affiliate-owned homes are not collateral for the related Mortgage Loan, and all 118 home sites were excluded from underwriting. In the event the borrower intends to sell or convey any borrower owned home, the borrower may obtain the release of such home from the lien of the Mortgage Loan, provided that, among other requirements, the loan-to-value ratio is not more than 125% (or the release is otherwise in compliance with the REMIC requirements).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Tuscany Mobile Home Park, representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property is a senior community.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self Storage Properties

With respect to the self storage properties and mixed use properties set forth in the above chart:

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by Allocated Loan Amount
Theater/entertainment facility(1)	3	9.4%
Restaurant(2)	11	9.2%
Medical/laboratory(3)	11	8.8%
Gym, fitness center or a health club(4)	2	5.0%
Bank branch(5)	2	1.7%
School or educational facility(6)	1	1.2%
Hair and/or Nail Salon(7)	1	0.7%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as Del Amo Fashion Center, The Fillmore Philadelphia and Thompson Square.

(2)	Includes the Mortgaged Properties identified on Annex A-1 as The Fillmore Philadelphia, Concorde Portfolio - New Territory Randall’s Center, Concorde Portfolio - Pineloch Center, Concorde Portfolio - Fairfield Country Shops I West, Skagit Valley, The Arbor, Nine Mile Plaza, Westchester Market, Desert Sky Retail, Canton Corners and Crosswood Commons.

(3)	Includes the Mortgaged Properties identified on Annex A-1 as 510 Cottonwood, DENT Tower, Concorde Portfolio - Pineloch Center, Concorde Portfolio - Fairfield Country Shops I West, Concorde Portfolio - New Territory Country Shops, Concorde Portfolio - Bay Area & Seawolf, Concorde Portfolio - Conroe Professional Building, The Arbor, Westchester Market, Desert Sky Retail and Aspen Court.

(4)	Includes the Mortgaged Properties identified on Annex A-1 as 85 Broad Street and Nine Mile Plaza.

(5)	Includes the Mortgaged Properties identified on Annex A-1 as The Arbor and Desert Sky Retail.

(6)	Includes the Mortgaged Property identified on Annex A-1 as The Arbor.

(7)	Includes the Mortgaged Property identified on Annex A-1 as El Dorado Retail.

With respect to the Mortgage Loan partially secured by the Mortgaged Property identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the property referred to as “Villa Roma”, which may be added as additional collateral for the related Mortgage Loan upon the funding of the unfunded Pari Passu Companion Loan, includes several onsite auto repair facilities. However, the inclusion of the property referred to as “Villa Roma” as additional collateral for the related Mortgage Loan is entirely subject to the funding of the unfunded Pari Passu Companion Loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this prospectus.

With respect to the Mortgaged Property identified on Annex A-1 as Thompson Square, representing approximately 1.6% of the Initial Pool Balance, such Mortgaged Properties each have a dry cleaner tenant with on-site processing operations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan Per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
General Motors Building	$50,000,000	5.6%	$739	4.33	x	30.6%	Mixed Use
Park West Village	$50,000,000	5.6%	$140,845	4.46	x	20.0%	Multifamily
TZA Multifamily Portfolio I	$50,000,000	5.6%	$45,340	1.55	x	73.7%	Multifamily
Del Amo Fashion Center	$45,000,000	5.0%	$260	3.34	x	39.8%	Retail
Starwood Capital Group Hotel Portfolio	$37,500,000	4.2%	$90,680	2.72	x	60.4%	Hospitality
85 Broad Street	$34,000,000	3.8%	$151	4.11	x	25.9%	Office
AHIP Northeast Portfolio III	$32,400,000	3.6%	$106,721	1.94	x	59.9%	Hospitality
510 Cottonwood	$32,359,632	3.6%	$180	1.41	x	64.7%	Industrial
245 Park Avenue	$32,000,000	3.6%	$626	2.73	x	48.9%	Office
Save Mart Portfolio	$32,000,000	3.6%	$80	3.02	x	38.1%	Retail
GM Logistics Center 2	$30,900,983	3.4%	$38	1.89	x	64.9%	Industrial
The Fillmore Philadelphia	$25,250,000	2.8%	$193	1.51	x	67.9%	Mixed Use
Embassy Suites - San Luis Obispo	$24,920,000	2.8%	$127,795	1.99	x	50.7%	Hospitality
IC Leased Fee Hotel Portfolio	$24,000,000	2.7%	$29	1.67	x	73.2%	Other
Rosdev Industrial Portfolio	$21,000,000	2.3%	$43	1.38	x	72.4%	Industrial

Top 3 Total/Weighted Average	$150,000,000	16.7%		3.45	x	41.4%
Top 5 Total/Weighted Average	$232,500,000	25.9%		3.31	x	44.2%
Top 15 Total/Weighted Average	$521,330,615	58.0%		2.72	x	50.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes (1) any Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan. The related Loan Per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio calculated assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan are $3.44, 1.58x and 77.5%, respectively.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below, collectively representing approximately 26.7% of the Initial Pool Balance, are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or portfolio of properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
TZA Multifamily Portfolio I	Multi-property	$50,000,000	5.6%
Starwood Capital Group Hotel Portfolio	Multi-property	37,500,000	4.2
AHIP Northeast Portfolio III	Multi-property	32,400,000	3.6
Save Mart Portfolio	Multi-property	32,000,000	3.6
IC Leased Fee Hotel Portfolio	Multi-property	24,000,000	2.7
Rosdev Industrial Portfolio	Multi-property	21,000,000	2.3
Breckenridge Portfolio	Multi-property	18,600,000	2.1
Concorde Portfolio	Multi-property	12,000,000	1.3
ACG Conlon MHC Portfolio III	Multi-property	6,300,000	0.7
Wisconsin MHC Portfolio	Multi-property	5,800,000	0.6
Total		$239,600,000	26.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Pioneer Pines Mobile Home Park	1	$15,981,605	1.8%
Tuscany Mobile Home Park	1	6,092,827	0.7
Total for Group 1:	2	$22,074,432	2.5%
Group 2:
114 W Adams	1	$12,251,253	1.4%
Canton Corners	1	3,990,540	0.4
Total for Group 2:	2	$16,241,793	1.8%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	10(2)	$227,003,869	25.3%
California	49	$176,535,818	19.6%
Florida	22	$111,087,427	12.4%
Texas	36	$ 76,767,154	8.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

(2)	Such total will increase by one (1) assuming that the IC Leased Fee Hotel Portfolio unfunded companion loan is fully funded and the and the property referred to as “Villa Roma” located in New York is added as additional collateral for the related Mortgage Loan.

The remaining Mortgaged Properties are located throughout twenty-four (24) other states, with no more than 4.1% of the Initial Pool Balance secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Fifty-five (55) Mortgaged Properties, representing approximately 22.8% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, which areas are more susceptible to hurricanes. See representation and warranty no. 16 in Annex D-1 and no. 17 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble in Annex D-1, or Annex D-2, as applicable).

Mortgaged Properties With Limited Prior Operating History

With respect to sixty-four (64) of the Mortgaged Properties or the portfolio of Mortgaged Properties securing eight (8) Mortgage Loans collectively representing approximately 17.9% of the Initial Pool Balance, are secured by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple	201(2)	$878,717,365	97.8%
Leasehold	3	19,964,227	2.2
Total	204(2)	$898,681,592	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	Such total will increase by one (1) assuming that the IC Leased Fee Hotel Portfolio unfunded companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan.

In general except as noted in the exceptions to representation and warranty no. 34 in Annex D-1 and no. 35 on Annex D-2 indicated on Annex D-3 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan partially secured by the Mortgaged Property identified on Annex A-1 as AHIP Northeast Portfolio III - Fairfield Inn & Suites Baltimore - White Marsh, representing approximately 0.7% of the Initial Pool Balance by allocated loan amount, the Mortgage Loan is secured in part by the related borrower’s leasehold interest in the Mortgaged Property under a ground lease, dated as of October 16, 2006 and having a commencement date of April 1, 2007, between Cordon Fairfield Business Trust (an affiliate of Federal Realty Investment Trust), as ground lessor, and the related borrower, as ground lessee. The ground lease has a current expiration date of March 31, 2037, with four remaining options to extend the term in increments of five (5) years (which options are freely exercisable by the borrower). Annual ground rent is currently $165,312.50 per annum through March 2022, and is subject to periodic adjustments every five years thereafter equal to 115% of the ground rent payable during the immediately preceding lease year. The related borrower has a one-time option under the ground lease to purchase the ground lessor’s fee interest for $1,857,310, which may be exercised by notice given to the ground lessor not later than October 3, 2018, subject to the satisfaction of the conditions, including updated recordable and title documents reflecting a first priority lien upon the fee interest, set forth in the Mortgage Loan documents.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twelve months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex D-1 and no. 41 on Annex D-2 and the exceptions thereto in Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, the ESA obtained in connection with the origination of the Mortgage Loan identified the following RECs at the Mortgaged Property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii)

the existence of a former steel distribution facility with metal fabrication activities; (iii) the existence of 17 oil wells previously located on the Mortgaged Property; (iv) the existence of a 280 gallon diesel storage tank used by J.C. Penney previously located at the Mortgaged Property; and (v) the existence of a former auto repair facility. The environmental consultant estimated that remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. The borrower and the related guarantor have provided indemnities that would cover environmental cleanup costs and liabilities for the Mortgaged Property. Such environmental indemnity provisions with respect to the Whole Loan are contained in the related non-recourse carveout guaranty, which is subject to a cap of $117,000,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, several issues were noted in ESAs for certain Mortgaged Properties. As regards the Save Mart Portfolio - Lucky California - Daly City Mortgaged Property, the related Phase I ESA did not identify any environmental conditions at the related Mortgaged Property. As regards the Save Mart Portfolio -Lucky – Hayward I Mortgaged Property, the related Phase I ESA noted that such Mortgaged Property was used for industrial purposes from 1957 to 1989 and that former underground storage tanks (“USTs”) were identified at the Mortgaged Property. Based on the redevelopment of the Save Mart Portfolio - Lucky – Hayward I Mortgaged Property, which would likely have uncovered any former USTs, on the time elapsed since the previous industrial operations and on the likelihood of natural reduction of any potential residual impacts, the ESA concluded that the historical industrial use of the Mortgaged Property represented a business environmental risk (“BER”). As regards the Save Mart Portfolio – S-Mart – Lodi Mortgaged Property, the related Phase I ESA identified the site as being within a contaminated groundwater plume. The most recent groundwater monitoring report for the area from 2016 shows a decreasing trend in the level of contamination and a letter dated March 3, 2016 states that the nearby retail property requires no action regarding this listing. Based on the identification of the City of Lodi as the responsible party, the continued remediation of the western groundwater plume, and the no further action notice, this listing represents a BER for which the related Phase I considered no further action or investigation to be warranted at this time. With regards to the Save Mart Portfolio - Lucky - Hayward Mortgaged Property, the related Phase I ESA noted that the property was part of a cleanup program due to impacted soil from various closed USTs located at such property. The Regional Water Quality Control Board (“RWQCB”) provided a conditional letter of approval for such cleanup. On March 3, 2017, the RWQCB conditionally approved a work plan to assess vapor intrusion risk at the Save Mart Portfolio - Lucky - Hayward Mortgaged Property. At origination, An environmental escrow of $331,035 (representing 125% of the estimated cost $264,828) will be escrowed to address the conditions at the Save Mart Portfolio - Lucky - Hayward Mortgaged Property. The borrower has procured an environmental impairment liability (“EIL”) insurance policy covering the Save Mart Portfolio - Lucky California - Daly City Mortgaged Property, the Save Mart Portfolio - Lucky – Hayward I Mortgaged Property, the Save Mart Portfolio – S-Mart - Lodi Mortgaged Property and the Save Mart Portfolio - Lucky – Hayward Mortgaged Property. The EIL policy was issued by Beazley (rated “A” by A.M. Best) and has the borrower and its affiliates as the first named insured(s) and the lenders, with their successors, assigns, and/or affiliates named as additional named insureds. The EIL policy has a term of 120 months and 30 days with an automatic extended reporting period of 36 months. Under the policy, the per incident and aggregate limits will be $5,000,000 with a $50,000 deductible per incident and the premium was paid in full at origination.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Thompson Square, representing approximately 1.6% of the Initial Pool Balance, the related ESA identified the existing dry cleaning operation by the tenant Mall Cleaners, which included a solvent (tetrachloroethene) dry cleaning machine, as a REC. Previous subsurface investigations of the Mortgaged Property identified chlorinated solvent impacts in the groundwater as well as a vapor intrusion condition. The impacted groundwater was reported to the New York State Department of Environmental Conservation (“NYSDEC”) under Spill Number 1503249, and the case currently remains open. A sub-slab depressurization system was previously installed to mitigate the vapor intrusion condition and will need to operate until subsurface vapors are no longer affecting indoor air quality. The lender reserved $151,500 at origination, which amount equals approximately 150% of the amount estimated by the ESA engineer to (a) monitor and obtain no further action letters or closures from NYSDEC for Spill Number 1503249 and the vapor intrusion condition, (b) continue to operate the sub-slab depressurization system and (c) apply an epoxy seal to the floor of the Mall Cleaners space. Additionally, Mall Cleaners was previously located at the eastern end of the current building from the mid-1970s until at least 1991 when its current space was constructed (approximately 16 years). No known investigations were previously performed in this area to evaluate Mall Cleaners’ original location. As such, a Phase II ESA was recommended for the approximate former location of Mall Cleaners. In lieu of obtaining a Phase II ESA, the borrower obtained a real estate environmental liability insurance policy from Zurich (rated S&P: “AA-“; A.M. Best: “A+”) with the lender, its successors, assigns, named as additional named insureds. The real estate environmental liability insurance policy period is for a term of 10 years plus a 3 year extended reporting period. The policy will respond to claims for cleanup costs, other than the specifically identified known contamination related to NYSDEC Spill Number 1503249 (the “Known Contamination”). The policy will also cover third party personal injury and property damage claims, including claims arising from the Known Contamination. Under the policy, the per incident and aggregate limits will be $5,000,000. The deductible per claim will be $50,000. There is a separate $250,000 deductible for any first party cleanup cost claims for additional contamination discovered during the term of the policy that is related to Mall Cleaners but not specifically identified in the “disclosed documents” provided to the insurer. There is also a separate $250,000 deductible for third party claims related to the Known Contamination. Once NYSDEC Spill Number 1503249 is closed, the deductible will go down to $50,000.

●	With respect to the Mortgage Loan partially secured by the Mortgaged Property identified on Annex A-1 as Rosdev Industrial Portfolio - Arro - Muskegon, representing approximately 1.1% of the Initial Pool Balance by allocated loan amount, the related ESA identified as a REC the potential for surface soils at the related Mortgaged Property to be impacted by metals due to (i) the east and south sides of the Mortgaged Property potentially having been part of the former Wisconsin Steel Foundry coke/slag yard operations, (ii) the encroachment of coke piles on the Mortgaged Property and (iii) the unknown nature of materials utilized to fill the south and southeast portions of the Mortgaged Property. The borrower obtained a real estate environmental liability insurance policy from Great American (rated S&P: “A+”; A.M. Best: “A+ (Superior)”) for the Mortgaged Property with the lender, its successors, assigns, named as additional named insureds. The real estate environmental liability insurance policy period is for a term of 10 years plus a 3 year extended reporting period. Under the policy, the per incident and aggregate limits will be $3,000,000. The deductible per incident will be $25,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Westchester Market, representing approximately 0.8% of the Initial Pool Balance, a Phase I ESA was performed, which recommended further study to assess for impacts from former dry cleaning operations located on the Mortgaged Property from 1989 to 2005. The Phase II ESA found concentrations of dry cleaning chemicals in soil and groundwater to be below response action levels, but discovered soil gas levels of volatile organic dry cleaning chemicals that exceeded calculated response action levels. The Phase II ESA report recommended collection of indoor air samples to evaluate if indoor air concentrations exceed applicable regional screening levels or, in the alternative, or installation of a sub-slab depressurization system. On the origination date, the borrower reserved $95,500, which represents 125% of the estimated cost to install, operate and monitor the sub-slab depressurization system. In addition, the borrower obtained an environmental impairment liability (“EIL”) insurance policy from Beazley (Lloyd’s of London Syndicates 623 and 2623) (rated “A” by A.M. Best), which has the borrower as the first named insured(s) and the lender, with its successors, assigns, and/or affiliates named as additional named insureds. The EIL policy has a term of 120 months and 30 days with an optional extended reporting period of 36 months. Under the policy, the per incident and aggregate limits will be $2,000,000 with a $50,000 deductible per incident and the premium was paid in full at origination.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Canton Corners, representing approximately 0.4% of the Initial Pool Balance, a Phase II ESA conducted in 2007 indicated subsurface contaminants above the Michigan Department of Environmental Quality’s (“MDEQ”) Residential and Commercial Screening Levels which may have resulted from former dry cleaning operations on the Mortgaged Property. As such, a vapor migration concern was identified. Testing of indoor quality and sub-slab vapors was conducted at the former dry cleaner as part of a Baseline Environmental Review under MDEQ rules and detected methylene chloride in the soil gas and indoor air, although the contaminant detected is not typically associated with dry cleaning and was not detected in a prior 2009 sampling. The related borrower is required to complete and follow a Due Care Plan in accordance with the Michigan Natural Resources and Environmental Protection Act as soon as practicable after loan origination. In addition, the borrower obtained an environmental impairment liability (“EIL”) insurance policy from Beazley (Lloyd’s of London Syndicates 623 and 2623) (rated “A” by A.M. Best), which has the borrower as the first named insured(s) and the lender, with its successors, assigns, and/or affiliates named as additional named insureds. The EIL policy has a term of 120 months with an optional extended reporting period of 36 months. Under the policy, the per incident limites will be $1,000,000 the and aggregate limits will be $2,000,000 with a $50,000 deductible per incident and the premium was paid in full at origination.

●	With respect to the Mortgage Loan partially secured by the Mortgaged Properties identified on Annex A-1 as Starwood Capital Group Hotel Portfolio – Hampton Inn Morehead and Starwood Capital Group Hotel Portfolio – Hampton Inn Carlisle, representing in the aggregate approximately 0.1% of the Initial Pool Balance by allocated loan amount, the ESAs obtained at origination of the Mortgage Loan concluded that such Mortgaged Properties have RECs related to the former presence of underground storage tanks at the related Mortgaged Properties. With respect to the Hampton Inn Morehead Mortgaged Property, the ESA recommended that a ground penetrating radar survey and/or magnetometer survey be conducted to determine whether any underground storage tanks associated the former presence of a gasoline service station remain at the Mortgaged Property, and that the borrower conduct a limited subsurface investigation to characterize any impacts to soil and/or groundwater. The ESA provided an estimated cost of $12,000-$17,000 in connection with such recommendations. With respect to the Hampton Inn Carlisle Mortgaged Property, the ESA recommended that a file review be conducted at the applicable state agency in order to determine the current status of a leaking underground storage tank case associated with the Mortgaged Property due to the former presence of a gasoline service station at the Mortgaged Property. The ESA provided an estimated cost of $1,000 to conduct the review. At origination, the borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation in connection with the REC at the related Mortgaged Properties. The policy has individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The current policy has an expiration date of May 24, 2030. The policy was prepaid at origination of the Mortgage Loan and was provided by Great American E&S Insurance Company, which is rated A+ by S&P.

●	With respect to the Mortgage Loan partially secured by the Mortgaged Property identified on Annex A-1 as IC Leased Fee Hotel Portfolio - Radisson Cromwell, representing approximately 0.3% of the Initial Pool Balance by allocated loan amount (which is also subject to the unfunded Pari Passu Companion Loan) the related ESAs obtained at origination of the Mortgage Loan identified (i) as a REC on the Radisson Cromwell Mortgaged Property the existence of a 2,000-gallon fuel oil underground storage tank (“UST”) and, based on the presumed age of the UST, recommended tightness testing, and (ii) as RECs on the property referred to as “Villa Roma” (x) current and former on-site fuel oil USTs with lack of regulatory closure or confirmatory sampling, and (y) auto repair facilities with floor drains and a 1,000 gallon and three 275 gallon waste oil aboveground storage tanks (“AST”). The ESA recommended, with respect to the USTs and the repair facilities, a limited subsurface investigation in order to determine the presence or absence of soil and/or groundwater contamination due to the unknown status of the USTs, and, with respect to the ASTs that proper secondary containment be provided. Tightness testing performed on the UST on the Radisson Cromwell Mortgaged Property indicated a potential leak is occurring in the UST. At origination of the Mortgage Loan, the borrower deposited $230,862 in an environmental reserve, an amount equal to 125% of the amount estimated by an environmental consultant to be sufficient for the removal of the UST and the related removal of the impacted soil, analysis and monitoring. Upon the funding of the unfunded Pari Passu Companion Loan, and the addition of the property referred to as “Villa Roma” as additional collateral for the related Mortgage Loan, the Mortgage Loan documents will be amended to include an environmental reserve, into which the borrower will be required to deposit an amount expected to be 125% of the amount estimated by an environmental consultant to be sufficient for removal of the out-of-use USTs, removal and disposal of contaminated soils found by a subsurface investigation to be adjacent to several of the USTs and one of the shops, follow up confirmatory soil and groundwater sampling and the acquisition and installation of secondary containment for the ASTs.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, pursuant to property improvement plans (“PIPs”) required by the franchisors. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, the fourth largest tenant, Apple, has its flagship retail location at the Mortgaged Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the Mortgaged Property (the “Apple Cube Space”). The Apple store is undergoing a renovation to expand its space by approximately 34,000 square feet, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade (the “Apple Cube Space Renovation”). Apple has the right to terminate its entire lease if the newly renovated space is not delivered by February 3, 2020, subject to force majeure. During the Apple Cube Space Renovation, Apple is occupying the former FAO Schwarz space pursuant to a lease amendment that expires on the earlier of completion of the renovations or December 31, 2018. See “Tenant Issues—Other” below.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, the borrower began a multi-phase renovation in 2013 that is expected to be completed by May 2018 and has an estimated cost of $423,000,000. The remaining renovations include the construction of two new restaurant pads, relocation of a tenant (representing approximately 1.7% of the net rentable area) and the construction of an additional space. The estimated cost for the remaining renovations is approximately $26,200,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Starwood Capital Group Hotel Portfolio, representing approximately 4.2% of the Initial Pool Balance, the borrower was required to reserve $5,883,991 at origination for PIPs or renovations required by the related franchise agreements in connection with 12 of the Mortgaged Properties. See “—Mortgage Pool Characteristics—Property Types—Hotel Properties” above for additional information regarding the amounts reserved for each Mortgaged Property in connection with such PIPs and other renovations.

●	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as AHIP Northeast Portfolio III, representing approximately 3.6% of the Initial Pool Balance, the borrowers are required under the related franchise agreements to complete PIPs at the individual Mortgaged Properties generally within 12 to 24 months after June 22, 2017, the effective date of each of the franchise agreements. At origination, the borrowers deposited approximately $2,055,697 with lender, representing the aggregate amount of PIP renovations required at the individual Mortgaged Properties. The PIPs generally include renovations to the lobby and breakfast room, public restrooms, guest rooms and the business center, the exercise room and updates to the guest room amenities. The borrowers’ failure to complete the PIP work by the deadlines specified under the related franchise agreement constitutes a breach of the franchise agreement and may result in termination of the franchise agreement if the borrower fails to cure such default within 10 or 30 days’ notice of default, as applicable.

●	With respect to the Mortgaged Property identified on Annex A-1 as Embassy Suites – San Luis Obispo, representing approximately 2.8% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a franchisor-mandated PIP that is anticipated to be completed December 2017. At origination, the lender reserved $528,682 to fund the remaining PIP work, representing 100% of the estimated cost.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, each of the Radisson Albany, Radisson Paper Valley, Radisson Billings, Radisson High Point and Radisson Cheyenne Mortgaged Properties failed their most recent franchise inspection report for property condition and brand standards. The related franchisor may terminate the related franchise agreement for failing a franchise inspection report, however in each case the franchisor and the related borrower have agreed to complete a franchisor mandated PIP or, in the case of the Radisson High Point Mortgaged Property, complete certain required repairs, including renovations to guestrooms, common areas and leisure areas, as applicable. Such renovations are required to be completed within 12 months of Mortgage Loan origination. At origination of the Mortgage Loan, the borrower deposited approximately $2,802,940 into a PIP reserve and approximately $20,688 into a required repairs reserve for Radisson High Point to complete such renovations. Required repairs for the property referred to as “Villa Roma”, the inclusion of which as collateral is subject to the funding of the unfunded Pari Passu Companion Loan, are expected to total approximately $27,750.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, the City Place Downtown St. Louis Mortgaged Property is undergoing renovations to convert the existing 440-room hotel into a mixed use project consisting of a 152-room independent hotel with an additional 288 multifamily rentals and commercial space on the ground and lower three floors in the adjacent 3-story building.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DoubleTree St Augustine, representing approximately 1.5% of the Initial Pool Balance, the borrower is required to complete a franchisor mandated PIP that is required to be substantially completed by December 31, 2018. The PIP includes improvements and refurbishments to the guestrooms, common areas and landscaping. At origination of the Mortgage Loan, the borrower reserved $500,000 for the completion of renovations, representing 100% of the estimated cost of completion.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Sheraton - Orlando North, representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property is subject to a franchisor mandated PIP to upgrade the hotel’s signage, new exterior paint, upgrades to guestrooms, among other things. The PIP is required to be completed by December 31, 2017. At origination, the borrower reserved $4,375,000, which represents 125% of the estimated cost to complete the PIP.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Millikan 73 (Nike), representing approximately 0.9% of the Initial Pool Balance, the largest tenant, Nike, is expected to perform, at its sole cost and expense, an estimated $10.0 million elective renovation of its space to accommodate its manufacturing division at the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express Jacksonville Beach, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a franchisor mandated PIP to upgrade guestrooms, the lobby and the gym, among other things. The PIP is required to be completed by the end of 2018. At origination, the borrower reserved $1,311,989, which represents 115% of the estimated cost to complete the PIP.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Fairfield Inn & Suites Columbus East, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is expected to undergo a franchisor-mandated PIP that is required to be completed by August 2018. Planned work includes among other things, renovations to public areas, guest rooms, pool area and building exterior. At origination, the borrower escrowed approximately $541,500 to fund such renovations, representing 125% of the estimated cost of completion.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Quality Suites Buckhead, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is subject to a franchisor mandated PIP to upgrade kitchen countertops, appliances and elevators, among other things. The PIP is required to be completed by October 5, 2017. At origination, the borrower reserved $247,881, which represents 125% of the estimated cost to complete the PIP.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hampton Inn & Suites – Binghamton/Vestal, representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a franchisor-mandated PIP that is required to be completed by March 2018. The remaining work includes renovations to the lobby/breakfast area, guest room bathrooms and pool area. At origination, the borrower escrowed approximately $1,300,000 to fund such renovations, representing 100% of the estimated cost of completion less a 15% contingency.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Courtyard Tulsa, representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a franchisor-mandated PIP that is required to be completed within one year of the Mortgage Loan origination date (March 10, 2018). The remaining work includes renovations to the entrance, exterior signage, guestrooms and exercise room. At origination, the borrower escrowed approximately $1,066,738 to fund such renovations, representing 125% of the estimated cost of completion.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (“FIRREA”). In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Park West Village, representing approximately 5.6% of the Initial Pool Balance, the related borrower is subject to two pending litigations related to prior tenants seeking judicial declaration of apartment units as subject to rent stabilization law and monetary damages (each of a maximum of $79,000) for rent overcharges at the Mortgaged Property. We cannot assure you as to the manner in which these or other similar proceedings will impact the number of rent stabilized units the borrower can convert to market rate units in the future. In addition, the borrower sponsor is subject to two pending suits filed against him by a former business partner for breach of contractual duties under a LLC agreement unrelated to the Mortgaged Property. The suits seek a minimum of $5 million on behalf of the former business partner and $5 million derivatively on behalf of the allegedly damaged entities. The second suit filed by the same plaintiff alleged that the borrower sponsor abused control relating to unrelated properties in which the former business partner has a minority ownership interest. The suit seeks a minimum of $15 million. Both matters are still pending.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as TZA Multifamily Portfolio I on Annex A-1, representing approximately 5.6% of the Initial Pool Balance, the borrower and the borrower’s sole member are currently defendants in a pending civil litigation related to a sexual assault crime that occurred at the Mortgaged Property known as North Washington. The civil litigation alleges that the borrower provided inadequate security at the Mortgaged Property. Since the occurrence of the crime, the borrower has implemented additional security measures at the Mortgaged Property, such as the installation of security cameras, gates and fencing. Since the occurrence of the crime the borrower has implemented additional security measures at the Mortgaged Property, such as security cameras and installation of gates and fencing. Although the costs of the litigation are expected to be fully covered by the borrower’s insurance, there can be no assurance that the litigation will not have a negative reputational effect on the borrower or related loan sponsor.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, the sole tenant at the Mortgaged Properties, Save Mart Supermarkets, is subject to a class action lawsuit filed in 2014 that is currently pending in the Superior Court of California, County of San Mateo. The plaintiff alleges that in pay statements issued by Save Mart Companies, Save Mart Companies failed to list the beginning date for the pay period, the number of hours worked and the rate at which shift premiums were paid, all in violation of the California Labor Code. The court has certified a subclass of plaintiffs and a motion for rehearing seeking to certify an additional class is currently pending. The plaintiff is seeking penalties under the labor code, statutory damages, and attorneys’ fees and costs. Counsel for Save Mart Companies has indicated to the lender that the plaintiff is seeking damages of up to $140 million. Counsel for Save Mart Companies and the borrower cannot provide a likelihood of success on such litigation and have not estimated a likely financial result. The case is set for mediation in June 2017. The borrower has indicated that this litigation is not being covered by their insurance policies. We cannot assure you that the plaintiff would not prevail in the litigation, resulting in Save Mart Companies owing damages and potentially affecting cash flow of Save Mart Companies.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 13 in Annex D-1 and no. 14 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-one (41) of the Mortgage Loans, representing approximately 68.6% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Sixteen (16) of the Mortgage Loans, representing approximately 27.3% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 3.4% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 0.7% of the Initial Pool Balance, was originated in connection with the borrower’s refinancing of a previous mortgage loan for one related Mortgaged Property and the borrower’s acquisition of a second related Mortgaged Property.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Hampton Inn & Suites – Binghamton/Vestal and Aspen Court, representing approximately 0.7% and 0.4%, respectively, of the Initial Pool Balance, proceeds of each such Mortgage Loan refinanced a prior loan that was in maturity default at the time of refinancing.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to twenty-two (22) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as Park West Village, Del Amo Fashion Center, 510 Cottonwood, Embassy Suites – San Luis Obispo, IC Leased Fee Hotel Portfolio, Thompson Square, Marketplace at Delta Township, Skagit Valley, The Arbor, Nine Mile Plaza, Commonwealth Business Center, Millikan 73 (Nike), Holiday Inn Express Jacksonville Beach, Hilltop Village Apartments, Westchester Market, Holiday Inn Express & Suites Saint Augustine, Autumn Ridge and Tompkins Green Apartments, Danube Apartments, Hampton Inn & Suites – Binghamton/Vestal, Cedar Creek Apartments, Desert Sky Retail and Aspen Court, collectively representing approximately 34.9% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Park West Village, representing approximately 5.6% of the Initial Pool Balance, one of the borrower sponsors was involved in a deed-in-lieu of foreclosure in 2011.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, Simon Property Group, L.P., one of the related borrower sponsors, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 510 Cottonwood, representing approximately 3.6% of the Initial Pool Balance, the borrower sponsor and non-recourse carveout guarantor, Mounir Kardosh, caused Nazareth Place, LLC, an entity he controlled, to file for bankruptcy in 2011, following allegations against Nazareth Place, LLC, the borrower sponsor, and others of construction defects at a multifamily property such non-recourse carveout guarantor purchased, renovated and converted to condominium units. The claims were settled, the settlement amount was paid in full in July 2013 and the bankruptcy case was dismissed.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 2, representing approximately 3.4% of the Initial Pool Balance, the single tenant is a wholly owned subsidiary of General Motors Company (“GM”). Due to a variety of circumstances, including high gas prices which impacted sales and the financial crisis of 2008, on June 1, 2009, GM filed for Chapter 11 reorganization. On July 10, 2009, a new entity financed by the United States Treasury, NGMCO Inc., purchased GM’s remaining assets and changed its name to General Motors Company. Since emerging from bankruptcy, GM has invested of $21 billion in its United States operations and regained a position on the S&P 500 index. According to a press release dated January 17, 2017, GM intends to invest an additional $1 billion in its U.S. manufacturing operations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Embassy Suites – San Luis Obispo, representing approximately 2.8% of the Initial Pool Balance, in 2010, the sponsor was the sponsor on a $97,300,000 loan that was in maturity default. The loan was refinanced in 2011. In 2011, the sponsor entered into a forbearance agreement relating to a $36,000,000 loan that was paid off in full in 2012. In 2012, the related sponsor placed a portfolio of hospitality properties encumbered by $193,396,857 of debt into Chapter 11 bankruptcy protection when the related loan entered into maturity default, due, in part, to the related servicer declining to negotiate with respect to the related loan more than three months prior to maturity. The assets were ultimately sold at auction for $170,000,000. Additionally, the sponsor was a minority equity partner in a series of hotel acquisitions. The majority partner elected to allow the hotels to be foreclosed on and such foreclosures occurred between 2011 and 2014.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or

Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Fifty-nine (59) of the Mortgaged Properties, representing in the aggregate approximately 17.4% of the Initial Pool Balance by allocated loan amount, are each leased entirely (or substantially in its entirety) to a single tenant. See Annex A-1.

●	One (1) Mortgaged Property, identified on Annex A-1 as DENT Tower, representing in the aggregate approximately 1.6% of the Initial Pool Balance, are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease that expires prior to, or within 12 months after, the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
510 Cottonwood	3.6%	No	6/30/2027	7/6/2027
GM Logistics Center 2	3.4%	No	5/31/2027	7/1/2027
Millikan 73 (Nike)	0.9%	No	5/31/2027	6/1/2027
Breckenridge Portfolio – Autozone – Plant City	0.2%	No	3/31/2028	8/6/2027
Concorde Portfolio - Conroe Professional Building	0.1%	No	8/31/2022	3/1/2027

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, the largest tenant, Weil, Gotshal & Manges, has the right to terminate (a) its 20,791 square feet of below grade storage space, at any time, by providing at least 12 months’ prior written notice and payment of a the landlord’s unamortized costs, and (b) either (i) its 38,900 square feet of space on the 22nd floor or (ii) its 39,900 square feet of space on the 32nd floor, on or after August 31, 2022, by providing at least 12 months’ prior written notice and payment of a the landlord’s unamortized costs. Additionally, in connection with a renovation of its leased space as described above under “—Redevelopment, Renovation and Expansion” above, the fourth largest tenant, Apple, may terminate its lease if its renovated space is not delivered by February 3, 2020, subject to force majeure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, the fifth largest tenant, Burlington Coat Factory, occupying approximately 3.4% of the net rentable area at the Mortgaged Property, has a termination option exercisable at any time upon at least 270 days prior written notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 85 Broad Street, representing approximately 3.8% of the Initial Pool Balance, the second largest tenant, Oppenheimer, which accounts for approximately 24.7% of the net rentable area at the Mortgaged Property, has the one-time option to terminate its lease with respect to (i) its highest full floor, (ii) its lowest full floor or (iii) the entire demised premises under its lease, in any case, by delivering notice to the landlord at least 18 months prior to February 1, 2024, which notice must be accompanied by payment of a termination fee. Additionally, the third largest tenant, Nielsen, which accounts for approximately 10.5% of the net rentable area at the Mortgaged Property, has the one-time option to terminate its lease with respect to (i) its highest full floor, (ii) its lowest full floor, (iii) a single full floor of the demised premise that is not contiguous to any other floor demised under its lease or (iv) the entire demised premises under its lease, in any case, by delivering notice to the landlord at least 15 months prior to March 11, 2020, which notice must be accompanied by payment of a termination fee.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 245 Park Avenue, representing approximately 3.6% of the Initial Pool Balance, the largest tenant, Société Générale, which accounts for approximately 32.6% of the net rentable square feet and approximately 27.4% of the underwritten base rent at the Mortgaged Property, has the right to terminate either the highest full floor leased or the highest two full floors (if such floors are contiguous) under either the related sublease of space from JP Morgan Chase Bank, N.A. or under its direct lease with the related borrower, with notice by May 1, 2021.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Arbor, representing approximately 1.2% of the Initial Pool Balance, the second largest tenant, Medical Dynamics, Inc., representing approximately 16.1% of the net rentable area, has the right to terminate its lease on July 31, 2022, with prior written notice given by July 31, 2021.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts titled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. In particular, certain of the Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. Generally such tenants were underwritten as if they were in occupancy and paying full contractual rent. In addition, certain tenants’ rent may have been underwritten on a straight-lined basis. See Annex A-1 and the accompanying footnotes for additional information and Annex A-3 regarding additional information for the 15 largest Mortgage Loans.

For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, the fourth largest tenant, Apple, recently executed an extension for 102,994 square feet through January 31, 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the Mortgaged Property, while the Apple Cube Space undergoes renovation. Under Armour has signed a lease for the former FAO Schwarz space and is expected to take occupancy after Apple vacates. Apple is obligated to vacate its temporary space by December 31, 2018, and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 square feet of expansion space commencing in August 2017. In addition, Under Armour has entered into a lease for approximately 2.5% of net rentable square footage at the Mortgaged Property, and is the second largest tenant by underwritten rent (approximately 11.3% of underwritten rent), but is not yet in occupancy or required to pay rent. Under Armour’s lease commences upon the substantial completion of the landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019; provided that the failure to deliver the space is not due to tenant caused delays or force majeure. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date. In lieu of depositing the free rent reserves for Apple and Under Armour at origination, the borrower delivered to the lender a guaranty (a “BPLP Guaranty”) under which a borrower sponsor, Boston Properties Limited Partnership, provided a payment guaranty, that in part, guarantees approximately free rent for Apple and Under Armour. In addition, the BPLP Guaranty guarantees the gap rent between the rent that Apple is currently paying to occupy the space that is expected to be occupied by Under Armour, and the rent Under Armour will be required to pay once its lease commences. In addition, the second largest tenant, Aramis, subleases 9,725 square feet to GF Capital Management.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, the borrower executed a 10 year master lease with the borrower sponsor with respect to three tenants (which, in the aggregate, represent approximately 4.5% of NRA and 5.3% of underwritten rent). Such tenants, set forth as follows, have executed leases but are not yet in occupancy or fully paying rent: (1) Dave & Buster’s (expected lease commencement date of May 2018), (2) Marshalls (expected lease commencement date of May 2018) and (3) EMC Seafood & Raw Bar (expected lease commencement date of January 2018). The master lease provides for annual rent equivalent to the tenants’ combined annual rent, provided that such obligations are reduced pro rata upon each of the tenants taking occupancy and commencing payment of unabated rent. The master lease income is included in underwritten income.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 85 Broad Street, representing approximately 3.8% of the Initial Pool Balance, the largest tenant, WeWork, has rent abatement on its 27th floor leased space (representing 3.5% of the net rentable area) that ends in August 2017 and the fourth largest tenant, Vox Media, has rent abatement on a portion of its occupied space (representing 7.7% of the net rentable area) that ends in January 2018. A free rent reserve in the aggregate amount of $570,850 will be funded through scheduled ongoing deposits set forth in the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 245 Park Avenue, representing approximately 3.6% of the Initial Pool Balance, the largest tenant, Société Générale, subleases 36,425 square feet to Brunswick Group and 36,425 square feet to Mio Partners, Inc. The second largest tenant, JP Morgan Chase Bank, N.A., subleases 562,347 square feet to Société Générale, 90,556 square feet to Houlihan Lokey Inc., 49,133 square feet to The Nemec Agency, 34,058 square feet to Pierpont Capital Holdings LLC and 15,939 square feet to JLL Partners, LLC. The third largest tenant, Major League Baseball, subleases 37,385 square feet to the National Bank of Australia, 24,840 square feet to Houlihan Lokey Inc. and 10,525 square feet to Anthos USA Inc. Occupancy at the Mortgaged Property includes the subleased spaces. Major League Baseball (which accounts for approximately 12.8% of the net rentable square feet and approximately 21.8% of the underwritten base rent at the Mortgaged Property), executed a lease at another property and has declared its intention to move into such space in 2019 and will therefore be dark for the last three years of its lease ending in October 2022.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, the Save Mart Portfolio - Dick’s Sporting Goods - Folsom Mortgaged Property and the Save Mart Portfolio - Dick’s Sporting Goods - Salinas Mortgaged Property, collectively representing approximately 6.4% of the net rentable area at the Mortgaged Properties are each subleased to Dick’s Sporting Goods pursuant to subleases expiring on April 30, 2027 and January 31, 2023, respectively.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Fillmore Philadelphia, representing approximately 2.8% of the Initial Pool Balance, Urban Eel and Mad Rex, the fourth and fifth largest tenants, representing approximately 7.7% and 5.9% of net rentable area, respectively, have accepted their respective spaces and are paying rent but are currently in the process of building out their spaces and are not yet in occupancy.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Millikan 73 (Nike), representing approximately 0.9% of the Initial Pool Balance, the largest tenant, Nike, currently occupying approximately 60.2% of the net rentable area at the Mortgaged Property, is paying half of the base rent for such space through November 2017. Nike is anticipated to take occupancy of the remaining net rentable area at the Mortgaged Property (which space is currently occupied by Partners on Demand, with a related lease expiration date in December 2017) in January 2018 and will be in a rent abatement period with respect to such remaining space from January 16, 2018 through March 30, 2018.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to one-hundred and four (104) of the Mortgaged Properties securing in whole or in part by the Mortgage Loans, identified on Annex A-1 as Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, Save Mart Portfolio, GM Logistics Center 2, Rosdev Industrial Portfolio – Arro-Muskegon, Rosdev Industrial Portfolio – Arro-Hodgkins, Sheraton - Orlando North and Courtyard Tulsa, collectively representing approximately 20.0% of the Initial Pool Balance in the aggregate by allocated loan amount, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty nos. 5 and 6 in Annex D-1 and nos. 6 and 7 on Annex D-2 and the exceptions thereto in Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, Charles Schwab, representing approximately 0.4% of the net rentable area, has a right of first offer (the “Schwab ROFO”) to purchase its portion of the Mortgaged Property if the borrower decides to market the Mortgaged Property for sale. The Schwab ROFO is not extinguished by foreclosure and applies to sales of the Mortgaged Property after foreclosure; however, the Schwab ROFO does not apply to a foreclosure or deed-in-lieu thereof.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, two of the related Mortgaged Properties are subject to rights of first offer. With respect to the Save Mart – Modesto Mortgaged Property, a restriction agreement includes a right to purchase in favor of an adjacent third party property owner (“SPP”). The purchase right is triggered if there is a “complete cessation of operation of a business” on the Mortgaged Property for a period of 24 consecutive months. The 24-month period can be extended for force majeure, which includes fire or other casualty; however, if a fire or other casualty, the borrower must commence reconstruction within 24 months after the date of such fire or other casualty and diligently prosecute such reconstruction to completion. The right is personal to SPP (subject to certain exceptions), may not be assigned and may only be exercised if SPP is the fee owner of a portion of the shopping center on which buildings totaling in the aggregate of 30,000 square feet are located at the time the purchase option is exercisable. The purchase price is the highest of (i) the fair market value of the Mortgaged Property, (ii) the repurchase price under any sale leaseback arrangement, plus the value of any building and related improvements and remaining trade fixtures and equipment not included in the sale leaseback arrangement, or (iii) the unamortized amount of any indebtedness secured by a deed of trust on the property plus (1) any premium, fee, penalty or other expense required by the lender to prepay the indebtedness and (2) the higher of the remaining book value or appraised value of any building and related improvement and any remaining trade fixtures and equipment not included in such indebtedness. With respect to the Save Mart - Jackson Mortgaged Property, an adjoining third party property owner has an option to purchase the Mortgaged Property in the event a supermarket is not operated thereon for a continuous period of 6 consecutive months (which can be extended for periods of force majeure, which includes restoration following a casualty or condemnation). The purchase price is the fair market value of the Mortgaged Property, determined by an appraisal procedure set forth in the purchase option agreement. In the event that such purchase options are exercised, the borrower is required to release or substitute the applicable Mortgaged Property pursuant to the Mortgage Loan documents. See “Description of the Mortgage Pool—Releases; Partial Releases” below.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 2, representing approximately 3.4% of the Initial Pool Balance, the single tenant is permitted to purchase the Mortgaged Property with (i) 12 months’ notice after the June 1, 2018 or (ii) within 30 days after (x) the initial term of the lease, which expires May 31, 2027 and (y) each renewal term. The purchase price is equal to (a) the base rent for the preceding 12 months divided by (b) a capitalization rate of 7.5%.

●	With respect to the Mortgage Loan partially secured by the Mortgaged Property identified on Annex A-1 as Starwood Capital Group Hotel Portfolio – Holiday Inn Express & Suites Terrell, representing less than 0.1% of the Initial Pool Balance by allocated loan amount, Tanger Properties Limited Partnership, the developer, has the right to repurchase the Mortgaged Property in the event of a breach of the covenants, conditions and restriction of the related declaration (the “Declaration”), such as, among other defaults, the improvements and facilities on the Mortgaged Property are abandoned or permanently closed, the borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty to or remodeling) or the borrower otherwise violates the Declaration (including, among other things, (i) failing to comply with environmental laws, zoning laws, easements and other restrictions applicable to the Mortgaged Property, (ii) encumbering, selling or otherwise conveying or subdividing the Mortgaged Property without the prior written consent of developer, or (iii) failing to maintain the Mortgaged Property in the manner consistent with the remainder of the related shopping center site). In the event the repurchase option is exercised, the related borrowers are required to release the Mortgaged Property in accordance with the Starwood Capital Group Hotel Portfolio Whole Loan documents (including, without limitation, payment of the applicable release price). See “—Certain Terms of the Mortgage Loans—Partial Releases” below for additional information. In addition, with respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has a right of first refusal to purchase the related Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the Borrower’s interest in the franchise agreement, an ownership interest in the Borrower or a controlling direct or indirect interest in the Borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined under the franchise agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, Save Mart Supermarkets, is an affiliate of the borrower sponsor.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Fillmore Philadelphia, representing approximately 2.8% of the Initial Pool Balance, the related Mortgaged Property has been master leased to AJAX Metal Building Master Tenant, L.P., which has a 1% general partner that is owned and controlled solely by the sponsor guarantor, but is 99% owned by an unaffiliated investor.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, each of the Mortgaged Properties is subject to a ground lease between the related borrower, as ground lessor, and the related ground tenant, and the borrowers are affiliates of the ground tenants.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DENT Tower, representing approximately 1.6% of the Initial Pool Balance, the largest tenant, Dent Neurologic, representing approximately 75.7% of the net rentable area at the Mortgaged Property, is an affiliate of the borrower.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1200 State Fair, representing approximately 1.4% of the Initial Pool Balance, the second largest tenant, United Auto Supply of Syracuse, West, Inc., representing approximately 27.2% of the net rentable area at the Mortgaged Property, is an affiliate of the borrower sponsors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Fifty-five (55) of the Mortgaged Properties, securing Mortgage Loans representing 22.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, Rosdev Industrial Portfolio, Breckenridge Portfolio - Dollar General – Neeses, Breckenridge Portfolio - Dollar General – Danielsville, Breckenridge Portfolio - Dollar General – Loris, Breckenridge Portfolio - Dollar General – Leland, Breckenridge Portfolio - Dollar General – Longs, Breckenridge Portfolio - Dollar General – Iva, Breckenridge Portfolio - Dollar General – Sumter, Breckenridge Portfolio - Family Dollar - Warner Robins, Breckenridge Portfolio - Family Dollar – Albany, Breckenridge Portfolio - Family Dollar – Montgomery, Ionis Pharmaceuticals – Faraday Ave and Walgreens Grand Rapids, collectively representing approximately 8.6% of the Initial Pool Balance by allocated loan amount, each related borrower may rely on the applicable single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents. If the single tenant fails to provide acceptable insurance coverage, the related borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, so long as TRIPRA is in effect and a third party insurer satisfying the requirements under the Mortgage Loan documents is providing a primary layer of $250 million in terrorism insurance, and subject to the lender’s reasonable approval and the satisfaction of certain conditions (including that covered losses which are not reinsured by the federal government under TRIPRA are required to be reinsured with a cut-through endorsement (or its equivalent) by a third-party insurer rated not less than “A:X” or better in the current Best’s Insurance Reports, “A” by S&P, and “A2” or better by Moody’s, to the extent Moody’s rates any certificates, notes or other securities in connection with the securitization of the General Motors Building Whole Loan and rates the applicable insurer, and the remaining amount of such terrorism insurance will be eligible for payment by the US federal government under TRIPRA), the Mortgage Loan documents permit NYXP, LLC, a captive insurance company wholly-owned by a borrower sponsor, Boston Properties Limited Partnership, to provide the remaining required terrorism insurance for the Mortgaged Property. Currently, third party-provided terrorism insurance is in-place.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 16 and 29 on Annex D-1 and nos. 17 and 30 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 6 and 24 on Annex D-1 and nos. 7 and 25 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Starwood Capital Group Hotel Portfolio(1)	4.2%	60.4%	60.4%	$956,000,000	65.3%	65.3%	$884,700,000
AHIP Northeast Portfolio III(2)	3.6%	59.9%	54.8%	$87,500,000	63.5%	58.2%	$82,500,000
Sheraton - Orlando North(3)	1.4%	46.0%	34.9%	$28,200,000	52.6%	39.9%	$24,700,000
Hampton Inn & Suites - Binghamton/Vestal(4)	0.7%	61.8%	51.6%	$9,700,000	74.9%	62.6%	$8,000,000
Courtyard Tulsa(5)	0.6%	60.2%	51.2%	$9,500,000	71.5%	60.8%	$8,000,000

(1)	Reflects a premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. In addition, the Appraised Value for nine of the Mortgaged Properties is based on the “as renovated” value. The sum of the “as-is” and “as renovated” values, as applicable, for each of the Mortgaged Properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “as-is” value for each individual property as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 65.3%.

(2)	Reflects an aggregate appraisal on an “as complete” value as of June 1, 2018 (or June 1, 2019, in the case of the Homewood Suites - Egg Harbor Mortgaged Property) which assumes the completion of the PIP renovations. Approximately $2,055,697 was reserved at origination of the related Mortgage Loan for the borrowers’ ongoing PIP renovations.

(3)	Reflects an appraisal on an “as-is” value inclusive of a capital expenditure deduction for which a reserve was established at origination.

(4)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated completion date of April 1, 2018.

(5)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated completion date of January 1, 2018.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, such Mortgage Loan is part of a Whole Loan that also includes an unfunded Pari Passu Companion Loan with a maximum principal balance of $14,880,000. Assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan, the Appraised Value and Cut-off Date Loan-to-Value Ratio for such Mortgage Loan is $99,800,000 and 77.5%, respectively. See “Risk Factors—Future Funding Obligations Entail Risk.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 26 on Annex D-1 and no. 27 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable). For example:

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two or three years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, the Mortgage Loan documents do not require a non-recourse carve-out guarantor or environmental indemnitor. Only the single purpose entity borrower, 767 Fifth Partners LLC, is liable for customary non-recourse carve-outs. No minimum net worth or liquidity was required under the Mortgage Loan documents. The Mortgaged Property is covered against certain environmental matters by a pollution legal liability-type environmental insurance policy issued by Chartis Specialty Insurance Company (a member company of American International Group Inc.) with limits of $20 million per incident and $40 million in the aggregate, subject to a $50,000 deductible. American International Group Inc. has an S&P rating of “BBB+”. The policy period ends September 15, 2018. Upon expiration of the existing policy, the Mortgage Loan documents require the borrower to provide a replacement policy, issued by an insurer having an minimum A.M. Best’s rating of “A-/VIII” that is maintained and renewed annually with a combined single limit of $5 million and a deductible no greater than $100,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, for so long as Simon Property Group, L.P. (the current guarantor) or certain affiliates of JPMorgan Chase Bank, N.A. (none of whom are presently guarantors but one or more of which may become a replacement guarantor under the Mortgage Loan documents) is the guarantor, the liability of such guarantors under the related non-recourse carveout guaranty (which also covers environmental obligations) is capped at $117,000,000 in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Starwood Capital Group Hotel Portfolio, representing approximately 4.2% of the Initial Pool Balance, the aggregate liability of the non-recourse carveout guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of such event, plus reasonable third-party collection costs actually incurred by the lender in connection with the enforcement of its rights under the guaranty or any other Whole Loan document.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 85 Broad Street, representing approximately 3.8% of the Initial Pool Balance, the maximum aggregate liability of the related guarantor for the non-recourse carveouts related to bankruptcy will be capped at (i) 15.0% of the original principal balance of the 85 Broad Street Whole Loan plus (ii) the “borrower’s recourse liabilities” as defined in the Mortgage Loan agreement and costs of enforcement and collection, including reasonable attorneys’ fees.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 2, representing approximately 3.4% of the Initial Pool Balance, the Mortgaged Property benefits from a 10-year tax abatement program (the “Tax Abatement Program”) approved by the Allen County Council. Pursuant to the Tax Abatement Program, real estate taxes will be abated as follows: Year 1 (100%); Year 2 (95%); Year 3 (80%); Year 4 (65%); Year 5 (50%); Year 6 (40%); Year 7 (30%); Year 8 (20%); Year 9 (10%); Year 10 (5%).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Fillmore Philadelphia, representing approximately 2.8% of the Initial Pool Balance, the related Mortgaged Property is expected to benefit from two tax incentive programs. First, the Mortgaged Property is expected to benefit from a real estate tax abatement on individual tenant spaces. Such abatement commences upon the issuance of receipt of a certificate of occupancy for the respective space, and ends 10 years thereafter. This tax abatement is only for the amount of additional assessment attributable to improvements made under a city-issued building permit that affects the assessed value of the property and all values for land and pre-existing unimproved structures will remain taxable. Second, the Mortgaged Property has undergone renovations in part financed under the Federal Historic Preservation Tax Incentives Program and receives historic tax rehabilitation credits, allowing the borrower to received income tax credits, which the borrower in turn has agreed to pass-through in full to the Master Tenant. There is a 5-year recapture period following the completion of the rehabilitation and date on which the final improvement subject to the rehabilitation are “placed in service” (which date occurred on July 10, 2017), which expires on July 10, 2022. Pursuant to a subordination, non-disturbance and attornment agreement, the lender has agreed with the AJAX Metal Building Master Tenant, L.P. (the “Master Tenant”), among others, that (a) in the event the holder of the Mortgage Loan forecloses on the Mortgaged Property prior to the expiration of the recapture period, the master lease for the Mortgaged Property between the borrower and the Master Tenant will remain in effect and not be terminated and (b) the holder of the Mortgage Loan will not transfer the related Mortgaged Property to a governmental or tax-exempt entity or to any other entity which would cause the recapture of the tax credits as described in Sections 47 and 50 of the Code. In addition, Master Tenant agreed to comply with the lockbox and cash management provisions in the Mortgage Loan documents, however, such contractual relationship does not create a security interest in the subrents from the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 114 W Adams, representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property benefits from two tax incentive programs. The first provides tax abatements for the rehabilitation/redevelopment of obsolete properties by freezing the taxable value of the Mortgaged Property at $413,018 through either the end of 2027, provided that, among other conditions, the Mortgaged Property continue to operate as a multifamily property. A recourse carveout for losses as a result of, or caused by, (i) the loss of any tax credits or abatements as a result of the failure of the same to be transferrable to the lender or the subsequent owner of the Mortgaged Property following any foreclosure or acceptance of a deed-in-lieu thereof, or (ii) any recapturing (or action or proceeding to recapture) of any tax credits or abatements as a result of a breach or default tax program was added to the Mortgage Loan documents. The second tax incentive program provides the Mortgaged Property with historic rehabilitation tax credits (“HTCs”) allowing the borrower sponsors to receive income tax credits (as opposed to real estate tax credits). With respect to such HTCs, there is a 5-year recapture period if the borrower sponsors sell or transfer (including via foreclosure) the Mortgaged Property or do not continue to operate it as a multifamily property, such HTCs would have to be repaid. A loss carveout was added to the Mortgage Loan documents for any losses to the lender as a result of anything related to the HTCs, including, without limitation, any recapture obligations.

●	With respect to Mortgage Loan partially secured by the Mortgaged Property identified on Annex A-1 as AHIP Northeast Portfolio III - SpringHill Suites - Bellport, representing approximately 1.1% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is subject to a lease and project agreement (the “IDA Lease”) between the Brookhaven Industrial Development Agency (the “Agency”), as ground lessor, and the related borrower, as ground lessee, which expires on November 30, 2021. Under the IDA Lease, (i) the related borrower is obligated to pay to the ground lessor an amount equal to the base rent equal to $1.00 plus a $1,000 annual compliance fee, due by January 1 of each year beginning in 2018, and (ii) the related borrower is permitted, under the payment-in-lieu-of-taxes (“PILOT”) program, to pay an amount equal to the normal tax assessment on the land and improvements existing on the Mortgaged Property as of December 1, 2008 (approximately $8,929 according to the appraiser), and are not required to pay any increase in assessment resulting from the acquisition, construction, and equipping of the Mortgaged Property after such date. In addition, under the PILOT program, the related borrower is required to employ at least 36 full-time employees at the Mortgaged Property. Upon the expiration or earlier termination of the IDA Lease, (i) the Mortgaged Property will be reassessed (to include the new improvements) and it is anticipated that annual taxes commencing December 1, 2021, will be approximately $520,711 according to the appraiser, and (ii) the Agency is obligated to sell the Mortgaged Property to the related borrower for a purchase price equal to $1.00, plus applicable fees, subject to the satisfaction of the conditions, including updated recordable and title documents reflecting a first priority lien upon the fee interest, set forth in the Mortgage Loan documents. The Agency consented to the Mortgage Loan and granted a first priority lien on its fee interest in the Mortgaged Property to the lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Nine (9) Mortgage Loans, representing approximately 34.7% of the Initial Pool Balance, provide for interest only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-nine (29) Mortgage Loans, representing approximately 32.8% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Twenty (20) Mortgage Loans, representing approximately 31.9% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, provides for interest-only payments prior to a specified Anticipated Repayment Date, occurring approximately 10 years following the related origination date with respect to such Mortgage Loan, with no scheduled amortization prior to that date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Full IO	9	$312,250,000	34.7%
Amortizing	29	295,001,592	32.8
Partial IO	20	286,930,000	31.9
Full IO, ARD	1	4,500,000	0.5
Total:	59	$898,681,592	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	14	$327,642,244	36.5%
5	7	99,255,920	11.0
6	37	421,783,427	46.9
9	1	50,000,000	5.6
Total:	59	$898,681,592	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	50	$731,911,592	81.4%
2 (once each twelve month period)	1	50,000,000	5.6
5	3	37,420,000	4.2
7	5	79,350,000	8.8
Total:	59	$898,681,592	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

One (1) Mortgage Loan secured by the Mortgaged Property identified as Walgreens Grand Rapids on Annex A-1 (the “ARD Loan”), representing approximately 0.5% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

The ARD Loan is interest-only; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that the ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that the ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until, and such Excess Interest will be required to be paid only after, the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

“Excess Interest” with respect to an ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Single Purpose Entity Covenants

See representation and warranty no. 31 on Annex D-1 and no. 32 on Annex D-2 and the exceptions thereto on Annex D-3 (subject to the limitations and qualifications set forth in the preamble to Annex D-1 or Annex D-2, as applicable).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fifty-one (51) of the Mortgage Loans, representing approximately 81.8% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each

Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Six (6) of the Mortgage Loans, representing approximately 13.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 3.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to (i) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and then (ii) either (a) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or (b) to defease such Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 0.9% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease such Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	8	14.7%
4	38	51.6
5	4	6.7
6	2	5.8
7	7	21.2
Total	59	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of fifty-three (53) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as TZA Multifamily Portfolio I, representing approximately 5.6% of the Initial Pool Balance, at any time after two years from the closing date of this securitization (prior to April 1, 2027), the borrower may obtain the release of any individual Mortgaged Property; provided that, among other conditions, (a) no event of default under the Mortgage Loan documents is continuing, (b) the borrower provides defeasance collateral equal to 115% of the released Mortgaged Property’s allocated loan balance, (c) the loan-to-value ratio with respect to the remaining properties is no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives a REMIC opinion and (d) the amortizing debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (a) 1.50x and (b) the debt service coverage ratio immediately prior to the release.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Starwood Capital Group Hotel Portfolio, representing approximately 4.2% of the Initial Pool Balance, the borrowers may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments by prepayment with yield maintenance (if applicable), subject to the satisfaction of certain conditions, including, among others, (i) payment of an amount equal to or exceeding the Release Price (as defined below) with respect to such individual Mortgaged Property or individual Mortgaged Properties, (ii) after giving effect to the release, the debt service coverage ratio (as calculated in the Starwood Capital Group Hotel Portfolio Mortgage Loan documents) of the Mortgaged Properties then remaining subject to the lien of the security instruments is equal to or greater than the greater of (a) 2.65x and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately preceding such release (provided that the borrowers are permitted to prepay a portion of the Starwood Capital Group Hotel Portfolio Whole Loan in an amount reasonably determined by the lender necessary to satisfy the debt service coverage ratio requirement (together with the yield maintenance premium, if applicable) or deposit cash with the lender in an amount determined by the lender necessary to, after giving effect to the release, satisfy the debt service coverage ratio requirement, and (iii) satisfaction of REMIC requirements). Notwithstanding the foregoing, in the event Tanger Properties Limited Partnership exercises its repurchase right under a recorded declaration and agreement affecting the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Terrell to purchase the applicable Mortgaged Property, the borrowers are required to promptly cause the Mortgaged Property to be released in compliance with the Mortgage Loan documents (including payment of the applicable Release Price and satisfaction of REMIC requirements) at such time, including, without limitation, during the lockout period. “Release Price” means the following amount: (1) if less than $57,727,000 of the Starwood Capital Group Hotel Portfolio Whole Loan has been prepaid in connection with prior releases, then 105% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released, (2) if less than $86,590,500 has been prepaid, then 110% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released, (3) if less than $115,454,000 has been prepaid, then 115% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released and (4) (A) after $115,454,000 has been prepaid or (B) if such individual Mortgaged Property or Mortgaged Properties being released are to be conveyed to an affiliate of the borrowers or certain of its affiliates, then the “Release Price” means in each case 120% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released. If the release of any individual Mortgaged Property causes the aggregate prepaid Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” under the Mortgage Loan documents is required to equal the sum of (x) the portion of the allocated loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the corresponding percentage and (y) the portion of the allocated loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage shown above.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as AHIP Northeast Portfolio III, representing approximately 3.6% of the Initial Pool Balance, in connection with a bona fide third-party sale of any of the individual Mortgaged Properties, the borrower may obtain the release of the related individual Mortgaged Property after the expiration of the lockout period; provided that, among other things, (i) the borrower provides defeasance collateral in an amount equal to 110% of the allocated loan amount of the individual Mortgaged Property being released, (ii) the debt service coverage ratio of the remaining Mortgaged Properties following such release is no less than the greater of (1) the debt service coverage ratio immediately prior to such release and (2) 1.80x, and (iii) the loan-to-value ratio of the remaining Mortgaged Properties following such release is no more than the lesser of (1) the loan-to-value ratio immediately prior to such release and (2) 59.9%, provided, however, that this clause (iii) will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining Mortgaged Properties is 15.0% or higher.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, provided no event of default under the Mortgage Loan is continuing, the borrower may obtain the release of any of the Mortgaged Properties at any time on or after the later of (x) January 6, 2018 and (y) the first payment date following the closing date of the securitization into which the last Save Mart Portfolio Pari Passu Companion Loan is deposited; provided, however, that if related Whole Loan has not been securitized on or prior to June 6, 2018, then June 6, 2018, subject to certain conditions including: (i) payment in an amount equal to the Adjusted Release Amount for such Mortgaged Property being released, (ii) payment of the applicable yield maintenance premium, (iii) the sale of the Mortgaged Property being released is to an unaffiliated third party, unless the lender consents to an arm’s length transaction with an affiliate of the borrower or the tenant, (iv) after giving effect to such release, the debt service coverage ratio and the debt yield for the remaining properties is equal to or greater than the greater of (x) the debt service coverage ratio and the debt yield for the Mortgaged Properties as of the origination date and (y) the debt service coverage ratio and the debt yield immediately prior to such release, (v) after giving effect to such release, the loan-to-value ratio for the remaining properties is not greater than the lesser of (x) the loan-to-value ratio for the Mortgaged Properties as of the origination date and (y) the loan-to-value ratio immediately prior to such release, (vi) delivery of a REMIC opinion and (vii) receipt of a Rating Agency Confirmation. The “Adjusted Release Amount” means the greater of (a)(i) to the extent that the aggregate of the Adjusted Release Amounts paid in connection with the properties released prior to such release is equal to or less than 25% of the original principal amount of the Whole Loan, 125% of the allocated loan amount with respect to such property until 25% of the original principal amount of the Whole Loan has been paid, and 115% of the remaining portion of the allocated loan amount with respect to such property and (ii) to the extent that the aggregate of the Adjusted Release Amounts paid in connection with all the properties released prior to such release is greater than 25% of the original principal amount of the Whole Loan, 115% of the allocated loan amount with respect to such property, and (b) 85% of the net sales proceeds with respect to such property being released.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, the borrower may substitute any of the Mortgaged Properties for any other property owned by the borrower or any affiliate thereof that satisfies certain conditions set forth in the Mortgage Loan documents including: (i) the conditions for release as described above (other than the payments of yield maintenance and an Adjusted Release Amount requirements and the requirement that the substitution be in connection with an arm’s length transaction), (ii) the amount of the Whole Loan allocated to the substitute property is equal the allocated loan amount of the related substituted property, (iii) the substitute property is required to be used as a grocery store or other acceptable retail store pursuant to the related Mortgage Loan documents and (iv) after giving effect to such substitution, the aggregate allocated loan amounts of the properties substituted may not exceed 20% of the Whole Loan amount (provided that, if (a) the substituted property has “gone dark”, has been vacated by the Save Mart tenant or the Save Mart tenant at such substituted property has ceased to occupy or operate on a permanent basis, (b) the substituted property has been subleased by the Save Mart tenant, (c) the substituted property is subject to an event of loss purchase offer pursuant to the Save Mart lease, or (d) the substituted property is subject to purchase option pursuant to existing purchase option agreements, then the substitution of such substituted property will be ignored for purposes of such 20% cap).

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 2.7% of the Initial Pool Balance, in connection with a third-party sale of any of the individual Mortgaged Properties, the related borrower may obtain the release of the such individual Mortgaged Property after the expiration of the lockout period, provided that among other things, (i) the debt service coverage ratio of the remaining Mortgaged Properties following such release is no less than the greater of (1) 1.33x and (2) the debt service coverage ratio in place immediately prior to such release, (ii) the loan-to-value ratio of the remaining Mortgaged Properties is no more than the lesser of (1) 130.0% and (2) the loan-to-value ratio in place prior immediately to such release, and (iii) payment of an amount equal to the greater of (1) 100% of the allocated net proceeds for such individual Mortgaged Property being released and (2) 130% of the allocated loan amount for such individual Mortgaged Property being released.

●	With respect to the Mortgage Loan secured by a portfolio of Mortgaged Properties identified on Annex A-1 as Rosdev Industrial Portfolio, representing approximately 2.3% of the Initial Pool Balance, provided no event of default exists, the borrower may obtain a release of any of the Rosdev Industrial Portfolio Mortgaged Properties, upon satisfaction of certain conditions, including (a) partial defeasance of the Rosdev Industrial Portfolio Mortgage Loan in an amount equal to the Rosdev Release Amount, (b) delivery of a REMIC opinion; and (c) receipt of a Rating Agency Confirmation with respect to such release. The “Rosdev Release Amount” means the greater of (x)(i) with respect to the Edge Adhesives - Fort Worth, Edge Adhesives - Grove City and JustRite - Anderson Mortgaged Properties, 101% of the then-outstanding allocated loan amount for the individual property being released, and (ii) with respect to the Arro - Muskegon and Arro - Hodgkins Mortgaged Properties, 115% of the then-outstanding allocated loan amount for the individual property being released, in each case as such allocated loan amount is reduced by the pro rata share of any amortization of the outstanding principal amount of the Mortgage Loan derived from application of the mandatory amortization following the interest-only period, (y) an amount such that, after giving effect to the partial defeasance, the debt service coverage ratio for the remaining properties is not less than the greater of (i) the debt service coverage ratio determined immediately prior to the release and (ii) the debt service coverage ratio as origination; and (z) an amount such that, after giving effect to the partial defeasance, the loan-to-value ratio for the remaining properties is not more than the lesser of (i) the loan-to-value ratio determined immediately prior to the release and (ii) the loan-to-value ratio as of the origination date.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Breckenridge Portfolio, representing approximately 2.1% of the Initial Pool Balance, provided no event of default under the Mortgage Loan is continuing, the borrower may obtain the release of any of the Mortgaged Properties at any time (x) on or after the second anniversary of the securitization Closing Date and (y) prior to May 6, 2027, subject to certain conditions including: (i) payment in an amount equal to the Adjusted Release Amount for such Mortgaged Property being released, (ii) delivery of a REMIC opinion and (iii) receipt of a Rating Agency Confirmation. The “Adjusted Release Amount” means the greater of (a) 120% of the allocated loan amount with respect to the Mortgaged Property being released and (b) an amount that, (i) after giving effect to such release, the debt service coverage ratio and the debt yield for the remaining properties is equal to or greater than the greater of (x) the debt service coverage ratio and the debt yield for the Mortgaged

Properties as of the origination date and (y) the debt service coverage ratio and the debt yield immediately prior to such release, and (ii) after giving effect to such release, the loan-to-value ratio for the remaining properties is not greater than the lesser of (x) the loan-to-value ratio for the Mortgaged Properties as of the origination date and (y) the loan-to-value ratio immediately prior to such release.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Pioneer Pines Mobile Home Park, representing approximately 1.8% of the Initial Pool Balance, provided no event of default under the Mortgage Loan is continuing, the borrower may obtain the release of either one or both parcels at the related Mortgaged Property at any time after the second anniversary of the Closing Date subject to certain conditions including: (i) the parcel being released is conveyed to an affiliate of the borrower, (ii) payment in an amount equal to the Release Price for the parcel being released, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation. The “Release Price” means the greater of (a) 105% of the allocated loan amount of the parcel being released and (b) the amount such that, as determined with respect to the remaining Mortgaged Property, after giving effect to such release, (x) the debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) is not less than the greater of (A) the debt service coverage ratio of all of the Mortgaged Property as of the origination date and (B) the debt service coverage ratio for the Mortgaged Property (including the release parcel) immediately prior to the release, (y) the debt yield for the remaining Mortgaged Property is not less than the greater of (A) the debt yield of all of the Mortgaged Property as of the origination date and (B) the debt yield for the Mortgaged Property (including the release parcel) immediately prior to the release, and (z) the loan-to-value ratio for the remaining Mortgaged Property is not greater than the lesser of (A) the loan-to-value ratio for the Mortgaged Property as of the origination date and (B) the loan-to-value ratio for all of the Mortgaged Property (including the release parcel) immediately prior to the release. In order to effectuate such release, the borrower may subdivide the Mortgaged Property into separate, legally subdivided parcels in preparation for obtaining a release of such parcel in accordance with the related Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Skagit Valley, representing approximately 1.3% of the Initial Pool Balance, provided that no event of default under the Mortgage Loan is continuing, the borrower may obtain the release of an outparcel on which the tenant doing business as “Denny’s” operates (the “Release Outparcel”) at any time after the second anniversary of the Closing Date and prior to six months before the related maturity date of the Mortgage Loan, subject to certain conditions including: (i) payment in an amount equal to the Release Price for the Release Outparcel being released, (ii) delivery of a REMIC opinion and (iii) receipt of a Rating Agency Confirmation. The “Release Price” means the greater of (a) $1,800,000 and (b) the amount such that, as determined with respect to the remaining Mortgaged Property, after giving effect to such release, (x) the debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) is not less than the greater of (A) the debt service coverage ratio of all of the Mortgaged Property as of the origination date and (B) the debt service coverage ratio for the Mortgaged Property (including the Release Parcel) immediately prior to the release, (y) the debt yield for the remaining Mortgaged Property is not less than the greater of (A) the debt yield of all of the Mortgaged Property as of the origination date and (B) the debt yield for the Mortgaged Property (including the Release Parcel) immediately prior to the release, and (z) the loan-to-value ratio for the remaining

Mortgaged Property is not greater than the lesser of (A) the loan-to-value ratio for the Mortgaged Property as of the origination date and (B) the loan-to-value ratio for all of the Mortgaged Property (including the Release Parcel) immediately prior to the release.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Seventeen (17) of the Mortgage Loans, representing approximately 40.4% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Fifty (50) of the Mortgage Loans, representing approximately 71.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-nine (49) of the Mortgage Loans, representing approximately 68.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-five (45) of the Mortgage Loans, representing approximately 61.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, in connection with the origination of the Whole Loan, the borrower delivered the BPLP Guaranty that guarantees the payment of (i) the amount of

$107,946,183 in lieu of making a deposit in such amount into the outstanding TI/LC reserve and (ii) the amount of $161,161,013 in lieu of making a deposit in such amount into a reserve for gap and/or free rent. In addition, the borrower is entitled to provide a guaranty in lieu of a reserve in order to avoid a cash management trigger event, to cover alterations in excess of a threshold amount, and for other purposes.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Starwood Capital Group Hotel Portfolio on Annex A-1, representing approximately 4.2% of the Initial Pool Balance, with respect to any new PIPs or other renovations required by any franchisor during the term of the Mortgage Loan, the Mortgage Loan documents require that (i) the guarantor enter into a guaranty for the payment and performance of such renovations, (ii) deposit cash in an amount equal to 100% of the estimated cost of such renovations into a reserve for such purposes or (iii) deliver to the lender a letter of credit in the amount of 100% of the estimated cost of such renovations.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing	18	$358,822,807	39.9%
Springing	31	311,743,807	34.7
Soft/Springing	5	160,471,261	17.9
Hard/In Place	5	67,643,717	7.5
Total:	59	$898,681,592	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, in calculating Underwritten Net Cash Flow, DBNY included $17,100,676 in net upward mark-to-market adjustments to rent, based on the conclusion of market rents set forth in the related appraisal and DBNY included $4,516,553 in straight line rents that are due after the maturity date of the Mortgage Loan. Under DBNY’s underwriting guidelines , it would typically not include upward mark-to-market adjustments and would include rents that were straight line only for the lesser of the loan term or lease term. GACC’s decision to include the Mortgage Loan in the transaction was based on the fact that based on net cash flow for 2016 (i.e., without giving effect to the inclusion of such mark-to-market rents or straight line rents) the Mortgage Loan would have a net cash flow debt service coverage ratio of 2.96x, the Mortgage Loan has a Cut-off Date LTV Ratio of 30.6% and the related Whole Loan has a Cut-off Date LTV Ratio of 47.9% and that the leases as to which rent is straight lined beyond the loan maturity date are to investment grade rated or institutional law firm tenants. Certain characteristics of the Mortgage Loan can be found in Annex A-1. Based on the foregoing, GACC approved inclusion of the Mortgage Loan into this transaction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as AHIP Northeast Portfolio III, representing approximately 3.6% of the Initial Pool Balance, the borrower is not required to make FF&E reserve deposits for the first two years of the term of Mortgage Loan, in comparison to an FF&E reserve deposit of 4% of gross revenues as provided for in DBNY’s underwriting guidelines for hotel properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the PIP that will be implemented at each of the related Mortgaged Properties. At loan origination, $2,055,697 was reserved into a PIP reserve, which amount represents 100% of the anticipated costs associated with the PIP. Certain characteristics of the Mortgage Loan can be found in Annex A-1. Based on the foregoing, GACC approved inclusion of the Mortgage Loan into this transaction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DoubleTree St Augustine, representing approximately 1.5% of the Initial Pool Balance, the borrower is initially required to make FF&E reserve deposits of 2.0% of prior month’s projected revenues through and including July 6, 2018, 3.0% of prior month’s projected revenues beginning August 6, 2018, through and including July 6, 2020, 4.0% of prior month’s projected revenues thereafter and (ii) any amount required under the franchise agreement for FF&E work, in comparison to FF&E reserve deposit of 4% of gross revenues as provided for in GACC’s underwriting guidelines for hotel properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the PIP that will be implemented at the Mortgaged Property. At loan origination, $500,000 was reserved into a PIP reserve account, which amount represents 100% of the anticipated costs associated with the PIP. In addition, the Mortgaged Property underwent a renovation in 2014 estimated to cost approximately $8,200,000. Based on the foregoing, GACC approved inclusion of the Mortgage Loan into this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”; “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Park West Village	$50,000,000	5.6%	$186,250,000	$18,750,000	$70,000,000	$325,000,000	4.0%	20.0%	54.2%	4.46x	1.07x
245 Park Avenue	$32,000,000	3.6%	$568,000,000	$120,000,000	$1,048,000,000	$1,768,000,000	4.3%	48.9%	80.0%	2.73x	1.42x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Mortgage Loan identified in the table above secured by the Mortgaged Property identified on Annex A-1 as Park West Village and 245 Park Avenue, collectively representing approximately 9.1% of the Initial Pool Balance, are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that such prepayment or cure payment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash) and, subject to certain other limitations, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Starwood Capital Group Hotel Portfolio(4)	$37,500,000	N/A	64.9%	2.65x	N/A	Yes	Yes
85 Broad Street	$34,000,000	N/A	55.0%	1.75x	6.6%	Yes	Yes
Save Mart Portfolio	$32,000,000	$40,000,000	58.1%	1.35x	9.5%	Yes	Yes
Embassy Suites – San Luis Obispo	$24,920,000	N/A	60.0%	1.65x	N/A	Yes	Yes
DoubleTree St Augustine	$13,155,607	N/A	68.87%	1.40x	10.0%	Yes	Yes
Millikan 73 (Nike)	$7,750,000	N/A	51.3%	3.15x	13.4%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	Future mezzanine debt is permitted only after the date that is the earlier of (i) May 24, 2018 and (ii) the date that the Starwood Capital Group Hotel Portfolio Whole Loan is securitized in full.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance, the related borrower is permitted to obtain a property assessed clean energy (“PACE”) loan (which loans are repaid through multi-year assessments against the related Mortgaged Property) in an amount not to exceed $7,000,000, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. In the event the borrower fails to timely pay assessments due under the PACE loan, the PACE lender will have the right to file a lien against the Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, the Robert M. Piccinini Living Trust (the “Piccinini Trust”) owns 100% of the membership interest in Standiford Partners, LLC (“Standiford”) (which in turn owns 100% of the borrower) and owns 71.4292% of the outstanding stock in Save Mart Supermarkets (“Save Mart”), the tenant at each of the Mortgaged Properties.

Robert M. Piccinini died in March 2015. The assets in the gross estate of Mr. Piccinini are subject to federal estate tax. The Robert M. Piccinini Estate (the “Estate”) filed a federal estate tax return to report the value of the assets in the gross estate and the estate tax due. The aggregate estate tax as set forth in the filed estate tax return, is $301,518,036. The Estate reported the total value of the assets in the gross estate to be approximately $814.3 million. The Internal Revenue Service (“IRS”) may examine an estate tax return within three years after the filing date. It is possible that the IRS may disagree with the valuation of one or more assets in the estate tax return and assess additional estate tax liability to the Estate. The Estate has a legal right to contest any proposed increase in valuation of an asset or additional estate tax in the U.S. Tax Court.

The estate tax return reported the assets of the Piccinini Trust as property included in the gross estate. In addition to other assets held by the Piccinini Trust, the estate tax return reported the Piccinini Trust’s 100% membership interest in Standiford and its ownership interest of stock in Save Mart. Under Code Section 6324(a)(1), a general estate tax lien attached to all of the assets included in the gross estate. Consequently, the Piccinini Trust’s 100% membership interest in Standiford and its 71.4292% ownership interest of Save Mart stock became subject to the general estate tax lien under Code Section 6324(a)(1) as of the date of Mr. Piccinini’s death. The general estate tax lien is automatic, and continues for a period of ten years after the decedent’s death. The estate tax return does not include, as assets of the gross estate or separately itemized, Standiford’s 100% membership interest in the borrower or the borrower’s assets (including the Mortgaged Properties). Therefore, authority suggests that the assets of the borrower that are collateral for the Mortgage Loan are not subject to the general estate tax lien and the Mortgaged Properties are able to be foreclosed on by lenders under the Mortgage Loan. However, we cannot assure you that the IRS would not attempt to claim that the general estate tax lien is not limited only to the LLC membership interest in Standiford held by the Piccinini Trust reported on the estate tax return and attempt to extend the lien to the assets of Standiford and the borrower including the Mortgaged Properties. The title insurance policy with respect to the Mortgages securing the Mortgage Loan, issued by Old Republic National Title Insurance Company, provides certain affirmative title insurance coverage covering the priority of the insured Mortgages over the statutory estate tax lien in the event it attaches or attached to the applicable Mortgaged Properties at any time. Certain other title insurance companies did not agree to provide such coverage.

In general, federal estate tax is due 9 months after a decedent’s death. Under Code Section 6166 an estate is permitted to elect to pay the estate tax over a 14-year period with interest only being due for the first four years and the first installment payable five years after the original due date for payment of the tax. Such deferral is limited to the portion of the tax attributable to the closely-held business interests included in the gross estate. According to information provided by the borrower, in December, 2015, the Estate paid $50,100,000, representing the estate tax attributable to non-closely held business assets. As part of the estate tax return, the Estate elected to defer the remaining amount of the estate tax ($251,418,036) under Code Section 6166 with respect to designated closely-held business interests, with interest only payable annually on the deferred estate tax until December 2020 at which time the tax is payable in 10 equal annual installments of the principal, plus interest. The borrower has indicated that the Estate has estimated that the annual principal payment installments of the tax starting in December 2020 through 2029 will be $25,141,804. The borrower has indicated that annual interest payments are estimated by the Estate at $4,528,685 beginning in 2016 (reduced beginning in 2021 as the total deferred estate tax is reduced by the annual tax payments). Although the borrower has stated that it believes the Estate satisfies the requirements allowing an estate to elect to defer a portion of the estate tax under Code Section 6166, there can be no assurance that the IRS will not challenge whether one or more of the designated closely-held businesses qualifies for the deferral or that the conditions to the deferral, or the continuation of the deferral, as discussed below, would be satisfied. If the IRS were to successfully challenge the deferral of the tax with respect to some or all of the designated closely-held business interests, or the conditions to the deferral with respect to some or all of the designated closely-held business interests are not satisfied, some or all of the estate tax that the Estate had intended to defer would become accelerated and immediately due. The Estate has a legal right to contest any proposed acceleration of the estate tax in the U.S. Tax Court. The consequences of such an acceleration are further discussed below.

Because the general estate tax lien is limited to a 10-year period, and the deferral provisions extend up to 14 years, there is a period of four years that is not covered by the general estate tax lien when a substantial portion of the estate tax may still be due. In the case of a deferral of estate tax under Code Section 6166, and as a condition to permitting such deferral the IRS may require security in the form of a bond or a special estate tax lien under Code Section 6324A on “section 6166 lien property” in lieu of a bond. The borrower has indicated that it would not be feasible for the Estate to provide a bond and that the Estate anticipates providing a special estate tax lien on “section 6166 lien property”. “Section 6166 lien property” means interests in real and other property to the extent such interests (i) can be expected to survive the 14-year deferral period, and (ii) are designated in a written agreement signed by each person in being who has an interest (whether or not in possession) in any property designated in such agreement. The maximum value of the property which the IRS may require as “section 6166 lien property” with respect to any estate is the value which is not greater than the sum of (i) the deferred tax amount, and (ii) the required interest amount (first four years of interest). The special estate tax lien under Code Section 6324A must be filed against the specific collateral. If at any time the value of the property covered by the agreement is less than the unpaid portion of the deferred tax amount and the required interest amount, the IRS may require the addition of property to the agreement (but the IRS may not require that the value all property covered by the agreement exceed the deferred tax amount and the required interest). Although the borrower has stated that the Estate expects to provide “section 6166 lien property” acceptable to the IRS, there can be no assurance that the Estate will in fact provide, and the IRS will accept, the “section 6166 lien property” in lieu of a bond, or if provided that the value of the “section 6166 lien property” will remain sufficient to satisfy the conditions to and qualification for continued deferral.

The borrower has indicated that the Estate intends to offer the shares of stock in Save Mart in the gross estate as collateral under the special estate tax lien provisions of Code Section 6324A. The Mortgage Loan permits such pledge; however, the foreclosure of the pledge is a default under the Mortgage Loan. In addition, the Mortgage Loan prohibits the borrower from pledging any interest in the borrower or the Mortgaged Properties. The value of the Save Mart stock as set forth on the estate tax return is $436,700,000, which is in excess of the amount of the deferred estate tax plus the required interest amount. The IRS has sent a letter to the Estate dated July 27, 2016 acknowledging receipt of the estate tax return and an intent to request a bond or a special estate tax lien under Code Section 6324A for the deferred tax. However, the borrower has represented that no further contact with the IRS has occurred with respect to the Code Section 6324A special estate tax lien – though, a follow-up from the IRS is expected in due course.

Once the Code Section 6324A special estate tax lien is established on “section 6166 lien property”, the general estate tax lien does not automatically release from any of the other assets of the gross estate. The IRS has taken the position that the general estate tax lien continues to attach to all property of the gross estate except the property that is subject to the filed Code Section 6324A special estate tax lien.

The borrower has provided financial statements of Save Mart and Standiford that indicate current annual cash flow well in excess of the annual required estate tax principal and interest installments. However, we cannot assure you that the cash flow from these entities in the future will be sufficient to cover the required estate tax payments. The estate tax return listed other assets owned by the Estate or the Piccinini Trust that could be sold to cover the required estate tax payments, if necessary. However, there is no assurance that these assets will maintain the value set forth in the estate tax return or that these assets would be readily available to be sold. The proceeds of any transfer of any assets in the gross estate subject to the general estate tax lien become subject to a like lien in the amount of the value of the asset listed on the estate tax return. In addition, as a mitigant to this concern, the loan documents require that the Estate use the proceeds from the sale of certain assets to partially prepay the estate tax.

Under Code Section 6166, payment of the deferred estate tax may be accelerated in part or entirety in certain circumstances. First, payment of the entire deferred estate tax may be accelerated if an installment or interest is not paid by its due date (including extensions), and such non-payment is uncured for more than 6 months. Second, if the Estate has undistributed net income for any taxable year ending on or after the due date for the first installment of the deferred estate tax, a payment of the deferred estate tax in an amount equal to the undistributed net income is required. Third, if the IRS requests additional property be offered for the Code Section 6324A special estate tax lien (subject to the limitation that the IRS cannot require that the aggregate value of the property covered by the lien exceed the unpaid estate tax and required interest), and the additional property is not supplied within 90 days following the demand by the IRS, the payment of the entire deferred estate tax may be accelerated. Fourth, the payment of the entire deferred estate tax may be accelerated if (1)(a) any portion of an interest in a closely held business which qualifies for deferral under Code Section 6166 is distributed, sold, exchanged, or otherwise disposed of, or (b) money and other property attributable to such an interest is withdrawn from such trade or business, and (2) the aggregate of such distributions, sales, exchanges, or other dispositions and withdrawals equals or exceeds 50% of the value of such interest. For purposes of this last situation, all of the Estate’s designated closely-held business interests are treated as one closely held business interest.

In the event the deferred estate tax is accelerated and not paid, the IRS could proceed to foreclose on the assets subject to the Code Section 6324A lien as well as the assets subject to the general estate tax lien. A foreclosure of the shares of Save Mart would allow the winning bidder to control the operations of Save Mart, which is the primary tenant of the Mortgaged Properties. A foreclosure of the membership interest in Standiford could result in a change of control of the borrower and guarantor under the Mortgage Loan. While such change of control would result in a due on sale violation and full recourse under the Mortgage Loan, we cannot assure you that such change of control will not adversely affect the Mortgage Loan.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower as may be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 5.6% of the Initial Pool Balance, the Mortgage Loan documents permit the pledge of ownership interests in the borrower by certain indirect owners of the borrower so long as the named sponsor directly or indirectly owns at least 20% of the interests in borrower and directly or indirectly retains day-to-day management and operational control rights over borrower (subject to certain customary major decision consent rights of certain indirect owners of the borrower).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Fillmore Philadelphia, representing approximately 2.8% of the Initial Pool Balance, AJAX Metal Building Master Tenant, L.P. (the “Fillmore Master Tenant”) made an unsecured loan in the original principal amount of $5,707,461 to the related borrower (the “Master Tenant Loan”), which matures August 28, 2044. The lender and the Fillmore Master Tenant entered into an intercreditor and subordination agreement pursuant to which the Fillmore Master Tenant agreed, among other things, that it shall not take any enforcement action under the Master Tenant Loan while the related Mortgage Loan is outstanding. Provided that no event of default exists under the Mortgage Loan documents and no outstanding trade debt or other obligations of Mortgagor under the Mortgage Loan remain unpaid, the Fillmore Master Tenant may receive and apply scheduled payments to the balance of the Master Tenant Loan.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as General Motors Building, Park West Village, TZA Multifamily Portfolio I, Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, 85 Broad Street, AHIP Northeast Portfolio III, 245 Park Avenue, Save Mart Portfolio, IC Leased Fee Hotel Portfolio, Concorde Portfolio and Holiday Inn Express & Suites Saint Augustine are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“245 Park Avenue Trust 2017-245P TSA” means the trust and servicing agreement governing the servicing of the 245 Park Avenue Whole Loan and relating to the securitization of certain of the 245 Park Avenue Companion Loans.

“AB Whole Loan” means each of the Serviced AB Whole Loans and the Non-Serviced AB Whole Loans.

“BXP Trust 2017-GM TSA” means the trust and servicing agreement governing the servicing of the General Motors Building Whole Loan and relating to the securitization of certain of the General Motors Building Companion Loans.

“Companion Loan Rating Agency” means any NRSRO rating any serviced companion loan securities.

“Controlling Companion Loan” means, with respect to the Servicing Shift Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. Natixis Real Estate Capital LLC is currently the holder of the “Controlling Companion Loan” with respect to the IC Leased Fee Hotel Portfolio Whole Loan.

“Control Appraisal Period” means, with respect to (i) the Park West Village Whole Loan, a Park West Village Control Appraisal Period, (ii) the 85 Broad Street Whole Loan, an 85 Broad Street Control Appraisal Period, (iii) the Save Mart Portfolio Whole Loan, a Save Mart Portfolio Control Appraisal Period and (iv) the Holiday Inn Express & Suites Saint Augustine Whole Loan, a Holiday Inn Express & Suites Saint Augustine Control Appraisal Period.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement or the note held by the “Controlling Noteholder” as specified in the related Intercreditor Agreement.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole

Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“CSAIL 2017-C8 PSA” means the pooling and servicing agreement governing the servicing of the 85 Broad Street Whole Loan and relating to the securitization of certain of the 85 Broad Street Companion Loans.

“DAFC 2017-AMO TSA” means the trust and servicing agreement governing the servicing of the Del Amo Fashion Center Whole Loan and relating to the securitization of certain of the Del Amo Fashion Center Companion Loans.

“DBJPM 2017-C6 PSA” means the pooling and servicing agreement governing the servicing of the Starwood Capital Group Hotel Portfolio Whole Loan and relating to the securitization of certain of the Starwood Capital Group Hotel Portfolio Companion Loans.

“Non-Serviced AB Whole Loan” means each of (i) the General Motors Building Whole Loan, (ii) the Del Amo Fashion Center Whole Loan, (iii) the 85 Broad Street Whole Loan, (iv) the 245 Park Avenue Whole Loan and (v) the Save Mart Portfolio Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) the General Motors Building Whole Loan, the certificate administrator under the BXP Trust 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the certificate administrator under the DAFC 2017-AMO TSA, (iii) the Starwood Capital Group Hotel Portfolio Whole Loan, the certificate administrator under the DBJPM 2017-C6 PSA, (iv) the 85 Broad Street Whole Loan, the certificate administrator under the CSAIL 2017-C8 PSA, (v) the 245 Park Avenue Whole Loan, the certificate administrator under the 245 Park Avenue Trust 2017-245P TSA, (vi) the Save Mart Portfolio Whole Loan and the Concorde Portfolio Whole Loan, the certificate administrator under the UBS 2017-C1 PSA and (vii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Directing Certificateholder” means with respect to (i) the General Motors Building Whole Loan, the directing certificateholder (or its equivalent) under the BXP Trust 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the directing certificateholder (or its equivalent) under the DAFC 2017-AMO TSA, (iii) the Starwood Capital Group Hotel Portfolio Whole Loan, the directing certificateholder (or its equivalent) under the DBJPM 2017-C6 PSA, (iv) the 85 Broad Street Whole Loan, the directing certificateholder (or its equivalent) under the CSAIL 2017-C8 PSA, (v) the 245 Park Avenue Whole Loan, the directing certificateholder (or its equivalent) under the 245 Park Avenue Trust 2017-245P,

(vi) the Save Mart Portfolio Whole Loan and the Concorde Portfolio Whole Loan, the directing certificateholder (or its equivalent) under the UBS 2017-C1 PSA and (vii) any Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the directing certificateholder (or its equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) the General Motors Building Whole Loan, the servicer under the BXP Trust 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the servicer under the DAFC 2017-AMO TSA, (iii) the Starwood Capital Group Hotel Portfolio Whole Loan, the master servicer under the DBJPM 2017-C6 PSA, (iv) the 85 Broad Street Whole Loan, the master servicer under the CSAIL 2017-C8 PSA, (v) the 245 Park Avenue Whole Loan, the servicer under the 245 Park Avenue Trust 2017-245P TSA, (vi) the Save Mart Portfolio Whole Loan and the Concorde Portfolio Whole Loan, the master servicer under the UBS 2017-C1 PSA and (vii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the General Motors Building Mortgage Loan, (ii) the Del Amo Fashion Center Mortgage Loan, (iii) the Starwood Capital Group Hotel Portfolio Mortgage Loan, (iv) the 85 Broad Street Mortgage Loan, (v) the 245 Park Avenue Mortgage Loan, (vi) the Save Mart Portfolio Mortgage Loan and (vii) the Concorde Portfolio Mortgage Loan. On and after the Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Starwood Capital Group Hotel Portfolio Mortgage Loan, and (ii) the Concorde Portfolio Mortgage Loan. On and after the Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Starwood Capital Group Hotel Portfolio Whole Loan and (ii) the Concorde Portfolio Whole Loan. On and after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Non-Serviced PSA” means with respect to (i) the General Motors Building Whole Loan, the BXP Trust 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the DAFC 2017-AMO TSA, (iii) the Starwood Capital Group Hotel Portfolio Whole Loan, the DBJPM 2017-C6 PSA, (iv) the 85 Broad Street Whole Loan, the CSAIL 2017-C8 PSA, (v) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P TSA, (vi) the Save Mart Portfolio Whole Loan and the Concorde Portfolio Whole Loan, the UBS 2017-C1 PSA and (vii) any Servicing Shift Whole Loan, the applicable Servicing Shift Securitization Date, the Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) the General Motors Building Whole Loan, the special servicer under the BXP Trust 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the special servicer under the DAFC 2017-AMO TSA, (iii) the Starwood Capital Group Hotel Portfolio Whole Loan, the special servicer under the DBJPM 2017-C6 PSA, (iv) the 85 Broad Street Whole Loan, the special servicer under the CSAIL 2017-C8 PSA, (v) the 245 Park Avenue Whole Loan, the special servicer under the 245 Park Avenue Trust 2017-245P TSA, (vi) the Save Mart Portfolio Whole Loan and the Concorde Portfolio Whole Loan, the special servicer under the UBS 2017-C1 PSA and (vii) any Servicing Shift Whole Loan, after the Servicing Shift Securitization Date, the special servicer under the Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means the (i) the General Motors Building Subordinate Companion Loans, (ii) the Del Amo Fashion Center Subordinate Companion Loans, (iii) the 85 Broad Street Subordinate Companion Loans, (iv) the 245 Park Avenue Subordinate Companion Loans and (v) the Save Mart Portfolio Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to (i) the General Motors Building Whole Loan, the trustee under the BXP Trust 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the trustee under the DAFC 2017-AMO TSA, (iii) the Starwood Capital Group Hotel Portfolio Whole Loan, the trustee under the DBJPM 2017-C6 PSA, (iv) the 85 Broad Street Whole Loan, the trustee under the CSAIL 2017-C8 PSA, (v) the 245 Park Avenue Whole Loan, the trustee under the 245 Park Avenue Trust 2017-245P TSA, (vi) the Save Mart Portfolio Whole Loan and the Concorde Portfolio Whole Loan, the trustee under the UBS 2017-C1 PSA and (vii) any Servicing Shift Whole Loan, after the Servicing Shift Securitization Date, the trustee under the Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the General Motors Building Whole Loan, (ii) the Del Amo Fashion Center Whole Loan, (iii) the Starwood Capital Group Hotel Portfolio Whole Loan, (iv) the 85 Broad Street Whole Loan, (v) the 245 Park Avenue Whole Loan, (vi) the Save Mart Portfolio Whole Loan and (vii) the Concorde Portfolio Whole Loan. On and after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced AB Whole Loan” means each of (i) the Park West Village Whole Loan and (ii) the Holiday Inn Express & Suites Saint Augustine Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans. Prior to the Servicing Shift Securitization Date, each of the IC Leased Fee Hotel Portfolio Pari Passu Companion Loans will be Serviced Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Park West Village Mortgage Loan, (ii) the TZA Multifamily Portfolio I Mortgage Loan, (iii) the AHIP Northeast Portfolio III Mortgage Loan and (iv) the Holiday Inn Express & Suites Saint Augustine Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the TZA Multifamily Portfolio I Mortgage Loan and (ii) the AHIP Northeast Portfolio III Mortgage Loan. Prior to the Servicing Shift Securitization Date, the IC Leased Fee Hotel Portfolio Mortgage Loan will be a Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) TZA Multifamily Portfolio I Whole Loan and (ii) the AHIP Northeast Portfolio III Whole Loan. Prior to the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be a Serviced Pari Passu Whole Loan.

“Serviced Subordinate Companion Loan” means each of (i) the Park West Village Subordinate Companion Loan and (ii) the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan.

“Serviced Whole Loan” means each of (i) the Park West Village Whole Loan, (ii) the TZA Multifamily Portfolio I Whole Loan, (iii) the AHIP Northeast Portfolio III Whole Loan and (iv) the Holiday Inn Express & Suites Saint Augustine Whole Loan. Prior to the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date. As of the Closing Date, the IC Leased Fee Hotel Portfolio Mortgage Loan will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means the IC Leased Fee Hotel Portfolio PSA.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date. As of the Closing Date, the IC Leased Fee Hotel Portfolio Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” each of the Serviced Subordinate Companion Loans and the Non-Serviced Subordinate Companion Loans.

“UBS 2017-C1 PSA” means the pooling and servicing agreement governing the servicing of the Save Mart Portfolio Whole Loan and the Concorde Portfolio Whole Loan and relating to the securitization of certain of the Save Mart Portfolio Lead Companion Loans and the Concorde Portfolio Companion Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)		Whole Loan Underwritten NCF DSCR(2)
General Motors Building	$50,000,000	5.6%	$1,420,000,000	$830,000,000	30.6%	47.9%	4.33	x	2.77	x
Park West Village	$50,000,000	5.6%	$70,000,000	$18,750,000	20.0%	23.1%	4.46	x	3.44	x
TZA Multifamily Portfolio I	$50,000,000	5.6%	$58,000,000	N/A	73.7%	73.7%	1.55	x	1.55	x
Del Amo Fashion Center	$45,000,000	5.0%	$414,300,000	$125,700,000	39.8%	50.6%	3.34	x	2.63	x
Starwood Capital Group Hotel Portfolio(3)	$37,500,000	4.2%	$539,770,000	N/A	60.4%	60.4%	2.72	x	2.72	x
85 Broad Street	$34,000,000	3.8%	$135,000,000	$189,600,000	25.9%	55.0%	4.11	x	1.75	x
AHIP Northeast Portfolio III	$32,400,000	3.6%	$20,000,000	N/A	59.9%	59.9%	1.94	x	1.94	x
245 Park Avenue	$32,000,000	3.6%	$1,048,000,000	$120,000,000	48.9%	54.3%	2.73	x	2.45	x
Save Mart Portfolio	$32,000,000	3.6%	$106,000,000	$31,576,938	38.1%	46.9%	3.02	x	1.79	x
IC Leased Fee Hotel Portfolio(4)	$24,000,000	2.7%	$38,465,000	N/A	73.2%	73.2%	1.67	x	1.67	x
Concorde Portfolio	$12,000,000	1.3%	$18,000,000	N/A	67.7%	67.7%	1.36	x	1.36	x
Holiday Inn Express & Suites Saint Augustine(5)	$6,800,000	0.8%	N/A	$1,200,000	57.6%	67.8%	2.45	x	1.85	x

(1)	Calculated including any related Companion Loans but excluding (a) any related Subordinate Companion Loan and (b) in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as IC Leased Fee Hotel Portfolio, the related unfunded Pari Passu Companion Loan.

(2)	Calculated including any related Companion Loans and any related Subordinate Companion Loan but excluding any (a) mezzanine debt and (b) in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as IC Leased Fee Hotel Portfolio, the related unfunded Pari Passu Companion Loan.

(3)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio have been calculated based on the “as portfolio” appraised value of $956.0 million for the Starwood Capital Group Hotel Portfolio Mortgaged Properties as a whole. In addition, the appraised value for nine of the Mortgaged Properties is based on the “as renovated” value. The sum of the “as-is” and “as renovated” values, as applicable, for each of the Mortgaged Properties on an individual basis is $889.2 million, which represents a Cut-off Date Loan-to-Value Ratio and a Loan-to-Value ratio at Maturity or ARD for such Mortgage Loan of 64.9%. The sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis is $884.7 million, which represents a Cut-off Date Loan-to-Value Ratio and a Loan-to-Value ratio at Maturity or ARD for such Mortgage Loan of 65.3%.

(4)	The Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR have been calculated based on the seven Mortgaged Properties that secure the Mortgage Loan as of the Cut-off Date. Assuming that the related unfunded Pari Passu Companion Loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan, the Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR would be 77.5%, 77.5%, 1.58x and 1.58x.

(5)	In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Saint Augustine, which amortizes based on the non-standard amortization schedule set forth on Annex G, the Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR are calculated based on the aggregate debt service during the 12-month period commencing September 2017.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the Control Note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
General Motors Building	BXP Trust 2017-GM	BXP Trust 2017-GM	BlackRock Financial Management, Inc.
Del Amo Fashion Center	DAFC 2017-AMO	DAFC 2017-AMO	Core Credit Partners A LLC
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6	DBJPM 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
85 Broad Street	CSAIL 2017-C8	(3)	(3)
245 Park Avenue	245 Park Avenue Trust 2017-245P	245 Park Avenue Trust 2017-245P	Prima Capital Advisors LLC
Save Mart Portfolio	UBS 2017-C1	UBS 2017-C1	Prima Mortgage Investment Trust, LLC
Concorde Portfolio	UBS 2017-C1	UBS 2017-C1	NRFC Income Opportunity Securities Holdings, LLC

(1)	Does not include the IC Leased Fee Hotel Portfolio whole loan, as servicing for which will be transferred on the related servicing shift securitization date. The initial controlling noteholder of the IC Leased Fee Hotel Portfolio whole loan will be Natixis Real Estate Capital LLC or an affiliate, as holder of the related controlling companion loan. With respect to such whole loan, after the related servicing shift securitization date, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The initial directing certificateholder after such servicing shift securitization date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	As of the closing date of the related securitization.

(3)	The initial directing holder for the 85 Broad Street whole loan is expected to be the holder of the 85 Broad Street non-trust subordinate companion loan identified as note B-B.

See “Risk Factors— Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
General Motors Building

Note A-1-S

Note A-1-C1

Note A-1-C2

Note A-1-C3-1

Note A-1-C3-2

Note A-1-C4

Note A-1-A1

Note A-1-A2

Note A-1-A3

Note A-2-S

Note A-2-C1

Note A-2-C2-1

Note A-2-C2-2-A

Note A-2-C2-2-B

Note A-2-C3

Note A-2-A1

Note A-2-A2

Note A-2-A3

Note A-3-S

Note A-3-C1

Note A-3-C2

Note A-3-C3-1

Note A-3-C3-2

Note A-3-A1

Note A-3-A2

Note A-3-A3

Note A-4-S

Note A-4-C1

Note A-4-C2

Note A-4-C3

Note A-4-A1

Note A-4-A2

Note A-4-A3

Note B-1-S

Note B-2-S

Note B-3-S

Note B-4-S

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$176,800,000

$69,700,000

$37,500,000

$22,300,000

$15,200,000

$74,400,000

$28,900,000

$37,500,000

$37,500,000

$114,400,000

$45,100,000

$50,000,000

$20,000,000

$5,000,000

$30,000,000

$18,700,000

$10,200,000

$30,000,000

$114,400,000

$45,100,000

$37,500,000

$25,000,000

$12,500,000

$18,700,000

$37,500,000

$32,700,000

$114,400,000

$45,100,000

$37,500,000

$32,400,000

$18,700,000

$45,100,000

$30,200,000

$282,200,000

$182,600,000

$182,600,000

$182,600,000

BXP Trust 2017-GM

BXP Trust 2017-GM

BANK 2017-BNK6(2)

BANK 2017-BNK6(2)

Morgan Stanley Bank, National Association

Morgan Stanley Bank, National Association

Cantor Commercial Real Estate Lending, L.P.

Morgan Stanley Bank, National Association

Morgan Stanley Bank, National Association

BXP Trust 2017-GM

BXP Trust 2017-GM

Deutsche Bank AG, acting through its New York Branch

UBS 2017-C2

Deutsche Bank AG, acting through its New York Branch

UBS 2017-C2

Cantor Commercial Real Estate Lending, L.P.

Deutsche Bank AG, acting through its New York Branch

Deutsche Bank AG, acting through its New York Branch

BXP Trust 2017-GM

BXP Trust 2017-GM

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp.

Cantor Commercial Real Estate Lending, L.P.

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp.

BXP Trust 2017-GM

BXP Trust 2017-GM

WFCM 2017-C38

WFCM 2017-C38

Cantor Commercial Real Estate Lending, L.P.

WFCM 2017-C38

BANK 2017-BNK6(3)

BXP Trust 2017-GM

BXP Trust 2017-GM

BXP Trust 2017-GM

BXP Trust 2017-GM

Park West Village	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note B-1 Note B-2 Note B-3	Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Control Note Control Note Control Note	$40,000,000 $30,000,000 $20,000,000 $15,000,000 $10,000,000 $5,000,000 $7,000,000 $6,000,000 $5,750,000

UBS 2017-C2

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS 2017-C2

UBS AG, New York Branch

Athene Annuity and Life Company, an Iowa company doing business in New York under Fictitious Name MLS, Athene Iowa

Athene Annuity and Life Company, an Iowa company doing business in New York under Fictitious Name MLS, Athene Iowa

Athene Annuity & Life Assurance Company, a Delaware company doing business in New York under Fictitious Name MLS, Athene Delaware

Mortgage Loan	Note Name	Control Note/Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
TZA Multifamily Portfolio I	Note A-1 Note A-2 Note A-3 Note A-4	Control Note Non-Control Note Non-Control Note Non-Control Note	$50,000,000 $30,000,000 $20,000,000 $8,000,000	UBS 2017-C2 Société Générale Société Générale Société Générale
Del Amo Fashion Center

Note A-1-1

Note A-1-2

Note A-1-3

Note A-1-4

Note A-2-1

Note A-2-2

Note A-2-3

Note A-2-4

Note A-3-1

Note A-3-2

Note A-3-3

Note A-3-4

Note A-4-1

Note A-4-2

Note A-4-3

Note A-4-4

Note B-1-1

Note B-1-2

Note B-1-3

Note B-1-4

Note B-2-1

Note B-2-2

Note B-2-3

Note B-2-4

Note B-3-1

Note B-3-2

Note B-3-3

Note B-3-4

Note B-4-1

Note B-4-2

Note B-4-3

Note B-4-4

Note C-1

Note C-2

Note C-3

Note C-4

Note D-1

Note D-2

Note D-3

Note D-4

Note E-1

Note E-2

Note E-3

Note E-4

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$12,125,000

$36,821,000

$24,547,000

$20,457,000

$12,125,000

$36,821,000

$24,547,000

$20,457,000

$12,125,000

$32,730,000

$36,821,250

$12,273,750

$12,125,000

$36,821,000

$24,547,000

$20,457,000

$2,700,000

$8,179,000

$5,453,000

$4,543,000

$2,700,000

$8,179,000

$5,453,000

$4,543,000

$2,700,000

$7,270,000

$8,178,750

$2,726,250

$2,700,000

$8,179,000

$5,453,000

$4,543,000

$15,650,000

$15,650,000

$15,650,000

$15,650,000

$10,775,000

$10,775,000

$10,775,000

$10,775,000

$5,000,000

$5,000,000

$5,000,000

$5,000,000

DAFC 2017-AMO

BANK 2017-BNK5

BANK 2017-BNK6(4)

Bank of America, N. A.

DAFC 2017-AMO

Barclays Bank PLC

WFCM 2017-C38

Barclays Bank PLC

DAFC 2017-AMO

Société Générale

UBS 2017-C2

Société Générale

DAFC 2017-AMO

BANK 2017-BNK5

WFCM 2017-C38

BANK 2017-BNK6(3)

DAFC 2017-AMO

BANK 2017-BNK5

BANK 2017-BNK6(4)

BANK 2017-BNK6(4)

DAFC 2017-AMO

Barclays Bank PLC

WFCM 2017-C38

Barclays Bank PLC

DAFC 2017-AMO

Société Générale

UBS 2017-C2

Société Générale

DAFC 2017-AMO

BANK 2017-BNK5

WFCM 2017-C38

Wells Fargo Bank, National Association

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

Mortgage Loan	Note Name	Control Note/Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
Starwood Capital Group Hotel Portfolio

Note A-1

Note A-2-1

Note A-2-2

Note A-3

Note A-4

Note A-5

Note A-6

Note A-7

Note A-8

Note A-9

Note A-10

Note A-11

Note A-12

Note A-13-A

Note A-13-B

Note A-14

Note A-15

Note A-16-1

Note A-16-2

Note A-17

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$40,000,000

$45,000,000

$15,000,000

$72,500,000

$59,317,500

$50,000,000

$50,000,000

$40,000,000

$20,000,000

$20,000,000

$20,000,000

$15,000,000

$15,000,000

$14,317,500

$7,500,000

$11,817,500

$25,000,000

$15,000,000

$10,000,000

$31,817,500

DBJPM 2017-C6

JPMCC 2017-JP7(5)

JPMorgan Chase Bank, National Association

BANK 2017-BNK5

Bank of America, N. A.

WFCM 2017-C38

Barclays Bank PLC

DBJPM 2017-C6

Deutsche Bank AG, acting through its New York Branch

JPMorgan Chase Bank, National Association

Deutsche Bank AG, acting through its New York Branch

UBS 2017-C2

UBS 2017-C2

Deutsche Bank AG, acting through its New York Branch

UBS 2017-C2

JPMorgan Chase Bank, National Association

Starwood Mortgage Funding II LLC

JPMCC 2017-JP7(6)

Starwood Mortgage Funding II LLC

Barclays Bank PLC

85 Broad Street	Note A-A-1 Note A-A-2 Note A-A-3 Note A-A-4 Note A-B Note B-A Note B-B	Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Control Note	$70,000,000 $20,000,000 $45,000,000 $34,000,000 $72,000,000 $58,800,000 $58,800,000	CSAIL 2017-C8 CSAIL 2017-C8 Natixis Real Estate Capital LLC UBS 2017-C2 CSAIL 2017-C8 Natixis Real Estate Capital LLC(7) Natixis Real Estate Capital LLC(7)
AHIP Northeast Portfolio III	Note A-1 Note A-2	Control Note Non-Control Note	$32,400,000 $20,000,000	UBS 2017-C2 Deutsche Bank AG, acting through its New York Branch

Mortgage Loan	Note Name	Control Note/Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
245 Park Avenue

Note A-1-A

Note A-1-B

Note A-1-C

Note A-1-D

Note A-1-E

Note A-2-A-1

Note A-2-A-2

Note A-2-C-1-A

Note A-2-A-3

Note A-2-A-4

Note A-2-B-1

Note A-2-B-2

Note A-2-B-3

Note A-2-C-1-B

Note A-2-C-2

Note A-2-D-1

Note A-2-D-2

Note A-2-D-3

Note A-2-E-1

Note A-2-E-2

Note B-1

Note B-2

Note B-3

Note B-4

Note B-5

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$152,000,000

$114,000,000

$38,000,000

$38,000,000

$38,000,000

$98,000,000

$75,000,000

$18,750,000

$75,000,000

$32,000,000

$80,000,000

$70,000,000

$60,000,000

$6,250,000

$45,000,000

$32,000,000

$25,000,000

$13,000,000

$55,000,000

$15,000,000

$48,000,000

$36,000,000

$12,000,000

$12,000,000

$12,000,000

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

JPMCC 2017-JP6

DBJPM 2017-C6

DBJPM 2017-C6

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

CSAIL 2017-C8

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Deutsche Bank AG, acting through its New York Branch

Deutsche Bank AG, acting through its New York Branch

UBS 2017-C2

Société Générale

Société Générale

WFCM 2017-C38

Barclays Bank PLC

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

Save Mart Portfolio	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Subordinate Companion Loan	Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Control Note	$50,000,000 $16,000,000 $14,000,000 $3,000,000 $40,000,000 $15,000,000 $32,000,000	UBS 2017-C1 WFCM 2017-C38 UBS 2017-C2 UBS 2017-C2 DBJPM 2017-C6 UBS 2017-C2 Prima Mortgage Investment Trust, LLC
IC Leased Fee Hotel Portfolio	Note A-1 Note A-2 Note A-3 Note A-4	Non-Control Note Non-Control Note Non-Control Note Control Note	$24,000,000 $15,345,000 $0(8) $23,120,000	UBS 2017-C2 Natixis Real Estate Capital LLC Natixis Real Estate Capital LLC Natixis Real Estate Capital LLC
Concorde Portfolio	Note A-1 Note A-2	Control Note Non-Control Note	$18,000,000 $12,000,000	UBS 2017-C1 UBS 2017-C2
Holiday Inn Express & Suites Saint Augustine	Note A Note B	Non-Control Note Control Note	$6,800,000 $1,200,000	UBS 2017-C2 TCM CRE Credit Fund LP

(1)	The lender provides no assurances that any non-securitized notes will not be split further.

(2)	Currently held by Morgan Stanley Bank, National Association; the BANK 2017-BNK6 securitization transaction is scheduled to close on or about July 27, 2017.

(3)	Currently held by Wells Fargo Bank, National Association; the BANK 2017-BNK6 securitization transaction is scheduled to close on or about July 27, 2017.

(4)	Currently held by Bank of America, National Association; the BANK 2017-BNK6 securitization transaction is scheduled to close on or about July 27, 2017.

(5)	Currently held by JPMorgan Chase Bank, National Association; the JPMCC 2017-JP7 securitization transaction is scheduled to close on or about July 31, 2017.

(6)	Currently held by Starwood Mortgage Funding II LLC; the JPMCC 2017-JP7 securitization transaction is scheduled to close on or about July 31, 2017.

(7)	Currently held by Natixis and may be sold to a third party investor.

(8)	Note A-3 has a principal balance as of the Cut-Off Date of $0 but may increase up to $14,880,000 subject to certain conditions in the loan agreement. See “The Whole Loans-The Serviced Pari Passu Whole Loans-Future Funding” for a description of the future funding conditions.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to The Servicing Shift Whole Loan

With respect to the Servicing Shift Whole Loan prior to the Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be titled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder hereunder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

Future Funding

Note A-3 (the “IC Leased Fee Hotel Portfolio Future Funding Note” ) has a principal balance as of the Cut-Off Date of $0 but may increase up to $14,880,000. Under the loan agreement governing the IC Leased Fee Hotel Portfolio Whole Loan (the “IC Leased Fee Hotel Portfolio Loan Agreement”), at any time prior to August 12, 2017, in the event that the borrowers satisfy the conditions set forth in the IC Leased Fee Hotel Portfolio Loan Agreement for the addition of the property referred to as “Villa Roma” as additional collateral for the related Mortgage Loan, the lender may make an additional future funding advance of up to $14,880,000. The conditions to the funding of the IC Leased Fee Hotel Portfolio Future Funding Note, include among other things: (i) the execution and delivery of amendments to the Mortgage Loan documents in such form as the lender may approve, (ii) adding the property referred to as Villa Roma” as additional collateral for the Mortgage Loan by the execution and delivery of a first priority mortgage in favor of the lender, (iii) receipt of title documents reflecting a first priority lien upon the fee interest in the property referred to as “Villa Roma”, and (iv) receipt of a current survey for the property referred to as “Villa Roma”, in form wholly acceptable to the lender. In addition, when such IC Leased Fee Hotel Portfolio unfunded companion loan is fully funded and the property referred to as “Villa Roma” is added as additional collateral for the related Mortgage Loan, the allocated loan amounts of each of the Mortgaged Properties as of the Cut-off Date which secure the IC Leased Fee Hotel Portfolio Mortgage Loan will change. See Annex A-1 and the related footnotes.

In the IC Leased Fee Hotel Portfolio Intercreditor Agreement, the holder of the IC Leased Fee Hotel Portfolio Future Funding Note (the “IC Leased Fee Hotel Portfolio Future Funding Noteholder”) agreed to make all required future funding advances and each of NREC and the IC Leased Fee Hotel Portfolio Future Funding Noteholder agreed to indemnify the other IC Leased Fee Hotel Portfolio noteholders, the master servicer or special servicer, as applicable, the certificate administrator and the trustee against any and all losses, claims, damages, costs, expenses and liabilities arising out of the IC Leased Fee Hotel Portfolio Future Funding Noteholder’s failure to make any required future funding advances under the IC Leased Fee Hotel Portfolio Loan Agreement, except to the extent that it is finally judicially determined that any losses, claims, damages, costs, expenses or liabilities resulted primarily from the bad faith or willful misconduct of the indemnified party.

So long as the obligation to make future funding advances has not been fully discharged, the IC Leased Fee Hotel Portfolio Future Funding Note may only be transferred to (i) a transferee with (A) a long-term unsecured debt rating of at least “AA” or the equivalent from each rating agency then rating any Certificates or any certificates issued by any other applicable securitization trust and (B) a short-term unsecured debt rating of “P-1” or better by Moody’s or (ii) any other transferee if the IC Leased Fee Hotel Portfolio Future Funding Noteholder has received a Rating Agency Confirmation relating to such transfer and the corresponding confirmations with respect to any other applicable securitization trusts holding any of the IC Leased Fee Hotel Portfolio Pari Passu Companion Loans.

The Serviced AB Whole Loans

Park West Village Whole Loan

General

The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Park West Village, representing approximately 5.6% of the Initial Pool Balance, with a Cut-off Date Balance of $50,000,000 (the “Park West Village Mortgage Loan”), is part of a whole loan comprised of nine promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Park West Village Mortgaged Properties”). The Park West Village Mortgage Loan is evidenced by promissory Notes A-1 and A-5. The portion of the Park West Village Whole Loan (as defined below) evidenced by promissory Notes A-2, A-3, A-4 and A-6, with an aggregate Cut-off Date Balance of $70,000,000, which are currently held by UBS AG, New York Branch are referred to in this prospectus as the “Park West Village Pari Passu Companion Loans” and are pari passu in right of payment with the Park West Village Mortgage Loan. Each of the Park West Village Pari Passu Companion Loans are expected to be contributed to one or more future securitization trusts. The portion of the Park West Village Whole Loan (as defined below) evidenced by promissory Notes B-1, B-2 and B-3, with an aggregate Cut-off Date Balance of $18,750,000, which are currently held by Athene Annuity and Life Company, an Iowa company doing business in New York under fictitious name MLS, Athene Iowa and Athene Annuity & Life Assurance Company, a Delaware company doing business in New York under fictitious name MLS, Athene Delaware are referred to in this prospectus as the “Park West Village Subordinate Companion Loans” and are subordinate in right of payment with the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans. The Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans are collectively referred to in this prospectus as the “Park West Village Senior Loan” and the Park West Village Senior Loan, together with the Park West Village Subordinate Companion Loans, are collectively referred to in this prospectus as the “Park West Village Whole Loan.” The Park West Village Pari Passu Companion Loans and the Park West Village Subordinate Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Park West Village Whole Loan (the “Park West Village Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Park West Village Noteholder (the “Park West Village Intercreditor Agreement”).

Servicing

The Park West Village Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the Park West Village Intercreditor Agreement. In servicing the Park West Village Whole Loan, the PSA will require the master servicer and the special servicer to take into account the interests of the Certificateholders, the holders of the notes evidencing the Park West Village Pari Passu Companion Loans (the “Park West Village Pari Passu Companion Noteholders”) and the holders of the notes evidencing the Park West Village Subordinate Companion Loans (the “Park West Village Subordinate Companion Noteholders”), as a collective whole, taking into account the pari passu or subordinate nature of the Park West Village Pari Passu Companion Loans and the Park West Village Subordinate Companion Loans.

Promissory Note A-1 represents the controlling interest in the Park West Village Whole Loan. However, for so long as the Park West Village Subordinate Companion Noteholder holding greater than 50% of the aggregate principal balance of the Park West Village Subordinate Companion Loan evidenced by promissory Note B-1 (the “Park West Village Controlling Subordinate Companion Noteholder”) is the Park West Village Whole Loan Directing Holder (as defined below), the Park West Village Controlling Subordinate Companion Noteholder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Park West Village Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Park West Village Intercreditor Agreement, the Park West Village Subordinate Companion Noteholders will have the right to cure certain defaults by the related borrower, as more fully described below.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Park West Village Mortgage Loan (but not on the Park West Village Pari Passu Companion Loans or the Park West Village Subordinate Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Park West Village Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the Park West Village Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

Distributions

Pursuant to the Park West Village Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Park West Village Whole Loan, (ii) any other event of default for which the Park West Village Whole Loan is accelerated, (iii) any other event of default which causes the Park West Village Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Park West Village Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the Park West Village Whole Loan Directing Holder or the default cure period has not yet expired and the Park West Village Whole Loan Directing Holder is diligently exercising its cure rights under the Park West Village Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable with respect to the Park West Village Whole Loan (including any penalty charges) under the PSA to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, payments and proceeds received with respect to the Park West Village Whole Loan will generally be applied in the following order:

First, to the holders of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans, in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

Second, (i) to the holders of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the Park West Village Whole Loan of principal payments received, if any, until their principal balances have been reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Park West Village Whole Loan pursuant to the Park West Village Intercreditor Agreement, 100% of such insurance and condemnation proceeds will be distributed to the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans on a pro rata and pari passu basis until their respective principal balances have been reduced to zero;

Third, up to the amount of any unreimbursed costs and expenses paid by the holders of the Park West Village Mortgage Loan and for any of the Park West Village Pari Passu Companion Loans, including any recovered costs not previously reimbursed to such holders (or paid or advanced by the master servicer or the special servicer on their behalf and not previously paid or reimbursed);

Fourth, to the holders of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable to the holders of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans to the extent paid by the related borrower;

Fifth, if as a result of a workout, the balance of the Park West Village Mortgage Loan or Park West Village Pari Passu Companion Loans has been reduced, to the holders of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

Sixth, to the holders of the Park West Village Subordinate Companion Loans in an amount equal to the interest then due and payable on the outstanding principal of its note at its net interest rate;

Seventh, (i) to the holders of the Park West Village Subordinate Companion Loans in an amount equal to its respective percentage interest in the Park West Village Whole Loan of principal payments received, if any, until the principal balance of the Park West Village Subordinate Companion Loans are reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Park West Village Whole Loan pursuant to the Park West Village Intercreditor Agreement, the portion of such insurance and condemnation proceeds remaining after distribution to the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans pursuant to clause (first) above will be distributed to holders of the Park West Village Subordinate Companion Loans until its principal balance has been reduced to zero;

Eighth, to the holders of the Park West Village Subordinate Companion Loans in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

Ninth, to the extent the Park West Village Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to —Cure Rights below, to reimburse the Park West Village Subordinate Companion Noteholder for all such cure payments;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Park West Village Whole Loan or the Park West Village Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout, the balance of the Park West Village Subordinate Companion Loans have been reduced, to the Park West Village Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Park West Village Subordinate Companion Loans as a result of such workout, plus interest on such amount at the applicable net interest rate;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate any master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Park West Village Whole Loan or the Park West Village Mortgaged Property), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Park West Village Mortgage Loan, the Park West Village Pari Passu Companion Noteholders and the Park West Village Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Park West Village Whole Loan; and

Lastly, if any excess amount is available to be distributed in respect of the Park West Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid to the holders of the Park West Village Mortgage Loan, the Park West Village Pari Passu Companion Loans and the Park West Village Subordinate Companion Loans, pro rata based on their respective initial percentage interests in the Park West Village Whole Loan.

Following the occurrence and during the continuance of a Park West Village Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the PSA to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, payments and proceeds with respect to the Park West Village Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to the holders of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

Second, to the holders of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the principal balances of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans until their principal balances have been reduced to zero;

Third, up to the amount of any unreimbursed costs and expenses paid by each holder of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans, including ay recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or the special servicer on their behalf and not previously paid or reimbursed);

Fourth, to the holders of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable on the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans to the extent paid by the related borrower;

Fifth, if as the result of a workout, the principal balance of the Park West Village Mortgage Loan or the Park West Village Pari Passu Companion Loans has been reduced, to the holders of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

Sixth, to the Park West Village Subordinate Companion Noteholder in an amount equal to the interest then due and payable on their respective notes at their net interest rate;

Seventh, to the Park West Village Subordinate Companion Noteholders on a pro rata and pari passu basis in an amount equal to the outstanding principal balance of its note until its principal balance has been reduced to zero;

Eighth, to the Park West Village Subordinate Companion Noteholders on a pro rata and pari passu basis in an amount equal to any prepayment premium payable on their respective notes to the extent paid by the related borrower;

Ninth, to the extent the Park West Village Subordinate Companion Noteholders have made any payments or advances to cure defaults pursuant to —Cure Rights below, to reimburse the Park West Village Subordinate Companion Noteholders for all such cure payments;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Park West Village Whole Loan or Park West Village Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Park West Village Subordinate Companion Loans have been reduced, to the Park West Village Subordinate Companion Noteholders in an amount up to the reduction, if any, of the principal balance of the Park West Village Subordinate Companion Loans as a result of such workout, plus interest on such amount at the applicable interest rate;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate any master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Park West Village Whole Loan or the Park West Village Mortgaged Property), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Park West Village Mortgage Loan, the Park West Village Pari Passu Companion Noteholders and the Park West Village Subordinate Companion Noteholders, pro rata, based on their respective percentage interests in the Park West Village Whole Loan; and

Lastly, if any excess amount is available to be distributed in respect of the Park West Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid the holders of the Park West Village Mortgage Loan, the Park West Village Pari Passu Companion Loans and the Park West Village Subordinate Companion Loans, pro rata, based on their respective initial percentage interests in the Park West Village Whole Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Park West Village Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Park West Village Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Park West Village Pari Passu Companion Loans or any loans included in any future securitization trust related to the Park West Village Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Park West Village Pari Passu Companion Loans or the Park West Village Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right, if any, to reimbursement from future payments and other collections on the Park West Village Pari Passu Companion Loans or from general collections of the securitization trusts holding the Park West Village Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Prior to the occurrence and continuance of a Park West Village Control Appraisal Period with respect to the Park West Village Subordinate Companion Loans, neither the Directing Holder nor the operating advisor will have any consent and/or consultation rights with respect to Park West Village Whole Loan. After the occurrence and during the continuance of a Park West Village Control Appraisal Period with respect to the Park West Village Subordinate Companion Loans, the Directing Holder and the operating advisor will each have the same consent and/or consultation rights with respect to the Park West Village Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, prior to the occurrence and continuance of a Park West Village Control Appraisal Period, the consent of the Park West Village Controlling Subordinate Companion Noteholder as the Park West Village Whole Loan Directing Holder, which will be obtained by the special servicer, is required for any Park West Village Major Decision; provided that the foregoing does not relieve the master servicer or the special servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Provisions.

“Park West Village Major Decision” means:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of the Park West Village Mortgaged Property;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of penalty charges) of the Park West Village Whole Loan or any extension of the maturity date of the Park West Village Whole Loan;

(iii)     any modification of, or waiver with respect to, the Park West Village Whole Loan that would result in a discounted pay-off of the Park West Village Subordinate Companion Loans;

(iv)     any sale of the Park West Village Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price;

(v)      any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related REO Property;

(vi)     any release of collateral or any acceptance of substitute or additional collateral for the Park West Village Whole Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii)    any (1) waiver of a “due on sale” or “due on encumbrance” clause with respect to the Park West Village Whole Loan, (2) consent to such a waiver, (3) consent to a transfer of the Park West Village Mortgaged Property or interests in the applicable borrower or (4) consent or approval related to the incurrence of additional debt by the applicable borrower, in each case other than any such transfer or incurrence of debt as may be effected as-of-right without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(viii)    any amendment, modification or termination of any management agreement, any property management company changes including, without limitation, approval of the termination of a manager and appointment of a new property manager or franchise changes, (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(ix)     releases of any escrow amounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion (the determination of whether the conditions precedent to releasing or reducing any such escrow accounts, reserve accounts or letters of credit have been satisfied will not constitute matters of lender discretion for purposes of this clause (ix));

(x)     any acceptance of an assumption agreement (or any other agreement permitting transfers of interests in the Park West Village Whole Loan borrower or any guarantor or indemnitor) releasing a Park West Village Whole Loan borrower or any guarantor or indemnitor from liability under the mortgage loan documents (other than pursuant to the specific terms of the mortgage loan Documents and for which there is no lender discretion);

(xi)     the determination of the special servicer pursuant to a servicing transfer event;

(xii)    following an event of default under the Park West Village Whole Loan, any exercise of a material remedy on the Park West Village Whole Loan or any acceleration of the Park West Village Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents or with respect to the related borrower or the Park West Village Mortgaged Property;

(xiii)   any modification, waiver or amendment of any material term of any intercreditor agreement, co-lender agreement or similar agreement (other than the Park West Village Intercreditor Agreement) with any mezzanine lender or subordinate debt holder related to the Park West Village Whole Loan;

(xiv)   any determination of an Acceptable Insurance Default;

(xv)   any proposed modification or waiver of any material provision in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the applicable borrower;

(xvi)    the granting of any consents or approvals related to the incurrence of additional debt or mezzanine debt by a direct or indirect parent of the applicable borrower, to the extent the lender’s consent or approval is required under the mortgage loan documents;

(xvii)   any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Park West Village Mortgaged Property, in each case to the extent the lender’s consent or approval is required under the mortgage loan documents;

(xviii)  any approval of a major lease or any modification, amendment or renewal thereof (to the extent lender’s approval is required by the mortgage loan documents); and

(xix)   the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to purchase the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans has expired or been waived.

Notwithstanding the foregoing, pursuant to the terms of the Park West Village Intercreditor Agreement, after the occurrence of and during the continuance of a Park West Village Control Appraisal Period, the Park West Village Pari Passu Companion Noteholders (or their representatives which, at any time any related Park West Village Pari Passu Companion Loan is included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder of the related Park West Village Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or the special servicer, as applicable, is required to provide to the Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Holder under the PSA without regard to the occurrence and continuance of a control termination event or occurrence of a consultation termination event) with respect to any Park West Village Major Decision or the implementation of any recommended action outlined in an asset status report relating to the Park West Village Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the Park West Village Pari Passu Companion Noteholders (or their representatives) requests consultation with respect to certain Park West Village Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Park West Village Whole Loan. The consultation rights of the Park West Village Pari Passu Companion Noteholders (or their representatives) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the Park West Village Pari Passu Companion Noteholders (or their representatives) have responded within such period; provided that if the master servicer or the special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the Park West Village Pari Passu Companion Noteholders (or their representatives) described above, the master servicer or the special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to consultation would materially and adversely affect the interests of the holders of the Park West Village Mortgage Loan and the related Park West Village Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the related Park West Village Pari Passu Companion Loans (or their representatives, including, if the related Park West Village Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Holder or the Park West Village Pari Passu Companion Noteholders (or their representatives) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Park West Village Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Park West Village Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the Park West Village Intercreditor Agreement or the PSA.

In addition to the consultation rights of the Park West Village Pari Passu Companion Noteholders (or their representatives) described above, pursuant to the terms of the Park West Village Intercreditor Agreement, the Park West Village Pari Passu Companion Noteholders (or their representatives) will have the right to attend (in-person or telephonically in the discretion of the master servicer or the special servicer, as applicable) annual meetings with the master servicer or the special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the special servicer, as applicable, for the purpose of discussing servicing issues related to the Park West Village Whole Loan.

The Park West Village Whole Loan Directing Holder

Pursuant to the Park West Village Intercreditor Agreement, the directing holder (the “Park West Village Whole Loan Directing Holder”) with respect to the Park West Village Whole Loan, as of any date of determination, will be:

●	the Park West Village Controlling Subordinate Companion Noteholder, unless a Park West Village Control Appraisal Period has occurred and is continuing; and

●	the issuing entity or its designee if a Park West Village Control Appraisal period has occurred and is continuing.

A “Park West Village Control Appraisal Period” will mean a period that exists with respect to the Park West Village Subordinate Companion Loans, if and for so long as: (a)(i) the initial unpaid principal balance of the Park West Village Subordinate Companion Loans minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Park West Village Subordinate

Companion Loans, (y) any Appraisal Reduction Amount for the Park West Village Whole Loan that is allocated to the Park West Village Subordinate Companion Loans and (z) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to the Park West Village Subordinate Companion Loans, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Park West Village Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Park West Village Subordinate Companion Noteholders.

The Park West Village Controlling Subordinate Companion Noteholders are entitled to avoid its applicable Park West Village Control Appraisal Period caused by the application of an Appraisal Reduction Amount (as opposed to a Park West Village Control Appraisal Period that is deemed to have occurred as a result of any borrower related party holding an interest in the Park West Village Subordinate Companion Loans or the existence of any circumstances that would otherwise permit any borrower related party to exercise the rights of the Park West Village Subordinate Companion Loans as Directing Holder) upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the form of either (x) cash collateral acceptable to the master servicer or the special servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution in a form acceptable to the master servicer or special servicer that meets the rating requirements as described in the Park West Village Intercreditor Agreement (either (x) or (y), the “Park West Village Threshold Event Collateral”) in an amount that, when added to the appraised value of the Park West Village Mortgaged Property as used to calculate any Appraisal Reduction Amount for the Park West Village Whole Loan pursuant to the PSA, would reduce such Appraisal Reduction Amount enough to cause the applicable Park West Village Control Appraisal Period not to exist.

If the issuing entity is the Park West Village Whole Loan Directing Holder, then, unless a Control Termination Period exists, the Directing Holder will be entitled to exercise the rights of the Park West Village Whole Loan Directing Holder with respect to the Park West Village Whole Loan. In its capacity as representative of the Park West Village Whole Loan Directing Holder under the Park West Village Intercreditor Agreement, the Directing Holder will be entitled to exercise all of the rights of the Park West Village Whole Loan Directing Holder under the Park West Village Intercreditor Agreement as well as the rights set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus with respect to the Park West Village Whole Loan unless a control termination event exists, and the implementation of any recommended actions outlined in an asset status report with respect to the Park West Village Whole Loan will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Report” in this prospectus.

Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the Park West Village Pari Passu Companion Noteholders (or their representatives, including, if any Park West Village Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative for that other securitization).

Cure Rights

In the event that the Park West Village borrower fails to make any payment of a liquidated sum of money due on the Park West Village Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Park West Village Whole Loan, the Park West Village Subordinate Companion Noteholders will have the right to cure such event of default subject to certain limitations set forth in the Park West

Village Intercreditor Agreement. The Park West Village Subordinate Companion Noteholders will be limited to, in the aggregate, six (6) cure payments over the life of the Park West Village Whole Loan, and, with respect to monetary events of default, no more than three (3) of which may be consecutive. So long as the Park West Village Subordinate Companion Noteholders are permitted to make a cure payment with respect to a non-monetary event of default, and is diligently prosecuting the cure of same, under the Park West Village Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the Park West Village Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the Park West Village Whole Loan has occurred and is continuing, the Park West Village Subordinate Companion Noteholders will have the option to purchase the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans, (b) accrued and unpaid interest on the Park West Village Mortgage Loan and Park West Village Pari Passu Companion Loans through the end of the related interest accrual period, (c) any other amounts due under the Park West Village Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing Advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees not in excess of the limitations set forth in the Park West Village Intercreditor Agreement), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on Advances, (f) (1) if the borrower or borrower related party is the purchaser or (ii) if the Park West Village Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Park West Village Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the Park West Village Intercreditor Agreement.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Park West Village Intercreditor Agreement, if the Park West Village Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the Park West Village Mortgage Loan in accordance with the PSA, then the special servicer will be required to sell the Park West Village Pari Passu Companion Loans (but not the Park West Village Subordinate Companion Loans) together with the Park West Village Mortgage Loan as one whole loan. Notwithstanding the foregoing, if the Park West Village Whole Loan becomes a defaulted mortgage loan, the special servicer will not be permitted to sell the Park West Village Whole Loan without the written consent of each Park West Village Pari Passu Companion Noteholder (provided that such consent is not required if such Park West Village Pari Passu Companion Noteholder is the borrower or an affiliate of the borrower) unless the special servicer has delivered to such Park West Village Pari Passu Companion Noteholder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Park West Village Mortgaged Property, and any documents in the servicing file reasonably requested by a Park West Village Pari Passu Companion Noteholder that are material to the price of the Park West

Village Mortgage Loan and the Park West Village Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any master servicer or applicable special servicer in connection with the proposed sale; provided that a Park West Village Pari Passu Companion Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Subject to the terms of the PSA, each holder of a Park West Village Pari Passu Companion Loan (or its representative), will be permitted to submit an offer at any sale of the Park West Village Mortgage Loan and the Park West Village Pari Passu Companion Loans (unless such person is the borrower or an agent or affiliate of the borrower).

Replacement of Special Servicer

Pursuant to the Park West Village Intercreditor Agreement, the Park West Village Controlling Subordinate Companion Noteholder (other than during a Park West Village Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Park West Village Whole Loan and appoint a replacement special servicer in lieu of such applicable special servicer. During a Park West Village Control Appraisal Period, the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), or the applicable Certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will have the right, with or without cause (subject to the limitations described herein) to replace the special servicer then acting with respect to the Park West Village Whole Loan and appoint a replacement special servicer in lieu of such applicable special servicer, as described under “Pooling and Servicing Agreement—The Directing Holder—Replacement of Special Servicer” in this prospectus.

Holiday Inn Express & Suites Saint Augustine Whole Loan

General

The Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Saint Augustine (the “Holiday Inn Express & Suites Saint Augustine Mortgaged Property”), secures two (2) promissory notes (note A and note B) originated by CIBC Inc. Note A evidences a mortgage loan with an aggregate principal balance as of the Cut-off Date of $6,800,000 to be included in this securitization transaction (the “Holiday Inn Express & Suites Saint Augustine Mortgage Loan”), representing approximately 0.8% of the Initial Pool Balance. Note B evidences a Subordinate Companion Loan (the “Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan”) that will not be held by the Trust, with an aggregate principal balance as of the Cut-off Date of $1,200,000, and together with the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, the “Holiday Inn Express & Suites Saint Augustine Whole Loan”). On or prior to the Closing Date, CIBC Inc. will sell the Holiday Inn Express & Suites Saint Augustine Mortgage Loan to the depositor for contribution to this securitization.

The holders of the Holiday Inn Express & Suites Saint Augustine Whole Loan (the “Holiday Inn Express & Suites Saint Augustine Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Holiday Inn Express & Suites Saint Augustine Noteholder (the “Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement”).

Servicing

The Holiday Inn Express & Suites Saint Augustine Whole Loan will be serviced pursuant to the PSA and the terms of the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement. In servicing the Holiday Inn Express & Suites Saint Augustine Whole Loan, the servicing standard set forth in the PSA requires the Master Servicer and the Special Servicer to take into account the interests, as a collective whole, of the Certificateholders, the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan and the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan (taking into account the subordinate nature of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan).

For so long as the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan or its representative is the Holiday Inn Express & Suites Saint Augustine Directing Holder (as defined below), the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Holiday Inn Express & Suites Saint Augustine Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement, the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan has the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

Pursuant to the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement, except after the occurrence and during the continuance of (i) any event of default with respect to an obligation to pay money due under the Holiday Inn Express & Suites Saint Augustine Whole Loan, (ii) any other event of default that causes the Holiday Inn Express & Suites Saint Augustine Whole Loan to become a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan is exercising its cure rights under the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement), after payment of amounts for reserves or escrows required by the Mortgage Loan documents and amounts that are then due, payable or reimbursable to the master servicer, special servicer, certificate administrator, trustee or operating advisor, payments and proceeds received with respect to the Holiday Inn Express & Suites Saint Augustine Whole Loan will generally be applied in the following order:

First, to the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

Second, to the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan in an amount equal to (i) all prepayment proceeds relating to casualty or condemnation payable pursuant to the related loan agreement until the outstanding principal balance of its note has been reduced to zero and (ii) its percentage interest of other principal payments received, if any, with respect to the applicable monthly payment date (including any monthly debt service payment amount);

Third, to the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by such holder, including any property protection or servicing advances and interest thereon not previously reimbursed to such holder;

Fourth, to the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan (the “Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder”) in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

Fifth, to the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder in an amount equal to (i) any remaining prepayment proceeds relating to casualty or condemnation payable pursuant to the related loan agreement after the outstanding principal balance of the note of the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan has been reduced to zero and (ii) its percentage interest of other principal payments received, if any, with respect to the related monthly payment date (including any monthly debt service payment amount);

Sixth, to the extent the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder has made any payments or advances in the exercise of its cure rights under the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement, to reimburse such holder for all such cure payments;

Seventh, any prepayment premium, to the extent paid by the related borrower, to the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan in an amount up to its pro rata interest, based on the product of (i) its percentage interest and (ii) the ratio of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan interest rate to the Holiday Inn Express & Suites Saint Augustine Whole Loan interest rate;

Eighth, any prepayment premium, to the extent paid by the related borrower, to the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder in an amount up to its pro rata interest therein, based on the product of (i) its percentage interest and (ii) the ratio of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan interest rate to the Holiday Inn Express & Suites Saint Augustine Whole Loan interest rate;

Ninth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, to the holders of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan and the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan, pro rata, based on their respective percentage interests in the Holiday Inn Express & Suites Saint Augustine Whole Loan, any such default interest, late fees, assumption or transfer fees; and

Tenth, if any excess amount is available to be distributed in respect of the Holiday Inn Express & Suites Saint Augustine Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first) - (ninth), any remaining amount is required to be paid pro rata to the holders of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan and the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan, based on their respective initial percentage interests in the Holiday Inn Express & Suites Saint Augustine Whole Loan.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for reserves or escrows required by the Mortgage Loan documents and amounts that are then due, payable or reimbursable under the PSA to the master servicer, special servicer, certificate administrator, trustee or operating advisor, payments and proceeds with respect to the Holiday Inn Express & Suites Saint Augustine Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

Second, to the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan until the outstanding principal balance of its note has been reduced to zero;

Third, to the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by such holder, including any property protection or servicing advances and interest thereon not previously reimbursed to such holder;

Fourth, to the extent the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder has made any payments or advances in the exercise of its cure rights under the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement, to reimburse such holder for all such cure payments;

Fifth, any prepayment premium, to the extent paid by the related borrower, to the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, in an amount up to its pro rata interest, based on the product of (i) its percentage interest and (ii) the ratio of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan interest rate to the Holiday Inn Express & Suites Saint Augustine Whole Loan interest rate;

Sixth, to the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

Seventh, to the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder in an amount equal to its percentage interest of principal payments received, if any, with respect to the related monthly payment date, until its principal balance has been reduced to zero;

Eighth, any prepayment premium, to the extent paid by the related borrower, to the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of (i) its percentage interest and (ii) the ratio of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan interest rate to the Holiday Inn Express & Suites Saint Augustine Whole Loan interest rate;

Ninth, if the proceeds of any foreclosure sale or any liquidation of the Holiday Inn Express & Suites Saint Augustine Whole Loan or Holiday Inn Express & Suites Saint Augustine Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first) - (eighth) and, as a result of a workout, the principal balance of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan has been reduced, such excess amount to the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder in an amount up to the reduction, if any, of the principal balance of the Holiday Inn Express & Suites Saint Augustine

Subordinate Companion Loan as a result of such workout, plus interest on such amount at the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan interest rate;

Tenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including without limitation, to compensate the master servicer or special servicer, to the holders of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan and the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan, pro rata, based on their respective initial percentage interests in the Holiday Inn Express & Suites Saint Augustine Whole Loan any such default interest, late fees, assumption or transfer fees; and

Eleventh, if any excess amount is available to be distributed in respect of the Holiday Inn Express & Suites Saint Augustine Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first) - (tenth), any remaining amount, pro rata, to the holders of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan and the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan, based on their respective initial percentage interests in the Holiday Inn Express & Suites Saint Augustine Whole Loan.

Consultation and Control

For so long as the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan is the Holiday Inn Express & Suites Saint Augustine Directing Holder, the master servicer or special servicer, as applicable, will be required to notify the Holiday Inn Express & Suites Saint Augustine Directing Holder (as defined below) (or its designee) and receive written consent with respect to Major Decisions, as defined in the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement (“Holiday Inn Express & Suites Saint Augustine Major Decisions”).

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the Holiday Inn Express & Suites Saint Augustine Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement or the PSA, require or cause such master servicer or special servicer, as applicable, to violate the terms of the Holiday Inn Express & Suites Saint Augustine Whole Loan, or materially expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement.

The Directing Holder

The controlling noteholder (the “Holiday Inn Express & Suites Saint Augustine Directing Holder”) under the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement, as of any date of determination, is:

●	the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan, unless a Holiday Inn Express & Suites Saint Augustine Control Appraisal Period has occurred and is continuing; or

●	if a Holiday Inn Express & Suites Saint Augustine Control Appraisal Period has occurred, the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan.

A “Holiday Inn Express & Suites Saint Augustine Control Appraisal Period” will exist with respect to the Holiday Inn Express & Suites Saint Augustine Whole Loan, if and for so long as: (a)(i) the initial unpaid principal balance of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan, (y) any Appraisal Reduction for the Holiday Inn Express & Suites Saint Augustine Whole Loan that is allocated to the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan and (z) any losses realized with respect to the Holiday Inn Express & Suites Saint Augustine Mortgaged Property or the Holiday Inn Express & Suites Saint Augustine Whole Loan that are allocated to the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan, plus (iii) the Holiday Inn Express & Suites Saint Augustine Threshold Event Collateral (as defined below) is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder.

The holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan is entitled to avoid a Holiday Inn Express & Suites Saint Augustine Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holder of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan and acceptable to the master servicer or special servicer, as applicable, or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement (either (x) or (y), the “Holiday Inn Express & Suites Saint Augustine Threshold Event Collateral”), and (ii) the Holiday Inn Express & Suites Saint Augustine Threshold Event Collateral is an amount that, when added to the appraised value of the related Mortgaged Property, as determined pursuant to the PSA, would cause the applicable Holiday Inn Express & Suites Saint Augustine Control Appraisal Period not to exist.

In addition, pursuant to the terms of the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement, the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder will be entitled to receive, and the master servicer or special servicer, as applicable, will be required to provide any information relating to the Holiday Inn Express & Suites Saint Augustine Whole Loan, the related borrower or the Holiday Inn Express & Suites Saint Augustine Mortgaged Property as the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder may reasonably request and would be customarily in the possession of, or collected or known by, the master servicer or special servicer of mortgage loans similar to the Holiday Inn Express & Suites Saint Augustine Whole Loan and, in any event, all information that is required to be provided to holders of the securities issued by the issuing entity. Notwithstanding the foregoing, if an interest in the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan or the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder is held by the related borrower or borrower-related party, then the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder will not be entitled to receive any Excluded Information related to the Holiday Inn Express & Suites Saint Augustine Whole Loan.

Cure Rights

In the event that the Holiday Inn Express & Suites Saint Augustine borrower fails to make any payment of principal or interest on the Holiday Inn Express & Suites Saint Augustine Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Holiday Inn Express & Suites Saint Augustine Whole Loan, the holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement. The holder of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan will be limited to six cures related to monetary defaults in a 12-month period and six cures related to non-monetary defaults over the term of the Holiday Inn Express & Suites Saint Augustine Whole Loan. So long as a monetary event of default exists for which a cure payment permitted under the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement is made, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the Holiday Inn Express & Suites Saint Augustine Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the Holiday Inn Express & Suites Saint Augustine Whole Loan has occurred and is continuing, the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder will have the right to purchase the Holiday Inn Express & Suites Saint Augustine Mortgage Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, (b) accrued and unpaid interest on the Holiday Inn Express & Suites Saint Augustine Mortgage Loan from the date as to which interest was last paid in full by the related borrower up to and including the end of the related interest accrual period, (c) any other amounts due under the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Mortgage Loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unpaid special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) any liquidation fees or workout fees payable with respect to the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, if (i) the related borrower or borrower related party is the purchaser or (ii) if the Holiday Inn Express & Suites Saint Augustine Mortgage Loan is purchased within 90 days after such option first becomes exercisable pursuant to the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement. Notwithstanding the foregoing, the purchase price includes prepayment premiums, default interest, late fees, exit fees and any other similar fees if the seller is the related borrower or borrower-related party.

Sale of Defaulted Whole Loan

Prior to the occurrence of a Holiday Inn Express & Suites Saint Augustine Control Appraisal Period, the special servicer will not be permitted to sell all or a portion of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan without the prior consent of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder. After the occurrence and during the continuance of a Holiday Inn Express & Suites Saint Augustine Control Appraisal Period, the special servicer will be permitted to sell the Holiday Inn Express & Suites Saint Augustine Whole Loan, subject to the provisions of the PSA, without the consent of the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder (i) prior to an event of default, to any party other than the related borrower or any borrower-related party and (ii) after an event of default, to any party, including the related borrower or any borrower related party. In connection with any such sale, the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder will be permitted to submit an offer at any such sale of the Holiday Inn Express & Suites Saint Augustine Whole Loan unless such holder is the related borrower or a borrower-related party. If the cash purchase price bid timely offered by the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder equals or exceeds the amount of any other bids received in connection with such sale (and exceeds the minimum purchase price determined in accordance with the PSA), then the Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder must be awarded the winning bid and will be entitled to purchase the Holiday Inn Express & Suites Saint Augustine Whole Loan pursuant to the PSA.

Special Servicer Appointment Rights

Pursuant and subject to the terms of the PSA and the Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement, the Holiday Inn Express & Suites Saint Augustine Directing Holder has the right, with or without cause, to remove the special servicer then acting with respect to the Holiday Inn Express & Suites Saint Augustine Whole Loan and appoint a replacement special servicer.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including the Servicing Shift Whole Loan on or after the Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling

Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including the Servicing Shift Whole Loan after the Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

General Motors Building Whole Loan

General

The General Motors Building Mortgage Loan, representing approximately 5.6% of the Initial Pool Balance, is part of a Whole Loan that is part of a split loan structure comprised of thirty-three (33) senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $2,300,000,000. Two senior promissory notes, Note A-2-C2-2-A and Note A-2-C3 with an aggregate initial principal balance of $50,000,000 (the “General Motors Building Mortgage Loan”), will be deposited into this securitization.

The General Motors Building Whole Loan (as defined below), is evidenced by (i) the General Motors Building Mortgage Loan, (ii) eight (8) senior promissory notes designated as Note A-1-S, Note A-2-S, Note A-3-S, Note A-4-S, Note A-1-C1, Note A-2-C1, Note A-3-C1 and Note A-4-C1 (the “General Motors Building Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $725,000,000; (iii) twenty-three (23) senior promissory notes designated as Note A-1-C2, Note A-1-C3-1, Note A-1-C3-2, Note A-1-C4, Note A-1-A1, Note A-1-A2, Note A-1-A3, Note A-2-C2-1, Note A-2-C2-2-B, Note A-2-A1, Note A-2-A2, Note A-2-A3, Note A-3-C2, Note A-3-C3-1, Note A-3-C3-2, Note A-3-A1, Note A-3-A2, Note A-3-A3, Note A-4-C2, Note A-4-C3, Note A-4-A1, Note A-4-A2 and Note A-4-A3 (the “General Motors Building Non-Standalone Pari Passu Companion Loans” and, together with the General Motors Building Standalone Pari Passu Companion Loans, the “General Motors Building Pari Passu Companion Loans”), which have an aggregate initial principal balance of $695,000,000; and (iv) four (4) subordinate promissory notes designated as Note B-1-S, Note B-2-S, Note B-3-S and Note B-4-S (the “General Motors Building Subordinate Companion Loans” and, together with the General Motors Building Standalone Pari Passu Companion Loans, the “General Motors Building Standalone Companion Loans”), which have an aggregate initial principal balance of $830,000,000.

The General Motors Building Mortgage Loan, the General Motors Building Pari Passu Companion Loans and the General Motors Building Subordinate Companion Loans are referred to herein, collectively, as the “General Motors Building Whole Loan”, and the General Motors Building Pari Passu Companion Loans and the General Motors Building Subordinate Companion Loans are referred to herein as the “General Motors Building Companion Loans”. The General Motors Building Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the General Motors Building Mortgage Loan. The General Motors Building Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the General Motors Building Mortgage Loan and General Motors Building Pari Passu Companion Loans.

Only the General Motors Building Mortgage Loan is included in the issuing entity. The General Motors Building Standalone Companion Loans have been contributed to a securitization trust governed by the BXP Trust 2017-GM TSA (the “BXP Trust 2017-GM Securitization”). The remaining General Motors Building Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized promissory notes are under no obligation to contribute such notes to other securitizations.

The rights of the holders of the promissory notes evidencing the General Motors Building Whole Loan (the “General Motors Building Noteholders”) are subject to an Intercreditor Agreement (the “General Motors Building Intercreditor Agreement”). The following summaries describe certain provisions of the General Motors Building Intercreditor Agreement.

Servicing

The General Motors Building Whole Loan (including the General Motors Building Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the BXP Trust 2017-GM TSA by Wells Fargo Bank, National Association as servicer (the “General Motors Building Servicer”), and, if necessary, AEGON USA Realty Advisors, LLC, as special servicer (the “General Motors Building Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”, but subject to the terms of the General Motors Building Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the General Motors Building Mortgage Loan (but not on the General Motors Building Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the General Motors Building Mortgage Loan. Principal and interest advances in respect of the General Motors Building Companion Loans and property protection advances in respect of the General Motors Building Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

Distributions

Generally, as long as no (i) event of default with respect to an obligation of the General Motors Building Whole Loan borrower to pay money due under the General Motors Building Whole Loan or (ii) non-monetary event of default as a result of which the General Motors Building Whole Loan becomes a specially serviced mortgage loan under the BXP Trust 2017-GM TSA (a “General Motors Building Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the General Motors Building Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the trustee under the BXP Trust 2017-GM TSA (the “General Motors Building Trustee”), the General Motors Building Servicer or the General Motors Building Special Servicer, and (iii) certain amounts payable or reimbursable to the General Motors Building Servicer, the General Motors Building Special Servicer, the master servicer, the trustee and each master servicer and trustee for any securitization relating to a General Motors Building Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the General Motors Building Intercreditor Agreement, as follows:

First, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the General Motors Building Servicer, the General Motors Building Special Servicer or the General Motors Building Trustee, as applicable) with respect to the General Motors Building Whole Loan pursuant to the terms of the General Motors Building Intercreditor Agreement or the BXP Trust 2017-GM TSA;

Second, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective notes;

Third, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note;

Fourth, pro rata, to the holders of the General Motors Building Pari Passu Companion Loans and to the issuing entity, as holder of the General Motors Building Mortgage Loan, in an amount equal to their respective principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the General Motors Building Pari Passu Companion Loans and General Motors Building Mortgage Loan;

Fifth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of General Motors Building Mortgage Loan and General Motors Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the BXP Trust 2017-GM TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the General Motors Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the General Motors Building Whole Loan;

Sixth, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of the General Motors Building Subordinate Companion Loans (or paid or advanced by the General Motors Building Servicer, the General Motors Building Special Servicer or the General Motors Building Trustee, as applicable) with respect to the General Motors Building Whole Loan pursuant to the terms of the General Motors Building Intercreditor Agreement or the BXP Trust 2017-GM TSA;

Seventh, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to their respective principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the General Motors Building Subordinate Companion Loans;

Eighth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the General Motors Building Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Subordinate Companion Loans as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the General Motors Building Whole Loan;

Ninth, to the holders of the General Motors Building Pari Passu Companion Loans, the General Motors Building Subordinate Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, pro rata, any prepayment or yield maintenance premium, to the extent paid by the General Motors Building Whole Loan borrower;

Tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the General Motors Building Whole Loan borrower are not required to be otherwise applied under the BXP Trust 2017-GM TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the General Motors Building Whole Loan), any such fees or expenses, to the extent actually paid by the General Motors Building borrower, will be paid to the holders of the General Motors Building Pari Passu Companion Loans, the holders of the General Motors Building Subordinate Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, pro rata; and

Eleventh, if any excess amount is available to be distributed in respect of the General Motors Building Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the holders of the General Motors Building Pari Passu Companion Loans, the holders of the General Motors Building Subordinate Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan;

provided that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the General Motors Building Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) are required to be allocated to reduce the principal balance of the General Motors Building Pari Passu Companion Loans, the General Motors Building Subordinate Companion Loans and the General Motors Building Mortgage Loan in the manner permitted or required by such REMIC provisions.

Generally, for so long as a General Motors Building Triggering Event of Default has occurred and is continuing, all amounts available for payment on the General Motors Building Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the General Motors Building Trustee, the General Motors Building Servicer or the General Motors Building Special Servicer, and (iii) certain amounts payable or reimbursable to the General Motors Building Servicer, the General Motors Building Special Servicer, the master servicer, the trustee and each master servicer and trustee for any securitization relating to a General Motors Building Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the General Motors Building Intercreditor Agreement, as follows:

First, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the General Motors Building Servicer, the General Motors Building Special Servicer or the General Motors Building Trustee, as applicable) with respect to the General Motors Building Whole Loan pursuant to the terms of the General Motors Building Intercreditor Agreement or the BXP Trust 2017-GM TSA;

Second, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective notes;

Third, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes;

Fourth, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis, until the principal balances of the General Motors Building Pari Passu Companion Loan and the General Motors Building Mortgage Loan have been reduced to zero;

Fifth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of General Motors Building Mortgage Loan and General Motors Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the BXP Trust 2017-GM TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the General Motors Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the General Motors Building Whole Loan;

Sixth, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of the General Motors Building Subordinate Companion Loans (or paid or advanced by the General Motors Building Servicer, the General Motors Building Special Servicer or the General Motors Building Trustee, as applicable) with respect to the General Motors Building Whole Loan pursuant to the terms of the General Motors Building Intercreditor Agreement or the BXP Trust 2017-GM TSA;

Seventh, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis until the principal balances of the General Motors Building Subordinate Companion Loans have been reduced to zero;

Eighth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the General Motors Building Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balances of the General Motors Building Subordinate Companion Loans as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the General Motors Building Whole Loan;

Ninth, to the holders of the General Motors Building Pari Passu Companion Loans, the General Motors Building Subordinate Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, pro rata, any prepayment or yield maintenance premium, to the extent paid by the General Motors Building Whole Loan borrower;

Tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the General Motors Building Whole Loan borrower are not required to be otherwise applied under the BXP Trust 2017-GM TSA, including, without limitation, to provide reimbursement for any interest on any Advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the General Motors Building Servicer or the General Motors Building Special Servicer), any such fees or expenses, to the extent actually paid by the General Motors Building borrower, will be paid to the holders of the General Motors Building Pari Passu Companion Loans, the holders of the General Motors Building Subordinate Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, pro rata; and

Eleventh, if any excess amount is available to be distributed in respect of the General Motors Building Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the holders of the General Motors Building Pari Passu Companion Loans, the holders of the General Motors Building Subordinate Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan;

provided that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the General Motors Building Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) are required to be allocated to reduce the principal balance of the General Motors Building Pari Passu Companion Loans, the General Motors Building Subordinate Companion Loans and the General Motors Building Mortgage Loan in the manner permitted or required by such REMIC provisions.

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the General Motors Building Mortgage Loan or any related companion loan pursuant to the terms of the related pooling and servicing agreement, such advance will be reimbursed out of funds on deposit in the collection account under the BXP Trust 2017-GM TSA prior to the remittance of such funds for distribution to the issuing entity, as the holder of the General Motors Building Mortgage Loan, or to the holders of the General Motors Building Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the General Motors Building Whole Loan in accordance with the BXP Trust 2017-GM TSA and the General Motors Building Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the General Motors Building Subordinate Companion Loans have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the General Motors Building Subordinate Companion Loans).

To the extent collections received after the final liquidation of the General Motors Building Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the General Motors Building Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the General Motors Building Subordinate Companion Loans) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the General Motors Building Intercreditor Agreement will be the securitization trust created pursuant to the terms of the BXP Trust 2017-GM TSA. Pursuant to the terms of the BXP Trust 2017-GM TSA, the related controlling class representative (the “General Motors Building Directing Certificateholder”) will have consent and/or consultation rights with respect to the General Motors Building Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

In addition, pursuant to the terms of the General Motors Building Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable, is required to provide to the General Motors Building Directing Certificateholder (within the same time frame such notices, information and reports to the General Motors Building Directing Certificateholder without regard to whether or not the General Motors Building Directing Certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the BXP Trust 2017-GM TSA) with respect to any major decisions to be taken with respect to the General Motors Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the General Motors Building Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the General Motors Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the General Motors Building Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the General Motors Building Mortgage Loan, the related the General Motors Building Pari Passu Companion Loans and the related the General Motors Building Subordinate Companion Loans. Neither the General Motors Building Servicer nor the General Motors Building Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the General Motors Building Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation rights under the PSA with respect to the General Motors Building Whole Loan or any related REO Property.

Sale of Defaulted General Motors Building Whole Loan

Pursuant to the terms of the General Motors Building Intercreditor Agreement, if the General Motors Building Whole Loan becomes a defaulted loan pursuant to the terms of the BXP Trust 2017-GM TSA, and if the General Motors Building Special Servicer determines to sell the General Motors Building Pari Passu Companion Loans in accordance with the BXP Trust 2017-GM TSA, then the General Motors Building Special Servicer will be required to sell the General Motors Building Mortgage Loan together with the General Motors Building Pari Passu Companion Loans and the General Motors Building Subordinate Companion Loans as one whole loan. In connection with any such sale, the General Motors Building Special Servicer will be required to follow the procedures set forth under the BXP Trust 2017-GM TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”. Proceeds of the sale of the General Motors Building Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a General Motors Building Triggering Event of Default” above.

Notwithstanding the foregoing, the General Motors Building Special Servicer will not be permitted to sell the General Motors Building Pari Passu Companion Loans together with the General Motors Building Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the General Motors Building Mortgage Loan

(provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the General Motors Building Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the General Motors Building Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the General Motors Building Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the General Motors Building Servicer or the General Motors Building Special Servicer in connection with the proposed sale. Subject to the terms of the BXP Trust 2017-GM TSA, the holder of the General Motors Building Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the General Motors Building Intercreditor Agreement and the BXP Trust 2017-GM TSA, the securitization trust created pursuant to the BXP Trust 2017-GM TSA, as the controlling noteholder, will have the right, with or without cause, to replace the General Motors Building Special Servicer then acting with respect to the General Motors Building Whole Loan and appoint a replacement special servicer. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

Del Amo Fashion Center Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 5.0% of the Initial Pool Balance (the “Del Amo Fashion Center Mortgage Loan”), is part of a whole loan comprised of forty-four (44) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Del Amo Fashion Center Mortgage Loan is evidenced by two (2) tranches of debt, each comprised of one (1) promissory note (promissory notes A-3-3 (the “Trust A Note” ) and promissory notes B-3-3 (the “Trust B Note” )) with an aggregate Cut-off Date Balance of $45,000,000. The two tranches of debt comprising the Del Amo Fashion Center Mortgage Loan are senior/subordinate tranches with identical interest rates as set forth in Annex A-1. The notes comprising the Del Amo Fashion Center Pari Passu Companion Loans (as defined below) are also senior/subordinate debt (but are each pari passu with the related tranche of debt comprising the Del Amo Fashion Center Mortgage Loan) with identical interest rates as set forth in Annex A-1. Each Del Amo Fashion Center Pari Passu Companion Loan is comprised of one or more promissory notes, which together aggregate to thirty (30) promissory notes (promissory notes A-1-1, A-1-2, A-1-3, A-1-4, A-2-1, A-2-2, A-2-3, A-2-4, A-3-1, A-3-2, A-3-4, A-4-1, A-4-2, A-4-3 and A-4-4 (collectively, the “Companion A Notes” and, together with the Trust A Note, the “A Notes”) (with an aggregate Cut-off Date Balance of $338,978,750), and promissory notes B-1-1, B-1-2, B-1-3, B-1-4, B-2-1, B-2-2, B-2-3, B-2-4, B-3-1, B-3-2, B-3-4, B-4-3, B-4-1, B-4-2 and B-4-4 (collectively, the “Companion B Notes” and, together with the Trust B Note, the “B Notes” and together with the Companion

A Notes, the “Del Amo Fashion Center Pari Passu Companion Loans”) (with an aggregate Cut-off Date Balance of $75,321,250), that are not included in the issuing entity. Only the Del Amo Fashion Center Mortgage Loan is included in the issuing entity. The notes comprising the “Del Amo Fashion Center Subordinate Companion Loans” are evidenced by three (3) subordinate companion loans, each of which is subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans, and which are subordinate to each more senior subordinate companion loan, each such subordinate companion loan being comprised of four (4) pari passu promissory notes (promissory notes C-1, C-2, C-3 and C-4 (collectively, the “C Notes”), promissory notes D-1, D-2, D-3 and D-4 (collectively, the “D Notes”) and promissory notes E-1, E-2, E-3 and E-4 (collectively, the “E Notes”)), with a collective Cut-off Date Balance of $125,700,000 that are not included in the issuing entity. Each tranche of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans are pari passu with each other in terms of priority. The Del Amo Fashion Center Subordinate Companion Loans are subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans in terms of priority and subordinate to each Del Amo Fashion Center Subordinate Companion Loan that is more senior thereto to the extent described below. The Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans are collectively referred to in this prospectus as the “Del Amo Fashion Center Whole Loan”. The Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans are referred to herein as the “Del Amo Fashion Center Companion Loans”.

The Del Amo Fashion Center Pari Passu Companion Loans evidenced by promissory notes A-1-1, A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1 and the Del Amo Fashion Center Subordinate Companion Loans were securitized in the DAFC 2017-AMO transaction. The Del Amo Fashion Center Pari Passu Companion Loans evidenced by promissory notes A-1-2, A-4-2, B-1-2 and B-4-2 were sold into the BANK 2017-BNK5 transaction. The Del Amo Fashion Center Pari Passu Companion Loans evidenced by promissory notes A-2-3, A-4-3, B-2-3 and B-4-3 were sold into the WFCM 2017-C38 transaction. Del Amo Fashion Center Pari Passu Companion Loans evidenced by promissory notes A-1-3, A-1-4, B-1-3 and B-1-4 are currently held by Bank of America, N.A. and are expected to be contributed to one or more future transactions. The Del Amo Fashion Center Pari Passu Companion Loans evidenced by promissory notes A-2-2, A-2-4, B-2-2 and B-2-4 are currently held by Barclays Bank PLC and are expected to be contributed to one or more future transactions. The Del Amo Fashion Center Pari Passu Companion Loans evidenced by promissory notes A-3-2, A-3-4, B-3-2 and B-3-4 are currently held by Société Générale and are expected to be contributed to one or more future transactions. The Del Amo Fashion Center Pari Passu Companion Loans evidenced by promissory notes A-4-4 and B-4-4 are currently held by Wells Fargo Bank, N.A. and are expected to be contributed to one or more future transactions.

The rights of the holders of the promissory notes evidencing the Del Amo Fashion Center Whole Loan (the “Del Amo Fashion Center Noteholders”) are subject to an Intercreditor Agreement (the “Del Amo Fashion Center Intercreditor Agreement”). The following summaries describe certain provisions of the Del Amo Fashion Center Intercreditor Agreement.

Servicing

The Del Amo Fashion Center Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the DAFC 2017-AMO trust and servicing agreement (the “DAFC 2017-AMO TSA”) by KeyBank National Association, as servicer (the

“Del Amo Fashion Center Servicer”) and, if necessary, AEGON USA Realty Advisors, LLC, an Iowa limited liability company, as special servicer (the “Del Amo Fashion Center Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the Del Amo Fashion Center Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Del Amo Fashion Center Mortgage Loan (but not any advances of principal and/or interest on the Del Amo Fashion Center Pari Passu Companion Loans or the Del Amo Fashion Center Subordinate Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Del Amo Fashion Center Mortgage Loan. The Del Amo Fashion Center Servicer is responsible for making (A) any required principal and interest advances on the promissory notes included in the DAFC 2017-AMO transaction (but not on the Del Amo Fashion Center Mortgage Loan) and (B) and property protection advances with respect to the Del Amo Fashion Center Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the DAFC 2017-AMO TSA.

Distributions

The Del Amo Fashion Center Intercreditor Agreement sets forth the respective rights of the Del Amo Fashion Center Noteholders with respect to distributions of funds received in respect of the Del Amo Fashion Center Whole Loan, and provides, in general, as follows.

Distributions of Payments Prior to an Event of Default

Prior to the occurrence and continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, any collections received in respect of the Del Amo Fashion Center Whole Loan or Mortgaged Property will be applied to the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement. Accordingly, subject to the right of the Del Amo Fashion Center Servicer, the Del Amo Fashion Center Special Servicer, the trustee, the certificate administrator and the operating advisor under the DAFC 2017-AMO TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the DAFC 2017-AMO TSA, the monthly interest payment on the Del Amo Fashion Center Whole Loan will be applied: (i) first, to the payment of interest due and payable on each of the A Notes, pro rata and pari passu; (ii) second, to the payment of interest due and payable on each of the B Notes, pro rata and pari passu; (iii) third, to the payment of interest due and payable on each of the C Notes, pro rata and pari passu; (iv) fourth, to the payment of interest due and payable on each of the D Notes, pro rata and pari passu and (v) fifth, to the payment of interest due and payable on each of the E Notes, pro rata and pari passu; and any prepayment or repayment of the principal of the Del Amo Fashion Center Whole Loan will be applied: (a) first, to the reduction of the outstanding principal balance of each of the A Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (b) second, to the reduction of the outstanding principal balance of each of the B Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (c) third, to the reduction of the outstanding principal balance of each of the C Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (d) fourth, to the reduction of the outstanding principal balance of the D Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; and (e) fifth, to the reduction of the outstanding principal balance of each of the E Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero.

Distributions After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, payments and proceeds with respect to the Del Amo Fashion Center Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to provide reimbursement to the Del Amo Fashion Center Servicer and Wilmington Trust, National Association as trustee under the DAFC 2017-AMO TSA (the “Del Amo Fashion Center Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;

Second, to provide reimbursement to holders of the A Notes for any nonrecoverable monthly debt service advances and interest thereon on the A Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the B Notes for any nonrecoverable monthly debt service advances and interest thereon on the B Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the C Notes for any nonrecoverable monthly debt service advances and interest thereon on the C Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the D Notes for any nonrecoverable monthly debt service advances and interest thereon on the D Notes, on a pari passu and pro rata basis and then to provide reimbursement to holders of the E Notes for any nonrecoverable monthly debt service advances on the E Notes, on a pari passu and pro rata basis;

Third, to provide reimbursement to the Del Amo Fashion Center Servicer and Del Amo Fashion Center Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

Fourth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

Fifth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

Sixth, to the holders of the A Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

Seventh, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

Eighth, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

Ninth, the holders of the B Notes, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

Tenth, the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

Eleventh, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the C Notes;

Twelfth, to the holders of the C Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

Thirteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

Fourteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the D Notes;

Fifteenth, to the holders of the D Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

Sixteenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

Seventeenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the E Notes;

Eighteenth, to the holders of the E Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

Nineteenth, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

Twentieth, to fund any other reserves to the extent then required to be held in escrow;

Twenty-first, to pay to the holders of the A Notes any yield maintenance or other prepayment premium then due and payable to the holders of the A Notes, on a pro rata and pari passu basis, then to the holders of the B Notes any yield maintenance or other prepayment premium then due and payable to the holders of the B Notes, on a pro rata and pari passu basis, then to the holders of the C Notes any yield maintenance or other prepayment premium then due and payable to the holders of the C Notes, on a pro rata and pari passu basis, then the holders of the D Notes any yield maintenance or other prepayment premium then due and payable to the holders of the D Notes, on a pro rata and pari passu basis, and then the holders of the E Notes any yield maintenance or other prepayment premium then due and payable to the holders of the E Notes, on a pro rata and pari passu basis;

Twenty-second, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer default interest and late fees then due and payable under the Del Amo Fashion Center Whole Loan documents, all of which will be applied in accordance with the DAFC 2017-AMO TSA;

Twenty-third, to pay any additional servicing compensation that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer is entitled to receive under the DAFC 2017-AMO TSA; and

Twenty-fourth, any remaining amount will be paid pro rata to the holders of the Del Amo Fashion Center Companion Loans and the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan, based on the original principal balance of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Del Amo Fashion Center Whole Loan in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the E Notes, D Notes and C Notes have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the Class A Notes, in that order).

To the extent collections received after the final liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Del Amo Fashion Center Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the A Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Del Amo Fashion Center Intercreditor Agreement will be the securitization trust created pursuant to the terms of the DAFC 2017-AMO TSA. Pursuant to the terms of the DAFC 2017-AMO TSA, the related directing certificateholder (the “Del Amo Fashion Center Directing Certificateholder”) will have consent and/or consultation rights with respect to the Del Amo Fashion Center Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, the issuing entity, as a non-controlling noteholder will (i) have the right to receive notices, information and reports with respect to any “major decisions” (as defined in the Del Amo Fashion Center Intercreditor Agreement) to be taken with respect to the Del Amo Fashion Center Whole Loan that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is required to provide to the Del Amo Fashion Center Directing Certificateholder (within the same time frame such notices, information and reports to the Del Amo Fashion Center Directing Certificateholder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the DAFC 2017-AMO TSA) or the implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Del Amo Fashion Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity, as holder of the Del Amo Fashion Center Mortgage Loan, described above, the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is permitted to make any “major decision” (as defined in the Del Amo Fashion Center Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Del Amo Fashion Center Mortgage Loan, the related the Del Amo Fashion Center Pari Passu Companion Loans and the related the Del Amo Fashion Center Subordinate Companion Loans. Neither the Del Amo Fashion Center Servicer nor the Del Amo Fashion Center Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation rights under the PSA with respect to the Del Amo Fashion Center Whole Loan or any related REO Property.

In addition to the consultation rights described above, the issuing entity, as holder of the Del Amo Fashion Center Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable) with the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer at the offices of the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, in which servicing issues related to the Del Amo Fashion Center Whole Loan are discussed, provided that the issuing entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, and the Del Amo Fashion Center Directing Certificateholder.

Sale of Defaulted Del Amo Fashion Center Whole Loan

Pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, if the Del Amo Fashion Center Whole Loan becomes a specially serviced loan pursuant to the terms of the DAFC 2017-AMO TSA, and if the Del Amo Fashion Center Special Servicer determines to sell the Del Amo Fashion Center Pari Passu Companion Loans in accordance with the DAFC 2017-AMO TSA, then the Del Amo Fashion Center Special Servicer will be required to sell the Del Amo Fashion Center Mortgage Loan together with the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans as

one whole loan. In connection with any such sale, the Del Amo Fashion Center Special Servicer will be required to follow the procedures set forth in the DAFC 2017-AMO TSA. Proceeds of the sale of the Del Amo Fashion Center Whole Loan will be distributed in accordance with the priority of payments described in “–Distributions After an Event of Default” above.

Notwithstanding the foregoing, the Del Amo Fashion Center Special Servicer will not be permitted to sell the Del Amo Fashion Center Pari Passu Companion Loans together with the Del Amo Fashion Center Mortgage Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the Del Amo Fashion Center Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Del Amo Fashion Center Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Del Amo Fashion Center Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Del Amo Fashion Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the DAFC 2017-AMO TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Replacement of Special Servicer

Pursuant to the Del Amo Fashion Center Intercreditor Agreement, subject to the terms of the DAFC 2017-AMO TSA, the Del Amo Fashion Center Directing Certificateholder, will have the right at any time and from time to time, with or without cause, to replace the Del Amo Fashion Center Special Servicer then acting with respect to the Del Amo Fashion Center Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

85 Broad Street Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 85 Broad Street, representing approximately 3.8% of the Initial Pool Balance (the “85 Broad Street Mortgage Loan”), is part of the 85 Broad Street Whole Loan (as defined below) comprised of seven promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “85 Broad Street Mortgaged Property”).

The 85 Broad Street Mortgage Loan is evidenced by one (1) senior pari passu promissory note with a Cut-off Date Balance of $34,000,000. The related Pari Passu Companion Loans (the “85 Broad Street Pari Passu Companion Loans” and, together with the 85 Broad Street Mortgage Loan, the “85 Broad Street Senior Loans”), together with the 85 Broad Street Mortgage Loan, have an aggregate original principal balance of

$169,000,000. The Note A-A-1 and Note A-A-2 were contributed to the CSAIL 2017-C8 Mortgage Trust and have an aggregate principal balance as of the Cut-Off Date of $90,000,000 (the “85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans”). The Note A-A-3 had an original principal balance of $45,000,000 (the “85 Broad Street Non-Trust Pari Passu Companion Loan”) and will not be included in the issuing entity. The 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also three Subordinate Companion Loans (the “85 Broad Street Subordinate Companion Loans”). One of the three related Subordinate Companion Loans (the “85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan” ) is evidenced by one subordinate promissory note A-B with an original principal balance of $72,000,000 and was contributed to the CSAIL 2017-C8 Mortgage Trust. The second related Subordinate Companion Loan (the “85 Broad Street Non-Trust Senior Subordinate Companion Loan”) is evidenced by one subordinate promissory note B-A with an original principal balance of $58,800,000. The third related Subordinate Companion Loan (the “85 Broad Street Non-Trust Junior Subordinate Companion Loan” and, together with the 85 Broad Street Non-Trust Senior Subordinate Companion Loan, the “85 Broad Street Non-Trust Subordinate Companion Loans”) is evidenced by one subordinate promissory note B-B with an original principal balance of $58,800,000. Neither of the 85 Broad Street Non-Trust Subordinate Companions Loans will be included in the issuing entity. The 85 Broad Street Subordinate Companion Loans, together with the 85 Broad Street Pari Passu Companion Loans, are referred to in this prospectus as the “85 Broad Street Companion Loans” and the 85 Broad Street Mortgage Loan, together with the 85 Broad Street Companion Loans, are referred to in this prospectus as the “85 Broad Street Whole Loan”. The 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan is an asset of the CSAIL 2017-C8 Mortgage Trust but is not pooled together with the other mortgage loans in that trust, and payments of interest and principal received in respect of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan are available to make distributions only in respect of the 85 Broad Street loan-specific certificates issued under the CSAIL 2017-C8 Mortgage Trust.

Servicing

The 85 Broad Street Whole Loan will be serviced by Wells Fargo Bank, National Association, as master servicer (in such capacity, the “CSAIL 2017-C8 Master Servicer”), and specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “CSAIL 2017-C8 Special Servicer”), under the CSAIL 2017-C8 Pooling and Servicing Agreement, (the “CSAIL 2017-C8 PSA”) between Credit Suisse Commercial Mortgage Securities Corp., as depositor (the “CSAIL 2017-C8 Depositor”), the CSAIL 2017-C8 Master Servicer, the CSAIL 2017-C8 Special Servicer, Wells Fargo Bank National Association, as trustee (in such capacity, the “CSAIL 2017-C8 Trustee”), certificate administrator and custodian (in such capacity, the “CSAIL 2017-C8 Certificate Administrator”) and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer in connection with the CSAIL 2017-C8 Mortgage Trust. All decisions, consents, waivers, approvals and other actions on the part of any 85 Broad Street noteholder will be effected in accordance with the CSAIL 2017-C8 PSA and the 85 Broad Street Intercreditor Agreement ), which sets forth the respective rights of each 85 Broad Street noteholder.

The 85 Broad Street Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 85 Broad Street Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the 85 Broad Street Intercreditor Agreement, the holders of the 85 Broad Street Non-Trust Subordinate Companion Loans (the “85 Broad Street Non-Trust

Subordinate Companion Loan Holders”) have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The 85 Broad Street Intercreditor Agreement sets forth the respective rights of the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Companion Loans with respect to distributions of funds received in respect of the 85 Broad Street Whole Loan, and provides, in general, that:

●	the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the 85 Broad Street Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, and the right of the holders of the 85 Broad Street Subordinate Companion Loan to receive payments with respect to the 85 Broad Street Whole Loan is, at all times, junior, subject and subordinate to the rights of the holders of the 85 Broad Street Mortgage Loan and 85 Broad Street Pari Passu Companion Loans to receive payments with respect to the 85 Broad Street Whole Loan;

●	the 85 Broad Street Non-Trust Subordinate Companion Loans are, at all times, junior, subject and subordinate to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, and the rights of the 85 Broad Street Non-Trust Subordinate Companion Loan Holders to receive payments with respect to the 85 Broad Street Whole Loan are, at all times, junior, subject and subordinate to the rights of the holder of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan (the “85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder”) to receive payments with respect to the 85 Broad Street Whole Loan;

●	all expenses and losses relating to the 85 Broad Street Whole Loan will, to the extent not paid by the related borrower, be allocated first to the 85 Broad Street Non-Trust Junior Subordinate Companion Loan, second to the 85 Broad Street Non-Trust Senior Subordinate Companion Loan, third to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, and fourth to the issuing entity, as holder of the 85 Broad Street Mortgage Loan, and the holder of the 85 Broad Street Pari Passu Companion Loans on a pro rata and pari passu basis;

●	P&I advances with respect to the 85 Broad Street Mortgage Loan, the 85 Broad Street Pari Passu Companion Loans (if made by the non-lead servicer) and the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan that are determined to be nonrecoverable may be reimbursed from collections on the 85 Broad Street Whole Loan, first to reimburse P&I advances with respect to the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans on a pro rata and pari passu basis, and then to reimburse P&I advances with respect to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan; and

●	if no 85 Broad Street Sequential Pay Event (as defined below) has occurred and is continuing with respect to the 85 Broad Street Whole Loan, all amounts tendered by the borrowers or otherwise available for payment on the 85 Broad Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans (other than default interest) to the holders of the 85 Broad Street Mortgage Loan and 85 Broad Street Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to each of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, first, an amount equal to its respective percentage interests of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan (other than default interest) to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder first, an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until its note principal balance has been reduced to zero;

Fifth, to the extent the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan for all such cure payments;

Sixth, to pay accrued and unpaid interest on the 85 Broad Street Non-Trust Senior Subordinate Companion Loan (other than default interest) to the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Seventh, to the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan first, an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until its note principal balance has been reduced to zero;

Eighth, to the extent the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan for all such cure payments;

Ninth, to pay accrued and unpaid interest on the 85 Broad Street Non-Trust Junior Subordinate Companion Loan (other than default interest) to the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Tenth, to the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan, first, an amount equal its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments, to be applied in reduction of the outstanding note principal balance of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan until its note principal balance has been reduced to zero;

Eleventh, to pay any yield maintenance premium then due and payable on the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, on a pro rata and pari passu basis, then the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, then the 85 Broad Street Non-Trust Senior Subordinate Companion Loan and finally, the 85 Broad Street Non-Trust Junior Subordinate Companion Loan;

Twelfth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the CSAIL 2017-C8 PSA, including, without limitation, to compensate the CSAIL 2017-C8 Master Servicer or Special Servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holder of the 85 Broad Street Mortgage Loan, the holders of the 85 Broad Street Pari Passu Companion Loans, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder, the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan and the holder of the 85 Broad Non-Trust Junior Subordinate Companion Loan, pro rata, based on their respective initial note principal balances;

Thirteenth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans at the applicable default rate, prior to the application of funds described in this section, (B) to the holder of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, (C) to the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section and (D) to the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, in each case, to the extent actually paid by the related borrower and not payable to the CSAIL 2017-C8 Master Servicer or Special Servicer, as applicable, pursuant to the CSAIL 2017-C8 PSA; and

Fourteenth, if any excess amount is available to be distributed in respect of the 85 Broad Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through thirteenth, any remaining amount will be paid pro rata to each holder of the 85 Broad Street Mortgage Loan, 85 Broad Street Pari Passu Companion Loans, 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, 85 Broad Street Non-Trust Senior Subordinate Companion Loan and 85 Broad Street Non-

Trust Junior Subordinate Companion Loan based on their respective initial note principal balances.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the 85 Broad Street Whole Loan, (ii) a non-monetary event of default as to which the 85 Broad Street Whole Loan becomes a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holders of the 85 Broad Street Non Trust Subordinate Companion Loans (or a designee of such respective holders) have not exercised their cure rights under the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”) (each, an “85 Broad Street Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the 85 Broad Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans (other than default interest) to the holders of the 85 Broad Street Mortgage Loan and 85 Broad Street Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan (other than default interest) to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, on a pro rata and pari passu basis, to the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Fifth, to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder in an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its note principal balance has been reduced to zero;

Sixth, to the extent the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan for all such cure payments;

Seventh, to pay accrued and unpaid interest on the 85 Broad Street Non-Trust Senior Subordinate Companion Loan (other than default interest) to the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding note principal balance of the applicable net note rate;

Eighth, to the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan in an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its note principal balance has been reduced to zero;

Ninth, to the extent the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan for all such cure payments;

Tenth, to pay accrued and unpaid interest on the 85 Broad Street Non-Trust Junior Subordinate Companion Loan (other than default interest) to the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the note principal balance at the applicable net note rate;

Eleventh, to the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan in an amount equal to all remaining amounts received with respect to the related monthly payment date until its note principal balance has been reduced to zero;

Twelfth, to pay any yield maintenance premium then due and payable on the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, on a pro rata and pari passu basis, then the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, then the 85 Broad Street Non-Trust Senior Subordinate Companion Loan and finally, the 85 Broad Street Non-Trust Junior Subordinate Companion Loan;

Thirteenth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the CSAIL 2017-C8 Master Servicer or Special Servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the 85 Broad Street Mortgage Loan, the 85 Broad Street Pari Passu Companion Loans, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Non-Trust Subordinate Companion Loans, pro rata, based on their respective initial note principal balances;

Fourteenth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans at the applicable default rate, prior to the application of funds described in this section, (B) to the holder of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, (C) to the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section and (D) to the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, in each case, to the extent actually paid by the related borrower and not payable to the

CSAIL 2017-C8 Master Servicer or Special Servicer, as applicable, pursuant to the CSAIL 2017-C8 PSA; and

Fifteenth, if any excess amount is available to be distributed in respect of the 85 Broad Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through fourteenth, any remaining amount will be paid pro rata to each holder of the 85 Broad Street Mortgage Loan, 85 Broad Street Pari Passu Companion Loans, 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, 85 Broad Street Non-Trust Senior Subordinate Companion Loan and 85 Broad Street Non-Trust Junior Subordinate Companion Loan based on their respective initial note principal balances.

Consultation and Control

The CSAIL 2017-C8 Master Servicer and CSAIL 2017-C8 Special Servicer will be required to notify the 85 Broad Street Directing Holder (as defined below) (or its designee) and receive written consent with major decisions, as defined in the 85 Broad Street Intercreditor Agreement (“85 Broad Street Major Decisions”).

Neither the CSAIL 2017-C8 Master Servicer nor the CSAIL 2017-C8 Special Servicer will be required to follow any advice or consultation provided by the 85 Broad Street Directing Holder (or its representative) that would require or cause the CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, as applicable, to violate provisions of the 85 Broad Street Intercreditor Agreement or the PSA, require or cause such CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, as applicable, to violate the terms of the 85 Broad Street Whole Loan, or materially expand the scope of any of such CSAIL 2017-C8 Master Servicer’s or CSAIL 2017-C8 Special Servicer’s, as applicable, responsibilities under the 85 Broad Street Intercreditor Agreement or the PSA.

The 85 Broad Street Directing Holder. The controlling noteholder (the “85 Broad Street Directing Holder”) under the 85 Broad Street Intercreditor Agreement, as of any date of determination, is:

●	initially, the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan;

●	if an 85 Broad Street Non-Trust Junior Subordinate Companion Loan Control Termination Event has occurred and is continuing, but an 85 Broad Street Non-Trust Senior Subordinate Companion Loan Control Termination Event has not occurred and is not continuing, the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan;

●	if an 85 Broad Street Non-Trust Senior Subordinate Companion Loan Control Termination Event has occurred and is continuing, but an 85 Broad Street Control Appraisal Period has not occurred and is not continuing, the 85 Broad Street Directing Certificateholder (or its representative); and

●	if an 85 Broad Street Control Appraisal Period has occurred and is continuing, the directing certificateholder under the CSAIL 2017-C8 Mortgage Trust.

The “85 Broad Street Directing Certificateholder” means the 85 Broad Street Controlling Class Certificateholder selected by a majority of the 85 Broad Street Controlling Class (by certificate balance, as certified by the certificate registrar from time to time as provided for in the CSAIL 2017-C8 PSA).

The “85 Broad Street Controlling Class Certificateholder” is each holder of a certificate of the 85 Broad Street Controlling Class as determined by the CSAIL 2017-C8 Certificate Registrar from time to time, upon request by any party to the CSAIL 2017-C8 PSA.

The “85 Broad Street Controlling Class” as of any date will be the most subordinate class of the Class 85BD-A, Class 85BD-B and Class 85BD-C certificates then-outstanding under the CSAIL 2017-C8 Mortgage Trust that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided that if at any time the certificate balances of the certificates other than the Class 85BD-A, Class 85BD-B and Class 85BD-C certificates have been reduced to zero as a result of the allocation of principal payments on the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, then the 85 Broad Street Controlling Class will be the most subordinate class among the Class 85BD-A, Class 85BD-B and Class 85BD-C certificates that has an aggregate certificate balance greater than zero without regard to any cumulative appraisal reduction amounts.

During the continuance of an 85 Broad Street Control Appraisal Period, the 85 Broad Street Directing Holder will be the directing certificateholder under the CSAIL 2017-C8 Mortgage Trust and will generally have the same consent and consultation rights with respect to the 85 Broad Street Whole Loan as it does for the other mortgage loans in the CSAIL 2017-C8 pool, including the right to exercise certain control rights under the related Intercreditor Agreement.

An “85 Broad Street Non-Trust Junior Subordinate Companion Loan Control Termination Event” will exist with respect to the 85 Broad Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid principal balance of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 85 Broad Street Non-Trust Junior Subordinate Companion Loan, (y) any appraisal reduction amount for the 85 Broad Street Whole Loan that is allocated to the 85 Broad Street Non-Trust Junior Subordinate Companion Loan and (z) any losses realized with respect to the 85 Broad Street Mortgaged Property or the 85 Broad Street Whole Loan that are allocated to the 85 Broad Street Non-Trust Junior Subordinate Companion Loan, plus (iii) the 85 Broad Street Non-Trust Junior Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 85 Broad Street Non-Trust Junior Subordinate Companion Noteholder; or (2) any interest in the 85 Broad Street Non-Trust Junior Subordinate Companion Loan is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan as the 85 Broad Street Directing Holder.

An “85 Broad Street Non-Trust Senior Subordinate Companion Loan Control Termination Event” will exist with respect to the 85 Broad Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid principal balance of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 85 Broad Street Non-Trust Senior Subordinate Companion Loan, (y) any appraisal reduction amount for the 85 Broad Street Whole Loan that is allocated to the 85 Broad

Street Non-Trust Senior Subordinate Companion Loan and (z) any losses realized with respect to the 85 Broad Street Mortgaged Property or the 85 Broad Street Whole Loan that are allocated to the 85 Broad Street Non-Trust Senior Subordinate Companion Loan, plus (iii) the 85 Broad Street Non-Trust Senior Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder 85 Broad Street Non-Trust Senior Subordinate Companion Loan; or (2) any interest in the 85 Broad Street Non-Trust Senior Subordinate Companion Loan is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan as the 85 Broad Street Directing Holder.

An “85 Broad Street Control Appraisal Period” will exist with respect to the 85 Broad Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid principal balance of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, (y) any appraisal reduction amount for the 85 Broad Street Whole Loan that is allocated to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and (z) any losses realized with respect to the 85 Broad Street Mortgaged Property or the 85 Broad Street Whole Loan that are allocated to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, plus (iii) the 85 Broad Street Non-Trust Junior Subordinate Companion Loan Threshold Event Collateral and 85 Broad Street Non-Trust Junior Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder; or (2) any interest in the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder as the 85 Broad Street Directing Holder.

The holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan is entitled to avoid an 85 Broad Street Non-Trust Junior Subordinate Companion Loan Control Termination Event caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the 85 Broad Street Mortgage Loan, the 85 Broad Street Pari Passu Companion Loans, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Street Non-Trust Senior Subordinate Companion Loan, and acceptable to, the CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 85 Broad Street Intercreditor Agreement (either (x) or (y), the “85 Broad Street Non-Trust Junior Subordinate Companion Loan Threshold Event Collateral”), and (ii) the 85 Broad Street Junior Subordinate Companion Loan Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the CSAIL 2017-C8 PSA, would cause the applicable 85 Broad Street Non-Trust Junior Subordinate Companion Loan Control Termination Event not to exist.

Additionally, the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan is entitled to avoid an 85 Broad Street Non-Trust Senior Subordinate Companion Loan Control Termination Event caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the 85 Broad Street Mortgage Loan, the 85 Broad Street Pari Passu Companion Loans and the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, and acceptable to, the CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 85 Broad Street Intercreditor Agreement (either (x) or (y), the “85 Broad Street Non-Trust Senior Subordinate Companion Loan Threshold Event Collateral”), and (ii) the 85 Broad Street Non-Trust Senior Subordinate Companion Loan Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the CSAIL 2017-C8 PSA, would cause the applicable 85 Broad Street Non-Trust Senior Subordinate Companion Loan Control Termination Event not to exist.

In addition, pursuant to the terms of the 85 Broad Street Intercreditor Agreement, for so long as the CSAIL 2017-C8 Mortgage Trust has not been terminated, after an 85 Broad Street Control Appraisal Period (and for so long as such 85 Broad Street Control Appraisal Period remains in effect), (1) the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or the CSAIL 2017-C8 Special Servicer acting on its behalf) will be required to provide to the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Non-Trust Pari Passu Companion Loan or their representatives (i) notice, information and reports with respect to any 85 Broad Street Major Decisions (similar to such notice, information and report it is required to deliver to the directing certificateholder under the CSAIL 2017-C8 Mortgage Trust pursuant to the CSAIL 2017-C8 PSA without regard to whether a control termination event has occurred) and (ii) a summary of the asset status report relating to the 85 Broad Street Whole Loan (at the same time as it is required to deliver to the directing certificateholder under the CSAIL 2017-C8 Mortgage Trust pursuant to the CSAIL 2017-C8 PSA without regard to whether a control termination event has occurred) and (2) the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or the CSAIL 2017-C8 Special Servicer acting on its behalf) will be required to consult with the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Non-Trust Pari Passu Companion Loan or their representatives on a non-binding basis with respect to any such 85 Broad Street Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to the 85 Broad Street Whole Loan, and consider alternative actions recommended by the holders of the 85 Broad Street Mortgage Loan or the 85 Broad Street Non-Trust Pari Passu Companion Loans or their representatives; provided that after the expiration of a period of 10 business days from the delivery to the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Non-Trust Pari Passu Companion Loan or their representatives by the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans of written notice of a proposed action, together with copies of the notice, information and report required to be provided, the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or the CSAIL 2017-C8 Special Servicer acting on its behalf) will no longer be obligated to consult with such holders of the 85 Broad Street Mortgage Loan or the 85 Broad Street Non-Trust Pari Passu Companion Loan or their representatives, whether or not such holders of the 85 Broad Street Mortgage Loan or the 85 Broad Street Non-Trust Pari Passu Companion Loan or their representatives have responded within such 10 business day consultation period (unless, the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or the CSAIL 2017-C8 Master Servicer or the CSAIL 2017-C8 Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Non-Trust Pari Passu Companion Loan (or their representatives) described above, the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or CSAIL 2017-C8 special servicer acting on its behalf) may make any 85 Broad Street Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or CSAIL 2017-C8 Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the 85 Broad Street Whole Loan. The holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by any of the holders of the 85 Broad Street Mortgage Loan or the 85 Broad Street Non-Trust Pari Passu Companion Loan (or their representatives).

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 85 Broad Street Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 85 Broad Street Whole Loan, the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan and the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan will each have the right to cure such event of default subject to certain limitations set forth in the 85 Broad Street Intercreditor Agreement. The holders of the 85 Broad Street Non-Trust Subordinate Companion Loans will collectively be limited to six (6) cures related to monetary defaults in a 12 month period and six (6) cures related to non-monetary defaults over the life of the 85 Broad Street Whole Loan. So long as the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan and/or the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan is permitted to cure payment with respect to a non-monetary event of default, and is diligently and expeditiously prosecuting such cure, under the 85 Broad Street Intercreditor Agreement, neither the CSAIL 2017-C8 Master Servicer nor the CSAIL 2017-C8 Special Servicer will be permitted to treat such event of default as such for purposes of transferring the 85 Broad Street Whole Loan to special servicing or exercising remedies. In the event that both the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan and the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan elect to cure a monetary event of default, the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan will be deemed the curing party and any payments made by the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan will be returned to such holder. Additionally, so long as the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan is diligently pursuing any non-monetary cure, such holder has the exclusive right to effect such cure.

Purchase Option

If an event of default with respect to the 85 Broad Street Whole Loan has occurred and is continuing, then, upon written notice from the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan or the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan (“Note Holder Purchase Option Notice”), as applicable, such holder will have the right to purchase (x) in the case of a purchase made by the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan, each of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Street Senior Loans and (y) in the case of a purchase made by the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan, each of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Street Senior Loans for the applicable purchase price provided in the 85 Broad Street Intercreditor Agreement on a date (i) not more than ten (10) business days after providing written notice or (ii) not more than thirty (30) days after providing written notice if the purchasing noteholder deposits 10% of the purchase price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) business days after written notice.

The respective rights of the 85 Broad Street Non-Trust Subordinate Companion Loan Holders to purchase the 85 Broad Street Non-Trust Senior Subordinate Companion Loan, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Street Senior Loans, as applicable, will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 85 Broad Street Mortgaged Property (and the CSAIL 2017-C8 Special Servicer is required to give the 85 Broad Street Non-Trust Subordinate Companion Loan Holders fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the 85 Broad Street Mortgaged Property is transferred to the CSAIL 2017-C8 Special Servicer (or another nominee on behalf of the CSAIL 2017-C8 Special Servicer) less than fifteen (15) days after the acceleration of the 85 Broad Street Whole Loan, the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans must notify the 85 Broad Street Non-Trust Subordinate Companion Loan Holders of such transfer, and the 85 Broad Street Non-Trust Subordinate Companion Loan Holders will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Notice, in which case the 85 Broad Street Non-Trust Subordinate Companion Loan Holders will be obligated to purchase the 85 Broad Street Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price.

In the event both the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan and the holder of the 85 Broad Street Non-Trust Senior Subordinate Companion Loan deliver a Note Holder Purchase Notice, the 85 Broad Street Non-Trust Junior Subordinate Companion Loan will have the have the right pursuant to the 85 Broad Street Intercreditor Agreement to exercise the purchase option described above.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 85 Broad Street Intercreditor Agreement and the CSAIL 2017-C8 PSA, if an event of default has occurred and is continuing, and if the CSAIL 2017-C8 Special Servicer determines to sell the 85 Broad Street Mortgage Loan and the 85 Broad Street Companion Loans, then the CSAIL 2017-C8 Special Servicer will have the right and obligation to sell the 85 Broad Street Mortgage Loan together with the 85 Broad Street Companion Loans as notes evidencing one whole loan in accordance with the terms of the 85 Broad Street Intercreditor Agreement and the CSAIL 2017-C8 PSA, subject to the applicable consent rights of the 85 Broad Street Directing Holder. In connection with any such sale, the CSAIL 2017-C8 Special Servicer will be required to follow the procedures set forth in the 85 Broad Street Intercreditor Agreement and CSAIL 2017-C8 PSA, including the provision that requires fifteen (15) business days’ prior written notice to the holder of the 85 Broad Street Non-Trust Junior Subordinate Companion Loan of the CSAIL 2017-C8 Special Servicer’s intention to sell the 85 Broad Street Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 85 Broad Street Intercreditor Agreement, the 85 Broad Street Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the 85 Broad Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the 85 Broad Street Mortgage Loan, the 85 Broad Street Non-Trust Pari Passu Companion Loan and the 85 Broad Street Subordinate Companion Loans (or their representatives). The holders of the 85 Broad Street Mortgage Loan, 85 Broad Street Non-Trust Pari Passu Companion Loan and the 85 Broad Street Subordinate Companion Loans may terminate the CSAIL 2017-C8 Special Servicer upon a servicer termination event and appoint a replacement special servicer in lieu thereof.

245 Park Avenue Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 245 Park Avenue, representing approximately 3.6% of the Initial Pool Balance (the “245 Park Avenue Mortgage Loan”), is part of a whole loan structure comprised of twenty-five (25) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 245 Park Avenue Mortgage Loan is evidenced by one (1) promissory note, A-2-D-1 having an outstanding principal balance as of the Cut-off Date of $32,000,000. The “245 Park Avenue Whole Loan” consists of (i) the 245 Park Avenue Mortgage Loan (ii) nineteen (19) pari passu companion loans (evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-2, A-2-D-3, A-2-E-1 and A-2-E-2) (the “245 Park Avenue Pari Passu Companion Loans”) that are pari passu with the 245 Park Avenue Mortgage Loan and (ii) five subordinate companion loans (evidenced by promissory notes B-1, B-2, B-3, B-4 and B-5) (the “245 Park Avenue Subordinate Companion Loans” and together with the 245 Park Avenue Pari Passu Companion Loans, the “245 Park Avenue Companion Loans”) that are subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans. Only the 245 Park Avenue Mortgage Loan is included in the issuing entity. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E (with an aggregate Cut-off Date balance of $380,000,000) and the 245 Park Avenue Subordinate Companion Loans (with an aggregate Cut-off Date balance of $120,000,000) (together, the “245 Park Avenue Lead Securitization Companion Loans”) were securitized in the 245 Park Avenue Trust 2017-245P transaction. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-2-A-1 was sold into the JPMCC 2017-JP6 securitization. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory note A-2-B-1 was sold into CSAIL 2017-C8. Promissory notes A-2-B-2 and A-2-B-3 are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-C-1-B and A-2-C-2 are currently held by Deutsche Bank, AG, New York Branch and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory notes A-2-D-2 and A-2-D-3 are currently held by Société Générale and is expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-2-E-2 is currently held by Barclays Bank PLC and is expected to be contributed to a future securitization transaction. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory notes A-2-A-3 and A-2-A-4 are currently held by JPMorgan Chase Bank, National Association and are expected to be contributed to one or more future securitization transactions.

The rights of the holders of the promissory notes evidencing the 245 Park Avenue Whole Loan (the “245 Park Avenue Noteholders”) are subject to an Intercreditor Agreement (the “245 Park Avenue Intercreditor Agreement”). The following summaries describe certain provisions of the 245 Park Avenue Intercreditor Agreement.

Servicing

The 245 Park Avenue Whole Loan and any related REO Property are serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of May 30, 2017 (the “245 Park Avenue TSA”) among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “245 Park Avenue Depositor”), Wells Fargo Bank, National Association, as servicer (in such capacity, the “245 Park Avenue Servicer”), AEGON USA Realty Advisors, LLC, an Iowa limited liability company, as special servicer (the “245 Park Avenue Special Servicer”), Wilmington Trust, National Association, as trustee (the “245 Park Avenue Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “245 Park Avenue Certificate Administrator”) and Trimont Real Estate Advisors, LLC, as operating advisor (in such capacity, the “245 Park Avenue Operating Advisor”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the 245 Park Avenue Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 245 Park Avenue Mortgage Loan (but not any advances of principal and/or interest on the 245 Park Avenue Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Servicer or 245 Park Avenue Trustee, as applicable, is responsible for making (A) any required principal and interest advances on the 245 Park Avenue Lead Securitization Companion Loans if and to the extent provided in the 245 Park Avenue Trust 2017-245P TSA and the 245 Park Avenue Intercreditor Agreement (but not on the 245 Park Avenue Mortgage Loan) and (B) any required property protection advances with respect to the 245 Park Avenue Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the 245 Park Avenue Trust 2017-245P TSA.

Distributions

The 245 Park Avenue Intercreditor Agreement sets forth the respective rights of the 245 Park Avenue Noteholders with respect to distributions of funds received in respect of the 245 Park Avenue Whole Loan, and provides, in general, that

●   each of the 245 Park Avenue Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective 245 Park Avenue Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans and the rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, and the holders of the 245 Park Avenue Pari Passu Companion Loans to receive payments with respect to the 245 Park Avenue Mortgage Loan and their respective 245 Park Avenue Pari Passu Companion Loans.

●   all payments, proceeds and other recoveries on or in respect of the 245 Park Avenue Whole Loan (other than amounts for reserves or escrows required by the 245 Park Avenue

Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the 245 Park Avenue Trust 2017-245P TSA) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans (other than default interest) to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principle balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

Third, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans compounded monthly from the date the related realized loss was allocated to 245 Park Avenue Mortgage Loan and each 245 Park Avenue Pari Passu Companion Loans, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

Fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Subordinate Companion Loans (other than default interest) to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable net note rate;

Fifth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

Sixth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Subordinate Companion Loans compounded monthly from the date the related realized loss was allocated to each 245 Park Avenue Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such Holder;

Seventh, to pay any yield maintenance premium (as defined in the related Mortgage Loan documents) and yield maintenance default premium (as defined in the related Mortgage Loan documents) then due and payable in respect of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the 245 Park Avenue Subordinate Companion Loans, on a pro rata and pari passu basis;

Eighth, to pay default interest and late payment charges then due and owing under the 245 Park Avenue Whole Loan, all of which will be applied in accordance with the 245 Park Avenue Trust 2017-245P TSA; and

Ninth, if any excess amount is available to be distributed in respect of the 245 Park Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eighth), any remaining amount shall be paid pro rata to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan and each holder of a 245 Park Avenue Subordinate Companion Loan based on their initial principal balances.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the 245 Park Avenue Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the 245 Park Avenue Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the controlling noteholder of the 245 Park Avenue Whole Loan (the “245 Park Avenue Controlling Noteholder”) will be the holder of the 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-1-A, provided that the rights of the controlling noteholder are exercised by holders of the majority of the class of securities issued in the 245 Park Avenue Trust 2017-245P securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder. Certain decisions to be made with respect to the 245 Park Avenue Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the 245 Park Avenue Whole Loan or any related REO property pursuant to the 245 Park Avenue 2017-245P Trust and Servicing Agreement will require the approval of the 245 Park Avenue Controlling Noteholder.

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, the issuing entity, as a non-controlling noteholder (or its representative), will (i) have the right to receive (1) notices, information and reports with respect to any “major decisions” (as defined in the 245 Park Avenue Intercreditor Agreement) to be taken with respect to the 245 Park Avenue Whole Loan (similar to such notice, information or report the 245 Park Avenue Special Servicer is required to deliver to the 245 Park Avenue directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA) (without regard to whether such items are actually required to be provided to the directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA due to the occurrence of a control event or a consultation termination event (in each case as defined in the 245 Park Avenue Trust 2017-245P TSA) and (2) a summary of the asset status report relating to the 245 Park Avenue Whole Loan (at the same time as it is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the 245 Park Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 245 Park Avenue Whole Loan (and the 245 Park Avenue Special Servicer will be required to consider alternative actions recommended by the holder of the 245 Park Avenue Mortgage Loan). The consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the 245 Park Avenue Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, described above, the 245 Park Avenue Special Servicer is permitted to make any “major decision” (as defined in the 245 Park Avenue Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the 245 Park Avenue Noteholders; and the 245 Park Avenue Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer, as applicable) with the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer at the offices of the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer, as applicable, in which servicing issues related to the 245 Park Avenue Whole Loan are discussed, provided that the issuing entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer, as applicable, and the 245 Park Avenue Controlling Noteholder.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, if the 245 Park Avenue Whole Loan becomes a defaulted loan under the 245 Park Avenue Trust 2017-245P TSA, and if the 245 Park Avenue Special Servicer determines to sell the 245 Park Avenue Controlling Pari Passu Companion Loan in accordance with the 245 Park Avenue Trust 2017-245P TSA, then the 245 Park Avenue Special Servicer will be required to sell the 245 Park Avenue Companion Loans together with the 245 Park Avenue Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the 245 Park Avenue Trust 2017-245P TSA.

Notwithstanding the foregoing, the 245 Park Avenue Special Servicer will not be permitted to sell the 245 Park Avenue Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P TSA)) unless the 245 Park Avenue Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 245 Park Avenue Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 245 Park Avenue Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 245 Park Avenue Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the 245 Park Avenue Trust 2017-245P TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P TSA).

Replacement of Special Servicer

Pursuant to the 245 Park Avenue Intercreditor Agreement, subject to the terms of the 245 Park Avenue Trust 2017-245P TSA, the 245 Park Avenue Controlling Noteholder will have the right at any time and from time to time, with or without cause, to replace the 245 Park Avenue Special Servicer then acting with respect to the 245 Park Avenue Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

Save Mart Portfolio Whole Loan

General

The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 3.6% of the Initial Pool Balance, with a Cut-off Date Balance of $32,000,000 (the “Save Mart Portfolio Mortgage Loan”), is part of a whole loan comprised of seven promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Save Mart Portfolio Mortgaged Properties”).

The Save Mart Portfolio Mortgage Loan is evidenced by three (3) pari passu promissory notes designated as Note A-3, Note A-4 and Note A-6 with a Cut-off Date Balance of $32,000,000. The related Companion Loans are evidenced by (i) one promissory note designated as Note A-1 (the “Save Mart Portfolio Lead Pari Passu Companion Loan”), with a Cut-off Date Balance of $50,000,000, which was contributed to the UBS Commercial Mortgage Trust 2017-C1 (the “UBS 2017-C1 Trust”), (ii) one promissory note designated as Note A-2, which was contributed to the Wells Fargo Commercial Mortgage Trust 2017-C38 and (iii) one promissory note designated as Note A-5, with a Cut-off Date Balance of $40,000,000, which was contributed to the DBJPM 2017-C6 Mortgage Trust (collectively with the Save Mart Portfolio Lead Pari Passu Companion Loan, the “Save Mart Portfolio Pari Passu Companion Loans”); and (v) one promissory note designated as the B Note, with a Cut-off Date Balance of $31,576,938, which is currently held by Prima Mortgage Investment Trust, LLC (the “Save Mart Portfolio Subordinate Companion Loan”, together with the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Mortgage Loan, the “Save Mart Portfolio Whole Loan”) and is subordinate in right of payment to the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans (collectively, the “Save Mart Portfolio Senior Loans”). The Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Companion Loans (except for the Save Mart Portfolio Lead Pari Passu Companion Loan) are referred to in this prospectus as the “Save Mart Portfolio Non-Control Notes”.

The Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan will not be transferred to the issuing entity. The holders of the Save Mart Portfolio Whole Loan (the “Save Mart Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Save Mart Portfolio Noteholder (the “Save Mart Portfolio Intercreditor Agreement”).

Servicing

The Save Mart Portfolio Whole Loan will be serviced and administered pursuant to the UBS 2017-C1 PSA, among UBS Commercial Mortgage Securitization Corp., as depositor (the “UBS 2017-C1 Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “UBS 2017-C1 Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “UBS 2017-C1 Special Servicer”), AEGON USA Realty Advisors, LLC, as Save Mart Portfolio special servicer (the “UBS 2017-C1 Save Mart Portfolio Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “UBS 2017-C1 Operating Advisor”) and as asset representations reviewer (in such capacity, the “UBS 2017-C1 Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “UBS 2017-C1 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “UBS 2017-C1 Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the Save Mart Portfolio Intercreditor Agreement. In servicing the Save Mart Portfolio Whole Loan, the UBS 2017-C1 PSA will require the UBS 2017-C1 Master Servicer and the UBS 2017-C1 Save Mart Portfolio Special Servicer to take into account the interests of the certificateholders, the holders of the notes evidencing the Save Mart Portfolio Pari Passu Companion Loans (the “Save Mart Portfolio Pari Passu Companion Noteholders”) and the holder of the note evidencing the Save Mart Portfolio Subordinate Companion Loan (the “Save Mart Portfolio Subordinate Companion Noteholder”), as a collective whole, taking into account the pari passu or subordinate nature of the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan.

Prior to the occurrence and continuance of a Save Mart Portfolio Control Appraisal Period, and for so long as the Save Mart Portfolio Subordinate Companion Noteholder holding greater than 50% of the aggregate principal balance of the Save Mart Portfolio Subordinate Companion Loan (the “Save Mart Portfolio Controlling Subordinate Companion Noteholder”) will be the Save Mart Portfolio Whole Loan Directing Holder (as defined below), and the Save Mart Portfolio Controlling Subordinate Companion Noteholder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Save Mart Portfolio Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Save Mart Portfolio Intercreditor Agreement, the Save Mart Portfolio Subordinate Companion Noteholder will have the right to cure certain defaults by the related borrower, as more fully described below.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Save Mart Portfolio Mortgage Loan (but not on the Save Mart Portfolio Pari Passu Companion Loans or the Save Mart Portfolio Subordinate Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Save Mart Portfolio Mortgage Loan. Property protection advances in respect of the Save Mart Portfolio Mortgaged Properties will be made by the UBS 2017-C1 Master Servicer and the UBS 2017-C1 Save Mart Portfolio Special Servicer according to the terms of the UBS 2017-C1 PSA. Recovery of any such advances will be according to the terms of the UBS 2017-C1 PSA.

Distributions

Pursuant to the Save Mart Portfolio Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Save Mart Portfolio Whole Loan, (ii) any other event of default for which the Save Mart Portfolio Whole Loan is accelerated, (iii) any other event of default which causes the Save Mart Portfolio Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Save Mart Portfolio Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the Save Mart Portfolio Whole Loan Directing Holder or the default cure period has not yet expired and the Save Mart Portfolio Whole Loan Directing Holder is diligently exercising its cure rights under the Save Mart Portfolio Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable with respect to the Save Mart Portfolio Whole Loan (including any penalty charges) under the UBS 2017-C1 PSA to the UBS 2017-C1 Master Servicer, the UBS 2017-C1 Save Mart Portfolio Special Servicer, the UBS 2017-C1 Operating Advisor, the UBS 2017-C1 Asset Representations Reviewer, the UBS 2017-C1 Certificate Administrator or the UBS 2017-C1 Trustee, payments and proceeds received with respect to the Save Mart Portfolio Whole Loan will generally be applied in the following order:

First, to the holders of the Save Mart Portfolio Senior Loans, in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

Second, (i) to the holders of the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the Save Mart Portfolio Whole Loan of principal payments received, if any, until their principal balances have been reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Save Mart Portfolio Whole Loan pursuant to the Save Mart Portfolio Intercreditor Agreement, 100% of such insurance and condemnation proceeds will be distributed to the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis until their respective principal balances have been reduced to zero;

Third, up to the amount of any unreimbursed costs and expenses paid by the holders of the Save Mart Portfolio Senior Loans, including any recovered costs not previously reimbursed to such holders (or paid or advanced by the applicable master servicer or the applicable special servicer on their behalf and not previously paid or reimbursed);

Fourth, to the holders of the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable to the holders of the Save Mart Portfolio Senior Loans to the extent paid by the related borrower;

Fifth, if as a result of a workout, the balance of the Save Mart Portfolio Mortgage Loan or Save Mart Portfolio Pari Passu Companion Loans has been reduced, to the holders of the Save Mart Portfolio Senior Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

Sixth, sixth, to the holder of the Save Mart Portfolio Subordinate Companion Loan in an amount equal to the interest then due and payable on the outstanding principal of its note at its net interest rate;

Seventh, (i) to the holder of the Save Mart Portfolio Subordinate Companion Loan in an amount equal to its respective percentage interest in the Save Mart Portfolio Whole Loan of principal payments received, if any, until the principal balance of the Save Mart Portfolio Subordinate Companion Loan is reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Save Mart Portfolio Whole Loan pursuant to the Save Mart Portfolio Intercreditor Agreement, the portion of such insurance and condemnation proceeds remaining after distribution to the Save Mart Portfolio Senior Loans pursuant to clause (second) above will be distributed to the holder of the Save Mart Portfolio Subordinate Companion Loan until its principal balance has been reduced to zero;

Eighth, to the holder of the Save Mart Portfolio Subordinate Companion Loan in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

Ninth, to the extent any Save Mart Portfolio Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to “—Cure Rights” below, to reimburse such Save Mart Portfolio Subordinate Companion Noteholder for all such cure payments;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Save Mart Portfolio Whole Loan or the Save Mart Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout, the balance of the Save Mart Portfolio Subordinate Companion Loan has been reduced, to the Save Mart Portfolio Subordinate Companion Noteholders in an amount up to the reduction, if any, of the principal balance of the Save Mart Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable net interest rate;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the UBS 2017-C1 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer (in each case provided that such reimbursements or payments relate to the Save Mart Portfolio Whole Loan or the Save Mart Portfolio Mortgaged Properties), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Noteholders and the Save Mart Portfolio Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Save Mart Portfolio Whole Loan; and

Lastly, if any excess amount is available to be distributed in respect of the Save Mart Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid to the holders of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan, pro rata based on their respective initial percentage interests in the Save Mart Portfolio Whole Loan.

Following the occurrence and during the continuance of a Save Mart Portfolio Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the UBS 2017-C1 PSA to the UBS 2017-C1 Master Servicer, the UBS 2017-C1 Save Mart Portfolio Special Servicer, the UBS 2017-C1 Operating Advisor, the UBS 2017-C1 Asset Representations

Reviewer, the UBS 2017-C1 Certificate Administrator or the UBS 2017-C1 Trustee, payments and proceeds with respect to the Save Mart Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to the holders of the Save Mart Portfolio Senior Loans in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

Second, to the holders of the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis in an amount equal to the principal balances of the Save Mart Portfolio Senior Loans until their principal balances have been reduced to zero;

Third, up to the amount of any unreimbursed costs and expenses paid by each holder of the Save Mart Portfolio Senior Loans, including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or the applicable special servicer on their behalf and not previously paid or reimbursed);

Fourth, to the holders of the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable on the Save Mart Portfolio Senior Loans to the extent paid by the related borrower;

Fifth, if as the result of a workout, the principal balance of the Save Mart Portfolio Mortgage Loan or the Save Mart Portfolio Pari Passu Companion Loans has been reduced, to the holders of the Save Mart Portfolio Senior Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

Sixth, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount equal to the interest then due and payable on the note at its net interest rate;

Seventh, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount equal to the outstanding principal balance of its note until its principal balance has been reduced to zero;

Eighth, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

Ninth, to the extent any Save Mart Portfolio Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to “—Cure Rights” below, to reimburse such Save Mart Portfolio Subordinate Companion Noteholder for all such cure payments;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Save Mart Portfolio Whole Loan or Save Mart Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Save Mart Portfolio Subordinate Companion Loan has been reduced, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Save Mart Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the UBS 2017-C1 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer (in each case provided that such reimbursements or payments relate to the Save Mart Portfolio Whole Loan or the Save Mart Portfolio Mortgaged Properties), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Noteholders and the Save Mart Portfolio Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Save Mart Portfolio Whole Loan; and

Lastly, if any excess amount is available to be distributed in respect of the Save Mart Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid to the holders of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan, pro rata, based on their respective initial percentage interests in the Save Mart Portfolio Whole Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Save Mart Portfolio Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Save Mart Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Save Mart Portfolio Pari Passu Companion Loans or any loans included in any future securitization trust related to such Companion Loans.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Save Mart Portfolio Pari Passu Companion Loans or the Save Mart Portfolio Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right, if any, to reimbursement from future payments and other collections on the Save Mart Portfolio Pari Passu Companion Loans or from general collections of the securitization trusts holding the Save Mart Portfolio Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of the Certificates.

Consultation and Control

Prior to the occurrence and continuance of a Save Mart Portfolio Control Appraisal Period (as defined below) with respect to the Save Mart Portfolio Subordinate Companion Loan, neither the “directing holder” under the UBS 2017-C1 PSA (the “UBS 2017-C1 Directing Holder”) nor the UBS 2017-C1 Operating Advisor will have any consent and/or consultation rights with respect to Save Mart Portfolio Whole Loan. After the occurrence and during the continuance of a Save Mart Portfolio Control Appraisal Period with respect to the Save Mart Portfolio Subordinate Companion Loan, the UBS 2017-C1 Directing Holder and the UBS 2017-C1 Operating Advisor will each have the same consent and/or consultation rights with respect to the Save Mart Portfolio Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the UBS 2017-C1 Trust.

In addition, prior to the occurrence and continuance of a Save Mart Portfolio Control Appraisal Period, the consent of the Save Mart Portfolio Controlling Subordinate Companion Noteholder as the Save Mart Portfolio Whole Loan Directing Holder, which will be obtained by the UBS 2017-C1 Save Mart Portfolio Special Servicer, is required for any Save Mart Portfolio Major Decision; provided that the foregoing does not relieve the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Provisions.

“Save Mart Portfolio Major Decision” means:

(a)  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of the Save Mart Portfolio Mortgaged Properties;

(b)  any modification, consent to a modification or waiver of any monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of penalty charges) of the Save Mart Portfolio Whole Loan or any extension of the maturity date of the Save Mart Portfolio Whole Loan;

(c)  any modification of, or waiver with respect to, the Save Mart Portfolio Whole Loan that would result in a discounted pay-off of the Save Mart Portfolio Subordinate Companion Loan;

(d)  any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related REO Property;

(e)  any release of collateral or any acceptance of substitute or additional collateral for the Save Mart Portfolio Whole Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion;

(f)  any (1) waiver of a “due on sale” or “due on encumbrance” clause with respect to the Save Mart Portfolio Whole Loan, (2) consent to such a waiver, (3) consent to a transfer of the Save Mart Portfolio Mortgaged Properties or interests in the applicable borrower or (4) consent or approval related to the incurrence of additional debt by the applicable borrower, in each case other than any such transfer or incurrence of debt as may be effected as-of-right without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(g)  any property management company changes (to the extent the lender is required to consent or approve under the mortgage loan documents);

(h)  releases of any escrow amounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion (the determination of whether the conditions precedent to releasing or reducing any such escrow accounts, reserve accounts or letters of credit have been satisfied will not constitute matters of lender discretion for purposes of this clause (viii));

(i)   any acceptance of an assumption agreement (or any other agreement permitting transfers of interests in the Save Mart Portfolio Whole Loan borrower or any guarantor or indemnitor) releasing a Save Mart Portfolio Whole Loan borrower or any guarantor or indemnitor from liability under the mortgage loan documents (other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion);

(j)   the determination of the UBS 2017-C1 Save Mart Portfolio Special Servicer pursuant to a servicing transfer event;

(k)  following an event of default under the Save Mart Portfolio Whole Loan, any exercise of a material remedy on the Save Mart Portfolio Whole Loan or any acceleration of the Save Mart Portfolio Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents or with respect to the related borrower or the Save Mart Portfolio Mortgaged Properties;

(l)   any modification, waiver or amendment of any material term of any intercreditor agreement, co-lender agreement or similar agreement (other than the Save Mart Portfolio Intercreditor Agreement) with any mezzanine lender or subordinate debt holder related to the Save Mart Portfolio Whole Loan;

(m)  any determination of an Acceptable Insurance Default;

(n)  any proposed modification or waiver of any material provision in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the applicable borrower;

(o)  the granting of any consents or approvals related to the incurrence of additional debt or mezzanine debt by a direct or indirect parent of the applicable borrower, to the extent the lender’s consent or approval is required under the mortgage loan documents;

(p)  any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Save Mart Portfolio Mortgaged Properties, in each case to the extent the lender’s consent or approval is required under the mortgage loan documents;

(q)  any approval of a major lease or any modification, amendment or renewal thereof (to the extent lender’s approval is required by the mortgage loan documents); and

(r)  the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to purchase the Save Mart Portfolio Senior Loans has expired or been waived.

The holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the UBS 2017-C1 Directing Holder pursuant to the UBS 2017-C1 PSA with respect to any Save Mart Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Save Mart Portfolio Whole Loan, to the holder of each Save Mart Portfolio Senior Loan (or its controlling class representative), within the same time frame it is required to provide to the UBS 2017-C1 Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the UBS 2017-C1 Directing Holder under the UBS 2017-C1 PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

The holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Save Mart Portfolio Special Servicer on its behalf) will be required to consult with the holder of each Save Mart Portfolio Senior Loan (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, the holder of such Save Mart Portfolio Senior Loan (or its controlling class representative) requests consultation with respect to any Save Mart Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Save Mart Portfolio Whole Loan, and consider alternative actions recommended by the holder of such Save Mart Portfolio Senior Loan (or its controlling class representative); provided that after the expiration of a period of ten (10) business days from the delivery to the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives) by the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the UBS 2017-C1 Directing Holder, the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) will no longer be obligated to consult with the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives), whether or not the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives) have responded within such ten (10) business day period (unless, the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives) set forth in the immediately preceding sentence, the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) may make any Save Mart Portfolio Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned ten (10) business day period if the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to consultation would materially and adversely affect the interests of the Save Mart Portfolio Noteholders. In no event may the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by the holder of a Save Mart Portfolio Senior Loan (or its controlling class representative).

In addition to the consultation rights of the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives) provided in the immediately preceding paragraph, the holders of the Save Mart Portfolio Senior Loans will have the right to attend annual meetings (either telephonically or in person, in the discretion of the UBS 2017-C1 Master Servicer) with the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) at the offices of the UBS 2017-C1 Master Servicer, upon reasonable notice and at times reasonably acceptable to the UBS 2017-C1 Master Servicer, during which servicing issues related to the Save Mart Portfolio Whole Loan are discussed.

The holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) may not follow any advice, consultation, decision or direction provided by the holder of a Save Mart Portfolio Senior Loan (or the operating advisor for the applicable Securitization) that would require or cause the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) to violate any applicable law (including the REMIC Regulations), be inconsistent with the Servicing Standard, require or cause the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) to violate provisions of the Save Mart Portfolio Intercreditor Agreement or the UBS 2017-C1 PSA, require or cause the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer acting on its behalf) to violate the terms of the Save Mart Portfolio Whole Loan, or materially expand the scope of any holder of the Save Mart Portfolio Lead Pari Passu Companion Loan’s (or the UBS 2017-C1 Master Servicer’s) responsibilities under the Save Mart Portfolio Intercreditor Agreement or the UBS 2017-C1 PSA.

Pursuant to the Save Mart Portfolio Intercreditor Agreement, the directing holder (the “Save Mart Portfolio Whole Loan Directing Holder”) with respect to the Save Mart Portfolio Whole Loan, as of any date of determination, will be:

●	the Save Mart Portfolio Controlling Subordinate Companion Noteholder, unless a Save Mart Portfolio Control Appraisal Period has occurred and is continuing; and

●	the UBS 2017-C1 Trust or its designee if a Save Mart Portfolio Control Appraisal Period has occurred and is continuing.

A “Save Mart Portfolio Control Appraisal Period” will mean a period that exists with respect to the Save Mart Portfolio Subordinate Companion Loan, if and for so long as: (a)(i) the initial unpaid principal balance of the Save Mart Portfolio Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Save Mart Portfolio Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Save Mart Portfolio Whole Loan that is allocated to the Save Mart Portfolio Subordinate Companion Loan and (z) any losses realized with respect to the Save Mart Portfolio Mortgaged Properties or the Save Mart Portfolio Whole Loan that are allocated to the Save Mart Portfolio Subordinate Companion Loan, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Save Mart Portfolio Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Save Mart Portfolio Subordinate Companion Noteholder.

The Save Mart Portfolio Controlling Subordinate Companion Noteholder is entitled to avoid its applicable Save Mart Portfolio Control Appraisal Period caused by the application of an Appraisal Reduction Amount (as opposed to a Save Mart Portfolio Control Appraisal Period that is deemed to have occurred as a result of any borrower related party holding an interest in the Save Mart Portfolio Subordinate Companion Loan or the existence of any circumstances that would otherwise permit any borrower related party to exercise the rights of the Save Mart Portfolio Subordinate Companion Loan as Save Mart Portfolio Whole Loan Directing Holder) upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the form of either (x) cash collateral acceptable to the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution in a form acceptable to the master servicer or special servicer that meets the rating requirements as described in the Save Mart Portfolio Intercreditor Agreement (either (x) or (y), the “Save Mart Portfolio Threshold Event Collateral”) in an amount that, when added to the appraised value of the Save Mart Portfolio Mortgaged Properties as used to calculate any Appraisal Reduction Amount for the Save Mart Portfolio Whole Loan pursuant to the UBS 2017-C1 PSA, would reduce such Appraisal Reduction Amount enough to cause the applicable Save Mart Portfolio Control Appraisal Period not to exist.

If the UBS 2017-C1 Trust is the Save Mart Portfolio Whole Loan Directing Holder, then, unless a control termination event exists, the UBS 2017-C1 Directing Holder will be entitled to exercise the rights of the Save Mart Portfolio Whole Loan Directing Holder with respect to the Save Mart Portfolio Whole Loan. In its capacity as representative of the Save Mart Portfolio Whole Loan Directing Holder under the Save Mart Portfolio Intercreditor Agreement, the UBS 2017-C1 Directing Holder will be entitled to exercise all of the rights of the Save Mart Portfolio Whole Loan Directing Holder under the Save Mart Portfolio Intercreditor Agreement as well as the rights set forth under the terms of the UBS 2017-C1 PSA with respect to the Save Mart Portfolio Whole Loan unless a control termination event exists, and the implementation of any recommended actions outlined in an asset status report with respect to the Save Mart Portfolio Whole Loan will require the approval of the Controlling Class Representative as and to the extent set forth under the terms of the UBS 2017-C1 PSA.

In no event will the holder of the Save Mart Portfolio Lead Pari Passu Companion Loan (or the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer, as applicable, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by the holder of a Save Mart Portfolio Senior Loan (or its controlling class representative).

Cure Rights

In the event that the Save Mart Portfolio borrower fails to make any payment of a liquidated sum of money due on the Save Mart Portfolio Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Save Mart Portfolio Whole Loan, the Save Mart Portfolio Subordinate Companion Noteholder will have the right to cure such event of default subject to certain limitations set forth in the Save Mart Portfolio Intercreditor Agreement. The Save Mart Portfolio Subordinate Companion Noteholder will be limited to, in the aggregate, six cure payments over the life of the Save Mart Portfolio Whole Loan, and, with respect to monetary events of default, no more than three of which may be consecutive. So long as the Save Mart Portfolio Subordinate Companion Noteholder is permitted to make a cure payment with respect to a non-monetary event of default, and is diligently prosecuting the cure of same, under the Save Mart Portfolio Intercreditor Agreement, neither the UBS 2017-C1 Master Servicer nor the UBS 2017-C1 Save Mart Portfolio Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Save Mart Portfolio Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the Save Mart Portfolio Whole Loan has occurred and is continuing, the Save Mart Portfolio Subordinate Companion Noteholder will have the option to purchase the Save Mart Portfolio Senior Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Save Mart Portfolio Senior Loans, (b) accrued and unpaid interest on the Save Mart Portfolio Senior Loans through the end of the related interest accrual period, (c) any other amounts due under the Save Mart Portfolio Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing Advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees not in excess of the limitations set forth in the Save Mart Portfolio Intercreditor Agreement), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on Advances, (f) (i) if the borrower or borrower related party is the purchaser or (ii) if the Save Mart Portfolio Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Save Mart Portfolio Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the Save Mart Portfolio Intercreditor Agreement.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Save Mart Portfolio Intercreditor Agreement, if the Save Mart Portfolio Whole Loan becomes a defaulted mortgage loan, and if the UBS 2017-C1 Save Mart Portfolio Special Servicer determines to sell the Save Mart Portfolio Mortgage Loan in accordance with the UBS 2017-C1 PSA, then the UBS 2017-C1 Save Mart Portfolio Special Servicer will be required to sell the Save Mart Portfolio Pari Passu Companion Loans (but not the Save Mart Portfolio Subordinate Companion Loan) together with the Save Mart Portfolio Mortgage Loan as one whole loan. Notwithstanding the foregoing, if the Save Mart Portfolio Whole Loan becomes a defaulted mortgage loan, the UBS 2017-C1 Save Mart Portfolio Special Servicer will not be permitted to sell the Save Mart Portfolio Whole Loan without the written consent of the holder of each Save Mart Portfolio Non-Control Note (provided that such consent is not required if the holder of such Save Mart Portfolio Non-Control Note is the borrower or an affiliate of the borrower) unless the UBS 2017-C1 Save Mart Portfolio Special Servicer has delivered to the holder of each Save Mart Portfolio Non-Control Note: (a) at least 15 business days prior written notice of any decision to attempt to sell the Save Mart Portfolio Senior Loans; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the UBS 2017-C1 Save Mart Portfolio Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Save Mart Portfolio Mortgaged Properties, and any documents in the servicing file reasonably requested by the holder of a Save Mart Portfolio Non-Control Note that are material to the price of the Save Mart Portfolio Senior Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Save Mart Portfolio Whole Loan Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer in connection with the proposed sale; provided that the holder of a Save Mart Portfolio Non-Control Note may waive any of the delivery or timing requirements set forth in this sentence only for itself. Subject to the terms of the UBS 2017-C1 PSA, each holder of a Save Mart Portfolio Non-Control Note (or its representative), will be permitted to submit an offer at any sale of the Save Mart Portfolio Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Replacement of Special Servicer

Pursuant to the Save Mart Portfolio Intercreditor Agreement, the Save Mart Portfolio Controlling Subordinate Companion Noteholder (other than during a Save Mart Portfolio Control Appraisal Period) will have the right, with or without cause, to replace the UBS 2017-C1 Save Mart Portfolio Special Servicer then acting with respect to the Save Mart Portfolio Whole Loan and appoint a replacement special servicer in lieu of the UBS 2017-C1 Save Mart Portfolio Special Servicer. During a Save Mart Portfolio Control Appraisal Period, the Directing Certificateholder (unless a Control Termination Event has occurred and is continuing), or the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will have the right, with or without cause (subject to the limitations described herein) to replace the UBS 2017-C1 Save Mart Portfolio Special Servicer then acting with respect to the Save Mart Portfolio Whole Loan and appoint a replacement special servicer in lieu of the UBS 2017-C1 Save Mart Portfolio Special Servicer, subject to the terms of the UBS 2017-C1 PSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in July 2017 and ending on a hypothetical Determination Date in August 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

UBS AG, New York Branch, Société Générale, German American Capital Corporation, Natixis Real Estate Capital LLC, Rialto Mortgage Finance, LLC and CIBC Inc. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from UBS AG, New York Branch, Société Générale, German American Capital Corporation, Natixis Real Estate Capital LLC, Rialto Mortgage Finance, LLC and CIBC Inc. on or about August 17, 2017 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain Mortgage Loans sold to the depositor by it. The Park West Village Whole Loan, for a portion of which UBS AG, New York Branch is the mortgage loan seller, was co-originated with Athene Annuity and Life Company, an Iowa company doing business in New York under Fictitious Name MLS, Athene Iowa and Athene Annuity & Life Assurance Company, a

Delaware company doing business in New York under Fictitious Name MLS, Athene Delaware. The Save Mart Portfolio Whole Loan, for a portion of which UBS AG, New York Branch is the mortgage loan seller, was co-originated with Deutsche Bank AG, acting through its New York Branch and Cantor Commercial Real Estate Lending, L.P. In addition, one of the Save Mart Portfolio promissory notes for which UBS AG, New York Branch is the mortgage loan seller, was originated by Cantor Commercial Real Estate Lending, L.P. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch has recently commenced originating commercial mortgage loans primarily for securitization or resale. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to this securitization, UBS Real Estate Securities Inc. (“UBSRES”), an indirect subsidiary of UBS AG, New York Branch, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch’s has previously securitized an aggregate of approximately $1,882,277,738 of multifamily and commercial mortgage loans.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-3), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York

Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was

originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Litigation

UBS AG, New York Branch and UBSRES are currently engaged in litigation with respect to various legacy residential mortgage backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBS AG, New York Branch.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2017. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2017, UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278 6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through June 30, 2017, Société Générale has securitized 110 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $2.0 billion.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.

These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I ESA or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report. Société Générale generally obtains a current PCR for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan,

(c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Société Générale, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

●	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

●	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 15 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Société Générale may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2017. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including June 30, 2017, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Société Générale nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Société Générale or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Société Générale” has been provided by Société Générale.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor” or “Mortgage Loan Seller”). Except with respect to (i) the General Motors Building Whole Loan, which was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of GACC), Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp. and Wells Fargo Bank, National Association, and (ii) the Starwood Capital Group Hotel Portfolio Whole Loan, which was co-originated by DBNY (an affiliate of GACC), JPMorgan Chase Bank, National Association, Barclays Bank PLC and Bank of America, N.A., DBNY originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans (as defined below) in this transaction.

GACC is a wholly owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly owned subsidiary of Deutsche Bank AG, a German corporation, and GACC is an affiliate of DBNY, an originator, and Deutsche Bank Securities Inc., an Underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. In addition, it is expected that DBNY will, as of the date of the initial issuance of the certificates, will hold certain of the General Motors Building Companion Loans, the 245 Park Avenue Companion Loans, the Starwood Capital Group Hotel Portfolio Companion Loans and the AHIP Northeast Portfolio III Companion Loan.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (“RMBS”) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial

Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, one (1) of the Mortgage Loans (1.5%) to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, three (3) of the Mortgage Loans (6.7%) to be contributed to this securitization by GACC.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through July 11, 2017 is approximately $56.994 billion.

GACC has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-3 to this prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DBNY during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by DBNY, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-3.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by DBNY, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DBNY’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with DBNY’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DBNY’s Underwriting Guidelines and Processes

General. Deutsche Bank AG, acting through its New York Branch is an originator and is affiliated with GACC, Deutsche Bank Securities Inc., one of the underwriters, and the Depositor. DBNY originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by DBNY generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, DBNY conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of DBNY underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. DBNY reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by DBNY and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, DBNY may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. DBNY then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with DBNY’s acquisition and reunderwriting of a mortgage loan, DBNY relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from a DBNY opinion of value. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if DBNY had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. DBNY evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. DBNY evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, DBNY either (i) obtains or updates (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and DBNY relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, DBNY reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, DBNY either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. DBNY reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, DBNY generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, DBNY may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and DBNY reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and DBNY reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include:

(1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as DBNY may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. DBNY may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, DBNY may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by DBNY. The typical required escrows for mortgage loans originated by DBNY are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide DBNY with sufficient funds to satisfy all taxes and assessments. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or DBNY may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide DBNY with sufficient funds to pay all insurance premiums. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

DBNY may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) DBNY’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) DBNY has structured springing escrows that arise for identified risks, (v) DBNY has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) DBNY believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DBNY’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, DBNY’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, DBNY may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2017. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including January 1, 2014 to and including March 31, 2017, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor, a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned indirect subsidiary of Natixis S.A. a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis S.A. has three core business lines: Corporate & Investment Banking (which includes coverage, global markets, global finance, global transaction banking, investment banking, and mergers &

acquisitions); Investment Solutions & Insurance (which includes asset management, private banking and insurance); and Specialized Financial Services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payment platform services, and securities custody services, distributed mainly through the two retail banking networks of the Groupe BPCE). Natixis S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of July 17, 2017, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $40.4 billion and the total amount of these loans that were securitized is in excess of $20.7 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-3), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2017. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from April 1, 2014 to March 31, 2017 or is still outstanding.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	1 loan (#8 in the pool)	23,000,000	2.5% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2017. (For columns g-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	Rialto Capital Advisors, LLC, as special servicer for loan #8, claimed that NREC breached the representations and warranties made in the mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of the loan. The special servicer is continuing to pursue its demand

Retained Interests in This Securitization

Neither NREC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

In addition, Wells Fargo Bank, National Association is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the forty-second (42nd) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion, $2.41 billion and $1.93 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015 and 2016 respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to thirteen (13) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Rialto Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Rialto Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 1, 2017. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2014 to and including March 31, 2017, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Rialto Mortgage nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

CIBC Inc.

General

CIBC Inc. (“CIBC”), a Delaware corporation whose principal office is located in New York, New York, is a sponsor and mortgage loan seller in this transaction. CIBC is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the offered certificates. CIBC is a majority owned subsidiary of Canadian Imperial Holdings Inc. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

CIBC’s Commercial Mortgage Securitization Program

CIBC underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, CIBC sells the mortgage loans it originates through commercial mortgage-backed securitizations. CIBC began originating commercial and multifamily mortgage loans for securitization in 1997 and began securitizing commercial and multifamily mortgage loans in 1998. In 2010, CIBC formed a joint venture with BSSF Commercial Mortgage Member L.L.C. (“BSSF”) to originate and/or acquire and securitize fixed rate commercial and multifamily mortgage loans and invest in certain classes of the securities issued in those securitizations. The joint venture is CIBX Commercial Mortgage, LLC (“CIBX”), a Delaware limited liability company, and CIBC managed the origination and securitization process of CIBX. As of June 30, 2017, the total amount (by principal balance at the cut-off of the related securitization) of commercial mortgage loans originated and securitized by CIBC (exclusive of its services on behalf of CIBX) is in excess of $21.3 billion. In the calendar year ended December 31, 2016, CIBC originated approximately $207,858,250 of commercial mortgage loans and securitized approximately $273,732,933 of commercial mortgage loans.

The commercial mortgage loans originated or acquired by CIBC are fixed rate loans and include both smaller “conduit” loans and large loans. CIBC primarily originates mortgage loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also can originate mortgage loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC originates loans in the United States and the Commonwealth of Puerto Rico.

As a sponsor, CIBC originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transactions. CIBC acts as sponsor, originator or mortgage loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these mortgage loan sellers may be affiliated with underwriters on the transactions.

Neither CIBC nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, CIBC sells the right to be appointed master servicer of its securitized mortgage loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between CIBC, as sponsor, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

CIBC’s Underwriting Guidelines and Processes

Overview. Each of the CIBC mortgage loans was originated by CIBC. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by CIBC for securitization.

However, given the unique nature of income-producing real properties, variations from these procedures and guidelines may be implemented as a result of various conditions, including a CIBC mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by CIBC. Therefore, this general description of CIBC’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all guidelines set forth below. For important information about the circumstances that have affected the underwriting of particular CIBC mortgage loans, see “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” below.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan. CIBC’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization term) of not less than 1.25x and a loan-to-value ratio of not more than 75%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and CIBC’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by CIBC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the mortgage loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets CIBC’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets CIBC’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. CIBC’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Escrow Requirements. CIBC may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, CIBC may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by CIBC. The typical required escrows for mortgage loans originated by CIBC are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CIBC with sufficient funds to satisfy all taxes and assessments. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or CIBC may not require the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property insurance premium are required to provide CIBC with sufficient funds to pay all insurance premiums. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the borrower maintains a blanket insurance policy; (ii) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); (iii) the borrower agrees to escrow and maintain a “static” reserve in the amount equal to the aggregate amount of a fixed number of monthly escrow deposit amounts; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the mortgaged property (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) a tenant (which may include a ground lease tenant) at the related mortgaged property or other third party is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; (iii) a third party unrelated to the borrower is identified as the responsible party; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

CIBC may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) CIBC has structured springing escrows that arise for identified risks, (v) CIBC has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, (vi) CIBC believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve, (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the CIBC mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that real property collateral. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In those cases, CIBC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CIBC may require the borrower to remediate that violation and, subject to the discussion under “—CIBC’s Underwriting Guidelines and Processes—Escrow Requirements” above, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance Policy. The borrower is required to provide, and CIBC reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and CIBC’s insurance consultant reviews, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as CIBC may require based on the specific characteristics of the mortgaged property.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CIBC mortgage loans, CIBC generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the mortgaged property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, CIBC may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the mortgaged property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. CIBC then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

●	Environmental Assessment. In most cases, a Phase I environmental site assessment (“ESA”) will be required with respect to the real property collateral for each mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial ESA, additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, CIBC either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

●	Certain of the mortgage loans may also have environmental insurance policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” above.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, CIBC generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, CIBC may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zone 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports may not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Exceptions to CIBC’s Disclosed Underwriting Guidelines

One or more of the mortgage loans originated by CIBC may vary from the specific CIBC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of CIBC’s mortgage loans, CIBC or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CIBC mortgage loans was originated with any material exceptions from CIBC’s underwriting guidelines and procedures.

Review of CIBC Mortgage Loans

General. In connection with the preparation of this prospectus, CIBC conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the CIBC mortgage loans is accurate in all material respects. The review of the CIBC mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of CIBC’s affiliates (including CIBC), or, in certain circumstances, are consultants engaged by CIBC (the “CIBC Deal Team”). CIBC determined the nature, extent and timing of the review and the level of assistance provided by any third party. CIBC has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the CIBC mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the CIBC Deal Team updated CIBC’s internal origination database of loan-level and property-level information relating to each CIBC mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CIBC during the underwriting process. After origination or acquisition of each CIBC mortgage loan, the CIBC Deal Team updated the information in the database with respect to such CIBC mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the CIBC Deal Team.

CIBC created a data file (the “CIBC Data File”) containing detailed information regarding each CIBC mortgage loan from the information in the database referred to in the prior paragraph. The CIBC Data File was used by the CIBC Deal Team to provide the numerical information regarding the CIBC mortgage loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of CIBC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by CIBC, relating to CIBC mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the CIBC Data File against various source documents provided by CIBC that are described above under “—Database”;

●	comparing numerical information regarding the CIBC mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the CIBC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CIBC mortgage loans disclosed in this prospectus.

Legal Review. CIBC engaged various law firms to conduct certain legal reviews of the CIBC mortgage loans for disclosure in this prospectus. In anticipation of the securitization of each CIBC mortgage loan, origination counsel assisted in completion of certain due diligence questionnaires designed to identify certain material deviations from mortgage loan disclosures in this prospectus. In addition, origination counsel for each CIBC mortgage loan reviewed CIBC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CIBC mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain CIBC mortgage loans marked against the standard form document, and (ii) a review of due diligence questionnaires completed by the CIBC Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, for each CIBC mortgage loan with multiple mortgaged properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Certain Updates. On a case-by-case basis as deemed necessary by CIBC, with respect to any pending litigation that existed at the origination of any CIBC mortgage loan that is material and not covered by insurance, CIBC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. CIBC confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for CIBC mortgage loans. In addition, if CIBC became aware of a significant natural disaster in the immediate vicinity of any mortgaged property securing a CIBC mortgage loan, CIBC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

Underwriting Standards. The CIBC Deal Team also consulted with CIBC personnel responsible for the origination of the CIBC mortgage loans to confirm that the CIBC mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described above under “—CIBC’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” above in this prospectus.

Findings and Conclusions. CIBC found and concluded with reasonable assurance that the disclosure regarding the CIBC mortgage loans in this prospectus is accurate in all material respects. CIBC also found and concluded with reasonable assurance that the CIBC mortgage loans were originated in accordance with CIBC’s origination procedures and underwriting standards, except to the extent described above under “—Exceptions to CIBC’s Disclosed Underwriting Guidelines.”

Repurchases and Replacements

CIBC filed its most recent Form ABS-15G pursuant to Rule 15Ga-1 with the SEC on July 18, 2017, which covers the period from and including April 1, 2017 to and including June 30, 2017. CIBC’s CIK number is 0001548567. With respect to the period from and including July 1, 2014 to and including June 30, 2017, the following table provides information required by Rule 15Ga-1 regarding repurchase or replacement requests in connection with breaches of representations and warranties made by CIBC as a sponsor of commercial mortgage securitizations.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand[1]			Assets That Were Repurchased or Replaced[1]			Assets Pending Repurchase or Replacement (within cure period)[1]			Demand in Dispute[1]			Demand Withdrawn[1]			Demand Rejected[1]
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (CIK # 0001209655)	X	CIBC Inc.	26	255,720,442	100	1	10,718,582	4.47	0	0	0.00	0	0	0.00	1	10,718,582	4.47	0	0	0.00	0	0	0.00[2,3]
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC8 (CIK # 0001283891)	X	CIBC Inc.	45	528,766,659	100	1	19,884,852	52.4	0	0	0.00	0	0	0.00	0	0	0.00	1	19,884,852	52.4	0	0	0.00

1.	The repurchase activity included herein as assets subject to demand (columns g/h/i) includes new demands received during the reporting period, if any, and demands received in prior reporting periods. Each asset included as an asset subject to demand (columns g/h/i) is also categorized and included as an asset pending repurchase or replacement within the cure period (columns m/n/o) or as a demand in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u) or (iii) the rejection of such demand (columns v/w/x), as applicable.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns g-x). The principal balances presented and used for calculations of percentages presented are principal balances as reported on trustee’s reports and servicer’s reports. The principal balances on those reports may reflect reductions based on the principal portion of any servicer advances that may have been made with respect to the related loan(s).

2.	The asset subject to the repurchase request was liquidated during, or prior to, the reporting period. For each asset that was paid off or liquidated during, or prior to, the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total CIBC pool balance as of the immediately preceding trustee’s report.

3.	At the conclusion of the trial based on the claim for repurchase, the Circuit Court of Cook County, Illinois (the “Circuit Court”) entered a judgment in favor of Wells Fargo Bank Minnesota, NA, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 holding that CIBC Inc. breached the representation in question. Because the asset subject to the repurchase request had already been liquidated, no repurchase was required, and damages were awarded in an amount equal to the repurchase price under the contract. The parties appealed, and on February 25, 2015, the Appellate Court of Illinois First Judicial District affirmed the Circuit Court’s judgment in its entirety. On July 21, 2015, CIBC Inc. made a payment to Wells Fargo Bank Minnesota, NA in satisfaction of such judgment, excluding post-judgment legal costs incurred by Wells Fargo Bank Minnesota, NA and owed by CIBC Inc., payment for which Wells Fargo Bank Minnesota, NA must petition.

Retained Interests in This Securitization

Neither CIBC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CIBC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—CIBC Inc.” has been provided by CIBC.

The Depositor

UBS Commercial Mortgage Securitization Corp. is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019. The depositor’s telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary UBS AG, New York Branch.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, UBS Commercial Mortgage Trust 2017-C2 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and the Certificate Administrator” and “—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank will act as the trustee, the certificate administrator, the custodian and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $2 trillion in assets and approximately 273,000 employees as of March 31, 2017, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2017, Wells Fargo Bank was acting as trustee on approximately 368 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $140 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2017, Wells Fargo Bank was acting as securities administrator with respect to more than $414 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2017, Wells Fargo Bank was acting as custodian of more than 223,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court” ) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Trustee and the Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland is also expected to be appointed to act as an initial special servicer under the PSA and in this capacity is expected to be responsible for the servicing and administration of the applicable Specially Serviced Loans and any associated REO Properties, and generally, will review, evaluate and provide or withhold consent as to certain Major Decisions and all Special Servicer Non-Major Decisions. Generally, Midland will process Major Decisions and Special Servicer Non-Major Decisions, and will perform certain enforcement actions relating to the Mortgage Loans (other than any Excluded Special Servicer Loan or Non-Serviced Mortgage Loan) and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch Ratings, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business and Morningstar Credit Ratings, LLC. For each category, S&P Global Ratings, a Standard & Poor’s Financial Services LLC business ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. rates Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of June 30, 2017, Midland was master and/or primary servicing approximately 31,582 commercial and multifamily mortgage loans with a principal balance of approximately $419 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 8,924 of such loans, with a total principal balance of approximately $150 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2014 to 2016.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
CMBS	$157	$149	$149
Other	$179	$255	$294
Total	$336	$404	$444

As of June 30, 2017, Midland was named the special servicer in approximately 262 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $130 billion. With respect to such transactions as of such date, Midland was administering approximately 88 assets with an outstanding principal balance of approximately $632 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2014 to 2016.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
Total	$85	$110	$121

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing holder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and the related Intercreditor Agreement and limitations on the right of such person to replace the special servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus.

Midland is also the master servicer and the special servicer under the DBJPM 2017-C6 PSA with respect to the Starwood Capital Group Hotel Portfolio Whole Loan.

Midland is also the special servicer under the CSAIL 2017-C8 PSA with respect to the 85 Broad Street Whole Loan.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch, GACC, NREC and certain of their affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans, GACC Mortgage Loans and NREC Mortgage Loans, as applicable, prior to their inclusion in the issuing entity.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the PSA.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or one of its affiliates is expected to serve as the initial Directing Certificateholder, and has engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

The foregoing information regarding Midland under this section titled “—The Master Servicer and the Special Servicer” has been provided by Midland. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer and special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer and special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s or the special servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s and the special servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s and the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and the Servicing Shift Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-

national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor” in this prospectus. Park Bridge Lender Services: (a) is an operating advisor on other commercial mortgage-backed securities transactions rated by any of the Rating Agencies and none of those rating agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or a material factor in such rating action; (b) can and will make the representations and warranties of the operating advisor set forth in the PSA; (c) is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any mortgage loan seller, any Borrower Party, the Directing Certificateholder, any “significant obligor” or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans or otherwise have any financial interest in the securitization transaction to which the PSA relates, any Companion Loan or securities backed by a Companion Loan other than its fees from its role as operating advisor and asset representations reviewer.

As of June 30, 2017, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $119.671 billion issued in 125 transactions.

As of June 30, 2017, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $39.685 billion issued in 47 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the credit risk retention regulations promulgated pursuant to Section 15G of the Exchange Act, as such regulations relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). UBS AG, New York Branch has been designated by the sponsors to act as the risk-retaining sponsor (in such capacity, the “Retaining Sponsor”) under the Credit Risk Retention Rules and UBS AG, New York Branch will elect to satisfy its risk retention requirements through the purchase by a “third-party purchaser” of an “eligible horizontal residual interest” (each as defined in the Credit Risk Retention Rules). It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., a Delaware limited partnership (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table below under “—Material Terms of the Yield-Priced Principal Balance Certificates”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Yield-Priced Principal Balance Certificates

CMBS such as the Yield-Priced Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A and Class X-B certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

The Third Party Purchaser is expected to purchase the Yield-Priced Principal Balance Certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Range of Fair Values of Retained Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class D-RR	$14,783,000	0.68% - 0.88%/$7,340,494(5)	49.65497%
Class E-RR	$8,987,000	0.47% - 0.49%/$4,462,492	49.65497%
Class F-RR	$16,850,000	0.88% - 0.92%/$8,366,862	49.65497%
Class G-RR	$16,850,000	0.88% - 0.92%/$8,366,862	49.65497%
Class H-RR	$8,987,000	0.47% - 0.49%/$4,462,492	49.65497%
Class NR-RR	$28,084,591	1.46% - 1.53%/$13,945,395	49.65497%

(1)	The approximate initial Certificate Balance of the Class D-RR certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described herein under “Credit Risk Retention”. The Class D-RR Certificate Balance is expected to fall within a range of $12,402,000 and $16,895,000.

(2)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Credit Risk Retention” below.

(3)	The fair value dollar amount of the Yield-Priced Principal Balance Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Yield-Priced Principal Balance Certificates” and “—Calculation of Estimated Fair Value”. The fair value of the other Regular Certificates is unknown and has been determined by the sponsors as described under “—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(4)	Expressed as a percentage of the expected initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Yield-Priced Principal Balance Certificates to be acquired by the Third Party Purchaser is approximately $46,944,599 excluding accrued interest.

(5)	The Class D-RR Certificates are expected to have an estimated fair value that falls within a range of $6,158,209 and $8,389,207.

The aggregate estimated fair value of the Yield-Priced Principal Balance Certificates in the above table is equal to at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class C Certificates, third, to the Class B Certificates, fourth, to the Class A-S Certificates, and fifth, to the Senior Certificates (other than the Class X Certificates), in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in this “—Material Terms of the Yield-Priced Principal Balance Certificates” section, see “Description of the Certificates” and “Pooling and Servicing Agreement” in this prospectus.

The Third Party Purchaser

It is anticipated that KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table above under “—Qualifying CRE Loans; Required Credit Risk Retention Percentage”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (“KKR Opportunity Partners”), a Delaware limited partnership, is expected, (i) to purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR Class NR-RR and Class Z Certificates and (ii) to act as the Third-Party Purchaser. KKR Opportunity Partners was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates will represent KKR Opportunity Partners’ sixth purchase of CMBS B-Piece Securities. KKR Opportunity Partners is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 20 years of CMBS experience as of March 31, 2017. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of March 31, 2017, funds advised by KKR own 26 separate real estate credit investments and have participated in 6 purchases of CMBS B-Piece Securities. As of March 31, 2017, KKR is responsible for approximately $137.6 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

The Third Party Purchaser has represented to the depositor that solely for its own purposes and benefit, it has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third Party Purchaser. The Third Party Purchaser performed its due diligence solely for its own benefit. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third Party Purchaser’s due diligence or acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Determination of Amount of Required Credit Risk Retention

General

A number of inputs factored into the sponsors’ determination of the range of estimated fair values of the classes of certificates presented above. The sponsors computed the range of estimated fair values for the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates and the fair value of the Yield-Priced Principal Balance Certificates in the manner described below for the applicable class of certificates.

Swap-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the sponsors calculated what the Scheduled Certificate Principal Payments on each Class of

Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The sponsors utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.4040%	1.5911%	1.7782%
3YR	1.4614%	1.7040%	1.9466%
4YR	1.5217%	1.7988%	2.0759%
5YR	1.5866%	1.8844%	2.1822%
6YR	1.6641%	1.9626%	2.2611%
7YR	1.7390%	2.0356%	2.3322%
8YR	1.8049%	2.0984%	2.3919%
9YR	1.8623%	2.1558%	2.4493%
10YR	1.9241%	2.2081%	2.4921%

Based on the swap yield curve, the sponsors will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-

current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the sponsors’ observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.20%	0.25%	0.30%
Class A-2	0.40%	0.48%	0.56%
Class A-SB	0.68%	0.75%	0.86%
Class A-3	0.85%	0.90%	0.94%
Class A-4	0.87%	0.92%	0.96%
Class A-S	1.10%	1.20%	1.35%
Class B(1)	1.45%	1.50%	1.75%
Class C(1)	1.55%	1.70%	2.40%

(1)	Class B and Class C may accrue interest at the WAC Rate.

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.6474%	1.9266%	2.2057%
Class A-2	1.9833%	2.3601%	2.7368%
Class A-SB	2.4285%	2.7947%	3.2008%
Class A-3	2.7588%	3.0952%	3.4215%
Class A-4	2.7861%	3.1213%	3.4466%
Class A-S	3.0186%	3.4035%	3.8383%
Class B	3.3715%	3.7059%	4.2403%
Class C	3.4738%	3.9078%	4.8919%

Determination of Class Sizes

The sponsors were provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the sponsors may have elected not to engage an NRSRO for particular Classes of Yield-Priced Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The sponsors determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates(1)	Target Price
Class A-1	100.00%
Class A-2	103.00%
Class A-SB	103.00%
Class A-3	101.00%
Class A-4	103.00%
Class A-S	103.00%
Class B	103.00%
Class C	103.00%

(1)	The Target Price may not be realized with respect to Class B and Class C if such classes accrue interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.6650%	1.9470%	2.2280%
Class A-2	2.6330%	3.0160%	3.3980%
Class A-SB	2.8920%	3.2620%	3.6730%
Class A-3	2.8730%	3.2090%	3.5340%
Class A-4	3.1310%	3.4700%	3.7980%
Class A-S	3.3650%	3.7530%	4.1910%
Class B	3.7190%	4.0560%	4.5550%(1)
Class C	3.8210%	4.2580%	4.5550%(1)

(1)	Based on the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The sponsors determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the sponsors calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.736%	2.050%	2.364%
10YR	1.945%	2.238%	2.531%

Based on the treasury yield curve, the sponsors will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.05%	1.20%	1.40%
Class X-B	1.00%	1.10%	1.40%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.8788%	3.3335%	3.8381%
Class X-B	2.9229%	3.3182%	3.9134%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest–Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates. The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 14.15% (inclusive of agreed upon price adjustments) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the sponsors and the Third Party Purchaser.

Determination of Class Size

The sponsors determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the sponsors determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the sponsors determined the estimated fair value of each class of certificates by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The sponsors determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

Range of Estimated Fair Values for the Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$34,850,781	$34,850,762	$34,850,082
Class A-2	$79,939,650	$79,940,214	$79,938,969
Class A-SB	$47,470,556	$47,469,398	$47,471,315
Class A-3	$212,090,157	$212,099,287	$212,097,334
Class A-4	$268,333,026	$268,332,459	$268,319,336
Class X-A	$38,179,787	$54,115,299	$70,885,634
Class X-B	$2,588,189	$8,513,562	$14,219,895
Class A-S	$106,443,336	$106,443,649	$106,445,181
Class B	$40,188,396	$40,493,935	$40,493,742
Class C(1)	$33,770,843	$33,367,472	$31,192,597
Class D-RR(2)	$6,158,209	$7,340,494	$8,389,207
Class E-RR	$4,462,492	$4,462,492	$4,462,492
Class F-RR	$8,366,862	$8,366,862	$8,366,862
Class G-RR	$8,366,862	$8,366,862	$8,366,862
Class H-RR	$4,462,492	$4,462,492	$4,462,492
Class NR-RR	$13,945,395	$13,945,395	$13,945,395
Total:	$909,617,034	$932,570,635	$953,907,397

(1)	The approximate initial Certificate Balance of the Class C Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The Class C Certificate Balance is expected to fall within a range of $30,286,000 and $34,779,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

(2)	The approximate initial Certificate Balance of the Class D-RR Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The Class D-RR Certificate Balance is expected to fall within a range of $12,402,000 and $16,895,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

The estimated range of fair value for all the Certificates is approximately $909,617,034 to $953,907,397.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will agree to hedging, transfer and financing restrictions related to its ownership of the Yield-Priced Principal Balance Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Yield-Priced Principal Balance Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until August 16, 2022. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●	issue an annual report generally setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer and Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of the experience and independence of Park Bridge Lender Services as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services under the PSA and satisfaction that no payments have been paid by any special servicer to Park Bridge Lender Services of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services qualifies as an Eligible Operating Advisor under the PSA.

Park Bridge Lender Services is not an affiliate of the issuing entity, the depositor, the sponsor, any mortgage loan seller, any Borrower Party, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Park Bridge Lender Services does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see

“Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of UBS AG, New York Branch, Société Générale, NREC, Rialto and CIBC will make the representations and warranties identified on Annex D-1 and GACC will make the representations and warranties identified on Annex D-2 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-3, the “Exception Schedules”).

At the time of the its decision to include the UBS AG, New York Branch Mortgage Loans in this transaction, UBS AG, New York Branch determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG, New York Branch that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG, New York Branch that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG, New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the Rialto Mortgage Loans in this transaction, Rialto Mortgage determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Rialto Mortgage that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Rialto Mortgage that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Rialto Mortgage based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the NREC Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property.  However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks.  In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.  Additional information regarding the applicable NREC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 to this Prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the Société Générale Mortgage Loans in this transaction, Société Générale determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 to this Prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Société Générale that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Société Générale that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Société Générale based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the CIBC mortgage loans in this transaction, CIBC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CIBC that the acceptance of the related fact or circumstance was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CIBC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CIBC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-C2 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A and Class X-B certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class NR-RR, Class Z and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$34,851,000
A-2	$77,613,000
A-SB	$46,089,000
A-3	$210,000,000
A-4	$260,524,000
X-A	$629,077,000
X-B	$175,063,000
A-S	$103,348,000
B	$39,317,000
C(1)	$32,398,000

Non-Offered Certificates
D-RR(1)	$14,783,000
E-RR	$8,987,000
F-RR	$16,850,000
G-RR	$16,850,000
H-RR	$8,987,000
NR-RR	$28,084,591
Z	NAP
R	NAP

(1)	The approximate initial Certificate Balances of the Class C and Class D-RR certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention”. The Class C Certificate Balances are expected to fall within a range of $30,286,000 and $34,779,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity. The Class D-RR Certificate Balances are expected to fall within a range of $12,402,000 and $16,895,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $629,077,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $175,063,000.

The Class Z certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class Z certificates will represent the right to receive their allocable portion of Excess Interest received on the ARD Loan allocated as described under “—Available Funds—Excess Interest” below.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class Z certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Excess Interest will be held in a grantor trust (the “Grantor Trust”), beneficial ownership of which will be represented by the Class Z certificates.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class Z or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating

Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain on Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds. The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates are reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D-RR certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D-RR certificates and the Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D-RR certificates, the Class E-RR certificates and the Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D-RR certificates, the Class E-RR certificates, the Class F-RR certificates and the Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-eighth, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D-RR certificates, the Class E-RR certificates, the Class F-RR certificates, the Class G-RR certificates and the Class H-RR certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class NR-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class D-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class Z certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date,

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the

Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)   the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)   all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to such Classes of Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment

Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class NR-RR, Class Z or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	May 2022
Class A-2	August 2022
Class A-SB	September 2026
Class A-3	June 2027
Class A-4	July 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	July 2027
Class B	August 2027
Class C	August 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on the P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)   the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.002500% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Non-Serviced Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and

Class NR-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D-RR certificates, the Class E-RR certificates, the Class F-RR certificates, the Class G-RR certificates, the Class H-RR certificates and the Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class H-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F-RR certificates;

fifth, to the Class E-RR certificates;

sixth, to the Class D-RR certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class Z or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the

“CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA)

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator)

○	a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis (provided that it is received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and the certificate administrator will, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that UBS AG, New York Branch in its capacity as the retaining sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the Certificate Administrator who will post such notice on its website under the Risk Retention Special Notices tab. Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class Z nor the Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”)

include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation

on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – UBS 2017-C2

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)   the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)   the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)   an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)   the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)   an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)   the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)  originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)  any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)   an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)  the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii) the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii) the original or a copy of any ground lease, ground lessor estoppel, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv) the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)  with regard to any related Mortgaged Properties that are hospitality properties subject to any franchise agreements, comfort letters or similar agreements, the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi) the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   a copy of all related environmental insurance policies; and

(xix)   a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)         A copy of each of the following documents:

(i)           the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)          the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)          any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)          all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)           the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)          any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)         any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)        any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)         any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)          any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)         any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)         any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        all related environmental reports; and

(xiv)        all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)         for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

(r)          a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)          unless already included in the origination settlement statement, a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)          unless already included in the environmental reports, a copy of any closure letter (environmental); and

(w)         a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1 or Annex D-2, as applicable, and will be made as of the date set forth in the related MLPA, subject to certain exceptions to such representations and warranties as set forth in Annex D-3.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, any related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” is equal to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)  have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the

Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the grantor trust status of the Grantor Trust or the imposition of tax on the Trust, Grantor Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller elects to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loan only while the PSA governs the servicing of the Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but (other than a non-recoverability determination by the special servicer) is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of

Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any

Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class Z and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account,

in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates including to reimburse for Realized Losses previously allocated to such certificates and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly owned by the Trust and which is managed by the special servicer formed to hold title to the Foreclosed Property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, Gain-on-Sale Reserve Account, the Excess Interest Distribution Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)   to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one month period ending on the related Determination Date, if any;

(ii)   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)  to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)  to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii) to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii) to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)  to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)   to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)  to recoup any amounts deposited in the Collection Account in error;

(xii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)  to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix) to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)  to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Fees

Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee / Special Servicer(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, a portion of the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee or a Workout Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.04250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Intercreditor Agreement and that do not involve a Major Decision or Special Servicer Non-Major Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Intercreditor Agreement and that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer);

●	100% of all assumption application fees received on any Mortgage Loans, only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees, review fees and similar fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) which do not involve a Major Decision or a Special Servicer Non-Major Decision;

●	50% of all assumption, waiver, consent and earnout fees, review fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) which involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid;

●	50% of all fees (other than assumption application fees) related to Major Decisions and Special Servicer Non-Major Decisions with respect to Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans (and, solely with respect to clause (xviii) of the definition of “Major Decision”, Specially Serviced Loans) regardless of whether the master servicer or the special servicer processes such Major Decision or Special Servicer Non-Major Decision;

●	100% of charges by the master servicer collected for checks returned for insufficient funds with respect to accounts held by the master servicer;

●	100% of charges for beneficiary statements actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements are prepared by the master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges, demands and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges, demands and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan after giving effect to such modification, extension, waiver or amendment and (ii) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage

Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.00125% per annum with respect to the General Motors Building Mortgage Loan, the Del Amo Fashion Center Mortgage Loan and the 245 Park Avenue Mortgage Loan, 0.00250% per annum with respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, the Save Mart Portfolio Mortgage Loan and the 85 Broad Street Mortgage Loan and 0.0325% per annum with respect to the Concorde Portfolio Mortgage Loan, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus. With respect to the Servicing Shift Mortgage Loan, the master servicer (prior to the Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.2500% and the rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity date or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan or if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan solely because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and such payoff thereafter timely occurs within the specified timeframe.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower, or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a mortgage loan seller with respect to any Mortgage Loan. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)   (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such time period (or extension of such time period, if applicable), or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)   the purchase of any (A) any Specially Serviced Loan that is part of a Serviced AB Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (b) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)  the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)  with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)   the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)  if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full provided such Specially Serviced Loan only became a Specially Serviced Loan on or after its maturity date.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)   100% of all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)   100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement), only for which the special servicer is processing the underlying assumption related transaction;

(iii)  100% of all assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans;

(iv)  100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(v)   50% of all Excess Modification Fees and assumption fees, consent fees, earnout fees, review fees and similar fees received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions;

(vi)  (A) 50% of all fees (other than assumption application fees) related to Major Decisions and Special Servicer Non-Major Decisions with respect to Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans (and, solely with respect to clause (xviii) of the definition of “Major Decision”, Specially Serviced Loans) regardless of whether the master servicer or the special servicer processes such Major Decision or Special Servicer Non-Major Decision and (B) 100% of all fees related to Major Decisions and Special Servicer Non-Major Decisions with respect to Specially Serviced Loans, except only 50% of such fees solely with respect to clause (xviii) of the definition of “Major Decision”;

(vii) 100% of charges by the special servicer collected for checks returned for insufficient funds with respect to the accounts held by the special servicer;

(viii) 100% of charges for beneficiary statements actually paid by the borrowers to the extent such beneficiary statements are prepared by the special servicer; and

(ix)  late payment charges, demand charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00751% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to 0.00201%. (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or special servicer, as applicable, would use to collect any fee owed to it by a borrower, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard;

provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00056% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, in accordance with the Servicing Standard, to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)         immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA) or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event, equal to the excess of

(a)         the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)         the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, pro rata, to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of the General Motors Whole Loan, the Del Amo Fashion Center Whole Loan, the 245 Park Avenue Whole Loan, the 85 Broad Street Whole Loan and the Save Mart Portfolio Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loans). Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D-RR certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than any Non-Serviced Mortgage Loan), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or

Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The special servicer and the operating advisor will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event and the occurrence and continuance of an Operating Advisor Consultation Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D-RR certificates, seventh, to the Class C certificates, eighth, to the Class B and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, and sixth, to the Class D-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan other than any Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator, the operating advisor and the special servicer will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole

Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer with the consent of the Directing Certificateholder (unless a Control Termination Event has occurred and is continuing and other than with respect to any Excluded Loan) or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the master servicer will be required to notify the special servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions” and “—Modifications, Waivers and Amendments”, the master servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan), neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan and any Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (a) any Specially Serviced Loan and (b) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”, which the master servicer will process with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA) or a Special Servicer Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan and does not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA); provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Major Decisions without the consent of the special servicer (which consent may be deemed received by the master servicer if the special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the special servicer in order to grant or withhold such consent, plus, if applicable, any time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related Intercreditor Agreement) (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior written consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Special Servicer Major Decision (or making a determination not to take action with respect to a Special Servicer Major Decision) and prior to taking any action with respect to any Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”) (or making a determination not to take action with respect to the Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”)), will be required to refer any request with respect to such Special Servicer Major Decision or Special Servicer Non-Major Decision to the special servicer, which will process the request directly, or if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the special servicer with all information in the possession of the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Special Servicer Major Decision or a Special Servicer Non-Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine (subject to the discussion under “—The Directing Certificateholder” below) in accordance with the Servicing Standard whether the Special Servicer, on behalf of the issuing entity as lender, should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease shall be paid by the master servicer as a Servicing Advance.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, other than with respect to any Excluded Loan, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, (y)

with respect to a Serviced AB Whole Loan, subject to any rights of the related holder of the Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment if that modification, waiver or amendment would:

(1)     extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, other than with respect to any Excluded Loan prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)     provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such

Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to any Serviced AB Whole Loan, so long as no Control Appraisal Period under the related Intercreditor Agreement has occurred and is continuing, no modification, waiver or amendment of the related Whole Loan that would be a “major decision” (or analogous term) under the related Intercreditor Agreement may be made without the consent of the holder of the related Control Note, which must be obtained by the master servicer or the special servicer, as applicable, in accordance with the terms of the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan—Consultation and Control” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan—Consultation and Control”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

“Special Servicer Non-Major Decision” means each of the following to the extent such actions do not constitute Major Decisions:

(i)   approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(ii)  agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non- Major Decision;

(iii)  any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held, as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan or Serviced Whole Loan, but excluding (subject to clause (vi) below) as to Mortgage Loans or Serviced Whole Loan which are non-Specially Serviced Loans, (A) any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents, (B) any request with respect to a Mortgage Loan or Serviced Whole Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents or (C) any other funding or disbursement as mutually agreed upon by the master servicer and special servicer;

(iv)  any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit in the case of certain Mortgage Loans whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate (but excluding tax and insurance escrows), at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans are identified on a schedule to the PSA), except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Loan; provided that the foregoing is not otherwise a Major Decision);

(v)   in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; and

(vi)  in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan; provided that, in any case, Special Servicer Non-Major Decisions will not include (i) the release, substitution or addition of collateral securing any Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (ii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not otherwise a Major Decision;

provided, however, that with respect to clauses (i), (ii)(A), (ii)(B) and (iv) of this definition, the master servicer will be required to process such request with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent. If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Special Servicer Non-Major Decision.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”), with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan), to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision” which items the master servicer will be required to determine)), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, (x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan or, prior to the occurrence and continuance of a related Control Appraisal Period, a Serviced AB Whole Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an applicable Excluded Loan, upon consultation with the Directing Certificateholder) and (y) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the master servicer or the special servicer, as applicable, has obtained the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent

CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The special servicer will be required to determine (with respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”), with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision” which items the master servicer will be required to determine)), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or to (b) waive its right to exercise such rights, provided, however, (i) with respect to such consent or waiver of rights that is a Major Decision, (x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan or, prior to the occurrence and continuance of a related Control Appraisal Period, a Serviced AB Whole Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an applicable Excluded Loan, upon consultation with the Directing Certificateholder) and (y) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the master servicer or the special servicer, as applicable, has obtained the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $20,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to any matter described in the preceding two paragraphs, with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) as to which such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, the special servicer and the master servicer may mutually agree that the master servicer will process such action in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent and subject to the rights of the Directing Certificateholder discussed under “—The Directing Certificateholder” and any Controlling Holder of a Serviced AB Whole Loan; provided, however, that with respect to clauses (i), (ii)(A), (ii)(B) and (iv) of this definition, the master servicer will be required to process such request with respect to non-Specially Serviced Loans (other than Non-Serviced Mortgage Loans) and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2018 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)  as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (and the master servicer will promptly forward a copy of such document to the special servicer), within 60 days after the related maturity date, with a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward a copy of such document to the special servicer, if it is not evident that a copy has been delivered to such other party), which provides that such refinancing or purchase will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)  as to which any Periodic Payment is more than 60 days delinquent;

(3)  as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower has admitted in writing its inability to pay its debts generally as they become due, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

(4)  as to which the master servicer or special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)  as to which, in the judgment of the master servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

(6)  as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders and the Retained Interest Owner (and, with respect to any Whole Loan, the holders of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)  as to which the master servicer determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders and Retained Interest Owner (and, with respect to a Whole Loan, the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Serviced Companion Loan, as applicable; provided that, any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the master servicer (and with respect to any Mortgage Loan other than an applicable Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, with the consent of the Directing Certificateholder)) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate. Prior to a Consultation Termination Event, promptly upon a determination by the master servicer pursuant to clauses (5), (6) or (7) above, the master servicer will notify the Directing Certificateholder of such determination.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by such other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of a Serviced AB Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to a Serviced AB Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to a Serviced AB Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, other than with respect to any Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan or a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer,

on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (or, with respect to the Serviced AB Whole Loan, if applicable, prior to the occurrence of a Control Appraisal Period, the holder of the related Subordinate Companion Loan) 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage

Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer (other than with respect to a sale involving a Serviced AB Whole Loan) will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced AB Whole Loans”.

In connection with any such sale involving a Serviced AB Whole Loan, the special servicer will also have the right, but not the obligation, to purchase or sell the related Subordinate Companion Loan if the special servicer determines that such purchase or sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable Subordinate Companion Loan) and subject to any rights of the holder of the related Control Note pursuant to the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the second succeeding paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to Specially Serviced Loans (other than any Excluded Loan), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), as to all Special Servicer Major Decisions and (3) the master servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan, as to all Master Servicer Major Decisions. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

With respect to any matter for which the consent of the Directing Certificateholder is required, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within ten (10) business days following written request for consent and its receipt of all reasonably requested information on any required consent, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)     absent that selection, or

(2)     until a Directing Certificateholder is so selected, or

(3)     upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

“Loan-Specific Directing Certificateholder” means, with respect to the Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to the Servicing Shift Mortgage Loan will be the holder of the related Controlling Companion Loan, which, in the case of the IC Leased Fee Hotel Portfolio Whole Loan is currently Natixis Real Estate Capital LLC. On and after the Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

The “Control Eligible Certificates” will be either of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR or Class NR-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder, as the case may be.

The Class D-RR certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (xviii) of the definition of “Major Decision” below) after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)     any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price;

(iv)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)    releases of amounts from any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(viii)   any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings or other exercise of remedies under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(x)      approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 20,000 square feet or (2) 20% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes;

(xi)     the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xii)    any consent to incurrence of mezzanine debt by a direct or indirect parent of a borrower;

(xiii)   determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xiv)   other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xv)    any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way

(xvi)    any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xvii)   any modification, waiver or amendment of a material term of an Intercreditor Agreement, intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder or holder of a Pari Passu Companion Loan related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto;

(xviii)  any determination of an Acceptable Insurance Default;

(xix)    any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xx)     any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(xxi)    approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan).

Subject to the terms and conditions of this section, (a) the special servicer will process all requests for any matter that constitutes a Major Decision with respect to any Specially Serviced Loan (except for clause (xviii) of the definition of “Major Decision” which will be processed by the master servicer), (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and with respect to Specially Serviced Loans solely with respect to clause (xviii) of the definition of “Major Decision” and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent. For the avoidance of doubt, the master servicer and the special servicer have mutually agreed that the master servicer will process the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major

Decision” with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA.

Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer, any Directing Certificateholder or the operating advisor.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the master servicer or the special servicer, as applicable, receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended.

“Master Servicer Major Decision” means any Major Decision under clauses (xvi) through (xxi) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision under clauses (i) through (xv) of the definition of “Major Decision”.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any Park West Village Major Decision or Holiday Inn Express & Suites Saint Augustine Major Decision, as applicable with respect to the related Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will consult (on a non-binding basis) with the Directing Certificateholder in connection with any Major Decision in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than the Loan-Specific Directing Certificateholder) will have no direction, consultation or consent rights in connection with any Major Decision and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan or, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than (i) a Non-Serviced Mortgage Loan, (ii) an Excluded Loan or (iii) a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement) and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any

Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a

Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class D-RR certificates and the Class D-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the

Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class D-RR certificates, the successor Class D-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class D-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class D-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class D-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class D-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced AB Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related Subordinate Companion Holder prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related Subordinate Companion Holder)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related Subordinate Companion Holder with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder, or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Serviced AB Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or Companion Loan that is part of the Servicing Shift Whole Loan (or Serviced Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report. The BXP Trust 2017-GM TSA does not provide for an operating advisor or equivalent party.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer and the certificate administrator (and made available through the certificate administrator’s website) and the Rating Agencies via the 17g-5 Information Provider’s website, as described below under “—Annual Report”; below.

In connection with the performance of the duties described in clause (c) above:

(i)   after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)  if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii) if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform all of its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any assessment of compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor, the operating advisor will ((i) if any Mortgage Loans (other than a Servicing Shift Whole Loan) were Specially Serviced Loans at any time during the prior calendar year or (ii) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan; provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)   that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)  that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)  that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)   that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)  that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means any (i) correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) strategically sensitive information (including any such information contained within an Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by evidence as set forth in the PSA (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)  the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible

Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the forty-nine (49) prior pools of commercial mortgage loans for which UBS AG, New York Branch (or its predecessors and affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2007, the highest percentage of loans that were delinquent at least sixty (60) days at the end of any reporting period between July 1, 2012 and June 30, 2017 was approximately 97.43%; however, the average of the delinquency percentages based on the number of mortgage loans in the reviewed transactions was 5.62%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three largest Mortgage Loans in the Mortgage Pool represent approximately 16.7% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an

Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)  any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the master servicer’s or the special servicer’s possession, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to all Mortgage Loans), and the related mortgage loan seller. The special servicer, if applicable, may review such preliminary report and determine whether any information contained in such preliminary report shall be labeled as “Privileged Information” and thus be excluded from the Asset Review Report and Asset Review Report Summary. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any

Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)   any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)  any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii) any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)  the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi) the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an

Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Park West Village Whole Loan” and “—The Holiday Inn Express & Suites Saint Augustine Whole Loan”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s internet website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to a Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB

Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to the Servicing Shift Whole Loan: (i) prior to the Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)  either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to a majority of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus) and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or cause a tax to be imposed on the trust or any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for which determination, the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, either the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA.

However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). If the master servicer is the enforcing servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred and is continuing) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution

Election Notices and Final Dispute Resolution Notices described in this prospectus, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such proposed Course of Action for purposes of determining the course of action that involves referring the matter to mediation or arbitration, as the case may be, that is approved by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, any mortgage loan seller with respect to the subject mortgage loan and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Notice or Final Dispute Resolution Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The

Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the UBS 2017-C2 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar, but not necessarily identical, to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The

Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the UBS 2017-C2 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the General Motors Building Mortgage Loan

The General Motors Building Mortgage Loan will be serviced pursuant to the BXP Trust 2017-GM TSA. The servicing terms of the BXP 2017-GM TSA will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The General Motors Building Servicer earns a servicing fee with respect to the General Motors Building Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the General Motors Building Whole Loan becoming a specially serviced loan under the BXP Trust 2017-GM TSA, the General Motors Building Special Servicer will earn a special servicing fee payable monthly with respect to the General Motors Building Mortgage Loan accruing at a rate equal to 0.05% per annum, until such time as the General Motors Building Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The General Motors Building Special Servicer will be entitled to a workout fee equal to 0.15% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the General Motors Building Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The General Motors Building Special Servicer will be entitled to a liquidation fee equal to 0.15% of net liquidation proceeds received in connection with the liquidation of the General Motors Building Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The BXP Trust 2017-GM TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to BXP 2017-GM TSA.

●	The BXP Trust 2017-GM TSA does not provide for an operating advisor (or equivalent party) with respect to the General Motors Building Whole Loan.

●	The BXP Trust 2017-GM TSA does not require the General Motors Building Servicer to make the equivalent of compensating interest payments in respect of the General Motors Building Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—General Motors Building Whole Loan”.

Prospective investors are encouraged to review the full provisions of the BXP 2017-GM TSA, which is available by requesting a copy from the underwriters.

Servicing of the Del Amo Fashion Center Mortgage Loan

The Del Amo Fashion Center Whole Loan, which includes the Del Amo Fashion Center Mortgage Loan and any related REO Property, is serviced and administered under the DAFC 2017-AMO TSA. Accordingly, the Del Amo Fashion Center Servicer (or, if it fails to do so, the trustee under the DAFC 2017-AMO TSA) will generally make property protection advances, unless it is determined in accordance with the DAFC 2017-AMO TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the Del Amo Fashion Center Mortgage Loan. The Del Amo Fashion Center Servicer will generally also remit collections on the Del Amo Fashion Center Mortgage Loan to or on behalf of the trust for this securitization.

However, the master servicer for this securitization will generally be obligated to compile reports that include information on the Del Amo Fashion Center Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the Del Amo Fashion Center Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the Del Amo Fashion Center Mortgage Loan, subject to any non-recoverability determination.

The servicing terms of the DAFC 2017-AMO TSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the Del Amo Fashion Center Servicer, the Del Amo Fashion Center Special Servicer or the trustee or the certificate administrator under the DAFC 2017-AMO TSA or (b) make Servicing Advances with respect to the Del Amo Fashion Center Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Del Amo Fashion Center Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer.

●	The Del Amo Fashion Center Servicer earns a servicing fee with respect to the Del Amo Fashion Center Mortgage Loan that is calculated at 0.00125% per annum.

●	Pursuant to the DAFC 2017-AMO TSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Del Amo Fashion Center Mortgage Loan are expected to be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the DAFC 2017-AMO TSA each have a fixed fee rate of 0.50% and the liquidation fee is not subject to a $25,000 minimum fee.

●	The DAFC 2017-AMO TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to DAFC 2017-AMO TSA.

●	The DAFC 2017-AMO TSA does not require the Del Amo Fashion Center Servicer to make the equivalent of compensating interest payments in respect of the Del Amo Fashion Center Whole Loan.

●	The DAFC 2017-AMO TSA and the PSA vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the Del Amo Fashion Center Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the Del Amo Fashion Center Servicer determines that a property protection advance it made with respect to the Del Amo Fashion Center Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the Del Amo Fashion Center Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the Del Amo Fashion Center Whole Loan. In the event that collections received after the final liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	The Del Amo Fashion Center Servicer is generally responsible for servicing and administration of the Del Amo Fashion Center Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the Del Amo Fashion Center Mortgage Loan, and the Del Amo Fashion Center Special Servicer is generally responsible for servicing and administration of the Del Amo Fashion Center Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the Del Amo Fashion Center Special Servicer (subject to the rights of the Del Amo Fashion Center Directing Certificateholder) will generally be required for all major decisions with respect to the Del Amo Fashion Center Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the DAFC 2017-AMO TSA vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The Del Amo Fashion Center Trustee is the mortgagee of record with respect to the Del Amo Fashion Center Whole Loan.

●	The custodian under the DAFC 2017-AMO TSA is generally responsible for holding the loan documents with respect to the Del Amo Fashion Center Whole Loan (other than the original promissory note for the Del Amo Fashion Center Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the Del Amo Fashion Center Whole Loan, related loan documents will be released to the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer.

●	The Del Amo Fashion Center Servicer (if the Del Amo Fashion Center Whole Loan is not subject to special servicing) or the Del Amo Fashion Center Special Servicer (if the Del Amo Fashion Center Whole Loan is subject to servicing) (subject to, if and when applicable, the consent/consultation rights of the Del Amo Fashion Center Directing Certificateholder and the Del Amo Fashion Center Operating Advisor), are able agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the DAFC 2017-AMO TSA to fail to qualify as a REMIC under the Code or (B) result in the imposition of a tax upon any such REMIC. However, neither the Del Amo Fashion Center Servicer nor the Del Amo Fashion Center Special Servicer may extend the maturity date of the Del Amo Fashion Center Whole Loan beyond the date that is the earlier of (a) 5 years prior to the latest rated final distribution date and (b) 20 years, or, to the extent consistent with accepted servicing practices, giving due consideration to the remaining term of the ground lease, 10 years, prior to the current term of the ground lease plus any options to extend the ground lease exercisable unilaterally by the related borrower.

●	Each of the Del Amo Fashion Center Servicer and the Del Amo Fashion Center Special Servicer are liable in accordance with the DAFC 2017-AMO TSA only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the Del Amo Fashion Center Servicer and the Del Amo Fashion Center Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the DAFC 2017-AMO TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the DAFC 2017-AMO TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the DAFC 2017-AMO TSA.

The DAFC 2017-AMO TSA provides that each of the Del Amo Fashion Center Servicer and the Del Amo Fashion Center Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Del Amo Fashion Center Whole Loan and the related Mortgaged Property.

Prospective investors are encouraged to review the full provisions of the DAFC 2017-AMO TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Del Amo Fashion Center Whole Loan” in this prospectus.

Servicing of the 85 Broad Street Mortgage Loan

The 85 Broad Street Mortgage Loan will be serviced pursuant to the CSAIL 2017-C8 PSA. The servicing terms of the CSAIL 2017-C8 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements may differ in certain respects, including the items set forth above under “—General”.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—85 Broad Street Whole Loan”.

Prospective investors are encouraged to review the full provisions of the CSAIL 2017-C8 PSA, which is available by requesting a copy from the underwriters.

Servicing of the 245 Park Avenue Mortgage Loan

The 245 Park Avenue Whole Loan, which includes the 245 Park Avenue Mortgage Loan and any related REO Property, is serviced and administered under the 245 Park Avenue Trust 2017-245P TSA. Accordingly, the 245 Park Avenue Servicer (or, if it fails to do so, the trustee under the 245 Park Avenue Trust 2017-245P TSA) will generally make property protection advances, unless it is determined in accordance with the 245 Park Avenue Trust 2017-245P TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Servicer will generally also remit collections on the 245 Park Avenue Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 245 Park Avenue Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 245 Park Avenue Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the 245 Park Avenue Mortgage Loan, subject to any non-recoverability determination.

The servicing terms of the 245 Park Avenue Trust 2017-245P TSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the 245 Park Avenue Servicer, the 245 Park Avenue Special Servicer or the trustee or the certificate administrator under the 245 Park Avenue Trust 2017-245P TSA or (b) make Servicing Advances with respect to the 245 Park Avenue Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 245 Park Avenue Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer.

●	The 245 Park Avenue Servicer will earn a primary servicing fee with respect to the 245 Park Avenue Mortgage Loan at a rate equal to 0.00125% per annum.

●	Pursuant to the 245 Park Avenue Trust 2017-245P TSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 245 Park Avenue Mortgage Loan are expected to be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the 245 Park Avenue Trust 2017-245P TSA each have a fixed fee rate of 0.50% and the liquidation fee is not subject to a $25,000 minimum fee.

●	The 245 Park Avenue Trust 2017-245P TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to 245 Park Avenue Trust 2017-245P TSA.

●	The 245 Park Avenue Trust 2017-245P TSA does not require the 245 Park Avenue Servicer to make the equivalent of compensating interest payments in respect of the 245 Park Avenue Whole Loan.

●	The 245 Park Avenue Trust 2017-245P TSA and the PSA vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the 245 Park Avenue Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the 245 Park Avenue Servicer determines that a property protection advance it made with respect to the 245 Park Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the 245 Park Avenue Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 245

Park Avenue Whole Loan. In the event that collections received after the final liquidation of the 245 Park Avenue Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the 245 Park Avenue Servicer determines that the monthly debt service advances on the 245 Park Avenue Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the 245 Park Avenue Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the 245 Park Avenue Mortgage Loan or the 245 Park Avenue Pari Passu Companion Loans: first such advances on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the 245 Park Avenue Subordinate Companion Loans will be reimbursed.

●	The 245 Park Avenue Servicer is generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the 245 Park Avenue Mortgage Loan, and the 245 Park Avenue Special Servicer is generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the 245 Park Avenue Special Servicer (subject to the rights of the 245 Park Avenue Directing Certificateholder) will generally be required for all major decisions with respect to the 245 Park Avenue Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the 245 Park Avenue Trust 2017-245P TSA vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The 245 Park Avenue Trustee is the mortgagee of record with respect to the 245 Park Avenue Whole Loan.

●	The custodian under the 245 Park Avenue Trust 2017-245P TSA is generally responsible for holding the loan documents with respect to the 245 Park Avenue Whole Loan (other than the original promissory note for the 245 Park Avenue Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the 245 Park Avenue Whole Loan, related loan documents will be released to the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer.

●	The 245 Park Avenue Servicer (if the 245 Park Avenue Whole Loan is not subject to special servicing) or the 245 Park Avenue Special Servicer (if the 245 Park Avenue Whole Loan is subject to servicing) (subject to, if and when applicable, the consent/consultation rights of the 245 Park Avenue Directing Certificateholder and the 245 Park Avenue Operating Advisor), are able agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the 245 Park Avenue Trust 2017-245P TSA to fail to qualify as a REMIC under the Code or (B) result in the imposition of a tax upon any such REMIC. However, neither the 245 Park Avenue Servicer nor the 245 Park Avenue Special Servicer may extend the maturity date of the 245 Park Avenue Whole Loan beyond the date that is the earlier of (a) 5 years prior to the latest rated final distribution date and (b) 20 years, or, to the extent consistent with accepted servicing practices, giving due consideration to the remaining term of the ground lease, 10 years, prior to the current term of the ground lease plus any options to extend the ground lease exercisable unilaterally by the related borrower.

●	Each of the 245 Park Avenue Servicer and the 245 Park Avenue Special Servicer are liable in accordance with the 245 Park Avenue Trust 2017-245P TSA only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the 245 Park Avenue Servicer and the 245 Park Avenue Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the 245 Park Avenue Trust 2017-245P TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the 245 Park Avenue Trust 2017-245P TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 245 Park Avenue Trust 2017-245P TSA.

The 245 Park Avenue Trust 2017-245P TSA provides that each of the 245 Park Avenue Servicer and the 245 Park Avenue Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, reclosures, judgments or liabilities relating to the 245 Park Avenue Trust 2017-245P TSA, the 245 Park Avenue Whole Loan, the 245 Park Avenue Intercreditor Agreement, the related Mortgaged Property or certificates issued under the 245 Park Avenue Trust 2017-245P TSA (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence by it in the performance of its duties or by reason of negligent disregard of its obligations and duties under the 245 Park Avenue Trust 2017-245P TSA). The 245 Park Avenue Intercreditor Agreement requires that the PSA provide that any master servicer, special servicer, certificate administrator, trustee, operating advisor or depositor under the 245 Park Avenue Trust 2017-245P TSA and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the 245 Park Avenue Whole Loan or the related Mortgaged Property (or with respect to such operating advisor, incurred in connection with the provision of services for the 245 Park Avenue Whole Loan).

Prospective investors are encouraged to review the full provisions of the 245 Park Avenue Trust 2017-245P TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 245 Park Avenue Whole Loan” in this prospectus.

Servicing of the Concorde Portfolio Mortgage Loan

The Concorde Portfolio Mortgage Loan will be serviced pursuant to the UBS 2017-C1 PSA. The servicing terms of the UBS 2017-C1 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements may differ in certain respects, including the items set forth above under “—General” and the following:

●	The Concorde Portfolio master servicer earns a servicing fee with respect to the Concorde Portfolio Mortgage Loan that is to be calculated at 0.0325% per annum.

●	Upon the Concorde Portfolio Whole Loan becoming a specially serviced loan under the UBS 2017-C1 PSA, the Concorde Portfolio special servicer will earn a special servicing fee payable monthly with respect to the Concorde Portfolio Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Concorde Portfolio Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Concorde Portfolio special servicer will be entitled to a workout fee equal to the greater of (i) 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Concorde Portfolio Whole Loan and (ii) $25,000.

●	The Concorde Portfolio Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Concorde Portfolio Whole Loan or the related Mortgaged Property (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000).

Prospective investors are encouraged to review the full provisions of the UBS 2017-C1 PSA, which is available by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iv) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Kroll Bond Rating Agency, Inc. (“KBRA”), Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings (“S&P”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class Z and Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate

Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above., less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0%. The voluntary exchange of certificates (other than the Class Z and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor

Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)  to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; or

(k)  to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the FDIC, (iii) an institution whose long-term senior unsecured debt is rated at least “BBB+” by S&P, “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “A-2” by S&P and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not a Prohibited Party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Florida

Loans involving real property in Florida are secured by mortgages which must be recorded in the county in which the property is located. There is no power of sale in Florida. A mortgage must be foreclosed in a judicial proceeding. The mortgagee must file an action for foreclosure and must obtain a final judgment of foreclosure against the borrower. After the lender secures a final judgment of foreclosure against the borrower, such judgment will provide that the property be sold at a public auction at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla

Statute 45.031 describes the judicial sales procedure in Florida. It requires that the foreclosure sale be held no earlier than 21 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located and stating when/where the sale is to be held. The lender has a “judgment credit” in the amount of the foreclosure judgment, which the lender may bid at the sale. Everyone else must bid cash. The clerk of the court issues the certificate of sale to the highest bidder on the day of the sale. There generally is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale, with the exception of certain federal agencies such as the Small Business Administration. If no objections to the sale are filed within ten days after filing the certificate of sale, the clerk issues the certificate of title to the property. Deficiency judgments are permitted under Florida law to the extent not prohibited by the applicable loan documents. Deficiency judgments can be obtained either as part of the same foreclosure action or as a separate proceeding. If the lender is the purchaser of the property, the deficiency is generally the difference between the value of the property as of the date of the foreclosure sale and the amount of the foreclosure judgment. Florida law permits the lender to enforce an assignment of rents in the loan documents in the foreclosure action and a lender may have a receiver appointed during the pendency of the foreclosure action. The appointment of a receiver is an equitable remedy and is granted or denied in the discretion of the court.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by

Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

UBS AG, New York Branch and its affiliates are playing several roles in this transaction. UBS Commercial Mortgage Securitization Corp. is the depositor and a wholly-owned subsidiary of UBS Americas, Inc., a subsidiary of UBS AG, New York Branch. UBS AG New York Branch and the other mortgage loan sellers originated, co-originated or acquired the Mortgage Loans and will be selling them to the depositor. UBS AG, New York Branch is also an affiliate of UBS Securities LLC, one of the underwriters.

In addition, UBS AG, New York Branch currently holds one or more of the Park West Village Pari Passu Companion Loans and the Park West Village mezzanine loans. However, UBS AG, New York Branch intends (but is under no obligation) to sell the Park West Village Pari Passu Companion Loans in connection with a future securitization.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, is the trustee, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization. In addition, Wells Fargo Bank is also the servicer, the certificate administrator and the custodian under the BXP Trust 2017-GM TSA, which governs the servicing and administration of the General Motors Building Whole Loan, (2) the certificate administrator and the custodian under the DAFC 2017-AMO TSA, which governs the servicing and administration of the Del Amo Fashion Center Whole Loan, (3) the servicer, the certificate administrator and the custodian under the 245 Park Avenue Trust 2017-245P TSA, which governs the servicing and administration of the 245 Park Avenue Whole Loan, (4) the trustee, the certificate administrator and the custodian under the DBJPM 2017-C6 PSA, which governs the servicing and administration of the Starwood Capital Group Hotel Portfolio Whole Loan, (5) the master servicer, the certificate administrator and the custodian under the CSAIL 2017-C8 PSA, which governs the servicing and administration of the 85 Broad Street Whole Loan, and (6) the master servicer, the certificate administrator and the custodian under the UBS 2017-C1 PSA, which governs the servicing and administration of the Save Mart Portfolio whole loan and the Concorde Portfolio Whole Loan.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Rialto Mortgage Loans and the CIBC Mortgage Loans.

Pursuant to certain interim servicing agreements between Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Rialto Mortgage, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Rialto Mortgage and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans.

GACC and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of GACC, a mortgage loan seller, sponsor, and DBNY, an originator. In addition, HNA Group, the borrower sponsor of the 245 Park Avenue Whole Loan, owns approximately 9.92% of Deutsche Bank AG, the indirect parent of GACC.

DBNY currently holds certain of the General Motors Building Pari Passu Companion Loans, the 245 Park Avenue Pari Passu Companion Loans, the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and the AHIP Northeast Portfolio III Pari Passu Companion Loan. However, DBNY intends (but is under no obligation) to sell such Companion Loans in connection with one or more future securitizations.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, one (1) of the GACC Mortgage Loans (1.5%) to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between Société Générale, a sponsor, an originator, a mortgage loan seller, the holder of the TZA Multifamily Portfolio I Pari Passu Companion Loan, the holder of a portion of the 245 Park Avenue Companion Loans and of the Del Amo Fashion Fair Companion Loans and the largest tenant at the 245 Park Avenue Mortgaged Property, and certain affiliates of Société Générale, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Société Générale and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the trust fund, some or all of the Société Générale Mortgage Loans.

Natixis Securities Americas LLC, one of the underwriters, is an affiliate of the Natixis Real Estate Capital LLC, a sponsor, an originator, a mortgage loan seller, the initial directing holder and the risk retention consultation party with respect to the 85 Broad Street Whole Loan under the CSAIL 2017-C8 securitization trust, and the holder of certain of the 85 Broad Street Companion Loans, the 245 Park Avenue Companion Loans and the IC Leased Fee Hotel Portfolio Companion Loans, including the IC Leased Fee Hotel Portfolio Future Funding Note. However, Natixis Real Estate Capital LLC or an affiliate intends to sell such Companion Loans in connection with one or more future securitizations or otherwise transfer them at anytime.

CIBC, a mortgage loan seller, a sponsor and an originator, is an affiliate of CIBC World Markets Corp., one of the underwriters.

CIBC is a party to a custodial agreement with Wells Fargo Bank, pursuant to which Wells Fargo Bank acts as an interim custodian with respect to the mortgage loan files for all of the CIBC mortgage loans.

Midland is also the master servicer and the special servicer under the DBJPM 2017-C6 PSA with respect to the Starwood Capital Group Hotel Portfolio Whole Loan.

Midland is also the special servicer under the CSAIL 2017-C8 PSA with respect to the 85 Broad Street Whole Loan.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch, GACC, NREC and certain of their affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans, GACC Mortgage Loans and NREC Mortgage Loans, as applicable, prior to their inclusion in the issuing entity.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also (i) the operating advisor under the DAFC 2017-AMO TSA, which governs the servicing of the Del Amo Fashion Center Whole Loan and (ii) the operating advisor and asset representations reviewer under the CSAIL 2017-C8 PSA, which governs the servicing of the 85 Broad Street Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the

Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt). In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 629,077,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$ 175,063,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 629,077,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$ 175,063,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to a Serviced AB Whole Loan, principal payments will be allocated to the related Mortgage Loan) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan, if any, in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in September 2017; and

●	the Offered Certificates are settled with investors on August 17, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	87%	87%	87%	87%	87%
August 2019	70%	70%	70%	70%	70%
August 2020	47%	47%	47%	47%	47%
August 2021	21%	21%	21%	21%	21%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.76	2.75	2.75	2.74	2.74

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.95	4.94	4.92	4.89	4.68

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	77%	77%	77%	77%	77%
August 2024	54%	54%	54%	54%	54%
August 2025	28%	28%	28%	28%	28%
August 2026	2%	2%	2%	2%	2%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.14	7.14	7.14	7.14	7.14

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	99%	97%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.75	9.7	9.63	9.55	9.31

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.86	9.85	9.83	9.59

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.91	9.91	9.91	9.66

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.94	9.91	9.91	9.69

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below(1):

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.99	9.99	9.99	9.95	9.74

(1)	The information in this table with respect to the Class C Certificates is subject to change upon finalization of the Class C and Class D-RR Certificate Balances.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced AB Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class Z certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . .. . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-two (22) Mortgaged Properties representing 18.1% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986

Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S.

Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class Z certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5% (the sum of any column of the below table may not equal the indicated total due to rounding).

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
UBS Securities LLC	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
Natixis Securities Americas LLC	$	$	$	$
CIBC World Markets Corp.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
UBS Securities LLC	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
Natixis Securities Americas LLC	$	$	$	$
CIBC World Markets Corp.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Total	$	$	$	$
Underwriter	Class B	Class C
UBS Securities LLC	$	$
Deutsche Bank Securities Inc.	$	$
SG Americas Securities, LLC	$	$
Natixis Securities Americas LLC	$	$
CIBC World Markets Corp.	$	$
Academy Securities, Inc.	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2017, before deducting expenses payable by the depositor (estimated at $[__], excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller, an affiliate of the depositor and the holder of certain of the Park West Village Pari Passu Companion Loans and the Park West Village mezzanine loans. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of GACC, which is a sponsor, a mortgage loan seller and an affiliate of DBNY, an originator and the current holder of certain of the General Motors Building Pari Passu Companion Loans, the 245 Park Avenue Pari Passu Companion Loans, the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and the AHIP Northeast Portfolio III Pari

Passu Companion Loan. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor, an originator, a mortgage loan seller, the initial directing holder and the risk retention consultation party with respect to the 85 Broad Street Whole Loan under the CSAIL 2017-C8 securitization trust and the holder of certain of the 85 Broad Street Companion Loans, the 245 Park Avenue Pari Passu Companion Loans and the IC Leased Fee Hotel Portfolio Companion Loans, including the IC Leased Fee Hotel Portfolio Future Funding Note. CIBC World Markets Corp., one of the underwriters, is an affiliate of CIBC, which is a sponsor, an originator and a mortgage loan seller. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, which is a sponsor, an originator, a mortgage loan seller, the largest tenant at the 245 Park Avenue Mortgaged Property and the holder of certain of the TZA Multifamily Portfolio I Companion Loan, Del Amo Fashion Center Companion Loans and the 245 Park Avenue Pari Passu Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Deutsche Bank Securities Inc., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a joint bookrunner and co-manager for this offering, and affiliates of CIBC World Markets Corp., which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of UBS Securities LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG, New York Branch;

(2)	the payment by the depositor to CIBC, an affiliate of CIBC World Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CIBC;

(3)	the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC; and

(4)	the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Société Générale.

(5)	the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by GACC.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of UBS Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC and CIBC World Markets Corp. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Offered Certificates which are the subject of the offering contemplated by this prospectus (and any supplement hereto) to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Offered Certificates will require the depositor, the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1285 Avenue of the Americas, New York, New York 10019, Attention: President, or by telephone at (212) 713-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207340) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of UBS Securities LLC, Prohibited Transaction Exemption (“PTE”) 91-22, 56 Fed. Reg. 15933 (April 18, 1991) and to Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E (December 9, 1996), each as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by UBS Securities LLC or Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1) none of the depositor, any of the underwriters, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer, the special servicer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates or receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of the Offered Certificates.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before

December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the four (4) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2050. See “Yield and Maturity

Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or Excess Interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (ii) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the four (4) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other three NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

INDEX OF DEFINED TERMS

1
17g-5 Information Provider	433
1986 Act	618
1996 Act	597
2
2015 Budget Act	627
245 Park Avenue Certificate Administrator	306
245 Park Avenue Companion Loans	305
245 Park Avenue Controlling Noteholder	308
245 Park Avenue Depositor	306
245 Park Avenue Intercreditor Agreement	306
245 Park Avenue Lead Securitization Companion Loans	305
245 Park Avenue Mortgage Loan	305
245 Park Avenue Noteholders	306
245 Park Avenue Operating Advisor	306
245 Park Avenue Pari Passu Companion Loans	305
245 Park Avenue Servicer	306
245 Park Avenue Special Servicer	306
245 Park Avenue Subordinate Companion Loans	305
245 Park Avenue Trust 2017-245P TSA	240
245 Park Avenue Trustee	306
245 Park Avenue TSA	306
245 Park Avenue Whole Loan	305
3
30/360 Basis	473
4
401(c) Regulations	640
8
85 Broad Street Companion Loans	293
85 Broad Street Control Appraisal Period	301
85 Broad Street Controlling Class	300
85 Broad Street Controlling Class Certificateholder	300
85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans	293
85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan	293
85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder	294
85 Broad Street Directing Certificateholder	299
85 Broad Street Directing Holder	299
85 Broad Street Major Decisions	299
85 Broad Street Mortgage Loan	292
85 Broad Street Mortgaged Property	292
85 Broad Street Non-Trust Junior Subordinate Companion Loan	293
85 Broad Street Non-Trust Junior Subordinate Companion Loan Control Termination Event	300
85 Broad Street Non-Trust Junior Subordinate Companion Loan Threshold Event Collateral	301
85 Broad Street Non-Trust Pari Passu Companion Loan	293
85 Broad Street Non-Trust Senior Subordinate Companion Loan	293
85 Broad Street Non-Trust Senior Subordinate Companion Loan Control Termination Event	300
85 Broad Street Non-Trust Senior Subordinate Companion Loan Threshold Event Collateral	302
85 Broad Street Non-Trust Subordinate Companion Loan Holders	294
85 Broad Street Non-Trust Subordinate Companion Loans	293
85 Broad Street Pari Passu Companion Loans	292
85 Broad Street Senior Loans	292
85 Broad Street Sequential Pay Event	297
85 Broad Street Subordinate Companion Loans	293
85 Broad Street Whole Loan	293

A
A Notes	285
AB Modified Loan	486
Accelerated Mezzanine Loan Lender	426
Acceptable Insurance Default	490
Acting General Counsel’s Letter	153
Actual/360 Basis	218
Actual/360 Loans	460
ADA	600
Additional Exclusions	490
Adjusted Release Amount 225,	226
Administrative Cost Rate	408
ADR	158
Advances	455
Affirmative Asset Review Vote	536
Agency	216
ALTA	334
Annual Debt Service	159
Anticipated Repayment Date	218
Apple Cube Space	195
Apple Cube Space Renovation	195
Appraisal Reduction Amount	482
Appraisal Reduction Event	481
Appraised Value	159
Appraised-Out Class	488
ARD Loan	218
ASR Consultation Process	506
Assessment of Compliance	576
Asset Representations Reviewer Asset Review Fee	480
Asset Representations Reviewer Fee	480
Asset Representations Reviewer Fee Rate	480
Asset Representations Reviewer Termination Event	542
Asset Representations Reviewer Upfront Fee	480
Asset Review	538
Asset Review Notice	537
Asset Review Quorum	537
Asset Review Report	540
Asset Review Report Summary	540
Asset Review Standard	539
Asset Review Trigger	535
Asset Review Vote Election	536
Asset Status Report	502
Assumed Certificate Coupon	388
Assumed Final Distribution Date	417
Assumed Scheduled Payment	410
AST	194
ASTM	190
Attestation Report	576
Available Funds	401
B
B Notes	285
Balloon Balance	160
Balloon or ARD LTV Ratio	163
Balloon or ARD Payment	164
Bankruptcy Code	590
Base Interest Fraction	416
Beds	171
BER	191
Borrower Party	426
Borrower Party Affiliate	426
BPLP Guaranty	205
Breach Notice	445
BRRD	135
BSSF	362
BXP Trust 2017-GM Securitization	277
BXP Trust 2017-GM TSA	240
C
C Notes	286
C(WUMP)O	21
Cash Flow Analysis	160
CERCLA	597
Certificate Administrator/Trustee Fee	479
Certificate Administrator/Trustee Fee Rate	479
Certificate Balance	399
Certificate Owners	436
Certificateholder	427
Certificateholder Quorum	545
Certificateholder Repurchase Request	557
Certifying Certificateholder	438
CIBC	362
CIBC Data File	370
CIBC Deal Team	369
CIBX	362
Circuit Court	372
Class A Certificates	398
Class A-SB Planned Principal Balance	410
Class X Certificates	398
Clearstream	435
Clearstream Participants	437
Closing Date	158, 322
CMBS	64, 337

CMBS B-Piece Securities	384
CMMBS	377
Code	616
Collateral Deficiency Amount	486
Collection Account	459
Collection Period	402
Communication Request	439
Companion A Notes	285
Companion B Notes	285
Companion Distribution Account	459
Companion Holder	240
Companion Holders	240
Companion Loan Rating Agency	240
Companion Loans	156
Compensating Interest Payment	418
Constant Prepayment Rate	608
Constraining Level	388
Consultation Termination Event	522
Control Appraisal Period	240
Control Eligible Certificates	514
Control Note	240
Control Termination Event	521
Controlling Class	514
Controlling Class Certificateholder	514
Controlling Companion Loan	240
Controlling Holder	240
Corrected Loan	502
Council	134
CPP	609
CPR	608
CPY	608
Credit Risk Retention Rules	382
CREFC®	423
CREFC® Intellectual Property Royalty License Fee	481
CREFC® Intellectual Property Royalty License Fee Rate	481
CREFC® Reports	423
Cross-Over Date	406
CRR Amendment Regulation	134
CSAIL 2017-C8 Certificate Administrator	293
CSAIL 2017-C8 Depositor	293
CSAIL 2017-C8 Master Servicer	293
CSAIL 2017-C8 PSA	241, 293
CSAIL 2017-C8 Special Servicer	293
CSAIL 2017-C8 Trustee	293
Cumulative Appraisal Reduction Amount	486, 487
Cure/Contest Period	539
Cut-off Date	156
Cut-off Date Balance	161
Cut-off Date Loan-to-Value Ratio	162
Cut-off Date LTV Ratio	162
D
D Notes	286
DAFC 2017-AMO TSA	241, 286
DBJPM 2017-C6 PSA	241
DBNY	337
Debt Service Coverage Ratio	162
Declaration	208
DEF(#)	165
DEF/@(#)	165
DEF/YM(#)	165
DEF/YM@(#)	166
Defaulted Loan	509
Defeasance Deposit	222
Defeasance Loans	222
Defeasance Lock-Out Period	222
Defeasance Option	222
Definitive Certificate	435
Del Amo Fashion Center Companion Loans	286
Del Amo Fashion Center Directing Certificateholder	290
Del Amo Fashion Center Intercreditor Agreement	286
Del Amo Fashion Center Mortgage Loan	285
Del Amo Fashion Center Noteholders	286
Del Amo Fashion Center Pari Passu Companion Loans	286
Del Amo Fashion Center Servicer	287
Del Amo Fashion Center Special Servicer	287
Del Amo Fashion Center Subordinate Companion Loans	286
Del Amo Fashion Center Trustee	288
Del Amo Fashion Center Whole Loan	286
Delinquent Loan	536
Depositories	435
Determination Date	400
Deutsche Bank	337
Diligence File	442
Directing Certificateholder	513
Directing Certificateholder Approval Process	505
Disclosable Special Servicer Fees	478
Discount Rate	416
Discount Yield	387
Dispute Resolution Consultation	560
Dispute Resolution Cut-off Date	559

Distribution Accounts	460
Distribution Date	400
Distribution Date Statement	423
District Court	376
DMARC	338
Dodd-Frank Act	135
DOJ	337
DOL	637
DSCR	162
DTC	435
DTC Participants	435
DTC Rules	437
Due Date	217, 402
E
E Notes	286
EDGAR	635
Effective Gross Income	160
EIL	191, 193
Eligible Asset Representations Reviewer	540
Eligible Operating Advisor	530
Enforcing Party	557
Enforcing Servicer	557
ESA	190, 343, 368
Escrow/Reserve Mitigating Circumstances	345, 366
Estate	236
EU Risk Retention and Due Diligence Requirements	134
Euroclear	435
Euroclear Operator	437
Euroclear Participants	437
European Commission	134
Exception Schedules	395
Excess Interest	218
Excess Interest Distribution Account	460
Excess Modification Fee Amount	474
Excess Modification Fees	472
Excess Prepayment Interest Shortfall	419
Exchange Act	322, 346, 373
Excluded Controlling Class Holder	425
Excluded Controlling Class Loan	426
Excluded Information	426
Excluded Loan	426
Excluded Plan	639
Excluded Special Servicer	545
Excluded Special Servicer Loan	545
Exemption	637
Exemption Rating Agency	637
F
FATCA	628
FDIA	152
FDIC	153
Federal Court Complaint	376
FIEL	22
Fillmore Master Tenant	239
Final Asset Status Report	505
Final Dispute Resolution Election Notice	560
Financial Promotion Order	19
FIRREA	154, 198
Fitch	574
FPO Persons	19
FSMA	20, 634
G
GACC	337
GACC Data Tape	339
GACC Deal Team	339
GACC Mortgage Loans	339
Gain-on-Sale Entitlement Amount	402
Gain-on-Sale Remittance Amount	402
Gain-on-Sale Reserve Account	460
Garn Act	599
General Motors Building Companion Loans	277
General Motors Building Directing Certificateholder	283
General Motors Building Intercreditor Agreement	278
General Motors Building Mortgage Loan	277
General Motors Building Non- Standalone Pari Passu Companion Loans	277
General Motors Building Noteholders	278
General Motors Building Pari Passu Companion Loans	277
General Motors Building Servicer	278
General Motors Building Special Servicer	278
General Motors Building Standalone Companion Loans	277
General Motors Building Standalone Pari Passu Companion Loans	277
General Motors Building Subordinate Companion Loans	277

General Motors Building Triggering Event of Default	278
General Motors Building Trustee	278
General Motors Building Whole Loan	277
GLA	163
GM	201
Government Securities	219
Grantor Trust	400, 616
H
High Net Worth Companies, Unincorporated Associations, Etc.	19
Holiday Inn Express & Suites Saint Augustine Control Appraisal Period	271
Holiday Inn Express & Suites Saint Augustine Directing Holder	270
Holiday Inn Express & Suites Saint Augustine Intercreditor Agreement	266
Holiday Inn Express & Suites Saint Augustine Major Decisions	270
Holiday Inn Express & Suites Saint Augustine Mortgage Loan	266
Holiday Inn Express & Suites Saint Augustine Mortgaged Property	266
Holiday Inn Express & Suites Saint Augustine Noteholders	266
Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan	266
Holiday Inn Express & Suites Saint Augustine Subordinate Companion Loan Noteholder	268
Holiday Inn Express & Suites Saint Augustine Threshold Event Collateral	271
Holiday Inn Express & Suites Saint Augustine Whole Loan	266
HTCs	215
I
IC Leased Fee Hotel Portfolio Future Funding Note	254
IC Leased Fee Hotel Portfolio Future Funding Noteholder	254
IC Leased Fee Hotel Portfolio Loan Agreement	254
IC Leased Fee Hotel Portfolio unfunded companion loan	51, 110
IDA Lease	216
Indirect Participants	436
Initial Delivery Date	502
Initial Pool Balance	156
Initial Rate	218
Initial Requesting Certificateholder	557
In-Place Cash Management	163
Insurance and Condemnation Proceeds	459
Intercreditor Agreement	240
Interest Accrual Amount	408
Interest Accrual Period	409
Interest Distribution Amount	408
Interest Reserve Account	460
Interest Shortfall	408
Interested Person	511
Interest-Only Certificates	383
Interest-Only Expected Price	391
Interpolated Yield	386, 390
Investor Certification	426
IRS	236
K
KBRA	574
KKR	384
KKR Opportunity Partners	384
Known Contamination	192
L
LIHTC	183
Liquidation Fee	475
Liquidation Fee Rate	475
Liquidation Proceeds	459
LO(#)	165
Loan Per Unit	163
Loan-Specific Directing Certificateholder	514
Lock-out Period	219
Loss of Value Payment	447
Lower-Tier Regular Interests	616
Lower-Tier REMIC	400, 616
LTV Ratio	161
LTV Ratio at Maturity or Anticipated Repayment Date	163
LTV Ratio at Maturity or ARD	163
M
MAI	448
Major Decision	515

Major Decision Reporting Package	518
MAS	21
Master Servicer Major Decision	518
Master Servicer Proposed Course of Action Notice	558
Master Tenant	215
Master Tenant Loan	239
Material Defect	445
Maturity Date Balloon or ARD Payment	164
MDEQ	193
Midland	377
MLPA	440
Modification Fees	472
Moody’s	574
Mortgage	158
Mortgage File	440
Mortgage Loans	156
Mortgage Note	158
Mortgage Pool	156
Mortgage Rate	408
Mortgaged Property	158
N
Natixis	346
Net Mortgage Rate	407
Net Operating Income	164
NI 33-105	23
NOI Date	164
Non-Control Note	241
Non-Controlling Holder	241
Nonrecoverable Advance	456
Non-Serviced AB Whole Loan	241
Non-Serviced Certificate Administrator	241
Non-Serviced Companion Loan	241
Non-Serviced Directing Certificateholder	241
Non-Serviced Master Servicer	242
Non-Serviced Mortgage Loan	242
Non-Serviced Pari Passu Mortgage Loan	242
Non-Serviced Pari Passu Whole Loan	242
Non-Serviced PSA	242
Non-Serviced Special Servicer	242
Non-Serviced Subordinate Companion Loan	243
Non-Serviced Trustee	243
Non-Serviced Whole Loan	243
Non-U.S. Person	628
Note Holder Purchase Option Notice	303
Notional Amount	400
NRA	164
NREC	110, 346
NREC Data Tape	348
NREC Deal Team	348
NREC Mortgage Loans	347
NRSRO	425
NRSRO Certification	427
NYSDEC	192
O
O(#)	165
Occupancy As Of Date	165
Occupancy Rate	164
Offered Certificates	398
OID Regulations	619
OLA	153
Operating Advisor Annual Report	528
Operating Advisor Consultation Event	394, 523
Operating Advisor Consulting Fee	479
Operating Advisor Expenses	480
Operating Advisor Fee	479
Operating Advisor Fee Rate	479
Operating Advisor Standard	527
Operating Advisor Termination Event	532
P
P&I Advance	454
P&I Advance Date	454
PACE	235
Pads	171
PAR	343
Par Purchase Price	509
Pari Passu Companion Loans	156
Pari Passu Mortgage Loan	243
Park Bridge Financial	380
Park Bridge Lender Services	380
Park West Village Control Appraisal Period	263
Park West Village Controlling Subordinate Companion Noteholder	256
Park West Village Intercreditor Agreement	255
Park West Village Major Decision	260
Park West Village Mortgage Loan	255

Park West Village Mortgaged Properties	255
Park West Village Noteholders	255
Park West Village Pari Passu Companion Loans	255
Park West Village Pari Passu Companion Noteholders	255
Park West Village Senior Loan	255
Park West Village Sequential Pay Event	256
Park West Village Subordinate Companion Loan	255
Park West Village Subordinate Companion Noteholders	255
Park West Village Threshold Event Collateral	264
Park West Village Whole Loan	255
Park West Village Whole Loan Directing Holder	263
Participants	435
Parties in Interest	636
Pass-Through Rate	406
Patriot Act	601
PCIS Persons	19
Percentage Interest	400
Periodic Payments	401
Permitted Investments	401, 461
Permitted Special Servicer/Affiliate Fees	478
Piccinini Trust	236
PILOT	216
PIPs	195
Plan Fiduciary	639
Plans	636
PRC	20
Preliminary Dispute Resolution Election Notice	559
Prepayment Assumption	621
Prepayment Interest Excess	418
Prepayment Interest Shortfall	418
Prepayment Premium	416
Prepayment Provisions	165
Prime Rate	459
Principal Balance Certificates	398
Principal Distribution Amount	409
Principal Shortfall	410
Privileged Information	531
Privileged Information Exception	531
Privileged Person	425
Professional Investors	21
PROFESSIONAL INVESTORS	21
Prohibited Prepayment	419
PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER	19
Proposed Course of Action	558
Proposed Course of Action Notice	558
Prospectus Directive	18
PSA	398
PSA Party Repurchase Request	557
PTCE	640
PTE	637
Purchase Price	447
Q
Qualification Criteria	336
QUALIFIED INVESTOR	18
Qualified Replacement Special Servicer	546
Qualified Substitute Mortgage Loan	448
Qualifying CRE Loan Percentage	382
R
RAC No-Response Scenario	573
Rated Final Distribution Date	418
Rating Agencies	574
Rating Agency Confirmation	574
REA	74
Realized Loss	421
REC	190
Record Date	400
Registration Statement	635
Regular Certificates	398
Regular Interestholder	619
Regular Interests	616
Regulation AB	576
Reimbursement Rate	459
Related Proceeds	457
Release Date	222
Release Outparcel	227
Release Price	227
Relevant Member State	18
Relevant Persons	19
Relief Act	600
Remaining Term to Maturity or ARD	166
REMIC	616
REMIC Regulations	616
REO Account	461
REO Loan	412
REO Property	502
Repurchase Request	557

Requesting Certificateholder	560
Requesting Holders	488
Requesting Investor	439
Requesting Party	573
Required Credit Risk Retention Percentage	382
Requirements	601
Residual Certificates	398
Resolution Authority	135
Resolution Failure	557
Resolved	558
Restricted Group	637
Restricted Party	531
Retaining Sponsor	382
Review Materials	537
Revised Rate	218
RevPAR	166
Rialto Mortgage	355
Rialto Mortgage Data Tape	361
Rialto Mortgage Loans	355
Rialto Mortgage Review Team	360
Rialto Qualification Criteria	362
RMBS	337, 376
Rooms	171
Rosdev Release Amount	226
Rule 17g-5	427
RWQCB	191
S
S&P	574
Save Mart	236
Save Mart Portfolio Control Appraisal Period	319
Save Mart Portfolio Controlling
Subordinate Companion Noteholder	311
Save Mart Portfolio Intercreditor Agreement	311
Save Mart Portfolio Lead Pari Passu Companion Loan	310
Save Mart Portfolio Major Decision	316
Save Mart Portfolio Mortgage Loan	310
Save Mart Portfolio Mortgaged Properties	310
Save Mart Portfolio Non-Control Notes	310
Save Mart Portfolio Noteholders	310
Save Mart Portfolio Pari Passu Companion Loans	310
Save Mart Portfolio Pari Passu Companion Noteholders	311
Save Mart Portfolio Senior Loans	310
Save Mart Portfolio Sequential Pay Event	312
Save Mart Portfolio Subordinate Companion Loan	310
Save Mart Portfolio Subordinate Companion Noteholder	311
Save Mart Portfolio Threshold
Event Collateral	319
Save Mart Portfolio Whole Loan	310
Save Mart Portfolio Whole Loan Directing Holder	319
Scheduled Certificate Interest Payments	389
Scheduled Certificate Principal Payments	383
Scheduled Principal Distribution Amount	409
Schwab ROFO	207
SEC	322, 346
Securities Act	576
Securitization Accounts	398, 461
Securitization Regulations	134
Senior Certificates	398
Sequential Pay Event	267
Serviced AB Whole Loan	243
Serviced Companion Loan	243
Serviced Mortgage Loan	243
Serviced Pari Passu Companion Loan	243
Serviced Pari Passu Companion Loan Securities	550
Serviced Pari Passu Mortgage Loan	243
Serviced Pari Passu Whole Loan	243
Serviced Subordinate Companion Loan	244
Serviced Whole Loan	244
Servicer Termination Event	548
Servicing Advances	455
Servicing Fee	470
Servicing Fee Rate	470
Servicing Shift Mortgage Loan	244
Servicing Shift PSA	244
Servicing Shift Securitization Date	244
Servicing Shift Whole Loan	244
Servicing Standard	453
SF	166
SFA	21
SFO	21
Similar Law	636
SMMEA	641
Société Générale	329
Société Générale Data Tape	335

Société Générale Deal Team	334
Société Générale Mortgage Loans	330
Special Servicer Major Decision	518
Special Servicer Non-Major Decision	495
Special Servicing Fee	473
Special Servicing Fee Rate	473
Specially Serviced Loans	500
SPP	207
Sq. Ft.	166
Square Feet	166
Standiford	236
Startup Day	617
State Court Complaint	376
Stated Principal Balance	411
Structured Product	21
Structuring Assumptions	609
STS Securitization Regulation	134
Subject Loan	480
Subordinate Certificates	398
Subordinate Companion Loan	156, 244
Subsequent Asset Status Report	503
Sub-Servicing Agreement	453
Swap-Priced Expected Price	389
Swap-Priced Principal Balance Certificates	383
T
T-12	166
Target Price	388
Tax Abatement Program	214
tax matters persons	627
Term to Maturity	166
Terms and Conditions	438
Tests	538
Third Party Purchaser	382, 384
Title V	599
TMPs	627
Total Operating Expenses	160
Transaction Parties	639
TRIPRA	96
Trust	374
Trust A Note	285
Trust B Note	285
Trust REMICs	400, 616
TTM	166
U
U.S. Person	628
U/W DSCR	162
U/W Expenses	166
U/W NCF	166
U/W NCF Debt Yield	169
U/W NCF DSCR	162, 169
U/W NOI	170
U/W NOI Debt Yield	170
U/W NOI DSCR	170
U/W Revenues	171
UBS 2017-C1 Asset Representations Reviewer	311
UBS 2017-C1 Certificate Administrator	311
UBS 2017-C1 Depositor	311
UBS 2017-C1 Directing Holder	315
UBS 2017-C1 Master Servicer	311
UBS 2017-C1 Operating Advisor	311
UBS 2017-C1 PSA	244
UBS 2017-C1 Save Mart Portfolio
Special Servicer	311
UBS 2017-C1 Special Servicer	311
UBS 2017-C1 Trust	310
UBS 2017-C1 Trustee	311
UBS AG, New York Branch	322
UBS AG, New York Branch Data Tape	324
UBS AG, New York Branch Deal Team	324
UBS AG, New York Branch Mortgage Loans	323
UBS Qualification Criteria	326
UBSRES	323
UCC	585
Underwriter Entities	121
Underwriting Agreement	631
Underwritten Debt Service Coverage Ratio	162
Underwritten Expenses	166
Underwritten NCF	166
Underwritten NCF Debt Yield	169
Underwritten Net Cash Flow	166
Underwritten Net Cash Flow Debt Service Coverage Ratio	169
Underwritten Net Operating Income	170
Underwritten Net Operating Income Debt Service Coverage Ratio	170
Underwritten NOI	170
Underwritten NOI Debt Yield	170
Underwritten Revenues	171
Units	171
Unscheduled Principal Distribution Amount	410
Unsolicited Information	538

Upper-Tier REMIC	400, 616
USTs	191
V
Volcker Rule	135
Voting Rights	434
W
WAC Rate	407
Weighted Average Mortgage Rate	171
Weighted Averages	171
Whole Loan	156
Withheld Amounts	460
Workout Fee	474
Workout Fee Rate	474
Workout-Delayed Reimbursement Amount	459
Y
Yield Maintenance Charge	417
Yield-Priced Expected Price	392
Yield-Priced Principal Balance Certificates	383
YM(#)	165
YM@(#)	166

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

A-1-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Mortgage Loan Originator(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type	Specific Property Type	Number of Properties
1	Loan	General Motors Building	GACC	MSBNA; CITI; DBNY; WFB	No	767 Fifth Avenue	New York	New York	NY	10153	Mixed Use	Office/Retail	1
2	Loan	Park West Village	UBS AG	UBS AG; Athene Annuity and Life Company; Athene Annuity & Life Assurance Company	No	784, 788 & 792 Columbus Avenue	New York	New York	NY	10025	Multifamily	High Rise	1
3	Loan	TZA Multifamily Portfolio I	SG	SG	No	Various	Various	Various	FL	Various	Multifamily	Garden	14
3.01	Property	Rolling Hills	SG	SG	No	5402 Pine Chase Drive	Orlando	Orange	FL	32808	Multifamily	Garden	1
3.02	Property	Lakeland Manor	SG	SG	No	929 Gilmore Avenue	Lakeland	Polk	FL	33801	Multifamily	Garden	1
3.03	Property	Kings Trail	SG	SG	No	3770 Toledo Road	Jacksonville	Duval	FL	32217	Multifamily	Garden	1
3.04	Property	Bella Mar	SG	SG	No	12406 North 15th Street	Tampa	Hillsborough	FL	33612	Multifamily	Garden	1
3.05	Property	Del Rio	SG	SG	No	5013 East Sligh Avenue	Tampa	Hillsborough	FL	33617	Multifamily	Garden	1
3.06	Property	Timberfalls	SG	SG	No	2600 East 113th Avenue	Tampa	Hillsborough	FL	33612	Multifamily	Garden	1
3.07	Property	Jacksonville Heights	SG	SG	No	8050 103rd Street	Jacksonville	Duval	FL	32210	Multifamily	Garden	1
3.08	Property	Lago Bello	SG	SG	No	13533 Gragston Circle	Tampa	Hillsborough	FL	33613	Multifamily	Garden	1
3.09	Property	North Washington	SG	SG	No	1877 19th Street	Sarasota	Sarasota	FL	34234	Multifamily	Garden	1
3.10	Property	Tanglewood	SG	SG	No	2811 Ruleme Street	Eustis	Lake	FL	32736	Multifamily	Garden	1
3.11	Property	Mount Dora	SG	SG	No	3001 Northland Road	Mount Dora	Lake	FL	32757	Multifamily	Garden	1
3.12	Property	Brandywyne	SG	SG	No	418 19th Street Southeast	Winter Haven	Polk	FL	33884	Multifamily	Garden	1
3.13	Property	The Landings	SG	SG	No	102 Landings Way	Winter Haven	Polk	FL	33880	Multifamily	Garden	1
3.14	Property	Country Place	SG	SG	No	3950 Country Place	Winter Haven	Polk	FL	33880	Multifamily	Garden	1
4	Loan	Del Amo Fashion Center	SG	BANA; SG; WFB; Barclays	No	3525 West Carson Street	Torrance	Los Angeles	CA	90503	Retail	Super Regional Mall	1
5	Loan	Starwood Capital Group Hotel Portfolio	GACC	JPMCB; Barclays; DBNY; BANA	No	Various	Various	Various	Various	Various	Hospitality	Various	65
5.01	Property	Larkspur Landing Sunnyvale	GACC	JPMCB; Barclays; DBNY; BANA	No	748 North Mathilda Avenue	Sunnyvale	Santa Clara	CA	94085	Hospitality	Extended Stay	1
5.02	Property	Larkspur Landing Milpitas	GACC	JPMCB; Barclays; DBNY; BANA	No	40 Ranch Drive	Milpitas	Santa Clara	CA	95035	Hospitality	Extended Stay	1
5.03	Property	Larkspur Landing Campbell	GACC	JPMCB; Barclays; DBNY; BANA	No	550 West Hamilton Avenue	Campbell	Santa Clara	CA	95008	Hospitality	Extended Stay	1
5.04	Property	Larkspur Landing San Francisco	GACC	JPMCB; Barclays; DBNY; BANA	No	690 Gateway Boulevard	South San Francisco	San Mateo	CA	94080	Hospitality	Extended Stay	1
5.05	Property	Larkspur Landing Pleasanton	GACC	JPMCB; Barclays; DBNY; BANA	No	5535 Johnson Drive	Pleasanton	Alameda	CA	94588	Hospitality	Extended Stay	1
5.06	Property	Larkspur Landing Bellevue	GACC	JPMCB; Barclays; DBNY; BANA	No	15805 Southeast 37th Street	Bellevue	King	WA	98006	Hospitality	Extended Stay	1
5.07	Property	Larkspur Landing Sacramento	GACC	JPMCB; Barclays; DBNY; BANA	No	555 Howe Avenue	Sacramento	Sacramento	CA	95825	Hospitality	Extended Stay	1
5.08	Property	Hampton Inn Ann Arbor North	GACC	JPMCB; Barclays; DBNY; BANA	No	2300 Green Road	Ann Arbor	Washtenaw	MI	48105	Hospitality	Limited Service	1
5.09	Property	Larkspur Landing Hillsboro	GACC	JPMCB; Barclays; DBNY; BANA	No	3133 Northeast Shute Road	Hillsboro	Washington	OR	97124	Hospitality	Extended Stay	1
5.10	Property	Larkspur Landing Renton	GACC	JPMCB; Barclays; DBNY; BANA	No	1701 East Valley Road	Renton	King	WA	98057	Hospitality	Extended Stay	1
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark	GACC	JPMCB; Barclays; DBNY; BANA	No	1311 Wet ‘n Wild Way	Arlington	Tarrant	TX	76011	Hospitality	Full Service	1
5.12	Property	Residence Inn Toledo Maumee	GACC	JPMCB; Barclays; DBNY; BANA	No	1370 Arrowhead Drive	Maumee	Lucas	OH	43537	Hospitality	Extended Stay	1
5.13	Property	Residence Inn Williamsburg	GACC	JPMCB; Barclays; DBNY; BANA	No	1648 Richmond Road	Williamsburg	Willamsburg	VA	23185	Hospitality	Extended Stay	1
5.14	Property	Hampton Inn Suites Waco South	GACC	JPMCB; Barclays; DBNY; BANA	No	2501 Marketplace Drive	Waco	McLennan	TX	76711	Hospitality	Limited Service	1
5.15	Property	Holiday Inn Louisville Airport Fair Expo	GACC	JPMCB; Barclays; DBNY; BANA	No	447 Farmington Avenue	Louisville	Jefferson	KY	40209	Hospitality	Full Service	1
5.16	Property	Courtyard Tyler	GACC	JPMCB; Barclays; DBNY; BANA	No	7424 South Broadway Avenue	Tyler	Smith	TX	75703	Hospitality	Limited Service	1
5.17	Property	Hilton Garden Inn Edison Raritan Center	GACC	JPMCB; Barclays; DBNY; BANA	No	50 Raritan Center Parkway	Edison	Middlesex	NJ	8837	Hospitality	Limited Service	1
5.18	Property	Hilton Garden Inn St Paul Oakdale	GACC	JPMCB; Barclays; DBNY; BANA	No	420 Inwood Avenue North	Oakdale	Washington	MN	55128	Hospitality	Limited Service	1
5.19	Property	Residence Inn Grand Rapids West	GACC	JPMCB; Barclays; DBNY; BANA	No	3451 Rivertown Point Court Southwest	Grandville	Kent	MI	49418	Hospitality	Extended Stay	1
5.20	Property	Peoria, AZ Residence Inn	GACC	JPMCB; Barclays; DBNY; BANA	No	8435 West Paradise Lane	Peoria	Maricopa	AZ	85382	Hospitality	Extended Stay	1
5.21	Property	Hampton Inn Suites Bloomington Normal	GACC	JPMCB; Barclays; DBNY; BANA	No	320 South Towanda Avenue	Normal	McLean	IL	61761	Hospitality	Limited Service	1
5.22	Property	Courtyard Chico	GACC	JPMCB; Barclays; DBNY; BANA	No	2481 Carmichael Drive	Chico	Butte	CA	95928	Hospitality	Limited Service	1
5.23	Property	Hampton Inn Suites Kokomo	GACC	JPMCB; Barclays; DBNY; BANA	No	2920 South Reed Road	Kokomo	Howard	IN	46902	Hospitality	Limited Service	1
5.24	Property	Hampton Inn Suites South Bend	GACC	JPMCB; Barclays; DBNY; BANA	No	52709 Indiana State Road 933	South Bend	St. Joseph	IN	46637	Hospitality	Limited Service	1
5.25	Property	Courtyard Wichita Falls	GACC	JPMCB; Barclays; DBNY; BANA	No	3800 Tarry Street	Wichita Falls	Wichita	TX	76308	Hospitality	Limited Service	1
5.26	Property	Hampton Inn Morehead	GACC	JPMCB; Barclays; DBNY; BANA	No	4035 Arendell Street	Morehead City	Carteret	NC	28557	Hospitality	Limited Service	1
5.27	Property	Residence Inn Chico	GACC	JPMCB; Barclays; DBNY; BANA	No	2485 Carmichael Drive	Chico	Butte	CA	95928	Hospitality	Extended Stay	1
5.28	Property	Courtyard Lufkin	GACC	JPMCB; Barclays; DBNY; BANA	No	2130 South First Street	Lufkin	Angelina	TX	75901	Hospitality	Limited Service	1
5.29	Property	Hampton Inn Carlisle	GACC	JPMCB; Barclays; DBNY; BANA	No	1164 Harrisburg Pike	Carlisle	Cumberland	PA	17013	Hospitality	Limited Service	1
5.30	Property	Springhill Suites Williamsburg	GACC	JPMCB; Barclays; DBNY; BANA	No	1644 Richmond Road	Williamsburg	James City	VA	23185	Hospitality	Limited Service	1
5.31	Property	Fairfield Inn Bloomington	GACC	JPMCB; Barclays; DBNY; BANA	No	120 South Fairfield Drive	Bloomington	Monroe	IN	47404	Hospitality	Limited Service	1
5.32	Property	Waco Residence Inn	GACC	JPMCB; Barclays; DBNY; BANA	No	501 South University Parks Drive	Waco	McLennan	TX	76706	Hospitality	Extended Stay	1
5.33	Property	Holiday Inn Express Fishers	GACC	JPMCB; Barclays; DBNY; BANA	No	9791 North by Northeast Boulevard	Fishers	Hamilton	IN	46037	Hospitality	Limited Service	1
5.34	Property	Larkspur Landing Folsom	GACC	JPMCB; Barclays; DBNY; BANA	No	121 Iron Point Road	Folsom	Sacramento	CA	95630	Hospitality	Extended Stay	1
5.35	Property	Springhill Suites Chicago Naperville Warrenville	GACC	JPMCB; Barclays; DBNY; BANA	No	4305 Weaver Parkway	Warrenville	Peoria	IL	60555	Hospitality	Limited Service	1
5.36	Property	Holiday Inn Express & Suites Paris	GACC	JPMCB; Barclays; DBNY; BANA	No	3025 Northeast Loop 286	Paris	Lamar	TX	75460	Hospitality	Limited Service	1
5.37	Property	Toledo Homewood Suites	GACC	JPMCB; Barclays; DBNY; BANA	No	1410 Arrowhead Road	Maumee	Lucas	OH	43537	Hospitality	Extended Stay	1
5.38	Property	Grand Rapids Homewood Suites	GACC	JPMCB; Barclays; DBNY; BANA	No	3920 Stahl Drive Southeast	Grand Rapids	Kent	MI	49546	Hospitality	Extended Stay	1
5.39	Property	Cheyenne Fairfield Inn and Suites	GACC	JPMCB; Barclays; DBNY; BANA	No	1415 Stillwater Avenue	Cheyenne	Laramie	WY	82009	Hospitality	Limited Service	1
5.40	Property	Fairfield Inn Laurel	GACC	JPMCB; Barclays; DBNY; BANA	No	13700 Baltimore Avenue	Laurel	Prince Georges	MD	20707	Hospitality	Limited Service	1
5.41	Property	Courtyard Akron Stow	GACC	JPMCB; Barclays; DBNY; BANA	No	4047 Bridgewater Parkway	Stow	Summit	OH	44224	Hospitality	Limited Service	1
5.42	Property	Larkspur Landing Roseville	GACC	JPMCB; Barclays; DBNY; BANA	No	1931 Taylor Road	Roseville	Placer	CA	95661	Hospitality	Extended Stay	1
5.43	Property	Towneplace Suites Bloomington	GACC	JPMCB; Barclays; DBNY; BANA	No	105 South Franklin Road	Bloomington	Monroe	IN	47404	Hospitality	Extended Stay	1
5.44	Property	Hampton Inn Danville	GACC	JPMCB; Barclays; DBNY; BANA	No	97 Old Valley School Road	Danville	Montour	PA	17821	Hospitality	Limited Service	1
5.45	Property	Holiday Inn Norwich	GACC	JPMCB; Barclays; DBNY; BANA	No	10 Laura Boulevard	Norwich	New London	CT	6360	Hospitality	Full Service	1
5.46	Property	Hampton Inn Suites Longview North	GACC	JPMCB; Barclays; DBNY; BANA	No	3044 North Eastman Road	Longview	Gregg	TX	75605	Hospitality	Limited Service	1
5.47	Property	Springhill Suites Peoria Westlake	GACC	JPMCB; Barclays; DBNY; BANA	No	2701 West Lake Avenue	Peoria	Peoria	IL	61615	Hospitality	Limited Service	1
5.48	Property	Hampton Inn Suites Buda	GACC	JPMCB; Barclays; DBNY; BANA	No	1201 Cabelas Drive	Buda	Hays	TX	78610	Hospitality	Limited Service	1
5.49	Property	Shawnee Hampton Inn	GACC	JPMCB; Barclays; DBNY; BANA	No	4851 North Kickapoo	Shawnee	Pottawatomie	OK	74804	Hospitality	Limited Service	1
5.50	Property	Racine Fairfield Inn	GACC	JPMCB; Barclays; DBNY; BANA	No	6421 Washington Avenue	Racine	Racine	WI	53406	Hospitality	Limited Service	1
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam	GACC	JPMCB; Barclays; DBNY; BANA	No	3 Stetler Avenue	Shamokin Dam	Snyder	PA	17876	Hospitality	Limited Service	1
5.52	Property	Holiday Inn Express & Suites Terrell	GACC	JPMCB; Barclays; DBNY; BANA	No	300 Tanger Drive	Terrell	Kaufman	TX	75160	Hospitality	Limited Service	1
5.53	Property	Westchase Homewood Suites	GACC	JPMCB; Barclays; DBNY; BANA	No	2424 Rogerdale Road	Houston	Harris	TX	77042	Hospitality	Extended Stay	1
5.54	Property	Holiday Inn Express & Suites Tyler South	GACC	JPMCB; Barclays; DBNY; BANA	No	2421 East Southeast Loop 323	Tyler	Smith	TX	75701	Hospitality	Limited Service	1
5.55	Property	Holiday Inn Express & Suites Huntsville	GACC	JPMCB; Barclays; DBNY; BANA	No	148 Interstate 45 South	Huntsville	Walker	TX	77340	Hospitality	Limited Service	1
5.56	Property	Hampton Inn Sweetwater	GACC	JPMCB; Barclays; DBNY; BANA	No	302 Southeast Georgia Avenue	Sweetwater	Nolan	TX	79556	Hospitality	Limited Service	1
5.57	Property	Comfort Suites Buda Austin South	GACC	JPMCB; Barclays; DBNY; BANA	No	15295 South Interstate 35 Building 800	Buda	Hays	TX	78610	Hospitality	Limited Service	1
5.58	Property	Fairfield Inn & Suites Weatherford	GACC	JPMCB; Barclays; DBNY; BANA	No	175 Alford Drive	Weatherford	Parker	TX	76086	Hospitality	Limited Service	1
5.59	Property	Holiday Inn Express & Suites Altus	GACC	JPMCB; Barclays; DBNY; BANA	No	2812 East Broadway Street	Altus	Jackson	OK	73521	Hospitality	Limited Service	1
5.60	Property	Comfort Inn & Suites Paris	GACC	JPMCB; Barclays; DBNY; BANA	No	3035 Northeast Loop 286	Paris	Lamar	TX	75460	Hospitality	Limited Service	1
5.61	Property	Hampton Inn Suites Decatur	GACC	JPMCB; Barclays; DBNY; BANA	No	110 US-287	Decatur	Wise	TX	76234	Hospitality	Limited Service	1
5.62	Property	Holiday Inn Express & Suites Texarkana East	GACC	JPMCB; Barclays; DBNY; BANA	No	5210 Crossroads Parkway	Texarkana	Miller	AR	71854	Hospitality	Limited Service	1
5.63	Property	Mankato Fairfield Inn	GACC	JPMCB; Barclays; DBNY; BANA	No	141 Apache Place	Mankato	Blue Earth	MN	56001	Hospitality	Limited Service	1
5.64	Property	Candlewood Suites Texarkana	GACC	JPMCB; Barclays; DBNY; BANA	No	2901 South Cowhorn Creek Loop	Texarkana	Bowie	TX	75503	Hospitality	Extended Stay	1
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East	GACC	JPMCB; Barclays; DBNY; BANA	No	20611 Highway 59	Humble	Harris	TX	77338	Hospitality	Limited Service	1
6	Loan	85 Broad Street	Natixis	Natixis	No	85 Broad Street	New York	New York	NY	10004	Office	CBD	1
7	Loan	AHIP Northeast Portfolio III	GACC	DBNY	No	Various	Various	Various	Various	Various	Hospitality	Various	4
7.01	Property	SpringHill Suites - Bellport	GACC	DBNY	No	2 Sawgrass Drive	Bellport	Suffolk	NY	11713	Hospitality	Limited Service	1
7.02	Property	Hampton Inn Baltimore - White Marsh	GACC	DBNY	No	8225 Town Center Drive	Baltimore	Baltimore	MD	21236	Hospitality	Limited Service	1
7.03	Property	Homewood Suites - Egg Harbor	GACC	DBNY	No	3008 English Creek Avenue	Egg Harbor Township	Atlantic	NJ	8234	Hospitality	Extended Stay	1
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	GACC	DBNY	No	8477 Cordon Way	Baltimore	Baltimore	MD	21236	Hospitality	Limited Service	1
8	Loan	510 Cottonwood	GACC	DBNY	No	510 Cottonwood Drive	Milpitas	Santa Clara	CA	95035	Industrial	Flex	1
9	Loan	245 Park Avenue	SG	JPMCB; SG; Natixis; DBNY; Barclays	No	245 Park Avenue	New York	New York	NY	10167	Office	CBD	1
10	Loan	Save Mart Portfolio	UBS AG	UBS AG; CCRE; DBNY	No	Various	Various	Various	CA	Various	Retail	Single Tenant	33
10.01	Property	Lucky - San Francisco	UBS AG	UBS AG; CCRE; DBNY	No	1515 Sloat Boulevard	San Francisco	San Francisco	CA	94132	Retail	Single Tenant	1
10.02	Property	Lucky - San Bruno	UBS AG	UBS AG; CCRE; DBNY	No	1322 El Camino Real	San Bruno	San Mateo	CA	94066	Retail	Single Tenant	1
10.03	Property	Lucky California - Daly City	UBS AG	UBS AG; CCRE; DBNY	No	6843 Mission Street	Daly City	San Mateo	CA	94015	Retail	Single Tenant	1
10.04	Property	Lucky - San Jose I	UBS AG	UBS AG; CCRE; DBNY	No	3270 South White Road	San Jose	Santa Clara	CA	95148	Retail	Single Tenant	1
10.05	Property	Lucky - San Jose II	UBS AG	UBS AG; CCRE; DBNY	No	565 West Capitol Expressway	San Jose	Santa Clara	CA	95136	Retail	Single Tenant	1
10.06	Property	Lucky - San Leandro	UBS AG	UBS AG; CCRE; DBNY	No	1300 Fairmont Drive	San Leandro	Alameda	CA	94578	Retail	Single Tenant	1
10.07	Property	Dick’s Sporting Goods - Folsom	UBS AG	UBS AG; CCRE; DBNY	No	1003 East Bidwell Street	Folsom	Sacramento	CA	95630	Retail	Single Tenant	1
10.08	Property	Lucky - Concord	UBS AG	UBS AG; CCRE; DBNY	No	5190 Clayton Road	Concord	Contra Costa	CA	94521	Retail	Single Tenant	1
10.09	Property	FoodMaxx - Antioch	UBS AG	UBS AG; CCRE; DBNY	No	4500 Lone Tree Way	Antioch	Contra Costa	CA	94531	Retail	Single Tenant	1
10.10	Property	Lucky - Hollister	UBS AG	UBS AG; CCRE; DBNY	No	291 McCray Street	Hollister	San Benito	CA	95023	Retail	Single Tenant	1
10.11	Property	Save Mart - Modesto	UBS AG	UBS AG; CCRE; DBNY	No	801 Oakdale Road	Modesto	Stanislaus	CA	95355	Retail	Single Tenant	1
10.12	Property	Dick’s Sporting Goods - Salinas	UBS AG	UBS AG; CCRE; DBNY	No	1223 North Davis Road	Salinas	Monterey	CA	93907	Retail	Single Tenant	1
10.13	Property	Save Mart - Clovis	UBS AG	UBS AG; CCRE; DBNY	No	1157 North Willow Street	Clovis	Fresno	CA	93611	Retail	Single Tenant	1
10.14	Property	Save Mart - Grass Valley	UBS AG	UBS AG; CCRE; DBNY	No	2054 Nevada City Highway	Grass Valley	Nevada	CA	95945	Retail	Single Tenant	1
10.15	Property	FoodMaxx - Sacramento	UBS AG	UBS AG; CCRE; DBNY	No	3291 Truxel Road	Sacramento	Sacramento	CA	95833	Retail	Single Tenant	1
10.16	Property	Lucky - Hayward I	UBS AG	UBS AG; CCRE; DBNY	No	25151 Santa Clara Street	Hayward	Alameda	CA	94544	Retail	Single Tenant	1

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Mortgage Loan Originator(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type	Specific Property Type	Number of Properties
10.17	Property	Save Mart - Auburn	UBS AG	UBS AG; CCRE; DBNY	No	386 Elm Avenue	Auburn	Placer	CA	95603	Retail	Single Tenant	1
10.18	Property	Save Mart - Tracy	UBS AG	UBS AG; CCRE; DBNY	No	875 South Tracy Boulevard	Tracy	San Joaquin	CA	95376	Retail	Single Tenant	1
10.19	Property	S-Mart - Lodi	UBS AG	UBS AG; CCRE; DBNY	No	530 West Lodi Avenue	Lodi	San Joaquin	CA	95240	Retail	Single Tenant	1
10.20	Property	Save Mart - Chico	UBS AG	UBS AG; CCRE; DBNY	No	146 West East Avenue	Chico	Butte	CA	95926	Retail	Single Tenant	1
10.21	Property	Save Mart - Fresno I	UBS AG	UBS AG; CCRE; DBNY	No	5750 North First Street	Fresno	Fresno	CA	93710	Retail	Single Tenant	1
10.22	Property	Lucky - San Jose III	UBS AG	UBS AG; CCRE; DBNY	No	2027 Camden Avenue	San Jose	Santa Clara	CA	95124	Retail	Single Tenant	1
10.23	Property	Save Mart - Roseville	UBS AG	UBS AG; CCRE; DBNY	No	5060 Foothills Boulevard	Roseville	Placer	CA	95678	Retail	Single Tenant	1
10.24	Property	Lucky - Vacaville I	UBS AG	UBS AG; CCRE; DBNY	No	777 East Monte Vista Avenue	Vacaville	Solano	CA	95688	Retail	Single Tenant	1
10.25	Property	Save Mart - Elk Grove	UBS AG	UBS AG; CCRE; DBNY	No	9160 Elk Grove Florin Road	Elk Grove	Sacramento	CA	95624	Retail	Single Tenant	1
10.26	Property	Save Mart - Fresno II	UBS AG	UBS AG; CCRE; DBNY	No	4043 West Clinton Avenue	Fresno	Fresno	CA	93722	Retail	Single Tenant	1
10.27	Property	Lucky - Sand City	UBS AG	UBS AG; CCRE; DBNY	No	2000 California Avenue	Sand City	Monterey	CA	93955	Retail	Single Tenant	1
10.28	Property	Lucky - Vacaville II	UBS AG	UBS AG; CCRE; DBNY	No	1979 Peabody Road	Vacaville	Solano	CA	95687	Retail	Single Tenant	1
10.29	Property	Lucky - Hayward	UBS AG	UBS AG; CCRE; DBNY	No	22555 Mission Boulevard	Hayward	Alameda	CA	94541	Retail	Single Tenant	1
10.30	Property	Save Mart - Kingsburg	UBS AG	UBS AG; CCRE; DBNY	No	909 Sierra Street	Kingsburg	Fresno	CA	93631	Retail	Single Tenant	1
10.31	Property	Save Mart - Sacramento	UBS AG	UBS AG; CCRE; DBNY	No	7960 Gerber Road	Sacramento	Sacramento	CA	95828	Retail	Single Tenant	1
10.32	Property	Lucky - Santa Rosa	UBS AG	UBS AG; CCRE; DBNY	No	150 Bicentennial Way	Santa Rosa	Sonoma	CA	95403	Retail	Single Tenant	1
10.33	Property	Save Mart - Jackson	UBS AG	UBS AG; CCRE; DBNY	No	11980 State Highway 88	Jackson	Amador	CA	95642	Retail	Single Tenant	1
11	Loan	GM Logistics Center 2	SG	SG	No	12808 Stonebridge Road	Roanoke	Allen	IN	46783	Industrial	Warehouse/Distribution	1
12	Loan	The Fillmore Philadelphia	CIBC	CIBC	No	1002-1052 Frankford Avenue	Philadelphia	Philadelphia	PA	19123	Mixed Use	Entertainment/Retail/Industrial/Office	1
13	Loan	Embassy Suites - San Luis Obispo	SG	SG	No	333 Madonna Road	San Luis Obispo	San Luis Obispo	CA	93405	Hospitality	Full Service	1
14	Loan	IC Leased Fee Hotel Portfolio	Natixis	Natixis	No	Various	Various	Various	Various	Various	Other	Leased Fee	7
14.01	Property	Radisson Paper Valley	Natixis	Natixis	No	333 West College Avenue	Appleton	Outagamie	WI	54911	Other	Leased Fee	1
14.02	Property	City Place Downtown St. Louis	Natixis	Natixis	No	200-228 North 4th Street	St. Louis	St. Louis	MO	63102	Other	Leased Fee	1
14.03	Property	Radisson Albany	Natixis	Natixis	No	205 Wolf Road	Albany	Albany	NY	12205	Other	Leased Fee	1
14.04	Property	Radisson Cromwell	Natixis	Natixis	No	100 Berlin Road	Cromwell	Middlesex	CT	06416	Other	Leased Fee	1
14.05	Property	Radisson Cheyenne	Natixis	Natixis	No	204 West Fox Farm Road	Cheyenne	Laramie	WY	82007	Other	Leased Fee	1
14.06	Property	Radisson High Point	Natixis	Natixis	No	135 South Main Street	High Point	Guilford	NC	27260	Other	Leased Fee	1
14.07	Property	Radisson Billings	Natixis	Natixis	No	5500 Midland Road	Billings	Yellowstone	MT	59101	Other	Leased Fee	1
15	Loan	Rosdev Industrial Portfolio	CIBC	CIBC	No	Various	Various	Various	Various	Various	Industrial	Warehouse	5
15.01	Property	Arro - Muskegon	CIBC	CIBC	No	10459 South Muskegon Avenue	Chicago	Cook	IL	60617	Industrial	Warehouse	1
15.02	Property	Arro - Hodgkins	CIBC	CIBC	No	7440 Santa Fe Drive	Hodgkins	Cook	IL	60525	Industrial	Warehouse	1
15.03	Property	Edge Adhesives - Fort Worth	CIBC	CIBC	No	5117 Northeast Parkway	Fort Worth	Tarrant	TX	76106	Industrial	Warehouse	1
15.04	Property	Edge Adhesives - Grove City	CIBC	CIBC	No	3709 Grove City Road	Grove City	Franklin	OH	43123	Industrial	Warehouse	1
15.05	Property	JustRite - Anderson	CIBC	CIBC	No	1310 Harris Bridge Road	Anderson	Anderson	SC	29621	Industrial	Warehouse	1
16	Loan	Breckenridge Portfolio	UBS AG	UBS AG	No	Various	Various	Various	Various	Various	Retail	Single Tenant	15
16.01	Property	Advance Auto - Mount Pleasant	UBS AG	UBS AG	No	2741 North Highway 17	Mt. Pleasant	Charleston	SC	29466	Retail	Single Tenant	1
16.02	Property	Auto Zone - Plant City	UBS AG	UBS AG	No	5202 U.S. Highway 92 West	Plant City	Hillsborough	FL	33566	Retail	Single Tenant	1
16.03	Property	Advance Auto - Saginaw	UBS AG	UBS AG	No	200 South Saginaw Boulevard	Saginaw	Tarrant	TX	76149	Retail	Single Tenant	1
16.04	Property	Advance Auto - Fort Worth	UBS AG	UBS AG	No	4054 East Lancaster Avenue	Fort Worth	Tarrant	TX	76103	Retail	Single Tenant	1
16.05	Property	Dollar General - Sumter	UBS AG	UBS AG	No	1745 Highway 15 South	Sumter	Sumter	SC	29150	Retail	Single Tenant	1
16.06	Property	Advance Auto - Havelock	UBS AG	UBS AG	No	201 West Main Street	Havelock	Craven	NC	28533	Retail	Single Tenant	1
16.07	Property	Dollar General - Neeses	UBS AG	UBS AG	No	6546 Savannah Highway	Neeses	Orangeburg	SC	29107	Retail	Single Tenant	1
16.08	Property	Dollar General - Leland	UBS AG	UBS AG	No	3660 Maco Road Northeast	Leland	Brunswick	NC	28451	Retail	Single Tenant	1
16.09	Property	Dollar General - Danielsville	UBS AG	UBS AG	No	425 General Daniels Avenue	Danielsville	Madison	GA	30633	Retail	Single Tenant	1
16.10	Property	Family Dollar - Montgomery	UBS AG	UBS AG	No	3200 Day Street	Montgomery	Montgomery	AL	36108	Retail	Single Tenant	1
16.11	Property	Family Dollar - Warner Robins	UBS AG	UBS AG	No	500 Elberta Road	Warner Robins	Houston	GA	31093	Retail	Single Tenant	1
16.12	Property	Family Dollar - Albany	UBS AG	UBS AG	No	3907 Gillionville Road	Albany	Dougherty	GA	31721	Retail	Single Tenant	1
16.13	Property	Dollar General - Iva	UBS AG	UBS AG	No	605 West Front Street	Iva	Anderson	SC	29655	Retail	Single Tenant	1
16.14	Property	Dollar General - Loris	UBS AG	UBS AG	No	2030 East Highway 9 Business	Loris	Horry	SC	29569	Retail	Single Tenant	1
16.15	Property	Dollar General - Longs	UBS AG	UBS AG	No	8721 Highway 90	Longs	Horry	SC	29568	Retail	Single Tenant	1
17	Loan	Pioneer Pines Mobile Home Park	UBS AG	UBS AG	No	6601 Eucalyptus Drive	Bakersfield	Kern	CA	93306	Manufactured Housing Community	Manufactured Housing Community	1
18	Loan	South Main RVP	SG	SG	No	1601 South Main	Highlands	Harris	TX	77562	Manufactured Housing Community	Recreational Vehicle Community	1
19	Loan	DENT Tower	GACC	DBNY	No	3980 Sheridan Drive	Amherst	Erie	NY	14226	Office	Medical	1
20	Loan	Thompson Square	CIBC	CIBC	No	4058 Route 42 North	Monticello	Sullivan	NY	12701	Retail	Anchored	1
21	Loan	Marketplace at Delta Township	RMF	RMF	No	321, 416, and 501 Marketplace Boulevard	Lansing	Eaton	MI	48917	Retail	Anchored	1
22	Loan	The Retreat	Natixis	Natixis	No	4351 Hewitt Street	Greensboro	Guilford	NC	27407	Multifamily	Garden	1
23	Loan	DoubleTree St Augustine	GACC	DBNY	No	116 San Marco Avenue	St. Augustine	St. Johns	FL	32084	Hospitality	Full Service	1
24	Loan	Sheraton - Orlando North	UBS AG	UBS AG	No	600 North Lake Destiny Road	Maitland	Orange	FL	32751	Hospitality	Full Service	1
25	Loan	1200 State Fair	GACC	DBNY	No	1200 State Fair Boulevard	Geddes	Onondaga	NY	13209	Industrial	Warehouse	1
26	Loan	114 W Adams	UBS AG	UBS AG	No	114 West Adams Avenue	Detroit	Wayne	MI	48226	Multifamily	High Rise	1
27	Loan	Concorde Portfolio	CIBC	CIBC	No	Various	Various	Various	TX	Various	Various	Various	7
27.01	Property	New Territory Randall’s Center	CIBC	CIBC	No	5720-5880 New Territory Boulevard	Sugar Land	Fort Bend	TX	77479	Retail	Shadow Anchored	1
27.02	Property	Pineloch Center	CIBC	CIBC	No	1001 and 1051 Pineloch Drive	Houston	Harris	TX	77062	Retail	Unanchored	1
27.03	Property	Bay Area & Highway 3	CIBC	CIBC	No	411-495 Bay Area Boulevard	Houston	Harris	TX	77058	Retail	Unanchored	1
27.04	Property	New Territory Country Shops	CIBC	CIBC	No	6350 East Highway 90A	Sugar Land	Fort Bend	TX	77498	Retail	Unanchored	1
27.05	Property	Fairfield Country Shops I West	CIBC	CIBC	No	15201 Mason Road	Cypress	Harris	TX	77433	Retail	Unanchored	1
27.06	Property	Bay Area & Seawolf	CIBC	CIBC	No	515 Bay Area Boulevard	Houston	Harris	TX	77058	Retail	Unanchored	1
27.07	Property	Conroe Professional Building	CIBC	CIBC	No	404 River Pointe Drive	Conroe	Montgomery	TX	77304	Office	Medical	1
28	Loan	Skagit Valley	UBS AG	UBS AG	No	100-310 East College Way	Mount Vernon	Skagit	WA	98273	Retail	Anchored	1
29	Loan	Vista Del Sol Apartments	RMF	RMF	No	701 Preston	Pasadena	Harris	TX	77503	Multifamily	Garden	1
30	Loan	The Arbor	RMF	RMF	No	4433 Far Hills Avenue	Kettering	Montgomery	OH	45429	Mixed Use	Office/Retail	1
31	Loan	Nine Mile Plaza	UBS AG	UBS AG	No	312 East Nine Mile Road	Pensacola	Escambia	FL	32514	Retail	Anchored	1
32	Loan	Ionis Pharmaceutical - Faraday Ave	UBS AG	UBS AG	No	2282 Faraday Avenue	Carlsbad	San Diego	CA	92008	Mixed Use	Office/R&D/Industrial	1
33	Loan	Comfort Inn Westport	Natixis	Natixis	No	12031 Lackland Road	Maryland Heights	St. Louis	MO	63146	Hospitality	Limited Service	1
34	Loan	Commonwealth Business Center	Natixis	Natixis	No	11001 & 11003 Bluegrass Parkway	Louisville	Jefferson	KY	40299	Mixed Use	Office/Industrial	1
35	Loan	Millikan 73 (Nike)	SG	SG	No	13955 Southwest Millikan Way	Beaverton	Washington	OR	97005	Industrial	Flex	1
36	Loan	Holiday Inn Express Jacksonville Beach	UBS AG	UBS AG	No	1101 Beach Boulevard	Jacksonville Beach	Duval	FL	32250	Hospitality	Limited Service	1
37	Loan	Hilltop Village Apartments	UBS AG	UBS AG	No	4919 Timberview Drive	Sherman	Grayson	TX	75090	Multifamily	Garden	1
38	Loan	Quality Suites Buckhead	UBS AG	UBS AG	No	505 Pharr Road	Atlanta	Fulton	GA	30305	Hospitality	Limited Service	1
39	Loan	Westchester Market	UBS AG	UBS AG	No	4116-4146 South Carrier Parkway	Grand Prairie	Dallas	TX	75052	Retail	Shadow Anchored	1
40	Loan	Holiday Inn Express & Suites Saint Augustine	CIBC	CIBC	No	2300 State Road 16	Saint Augustine	Saint Johns	FL	32084	Hospitality	Limited Service	1
41	Loan	Fairfield Inn & Suites Columbus East	Natixis	Natixis	No	2826 Taylor Road Southwest	Reynoldsburg	Franklin	OH	43068	Hospitality	Limited Service	1
42	Loan	Autumn Ridge and Tompkins Green Apartments	RMF	RMF	No	501 Massey Tompkins Road and 606 Massey Tompkins Road	Baytown	Harris	TX	77521	Multifamily	Garden	1
43	Loan	ACG Conlon MHC Portfolio III	RMF	RMF	No	Various	Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	2
43.01	Property	McGregor MHC	RMF	RMF	No	200 Woodberry Road	Oak Grove	Lexington	SC	29170	Manufactured Housing Community	Manufactured Housing Community	1
43.02	Property	College Park MHC	RMF	RMF	No	4639 U.S. Highway 27 South	Lake Wales	Polk	FL	33859	Manufactured Housing Community	Manufactured Housing Community	1
44	Loan	Danube Apartments	RMF	RMF	No	600 Stonebridge Drive	Orlando	Orange	FL	32807	Multifamily	Garden	1
45	Loan	Tuscany Mobile Home Park	UBS AG	UBS AG	No	10650 South Avenida Compadres	Yuma	Yuma	AZ	85365	Manufactured Housing Community	Manufactured Housing Community	1
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	RMF	RMF	No	3708 Vestal Parkway East	Vestal	Broome	NY	13850	Hospitality	Limited Service	1
47	Loan	El Dorado Retail	UBS AG	UBS AG	No	1602-1802 North Imperial Avenue	El Centro	Imperial	CA	92243	Retail	Anchored	1
48	Loan	Wisconsin MHC Portfolio	RMF	RMF	No	Various	Various	Various	WI	Various	Manufactured Housing Community	Manufactured Housing Community	3
48.01	Property	Northgate MHC	RMF	RMF	No	355 Henry Street	New London	Waupaca	WI	54961	Manufactured Housing Community	Manufactured Housing Community	1
48.02	Property	Huber MHC	RMF	RMF	No	2255 Wilson Street	Menomonie	Dunn	WI	54751	Manufactured Housing Community	Manufactured Housing Community	1
48.03	Property	Knollwood MHC	RMF	RMF	No	182 6th Street NW	Clear Lake	Polk	WI	54005	Manufactured Housing Community	Manufactured Housing Community	1
49	Loan	Courtyard Tulsa	RMF	RMF	No	3340 South 79th East Avenue	Tulsa	Tulsa	OK	74145	Hospitality	Select Service	1
50	Loan	Cedar Creek Apartments	RMF	RMF	No	4233 Cedar Creek Circle	Montgomery	Montgomery	AL	36106	Multifamily	Garden	1
51	Loan	Comfort Inn & Suites Fayetteville	SG	SG	No	1234 Steamboat Drive	Fayetteville	Washington	AR	72704	Hospitality	Limited Service	1
52	Loan	Walgreens Grand Rapids	UBS AG	UBS AG	No	3596 Alpine Avenue Northwest	Walker	Kent	MI	49544	Retail	Single Tenant	1
53	Loan	Huffman Self Storage	RMF	RMF	No	11620 FM 1960 Road	Huffman	Harris	TX	42843	Self Storage	Self Storage	1
54	Loan	Desert Sky Retail	Natixis	Natixis	No	1820 North 75th Avenue	Phoenix	Maricopa	AZ	85035	Retail	Shadow Anchored	1
55	Loan	Aspen Court	UBS AG	UBS AG	No	142 Route 35	Eatontown	Monmouth	NJ	07724	Office	Medical	1
56	Loan	Canton Corners	UBS AG	UBS AG	No	42400 Ford Road	Canton	Wayne	MI	48187	Retail	Unanchored	1
57	Loan	Comfort Suites Brunswick	RMF	RMF	No	25 Ashton Drive	Brunswick	Glynn	GA	31523	Hospitality	Limited Service	1
58	Loan	Mariposa Self Storage	RMF	RMF	No	1200 West Mariposa Road	Nogales	Santa Cruz	AZ	85621	Self Storage	Self Storage	1
59	Loan	Crosswoods Commons	UBS AG	UBS AG	No	110-158 Hutchinson Avenue	Columbus	Franklin	OH	43235	Retail	Unanchored	1

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Year Built	Year Renovated	Number of Units(4)	Unit of Measure	Cut-off Date Balance Per Unit/SF(7)	Original Balance(6)(23)(27)	Cut-off Date Balance(6)(23)(27)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date
1	Loan	General Motors Building	1968	2017	1,989,983	Sq. Ft.	739	50,000,000	50,000,000	5.6%	6/9/2027	50,000,000	No	N/A	6/7/2017	7/9/2017
2	Loan	Park West Village	1950, 1958, 1963	2014-2017	852	Units	140,845	50,000,000	50,000,000	5.6%	8/6/2022	50,000,000	No	N/A	7/19/2017	9/6/2017
3	Loan	TZA Multifamily Portfolio I	Various	Various	2,382	Units	45,340	50,000,000	50,000,000	5.6%	7/1/2027	44,210,276	No	N/A	6/23/2017	8/1/2017
3.01	Property	Rolling Hills	1995	2014; 2015	240	Units		7,546,205	7,546,205	0.8%		6,672,396
3.02	Property	Lakeland Manor	1965; 1970; 1972	N/A	373	Units		6,751,688	6,751,688	0.8%		5,969,880
3.03	Property	Kings Trail	1968	N/A	320	Units		6,066,289	6,066,289	0.7%		5,363,847
3.04	Property	Bella Mar	1972	N/A	264	Units		5,343,381	5,343,381	0.6%		4,724,648
3.05	Property	Del Rio	1982	N/A	160	Units		4,211,280	4,211,280	0.5%		3,723,637
3.06	Property	Timberfalls	1972	2017	184	Units		3,805,497	3,805,497	0.4%		3,364,841
3.07	Property	Jacksonville Heights	1970	N/A	173	Units		3,324,695	3,324,695	0.4%		2,939,714
3.08	Property	Lago Bello	1984	N/A	120	Units		2,963,241	2,963,241	0.3%		2,620,114
3.09	Property	North Washington	1961	N/A	119	Units		2,704,085	2,704,085	0.3%		2,390,967
3.10	Property	Tanglewood	1972	N/A	138	Units		2,219,873	2,219,873	0.2%		1,962,824
3.11	Property	Mount Dora	1986	N/A	132	Units		2,206,233	2,206,233	0.2%		1,950,764
3.12	Property	Brandywyne	1980	N/A	81	Units		1,517,425	1,517,425	0.2%		1,341,715
3.13	Property	The Landings	1984	2015	60	Units		992,294	992,294	0.1%		877,391
3.14	Property	Country Place	1984	N/A	18	Units		347,814	347,814	0.0%		307,539
4	Loan	Del Amo Fashion Center	1961	2017	1,769,525	Sq. Ft.	260	45,000,000	45,000,000	5.0%	6/1/2027	45,000,000	No	N/A	5/12/2017	7/1/2017
5	Loan	Starwood Capital Group Hotel Portfolio	Various	Various	6,366	Rooms	90,680	37,500,000	37,500,000	4.2%	6/1/2027	37,500,000	No	N/A	5/24/2017	7/1/2017
5.01	Property	Larkspur Landing Sunnyvale	2000	N/A	126	Rooms		2,213,093	2,213,093	0.2%		2,213,093
5.02	Property	Larkspur Landing Milpitas	1998	N/A	124	Rooms		1,864,775	1,864,775	0.2%		1,864,775
5.03	Property	Larkspur Landing Campbell	2000	N/A	117	Rooms		1,639,643	1,639,643	0.2%		1,639,643
5.04	Property	Larkspur Landing San Francisco	1999	N/A	111	Rooms		1,350,794	1,350,794	0.2%		1,350,794
5.05	Property	Larkspur Landing Pleasanton	1997	N/A	124	Rooms		1,321,060	1,321,060	0.1%		1,321,060
5.06	Property	Larkspur Landing Bellevue	1998	N/A	126	Rooms		1,176,635	1,176,635	0.1%		1,176,635
5.07	Property	Larkspur Landing Sacramento	1998	N/A	124	Rooms		879,290	879,290	0.1%		879,290
5.08	Property	Hampton Inn Ann Arbor North	1988	2015	129	Rooms		858,052	858,052	0.1%		858,052
5.09	Property	Larkspur Landing Hillsboro	1997	N/A	124	Rooms		858,052	858,052	0.1%		858,052
5.10	Property	Larkspur Landing Renton	1998	N/A	127	Rooms		849,556	849,556	0.1%		849,556
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark	2008	2013	147	Rooms		815,574	815,574	0.1%		815,574
5.12	Property	Residence Inn Toledo Maumee	2008	2016	108	Rooms		807,078	807,078	0.1%		807,078
5.13	Property	Residence Inn Williamsburg	1999	2012	108	Rooms		773,096	773,096	0.1%		773,096
5.14	Property	Hampton Inn Suites Waco South	2008	2013	123	Rooms		713,627	713,627	0.1%		713,627
5.15	Property	Holiday Inn Louisville Airport Fair Expo	2008	N/A	106	Rooms		700,884	700,884	0.1%		700,884
5.16	Property	Courtyard Tyler	2010	2016	121	Rooms		688,140	688,140	0.1%		688,140
5.17	Property	Hilton Garden Inn Edison Raritan Center	2002	2014	132	Rooms		688,140	688,140	0.1%		688,140
5.18	Property	Hilton Garden Inn St Paul Oakdale	2005	2013	116	Rooms		679,645	679,645	0.1%		679,645
5.19	Property	Residence Inn Grand Rapids West	2000	2017	90	Rooms		671,149	671,149	0.1%		671,149
5.20	Property	Peoria, AZ Residence Inn	1998	2013	90	Rooms		666,901	666,901	0.1%		666,901
5.21	Property	Hampton Inn Suites Bloomington Normal	2007	2015	128	Rooms		662,654	662,654	0.1%		662,654
5.22	Property	Courtyard Chico	2005	2015	90	Rooms		649,910	649,910	0.1%		649,910
5.23	Property	Hampton Inn Suites Kokomo	1997	2013	105	Rooms		628,671	628,671	0.1%		628,671
5.24	Property	Hampton Inn Suites South Bend	1997	2014	117	Rooms		628,671	628,671	0.1%		628,671
5.25	Property	Courtyard Wichita Falls	2009	2017	93	Rooms		598,937	598,937	0.1%		598,937
5.26	Property	Hampton Inn Morehead	1991	2017	118	Rooms		581,946	581,946	0.1%		581,946
5.27	Property	Residence Inn Chico	2005	2014	78	Rooms		564,955	564,955	0.1%		564,955
5.28	Property	Courtyard Lufkin	2009	2017	101	Rooms		539,468	539,468	0.1%		539,468
5.29	Property	Hampton Inn Carlisle	1997	2014	97	Rooms		535,220	535,220	0.1%		535,220
5.30	Property	Springhill Suites Williamsburg	2002	2012	120	Rooms		535,220	535,220	0.1%		535,220
5.31	Property	Fairfield Inn Bloomington	1995	2015	105	Rooms		530,973	530,973	0.1%		530,973
5.32	Property	Waco Residence Inn	1997	2012	78	Rooms		518,229	518,229	0.1%		518,229
5.33	Property	Holiday Inn Express Fishers	2000	2012	115	Rooms		484,247	484,247	0.1%		484,247
5.34	Property	Larkspur Landing Folsom	2000	N/A	84	Rooms		471,504	471,504	0.1%		471,504
5.35	Property	Springhill Suites Chicago Naperville Warrenville	1997	2013	128	Rooms		446,017	446,017	0.0%		446,017
5.36	Property	Holiday Inn Express & Suites Paris	2009	N/A	84	Rooms		441,769	441,769	0.0%		441,769
5.37	Property	Toledo Homewood Suites	1997	2014	78	Rooms		441,769	441,769	0.0%		441,769
5.38	Property	Grand Rapids Homewood Suites	1997	2013	78	Rooms		429,026	429,026	0.0%		429,026
5.39	Property	Cheyenne Fairfield Inn and Suites	1994	2013	60	Rooms		399,291	399,291	0.0%		399,291
5.40	Property	Fairfield Inn Laurel	1988	2013	109	Rooms		399,291	399,291	0.0%		399,291
5.41	Property	Courtyard Akron Stow	2005	2014	101	Rooms		390,796	390,796	0.0%		390,796
5.42	Property	Larkspur Landing Roseville	1999	N/A	90	Rooms		369,557	369,557	0.0%		369,557
5.43	Property	Towneplace Suites Bloomington	2000	2013	83	Rooms		369,557	369,557	0.0%		369,557
5.44	Property	Hampton Inn Danville	1998	2013	71	Rooms		365,309	365,309	0.0%		365,309
5.45	Property	Holiday Inn Norwich	1975	2013	135	Rooms		361,061	361,061	0.0%		361,061
5.46	Property	Hampton Inn Suites Longview North	2008	2013	91	Rooms		356,814	356,814	0.0%		356,814
5.47	Property	Springhill Suites Peoria Westlake	2000	2013	124	Rooms		356,814	356,814	0.0%		356,814
5.48	Property	Hampton Inn Suites Buda	2008	N/A	74	Rooms		352,566	352,566	0.0%		352,566
5.49	Property	Shawnee Hampton Inn	1996	2013	63	Rooms		352,566	352,566	0.0%		352,566
5.50	Property	Racine Fairfield Inn	1991	2016	62	Rooms		344,070	344,070	0.0%		344,070
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam	1996	2013	75	Rooms		335,575	335,575	0.0%		335,575
5.52	Property	Holiday Inn Express & Suites Terrell	2007	2013	68	Rooms		318,584	318,584	0.0%		318,584
5.53	Property	Westchase Homewood Suites	1998	2016	96	Rooms		308,355	308,355	0.0%		308,355
5.54	Property	Holiday Inn Express & Suites Tyler South	2000	2015	88	Rooms		305,840	305,840	0.0%		305,840
5.55	Property	Holiday Inn Express & Suites Huntsville	2008	2013	87	Rooms		293,097	293,097	0.0%		293,097
5.56	Property	Hampton Inn Sweetwater	2009	N/A	72	Rooms		267,610	267,610	0.0%		267,610
5.57	Property	Comfort Suites Buda Austin South	2009	N/A	72	Rooms		225,132	225,132	0.0%		225,132
5.58	Property	Fairfield Inn & Suites Weatherford	2009	2016	86	Rooms		212,389	212,389	0.0%		212,389
5.59	Property	Holiday Inn Express & Suites Altus	2008	2013	68	Rooms		172,104	172,104	0.0%		172,104
5.60	Property	Comfort Inn & Suites Paris	2009	N/A	56	Rooms		152,920	152,920	0.0%		152,920
5.61	Property	Hampton Inn Suites Decatur	2008	2013	74	Rooms		146,334	146,334	0.0%		146,334
5.62	Property	Holiday Inn Express & Suites Texarkana East	2009	N/A	88	Rooms		135,511	135,511	0.0%		135,511
5.63	Property	Mankato Fairfield Inn	1997	2016	61	Rooms		121,435	121,435	0.0%		121,435
5.64	Property	Candlewood Suites Texarkana	2009	2014	80	Rooms		93,888	93,888	0.0%		93,888
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East	2001	2017	62	Rooms		89,165	89,165	0.0%		89,165
6	Loan	85 Broad Street	1983	2015	1,118,512	Sq. Ft.	151	34,000,000	34,000,000	3.8%	6/5/2027	34,000,000	No	N/A	5/24/2017	7/5/2017
7	Loan	AHIP Northeast Portfolio III	Various	Various	491	Rooms	106,721	32,400,000	32,400,000	3.6%	7/6/2027	29,663,945	No	N/A	6/22/2017	8/6/2017
7.01	Property	SpringHill Suites - Bellport	2010	2015-2016	128	Rooms		9,812,571	9,812,571	1.1%		8,983,937
7.02	Property	Hampton Inn Baltimore - White Marsh	1997	2014	127	Rooms		8,516,571	8,516,571	0.9%		7,797,380
7.03	Property	Homewood Suites - Egg Harbor	2012	N/A	120	Rooms		7,776,001	7,776,001	0.9%		7,119,347
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	2008	2013-2014	116	Rooms		6,294,857	6,294,857	0.7%		5,763,280
8	Loan	510 Cottonwood	1981-1985	2008	180,086	Sq. Ft.	180	32,400,000	32,359,632	3.6%	7/6/2027	25,023,971	No	N/A	6/29/2017	8/6/2017
9	Loan	245 Park Avenue	1965	2006	1,723,993	Sq. Ft.	626	32,000,000	32,000,000	3.6%	6/1/2027	32,000,000	No	N/A	5/5/2017	7/1/2017
10	Loan	Save Mart Portfolio	Various	Various	1,733,239	Sq. Ft.	80	32,000,000	32,000,000	3.6%	6/6/2027	32,000,000	No	N/A	5/16/2017	7/6/2017
10.01	Property	Lucky - San Francisco	1993	N/A	49,188	Sq. Ft.		2,254,170	2,254,170	0.3%		2,254,170
10.02	Property	Lucky - San Bruno	1989	N/A	56,280	Sq. Ft.		2,188,238	2,188,238	0.2%		2,188,238
10.03	Property	Lucky California - Daly City	1996	N/A	61,881	Sq. Ft.		2,179,328	2,179,328	0.2%		2,179,328
10.04	Property	Lucky - San Jose I	1985	N/A	52,659	Sq. Ft.		1,371,212	1,371,212	0.2%		1,371,212
10.05	Property	Lucky - San Jose II	1996	N/A	59,907	Sq. Ft.		1,313,299	1,313,299	0.1%		1,313,299
10.06	Property	Lucky - San Leandro	1982	N/A	58,526	Sq. Ft.		1,306,171	1,306,171	0.1%		1,306,171
10.07	Property	Dick’s Sporting Goods - Folsom	1990	N/A	49,517	Sq. Ft.		1,237,566	1,237,566	0.1%		1,237,566
10.08	Property	Lucky - Concord	2000	N/A	61,447	Sq. Ft.		1,183,216	1,183,216	0.1%		1,183,216
10.09	Property	FoodMaxx - Antioch	1996	N/A	60,154	Sq. Ft.		1,071,844	1,071,844	0.1%		1,071,844
10.10	Property	Lucky - Hollister	1995	N/A	62,078	Sq. Ft.		1,050,461	1,050,461	0.1%		1,050,461
10.11	Property	Save Mart - Modesto	2001	N/A	54,605	Sq. Ft.		1,015,713	1,015,713	0.1%		1,015,713
10.12	Property	Dick’s Sporting Goods - Salinas	1997	2012	62,246	Sq. Ft.		1,005,021	1,005,021	0.1%		1,005,021
10.13	Property	Save Mart - Clovis	2002	N/A	50,918	Sq. Ft.		989,874	989,874	0.1%		989,874
10.14	Property	Save Mart - Grass Valley	1990	N/A	43,737	Sq. Ft.		982,747	982,747	0.1%		982,747
10.15	Property	FoodMaxx - Sacramento	1987	2012	51,316	Sq. Ft.		914,142	914,142	0.1%		914,142
10.16	Property	Lucky - Hayward I	1990	N/A	45,579	Sq. Ft.		904,341	904,341	0.1%		904,341

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Year Built	Year Renovated	Number of Units(4)	Unit of Measure	Cut-off Date Balance Per Unit/SF(7)	Original Balance(6)(23)(27)	Cut-off Date Balance(6)(23)(27)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date
10.17	Property	Save Mart - Auburn	1980	1996	43,768	Sq. Ft.		882,066	882,066	0.1%		882,066
10.18	Property	Save Mart - Tracy	1997	N/A	62,236	Sq. Ft.		832,172	832,172	0.1%		832,172
10.19	Property	S-Mart - Lodi	1996	N/A	50,342	Sq. Ft.		789,405	789,405	0.1%		789,405
10.20	Property	Save Mart - Chico	1989	2001	42,294	Sq. Ft.		784,059	784,059	0.1%		784,059
10.21	Property	Save Mart - Fresno I	1994	N/A	58,360	Sq. Ft.		779,604	779,604	0.1%		779,604
10.22	Property	Lucky - San Jose III	1990	N/A	49,103	Sq. Ft.		759,112	759,112	0.1%		759,112
10.23	Property	Save Mart - Roseville	1995	N/A	53,248	Sq. Ft.		729,710	729,710	0.1%		729,710
10.24	Property	Lucky - Vacaville I	1988	N/A	42,630	Sq. Ft.		721,691	721,691	0.1%		721,691
10.25	Property	Save Mart - Elk Grove	1994	N/A	45,641	Sq. Ft.		694,962	694,962	0.1%		694,962
10.26	Property	Save Mart - Fresno II	1996	N/A	50,245	Sq. Ft.		671,796	671,796	0.1%		671,796
10.27	Property	Lucky - Sand City	1996	N/A	62,501	Sq. Ft.		620,119	620,119	0.1%		620,119
10.28	Property	Lucky - Vacaville II	2003	N/A	44,745	Sq. Ft.		588,935	588,935	0.1%		588,935
10.29	Property	Lucky - Hayward	2001	N/A	61,454	Sq. Ft.		584,480	584,480	0.1%		584,480
10.30	Property	Save Mart - Kingsburg	1999	N/A	41,368	Sq. Ft.		576,462	576,462	0.1%		576,462
10.31	Property	Save Mart - Sacramento	1990	N/A	49,629	Sq. Ft.		456,180	456,180	0.1%		456,180
10.32	Property	Lucky - Santa Rosa	1998	N/A	55,044	Sq. Ft.		433,905	433,905	0.0%		433,905
10.33	Property	Save Mart - Jackson	1994	N/A	40,593	Sq. Ft.		128,000	128,000	0.0%		128,000
11	Loan	GM Logistics Center 2	2017	N/A	804,810	Sq. Ft.	38	30,940,000	30,900,983	3.4%	7/1/2027	24,793,635	No	N/A	6/2/2017	8/1/2017
12	Loan	The Fillmore Philadelphia	1893-1944	2016	130,966	Sq. Ft.	193	25,250,000	25,250,000	2.8%	8/1/2027	21,066,738	No	N/A	7/12/2017	9/1/2017
13	Loan	Embassy Suites - San Luis Obispo	1986	2017	195	Rooms	127,795	24,920,000	24,920,000	2.8%	8/1/2027	21,458,914	No	N/A	7/7/2017	9/1/2017
14	Loan	IC Leased Fee Hotel Portfolio	Various	2016	2,133,134	Sq. Ft.	29	24,000,000	24,000,000	2.7%	8/5/2027	24,000,000	No	N/A	7/18/2017	9/5/2017
14.01	Property	Radisson Paper Valley	1982	2016	124,146	Sq. Ft.		6,182,982	6,182,982	0.7%		6,182,982
14.02	Property	City Place Downtown St. Louis	1965	2016	94,090	Sq. Ft.		6,054,270	6,054,270	0.7%		6,054,270
14.03	Property	Radisson Albany	1975	2016	552,776	Sq. Ft.		3,227,407	3,227,407	0.4%		3,227,407
14.04	Property	Radisson Cromwell	1968	2016	393,782	Sq. Ft.		2,581,926	2,581,926	0.3%		2,581,926
14.05	Property	Radisson Cheyenne	1981	2016	307,534	Sq. Ft.		2,556,952	2,556,952	0.3%		2,556,952
14.06	Property	Radisson High Point	1983	2016	65,776	Sq. Ft.		2,243,817	2,243,817	0.2%		2,243,817
14.07	Property	Radisson Billings	1972	2016	595,030	Sq. Ft.		1,152,645	1,152,645	0.1%		1,152,645
15	Loan	Rosdev Industrial Portfolio	Various	Various	486,991	Sq. Ft.	43	21,000,000	21,000,000	2.3%	6/1/2027	17,657,224	No	N/A	5/24/2017	7/1/2017
15.01	Property	Arro - Muskegon	1913	2016	224,973	Sq. Ft.		10,050,000	10,050,000	1.1%		8,450,243
15.02	Property	Arro - Hodgkins	1979	2016	105,800	Sq. Ft.		5,850,000	5,850,000	0.7%		4,918,798
15.03	Property	Edge Adhesives - Fort Worth	1967	N/A	60,865	Sq. Ft.		2,425,000	2,425,000	0.3%		2,038,989
15.04	Property	Edge Adhesives - Grove City	1979	N/A	39,770	Sq. Ft.		1,600,000	1,600,000	0.2%		1,345,312
15.05	Property	JustRite - Anderson	1994	N/A	55,583	Sq. Ft.		1,075,000	1,075,000	0.1%		903,882
16	Loan	Breckenridge Portfolio	Various	N/A	129,918	Sq. Ft.	143	18,600,000	18,600,000	2.1%	8/6/2027	15,376,336	No	N/A	7/14/2017	9/6/2017
16.01	Property	Advance Auto - Mount Pleasant	2016	N/A	8,064	Sq. Ft.		1,761,000	1,761,000	0.2%		1,455,792
16.02	Property	Auto Zone - Plant City	2008	N/A	6,840	Sq. Ft.		1,678,320	1,678,320	0.2%		1,387,442
16.03	Property	Advance Auto - Saginaw	2016	N/A	6,889	Sq. Ft.		1,582,000	1,582,000	0.2%		1,307,815
16.04	Property	Advance Auto - Fort Worth	2016	N/A	6,868	Sq. Ft.		1,513,000	1,513,000	0.2%		1,250,774
16.05	Property	Dollar General - Sumter	2016	N/A	10,566	Sq. Ft.		1,376,000	1,376,000	0.2%		1,137,518
16.06	Property	Advance Auto - Havelock	2015	N/A	6,831	Sq. Ft.		1,176,000	1,176,000	0.1%		972,181
16.07	Property	Dollar General - Neeses	2016	N/A	10,640	Sq. Ft.		1,169,000	1,169,000	0.1%		966,394
16.08	Property	Dollar General - Leland	2016	N/A	9,002	Sq. Ft.		1,149,000	1,149,000	0.1%		949,861
16.09	Property	Dollar General - Danielsville	2016	N/A	10,640	Sq. Ft.		1,135,000	1,135,000	0.1%		938,287
16.10	Property	Family Dollar - Montgomery	2015	N/A	8,320	Sq. Ft.		1,093,680	1,093,680	0.1%		904,129
16.11	Property	Family Dollar - Warner Robins	2015	N/A	8,320	Sq. Ft.		1,087,000	1,087,000	0.1%		898,606
16.12	Property	Family Dollar - Albany	2015	N/A	8,320	Sq. Ft.		1,052,000	1,052,000	0.1%		869,672
16.13	Property	Dollar General - Iva	2015	N/A	10,566	Sq. Ft.		1,032,000	1,032,000	0.1%		853,139
16.14	Property	Dollar General - Loris	2016	N/A	9,026	Sq. Ft.		922,000	922,000	0.1%		762,203
16.15	Property	Dollar General - Longs	2016	N/A	9,026	Sq. Ft.		874,000	874,000	0.1%		722,522
17	Loan	Pioneer Pines Mobile Home Park	1971	N/A	337	Pads	47,423	16,000,000	15,981,605	1.8%	7/6/2027	13,006,619	No	N/A	6/30/2017	8/6/2017
18	Loan	South Main RVP	1975	2013-2016	436	Pads	35,485	15,500,000	15,471,261	1.7%	6/1/2022	14,487,907	No	N/A	5/4/2017	7/1/2017
19	Loan	DENT Tower	1972	2006	69,953	Sq. Ft.	210	14,690,000	14,690,000	1.6%	8/6/2027	12,622,133	No	N/A	7/12/2017	9/6/2017
20	Loan	Thompson Square	1975	2013-2015	117,944	Sq. Ft.	121	14,300,000	14,300,000	1.6%	2/1/2027	12,356,239	No	N/A	1/31/2017	3/1/2017
21	Loan	Marketplace at Delta Township	1999, 2001, 2002, 2005, 2013	N/A	174,353	Sq. Ft.	79	13,700,000	13,700,000	1.5%	6/6/2027	12,048,713	No	N/A	5/26/2017	7/6/2017
22	Loan	The Retreat	1987	2014	503	Units	26,839	13,500,000	13,500,000	1.5%	8/5/2027	10,887,652	No	N/A	7/12/2017	9/5/2017
23	Loan	DoubleTree St Augustine	1972	2014	97	Rooms	135,625	13,171,200	13,155,607	1.5%	7/6/2027	10,659,846	No	N/A	6/9/2017	8/6/2017
24	Loan	Sheraton - Orlando North	1985	N/A	389	Rooms	33,371	13,000,000	12,981,230	1.4%	7/6/2027	9,844,543	No	N/A	6/16/2017	8/6/2017
25	Loan	1200 State Fair	1958-1988	2016, 2017	548,536	Sq. Ft.	24	13,000,000	12,979,612	1.4%	7/6/2027	9,684,727	No	N/A	6/27/2017	8/6/2017
26	Loan	114 W Adams	1937	2016	116	Units	105,614	12,280,000	12,251,253	1.4%	6/6/2027	10,045,868	No	N/A	6/5/2017	7/6/2017
27	Loan	Concorde Portfolio	Various	Various	185,591	Sq. Ft.	162	12,000,000	12,000,000	1.3%	3/1/2027	10,164,200	No	N/A	2/17/2017	4/1/2017
27.01	Property	New Territory Randall’s Center	1997	N/A	41,955	Sq. Ft.		3,700,000	3,700,000	0.4%		3,133,962
27.02	Property	Pineloch Center	1990	N/A	52,196	Sq. Ft.		2,600,000	2,600,000	0.3%		2,202,243
27.03	Property	Bay Area & Highway 3	1993	2014	45,902	Sq. Ft.		1,920,000	1,920,000	0.2%		1,626,272
27.04	Property	New Territory Country Shops	1995	N/A	14,228	Sq. Ft.		1,320,000	1,320,000	0.1%		1,118,062
27.05	Property	Fairfield Country Shops I West	2001	N/A	16,385	Sq. Ft.		1,320,000	1,320,000	0.1%		1,118,062
27.06	Property	Bay Area & Seawolf	2001	N/A	5,925	Sq. Ft.		580,000	580,000	0.1%		491,270
27.07	Property	Conroe Professional Building	2002	N/A	9,000	Sq. Ft.		560,000	560,000	0.1%		474,329
28	Loan	Skagit Valley	1973-1993	2013-2016	173,592	Sq. Ft.	65	11,300,000	11,300,000	1.3%	7/6/2022	10,729,961	No	N/A	6/22/2017	8/6/2017
29	Loan	Vista Del Sol Apartments	1972	2015-2017	264	Units	42,045	11,100,000	11,100,000	1.2%	7/6/2027	9,531,489	No	N/A	6/14/2017	8/6/2017
30	Loan	The Arbor	1987	2012	86,749	Sq. Ft.	124	10,740,000	10,740,000	1.2%	7/6/2027	9,279,814	No	N/A	6/30/2017	8/6/2017
31	Loan	Nine Mile Plaza	1985	2016	143,671	Sq. Ft.	73	10,500,000	10,488,553	1.2%	7/6/2027	8,601,743	No	N/A	6/12/2017	8/6/2017
32	Loan	Ionis Pharmaceutical - Faraday Ave	1986	2016	28,704	Sq. Ft.	317	9,100,000	9,100,000	1.0%	8/6/2027	8,288,047	No	N/A	7/18/2017	9/6/2017
33	Loan	Comfort Inn Westport	1973	2015	170	Rooms	51,800	8,925,000	8,805,920	1.0%	10/5/2026	7,170,176	No	N/A	9/23/2016	11/5/2016
34	Loan	Commonwealth Business Center	1984-1985	2014-2016	126,374	Sq. Ft.	63	8,000,000	8,000,000	0.9%	7/5/2027	6,724,967	No	N/A	6/8/2017	8/5/2017
35	Loan	Millikan 73 (Nike)	1976	N/A	103,316	Sq. Ft.	75	7,750,000	7,750,000	0.9%	6/1/2027	7,750,000	No	N/A	5/5/2017	7/1/2017
36	Loan	Holiday Inn Express Jacksonville Beach	2008	N/A	82	Rooms	93,902	7,700,000	7,700,000	0.9%	8/6/2027	5,708,387	No	N/A	7/14/2017	9/6/2017
37	Loan	Hilltop Village Apartments	1970	N/A	248	Units	30,242	7,500,000	7,500,000	0.8%	8/6/2027	6,165,766	No	N/A	7/14/2017	9/6/2017
38	Loan	Quality Suites Buckhead	1990	2014-2015	88	Rooms	82,274	7,250,000	7,240,079	0.8%	7/6/2027	5,545,636	No	N/A	7/7/2017	8/6/2017
39	Loan	Westchester Market	1989	N/A	58,866	Sq. Ft.	120	7,100,000	7,092,464	0.8%	7/6/2027	5,838,345	No	N/A	6/30/2017	8/6/2017
40	Loan	Holiday Inn Express & Suites Saint Augustine	2010	2015	82	Rooms	82,927	6,800,000	6,800,000	0.8%	8/1/2027	5,711,491	No	N/A	7/10/2017	9/1/2017
41	Loan	Fairfield Inn & Suites Columbus East	2002	2016	83	Rooms	81,325	6,750,000	6,750,000	0.8%	8/5/2027	5,136,172	No	N/A	7/7/2017	9/5/2017
42	Loan	Autumn Ridge and Tompkins Green Apartments	1968-1970	N/A	199	Units	31,734	6,325,000	6,314,991	0.7%	7/6/2027	4,703,321	No	N/A	6/27/2017	8/6/2017
43	Loan	ACG Conlon MHC Portfolio III	Various	N/A	335	Pads	18,806	6,300,000	6,300,000	0.7%	7/6/2027	5,462,813	No	N/A	6/29/2017	8/6/2017
43.01	Property	McGregor MHC	1974	N/A	235	Pads		4,210,000	4,210,000	0.5%		3,650,547
43.02	Property	College Park MHC	1973	N/A	100	Pads		2,090,000	2,090,000	0.2%		1,812,267
44	Loan	Danube Apartments	1984	N/A	126	Units	49,156	6,200,000	6,193,717	0.7%	7/6/2027	5,130,533	No	N/A	6/28/2017	8/6/2017
45	Loan	Tuscany Mobile Home Park	1998	N/A	125	Pads	48,743	6,100,000	6,092,827	0.7%	7/6/2027	4,941,935	No	N/A	6/30/2017	8/6/2017
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	1999	2007	79	Rooms	75,877	6,000,000	5,994,279	0.7%	7/6/2027	5,004,429	No	N/A	6/16/2017	8/6/2017
47	Loan	El Dorado Retail	1986	N/A	62,106	Sq. Ft.	94	5,850,000	5,850,000	0.7%	8/6/2027	4,851,647	No	N/A	7/14/2017	9/6/2017
48	Loan	Wisconsin MHC Portfolio	Various	N/A	244	Pads	23,770	5,800,000	5,800,000	0.6%	7/6/2027	5,014,003	No	N/A	6/27/2017	8/6/2017
48.01	Property	Northgate MHC	1980	N/A	102	Pads		2,900,000	2,900,000	0.3%		2,507,001
48.02	Property	Huber MHC	1980	N/A	82	Pads		1,450,000	1,450,000	0.2%		1,253,501
48.03	Property	Knollwood MHC	1982	N/A	60	Pads		1,450,000	1,450,000	0.2%		1,253,501
49	Loan	Courtyard Tulsa	1997	2013	122	Rooms	46,914	5,750,000	5,723,449	0.6%	3/6/2027	4,863,845	No	N/A	3/10/2017	4/6/2017
50	Loan	Cedar Creek Apartments	1981	2006	127	Units	43,307	5,500,000	5,500,000	0.6%	7/6/2027	4,753,446	No	N/A	6/14/2017	8/6/2017
51	Loan	Comfort Inn & Suites Fayetteville	2003	N/A	65	Rooms	73,077	4,750,000	4,750,000	0.5%	8/1/2027	3,534,421	No	N/A	7/7/2017	9/1/2017
52	Loan	Walgreens Grand Rapids	2007	N/A	14,552	Sq. Ft.	309	4,500,000	4,500,000	0.5%	7/6/2027	4,500,000	Yes	6/30/2032	7/11/2017	8/6/2017
53	Loan	Huffman Self Storage	1996-2004	N/A	60,125	Sq. Ft.	72	4,330,000	4,330,000	0.5%	6/6/2027	3,717,015	No	N/A	5/30/2017	7/6/2017
54	Loan	Desert Sky Retail	2006	N/A	15,735	Sq. Ft.	267	4,200,000	4,200,000	0.5%	8/5/2027	3,618,074	No	N/A	7/6/2017	9/5/2017
55	Loan	Aspen Court	1967	1982	27,773	Sq. Ft.	144	4,000,000	3,991,386	0.4%	6/6/2027	3,315,090	No	N/A	5/22/2017	7/6/2017
56	Loan	Canton Corners	1973	2015	20,258	Sq. Ft.	197	4,000,000	3,990,540	0.4%	6/6/2027	3,266,834	No	N/A	6/8/2017	7/6/2017
57	Loan	Comfort Suites Brunswick	2008	N/A	72	Rooms	51,277	3,700,000	3,691,948	0.4%	6/6/2027	3,061,569	No	N/A	6/8/2017	7/6/2017
58	Loan	Mariposa Self Storage	2006	N/A	55,713	Sq. Ft.	41	2,300,000	2,300,000	0.3%	7/6/2027	1,988,312	No	N/A	6/20/2017	8/6/2017
59	Loan	Crosswoods Commons	1998	N/A	20,000	Sq. Ft.	93	1,854,000	1,850,256	0.2%	6/6/2027	1,551,063	No	N/A	5/23/2017	7/6/2017

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Payment Day	Gross Mortgage Rate	Administrative Fee Rate(2)	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term(5)	Remaining Amortization Term(5)	Seasoning	Prepayment Provisions(9)(10)
1	Loan	General Motors Building	9	3.430000%	0.012317%	3.417683%	N/A	Actual/360	144,901.62	Full IO	120	118	120	118	0	0	2	LO(26);DEF(87);O(7)
2	Loan	Park West Village	6	2.620000%	0.015572%	2.604428%	N/A	Actual/360	110,682.87	Full IO	60	60	60	60	0	0	0	LO(24);DEF(32);O(4)
3	Loan	TZA Multifamily Portfolio I	1	4.950000%	0.015572%	4.934428%	N/A	Actual/360	266,885.00	Partial IO	120	119	36	35	360	360	1	LO(25);DEF(91);O(4)
3.01	Property	Rolling Hills
3.02	Property	Lakeland Manor
3.03	Property	Kings Trail
3.04	Property	Bella Mar
3.05	Property	Del Rio
3.06	Property	Timberfalls
3.07	Property	Jacksonville Heights
3.08	Property	Lago Bello
3.09	Property	North Washington
3.10	Property	Tanglewood
3.11	Property	Mount Dora
3.12	Property	Brandywyne
3.13	Property	The Landings
3.14	Property	Country Place
4	Loan	Del Amo Fashion Center	1	3.657500%	0.012317%	3.645183%	N/A	Actual/360	139,061.20	Full IO	120	118	120	118	0	0	2	LO(26);DEF(87);O(7)
5	Loan	Starwood Capital Group Hotel Portfolio	1	4.486000%	0.013567%	4.472433%	N/A	Actual/360	142,134.55	Full IO	120	118	120	118	0	0	2	LO(12);YM1(105);O(3)
5.01	Property	Larkspur Landing Sunnyvale
5.02	Property	Larkspur Landing Milpitas
5.03	Property	Larkspur Landing Campbell
5.04	Property	Larkspur Landing San Francisco
5.05	Property	Larkspur Landing Pleasanton
5.06	Property	Larkspur Landing Bellevue
5.07	Property	Larkspur Landing Sacramento
5.08	Property	Hampton Inn Ann Arbor North
5.09	Property	Larkspur Landing Hillsboro
5.10	Property	Larkspur Landing Renton
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property	Residence Inn Toledo Maumee
5.13	Property	Residence Inn Williamsburg
5.14	Property	Hampton Inn Suites Waco South
5.15	Property	Holiday Inn Louisville Airport Fair Expo
5.16	Property	Courtyard Tyler
5.17	Property	Hilton Garden Inn Edison Raritan Center
5.18	Property	Hilton Garden Inn St Paul Oakdale
5.19	Property	Residence Inn Grand Rapids West
5.20	Property	Peoria, AZ Residence Inn
5.21	Property	Hampton Inn Suites Bloomington Normal
5.22	Property	Courtyard Chico
5.23	Property	Hampton Inn Suites Kokomo
5.24	Property	Hampton Inn Suites South Bend
5.25	Property	Courtyard Wichita Falls
5.26	Property	Hampton Inn Morehead
5.27	Property	Residence Inn Chico
5.28	Property	Courtyard Lufkin
5.29	Property	Hampton Inn Carlisle
5.30	Property	Springhill Suites Williamsburg
5.31	Property	Fairfield Inn Bloomington
5.32	Property	Waco Residence Inn
5.33	Property	Holiday Inn Express Fishers
5.34	Property	Larkspur Landing Folsom
5.35	Property	Springhill Suites Chicago Naperville Warrenville
5.36	Property	Holiday Inn Express & Suites Paris
5.37	Property	Toledo Homewood Suites
5.38	Property	Grand Rapids Homewood Suites
5.39	Property	Cheyenne Fairfield Inn and Suites
5.40	Property	Fairfield Inn Laurel
5.41	Property	Courtyard Akron Stow
5.42	Property	Larkspur Landing Roseville
5.43	Property	Towneplace Suites Bloomington
5.44	Property	Hampton Inn Danville
5.45	Property	Holiday Inn Norwich
5.46	Property	Hampton Inn Suites Longview North
5.47	Property	Springhill Suites Peoria Westlake
5.48	Property	Hampton Inn Suites Buda
5.49	Property	Shawnee Hampton Inn
5.50	Property	Racine Fairfield Inn
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam
5.52	Property	Holiday Inn Express & Suites Terrell
5.53	Property	Westchase Homewood Suites
5.54	Property	Holiday Inn Express & Suites Tyler South
5.55	Property	Holiday Inn Express & Suites Huntsville
5.56	Property	Hampton Inn Sweetwater
5.57	Property	Comfort Suites Buda Austin South
5.58	Property	Fairfield Inn & Suites Weatherford
5.59	Property	Holiday Inn Express & Suites Altus
5.60	Property	Comfort Inn & Suites Paris
5.61	Property	Hampton Inn Suites Decatur
5.62	Property	Holiday Inn Express & Suites Texarkana East
5.63	Property	Mankato Fairfield Inn
5.64	Property	Candlewood Suites Texarkana
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East
6	Loan	85 Broad Street	5	3.412530%	0.015572%	3.396958%	N/A	Actual/360	98,031.24	Full IO	120	118	120	118	0	0	2	LO(11);YM1(15);DEF/YM1(87);O(7)
7	Loan	AHIP Northeast Portfolio III	6	4.530000%	0.015572%	4.514428%	N/A	Actual/360	164,744.09	Partial IO	120	119	60	59	360	360	1	LO(25);DEF(91);O(4)
7.01	Property	SpringHill Suites - Bellport
7.02	Property	Hampton Inn Baltimore - White Marsh
7.03	Property	Homewood Suites - Egg Harbor
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh
8	Loan	510 Cottonwood	6	4.300000%	0.015572%	4.284428%	N/A	Actual/360	176,431.48	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(90);O(5)
9	Loan	245 Park Avenue	1	3.669400%	0.012317%	3.657083%	N/A	Actual/360	99,209.70	Full IO	120	118	120	118	0	0	2	LO(26);DEF(90);O(4)
10	Loan	Save Mart Portfolio	6	4.415376%	0.013567%	4.401808%	N/A	Actual/360	119,378.68	Full IO	120	118	120	118	0	0	2	LO(6);YM1(107);O(7)
10.01	Property	Lucky - San Francisco
10.02	Property	Lucky - San Bruno
10.03	Property	Lucky California - Daly City
10.04	Property	Lucky - San Jose I
10.05	Property	Lucky - San Jose II
10.06	Property	Lucky - San Leandro
10.07	Property	Dick’s Sporting Goods - Folsom
10.08	Property	Lucky - Concord
10.09	Property	FoodMaxx - Antioch
10.10	Property	Lucky - Hollister
10.11	Property	Save Mart - Modesto
10.12	Property	Dick’s Sporting Goods - Salinas
10.13	Property	Save Mart - Clovis
10.14	Property	Save Mart - Grass Valley
10.15	Property	FoodMaxx - Sacramento
10.16	Property	Lucky - Hayward I

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Payment Day	Gross Mortgage Rate	Administrative Fee Rate(2)	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term(5)	Remaining Amortization Term(5)	Seasoning	Prepayment Provisions(9)(10)
10.17	Property	Save Mart - Auburn
10.18	Property	Save Mart - Tracy
10.19	Property	S-Mart - Lodi
10.20	Property	Save Mart - Chico
10.21	Property	Save Mart - Fresno I
10.22	Property	Lucky - San Jose III
10.23	Property	Save Mart - Roseville
10.24	Property	Lucky - Vacaville I
10.25	Property	Save Mart - Elk Grove
10.26	Property	Save Mart - Fresno II
10.27	Property	Lucky - Sand City
10.28	Property	Lucky - Vacaville II
10.29	Property	Lucky - Hayward
10.30	Property	Save Mart - Kingsburg
10.31	Property	Save Mart - Sacramento
10.32	Property	Lucky - Santa Rosa
10.33	Property	Save Mart - Jackson
11	Loan	GM Logistics Center 2	1	4.245000%	0.035572%	4.209428%	N/A	Actual/360	152,115.65	Amortizing	120	119	0	0	360	359	1	LO(10);YM1(104);O(6)
12	Loan	The Fillmore Philadelphia	1	4.600000%	0.015572%	4.584428%	N/A	Actual/360	129,442.70	Partial IO	120	120	12	12	360	360	0	LO(24);DEF(93);O(3)
13	Loan	Embassy Suites - San Luis Obispo	1	4.810000%	0.015572%	4.794428%	N/A	Actual/360	130,897.28	Partial IO	120	120	24	24	360	360	0	LO(24);DEF(92);O(4)
14	Loan	IC Leased Fee Hotel Portfolio	5	5.020000%	0.013567%	5.006433%	N/A	Actual/360	101,794.44	Full IO	120	120	120	120	0	0	0	LO(24);DEF(93);O(3)
14.01	Property	Radisson Paper Valley
14.02	Property	City Place Downtown St. Louis
14.03	Property	Radisson Albany
14.04	Property	Radisson Cromwell
14.05	Property	Radisson Cheyenne
14.06	Property	Radisson High Point
14.07	Property	Radisson Billings
15	Loan	Rosdev Industrial Portfolio	1	4.410000%	0.015572%	4.394428%	N/A	Actual/360	105,283.87	Partial IO	120	118	18	16	360	360	2	LO(26);DEF(88);O(6)
15.01	Property	Arro - Muskegon
15.02	Property	Arro - Hodgkins
15.03	Property	Edge Adhesives - Fort Worth
15.04	Property	Edge Adhesives - Grove City
15.05	Property	JustRite - Anderson
16	Loan	Breckenridge Portfolio	6	5.171700%	0.053072%	5.118628%	N/A	Actual/360	101,809.70	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)
16.01	Property	Advance Auto - Mount Pleasant
16.02	Property	Auto Zone - Plant City
16.03	Property	Advance Auto - Saginaw
16.04	Property	Advance Auto - Fort Worth
16.05	Property	Dollar General - Sumter
16.06	Property	Advance Auto - Havelock
16.07	Property	Dollar General - Neeses
16.08	Property	Dollar General - Leland
16.09	Property	Dollar General - Danielsville
16.10	Property	Family Dollar - Montgomery
16.11	Property	Family Dollar - Warner Robins
16.12	Property	Family Dollar - Albany
16.13	Property	Dollar General - Iva
16.14	Property	Dollar General - Loris
16.15	Property	Dollar General - Longs
17	Loan	Pioneer Pines Mobile Home Park	6	4.659700%	0.015572%	4.644128%	N/A	Actual/360	82,594.93	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)
18	Loan	South Main RVP	1	5.940000%	0.015572%	5.924428%	N/A	Actual/360	92,333.26	Amortizing	60	58	0	0	360	358	2	LO(26);DEF(30);O(4)
19	Loan	DENT Tower	6	4.726000%	0.015572%	4.710428%	N/A	Actual/360	76,417.63	Partial IO	120	120	24	24	360	360	0	LO(24);DEF(92);O(4)
20	Loan	Thompson Square	1	4.950000%	0.015572%	4.934428%	N/A	Actual/360	76,329.11	Partial IO	120	114	24	18	360	360	6	LO(30);DEF(87);O(3)
21	Loan	Marketplace at Delta Township	6	4.710000%	0.015572%	4.694428%	N/A	Actual/360	71,135.75	Partial IO	120	118	36	34	360	360	2	LO(26);DEF(90);O(4)
22	Loan	The Retreat	5	4.430000%	0.015572%	4.414428%	N/A	Actual/360	67,842.17	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(93);O(3)
23	Loan	DoubleTree St Augustine	6	4.530000%	0.015572%	4.514428%	N/A	Actual/360	66,971.52	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(90);O(5)
24	Loan	Sheraton - Orlando North	6	5.353000%	0.015572%	5.337428%	N/A	Actual/360	78,694.18	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(91);O(4)
25	Loan	1200 State Fair	6	4.900000%	0.015572%	4.884428%	N/A	Actual/360	75,241.22	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(91);O(4)
26	Loan	114 W Adams	6	4.850000%	0.015572%	4.834428%	N/A	Actual/360	64,800.56	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)
27	Loan	Concorde Portfolio	1	5.110000%	0.043567%	5.066433%	N/A	Actual/360	65,227.73	Partial IO	120	115	12	7	360	360	5	LO(29);DEF(87);O(4)
27.01	Property	New Territory Randall’s Center
27.02	Property	Pineloch Center
27.03	Property	Bay Area & Highway 3
27.04	Property	New Territory Country Shops
27.05	Property	Fairfield Country Shops I West
27.06	Property	Bay Area & Seawolf
27.07	Property	Conroe Professional Building
28	Loan	Skagit Valley	6	4.290000%	0.015572%	4.274428%	N/A	Actual/360	55,854.14	Partial IO	60	59	24	23	360	360	1	LO(25);DEF(28);O(7)
29	Loan	Vista Del Sol Apartments	6	4.700000%	0.015572%	4.684428%	N/A	Actual/360	57,568.80	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)
30	Loan	The Arbor	6	4.940000%	0.015572%	4.924428%	N/A	Actual/360	57,261.46	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(88);O(7)
31	Loan	Nine Mile Plaza	6	4.890500%	0.015572%	4.874928%	N/A	Actual/360	55,665.69	Amortizing	120	119	0	0	360	359	1	LO(24);YM1(92);O(4)
32	Loan	Ionis Pharmaceutical - Faraday Ave	6	4.211000%	0.015572%	4.195428%	N/A	Actual/360	44,559.01	Partial IO	120	120	60	60	360	360	0	LO(37);DEF(78);O(5)
33	Loan	Comfort Inn Westport	5	4.320000%	0.015572%	4.304428%	N/A	Actual/360	44,272.15	Amortizing	120	110	0	0	360	350	10	LO(34);DEF(82);O(4)
34	Loan	Commonwealth Business Center	5	4.850000%	0.015572%	4.834428%	N/A	Actual/360	42,215.35	Partial IO	120	119	12	11	360	360	1	LO(25);DEF/YM1(91);O(4)
35	Loan	Millikan 73 (Nike)	1	4.160000%	0.015572%	4.144428%	N/A	Actual/360	27,239.81	Full IO	120	118	120	118	0	0	2	LO(26);DEF(90);O(4)
36	Loan	Holiday Inn Express Jacksonville Beach	6	4.770200%	0.015572%	4.754628%	N/A	Actual/360	43,988.55	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(92);O(4)
37	Loan	Hilltop Village Apartments	6	5.000000%	0.015572%	4.984428%	N/A	Actual/360	40,261.62	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)
38	Loan	Quality Suites Buckhead	6	5.639000%	0.015572%	5.623428%	N/A	Actual/360	45,125.17	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(91);O(4)
39	Loan	Westchester Market	6	5.005000%	0.015572%	4.989428%	N/A	Actual/360	38,136.03	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(88);O(7)
40	Loan	Holiday Inn Express & Suites Saint Augustine	1	4.917647%	0.015572%	4.902075%	N/A	Actual/360	35,025.27	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(93);O(3)
41	Loan	Fairfield Inn & Suites Columbus East	5	5.492000%	0.015572%	5.476428%	N/A	Actual/360	41,418.66	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(93);O(3)
42	Loan	Autumn Ridge and Tompkins Green Apartments	6	4.850000%	0.015572%	4.834428%	N/A	Actual/360	36,424.67	Amortizing	120	119	0	0	300	299	1	LO(23);YM1(93);O(4)
43	Loan	ACG Conlon MHC Portfolio III	6	5.080000%	0.015572%	5.064428%	N/A	Actual/360	34,128.45	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)
43.01	Property	McGregor MHC
43.02	Property	College Park MHC
44	Loan	Danube Apartments	6	5.200000%	0.015572%	5.184428%	N/A	Actual/360	34,044.87	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)
45	Loan	Tuscany Mobile Home Park	6	4.559700%	0.015572%	4.544128%	N/A	Actual/360	31,124.56	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	6	5.450000%	0.015572%	5.434428%	N/A	Actual/360	33,879.35	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)
47	Loan	El Dorado Retail	6	5.272200%	0.015572%	5.256628%	N/A	Actual/360	32,384.40	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)
48	Loan	Wisconsin MHC Portfolio	6	4.960000%	0.015572%	4.944428%	N/A	Actual/360	30,994.02	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)
48.01	Property	Northgate MHC
48.02	Property	Huber MHC
48.03	Property	Knollwood MHC
49	Loan	Courtyard Tulsa	6	5.910000%	0.015572%	5.894428%	N/A	Actual/360	34,142.15	Amortizing	120	115	0	0	360	355	5	LO(29);DEF(86);O(5)
50	Loan	Cedar Creek Apartments	6	4.950000%	0.015572%	4.934428%	N/A	Actual/360	29,357.35	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)
51	Loan	Comfort Inn & Suites Fayetteville	1	4.870000%	0.015572%	4.854428%	N/A	Actual/360	27,409.45	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(92);O(4)
52	Loan	Walgreens Grand Rapids	6	4.106400%	0.015572%	4.090828%	3% per annum plus the greater of (i) the Initial Interest Rate, or (ii) the ten year swap yield as of the first Business Day after the ARD	Actual/360	15,612.88	Full IO, ARD	120	119	120	119	0	0	1	LO(12);YM1(104);O(4)
53	Loan	Huffman Self Storage	6	4.690000%	0.015572%	4.674428%	N/A	Actual/360	22,431.00	Partial IO	120	118	24	22	360	360	2	LO(26);DEF(90);O(4)
54	Loan	Desert Sky Retail	5	4.825000%	0.015572%	4.809428%	N/A	Actual/360	22,099.46	Partial IO	120	120	24	24	360	360	0	LO(24);DEF(93);O(3)
55	Loan	Aspen Court	6	5.250000%	0.015572%	5.234428%	N/A	Actual/360	22,088.15	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)
56	Loan	Canton Corners	6	4.800000%	0.015572%	4.784428%	N/A	Actual/360	20,986.61	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)
57	Loan	Comfort Suites Brunswick	6	5.200000%	0.015572%	5.184428%	N/A	Actual/360	20,317.10	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)
58	Loan	Mariposa Self Storage	6	4.960000%	0.015572%	4.944428%	N/A	Actual/360	12,290.73	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)
59	Loan	Crosswoods Commons	6	5.550000%	0.015572%	5.534428%	N/A	Actual/360	10,585.04	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period Default	Grace Period Late	Grace Period at Maturity Default	Appraised Value(8)	Appraisal Date	U/W NOI DSCR(7)(29)	U/W NCF DSCR(7)(29)	Cut-off Date LTV Ratio(7)(8)	LTV Ratio at Maturity or ARD(7)(8)	U/W NOI Debt Yield(7)(29)	U/W NCF Debt Yield(7)(29)	UW EGI(29)	U/W Expenses(29)	U/W NOI(29)	U/W Replacement	U/W TI/LC	U/W NCF(29)	Occupancy Rate
1	Loan	General Motors Building	2 day grace period permitted once every 12-month period	0	0	4,800,000,000	5/8/2017	4.45	4.33	30.6%	30.6%	15.5%	15.1%	334,764,418	107,458,009	227,306,409	397,997	5,363,618	221,544,794	95.0%
2	Loan	Park West Village	0	0	0	600,000,000	5/10/2017	4.52	4.46	20.0%	20.0%	12.0%	11.8%	23,925,670	9,506,674	14,418,996	200,280	0	14,218,716	96.0%
3	Loan	TZA Multifamily Portfolio I	0	0	0	146,630,000	Various	1.64	1.55	73.7%	65.1%	10.5%	9.9%	19,872,125	8,552,111	11,320,015	595,500	0	10,724,515	95.4%
3.01	Property	Rolling Hills				22,130,000	5/2/2017							2,424,151	876,848	1,547,303	60,000	0	1,487,303	97.5%
3.02	Property	Lakeland Manor				19,800,000	5/4/2017							2,677,242	1,161,205	1,516,037	93,250	0	1,422,787	91.4%
3.03	Property	Kings Trail				17,790,000	5/5/2017							2,733,056	1,133,406	1,599,650	80,000	0	1,519,650	97.2%
3.04	Property	Bella Mar				15,670,000	5/4/2017							2,183,135	979,513	1,203,622	66,000	0	1,137,622	94.3%
3.05	Property	Del Rio				12,350,000	5/4/2017							1,557,847	730,529	827,318	40,000	0	787,318	93.8%
3.06	Property	Timberfalls				11,160,000	5/4/2017							1,590,200	836,902	753,299	46,000	0	707,299	97.8%
3.07	Property	Jacksonville Heights				9,750,000	5/5/2017							1,365,640	706,900	658,740	43,250	0	615,490	93.1%
3.08	Property	Lago Bello				8,690,000	5/4/2017							1,064,669	444,312	620,357	30,000	0	590,357	96.7%
3.09	Property	North Washington				7,930,000	5/10/2017							1,047,337	315,643	731,693	29,750	0	701,943	96.6%
3.10	Property	Tanglewood				6,510,000	5/8/2017							1,038,119	430,040	608,079	34,500	0	573,579	97.1%
3.11	Property	Mount Dora				6,470,000	5/8/2017							998,189	424,785	573,405	33,000	0	540,405	96.2%
3.12	Property	Brandywyne				4,450,000	5/4/2017							602,610	248,840	353,770	20,250	0	333,520	97.5%
3.13	Property	The Landings				2,910,000	5/4/2017							447,405	198,163	249,242	15,000	0	234,242	96.7%
3.14	Property	Country Place				1,020,000	5/4/2017							142,524	65,025	77,499	4,500	0	72,999	94.4%
4	Loan	Del Amo Fashion Center	0	0	0	1,155,000,000	4/23/2017	3.48	3.34	39.8%	39.8%	12.9%	12.4%	81,259,520	21,915,628	59,343,892	223,460	2,155,000	56,965,434	85.2%
5	Loan	Starwood Capital Group Hotel Portfolio	0	0	0	956,000,000	4/23/2017	2.72	2.72	60.4%	60.4%	12.4%	12.4%	213,600,210	142,270,818	71,329,392	0	0	71,329,392	74.6%
5.01	Property	Larkspur Landing Sunnyvale				52,100,000	4/23/2017							7,774,225	3,602,265	4,171,961	0	0	4,171,961	83.8%
5.02	Property	Larkspur Landing Milpitas				43,900,000	4/23/2017							6,764,028	3,201,871	3,562,157	0	0	3,562,157	85.7%
5.03	Property	Larkspur Landing Campbell				38,600,000	4/23/2017							6,059,570	2,860,144	3,199,426	0	0	3,199,426	84.3%
5.04	Property	Larkspur Landing San Francisco				31,800,000	4/23/2017							5,697,514	3,270,929	2,426,585	0	0	2,426,585	84.9%
5.05	Property	Larkspur Landing Pleasanton				31,100,000	4/23/2017							5,193,352	2,754,991	2,438,362	0	0	2,438,362	82.9%
5.06	Property	Larkspur Landing Bellevue				27,700,000	4/23/2017							4,692,425	2,518,899	2,173,526	0	0	2,173,526	78.8%
5.07	Property	Larkspur Landing Sacramento				20,700,000	4/23/2017							4,214,257	2,397,345	1,816,912	0	0	1,816,912	83.0%
5.08	Property	Hampton Inn Ann Arbor North				20,200,000	4/23/2017							4,826,301	2,990,175	1,836,126	0	0	1,836,126	73.9%
5.09	Property	Larkspur Landing Hillsboro				20,200,000	4/23/2017							3,941,272	2,232,510	1,708,763	0	0	1,708,763	74.1%
5.10	Property	Larkspur Landing Renton				20,000,000	4/23/2017							4,423,020	2,728,888	1,694,132	0	0	1,694,132	80.3%
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark				19,200,000	4/23/2017							5,568,856	4,031,609	1,537,247	0	0	1,537,247	78.3%
5.12	Property	Residence Inn Toledo Maumee				19,000,000	4/23/2017							4,066,425	2,597,554	1,468,871	0	0	1,468,871	81.7%
5.13	Property	Residence Inn Williamsburg				18,200,000	4/23/2017							3,955,706	2,596,962	1,358,744	0	0	1,358,744	73.0%
5.14	Property	Hampton Inn Suites Waco South				16,800,000	4/23/2017							4,293,844	2,879,053	1,414,791	0	0	1,414,791	77.7%
5.15	Property	Holiday Inn Louisville Airport Fair Expo				16,500,000	4/23/2017							4,185,314	2,796,547	1,388,767	0	0	1,388,767	72.9%
5.16	Property	Courtyard Tyler				16,200,000	4/23/2017							3,341,364	2,088,004	1,253,360	0	0	1,253,360	58.8%
5.17	Property	Hilton Garden Inn Edison Raritan Center				16,200,000	4/23/2017							5,848,958	4,531,561	1,317,397	0	0	1,317,397	78.1%
5.18	Property	Hilton Garden Inn St Paul Oakdale				16,000,000	4/23/2017							4,891,094	3,201,247	1,689,847	0	0	1,689,847	80.0%
5.19	Property	Residence Inn Grand Rapids West				15,800,000	4/23/2017							3,115,120	2,008,993	1,106,127	0	0	1,106,127	72.6%
5.20	Property	Peoria, AZ Residence Inn				15,700,000	4/23/2017							3,248,248	2,090,221	1,158,027	0	0	1,158,027	80.8%
5.21	Property	Hampton Inn Suites Bloomington Normal				15,600,000	4/23/2017							3,738,690	2,341,747	1,396,943	0	0	1,396,943	70.8%
5.22	Property	Courtyard Chico				15,300,000	4/23/2017							3,850,184	2,410,998	1,439,185	0	0	1,439,185	84.6%
5.23	Property	Hampton Inn Suites Kokomo				14,800,000	4/23/2017							3,680,915	2,425,349	1,255,566	0	0	1,255,566	77.9%
5.24	Property	Hampton Inn Suites South Bend				14,800,000	4/23/2017							3,810,167	2,577,957	1,232,210	0	0	1,232,210	69.9%
5.25	Property	Courtyard Wichita Falls				14,100,000	4/23/2017							3,121,444	2,025,834	1,095,610	0	0	1,095,610	77.4%
5.26	Property	Hampton Inn Morehead				13,700,000	4/23/2017							3,154,358	2,060,293	1,094,065	0	0	1,094,065	66.6%
5.27	Property	Residence Inn Chico				13,300,000	4/23/2017							3,273,835	2,065,656	1,208,180	0	0	1,208,180	88.0%
5.28	Property	Courtyard Lufkin				12,700,000	4/23/2017							2,752,597	2,014,311	738,285	0	0	738,285	64.9%
5.29	Property	Hampton Inn Carlisle				12,600,000	4/23/2017							3,439,196	2,322,290	1,116,905	0	0	1,116,905	76.1%
5.30	Property	Springhill Suites Williamsburg				12,600,000	4/23/2017							3,361,902	2,485,794	876,108	0	0	876,108	71.7%
5.31	Property	Fairfield Inn Bloomington				12,500,000	4/23/2017							3,018,966	1,747,736	1,271,230	0	0	1,271,230	87.1%
5.32	Property	Waco Residence Inn				12,200,000	4/23/2017							3,136,682	2,224,447	912,234	0	0	912,234	82.0%
5.33	Property	Holiday Inn Express Fishers				11,400,000	4/23/2017							3,176,451	2,225,023	951,428	0	0	951,428	67.1%
5.34	Property	Larkspur Landing Folsom				11,100,000	4/23/2017							2,902,483	2,043,619	858,864	0	0	858,864	86.4%
5.35	Property	Springhill Suites Chicago Naperville Warrenville				10,500,000	4/23/2017							3,321,573	2,653,751	667,822	0	0	667,822	67.1%
5.36	Property	Holiday Inn Express & Suites Paris				10,400,000	4/23/2017							2,343,673	1,545,193	798,480	0	0	798,480	72.6%
5.37	Property	Toledo Homewood Suites				10,400,000	4/23/2017							2,929,714	1,985,509	944,205	0	0	944,205	82.2%
5.38	Property	Grand Rapids Homewood Suites				10,100,000	4/23/2017							3,009,146	2,269,574	739,572	0	0	739,572	84.1%
5.39	Property	Cheyenne Fairfield Inn and Suites				9,400,000	4/23/2017							1,961,942	1,208,351	753,591	0	0	753,591	74.6%
5.40	Property	Fairfield Inn Laurel				9,400,000	4/23/2017							3,127,939	2,470,469	657,471	0	0	657,471	79.9%
5.41	Property	Courtyard Akron Stow				9,200,000	4/23/2017							3,168,035	2,281,919	886,115	0	0	886,115	65.9%
5.42	Property	Larkspur Landing Roseville				8,700,000	4/23/2017							2,851,065	2,064,916	786,149	0	0	786,149	79.5%
5.43	Property	Towneplace Suites Bloomington				8,700,000	4/23/2017							2,441,633	1,591,528	850,105	0	0	850,105	89.1%
5.44	Property	Hampton Inn Danville				8,600,000	4/23/2017							2,591,371	1,862,762	728,609	0	0	728,609	80.0%
5.45	Property	Holiday Inn Norwich				8,500,000	4/23/2017							4,801,904	4,049,772	752,132	0	0	752,132	56.7%
5.46	Property	Hampton Inn Suites Longview North				8,400,000	4/23/2017							2,322,688	1,672,245	650,443	0	0	650,443	63.8%
5.47	Property	Springhill Suites Peoria Westlake				8,400,000	4/23/2017							2,918,586	2,448,540	470,046	0	0	470,046	63.3%
5.48	Property	Hampton Inn Suites Buda				8,300,000	4/23/2017							2,627,746	1,774,143	853,603	0	0	853,603	74.5%
5.49	Property	Shawnee Hampton Inn				8,300,000	4/23/2017							1,892,474	1,273,699	618,775	0	0	618,775	77.6%
5.50	Property	Racine Fairfield Inn				8,100,000	4/23/2017							1,812,261	1,208,438	603,823	0	0	603,823	68.6%
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam				7,900,000	4/23/2017							2,433,055	1,745,776	687,279	0	0	687,279	75.6%
5.52	Property	Holiday Inn Express & Suites Terrell				7,500,000	4/23/2017							2,149,392	1,543,906	605,485	0	0	605,485	84.0%
5.53	Property	Westchase Homewood Suites				9,800,000	4/23/2017							2,958,058	2,578,316	379,742	0	0	379,742	63.4%
5.54	Property	Holiday Inn Express & Suites Tyler South				7,200,000	4/23/2017							2,128,673	1,528,792	599,880	0	0	599,880	65.9%
5.55	Property	Holiday Inn Express & Suites Huntsville				6,900,000	4/23/2017							2,360,887	1,671,501	689,387	0	0	689,387	65.5%
5.56	Property	Hampton Inn Sweetwater				6,300,000	4/23/2017							1,585,686	1,185,317	400,369	0	0	400,369	62.9%
5.57	Property	Comfort Suites Buda Austin South				5,300,000	4/23/2017							2,082,208	1,540,640	541,569	0	0	541,569	76.8%
5.58	Property	Fairfield Inn & Suites Weatherford				5,000,000	4/23/2017							1,659,116	1,347,398	311,718	0	0	311,718	63.4%
5.59	Property	Holiday Inn Express & Suites Altus				4,600,000	4/23/2017							1,417,147	1,205,199	211,948	0	0	211,948	67.4%
5.60	Property	Comfort Inn & Suites Paris				3,600,000	4/23/2017							1,157,262	906,202	251,060	0	0	251,060	67.4%
5.61	Property	Hampton Inn Suites Decatur				3,600,000	4/23/2017							1,550,317	1,370,105	180,212	0	0	180,212	64.6%
5.62	Property	Holiday Inn Express & Suites Texarkana East				4,100,000	4/23/2017							1,638,961	1,472,078	166,883	0	0	166,883	66.5%
5.63	Property	Mankato Fairfield Inn				3,600,000	4/23/2017							1,236,472	1,086,924	149,548	0	0	149,548	58.0%
5.64	Property	Candlewood Suites Texarkana				2,600,000	4/23/2017							1,239,140	1,123,516	115,624	0	0	115,624	75.0%
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East				3,200,000	4/23/2017							1,363,324	1,253,517	109,807	0	0	109,807	54.1%
6	Loan	85 Broad Street	0	0	0	652,000,000	4/30/2017	4.43	4.11	25.9%	25.9%	15.3%	14.2%	47,225,377	21,294,959	25,930,418	223,702	1,677,768	24,028,948	87.1%
7	Loan	AHIP Northeast Portfolio III	0	0	0	87,500,000	Various	2.17	1.94	59.9%	54.8%	13.2%	11.8%	18,317,803	11,386,823	6,930,981	732,712	0	6,198,269	84.5%
7.01	Property	SpringHill Suites - Bellport				26,500,000	6/1/2018							5,223,111	3,151,634	2,071,477	208,924	0	1,862,552	88.6%
7.02	Property	Hampton Inn Baltimore - White Marsh				23,000,000	6/1/2018							4,671,690	2,809,413	1,862,277	186,868	0	1,675,409	79.3%
7.03	Property	Homewood Suites - Egg Harbor				21,000,000	6/1/2019							4,431,515	2,815,236	1,616,279	177,261	0	1,439,018	86.0%
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh				17,000,000	6/1/2018							3,991,488	2,610,539	1,380,948	159,660	0	1,221,289	84.0%
8	Loan	510 Cottonwood	0	0	0	50,000,000	5/22/2017	1.44	1.41	64.7%	50.0%	9.4%	9.2%	3,783,142	739,055	3,044,087	27,013	28,265	2,988,809	100.0%
9	Loan	245 Park Avenue	0	0	0	2,210,000,000	4/1/2017	2.87	2.73	48.9%	48.9%	10.7%	10.1%	177,756,680	62,448,738	115,307,942	551,678	5,191,362	109,564,902	91.1%
10	Loan	Save Mart Portfolio	0	0	0	361,740,000	Various	3.23	3.02	38.1%	38.1%	14.4%	13.5%	20,551,888	623,612	19,928,276	391,254	910,798	18,626,224	100.0%
10.01	Property	Lucky - San Francisco				25,300,000	2/10/2017							1,298,685	38,961	1,259,724	11,103	29,697	1,218,923	100.0%
10.02	Property	Lucky - San Bruno				24,560,000	2/10/2017							1,320,828	39,625	1,281,203	12,704	33,979	1,234,519	100.0%
10.03	Property	Lucky California - Daly City				24,460,000	2/10/2017							1,315,412	39,462	1,275,949	13,969	37,361	1,224,620	100.0%
10.04	Property	Lucky - San Jose I				15,390,000	2/8/2017							865,093	25,953	839,140	11,887	31,793	795,460	100.0%
10.05	Property	Lucky - San Jose II				14,740,000	2/8/2017							828,734	24,862	803,872	13,523	36,169	754,180	100.0%
10.06	Property	Lucky - San Leandro				14,660,000	2/10/2017							824,123	24,724	799,399	13,211	16,855	769,333	100.0%
10.07	Property	Dick’s Sporting Goods - Folsom				13,890,000	2/10/2017							848,637	25,459	823,177	11,178	29,896	782,104	100.0%
10.08	Property	Lucky - Concord				13,280,000	2/10/2017							746,772	22,403	724,369	13,871	17,696	692,802	100.0%
10.09	Property	FoodMaxx - Antioch				12,030,000	2/10/2017							705,873	21,176	684,697	13,579	17,324	653,794	100.0%
10.10	Property	Lucky - Hollister				11,790,000	2/8/2017							692,028	21,102	670,925	14,013	37,480	619,433	100.0%
10.11	Property	Save Mart - Modesto				11,400,000	2/10/2017							640,759	19,223	621,536	12,326	32,968	576,242	100.0%
10.12	Property	Dick’s Sporting Goods - Salinas				11,280,000	2/8/2017							661,609	19,848	641,761	14,051	37,581	590,129	100.0%
10.13	Property	Save Mart - Clovis				11,110,000	2/10/2017							597,494	17,925	579,569	11,494	30,742	537,333	100.0%
10.14	Property	Save Mart - Grass Valley				11,030,000	2/10/2017							620,151	18,605	601,547	9,873	26,406	565,268	100.0%
10.15	Property	FoodMaxx - Sacramento				10,260,000	2/10/2017							602,164	18,065	584,099	11,584	30,982	541,533	100.0%
10.16	Property	Lucky - Hayward I				10,150,000	2/10/2017							570,583	17,118	553,466	10,289	13,126	530,051	100.0%

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period Default	Grace Period Late	Grace Period at Maturity Default	Appraised Value(8)	Appraisal Date	U/W NOI DSCR(7)(29)	U/W NCF DSCR(7)(29)	Cut-off Date LTV Ratio(7)(8)	LTV Ratio at Maturity or ARD(7)(8)	U/W NOI Debt Yield(7)(29)	U/W NCF Debt Yield(7)(29)	UW EGI(29)	U/W Expenses(29)	U/W NOI(29)	U/W Replacement	U/W TI/LC	U/W NCF(29)	Occupancy Rate
10.17	Property	Save Mart - Auburn				9,900,000	2/10/2017							556,392	16,692	539,700	9,880	26,425	503,395	100.0%
10.18	Property	Save Mart - Tracy				9,340,000	2/10/2017							547,728	16,432	531,296	14,049	37,575	479,672	100.0%
10.19	Property	S-Mart - Lodi				8,860,000	2/10/2017							541,507	17,850	523,657	11,364	30,394	481,899	100.0%
10.20	Property	Save Mart - Chico				8,800,000	2/10/2017							537,654	16,130	521,524	9,547	25,535	486,442	100.0%
10.21	Property	Save Mart - Fresno I				8,750,000	2/10/2017							513,616	15,408	498,208	13,174	35,235	449,799	100.0%
10.22	Property	Lucky - San Jose III				8,520,000	2/8/2017							478,843	14,365	464,478	11,084	29,646	423,748	100.0%
10.23	Property	Save Mart - Roseville				8,190,000	2/10/2017							500,836	15,025	485,811	12,020	32,148	441,642	100.0%
10.24	Property	Lucky - Vacaville I				8,100,000	2/10/2017							475,227	14,257	460,970	9,623	12,277	439,070	100.0%
10.25	Property	Save Mart - Elk Grove				7,800,000	2/10/2017							457,715	17,377	440,338	10,303	27,556	402,479	100.0%
10.26	Property	Save Mart - Fresno II				7,540,000	2/10/2017							442,197	13,266	428,931	11,342	30,335	387,254	100.0%
10.27	Property	Lucky - Sand City				6,960,000	2/8/2017							408,216	12,246	395,970	14,109	37,735	344,126	100.0%
10.28	Property	Lucky - Vacaville II				6,610,000	2/10/2017							388,049	11,641	376,408	10,101	12,886	353,421	100.0%
10.29	Property	Lucky - Hayward				6,560,000	2/10/2017							368,958	12,532	356,426	13,872	17,698	324,856	100.0%
10.30	Property	Save Mart - Kingsburg				6,470,000	2/10/2017							364,072	10,922	353,150	9,338	24,976	318,836	100.0%
10.31	Property	Save Mart - Sacramento				5,120,000	2/10/2017							300,397	9,012	291,385	11,203	29,963	250,219	100.0%
10.32	Property	Lucky - Santa Rosa				4,870,000	2/10/2017							285,971	8,579	277,392	12,425	15,852	249,114	100.0%
10.33	Property	Save Mart - Jackson				4,020,000	2/10/2017							245,565	7,367	238,198	9,163	24,508	204,527	100.0%
11	Loan	GM Logistics Center 2	0	5	0	47,600,000	4/12/2017	2.02	1.89	64.9%	52.1%	11.9%	11.1%	4,325,996	641,540	3,684,456	80,481	160,962	3,443,013	100.0%
12	Loan	The Fillmore Philadelphia	7	7	0	37,200,000	2/14/2017	1.64	1.51	67.9%	56.6%	10.1%	9.3%	3,015,217	464,608	2,550,609	19,645	188,172	2,342,792	95.0%
13	Loan	Embassy Suites - San Luis Obispo	5	0	0	49,200,000	6/8/2017	2.37	1.99	50.7%	43.6%	14.9%	12.6%	11,880,600	8,157,313	3,723,287	594,030	0	3,129,257	89.5%
14	Loan	IC Leased Fee Hotel Portfolio	0	0	0	85,300,000	Various	1.67	1.67	73.2%	73.2%	8.5%	8.5%	5,305,307	0	5,305,307	0	0	5,305,307	100.0%
14.01	Property	Radisson Paper Valley				27,100,000	3/27/2017							1,684,326	0	1,684,326	0	0	1,684,326	100.0%
14.02	Property	City Place Downtown St. Louis				21,400,000	3/28/2017							1,331,220	0	1,331,220	0	0	1,331,220	100.0%
14.03	Property	Radisson Albany				10,900,000	3/22/2017							679,432	0	679,432	0	0	679,432	100.0%
14.04	Property	Radisson Cromwell				7,400,000	3/23/2017							458,696	0	458,696	0	0	458,696	100.0%
14.05	Property	Radisson Cheyenne				6,700,000	4/4/2017							418,214	0	418,214	0	0	418,214	100.0%
14.06	Property	Radisson High Point				8,400,000	3/31/2017							523,777	0	523,777	0	0	523,777	100.0%
14.07	Property	Radisson Billings				3,400,000	4/5/2017							209,643	0	209,643	0	0	209,643	100.0%
15	Loan	Rosdev Industrial Portfolio	7	7	0	29,015,000	Various	1.55	1.38	72.4%	60.9%	9.3%	8.3%	2,009,838	49,112	1,960,726	97,398	121,748	1,741,580	100.0%
15.01	Property	Arro - Muskegon				14,100,000	3/16/2017							953,274	19,065	934,209	44,995	56,243	832,971	100.0%
15.02	Property	Arro - Hodgkins				8,100,000	3/16/2017							545,459	10,909	534,550	21,160	26,450	486,940	100.0%
15.03	Property	Edge Adhesives - Fort Worth				3,175,000	3/23/2017							244,831	4,897	239,934	12,173	15,216	212,545	100.0%
15.04	Property	Edge Adhesives - Grove City				2,130,000	3/21/2017							158,621	12,087	146,534	7,954	9,943	128,638	100.0%
15.05	Property	JustRite - Anderson				1,510,000	3/23/2017							107,653	2,153	105,500	11,117	13,896	80,488	100.0%
16	Loan	Breckenridge Portfolio	0	0	0	27,070,000	Various	1.32	1.30	68.7%	56.8%	8.7%	8.5%	1,682,373	67,988	1,614,384	12,992	14,723	1,586,670	100.0%
16.01	Property	Advance Auto - Mount Pleasant				2,560,000	7/6/2017							148,478	9,601	138,877	806	0	138,070	100.0%
16.02	Property	Auto Zone - Plant City				2,470,000	5/31/2017							134,490	4,035	130,455	684	0	129,771	100.0%
16.03	Property	Advance Auto - Saginaw				2,300,000	5/12/2017							127,822	6,518	121,304	689	0	120,616	100.0%
16.04	Property	Advance Auto - Fort Worth				2,200,000	5/12/2017							122,398	6,350	116,048	687	0	115,361	100.0%
16.05	Property	Dollar General - Sumter				2,000,000	7/6/2017							131,049	4,325	126,724	1,057	0	125,667	100.0%
16.06	Property	Advance Auto - Havelock				1,710,000	7/6/2017							103,589	4,499	99,090	683	0	98,407	100.0%
16.07	Property	Dollar General - Neeses				1,700,000	7/6/2017							117,188	3,816	113,372	1,064	0	112,308	100.0%
16.08	Property	Dollar General - Leland				1,670,000	6/6/2017							109,837	3,494	106,342	900	0	105,442	100.0%
16.09	Property	Dollar General - Danielsville				1,650,000	6/6/2017							108,343	3,508	104,835	1,064	0	103,771	100.0%
16.10	Property	Family Dollar - Montgomery				1,590,000	6/2/2017							100,999	4,184	96,815	832	4,908	91,076	100.0%
16.11	Property	Family Dollar - Warner Robins				1,580,000	6/4/2017							100,334	4,121	96,213	832	4,908	90,473	100.0%
16.12	Property	Family Dollar - Albany				1,530,000	6/4/2017							101,572	4,158	97,413	832	4,908	91,674	100.0%
16.13	Property	Dollar General - Iva				1,500,000	6/6/2017							98,687	3,353	95,334	1,057	0	94,277	100.0%
16.14	Property	Dollar General - Loris				1,340,000	6/6/2017							91,138	3,083	88,055	903	0	87,152	100.0%
16.15	Property	Dollar General - Longs				1,270,000	6/6/2017							86,449	2,942	83,507	903	0	82,604	100.0%
17	Loan	Pioneer Pines Mobile Home Park	0	0	0	24,910,000	5/17/2017	1.58	1.57	64.2%	52.2%	9.8%	9.7%	2,281,608	711,400	1,570,208	16,850	0	1,553,358	96.4%
18	Loan	South Main RVP	0	0	0	25,900,000	3/15/2017	1.33	1.31	59.7%	55.9%	9.5%	9.4%	2,734,390	1,260,549	1,473,841	21,800	0	1,452,041	98.4%
19	Loan	DENT Tower	0	0	0	22,600,000	6/7/2017	1.78	1.59	65.0%	55.9%	11.1%	9.9%	2,726,818	1,094,806	1,632,012	14,690	157,544	1,459,778	100.0%
20	Loan	Thompson Square	7	7	0	19,600,000	12/27/2016	1.64	1.54	73.0%	63.0%	10.5%	9.9%	2,172,205	667,512	1,504,693	27,127	63,855	1,413,711	90.2%
21	Loan	Marketplace at Delta Township	0	5	0	22,630,000	4/18/2017	2.10	1.85	60.5%	53.2%	13.1%	11.6%	2,588,819	798,686	1,790,133	76,715	130,764	1,582,653	81.0%
22	Loan	The Retreat	0	0	0	24,200,000	3/16/2017	1.80	1.62	55.8%	45.0%	10.8%	9.8%	3,282,790	1,819,036	1,463,754	145,367	0	1,318,387	94.0%
23	Loan	DoubleTree St Augustine	0	0	0	18,800,000	5/15/2017	2.15	1.87	70.0%	56.7%	13.1%	11.4%	5,596,401	3,869,708	1,726,692	223,856	0	1,502,836	84.0%
24	Loan	Sheraton - Orlando North	0	0	0	28,200,000	5/9/2017	3.45	2.79	46.0%	34.9%	25.1%	20.3%	15,566,233	12,305,965	3,260,268	622,649	0	2,637,619	65.3%
25	Loan	1200 State Fair	0	0	0	20,000,000	4/25/2017	1.73	1.61	64.9%	48.4%	12.0%	11.2%	2,383,122	822,036	1,561,086	54,899	54,899	1,451,288	94.0%
26	Loan	114 W Adams	0	0	0	16,800,000	4/19/2017	1.48	1.44	72.9%	59.8%	9.4%	9.1%	1,681,824	531,225	1,150,599	31,228	0	1,119,371	94.8%
27	Loan	Concorde Portfolio	7	7	0	44,330,000	Various	1.43	1.36	67.7%	57.3%	9.3%	8.8%	4,286,373	1,487,686	2,798,687	28,688	118,260	2,651,738	80.7%
27.01	Property	New Territory Randall’s Center				12,830,000	12/4/2016							1,039,597	317,507	722,090	4,196	26,735	691,159	75.8%
27.02	Property	Pineloch Center				9,210,000	12/7/2016							1,022,001	358,342	663,659	10,961	33,259	619,439	89.2%
27.03	Property	Bay Area & Highway 3				9,170,000	12/7/2016							857,861	391,809	466,053	6,426	29,249	430,378	65.3%
27.04	Property	New Territory Country Shops				4,580,000	12/4/2016							474,559	116,523	358,036	2,561	9,066	346,409	100.0%
27.05	Property	Fairfield Country Shops I West				4,520,000	12/4/2016							483,873	167,832	316,041	2,130	10,441	303,470	84.1%
27.06	Property	Bay Area & Seawolf				2,030,000	12/7/2016							209,366	71,391	137,975	1,244	3,775	132,955	100.0%
27.07	Property	Conroe Professional Building				1,990,000	12/8/2016							199,116	64,282	134,834	1,170	5,735	127,929	83.3%
28	Loan	Skagit Valley	0	0	0	17,800,000	4/25/2017	1.91	1.75	63.5%	60.3%	11.3%	10.4%	1,776,086	496,342	1,279,744	29,511	78,114	1,172,119	94.9%
29	Loan	Vista Del Sol Apartments	0	0	0	15,630,000	5/8/2017	1.54	1.45	71.0%	61.0%	9.6%	9.0%	2,211,533	1,146,954	1,064,579	66,000	0	998,579	87.9%
30	Loan	The Arbor	0	0	0	15,450,000	5/9/2017	1.52	1.38	69.5%	60.1%	9.7%	8.8%	1,778,270	731,687	1,046,583	13,012	86,750	946,821	93.8%
31	Loan	Nine Mile Plaza	0	0	0	14,500,000	4/14/2017	1.58	1.46	72.3%	59.3%	10.1%	9.3%	1,423,275	365,337	1,057,938	28,734	52,184	977,020	89.8%
32	Loan	Ionis Pharmaceutical - Faraday Ave	0	0	0	14,500,000	7/11/2017	1.68	1.61	62.8%	57.2%	9.9%	9.5%	917,299	18,346	898,953	5,454	31,814	861,686	100.0%
33	Loan	Comfort Inn Westport	0	0	0	14,400,000	6/28/2017	1.98	1.73	61.2%	49.8%	11.9%	10.5%	3,206,242	2,156,418	1,049,824	128,250	0	921,574	61.3%
34	Loan	Commonwealth Business Center	0	0	0	11,000,000	4/13/2017	1.79	1.48	72.7%	61.1%	11.3%	9.4%	1,220,996	314,365	906,631	29,066	126,374	751,191	94.7%
35	Loan	Millikan 73 (Nike)	5	5	0	15,100,000	4/18/2017	3.25	3.19	51.3%	51.3%	13.7%	13.5%	1,379,991	316,842	1,063,149	20,663	0	1,042,486	100.0%
36	Loan	Holiday Inn Express Jacksonville Beach	0	0	0	12,100,000	5/22/2017	2.33	2.08	63.6%	47.2%	16.0%	14.3%	3,293,405	2,062,841	1,230,564	131,736	0	1,098,828	87.2%
37	Loan	Hilltop Village Apartments	0	0	0	12,750,000	5/4/2017	1.69	1.54	58.8%	48.4%	10.9%	9.9%	1,892,661	1,075,616	817,045	74,400	0	742,645	98.0%
38	Loan	Quality Suites Buckhead	0	0	0	11,500,000	3/27/2017	2.01	1.81	63.0%	48.2%	15.0%	13.6%	2,691,132	1,601,896	1,089,235	107,645	0	981,590	71.2%
39	Loan	Westchester Market	0	0	0	12,500,000	1/24/2017	2.18	1.86	56.7%	46.7%	14.0%	12.0%	1,520,372	524,659	995,712	18,837	127,327	849,548	91.1%
40	Loan	Holiday Inn Express & Suites Saint Augustine	7	7	0	11,800,000	5/26/2017	2.73	2.45	57.6%	48.4%	16.9%	15.1%	2,972,592	1,826,014	1,146,578	118,904	0	1,027,675	84.8%
41	Loan	Fairfield Inn & Suites Columbus East	0	0	0	12,200,000	6/2/2017	2.07	1.85	55.3%	42.1%	15.3%	13.6%	2,727,661	1,697,629	1,030,032	109,106	0	920,926	80.4%
42	Loan	Autumn Ridge and Tompkins Green Apartments	0	0	0	9,160,000	5/15/2017	1.59	1.48	68.9%	51.3%	11.0%	10.2%	1,586,660	889,991	696,669	49,750	0	646,919	99.5%
43	Loan	ACG Conlon MHC Portfolio III	0	0	0	8,900,000	Various	1.56	1.54	70.8%	61.4%	10.2%	10.0%	1,186,787	546,742	640,046	8,537	0	631,509	93.4%
43.01	Property	McGregor MHC				5,850,000	5/2/2017							733,534	306,447	427,086	6,766	0	420,321	91.5%
43.02	Property	College Park MHC				3,050,000	4/27/2017							453,254	240,294	212,960	1,771	0	211,189	98.0%
44	Loan	Danube Apartments	0	0	0	10,600,000	4/27/2017	1.58	1.50	58.4%	48.4%	10.4%	9.9%	1,170,841	526,435	644,406	31,500	0	612,906	95.2%
45	Loan	Tuscany Mobile Home Park	0	0	0	9,800,000	5/16/2017	1.54	1.52	62.2%	50.4%	9.4%	9.3%	753,477	177,853	575,623	6,250	0	569,373	99.2%
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	0	0	0	9,700,000	4/1/2018	1.71	1.48	61.8%	51.6%	11.6%	10.0%	2,333,060	1,639,559	693,502	93,322	0	600,179	69.3%
47	Loan	El Dorado Retail	0	0	0	9,500,000	3/24/2017	1.70	1.55	61.6%	51.1%	11.3%	10.3%	823,614	163,663	659,951	9,316	46,692	603,944	90.1%
48	Loan	Wisconsin MHC Portfolio	0	0	0	8,380,000	5/26/2017	1.44	1.43	69.2%	59.8%	9.2%	9.1%	777,300	242,423	534,877	4,226	0	530,651	88.1%
48.01	Property	Northgate MHC				4,190,000	5/26/2017							374,166	103,588	270,578	1,326	0	269,252	93.1%
48.02	Property	Huber MHC				2,130,000	5/26/2017							222,657	94,035	128,622	1,640	0	126,982	85.4%
48.03	Property	Knollwood MHC				2,060,000	5/26/2017							180,477	44,800	135,677	1,260	0	134,417	83.3%
49	Loan	Courtyard Tulsa	0	0	0	9,500,000	1/1/2018	1.78	1.58	60.2%	51.2%	12.8%	11.3%	2,067,933	1,337,366	730,567	82,717	0	647,850	45.1%
50	Loan	Cedar Creek Apartments	0	0	0	8,175,000	5/5/2017	1.56	1.45	67.3%	58.1%	10.0%	9.3%	919,837	369,599	550,238	38,100	0	512,138	100.0%
51	Loan	Comfort Inn & Suites Fayetteville	5	5	0	7,500,000	5/17/2017	2.37	2.16	63.3%	47.1%	16.4%	14.9%	1,769,369	988,471	780,898	70,775	0	710,124	73.1%
52	Loan	Walgreens Grand Rapids	0	5	0	7,975,000	5/22/2017	2.63	2.61	56.4%	56.4%	10.9%	10.9%	499,482	7,492	491,989	2,183	0	489,807	100.0%
53	Loan	Huffman Self Storage	0	0	0	6,550,000	4/18/2017	1.45	1.43	66.1%	56.7%	9.0%	8.9%	619,974	229,048	390,926	6,013	0	384,914	94.1%
54	Loan	Desert Sky Retail	0	0	0	6,030,000	4/18/2017	1.55	1.49	69.7%	60.0%	9.8%	9.4%	560,576	149,907	410,668	2,360	13,847	394,461	100.0%
55	Loan	Aspen Court	0	0	0	6,400,000	5/1/2017	1.70	1.49	62.4%	51.8%	11.3%	9.9%	824,183	372,836	451,347	6,943	48,782	395,621	91.5%
56	Loan	Canton Corners	0	0	0	5,850,000	4/24/2017	1.53	1.44	68.2%	55.8%	9.7%	9.1%	517,835	131,973	385,862	4,840	19,618	361,404	72.0%
57	Loan	Comfort Suites Brunswick	0	0	0	6,300,000	4/20/2017	1.94	1.67	58.6%	48.6%	12.8%	11.0%	1,663,205	1,189,247	473,958	66,528	0	407,430	84.6%
58	Loan	Mariposa Self Storage	0	0	0	3,750,000	4/29/2017	1.71	1.65	61.3%	53.0%	10.9%	10.6%	426,608	175,008	251,600	8,357	0	243,243	64.5%
59	Loan	Crosswoods Commons	0	0	0	2,600,000	3/23/2017	1.94	1.81	71.2%	59.7%	13.3%	12.4%	420,515	174,132	246,382	4,000	12,799	229,583	100.0%

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Occupancy as-of Date	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(12)(13)(14)(15)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA
1	Loan	General Motors Building	6/1/2017	12/31/2016	256,349,455	104,924,109	151,425,346	12/31/2015	249,768,162	99,256,499	150,511,664	12/31/2014	257,318,784	92,003,166	165,315,617	Weil, Gotshal & Manges	489,867	24.6%
2	Loan	Park West Village	7/1/2017	TTM 5/31/2017	19,995,613	8,925,864	11,069,748	12/31/2016	18,763,245	8,484,881	10,278,364	12/31/2015	17,825,091	9,093,534	8,731,557	N/A	N/A	N/A
3	Loan	TZA Multifamily Portfolio I	5/3/2017	TTM 3/31/2017	19,563,059	7,733,184	11,829,875	12/31/2016	19,059,127	8,547,163	10,511,963	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.01	Property	Rolling Hills	5/3/2017	TTM 3/31/2017	2,391,733	793,082	1,598,651	12/31/2016	2,287,460	837,955	1,449,505	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.02	Property	Lakeland Manor	5/3/2017	TTM 3/31/2017	2,751,869	1,041,323	1,710,546	12/31/2016	2,687,990	1,034,604	1,653,386	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.03	Property	Kings Trail	5/3/2017	TTM 3/31/2017	2,666,521	1,015,184	1,651,337	12/31/2016	2,625,075	1,142,854	1,482,221	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.04	Property	Bella Mar	5/3/2017	TTM 3/31/2017	2,188,958	900,881	1,288,077	12/31/2016	2,111,689	1,073,715	1,037,974	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.05	Property	Del Rio	5/3/2017	TTM 3/31/2017	1,482,535	681,133	801,403	12/31/2016	1,411,941	819,072	592,869	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.06	Property	Timberfalls	5/3/2017	TTM 3/31/2017	1,495,688	736,883	758,805	Annualized 10 12/31/2016	1,462,041	838,806	623,235	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.07	Property	Jacksonville Heights	5/3/2017	TTM 3/31/2017	1,371,114	649,583	721,532	12/31/2016	1,425,736	658,868	766,867	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.08	Property	Lago Bello	5/3/2017	TTM 3/31/2017	1,055,375	404,005	651,370	12/31/2016	1,036,556	493,203	543,353	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.09	Property	North Washington	5/3/2017	TTM 3/31/2017	1,014,357	280,052	734,305	12/31/2016	983,963	287,521	696,442	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.10	Property	Tanglewood	5/3/2017	TTM 3/31/2017	1,014,866	392,407	622,459	12/31/2016	981,526	419,502	562,024	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.11	Property	Mount Dora	5/3/2017	TTM 3/31/2017	966,127	359,962	606,165	12/31/2016	927,231	395,959	531,272	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.12	Property	Brandywyne	5/3/2017	TTM 3/31/2017	612,207	224,772	387,436	12/31/2016	590,555	248,915	341,640	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.13	Property	The Landings	5/3/2017	TTM 3/31/2017	417,163	187,465	229,698	12/31/2016	395,552	215,327	180,225	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.14	Property	Country Place	5/3/2017	TTM 3/31/2017	134,544	66,454	68,090	12/31/2016	131,812	80,863	50,949	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	Del Amo Fashion Center	5/15/2017	TTM 3/31/2017	77,175,155	23,956,448	53,218,707	12/31/2016	75,673,675	24,572,583	51,101,092	12/31/2015	51,645,131	16,605,695	35,039,436	J.C. Penney	163,346	9.2%
5	Loan	Starwood Capital Group Hotel Portfolio	TTM 3/31/2017	TTM 3/31/2017	212,650,616	140,075,692	72,574,924	12/31/2016	214,236,030	139,766,633	74,469,397	12/31/2015	210,181,276	136,174,637	74,006,639	N/A	N/A	N/A
5.01	Property	Larkspur Landing Sunnyvale	TTM 3/31/2017	TTM 3/31/2017	7,774,225	3,182,596	4,591,630	12/31/2016	7,817,367	3,196,232	4,621,136	12/31/2015	7,402,221	3,043,842	4,358,379	N/A	N/A	N/A
5.02	Property	Larkspur Landing Milpitas	TTM 3/31/2017	TTM 3/31/2017	6,764,028	2,934,998	3,829,030	12/31/2016	6,748,863	2,919,223	3,829,640	12/31/2015	6,284,848	2,765,694	3,519,154	N/A	N/A	N/A
5.03	Property	Larkspur Landing Campbell	TTM 3/31/2017	TTM 3/31/2017	6,059,570	2,757,497	3,302,074	12/31/2016	6,251,271	2,837,671	3,413,600	12/31/2015	5,892,933	2,614,126	3,278,807	N/A	N/A	N/A
5.04	Property	Larkspur Landing San Francisco	TTM 3/31/2017	TTM 3/31/2017	5,697,514	3,243,028	2,454,486	12/31/2016	5,905,601	3,162,141	2,743,461	12/31/2015	5,806,373	3,043,071	2,763,303	N/A	N/A	N/A
5.05	Property	Larkspur Landing Pleasanton	TTM 3/31/2017	TTM 3/31/2017	5,193,352	2,729,274	2,464,078	12/31/2016	5,319,602	2,764,545	2,555,057	12/31/2015	4,880,674	2,567,319	2,313,355	N/A	N/A	N/A
5.06	Property	Larkspur Landing Bellevue	TTM 3/31/2017	TTM 3/31/2017	4,692,425	2,495,573	2,196,852	12/31/2016	4,726,484	2,501,374	2,225,110	12/31/2015	4,615,653	2,539,918	2,075,735	N/A	N/A	N/A
5.07	Property	Larkspur Landing Sacramento	TTM 3/31/2017	TTM 3/31/2017	4,214,257	2,376,584	1,837,673	12/31/2016	4,200,451	2,369,171	1,831,280	12/31/2015	4,176,563	2,318,331	1,858,232	N/A	N/A	N/A
5.08	Property	Hampton Inn Ann Arbor North	TTM 3/31/2017	TTM 3/31/2017	4,826,301	2,931,510	1,894,791	12/31/2016	4,956,425	2,996,409	1,960,016	12/31/2015	4,678,954	2,774,233	1,904,721	N/A	N/A	N/A
5.09	Property	Larkspur Landing Hillsboro	TTM 3/31/2017	TTM 3/31/2017	3,941,272	2,212,809	1,728,463	12/31/2016	4,016,848	2,189,946	1,826,902	12/31/2015	3,915,128	2,027,124	1,888,005	N/A	N/A	N/A
5.10	Property	Larkspur Landing Renton	TTM 3/31/2017	TTM 3/31/2017	4,423,020	2,707,102	1,715,917	12/31/2016	4,349,218	2,659,463	1,689,754	12/31/2015	4,324,596	2,570,888	1,753,708	N/A	N/A	N/A
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark	TTM 3/31/2017	TTM 3/31/2017	5,568,856	4,003,041	1,565,815	12/31/2016	5,505,741	3,984,588	1,521,153	12/31/2015	5,424,474	3,999,092	1,425,382	N/A	N/A	N/A
5.12	Property	Residence Inn Toledo Maumee	TTM 3/31/2017	TTM 3/31/2017	4,066,425	2,577,284	1,489,141	12/31/2016	3,998,051	2,569,850	1,428,201	12/31/2015	3,874,115	2,579,170	1,294,945	N/A	N/A	N/A
5.13	Property	Residence Inn Williamsburg	TTM 3/31/2017	TTM 3/31/2017	3,955,706	2,577,258	1,378,448	12/31/2016	4,098,296	2,645,877	1,452,419	12/31/2015	3,685,293	2,398,382	1,286,911	N/A	N/A	N/A
5.14	Property	Hampton Inn Suites Waco South	TTM 3/31/2017	TTM 3/31/2017	4,293,844	2,857,582	1,436,261	12/31/2016	4,293,352	2,832,923	1,460,429	12/31/2015	4,247,264	2,754,599	1,492,665	N/A	N/A	N/A
5.15	Property	Holiday Inn Louisville Airport Fair Expo	TTM 3/31/2017	TTM 3/31/2017	4,185,314	2,774,983	1,410,331	12/31/2016	4,308,290	2,810,936	1,497,354	12/31/2015	4,124,662	2,659,301	1,465,361	N/A	N/A	N/A
5.16	Property	Courtyard Tyler	TTM 3/31/2017	TTM 3/31/2017	3,341,364	2,071,232	1,270,131	12/31/2016	3,429,564	2,089,629	1,339,935	12/31/2015	3,919,126	2,220,154	1,698,971	N/A	N/A	N/A
5.17	Property	Hilton Garden Inn Edison Raritan Center	TTM 3/31/2017	TTM 3/31/2017	5,848,958	4,501,494	1,347,464	12/31/2016	5,761,789	4,454,017	1,307,772	12/31/2015	5,493,273	4,439,380	1,053,893	N/A	N/A	N/A
5.18	Property	Hilton Garden Inn St Paul Oakdale	TTM 3/31/2017	TTM 3/31/2017	4,891,094	3,176,826	1,714,268	12/31/2016	4,983,720	3,192,469	1,791,252	12/31/2015	4,711,861	3,108,429	1,603,432	N/A	N/A	N/A
5.19	Property	Residence Inn Grand Rapids West	TTM 3/31/2017	TTM 3/31/2017	3,115,120	1,993,563	1,121,557	12/31/2016	3,310,952	2,018,261	1,292,691	12/31/2015	3,062,200	1,923,049	1,139,151	N/A	N/A	N/A
5.20	Property	Peoria, AZ Residence Inn	TTM 3/31/2017	TTM 3/31/2017	3,248,248	2,073,979	1,174,268	12/31/2016	3,292,301	2,053,732	1,238,569	12/31/2015	3,187,787	2,012,469	1,175,318	N/A	N/A	N/A
5.21	Property	Hampton Inn Suites Bloomington Normal	TTM 3/31/2017	TTM 3/31/2017	3,738,690	2,323,067	1,415,623	12/31/2016	3,759,689	2,340,772	1,418,917	12/31/2015	4,022,171	2,458,126	1,564,044	N/A	N/A	N/A
5.22	Property	Courtyard Chico	TTM 3/31/2017	TTM 3/31/2017	3,850,184	2,409,784	1,440,399	12/31/2016	3,812,434	2,381,258	1,431,176	12/31/2015	3,178,650	2,087,242	1,091,408	N/A	N/A	N/A
5.23	Property	Hampton Inn Suites Kokomo	TTM 3/31/2017	TTM 3/31/2017	3,680,915	2,406,941	1,273,974	12/31/2016	3,744,550	2,431,095	1,313,454	12/31/2015	3,524,349	2,357,841	1,166,508	N/A	N/A	N/A
5.24	Property	Hampton Inn Suites South Bend	TTM 3/31/2017	TTM 3/31/2017	3,810,167	2,560,292	1,249,874	12/31/2016	3,779,982	2,535,257	1,244,725	12/31/2015	3,424,014	2,329,908	1,094,106	N/A	N/A	N/A
5.25	Property	Courtyard Wichita Falls	TTM 3/31/2017	TTM 3/31/2017	3,121,444	2,010,030	1,111,414	12/31/2016	3,055,163	1,967,538	1,087,624	12/31/2015	2,944,157	1,949,071	995,086	N/A	N/A	N/A
5.26	Property	Hampton Inn Morehead	TTM 3/31/2017	TTM 3/31/2017	3,154,358	2,044,468	1,109,890	12/31/2016	3,140,885	2,029,198	1,111,688	12/31/2015	2,908,105	1,894,889	1,013,216	N/A	N/A	N/A
5.27	Property	Residence Inn Chico	TTM 3/31/2017	TTM 3/31/2017	3,273,835	2,069,989	1,203,846	12/31/2016	3,230,070	2,003,854	1,226,216	12/31/2015	3,017,201	1,895,739	1,121,462	N/A	N/A	N/A
5.28	Property	Courtyard Lufkin	TTM 3/31/2017	TTM 3/31/2017	2,752,597	2,000,258	752,338	12/31/2016	2,938,698	2,065,448	873,250	12/31/2015	3,391,091	2,179,605	1,211,486	N/A	N/A	N/A
5.29	Property	Hampton Inn Carlisle	TTM 3/31/2017	TTM 3/31/2017	3,439,196	2,305,135	1,134,061	12/31/2016	3,524,239	2,363,148	1,161,091	12/31/2015	3,477,412	2,258,369	1,219,043	N/A	N/A	N/A
5.30	Property	Springhill Suites Williamsburg	TTM 3/31/2017	TTM 3/31/2017	3,361,902	2,469,058	892,843	12/31/2016	3,440,078	2,462,690	977,388	12/31/2015	3,204,858	2,304,606	900,252	N/A	N/A	N/A
5.31	Property	Fairfield Inn Bloomington	TTM 3/31/2017	TTM 3/31/2017	3,018,966	1,711,211	1,307,756	12/31/2016	2,956,451	1,695,639	1,260,812	12/31/2015	2,237,500	1,653,149	584,352	N/A	N/A	N/A
5.32	Property	Waco Residence Inn	TTM 3/31/2017	TTM 3/31/2017	3,136,682	2,208,764	927,918	12/31/2016	3,115,712	2,129,416	986,296	12/31/2015	2,926,457	2,041,322	885,135	N/A	N/A	N/A
5.33	Property	Holiday Inn Express Fishers	TTM 3/31/2017	TTM 3/31/2017	3,176,451	2,209,137	967,314	12/31/2016	3,132,794	2,184,957	947,837	12/31/2015	2,880,638	1,935,320	945,318	N/A	N/A	N/A
5.34	Property	Larkspur Landing Folsom	TTM 3/31/2017	TTM 3/31/2017	2,902,483	2,029,275	873,208	12/31/2016	2,893,984	2,022,130	871,854	12/31/2015	2,842,366	1,914,516	927,850	N/A	N/A	N/A
5.35	Property	Springhill Suites Chicago Naperville Warrenville	TTM 3/31/2017	TTM 3/31/2017	3,321,573	2,613,848	707,725	12/31/2016	3,229,904	2,567,803	662,101	12/31/2015	3,334,536	2,615,422	719,114	N/A	N/A	N/A
5.36	Property	Holiday Inn Express & Suites Paris	TTM 3/31/2017	TTM 3/31/2017	2,343,673	1,533,494	810,179	12/31/2016	2,339,461	1,515,400	824,061	12/31/2015	2,256,662	1,456,462	800,200	N/A	N/A	N/A
5.37	Property	Toledo Homewood Suites	TTM 3/31/2017	TTM 3/31/2017	2,929,714	1,970,860	958,854	12/31/2016	2,879,994	1,999,558	880,436	12/31/2015	2,585,574	1,880,413	705,161	N/A	N/A	N/A
5.38	Property	Grand Rapids Homewood Suites	TTM 3/31/2017	TTM 3/31/2017	3,009,146	2,254,528	754,618	12/31/2016	3,082,919	2,206,236	876,683	12/31/2015	3,044,043	2,141,853	902,190	N/A	N/A	N/A
5.39	Property	Cheyenne Fairfield Inn and Suites	TTM 3/31/2017	TTM 3/31/2017	1,961,942	1,198,541	763,401	12/31/2016	2,069,004	1,233,313	835,692	12/31/2015	2,184,113	1,274,027	910,086	N/A	N/A	N/A
5.40	Property	Fairfield Inn Laurel	TTM 3/31/2017	TTM 3/31/2017	3,127,939	2,454,865	673,074	12/31/2016	3,060,436	2,430,414	630,022	12/31/2015	2,980,035	2,319,285	660,749	N/A	N/A	N/A
5.41	Property	Courtyard Akron Stow	TTM 3/31/2017	TTM 3/31/2017	3,168,035	2,265,448	902,586	12/31/2016	3,339,430	2,310,440	1,028,990	12/31/2015	3,378,668	2,167,968	1,210,700	N/A	N/A	N/A
5.42	Property	Larkspur Landing Roseville	TTM 3/31/2017	TTM 3/31/2017	2,851,065	2,050,973	800,092	12/31/2016	2,791,909	2,028,202	763,707	12/31/2015	2,792,081	1,987,238	804,842	N/A	N/A	N/A
5.43	Property	Towneplace Suites Bloomington	TTM 3/31/2017	TTM 3/31/2017	2,441,633	1,579,332	862,300	12/31/2016	2,355,692	1,515,451	840,241	12/31/2015	1,990,897	1,378,491	612,406	N/A	N/A	N/A
5.44	Property	Hampton Inn Danville	TTM 3/31/2017	TTM 3/31/2017	2,591,371	1,849,816	741,555	12/31/2016	2,521,595	1,800,163	721,433	12/31/2015	2,301,578	1,688,631	612,946	N/A	N/A	N/A
5.45	Property	Holiday Inn Norwich	TTM 3/31/2017	TTM 3/31/2017	4,801,904	4,023,218	778,687	12/31/2016	4,825,972	4,034,355	791,617	12/31/2015	4,347,308	3,741,178	606,130	N/A	N/A	N/A
5.46	Property	Hampton Inn Suites Longview North	TTM 3/31/2017	TTM 3/31/2017	2,322,688	1,660,639	662,049	12/31/2016	2,373,357	1,694,366	678,991	12/31/2015	3,058,158	1,867,316	1,190,842	N/A	N/A	N/A
5.47	Property	Springhill Suites Peoria Westlake	TTM 3/31/2017	TTM 3/31/2017	2,918,586	2,421,747	496,839	12/31/2016	2,854,364	2,384,615	469,749	12/31/2015	3,126,977	2,492,033	634,944	N/A	N/A	N/A
5.48	Property	Hampton Inn Suites Buda	TTM 3/31/2017	TTM 3/31/2017	2,627,746	1,761,027	866,719	12/31/2016	2,680,752	1,780,820	899,932	12/31/2015	2,802,930	1,805,221	997,709	N/A	N/A	N/A
5.49	Property	Shawnee Hampton Inn	TTM 3/31/2017	TTM 3/31/2017	1,892,474	1,264,237	628,237	12/31/2016	1,890,630	1,254,672	635,957	12/31/2015	1,834,041	1,262,710	571,331	N/A	N/A	N/A
5.50	Property	Racine Fairfield Inn	TTM 3/31/2017	TTM 3/31/2017	1,812,261	1,199,377	612,885	12/31/2016	1,800,048	1,203,878	596,170	12/31/2015	1,757,437	1,159,991	597,446	N/A	N/A	N/A
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam	TTM 3/31/2017	TTM 3/31/2017	2,433,055	1,733,654	699,401	12/31/2016	2,342,011	1,691,679	650,333	12/31/2015	2,166,585	1,511,366	655,218	N/A	N/A	N/A
5.52	Property	Holiday Inn Express & Suites Terrell	TTM 3/31/2017	TTM 3/31/2017	2,149,392	1,533,271	616,121	12/31/2016	2,116,706	1,494,300	622,406	12/31/2015	2,004,889	1,411,915	592,974	N/A	N/A	N/A
5.53	Property	Westchase Homewood Suites	TTM 3/31/2017	TTM 3/31/2017	2,958,058	2,563,519	394,540	12/31/2016	3,210,256	2,668,409	541,847	12/31/2015	4,364,744	3,053,944	1,310,801	N/A	N/A	N/A
5.54	Property	Holiday Inn Express & Suites Tyler South	TTM 3/31/2017	TTM 3/31/2017	2,128,673	1,518,165	610,507	12/31/2016	2,077,217	1,500,505	576,713	12/31/2015	2,201,486	1,542,169	659,318	N/A	N/A	N/A
5.55	Property	Holiday Inn Express & Suites Huntsville	TTM 3/31/2017	TTM 3/31/2017	2,360,887	1,659,727	701,160	12/31/2016	2,407,786	1,674,172	733,614	12/31/2015	3,196,798	1,860,283	1,336,515	N/A	N/A	N/A
5.56	Property	Hampton Inn Sweetwater	TTM 3/31/2017	TTM 3/31/2017	1,585,686	1,177,401	408,284	12/31/2016	1,725,603	1,225,261	500,342	12/31/2015	2,002,056	1,401,720	600,336	N/A	N/A	N/A
5.57	Property	Comfort Suites Buda Austin South	TTM 3/31/2017	TTM 3/31/2017	2,082,208	1,530,153	552,056	12/31/2016	2,074,254	1,519,552	554,702	12/31/2015	2,032,396	1,501,547	530,849	N/A	N/A	N/A
5.58	Property	Fairfield Inn & Suites Weatherford	TTM 3/31/2017	TTM 3/31/2017	1,659,116	1,339,100	320,016	12/31/2016	1,543,315	1,276,569	266,746	12/31/2015	1,465,030	1,177,226	287,804	N/A	N/A	N/A
5.59	Property	Holiday Inn Express & Suites Altus	TTM 3/31/2017	TTM 3/31/2017	1,417,147	1,198,163	218,984	12/31/2016	1,422,396	1,182,112	240,285	12/31/2015	1,322,219	1,123,647	198,572	N/A	N/A	N/A
5.60	Property	Comfort Inn & Suites Paris	TTM 3/31/2017	TTM 3/31/2017	1,157,262	900,440	256,821	12/31/2016	1,161,068	884,258	276,810	12/31/2015	1,058,458	812,594	245,864	N/A	N/A	N/A
5.61	Property	Hampton Inn Suites Decatur	TTM 3/31/2017	TTM 3/31/2017	1,550,317	1,362,365	187,952	12/31/2016	1,547,032	1,330,723	216,309	12/31/2015	1,669,635	1,341,281	328,354	N/A	N/A	N/A
5.62	Property	Holiday Inn Express & Suites Texarkana East	TTM 3/31/2017	TTM 3/31/2017	1,638,961	1,463,932	175,029	12/31/2016	1,621,549	1,440,815	180,734	12/31/2015	1,496,353	1,347,419	148,934	N/A	N/A	N/A
5.63	Property	Mankato Fairfield Inn	TTM 3/31/2017	TTM 3/31/2017	1,236,472	1,080,742	155,731	12/31/2016	1,222,539	1,043,308	179,231	12/31/2015	1,247,365	1,021,766	225,599	N/A	N/A	N/A
5.64	Property	Candlewood Suites Texarkana	TTM 3/31/2017	TTM 3/31/2017	1,239,140	1,117,335	121,805	12/31/2016	1,270,187	1,104,763	165,424	12/31/2015	1,127,933	964,547	163,386	N/A	N/A	N/A
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East	TTM 3/31/2017	TTM 3/31/2017	413,730	860,149	-446,419	12/31/2016	599,729	909,669	-309,940	12/31/2015	1,363,324	1,246,696	116,629	N/A	N/A	N/A
6	Loan	85 Broad Street	4/19/2017	TTM 2/28/2017	45,212,554	21,305,990	23,906,564	12/31/2016	44,191,890	21,069,855	23,122,035	12/31/2015	35,477,343	21,206,955	14,270,387	WeWork	292,956	26.2%
7	Loan	AHIP Northeast Portfolio III	TTM 3/31/2017	TTM 3/31/2017	18,969,246	11,128,712	7,840,534	12/31/2016	18,749,366	11,019,953	7,729,413	12/31/2015	17,674,505	10,787,866	6,886,639	N/A	N/A	N/A
7.01	Property	SpringHill Suites - Bellport	TTM 3/31/2017	TTM 3/31/2017	5,438,844	2,899,384	2,539,460	12/31/2016	5,249,550	2,828,451	2,421,099	12/31/2015	5,017,381	2,815,804	2,201,577	N/A	N/A	N/A
7.02	Property	Hampton Inn Baltimore - White Marsh	TTM 3/31/2017	TTM 3/31/2017	4,746,964	2,830,232	1,916,732	12/31/2016	4,739,948	2,826,410	1,913,538	12/31/2015	4,570,036	2,832,402	1,737,634	N/A	N/A	N/A
7.03	Property	Homewood Suites - Egg Harbor	TTM 3/31/2017	TTM 3/31/2017	4,653,404	2,812,290	1,841,114	12/31/2016	4,684,085	2,802,128	1,881,957	12/31/2015	4,229,684	2,623,070	1,606,614	N/A	N/A	N/A
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	TTM 3/31/2017	TTM 3/31/2017	4,130,034	2,586,806	1,543,228	12/31/2016	4,075,783	2,562,964	1,512,819	12/31/2015	3,857,404	2,516,590	1,340,814	N/A	N/A	N/A
8	Loan	510 Cottonwood	8/1/2017	TTM 3/31/2017	1,823,036	471,553	1,351,483	12/31/2016	1,772,890	465,794	1,307,096	12/31/2015	2,682,090	483,981	2,198,109	Abbott Medical Optics	180,086	100.0%
9	Loan	245 Park Avenue	2/28/2017	TTM 3/31/2017	168,887,445	61,210,771	107,676,674	12/31/2016	167,638,950	60,922,988	106,715,962	12/31/2015	160,661,056	57,993,351	102,667,705	Société Générale	562,347	32.6%
10	Loan	Save Mart Portfolio	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	1,733,239	100.0%
10.01	Property	Lucky - San Francisco	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	49,188	100.0%
10.02	Property	Lucky - San Bruno	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	56,280	100.0%
10.03	Property	Lucky California - Daly City	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	61,881	100.0%
10.04	Property	Lucky - San Jose I	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	52,659	100.0%
10.05	Property	Lucky - San Jose II	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	59,907	100.0%
10.06	Property	Lucky - San Leandro	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	58,526	100.0%
10.07	Property	Dick’s Sporting Goods - Folsom	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	49,517	100.0%
10.08	Property	Lucky - Concord	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	61,447	100.0%
10.09	Property	FoodMaxx - Antioch	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	60,154	100.0%
10.10	Property	Lucky - Hollister	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	62,078	100.0%
10.11	Property	Save Mart - Modesto	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	54,605	100.0%
10.12	Property	Dick’s Sporting Goods - Salinas	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	62,246	100.0%
10.13	Property	Save Mart - Clovis	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	50,918	100.0%
10.14	Property	Save Mart - Grass Valley	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	43,737	100.0%
10.15	Property	FoodMaxx - Sacramento	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	51,316	100.0%
10.16	Property	Lucky - Hayward I	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	45,579	100.0%

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Occupancy as-of Date	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(12)(13)(14)(15)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA
10.17	Property	Save Mart - Auburn	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	43,768	100.0%
10.18	Property	Save Mart - Tracy	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	62,236	100.0%
10.19	Property	S-Mart - Lodi	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	50,342	100.0%
10.20	Property	Save Mart - Chico	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	42,294	100.0%
10.21	Property	Save Mart - Fresno I	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	58,360	100.0%
10.22	Property	Lucky - San Jose III	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	49,103	100.0%
10.23	Property	Save Mart - Roseville	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	53,248	100.0%
10.24	Property	Lucky - Vacaville I	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	42,630	100.0%
10.25	Property	Save Mart - Elk Grove	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	45,641	100.0%
10.26	Property	Save Mart - Fresno II	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	50,245	100.0%
10.27	Property	Lucky - Sand City	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	62,501	100.0%
10.28	Property	Lucky - Vacaville II	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	44,745	100.0%
10.29	Property	Lucky - Hayward	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	61,454	100.0%
10.30	Property	Save Mart - Kingsburg	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	41,368	100.0%
10.31	Property	Save Mart - Sacramento	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	49,629	100.0%
10.32	Property	Lucky - Santa Rosa	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	55,044	100.0%
10.33	Property	Save Mart - Jackson	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	40,593	100.0%
11	Loan	GM Logistics Center 2	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	General Motors LLC	804,810	100.0%
12	Loan	The Fillmore Philadelphia	7/20/2017	4/30/2017	2,183,124	548,850	1,634,274	12/31/2016	1,635,127	469,772	1,165,355	N/A	N/A	N/A	N/A	Live Nation	54,230	41.4%
13	Loan	Embassy Suites - San Luis Obispo	6/2/2017	TTM 4/30/2017	10,411,104	7,769,010	2,642,094	12/31/2016	10,434,641	7,597,528	2,837,113	12/31/2015	11,609,405	7,890,615	3,718,790	N/A	N/A	N/A
14	Loan	IC Leased Fee Hotel Portfolio	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.01	Property	Radisson Paper Valley	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.02	Property	City Place Downtown St. Louis	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.03	Property	Radisson Albany	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.04	Property	Radisson Cromwell	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.05	Property	Radisson Cheyenne	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.06	Property	Radisson High Point	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.07	Property	Radisson Billings	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	Rosdev Industrial Portfolio	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A
15.01	Property	Arro - Muskegon	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Arro Corporation	224,973	100.0%
15.02	Property	Arro - Hodgkins	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Arro Corporation	105,800	100.0%
15.03	Property	Edge Adhesives - Fort Worth	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Edge Adhesives, Inc.	60,865	100.0%
15.04	Property	Edge Adhesives - Grove City	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Edge Adhesives, Inc.	39,770	100.0%
15.05	Property	JustRite - Anderson	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	JustRite Manufacturing Co., LLC	55,583	100.0%
16	Loan	Breckenridge Portfolio	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	129,918	N/A
16.01	Property	Advance Auto - Mount Pleasant	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Advance Auto	8,064	100.0%
16.02	Property	Auto Zone - Plant City	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Auto Zone	6,840	100.0%
16.03	Property	Advance Auto - Saginaw	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Advance Auto	6,889	100.0%
16.04	Property	Advance Auto - Fort Worth	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Advance Auto	6,868	100.0%
16.05	Property	Dollar General - Sumter	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	10,566	100.0%
16.06	Property	Advance Auto - Havelock	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Advance Auto	6,831	100.0%
16.07	Property	Dollar General - Neeses	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	10,640	100.0%
16.08	Property	Dollar General - Leland	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,002	100.0%
16.09	Property	Dollar General - Danielsville	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	10,640	100.0%
16.10	Property	Family Dollar - Montgomery	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Family Dollar	8,320	100.0%
16.11	Property	Family Dollar - Warner Robins	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Family Dollar	8,320	100.0%
16.12	Property	Family Dollar - Albany	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Family Dollar	8,320	100.0%
16.13	Property	Dollar General - Iva	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	10,566	100.0%
16.14	Property	Dollar General - Loris	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,026	100.0%
16.15	Property	Dollar General - Longs	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,026	100.0%
17	Loan	Pioneer Pines Mobile Home Park	5/1/2017	TTM 5/31/2017	2,219,894	631,758	1,588,136	12/31/2016	2,213,394	624,779	1,588,615	12/31/2015	1,951,103	705,254	1,245,849	N/A	N/A	N/A
18	Loan	South Main RVP	2/28/2017	TTM 2/28/2017	3,125,892	1,302,945	1,822,947	12/31/2016	3,021,085	1,266,887	1,754,198	12/31/2015	2,399,318	946,242	1,453,075	N/A	N/A	N/A
19	Loan	DENT Tower	7/11/2017	12/31/2016	2,807,543	1,001,451	1,806,092	12/31/2015	2,755,865	1,006,364	1,749,501	12/31/2014	2,718,348	998,700	1,719,648	DENT Neurologic	52,969	75.7%
20	Loan	Thompson Square	6/26/2017	TTM 4/30/2017	1,869,910	564,125	1,305,785	12/31/2016	2,101,056	650,794	1,450,262	12/31/2015	2,108,111	684,464	1,423,647	Shop Rite	54,300	46.0%
21	Loan	Marketplace at Delta Township	5/19/2017	TTM 3/31/2017	2,991,181	818,668	2,172,513	12/31/2016	3,086,025	798,277	2,287,748	12/31/2015	3,009,611	828,745	2,180,866	Michael’s	24,251	13.9%
22	Loan	The Retreat	4/30/2017	TTM 4/30/2017	3,040,974	1,811,051	1,229,922	12/31/2016	2,732,044	1,744,356	987,688	12/31/2015	2,545,258	1,605,172	940,086	N/A	N/A	N/A
23	Loan	DoubleTree St Augustine	TTM 3/31/2017	TTM 3/31/2017	5,609,284	3,808,517	1,800,767	12/31/2016	5,532,512	3,731,222	1,801,290	12/31/2015	4,905,604	3,351,690	1,553,914	N/A	N/A	N/A
24	Loan	Sheraton - Orlando North	TTM 3/31/2017	TTM 3/31/2017	15,566,233	11,287,577	4,278,657	12/31/2016	15,123,604	11,382,605	3,740,999	12/31/2015	12,974,848	10,602,402	2,372,446	N/A	N/A	N/A
25	Loan	1200 State Fair	7/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	W.B. Mason Co, Inc.	259,700	47.3%
26	Loan	114 W Adams	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
27	Loan	Concorde Portfolio	6/27/2017	TTM 3/31/2017	4,142,193	1,464,591	2,677,602	12/31/2016	4,141,952	1,468,391	2,673,561	12/31/2015	4,535,524	1,415,599	3,119,925	Various	Various	N/A
27.01	Property	New Territory Randall’s Center	6/27/2017	TTM 3/31/2017	1,262,050	299,659	962,391	12/31/2016	1,300,513	325,065	975,448	12/31/2015	1,274,439	321,854	952,585	Spec’s	5,500	13.1%
27.02	Property	Pineloch Center	6/27/2017	TTM 3/31/2017	877,079	374,700	502,379	12/31/2016	786,725	361,278	425,447	12/31/2015	871,083	345,075	526,008	Behavior TLC	13,588	26.0%
27.03	Property	Bay Area & Highway 3	6/27/2017	TTM 3/31/2017	613,199	365,900	247,299	12/31/2016	673,334	364,812	308,522	12/31/2015	1,051,079	364,393	686,686	Perfect Play Date	6,800	14.8%
27.04	Property	New Territory Country Shops	6/27/2017	TTM 3/31/2017	471,196	110,694	360,502	12/31/2016	463,538	111,653	351,885	12/31/2015	428,782	97,832	330,950	Innovative Back Care	4,090	28.7%
27.05	Property	Fairfield Country Shops I West	6/27/2017	TTM 3/31/2017	487,720	170,983	316,737	12/31/2016	495,965	169,904	326,061	12/31/2015	498,265	161,212	337,053	Fairfield Family Physicians	1,625	9.9%
27.06	Property	Bay Area & Seawolf	6/27/2017	TTM 3/31/2017	194,331	73,213	121,118	12/31/2016	195,769	70,083	125,686	12/31/2015	188,893	68,651	120,242	Dr. Jerr/Eye Trends	2,400	40.5%
27.07	Property	Conroe Professional Building	6/27/2017	TTM 3/31/2017	236,618	69,442	167,176	12/31/2016	226,108	65,596	160,512	12/31/2015	222,983	56,582	166,401	TCH Pediatric Association	7,500	83.3%
28	Loan	Skagit Valley	4/30/2017	TTM 4/30/2017	1,685,860	422,889	1,262,971	12/31/2016	1,387,159	418,536	968,622	12/31/2015	1,075,032	450,559	624,474	Hobby Lobby Stores	62,498	36.0%
29	Loan	Vista Del Sol Apartments	5/10/2017	TTM 4/30/2017	2,201,477	1,127,904	1,073,573	12/31/2016	2,123,611	1,056,626	1,066,985	12/31/2015	1,994,387	1,176,425	817,962	N/A	N/A	N/A
30	Loan	The Arbor	6/6/2017	TTM 4/30/2017	1,307,384	321,958	985,426	12/31/2016	1,192,844	334,077	858,768	12/31/2015	1,238,908	320,770	918,139	Kettering Sports Medicine	24,094	27.8%
31	Loan	Nine Mile Plaza	5/1/2017	TTM 3/31/2017	1,072,155	363,942	708,213	12/31/2016	1,077,660	375,635	702,026	12/31/2015	1,059,933	412,125	647,808	Winn Dixie	46,372	32.3%
32	Loan	Ionis Pharmaceutical - Faraday Ave	8/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Ionis Pharmaceuticals	28,704	100.0%
33	Loan	Comfort Inn Westport	TTM 3/31/2017	TTM 3/31/2017	3,206,242	2,148,928	1,057,313	12/31/2016	3,369,592	2,182,547	1,187,045	12/31/2015	3,302,911	2,232,334	1,070,577	N/A	N/A	N/A
34	Loan	Commonwealth Business Center	5/31/2017	TTM 3/31/2017	1,247,899	309,532	938,367	12/31/2016	1,244,501	317,892	926,608	12/31/2015	1,160,173	333,420	826,754	AMEC	17,224	13.6%
35	Loan	Millikan 73 (Nike)	8/1/2017	TTM 3/31/2017	897,273	306,053	591,220	12/31/2016	1,030,807	306,099	724,708	12/31/2015	1,055,742	317,156	738,586	Nike	103,316	100.0%
36	Loan	Holiday Inn Express Jacksonville Beach	TTM 5/31/2017	TTM 5/31/2017	3,293,405	2,069,959	1,223,446	12/31/2016	3,139,739	2,000,544	1,139,195	12/31/2015	2,943,333	1,834,705	1,108,628	N/A	N/A	N/A
37	Loan	Hilltop Village Apartments	3/31/2017	TTM 3/31/2017	1,863,383	1,088,897	774,486	12/31/2016	1,852,575	1,087,192	765,383	12/31/2015	1,799,211	1,095,230	703,981	N/A	N/A	N/A
38	Loan	Quality Suites Buckhead	TTM 5/31/2017	TTM 5/31/2017	2,691,132	1,511,793	1,179,339	12/31/2016	2,718,130	1,482,462	1,235,667	12/31/2015	2,600,419	1,405,566	1,194,853	N/A	N/A	N/A
39	Loan	Westchester Market	4/30/2017	TTM 3/31/2017	1,418,782	485,490	933,293	12/31/2016	1,451,782	611,260	840,522	12/31/2015	1,536,058	556,679	979,379	The DFW Crossing	8,415	14.3%
40	Loan	Holiday Inn Express & Suites Saint Augustine	TTM 4/30/2017	TTM 4/30/2017	2,973,806	1,771,462	1,202,344	12/31/2016	3,044,543	1,795,477	1,249,066	12/31/2015	2,804,679	1,674,714	1,129,965	N/A	N/A	N/A
41	Loan	Fairfield Inn & Suites Columbus East	TTM 5/31/2017	TTM 5/31/2017	2,722,996	1,716,364	1,006,632	12/31/2016	2,697,229	1,664,451	1,032,778	12/31/2015	2,209,608	1,549,388	660,220	N/A	N/A	N/A
42	Loan	Autumn Ridge and Tompkins Green Apartments	4/30/2017	TTM 5/31/2017	1,581,856	867,137	714,719	12/31/2016	1,512,386	894,775	617,611	12/31/2015	1,278,338	888,409	389,929	Terry Rivon Tax Service	1,892	22.0%
43	Loan	ACG Conlon MHC Portfolio III	Various	TTM 4/30/2017	1,172,869	547,663	625,206	12/31/2016	1,121,203	541,846	579,357	12/31/2015	1,070,162	540,792	529,369	N/A	N/A	N/A
43.01	Property	McGregor MHC	5/31/2017	TTM 4/30/2017	717,405	316,175	401,230	12/31/2016	719,936	322,272	397,664	12/31/2015	678,194	316,392	361,802	N/A	N/A	N/A
43.02	Property	College Park MHC	5/30/2017	TTM 4/30/2017	455,464	231,488	223,976	12/31/2016	401,267	219,574	181,693	12/31/2015	391,968	224,400	167,567	N/A	N/A	N/A
44	Loan	Danube Apartments	5/1/2017	TTM 4/30/2017	1,173,951	517,138	656,813	12/31/2016	1,148,928	529,574	619,354	12/31/2015	1,077,117	502,850	574,267	N/A	N/A	N/A
45	Loan	Tuscany Mobile Home Park	6/1/2017	TTM 5/31/2017	747,468	171,563	575,905	12/31/2016	740,676	201,602	539,074	12/31/2015	725,676	218,474	507,203	N/A	N/A	N/A
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	TTM 4/30/2017	TTM 4/30/2017	2,333,060	1,639,216	693,844	12/31/2016	2,340,154	1,683,490	656,664	12/31/2015	2,312,581	1,760,146	552,435	N/A	N/A	N/A
47	Loan	El Dorado Retail	5/1/2017	TTM 2/28/2017	793,312	175,305	618,006	12/31/2016	808,561	195,905	612,656	12/31/2015	785,187	172,033	613,154	Harbor Freight	24,262	39.1%
48	Loan	Wisconsin MHC Portfolio	6/1/2017	TTM 5/31/2017	752,046	213,226	538,820	12/31/2016	735,862	205,928	529,934	12/31/2015	693,401	209,323	484,078	N/A	N/A	N/A
48.01	Property	Northgate MHC	6/1/2017	TTM 5/31/2017	361,947	95,303	266,644	12/31/2016	351,942	91,609	260,333	12/31/2015	327,210	90,825	236,385	N/A	N/A	N/A
48.02	Property	Huber MHC	6/1/2017	TTM 5/31/2017	214,347	78,448	135,899	12/31/2016	209,636	75,295	134,341	12/31/2015	201,333	77,022	124,311	N/A	N/A	N/A
48.03	Property	Knollwood MHC	6/1/2017	TTM 5/31/2017	175,752	39,475	136,277	12/31/2016	174,284	39,024	135,260	12/31/2015	164,858	41,476	123,382	N/A	N/A	N/A
49	Loan	Courtyard Tulsa	12/31/2016	12/31/2016	2,067,933	1,068,856	999,076	12/31/2015	2,178,923	1,092,695	1,086,228	12/31/2014	2,222,877	1,100,748	1,122,128	N/A	N/A	N/A
50	Loan	Cedar Creek Apartments	5/11/2017	TTM 4/30/2017	926,822	360,411	566,411	12/31/2016	920,157	343,604	576,553	12/31/2015	876,646	316,275	560,371	N/A	N/A	N/A
51	Loan	Comfort Inn & Suites Fayetteville	6/19/2017	TTM 4/30/2017	1,549,954	922,259	627,695	12/31/2016	1,632,919	864,454	768,465	12/31/2015	1,595,789	891,831	703,958	N/A	N/A	N/A
52	Loan	Walgreens Grand Rapids	8/1/2017	TTM 3/31/2017	500,000	0	500,000	12/31/2016	500,000	0	500,000	12/31/2015	500,000	0	500,000	Walgreens	14,552	100.0%
53	Loan	Huffman Self Storage	7/11/2017	TTM 4/30/2017	606,138	220,917	385,221	12/31/2016	611,045	224,035	387,010	12/31/2015	600,061	216,004	384,058	N/A	N/A	N/A
54	Loan	Desert Sky Retail	4/1/2017	TTM 3/31/2017	567,036	155,984	411,051	12/31/2016	559,887	155,761	404,126	12/31/2015	540,056	157,699	382,357	Western Dental Arizona	4,500	28.6%
55	Loan	Aspen Court	5/19/2017	TTM 3/31/2017	595,086	293,031	302,055	12/31/2016	590,550	300,249	290,301	12/31/2015	697,499	376,775	320,724	Advanced Endoscopy	13,738	49.5%
56	Loan	Canton Corners	4/1/2017	TTM 4/30/2017	458,292	156,047	302,244	12/31/2016	380,738	117,824	262,913	12/31/2015	277,854	136,963	140,891	Shamraj & Sons, Inc.	2,800	13.8%
57	Loan	Comfort Suites Brunswick	TTM 3/31/2017	TTM 3/31/2017	1,781,104	1,229,473	551,630	12/31/2016	1,689,205	1,211,388	477,817	12/31/2015	1,486,671	1,060,077	426,594	N/A	N/A	N/A
58	Loan	Mariposa Self Storage	5/9/2017	TTM 4/30/2017	426,608	173,095	253,514	12/31/2016	419,603	164,889	254,714	12/31/2015	384,282	154,283	229,998	N/A	N/A	N/A
59	Loan	Crosswoods Commons	3/1/2017	TTM 3/31/2017	425,487	173,528	251,959	12/31/2016	422,082	169,884	252,198	12/31/2015	368,850	177,851	190,999	Wurst & Bier (Fountain Grill, LLC)	6,000	30.0%

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Largest Tenant Exp. Date(3)	Second Largest Tenant Name(12)(13)(14)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(3)	Third Largest Tenant Name(13)(14)(15)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(3)	Fourth Largest Tenant Name(12)(15)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA
1	Loan	General Motors Building	8/31/2019 (100,024 Sq. Ft.); 8/31/2034 (389,843 Sq. Ft.)	Aramis	299,895	15.1%	3/31/2020	Perella Weinberg	130,155	6.5%	1/31/2022	Apple	105,748	5.3%
2	Loan	Park West Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	Loan	TZA Multifamily Portfolio I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.01	Property	Rolling Hills	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.02	Property	Lakeland Manor	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.03	Property	Kings Trail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.04	Property	Bella Mar	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.05	Property	Del Rio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.06	Property	Timberfalls	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.07	Property	Jacksonville Heights	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.08	Property	Lago Bello	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.09	Property	North Washington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.10	Property	Tanglewood	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.11	Property	Mount Dora	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.12	Property	Brandywyne	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.13	Property	The Landings	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.14	Property	Country Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	Del Amo Fashion Center	12/31/2018	Nordstrom	138,000	7.8%	02/28/2031	Dick’s Sporting Goods	83,210	4.7%	4/30/2027	AMC Theatres	76,800	4.3%
5	Loan	Starwood Capital Group Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.01	Property	Larkspur Landing Sunnyvale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.02	Property	Larkspur Landing Milpitas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.03	Property	Larkspur Landing Campbell	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.04	Property	Larkspur Landing San Francisco	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.05	Property	Larkspur Landing Pleasanton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.06	Property	Larkspur Landing Bellevue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.07	Property	Larkspur Landing Sacramento	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.08	Property	Hampton Inn Ann Arbor North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.09	Property	Larkspur Landing Hillsboro	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.10	Property	Larkspur Landing Renton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.12	Property	Residence Inn Toledo Maumee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.13	Property	Residence Inn Williamsburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.14	Property	Hampton Inn Suites Waco South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.15	Property	Holiday Inn Louisville Airport Fair Expo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.16	Property	Courtyard Tyler	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.17	Property	Hilton Garden Inn Edison Raritan Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.18	Property	Hilton Garden Inn St Paul Oakdale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.19	Property	Residence Inn Grand Rapids West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.20	Property	Peoria, AZ Residence Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.21	Property	Hampton Inn Suites Bloomington Normal	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.22	Property	Courtyard Chico	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.23	Property	Hampton Inn Suites Kokomo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.24	Property	Hampton Inn Suites South Bend	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.25	Property	Courtyard Wichita Falls	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.26	Property	Hampton Inn Morehead	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.27	Property	Residence Inn Chico	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.28	Property	Courtyard Lufkin	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.29	Property	Hampton Inn Carlisle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.30	Property	Springhill Suites Williamsburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.31	Property	Fairfield Inn Bloomington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.32	Property	Waco Residence Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.33	Property	Holiday Inn Express Fishers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.34	Property	Larkspur Landing Folsom	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.35	Property	Springhill Suites Chicago Naperville Warrenville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.36	Property	Holiday Inn Express & Suites Paris	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.37	Property	Toledo Homewood Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.38	Property	Grand Rapids Homewood Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.39	Property	Cheyenne Fairfield Inn and Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.40	Property	Fairfield Inn Laurel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.41	Property	Courtyard Akron Stow	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.42	Property	Larkspur Landing Roseville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.43	Property	Towneplace Suites Bloomington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.44	Property	Hampton Inn Danville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.45	Property	Holiday Inn Norwich	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.46	Property	Hampton Inn Suites Longview North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.47	Property	Springhill Suites Peoria Westlake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.48	Property	Hampton Inn Suites Buda	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.49	Property	Shawnee Hampton Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.50	Property	Racine Fairfield Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.52	Property	Holiday Inn Express & Suites Terrell	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.53	Property	Westchase Homewood Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.54	Property	Holiday Inn Express & Suites Tyler South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.55	Property	Holiday Inn Express & Suites Huntsville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.56	Property	Hampton Inn Sweetwater	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.57	Property	Comfort Suites Buda Austin South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.58	Property	Fairfield Inn & Suites Weatherford	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.59	Property	Holiday Inn Express & Suites Altus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.60	Property	Comfort Inn & Suites Paris	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.61	Property	Hampton Inn Suites Decatur	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.62	Property	Holiday Inn Express & Suites Texarkana East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.63	Property	Mankato Fairfield Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.64	Property	Candlewood Suites Texarkana	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6	Loan	85 Broad Street	8/31/2033	Oppenheimer	275,792	24.7%	2/28/2028	Nielsen	117,207	10.5%	3/31/2025	Vox Media	85,733	7.7%
7	Loan	AHIP Northeast Portfolio III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.01	Property	SpringHill Suites - Bellport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.02	Property	Hampton Inn Baltimore - White Marsh	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.03	Property	Homewood Suites - Egg Harbor	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	Loan	510 Cottonwood	6/30/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9	Loan	245 Park Avenue	10/31/2032	JPMorgan Chase Bank, N.A.	225,438	13.1%	10/31/2022	Major League Baseball	220,565	12.8%	10/31/2022	Angelo, Gordon & Co., L.P.	113,405	6.6%
10	Loan	Save Mart Portfolio	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.01	Property	Lucky - San Francisco	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.02	Property	Lucky - San Bruno	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.03	Property	Lucky California - Daly City	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.04	Property	Lucky - San Jose I	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.05	Property	Lucky - San Jose II	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.06	Property	Lucky - San Leandro	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.07	Property	Dick’s Sporting Goods - Folsom	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.08	Property	Lucky - Concord	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.09	Property	FoodMaxx - Antioch	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.10	Property	Lucky - Hollister	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.11	Property	Save Mart - Modesto	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.12	Property	Dick’s Sporting Goods - Salinas	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.13	Property	Save Mart - Clovis	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.14	Property	Save Mart - Grass Valley	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.15	Property	FoodMaxx - Sacramento	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.16	Property	Lucky - Hayward I	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Largest Tenant Exp. Date(3)	Second Largest Tenant Name(12)(13)(14)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(3)	Third Largest Tenant Name(13)(14)(15)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(3)	Fourth Largest Tenant Name(12)(15)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA
10.17	Property	Save Mart - Auburn	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.18	Property	Save Mart - Tracy	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.19	Property	S-Mart - Lodi	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.20	Property	Save Mart - Chico	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.21	Property	Save Mart - Fresno I	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.22	Property	Lucky - San Jose III	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.23	Property	Save Mart - Roseville	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.24	Property	Lucky - Vacaville I	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.25	Property	Save Mart - Elk Grove	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.26	Property	Save Mart - Fresno II	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.27	Property	Lucky - Sand City	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.28	Property	Lucky - Vacaville II	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.29	Property	Lucky - Hayward	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.30	Property	Save Mart - Kingsburg	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.31	Property	Save Mart - Sacramento	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.32	Property	Lucky - Santa Rosa	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.33	Property	Save Mart - Jackson	4/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	Loan	GM Logistics Center 2	5/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	The Fillmore Philadelphia	10/1/2030	Revolutions	38,680	29.5%	10/29/2031	Philadelphia Distilling	13,755	10.5%	8/31/2026	Urban Eel	10,117	7.7%
13	Loan	Embassy Suites - San Luis Obispo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	Loan	IC Leased Fee Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.01	Property	Radisson Paper Valley	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.02	Property	City Place Downtown St. Louis	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.03	Property	Radisson Albany	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.04	Property	Radisson Cromwell	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.05	Property	Radisson Cheyenne	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.06	Property	Radisson High Point	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.07	Property	Radisson Billings	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	Rosdev Industrial Portfolio	Various	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.01	Property	Arro - Muskegon	4/30/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.02	Property	Arro - Hodgkins	4/30/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.03	Property	Edge Adhesives - Fort Worth	11/30/2029	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.04	Property	Edge Adhesives - Grove City	11/30/2029	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.05	Property	JustRite - Anderson	7/31/2029	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	Loan	Breckenridge Portfolio	Various	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.01	Property	Advance Auto - Mount Pleasant	2/29/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.02	Property	Auto Zone - Plant City	3/31/2028	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.03	Property	Advance Auto - Saginaw	12/31/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.04	Property	Advance Auto - Fort Worth	11/30/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.05	Property	Dollar General - Sumter	9/30/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.06	Property	Advance Auto - Havelock	5/31/2029	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.07	Property	Dollar General - Neeses	8/31/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.08	Property	Dollar General - Leland	11/30/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.09	Property	Dollar General - Danielsville	8/31/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.10	Property	Family Dollar - Montgomery	3/31/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.11	Property	Family Dollar - Warner Robins	3/31/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.12	Property	Family Dollar - Albany	3/31/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.13	Property	Dollar General - Iva	5/31/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.14	Property	Dollar General - Loris	10/31/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.15	Property	Dollar General - Longs	11/30/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	Loan	Pioneer Pines Mobile Home Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18	Loan	South Main RVP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	Loan	DENT Tower	12/31/2026	MASH Urgent Care	4,064	5.8%	9/30/2022	Snyder OB-GYN	2,852	4.1%	6/30/2022	Dr. Goldberg	2,482	3.5%
20	Loan	Thompson Square	2/28/2025	Staples	15,000	12.7%	6/30/2019	Monticello Cinemas	11,500	9.8%	12/13/2041	Autozone	5,400	4.6%
21	Loan	Marketplace at Delta Township	2/28/2022	Staples	20,388	11.7%	1/31/2021	Petsmart	19,940	11.4%	1/31/2021	Tractor Supply Company	19,038	10.9%
22	Loan	The Retreat	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	Loan	DoubleTree St Augustine	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24	Loan	Sheraton - Orlando North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25	Loan	1200 State Fair	1/31/2029	United Auto Supply of Syracuse West, Inc	149,420	27.2%	6/30/2032	Lowe’s Home Centers, LLC	106,470	19.4%	6/25/2021	N/A	N/A	N/A
26	Loan	114 W Adams	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
27	Loan	Concorde Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
27.01	Property	New Territory Randall’s Center	11/30/2021	9ER’s Grill	3,150	7.5%	1/31/2020	Nails of America	1,800	4.3%	8/31/2019	GP Animal Hospital	1,600	3.8%
27.02	Property	Pineloch Center	12/31/2021	Dance Tree/Kennedy Dance	8,000	15.3%	8/31/2020	Pineloch Medical Clinic	7,420	14.2%	5/31/2019	Grazia Italian Kitchen	5,820	11.2%
27.03	Property	Bay Area & Highway 3	2/28/2022	FedEx	5,500	12.0%	3/31/2018	The Woman’s Place of Clear Lake	5,000	10.9%	3/31/2020	Suzanne Anderson Properties	3,400	7.4%
27.04	Property	New Territory Country Shops	2/28/2018	Sugar Land Grocers	3,100	21.8%	5/31/2021	Oakbend Medical Group	2,910	20.5%	1/31/2019	Holiday Cleaners	1,600	11.2%
27.05	Property	Fairfield Country Shops I West	2/29/2024	Rinker’s ATA Black Belt Academy	1,600	9.8%	2/28/2021	Domino’s Pizza, LLC	1,500	9.2%	12/31/2021	Subway Real Estate Co	1,430	8.7%
27.06	Property	Bay Area & Seawolf	9/30/2021	Starbucks Coffee Co	2,000	33.8%	7/31/2021	T&D Group, LLC/Radiance Nails	1,525	25.7%	3/31/2022	N/A	N/A	N/A
27.07	Property	Conroe Professional Building	8/31/2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	Loan	Skagit Valley	2/28/2024	Tractor Supply Company	48,360	27.9%	8/31/2026	Seattle Goodwill Ind	29,928	17.2%	1/31/2031	Dollar Tree Stores I	13,647	7.9%
29	Loan	Vista Del Sol Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	Loan	The Arbor	2/28/2023	Medical Dynamics, Inc.	14,000	16.1%	7/31/2025	Alliance Physicians	13,020	15.0%	10/31/2021	MCL Cafeteria	12,501	14.4%
31	Loan	Nine Mile Plaza	4/30/2026	Ollies	32,319	22.5%	2/28/2024	Family Dollar	8,640	6.0%	1/31/2018	Tokyo Japanese Steakhouse	7,135	5.0%
32	Loan	Ionis Pharmaceutical - Faraday Ave	7/16/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan	Comfort Inn Westport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	Loan	Commonwealth Business Center	02/28/2023	Trinity Video	13,846	11.0%	05/31/2020	PharmaCord LLC	10,752	8.5%	04/30/2024	ATC Group Services	7,740	6.1%
35	Loan	Millikan 73 (Nike)	5/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	Loan	Holiday Inn Express Jacksonville Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	Loan	Hilltop Village Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	Loan	Quality Suites Buckhead	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39	Loan	Westchester Market	1/31/2020	Methodist Health System	4,550	7.7%	12/31/2017	Mr. Bao Ton	4,340	7.4%	3/31/2021	Carter Bloodcare	3,700	6.3%
40	Loan	Holiday Inn Express & Suites Saint Augustine	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	Loan	Fairfield Inn & Suites Columbus East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	Loan	Autumn Ridge and Tompkins Green Apartments	12/31/2017	Estela Hernanez Hair Salon	1,419	16.5%	1/31/2019	Joseph Essoh Driving School	1,419	16.5%	12/31/2017	Michelle Nelson	1,419	16.5%
43	Loan	ACG Conlon MHC Portfolio III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43.01	Property	McGregor MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43.02	Property	College Park MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44	Loan	Danube Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45	Loan	Tuscany Mobile Home Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	Loan	El Dorado Retail	5/29/2023	Factory 2 U	15,263	24.6%	9/30/2020	Fast Auto & Payday Loans	5,000	8.1%	9/30/2022	Wireless PCS Moen	2,400	3.9%
48	Loan	Wisconsin MHC Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48.01	Property	Northgate MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48.02	Property	Huber MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48.03	Property	Knollwood MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	Loan	Courtyard Tulsa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	Loan	Cedar Creek Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	Loan	Comfort Inn & Suites Fayetteville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	Loan	Walgreens Grand Rapids	6/30/2082	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	Loan	Huffman Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54	Loan	Desert Sky Retail	12/31/2021	U S Bank National Association	3,200	20.3%	10/31/2026	Nationwide Vision Center	2,000	12.7%	08/31/2023	UR Nails & Spa	1,800	11.4%
55	Loan	Aspen Court	12/31/2022	HealthMed (Urgent Care)	4,200	15.1%	5/17/2027	Seahorse Pediatrics	1,608	5.8%	8/31/2021	Triad Group	1,500	5.4%
56	Loan	Canton Corners	8/31/2021	The Basement Burger	2,670	13.2%	7/31/2021	Visionary Properties, Inc.	2,600	12.8%	7/30/2026	Chipotle Mexican Grill	2,309	11.4%
57	Loan	Comfort Suites Brunswick	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58	Loan	Mariposa Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
59	Loan	Crosswoods Commons	6/30/2018	Level 1 Bar + Arcade, LLC	4,000	20.0%	5/31/2020	Sushi KO, Inc.	2,800	14.0%	2/29/2024	Chipotle	2,400	12.0%

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Exp. Date(3)	Fifth Largest Tenant Name(13)(15)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(3)	Engineering Report Date	Environmental Report Date (Phase I)(20)(21)	Environmental Report Date (Phase II)(20)(21)(22)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve
1	Loan	General Motors Building	12/31/2018 (2,754 Sq. Ft.); 1/31/2034 (102,994 Sq. Ft.)	BAMCO	105,579	5.3%	5/31/2035	5/9/2017	5/9/2017	N/A	N/A	N/A	Refinance
2	Loan	Park West Village	N/A	N/A	N/A	N/A	N/A	5/11/2017	5/15/2017	N/A	N/A	N/A	Refinance		720,736
3	Loan	TZA Multifamily Portfolio I	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Refinance	904,090	1,033,388
3.01	Property	Rolling Hills	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/15/2017	N/A	N/A	N/A
3.02	Property	Lakeland Manor	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/17/2017	N/A	N/A	N/A
3.03	Property	Kings Trail	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/16/2017	N/A	N/A	N/A
3.04	Property	Bella Mar	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/11/2017	N/A	N/A	N/A
3.05	Property	Del Rio	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/17/2017	N/A	N/A	N/A
3.06	Property	Timberfalls	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/18/2017	N/A	N/A	N/A
3.07	Property	Jacksonville Heights	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/16/2017	N/A	N/A	N/A
3.08	Property	Lago Bello	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/16/2017	N/A	N/A	N/A
3.09	Property	North Washington	N/A	N/A	N/A	N/A	N/A	6/9/2017	6/9/2017	N/A	N/A	N/A
3.10	Property	Tanglewood	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/17/2017	N/A	N/A	N/A
3.11	Property	Mount Dora	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/15/2017	N/A	N/A	N/A
3.12	Property	Brandywyne	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/11/2017	N/A	N/A	N/A
3.13	Property	The Landings	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/12/2017	N/A	N/A	N/A
3.14	Property	Country Place	N/A	N/A	N/A	N/A	N/A	5/18/2017	5/17/2017	N/A	N/A	N/A
4	Loan	Del Amo Fashion Center	9/30/2021	Burlington Coat Factory	60,000	3.4%	1/31/2025	4/20/2017	4/17/2017	N/A	4/14/2017	12.0%	Refinance
5	Loan	Starwood Capital Group Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	Various	Various	Refinance
5.01	Property	Larkspur Landing Sunnyvale	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/26/2017	N/A	4/26/2017	5.0%
5.02	Property	Larkspur Landing Milpitas	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/19/2017	N/A	4/19/2017	13.0%
5.03	Property	Larkspur Landing Campbell	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/19/2017	N/A	4/28/2017	5.0%
5.04	Property	Larkspur Landing San Francisco	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/26/2017	N/A	4/21/2017	7.0%
5.05	Property	Larkspur Landing Pleasanton	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/27/2017	N/A	4/27/2017	13.0%
5.06	Property	Larkspur Landing Bellevue	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/21/2017	N/A	4/20/2017	7.0%
5.07	Property	Larkspur Landing Sacramento	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/21/2017	N/A	4/20/2017	2.0%
5.08	Property	Hampton Inn Ann Arbor North	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/14/2017	N/A	N/A	N/A
5.09	Property	Larkspur Landing Hillsboro	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/19/2017	N/A	4/24/2017	3.0%
5.10	Property	Larkspur Landing Renton	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/26/2017	N/A	4/20/2017	5.0%
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/4/2017	N/A	N/A	N/A
5.12	Property	Residence Inn Toledo Maumee	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/20/2017	N/A	N/A	N/A
5.13	Property	Residence Inn Williamsburg	N/A	N/A	N/A	N/A	N/A	4/24/2017	4/28/2017	N/A	N/A	N/A
5.14	Property	Hampton Inn Suites Waco South	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/5/2017	N/A	N/A	N/A
5.15	Property	Holiday Inn Louisville Airport Fair Expo	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/25/2017	N/A	N/A	N/A
5.16	Property	Courtyard Tyler	N/A	N/A	N/A	N/A	N/A	4/7/2017	3/29/2017	N/A	N/A	N/A
5.17	Property	Hilton Garden Inn Edison Raritan Center	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/20/2017	N/A	N/A	N/A
5.18	Property	Hilton Garden Inn St Paul Oakdale	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/18/2017	N/A	N/A	N/A
5.19	Property	Residence Inn Grand Rapids West	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/4/2017	N/A	N/A	N/A
5.20	Property	Peoria, AZ Residence Inn	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/8/2017	N/A	N/A	N/A
5.21	Property	Hampton Inn Suites Bloomington Normal	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/28/2017	N/A	N/A	N/A
5.22	Property	Courtyard Chico	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/21/2017	N/A	4/21/2017	5.0%
5.23	Property	Hampton Inn Suites Kokomo	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/17/2017	N/A	N/A	N/A
5.24	Property	Hampton Inn Suites South Bend	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/21/2017	N/A	N/A	N/A
5.25	Property	Courtyard Wichita Falls	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/2/2017	N/A	N/A	N/A
5.26	Property	Hampton Inn Morehead	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/19/2017	N/A	N/A	N/A
5.27	Property	Residence Inn Chico	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/19/2017	N/A	4/21/2017	5.0%
5.28	Property	Courtyard Lufkin	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/3/2017	N/A	N/A	N/A
5.29	Property	Hampton Inn Carlisle	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/25/2017	N/A	N/A	N/A
5.30	Property	Springhill Suites Williamsburg	N/A	N/A	N/A	N/A	N/A	4/25/2017	4/21/2017	N/A	N/A	N/A
5.31	Property	Fairfield Inn Bloomington	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/20/2017	N/A	N/A	N/A
5.32	Property	Waco Residence Inn	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/11/2017	N/A	N/A	N/A
5.33	Property	Holiday Inn Express Fishers	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/26/2017	N/A	N/A	N/A
5.34	Property	Larkspur Landing Folsom	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/28/2017	N/A	4/27/2017	5.0%
5.35	Property	Springhill Suites Chicago Naperville Warrenville	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/27/2017	N/A	N/A	N/A
5.36	Property	Holiday Inn Express & Suites Paris	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
5.37	Property	Toledo Homewood Suites	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/3/2017	N/A	N/A	N/A
5.38	Property	Grand Rapids Homewood Suites	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/4/2017	N/A	N/A	N/A
5.39	Property	Cheyenne Fairfield Inn and Suites	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
5.40	Property	Fairfield Inn Laurel	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/19/2017	N/A	N/A	N/A
5.41	Property	Courtyard Akron Stow	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/15/2017	N/A	N/A	N/A
5.42	Property	Larkspur Landing Roseville	N/A	N/A	N/A	N/A	N/A	4/25/2017	4/28/2017	N/A	4/27/2017	5.0%
5.43	Property	Towneplace Suites Bloomington	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/25/2017	N/A	N/A	N/A
5.44	Property	Hampton Inn Danville	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/20/2017	N/A	N/A	N/A
5.45	Property	Holiday Inn Norwich	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/21/2017	N/A	N/A	N/A
5.46	Property	Hampton Inn Suites Longview North	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/3/2017	N/A	N/A	N/A
5.47	Property	Springhill Suites Peoria Westlake	N/A	N/A	N/A	N/A	N/A	4/28/2017	4/28/2017	N/A	N/A	N/A
5.48	Property	Hampton Inn Suites Buda	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/5/2017	N/A	N/A	N/A
5.49	Property	Shawnee Hampton Inn	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/10/2017	N/A	N/A	N/A
5.50	Property	Racine Fairfield Inn	N/A	N/A	N/A	N/A	N/A	4/7/2017	3/31/2017	N/A	N/A	N/A
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam	N/A	N/A	N/A	N/A	N/A	4/25/2017	4/21/2017	N/A	N/A	N/A
5.52	Property	Holiday Inn Express & Suites Terrell	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
5.53	Property	Westchase Homewood Suites	N/A	N/A	N/A	N/A	N/A	4/10/2017	4/10/2017	N/A	N/A	N/A
5.54	Property	Holiday Inn Express & Suites Tyler South	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/4/2017	N/A	N/A	N/A
5.55	Property	Holiday Inn Express & Suites Huntsville	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
5.56	Property	Hampton Inn Sweetwater	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
5.57	Property	Comfort Suites Buda Austin South	N/A	N/A	N/A	N/A	N/A	4/7/2017	3/30/2017	N/A	N/A	N/A
5.58	Property	Fairfield Inn & Suites Weatherford	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/6/2017	N/A	N/A	N/A
5.59	Property	Holiday Inn Express & Suites Altus	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/5/2017	N/A	N/A	N/A
5.60	Property	Comfort Inn & Suites Paris	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
5.61	Property	Hampton Inn Suites Decatur	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/5/2017	N/A	N/A	N/A
5.62	Property	Holiday Inn Express & Suites Texarkana East	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/3/2017	N/A	N/A	N/A
5.63	Property	Mankato Fairfield Inn	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
5.64	Property	Candlewood Suites Texarkana	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/4/2017	N/A	N/A	N/A
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
6	Loan	85 Broad Street	1/31/2031	Banco Popular	53,229	4.8%	2/28/2026	5/22/2017	5/16/2017	N/A	N/A	N/A	Acquisition
7	Loan	AHIP Northeast Portfolio III	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Acquisition		518,238
7.01	Property	SpringHill Suites - Bellport	N/A	N/A	N/A	N/A	N/A	5/16/2017	5/15/2017	N/A	N/A	N/A
7.02	Property	Hampton Inn Baltimore - White Marsh	N/A	N/A	N/A	N/A	N/A	5/16/2017	5/15/2017	N/A	N/A	N/A
7.03	Property	Homewood Suites - Egg Harbor	N/A	N/A	N/A	N/A	N/A	5/10/2017	5/10/2017	N/A	N/A	N/A
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	N/A	N/A	N/A	N/A	N/A	5/16/2017	5/11/2017	N/A	N/A	N/A
8	Loan	510 Cottonwood	N/A	N/A	N/A	N/A	N/A	5/25/2017	5/25/2017	N/A	5/25/2017	18.0%	Acquisition		289,292
9	Loan	245 Park Avenue	5/31/2026	Rabobank Nederland	109,657	6.4%	9/30/2026	4/20/2017	4/19/2017	N/A	N/A	N/A	Acquisition
10	Loan	Save Mart Portfolio	N/A	N/A	N/A	N/A	N/A	11/1/2016	Various	N/A	Various	Various	Refinance	746,551
10.01	Property	Lucky - San Francisco	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	14.0%
10.02	Property	Lucky - San Bruno	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	14.0%
10.03	Property	Lucky California - Daly City	N/A	N/A	N/A	N/A	N/A	11/1/2016	3/3/2017	N/A	11/1/2016	14.0%
10.04	Property	Lucky - San Jose I	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	12.0%
10.05	Property	Lucky - San Jose II	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	7.0%
10.06	Property	Lucky - San Leandro	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	19.0%
10.07	Property	Dick’s Sporting Goods - Folsom	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	4.0%
10.08	Property	Lucky - Concord	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	11.0%
10.09	Property	FoodMaxx - Antioch	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	7.0%
10.10	Property	Lucky - Hollister	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	13.0%
10.11	Property	Save Mart - Modesto	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	6.0%
10.12	Property	Dick’s Sporting Goods - Salinas	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	9.0%
10.13	Property	Save Mart - Clovis	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	5.0%
10.14	Property	Save Mart - Grass Valley	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	4.0%
10.15	Property	FoodMaxx - Sacramento	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	6.0%
10.16	Property	Lucky - Hayward I	N/A	N/A	N/A	N/A	N/A	11/1/2016	3/3/2017	N/A	11/1/2016	17.0%

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Exp. Date(3)	Fifth Largest Tenant Name(13)(15)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(3)	Engineering Report Date	Environmental Report Date (Phase I)(20)(21)	Environmental Report Date (Phase II)(20)(21)(22)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve
10.17	Property	Save Mart - Auburn	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	5.0%
10.18	Property	Save Mart - Tracy	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	9.0%
10.19	Property	S-Mart - Lodi	N/A	N/A	N/A	N/A	N/A	11/1/2016	3/3/2017	N/A	11/1/2016	9.0%
10.20	Property	Save Mart - Chico	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	7.0%
10.21	Property	Save Mart - Fresno I	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	4.0%
10.22	Property	Lucky - San Jose III	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	11.0%
10.23	Property	Save Mart - Roseville	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	4.0%
10.24	Property	Lucky - Vacaville I	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	9.0%
10.25	Property	Save Mart - Elk Grove	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	7.0%
10.26	Property	Save Mart - Fresno II	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	5.0%
10.27	Property	Lucky - Sand City	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	7.0%
10.28	Property	Lucky - Vacaville II	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	9.0%
10.29	Property	Lucky - Hayward	N/A	N/A	N/A	N/A	N/A	11/1/2016	3/9/2017	N/A	11/1/2016	12.0%
10.30	Property	Save Mart - Kingsburg	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	5.0%
10.31	Property	Save Mart - Sacramento	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	8.0%
10.32	Property	Lucky - Santa Rosa	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016	13.0%
10.33	Property	Save Mart - Jackson	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016	4.0%
11	Loan	GM Logistics Center 2	N/A	N/A	N/A	N/A	N/A	4/21/2017	4/21/2017	N/A	N/A	N/A	Recapitalization
12	Loan	The Fillmore Philadelphia	5/31/2032	Mad Rex	7,664	5.9%	5/31/2027	2/22/2017	2/23/2017	N/A	N/A	N/A	Refinance		11,433
13	Loan	Embassy Suites - San Luis Obispo	N/A	N/A	N/A	N/A	N/A	6/16/2017	6/16/2017	N/A	6/16/2017	9.0%	Refinance	11,583	68,913
14	Loan	IC Leased Fee Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	Various	4/4/2017	N/A	N/A	N/A	Refinance	1,140,575
14.01	Property	Radisson Paper Valley	N/A	N/A	N/A	N/A	N/A	4/4/2017	4/4/2017	N/A	N/A	N/A
14.02	Property	City Place Downtown St. Louis	N/A	N/A	N/A	N/A	N/A	4/4/2017	4/4/2017	N/A	N/A	N/A
14.03	Property	Radisson Albany	N/A	N/A	N/A	N/A	N/A	4/4/2017	4/4/2017	N/A	N/A	N/A
14.04	Property	Radisson Cromwell	N/A	N/A	N/A	N/A	N/A	4/4/2017	4/4/2017	N/A	N/A	N/A
14.05	Property	Radisson Cheyenne	N/A	N/A	N/A	N/A	N/A	4/4/2017	4/4/2017	N/A	N/A	N/A
14.06	Property	Radisson High Point	N/A	N/A	N/A	N/A	N/A	4/6/2017	4/4/2017	N/A	N/A	N/A
14.07	Property	Radisson Billings	N/A	N/A	N/A	N/A	N/A	4/4/2017	4/4/2017	N/A	N/A	N/A
15	Loan	Rosdev Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	Various	3/29/2017	N/A	N/A	N/A	Acquisition
15.01	Property	Arro - Muskegon	N/A	N/A	N/A	N/A	N/A	3/31/2017	3/29/2017	N/A	N/A	N/A
15.02	Property	Arro - Hodgkins	N/A	N/A	N/A	N/A	N/A	3/31/2017	3/29/2017	N/A	N/A	N/A
15.03	Property	Edge Adhesives - Fort Worth	N/A	N/A	N/A	N/A	N/A	3/31/2017	3/29/2017	N/A	N/A	N/A
15.04	Property	Edge Adhesives - Grove City	N/A	N/A	N/A	N/A	N/A	3/29/2017	3/29/2017	N/A	N/A	N/A
15.05	Property	JustRite - Anderson	N/A	N/A	N/A	N/A	N/A	3/29/2017	3/29/2017	N/A	N/A	N/A
16	Loan	Breckenridge Portfolio	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A	Refinance		59,890
16.01	Property	Advance Auto - Mount Pleasant	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.02	Property	Auto Zone - Plant City	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.03	Property	Advance Auto - Saginaw	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.04	Property	Advance Auto - Fort Worth	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.05	Property	Dollar General - Sumter	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.06	Property	Advance Auto - Havelock	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.07	Property	Dollar General - Neeses	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.08	Property	Dollar General - Leland	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.09	Property	Dollar General - Danielsville	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.10	Property	Family Dollar - Montgomery	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.11	Property	Family Dollar - Warner Robins	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.12	Property	Family Dollar - Albany	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.13	Property	Dollar General - Iva	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.14	Property	Dollar General - Loris	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
16.15	Property	Dollar General - Longs	N/A	N/A	N/A	N/A	N/A	6/5/2017	6/5/2017	N/A	N/A	N/A
17	Loan	Pioneer Pines Mobile Home Park	N/A	N/A	N/A	N/A	N/A	5/16/2017	5/16/2017	N/A	5/8/2017	7.0%	Refinance		31,027
18	Loan	South Main RVP	N/A	N/A	N/A	N/A	N/A	3/21/2017	3/22/2017	N/A	N/A	N/A	Refinance	3,750	33,190
19	Loan	DENT Tower	9/30/2020	Dent Administrative	2,200	3.1%	12/31/2026	6/6/2017	6/8/2017	N/A	N/A	N/A	Refinance		217,050
20	Loan	Thompson Square	3/31/2018	Catskill Hudson Bank	2,400	2.0%	12/31/2019	1/11/2017	1/12/2017	N/A	N/A	N/A	Acquisition	35,156	81,494
21	Loan	Marketplace at Delta Township	6/30/2020	Ulta Beauty	10,400	6.0%	10/31/2023	2/3/2017	2/2/2017	N/A	N/A	N/A	Acquisition	94,875	220,524
22	Loan	The Retreat	N/A	N/A	N/A	N/A	N/A	6/7/2017	3/27/2017	N/A	N/A	N/A	Refinance	15,625	152,303
23	Loan	DoubleTree St Augustine	N/A	N/A	N/A	N/A	N/A	5/15/2017	5/15/2017	N/A	N/A	N/A	Acquisition		28,840
24	Loan	Sheraton - Orlando North	N/A	N/A	N/A	N/A	N/A	4/26/2017	5/18/2017	N/A	N/A	N/A	Acquisition	40,000	268,018
25	Loan	1200 State Fair	N/A	N/A	N/A	N/A	N/A	6/22/2017	5/5/2017	N/A	N/A	N/A	Refinance		140,208
26	Loan	114 W Adams	N/A	N/A	N/A	N/A	N/A	5/10/2017	5/10/2017	N/A	N/A	N/A	Refinance	10,500	31,065
27	Loan	Concorde Portfolio	Various	Various	Various	N/A	Various	12/13/2016	Various	Various	N/A	N/A	Refinance		201,317
27.01	Property	New Territory Randall’s Center	08/31/2018	Premier Dental	1,500	3.6%	12/31/2017	12/13/2016	12/13/2016	N/A	N/A	N/A
27.02	Property	Pineloch Center	5/31/2021	Experienced Office Billing	2,974	5.7%	6/30/2020	12/13/2016	12/9/2016	1/18/2017	N/A	N/A
27.03	Property	Bay Area & Highway 3	12/31/2018	Infinity Float	2,500	5.4%	4/30/2022	12/13/2016	12/12/2016	N/A	N/A	N/A
27.04	Property	New Territory Country Shops	2/28/2021	Dr. Marc K. Spector, DDS	1,528	10.7%	2/28/2021	12/13/2016	12/13/2016	N/A	N/A	N/A
27.05	Property	Fairfield Country Shops I West	2/28/2022	Nyam Nyam Café	1,300	7.9%	10/31/2019	12/13/2016	12/12/2016	N/A	N/A	N/A
27.06	Property	Bay Area & Seawolf	N/A	N/A	N/A	N/A	N/A	12/13/2016	12/9/2016	N/A	N/A	N/A
27.07	Property	Conroe Professional Building	N/A	N/A	N/A	N/A	N/A	12/13/2016	12/12/2016	N/A	N/A	N/A
28	Loan	Skagit Valley	1/31/2019	Denny’s Inc.	6,760	3.9%	3/31/2018	4/7/2017	4/5/2017	N/A	6/21/2017	14.0%	Acquisition		83,843
29	Loan	Vista Del Sol Apartments	N/A	N/A	N/A	N/A	N/A	5/19/2017	5/19/2017	N/A	N/A	N/A	Refinance	71,406	133,099
30	Loan	The Arbor	11/30/2021	Key Bank	5,159	5.9%	2/28/2022	5/11/2017	5/12/2017	N/A	N/A	N/A	Refinance		15,709
31	Loan	Nine Mile Plaza	12/31/2020	Anytime Fitness	5,824	4.1%	2/28/2019	5/2/2017	5/3/2017	N/A	N/A	N/A	Refinance	10,000	78,309
32	Loan	Ionis Pharmaceutical - Faraday Ave	N/A	N/A	N/A	N/A	N/A	7/11/2017	7/12/2017	N/A	7/12/2017	11.0%	Acquisition
33	Loan	Comfort Inn Westport	N/A	N/A	N/A	N/A	N/A	8/18/2016	8/18/2016	N/A	N/A	N/A	Refinance	1,500	119,792
34	Loan	Commonwealth Business Center	04/30/2018	Sperry Van Ness Ward	7,240	5.7%	03/31/2021	4/26/2017	4/27/2017	N/A	N/A	N/A	Refinance	24,938	74,052
35	Loan	Millikan 73 (Nike)	N/A	N/A	N/A	N/A	N/A	4/25/2017	4/24/2017	N/A	4/25/2017	14.0%	Refinance		83,534
36	Loan	Holiday Inn Express Jacksonville Beach	N/A	N/A	N/A	N/A	N/A	5/26/2017	5/26/2017	N/A	N/A	N/A	Refinance		109,474
37	Loan	Hilltop Village Apartments	N/A	N/A	N/A	N/A	N/A	5/15/2017	5/15/2017	N/A	N/A	N/A	Refinance	198,064	81,274
38	Loan	Quality Suites Buckhead	N/A	N/A	N/A	N/A	N/A	4/12/2017	4/12/2017	N/A	N/A	N/A	Refinance		76,151
39	Loan	Westchester Market	9/30/2018	Judge Fite Company, Inc	3,593	6.1%	11/30/2022	2/7/2017	2/7/2017	2/14/2017	N/A	N/A	Refinance	46,016	164,710
40	Loan	Holiday Inn Express & Suites Saint Augustine	N/A	N/A	N/A	N/A	N/A	6/6/2017	6/7/2017	N/A	N/A	N/A	Refinance	13,500	38,319
41	Loan	Fairfield Inn & Suites Columbus East	N/A	N/A	N/A	N/A	N/A	6/26/2017	5/30/2017	N/A	N/A	N/A	Refinance	75,000	7,791
42	Loan	Autumn Ridge and Tompkins Green Apartments	4/30/2018	Wholesale Industrial Supply	1,419	16.5%	MTM	6/9/2017	5/22/2017	N/A	N/A	N/A	Refinance	24,688	32,845
43	Loan	ACG Conlon MHC Portfolio III	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Various	52,094	74,725
43.01	Property	McGregor MHC	N/A	N/A	N/A	N/A	N/A	6/12/2017	5/3/2017	N/A	N/A	N/A
43.02	Property	College Park MHC	N/A	N/A	N/A	N/A	N/A	5/4/2017	5/4/2017	N/A	N/A	N/A
44	Loan	Danube Apartments	N/A	N/A	N/A	N/A	N/A	5/8/2017	5/8/2017	N/A	N/A	N/A	Refinance	77,963	55,771
45	Loan	Tuscany Mobile Home Park	N/A	N/A	N/A	N/A	N/A	5/17/2017	5/17/2017	N/A	5/17/2017	3.0%	Refinance		4,541
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	N/A	N/A	N/A	N/A	N/A	5/4/2017	5/4/2017	N/A	N/A	N/A	Refinance		115,578
47	Loan	El Dorado Retail	10/31/2019	Smiles & Styles	2,300	3.7%	6/30/2025	3/27/2017	3/27/2017	N/A	3/24/2017	9.0%	Refinance	54,031	20,214
48	Loan	Wisconsin MHC Portfolio	N/A	N/A	N/A	N/A	N/A	Various	5/30/2017	N/A	N/A	N/A	Refinance	37,325	7,962
48.01	Property	Northgate MHC	N/A	N/A	N/A	N/A	N/A	5/26/2017	5/30/2017	N/A	N/A	N/A
48.02	Property	Huber MHC	N/A	N/A	N/A	N/A	N/A	5/27/2017	5/30/2017	N/A	N/A	N/A
48.03	Property	Knollwood MHC	N/A	N/A	N/A	N/A	N/A	5/26/2017	5/30/2017	N/A	N/A	N/A
49	Loan	Courtyard Tulsa	N/A	N/A	N/A	N/A	N/A	12/28/2016	12/30/2016	N/A	N/A	N/A	Acquisition		33,187
50	Loan	Cedar Creek Apartments	N/A	N/A	N/A	N/A	N/A	5/16/2017	5/16/2017	N/A	N/A	N/A	Refinance	21,875	29,672
51	Loan	Comfort Inn & Suites Fayetteville	N/A	N/A	N/A	N/A	N/A	5/24/2017	5/23/2017	N/A	N/A	N/A	Refinance	13,250	36,079
52	Loan	Walgreens Grand Rapids	N/A	N/A	N/A	N/A	N/A	5/12/2017	5/15/2017	N/A	N/A	N/A	Acquisition
53	Loan	Huffman Self Storage	N/A	N/A	N/A	N/A	N/A	4/27/2017	4/27/2017	N/A	N/A	N/A	Acquisition	438	58,005
54	Loan	Desert Sky Retail	02/28/2022	Vincente Cuevas	1,700	10.8%	03/31/2022	5/3/2017	5/2/2017	N/A	N/A	N/A	Refinance		44,981
55	Loan	Aspen Court	12/31/2026	Skin and Wellness Center/Vein Center	1,265	4.6%	12/31/2018	1/23/2017	1/23/2017	N/A	N/A	N/A	Refinance	2,469	4,739
56	Loan	Canton Corners	8/31/2026	HKY, Corp	1,400	6.9%	7/31/2018	5/10/2017	5/10/2017	N/A	N/A	N/A	Refinance		20,301
57	Loan	Comfort Suites Brunswick	N/A	N/A	N/A	N/A	N/A	4/19/2017	4/21/2017	N/A	N/A	N/A	Refinance		18,415
58	Loan	Mariposa Self Storage	N/A	N/A	N/A	N/A	N/A	5/11/2017	5/11/2017	N/A	N/A	N/A	Acquisition		10,261
59	Loan	Crosswoods Commons	2/28/2019	Lotus Grill	2,400	12.0%	2/28/2022	3/22/2017	3/22/2017	N/A	N/A	N/A	Acquisition	268,018	8,910

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Monthly Tax Reserve(17)
1	Loan	General Motors Building
2	Loan	Park West Village	360,368
3	Loan	TZA Multifamily Portfolio I	114,695
3.01	Property	Rolling Hills
3.02	Property	Lakeland Manor
3.03	Property	Kings Trail
3.04	Property	Bella Mar
3.05	Property	Del Rio
3.06	Property	Timberfalls
3.07	Property	Jacksonville Heights
3.08	Property	Lago Bello
3.09	Property	North Washington
3.10	Property	Tanglewood
3.11	Property	Mount Dora
3.12	Property	Brandywyne
3.13	Property	The Landings
3.14	Property	Country Place
4	Loan	Del Amo Fashion Center
5	Loan	Starwood Capital Group Hotel Portfolio
5.01	Property	Larkspur Landing Sunnyvale
5.02	Property	Larkspur Landing Milpitas
5.03	Property	Larkspur Landing Campbell
5.04	Property	Larkspur Landing San Francisco
5.05	Property	Larkspur Landing Pleasanton
5.06	Property	Larkspur Landing Bellevue
5.07	Property	Larkspur Landing Sacramento
5.08	Property	Hampton Inn Ann Arbor North
5.09	Property	Larkspur Landing Hillsboro
5.10	Property	Larkspur Landing Renton
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property	Residence Inn Toledo Maumee
5.13	Property	Residence Inn Williamsburg
5.14	Property	Hampton Inn Suites Waco South
5.15	Property	Holiday Inn Louisville Airport Fair Expo
5.16	Property	Courtyard Tyler
5.17	Property	Hilton Garden Inn Edison Raritan Center
5.18	Property	Hilton Garden Inn St Paul Oakdale
5.19	Property	Residence Inn Grand Rapids West
5.20	Property	Peoria, AZ Residence Inn
5.21	Property	Hampton Inn Suites Bloomington Normal
5.22	Property	Courtyard Chico
5.23	Property	Hampton Inn Suites Kokomo
5.24	Property	Hampton Inn Suites South Bend
5.25	Property	Courtyard Wichita Falls
5.26	Property	Hampton Inn Morehead
5.27	Property	Residence Inn Chico
5.28	Property	Courtyard Lufkin
5.29	Property	Hampton Inn Carlisle
5.30	Property	Springhill Suites Williamsburg
5.31	Property	Fairfield Inn Bloomington
5.32	Property	Waco Residence Inn
5.33	Property	Holiday Inn Express Fishers
5.34	Property	Larkspur Landing Folsom
5.35	Property	Springhill Suites Chicago Naperville Warrenville
5.36	Property	Holiday Inn Express & Suites Paris
5.37	Property	Toledo Homewood Suites
5.38	Property	Grand Rapids Homewood Suites
5.39	Property	Cheyenne Fairfield Inn and Suites
5.40	Property	Fairfield Inn Laurel
5.41	Property	Courtyard Akron Stow
5.42	Property	Larkspur Landing Roseville
5.43	Property	Towneplace Suites Bloomington
5.44	Property	Hampton Inn Danville
5.45	Property	Holiday Inn Norwich
5.46	Property	Hampton Inn Suites Longview North
5.47	Property	Springhill Suites Peoria Westlake
5.48	Property	Hampton Inn Suites Buda
5.49	Property	Shawnee Hampton Inn
5.50	Property	Racine Fairfield Inn
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam
5.52	Property	Holiday Inn Express & Suites Terrell
5.53	Property	Westchase Homewood Suites
5.54	Property	Holiday Inn Express & Suites Tyler South
5.55	Property	Holiday Inn Express & Suites Huntsville
5.56	Property	Hampton Inn Sweetwater
5.57	Property	Comfort Suites Buda Austin South
5.58	Property	Fairfield Inn & Suites Weatherford
5.59	Property	Holiday Inn Express & Suites Altus
5.60	Property	Comfort Inn & Suites Paris
5.61	Property	Hampton Inn Suites Decatur
5.62	Property	Holiday Inn Express & Suites Texarkana East
5.63	Property	Mankato Fairfield Inn
5.64	Property	Candlewood Suites Texarkana
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East
6	Loan	85 Broad Street
7	Loan	AHIP Northeast Portfolio III	40,000
7.01	Property	SpringHill Suites - Bellport
7.02	Property	Hampton Inn Baltimore - White Marsh
7.03	Property	Homewood Suites - Egg Harbor
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh
8	Loan	510 Cottonwood	48,215
9	Loan	245 Park Avenue	3,878,518
10	Loan	Save Mart Portfolio
10.01	Property	Lucky - San Francisco
10.02	Property	Lucky - San Bruno
10.03	Property	Lucky California - Daly City
10.04	Property	Lucky - San Jose I
10.05	Property	Lucky - San Jose II
10.06	Property	Lucky - San Leandro
10.07	Property	Dick’s Sporting Goods - Folsom
10.08	Property	Lucky - Concord
10.09	Property	FoodMaxx - Antioch
10.10	Property	Lucky - Hollister
10.11	Property	Save Mart - Modesto
10.12	Property	Dick’s Sporting Goods - Salinas
10.13	Property	Save Mart - Clovis
10.14	Property	Save Mart - Grass Valley
10.15	Property	FoodMaxx - Sacramento
10.16	Property	Lucky - Hayward I

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Monthly Tax Reserve(17)
10.17	Property	Save Mart - Auburn
10.18	Property	Save Mart - Tracy
10.19	Property	S-Mart - Lodi
10.20	Property	Save Mart - Chico
10.21	Property	Save Mart - Fresno I
10.22	Property	Lucky - San Jose III
10.23	Property	Save Mart - Roseville
10.24	Property	Lucky - Vacaville I
10.25	Property	Save Mart - Elk Grove
10.26	Property	Save Mart - Fresno II
10.27	Property	Lucky - Sand City
10.28	Property	Lucky - Vacaville II
10.29	Property	Lucky - Hayward
10.30	Property	Save Mart - Kingsburg
10.31	Property	Save Mart - Sacramento
10.32	Property	Lucky - Santa Rosa
10.33	Property	Save Mart - Jackson
11	Loan	GM Logistics Center 2	Commencing on each Payment Date, the Borrower will escrow 1/12th of the real estate taxes that Lender estimates will be payable during the next twelve months (initially $0.00 per month), it being agreed that Lender will make such determination after giving effect to the Tax Abatement schedule detailed in the loan documents
12	Loan	The Fillmore Philadelphia	1,905
13	Loan	Embassy Suites - San Luis Obispo	13,783
14	Loan	IC Leased Fee Hotel Portfolio
14.01	Property	Radisson Paper Valley
14.02	Property	City Place Downtown St. Louis
14.03	Property	Radisson Albany
14.04	Property	Radisson Cromwell
14.05	Property	Radisson Cheyenne
14.06	Property	Radisson High Point
14.07	Property	Radisson Billings
15	Loan	Rosdev Industrial Portfolio
15.01	Property	Arro - Muskegon
15.02	Property	Arro - Hodgkins
15.03	Property	Edge Adhesives - Fort Worth
15.04	Property	Edge Adhesives - Grove City
15.05	Property	JustRite - Anderson
16	Loan	Breckenridge Portfolio	6,954
16.01	Property	Advance Auto - Mount Pleasant
16.02	Property	Auto Zone - Plant City
16.03	Property	Advance Auto - Saginaw
16.04	Property	Advance Auto - Fort Worth
16.05	Property	Dollar General - Sumter
16.06	Property	Advance Auto - Havelock
16.07	Property	Dollar General - Neeses
16.08	Property	Dollar General - Leland
16.09	Property	Dollar General - Danielsville
16.10	Property	Family Dollar - Montgomery
16.11	Property	Family Dollar - Warner Robins
16.12	Property	Family Dollar - Albany
16.13	Property	Dollar General - Iva
16.14	Property	Dollar General - Loris
16.15	Property	Dollar General - Longs
17	Loan	Pioneer Pines Mobile Home Park	11,934
18	Loan	South Main RVP	5,219
19	Loan	DENT Tower	30,943
20	Loan	Thompson Square	19,352
21	Loan	Marketplace at Delta Township	35,004
22	Loan	The Retreat	19,038
23	Loan	DoubleTree St Augustine	3,605
24	Loan	Sheraton - Orlando North	27,919
25	Loan	1200 State Fair	16,658
26	Loan	114 W Adams	4,707
27	Loan	Concorde Portfolio	67,106
27.01	Property	New Territory Randall’s Center
27.02	Property	Pineloch Center
27.03	Property	Bay Area & Highway 3
27.04	Property	New Territory Country Shops
27.05	Property	Fairfield Country Shops I West
27.06	Property	Bay Area & Seawolf
27.07	Property	Conroe Professional Building
28	Loan	Skagit Valley	19,909
29	Loan	Vista Del Sol Apartments	18,109
30	Loan	The Arbor	14,961
31	Loan	Nine Mile Plaza	8,157
32	Loan	Ionis Pharmaceutical - Faraday Ave
33	Loan	Comfort Inn Westport	10,890
34	Loan	Commonwealth Business Center	9,256
35	Loan	Millikan 73 (Nike)	10,442
36	Loan	Holiday Inn Express Jacksonville Beach	10,328
37	Loan	Hilltop Village Apartments	9,450
38	Loan	Quality Suites Buckhead	7,184
39	Loan	Westchester Market	21,672
40	Loan	Holiday Inn Express & Suites Saint Augustine	3,832
41	Loan	Fairfield Inn & Suites Columbus East	7,791
42	Loan	Autumn Ridge and Tompkins Green Apartments	6,256
43	Loan	ACG Conlon MHC Portfolio III	7,907
43.01	Property	McGregor MHC
43.02	Property	College Park MHC
44	Loan	Danube Apartments	10,623
45	Loan	Tuscany Mobile Home Park	1,514
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	15,725
47	Loan	El Dorado Retail	5,615
48	Loan	Wisconsin MHC Portfolio	3,791
48.01	Property	Northgate MHC
48.02	Property	Huber MHC
48.03	Property	Knollwood MHC
49	Loan	Courtyard Tulsa	7,902
50	Loan	Cedar Creek Apartments	3,532
51	Loan	Comfort Inn & Suites Fayetteville	3,280
52	Loan	Walgreens Grand Rapids
53	Loan	Huffman Self Storage	9,386
54	Loan	Desert Sky Retail	7,497
55	Loan	Aspen Court	7,898
56	Loan	Canton Corners	3,625
57	Loan	Comfort Suites Brunswick	2,192
58	Loan	Mariposa Self Storage	3,257
59	Loan	Crosswoods Commons	5,569

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Insurance Reserve	Monthly Insurance Reserve(17)	Initial Replacement Reserve	Monthly Replacement Reserve(17)(19)
1	Loan	General Motors Building
2	Loan	Park West Village	292,923	23,248		17,750
3	Loan	TZA Multifamily Portfolio I	845,916	93,991	2,095,910	Commencing on each Payment Date through and including July 1, 2020, the Borrower will deposit $124,784 per month with the Lender for costs related to capital expenditures; Commencing on each Payment Date, Borrower will deposit $49,625 per month for any additional capital expenditures through the term of the loan
3.01	Property	Rolling Hills
3.02	Property	Lakeland Manor
3.03	Property	Kings Trail
3.04	Property	Bella Mar
3.05	Property	Del Rio
3.06	Property	Timberfalls
3.07	Property	Jacksonville Heights
3.08	Property	Lago Bello
3.09	Property	North Washington
3.10	Property	Tanglewood
3.11	Property	Mount Dora
3.12	Property	Brandywyne
3.13	Property	The Landings
3.14	Property	Country Place
4	Loan	Del Amo Fashion Center
5	Loan	Starwood Capital Group Hotel Portfolio				The greater of (i) 4.0% of gross revenues for the month which occurred two months prior and (ii) any amount required under any Franchise Agreement for FF&E Work
5.01	Property	Larkspur Landing Sunnyvale
5.02	Property	Larkspur Landing Milpitas
5.03	Property	Larkspur Landing Campbell
5.04	Property	Larkspur Landing San Francisco
5.05	Property	Larkspur Landing Pleasanton
5.06	Property	Larkspur Landing Bellevue
5.07	Property	Larkspur Landing Sacramento
5.08	Property	Hampton Inn Ann Arbor North
5.09	Property	Larkspur Landing Hillsboro
5.10	Property	Larkspur Landing Renton
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property	Residence Inn Toledo Maumee
5.13	Property	Residence Inn Williamsburg
5.14	Property	Hampton Inn Suites Waco South
5.15	Property	Holiday Inn Louisville Airport Fair Expo
5.16	Property	Courtyard Tyler
5.17	Property	Hilton Garden Inn Edison Raritan Center
5.18	Property	Hilton Garden Inn St Paul Oakdale
5.19	Property	Residence Inn Grand Rapids West
5.20	Property	Peoria, AZ Residence Inn
5.21	Property	Hampton Inn Suites Bloomington Normal
5.22	Property	Courtyard Chico
5.23	Property	Hampton Inn Suites Kokomo
5.24	Property	Hampton Inn Suites South Bend
5.25	Property	Courtyard Wichita Falls
5.26	Property	Hampton Inn Morehead
5.27	Property	Residence Inn Chico
5.28	Property	Courtyard Lufkin
5.29	Property	Hampton Inn Carlisle
5.30	Property	Springhill Suites Williamsburg
5.31	Property	Fairfield Inn Bloomington
5.32	Property	Waco Residence Inn
5.33	Property	Holiday Inn Express Fishers
5.34	Property	Larkspur Landing Folsom
5.35	Property	Springhill Suites Chicago Naperville Warrenville
5.36	Property	Holiday Inn Express & Suites Paris
5.37	Property	Toledo Homewood Suites
5.38	Property	Grand Rapids Homewood Suites
5.39	Property	Cheyenne Fairfield Inn and Suites
5.40	Property	Fairfield Inn Laurel
5.41	Property	Courtyard Akron Stow
5.42	Property	Larkspur Landing Roseville
5.43	Property	Towneplace Suites Bloomington
5.44	Property	Hampton Inn Danville
5.45	Property	Holiday Inn Norwich
5.46	Property	Hampton Inn Suites Longview North
5.47	Property	Springhill Suites Peoria Westlake
5.48	Property	Hampton Inn Suites Buda
5.49	Property	Shawnee Hampton Inn
5.50	Property	Racine Fairfield Inn
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam
5.52	Property	Holiday Inn Express & Suites Terrell
5.53	Property	Westchase Homewood Suites
5.54	Property	Holiday Inn Express & Suites Tyler South
5.55	Property	Holiday Inn Express & Suites Huntsville
5.56	Property	Hampton Inn Sweetwater
5.57	Property	Comfort Suites Buda Austin South
5.58	Property	Fairfield Inn & Suites Weatherford
5.59	Property	Holiday Inn Express & Suites Altus
5.60	Property	Comfort Inn & Suites Paris
5.61	Property	Hampton Inn Suites Decatur
5.62	Property	Holiday Inn Express & Suites Texarkana East
5.63	Property	Mankato Fairfield Inn
5.64	Property	Candlewood Suites Texarkana
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East
6	Loan	85 Broad Street
7	Loan	AHIP Northeast Portfolio III
7.01	Property	SpringHill Suites - Bellport
7.02	Property	Hampton Inn Baltimore - White Marsh
7.03	Property	Homewood Suites - Egg Harbor
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh
8	Loan	510 Cottonwood	8,065	4,032		2,251
9	Loan	245 Park Avenue	227,000	113,500	47,738	47,738
10	Loan	Save Mart Portfolio
10.01	Property	Lucky - San Francisco
10.02	Property	Lucky - San Bruno
10.03	Property	Lucky California - Daly City
10.04	Property	Lucky - San Jose I
10.05	Property	Lucky - San Jose II
10.06	Property	Lucky - San Leandro
10.07	Property	Dick’s Sporting Goods - Folsom
10.08	Property	Lucky - Concord
10.09	Property	FoodMaxx - Antioch
10.10	Property	Lucky - Hollister
10.11	Property	Save Mart - Modesto
10.12	Property	Dick’s Sporting Goods - Salinas
10.13	Property	Save Mart - Clovis
10.14	Property	Save Mart - Grass Valley
10.15	Property	FoodMaxx - Sacramento
10.16	Property	Lucky - Hayward I

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Insurance Reserve	Monthly Insurance Reserve(17)	Initial Replacement Reserve	Monthly Replacement Reserve(17)(19)
10.17	Property	Save Mart - Auburn
10.18	Property	Save Mart - Tracy
10.19	Property	S-Mart - Lodi
10.20	Property	Save Mart - Chico
10.21	Property	Save Mart - Fresno I
10.22	Property	Lucky - San Jose III
10.23	Property	Save Mart - Roseville
10.24	Property	Lucky - Vacaville I
10.25	Property	Save Mart - Elk Grove
10.26	Property	Save Mart - Fresno II
10.27	Property	Lucky - Sand City
10.28	Property	Lucky - Vacaville II
10.29	Property	Lucky - Hayward
10.30	Property	Save Mart - Kingsburg
10.31	Property	Save Mart - Sacramento
10.32	Property	Lucky - Santa Rosa
10.33	Property	Save Mart - Jackson
11	Loan	GM Logistics Center 2
12	Loan	The Fillmore Philadelphia	17,200	5,733		1,638
13	Loan	Embassy Suites - San Luis Obispo	13,124	13,124		39,602
14	Loan	IC Leased Fee Hotel Portfolio
14.01	Property	Radisson Paper Valley
14.02	Property	City Place Downtown St. Louis
14.03	Property	Radisson Albany
14.04	Property	Radisson Cromwell
14.05	Property	Radisson Cheyenne
14.06	Property	Radisson High Point
14.07	Property	Radisson Billings
15	Loan	Rosdev Industrial Portfolio
15.01	Property	Arro - Muskegon
15.02	Property	Arro - Hodgkins
15.03	Property	Edge Adhesives - Fort Worth
15.04	Property	Edge Adhesives - Grove City
15.05	Property	JustRite - Anderson
16	Loan	Breckenridge Portfolio	23,207	2,104		1,083
16.01	Property	Advance Auto - Mount Pleasant
16.02	Property	Auto Zone - Plant City
16.03	Property	Advance Auto - Saginaw
16.04	Property	Advance Auto - Fort Worth
16.05	Property	Dollar General - Sumter
16.06	Property	Advance Auto - Havelock
16.07	Property	Dollar General - Neeses
16.08	Property	Dollar General - Leland
16.09	Property	Dollar General - Danielsville
16.10	Property	Family Dollar - Montgomery
16.11	Property	Family Dollar - Warner Robins
16.12	Property	Family Dollar - Albany
16.13	Property	Dollar General - Iva
16.14	Property	Dollar General - Loris
16.15	Property	Dollar General - Longs
17	Loan	Pioneer Pines Mobile Home Park	46,925	4,045		1,404
18	Loan	South Main RVP	10,874	2,719		1,817
19	Loan	DENT Tower	10,709	5,355		1,457
20	Loan	Thompson Square	12,865	6,432		2,260
21	Loan	Marketplace at Delta Township	6,210	2,957	230,000	6,393
22	Loan	The Retreat	58,841	11,768		12,114
23	Loan	DoubleTree St Augustine				(i) through and including July 2018, 2.0% of prior month’s gross revenus, (ii) from August 2018 - July 2020, 3.0% of prior month’s gross revenues, (iii) thereafter, 4.0% of prior month’s gross revenues
24	Loan	Sheraton - Orlando North	40,000			12,972
25	Loan	1200 State Fair	65,484			4,575
26	Loan	114 W Adams	54,961			2,417
27	Loan	Concorde Portfolio	91,289	6,614		2,396
27.01	Property	New Territory Randall’s Center
27.02	Property	Pineloch Center
27.03	Property	Bay Area & Highway 3
27.04	Property	New Territory Country Shops
27.05	Property	Fairfield Country Shops I West
27.06	Property	Bay Area & Seawolf
27.07	Property	Conroe Professional Building
28	Loan	Skagit Valley	13,860	3,850		2,459
29	Loan	Vista Del Sol Apartments	27,586	6,568		5,500
30	Loan	The Arbor	3,685	1,755		1,084
31	Loan	Nine Mile Plaza	80,634			2,395
32	Loan	Ionis Pharmaceutical - Faraday Ave
33	Loan	Comfort Inn Westport	35,616	5,088		Monthly: 1/12 of 6.0% of gross Rents for the immediately preceding calendar year until September 1, 2021, inclusively. 1/12 of 5.0% of gross Rents for the immediately preceding calendar year on remaining term.
34	Loan	Commonwealth Business Center	4,787	1,596		2,423
35	Loan	Millikan 73 (Nike)	6,964	1,393	461,100
36	Loan	Holiday Inn Express Jacksonville Beach	16,868	4,686		10,978
37	Loan	Hilltop Village Apartments	40,453	6,129		6,200
38	Loan	Quality Suites Buckhead	15,368	2,744		9,082
39	Loan	Westchester Market	25,797	3,394		1,426
40	Loan	Holiday Inn Express & Suites Saint Augustine	30,381	3,798		9,913
41	Loan	Fairfield Inn & Suites Columbus East	4,202	2,101		4.0% of gross rent for the immediately preceding calendar month
42	Loan	Autumn Ridge and Tompkins Green Apartments	29,459	5,611	150,000	4,146
43	Loan	ACG Conlon MHC Portfolio III	15,834	1,885		1,396
43.01	Property	McGregor MHC
43.02	Property	College Park MHC
44	Loan	Danube Apartments	10,066	4,793	250,000	2,625
45	Loan	Tuscany Mobile Home Park	15,841	1,366		521
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	6,082	1,931		7,777
47	Loan	El Dorado Retail	7,881	821		776
48	Loan	Wisconsin MHC Portfolio	7,083	1,181		1,017
48.01	Property	Northgate MHC
48.02	Property	Huber MHC
48.03	Property	Knollwood MHC
49	Loan	Courtyard Tulsa	3,469	3,303		3,447
50	Loan	Cedar Creek Apartments	29,605	2,820		3,175
51	Loan	Comfort Inn & Suites Fayetteville	13,575	2,263		Commencing on 9/1/2019, the Borrower will deposit monthly contributions to the FF&E reserve in the amount of 4% of total property revenues.
52	Loan	Walgreens Grand Rapids
53	Loan	Huffman Self Storage	4,022	1,953		501
54	Loan	Desert Sky Retail	3,619	362		197
55	Loan	Aspen Court	8,162	1,458		579
56	Loan	Canton Corners	7,644			429
57	Loan	Comfort Suites Brunswick	34,550	2,303		5,544
58	Loan	Mariposa Self Storage	1,036	493		696
59	Loan	Crosswoods Commons	1,044	402		333

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Replacement Reserve Cap	Initial TI/LC Reserve	Monthly TI/LC Reserve(17)(19)	TI/LC Reserve Cap
1	Loan	General Motors Building	N/A			N/A
2	Loan	Park West Village	N/A			N/A
3	Loan	TZA Multifamily Portfolio I	N/A			N/A
3.01	Property	Rolling Hills
3.02	Property	Lakeland Manor
3.03	Property	Kings Trail
3.04	Property	Bella Mar
3.05	Property	Del Rio
3.06	Property	Timberfalls
3.07	Property	Jacksonville Heights
3.08	Property	Lago Bello
3.09	Property	North Washington
3.10	Property	Tanglewood
3.11	Property	Mount Dora
3.12	Property	Brandywyne
3.13	Property	The Landings
3.14	Property	Country Place
4	Loan	Del Amo Fashion Center	N/A			N/A
5	Loan	Starwood Capital Group Hotel Portfolio	N/A			N/A
5.01	Property	Larkspur Landing Sunnyvale
5.02	Property	Larkspur Landing Milpitas
5.03	Property	Larkspur Landing Campbell
5.04	Property	Larkspur Landing San Francisco
5.05	Property	Larkspur Landing Pleasanton
5.06	Property	Larkspur Landing Bellevue
5.07	Property	Larkspur Landing Sacramento
5.08	Property	Hampton Inn Ann Arbor North
5.09	Property	Larkspur Landing Hillsboro
5.10	Property	Larkspur Landing Renton
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property	Residence Inn Toledo Maumee
5.13	Property	Residence Inn Williamsburg
5.14	Property	Hampton Inn Suites Waco South
5.15	Property	Holiday Inn Louisville Airport Fair Expo
5.16	Property	Courtyard Tyler
5.17	Property	Hilton Garden Inn Edison Raritan Center
5.18	Property	Hilton Garden Inn St Paul Oakdale
5.19	Property	Residence Inn Grand Rapids West
5.20	Property	Peoria, AZ Residence Inn
5.21	Property	Hampton Inn Suites Bloomington Normal
5.22	Property	Courtyard Chico
5.23	Property	Hampton Inn Suites Kokomo
5.24	Property	Hampton Inn Suites South Bend
5.25	Property	Courtyard Wichita Falls
5.26	Property	Hampton Inn Morehead
5.27	Property	Residence Inn Chico
5.28	Property	Courtyard Lufkin
5.29	Property	Hampton Inn Carlisle
5.30	Property	Springhill Suites Williamsburg
5.31	Property	Fairfield Inn Bloomington
5.32	Property	Waco Residence Inn
5.33	Property	Holiday Inn Express Fishers
5.34	Property	Larkspur Landing Folsom
5.35	Property	Springhill Suites Chicago Naperville Warrenville
5.36	Property	Holiday Inn Express & Suites Paris
5.37	Property	Toledo Homewood Suites
5.38	Property	Grand Rapids Homewood Suites
5.39	Property	Cheyenne Fairfield Inn and Suites
5.40	Property	Fairfield Inn Laurel
5.41	Property	Courtyard Akron Stow
5.42	Property	Larkspur Landing Roseville
5.43	Property	Towneplace Suites Bloomington
5.44	Property	Hampton Inn Danville
5.45	Property	Holiday Inn Norwich
5.46	Property	Hampton Inn Suites Longview North
5.47	Property	Springhill Suites Peoria Westlake
5.48	Property	Hampton Inn Suites Buda
5.49	Property	Shawnee Hampton Inn
5.50	Property	Racine Fairfield Inn
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam
5.52	Property	Holiday Inn Express & Suites Terrell
5.53	Property	Westchase Homewood Suites
5.54	Property	Holiday Inn Express & Suites Tyler South
5.55	Property	Holiday Inn Express & Suites Huntsville
5.56	Property	Hampton Inn Sweetwater
5.57	Property	Comfort Suites Buda Austin South
5.58	Property	Fairfield Inn & Suites Weatherford
5.59	Property	Holiday Inn Express & Suites Altus
5.60	Property	Comfort Inn & Suites Paris
5.61	Property	Hampton Inn Suites Decatur
5.62	Property	Holiday Inn Express & Suites Texarkana East
5.63	Property	Mankato Fairfield Inn
5.64	Property	Candlewood Suites Texarkana
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East
6	Loan	85 Broad Street	N/A			N/A
7	Loan	AHIP Northeast Portfolio III	N/A			N/A
7.01	Property	SpringHill Suites - Bellport
7.02	Property	Hampton Inn Baltimore - White Marsh
7.03	Property	Homewood Suites - Egg Harbor
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh
8	Loan	510 Cottonwood	54,026		15,008	720,344
9	Loan	245 Park Avenue	N/A			N/A
10	Loan	Save Mart Portfolio	N/A			N/A
10.01	Property	Lucky - San Francisco
10.02	Property	Lucky - San Bruno
10.03	Property	Lucky California - Daly City
10.04	Property	Lucky - San Jose I
10.05	Property	Lucky - San Jose II
10.06	Property	Lucky - San Leandro
10.07	Property	Dick’s Sporting Goods - Folsom
10.08	Property	Lucky - Concord
10.09	Property	FoodMaxx - Antioch
10.10	Property	Lucky - Hollister
10.11	Property	Save Mart - Modesto
10.12	Property	Dick’s Sporting Goods - Salinas
10.13	Property	Save Mart - Clovis
10.14	Property	Save Mart - Grass Valley
10.15	Property	FoodMaxx - Sacramento
10.16	Property	Lucky - Hayward I

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Replacement Reserve Cap	Initial TI/LC Reserve	Monthly TI/LC Reserve(17)(19)	TI/LC Reserve Cap
10.17	Property	Save Mart - Auburn
10.18	Property	Save Mart - Tracy
10.19	Property	S-Mart - Lodi
10.20	Property	Save Mart - Chico
10.21	Property	Save Mart - Fresno I
10.22	Property	Lucky - San Jose III
10.23	Property	Save Mart - Roseville
10.24	Property	Lucky - Vacaville I
10.25	Property	Save Mart - Elk Grove
10.26	Property	Save Mart - Fresno II
10.27	Property	Lucky - Sand City
10.28	Property	Lucky - Vacaville II
10.29	Property	Lucky - Hayward
10.30	Property	Save Mart - Kingsburg
10.31	Property	Save Mart - Sacramento
10.32	Property	Lucky - Santa Rosa
10.33	Property	Save Mart - Jackson
11	Loan	GM Logistics Center 2	N/A			N/A
12	Loan	The Fillmore Philadelphia	N/A		12,005	1,000,000
13	Loan	Embassy Suites - San Luis Obispo	N/A			N/A
14	Loan	IC Leased Fee Hotel Portfolio	N/A			N/A
14.01	Property	Radisson Paper Valley
14.02	Property	City Place Downtown St. Louis
14.03	Property	Radisson Albany
14.04	Property	Radisson Cromwell
14.05	Property	Radisson Cheyenne
14.06	Property	Radisson High Point
14.07	Property	Radisson Billings
15	Loan	Rosdev Industrial Portfolio	N/A			N/A
15.01	Property	Arro - Muskegon
15.02	Property	Arro - Hodgkins
15.03	Property	Edge Adhesives - Fort Worth
15.04	Property	Edge Adhesives - Grove City
15.05	Property	JustRite - Anderson
16	Loan	Breckenridge Portfolio	25,984			103,934
16.01	Property	Advance Auto - Mount Pleasant
16.02	Property	Auto Zone - Plant City
16.03	Property	Advance Auto - Saginaw
16.04	Property	Advance Auto - Fort Worth
16.05	Property	Dollar General - Sumter
16.06	Property	Advance Auto - Havelock
16.07	Property	Dollar General - Neeses
16.08	Property	Dollar General - Leland
16.09	Property	Dollar General - Danielsville
16.10	Property	Family Dollar - Montgomery
16.11	Property	Family Dollar - Warner Robins
16.12	Property	Family Dollar - Albany
16.13	Property	Dollar General - Iva
16.14	Property	Dollar General - Loris
16.15	Property	Dollar General - Longs
17	Loan	Pioneer Pines Mobile Home Park	N/A			N/A
18	Loan	South Main RVP	N/A			N/A
19	Loan	DENT Tower	N/A	290,000		750,000
20	Loan	Thompson Square	N/A		4,167	150,000
21	Loan	Marketplace at Delta Township	N/A	770,000	10,897	N/A
22	Loan	The Retreat	N/A			N/A
23	Loan	DoubleTree St Augustine	N/A			N/A
24	Loan	Sheraton - Orlando North	N/A			N/A
25	Loan	1200 State Fair	N/A		4,575	400,000
26	Loan	114 W Adams	N/A			N/A
27	Loan	Concorde Portfolio	N/A	632,604		If after the first twelve (12) Payment Dates the balance of funds in the Leasing Reserve is equal to or greater than $500,000.00 (the “Leasing Reserve Cap”) thereafter, Borrower may cease making monthly deposits to the Leasing Reserve.
27.01	Property	New Territory Randall’s Center
27.02	Property	Pineloch Center
27.03	Property	Bay Area & Highway 3
27.04	Property	New Territory Country Shops
27.05	Property	Fairfield Country Shops I West
27.06	Property	Bay Area & Seawolf
27.07	Property	Conroe Professional Building
28	Loan	Skagit Valley	N/A		5,786	300,000
29	Loan	Vista Del Sol Apartments	N/A			N/A
30	Loan	The Arbor	N/A		7,229	260,247
31	Loan	Nine Mile Plaza	N/A		4,789	300,000
32	Loan	Ionis Pharmaceutical - Faraday Ave	N/A			N/A
33	Loan	Comfort Inn Westport	N/A			N/A
34	Loan	Commonwealth Business Center	N/A	200,000	10,532	425,000
35	Loan	Millikan 73 (Nike)	N/A			N/A
36	Loan	Holiday Inn Express Jacksonville Beach	N/A			N/A
37	Loan	Hilltop Village Apartments	N/A			N/A
38	Loan	Quality Suites Buckhead	N/A			N/A
39	Loan	Westchester Market	N/A	150,000	8,830	N/A
40	Loan	Holiday Inn Express & Suites Saint Augustine	N/A			N/A
41	Loan	Fairfield Inn & Suites Columbus East	N/A			N/A
42	Loan	Autumn Ridge and Tompkins Green Apartments	N/A			N/A
43	Loan	ACG Conlon MHC Portfolio III	N/A			N/A
43.01	Property	McGregor MHC
43.02	Property	College Park MHC
44	Loan	Danube Apartments	N/A			N/A
45	Loan	Tuscany Mobile Home Park	N/A			N/A
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	N/A			N/A
47	Loan	El Dorado Retail	N/A		5,199	311,940
48	Loan	Wisconsin MHC Portfolio	N/A			N/A
48.01	Property	Northgate MHC
48.02	Property	Huber MHC
48.03	Property	Knollwood MHC
49	Loan	Courtyard Tulsa	N/A			N/A
50	Loan	Cedar Creek Apartments	190,500			N/A
51	Loan	Comfort Inn & Suites Fayetteville	N/A			N/A
52	Loan	Walgreens Grand Rapids	N/A			N/A
53	Loan	Huffman Self Storage	N/A			N/A
54	Loan	Desert Sky Retail	N/A		1,154	55,387
55	Loan	Aspen Court	N/A		3,703	N/A
56	Loan	Canton Corners	N/A		2,315	55,000
57	Loan	Comfort Suites Brunswick	N/A			N/A
58	Loan	Mariposa Self Storage	25,000			N/A
59	Loan	Crosswoods Commons	N/A		1,200	N/A

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Reserve Description	Initial Other Reserve(16)(18)
1	Loan	General Motors Building	N/A
2	Loan	Park West Village	Renovation/Tenant Buyout Reserve Fund ($2,250,000); Debt Service Shortfall Reserve Funds ($700,000)	2,950,000
3	Loan	TZA Multifamily Portfolio I	N/A
3.01	Property	Rolling Hills
3.02	Property	Lakeland Manor
3.03	Property	Kings Trail
3.04	Property	Bella Mar
3.05	Property	Del Rio
3.06	Property	Timberfalls
3.07	Property	Jacksonville Heights
3.08	Property	Lago Bello
3.09	Property	North Washington
3.10	Property	Tanglewood
3.11	Property	Mount Dora
3.12	Property	Brandywyne
3.13	Property	The Landings
3.14	Property	Country Place
4	Loan	Del Amo Fashion Center	Outstanding TI/LC Reserve ($7,242,346); Gap Rent Reserve ($828,894)	8,071,240
5	Loan	Starwood Capital Group Hotel Portfolio	Larkspur Landing Capital Work Reserve (Upfront: 6,385,000); Capital Work Reserve (Upfront: 5,883,991)	12,268,991
5.01	Property	Larkspur Landing Sunnyvale
5.02	Property	Larkspur Landing Milpitas
5.03	Property	Larkspur Landing Campbell
5.04	Property	Larkspur Landing San Francisco
5.05	Property	Larkspur Landing Pleasanton
5.06	Property	Larkspur Landing Bellevue
5.07	Property	Larkspur Landing Sacramento
5.08	Property	Hampton Inn Ann Arbor North
5.09	Property	Larkspur Landing Hillsboro
5.10	Property	Larkspur Landing Renton
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property	Residence Inn Toledo Maumee
5.13	Property	Residence Inn Williamsburg
5.14	Property	Hampton Inn Suites Waco South
5.15	Property	Holiday Inn Louisville Airport Fair Expo
5.16	Property	Courtyard Tyler
5.17	Property	Hilton Garden Inn Edison Raritan Center
5.18	Property	Hilton Garden Inn St Paul Oakdale
5.19	Property	Residence Inn Grand Rapids West
5.20	Property	Peoria, AZ Residence Inn
5.21	Property	Hampton Inn Suites Bloomington Normal
5.22	Property	Courtyard Chico
5.23	Property	Hampton Inn Suites Kokomo
5.24	Property	Hampton Inn Suites South Bend
5.25	Property	Courtyard Wichita Falls
5.26	Property	Hampton Inn Morehead
5.27	Property	Residence Inn Chico
5.28	Property	Courtyard Lufkin
5.29	Property	Hampton Inn Carlisle
5.30	Property	Springhill Suites Williamsburg
5.31	Property	Fairfield Inn Bloomington
5.32	Property	Waco Residence Inn
5.33	Property	Holiday Inn Express Fishers
5.34	Property	Larkspur Landing Folsom
5.35	Property	Springhill Suites Chicago Naperville Warrenville
5.36	Property	Holiday Inn Express & Suites Paris
5.37	Property	Toledo Homewood Suites
5.38	Property	Grand Rapids Homewood Suites
5.39	Property	Cheyenne Fairfield Inn and Suites
5.40	Property	Fairfield Inn Laurel
5.41	Property	Courtyard Akron Stow
5.42	Property	Larkspur Landing Roseville
5.43	Property	Towneplace Suites Bloomington
5.44	Property	Hampton Inn Danville
5.45	Property	Holiday Inn Norwich
5.46	Property	Hampton Inn Suites Longview North
5.47	Property	Springhill Suites Peoria Westlake
5.48	Property	Hampton Inn Suites Buda
5.49	Property	Shawnee Hampton Inn
5.50	Property	Racine Fairfield Inn
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam
5.52	Property	Holiday Inn Express & Suites Terrell
5.53	Property	Westchase Homewood Suites
5.54	Property	Holiday Inn Express & Suites Tyler South
5.55	Property	Holiday Inn Express & Suites Huntsville
5.56	Property	Hampton Inn Sweetwater
5.57	Property	Comfort Suites Buda Austin South
5.58	Property	Fairfield Inn & Suites Weatherford
5.59	Property	Holiday Inn Express & Suites Altus
5.60	Property	Comfort Inn & Suites Paris
5.61	Property	Hampton Inn Suites Decatur
5.62	Property	Holiday Inn Express & Suites Texarkana East
5.63	Property	Mankato Fairfield Inn
5.64	Property	Candlewood Suites Texarkana
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East
6	Loan	85 Broad Street	Upfront Unfunded Lease Obligations Reserve ($8,170,739); Upfront Free Rent Reserve ($570,850)	8,741,590
7	Loan	AHIP Northeast Portfolio III	Ground Rent ($88,855); PIP Reserve ($2,055,697)	2,144,552
7.01	Property	SpringHill Suites - Bellport
7.02	Property	Hampton Inn Baltimore - White Marsh
7.03	Property	Homewood Suites - Egg Harbor
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh
8	Loan	510 Cottonwood	N/A
9	Loan	245 Park Avenue	Outstanding TI/LC Reserve ($10,298,441); MIO Partners Free Rent Reserve ($1,133,167)	11,431,608
10	Loan	Save Mart Portfolio	Environmental Work Funds ($331,035); Environmental Insurance Funds ($38,400.60)	369,436
10.01	Property	Lucky - San Francisco
10.02	Property	Lucky - San Bruno
10.03	Property	Lucky California - Daly City
10.04	Property	Lucky - San Jose I
10.05	Property	Lucky - San Jose II
10.06	Property	Lucky - San Leandro
10.07	Property	Dick’s Sporting Goods - Folsom
10.08	Property	Lucky - Concord
10.09	Property	FoodMaxx - Antioch
10.10	Property	Lucky - Hollister
10.11	Property	Save Mart - Modesto
10.12	Property	Dick’s Sporting Goods - Salinas
10.13	Property	Save Mart - Clovis
10.14	Property	Save Mart - Grass Valley
10.15	Property	FoodMaxx - Sacramento
10.16	Property	Lucky - Hayward I

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Reserve Description	Initial Other Reserve(16)(18)
10.17	Property	Save Mart - Auburn
10.18	Property	Save Mart - Tracy
10.19	Property	S-Mart - Lodi
10.20	Property	Save Mart - Chico
10.21	Property	Save Mart - Fresno I
10.22	Property	Lucky - San Jose III
10.23	Property	Save Mart - Roseville
10.24	Property	Lucky - Vacaville I
10.25	Property	Save Mart - Elk Grove
10.26	Property	Save Mart - Fresno II
10.27	Property	Lucky - Sand City
10.28	Property	Lucky - Vacaville II
10.29	Property	Lucky - Hayward
10.30	Property	Save Mart - Kingsburg
10.31	Property	Save Mart - Sacramento
10.32	Property	Lucky - Santa Rosa
10.33	Property	Save Mart - Jackson
11	Loan	GM Logistics Center 2	GM Project Expense Reserve (4,752,130); GM Rent Credit Reserve (66,218.31)	4,818,348
12	Loan	The Fillmore Philadelphia	Distillery Reserve ($55,830); Urban Eel TI Reserve ($200,000); Performance Reserve ($2,000,000)	2,255,830
13	Loan	Embassy Suites - San Luis Obispo	Outstanding PIP Reserve	528,682
14	Loan	IC Leased Fee Hotel Portfolio	Cromwell Environmental Reserve ($230,862); PIP Reserve ($2,802,939.93)	3,033,802
14.01	Property	Radisson Paper Valley
14.02	Property	City Place Downtown St. Louis
14.03	Property	Radisson Albany
14.04	Property	Radisson Cromwell
14.05	Property	Radisson Cheyenne
14.06	Property	Radisson High Point
14.07	Property	Radisson Billings
15	Loan	Rosdev Industrial Portfolio	N/A
15.01	Property	Arro - Muskegon
15.02	Property	Arro - Hodgkins
15.03	Property	Edge Adhesives - Fort Worth
15.04	Property	Edge Adhesives - Grove City
15.05	Property	JustRite - Anderson
16	Loan	Breckenridge Portfolio	N/A
16.01	Property	Advance Auto - Mount Pleasant
16.02	Property	Auto Zone - Plant City
16.03	Property	Advance Auto - Saginaw
16.04	Property	Advance Auto - Fort Worth
16.05	Property	Dollar General - Sumter
16.06	Property	Advance Auto - Havelock
16.07	Property	Dollar General - Neeses
16.08	Property	Dollar General - Leland
16.09	Property	Dollar General - Danielsville
16.10	Property	Family Dollar - Montgomery
16.11	Property	Family Dollar - Warner Robins
16.12	Property	Family Dollar - Albany
16.13	Property	Dollar General - Iva
16.14	Property	Dollar General - Loris
16.15	Property	Dollar General - Longs
17	Loan	Pioneer Pines Mobile Home Park	Regulatory Agreement Annual Fee	6,150
18	Loan	South Main RVP	N/A
19	Loan	DENT Tower	N/A
20	Loan	Thompson Square	Environmental Reserve	151,500
21	Loan	Marketplace at Delta Township	N/A
22	Loan	The Retreat	N/A
23	Loan	DoubleTree St Augustine	PIP Reserve	500,000
24	Loan	Sheraton - Orlando North	PIP Reserve Funds ($4,375,000); Ground Rent Funds ($70,000)	4,445,000
25	Loan	1200 State Fair	N/A
26	Loan	114 W Adams	N/A
27	Loan	Concorde Portfolio	Unfunded Obligations Reserve – TCH PEDIATRIC ($94,275); Unfunded Obligations Reserve – FAIRFIELD FAMILY PHYSICIANS ($8,700); Unfunded Obligations Reserve – INFINITY FLOAT ($3,125); Unfunded Obligations Reserve – PERFECT PLAYDATE ($9,067); Unfunded Obligations Reserve – SHAWMZ ($2,229)	117,396
27.01	Property	New Territory Randall’s Center
27.02	Property	Pineloch Center
27.03	Property	Bay Area & Highway 3
27.04	Property	New Territory Country Shops
27.05	Property	Fairfield Country Shops I West
27.06	Property	Bay Area & Seawolf
27.07	Property	Conroe Professional Building
28	Loan	Skagit Valley	N/A
29	Loan	Vista Del Sol Apartments	Apartment Renovation Funds	300,000
30	Loan	The Arbor	N/A
31	Loan	Nine Mile Plaza	Swan Neck Reserve Funds ($200,000); Family Dollar Reserve Funds ($50,000); Tenant Allowance Funds ($50,000); Rent Concession Funds ($31,722)	331,722
32	Loan	Ionis Pharmaceutical - Faraday Ave	N/A
33	Loan	Comfort Inn Westport	N/A
34	Loan	Commonwealth Business Center	Outstanding TI Reserve ($328,499.63); Free Rent Reserve ($47,003.04)	375,503
35	Loan	Millikan 73 (Nike)	Free Rent Reserve	164,142
36	Loan	Holiday Inn Express Jacksonville Beach	PIP Reserve ($1,311,989); Seasonality Reserve ($10,000)	1,321,989
37	Loan	Hilltop Village Apartments	Earn Out Reserve	200,000
38	Loan	Quality Suites Buckhead	Initial PIP Reserve Funds	247,881
39	Loan	Westchester Market	Environmental Reserve	95,500
40	Loan	Holiday Inn Express & Suites Saint Augustine	N/A
41	Loan	Fairfield Inn & Suites Columbus East	PIP Reserve ($541,500); Franchise Renewal Reserve (1,893,103.70)	2,434,604
42	Loan	Autumn Ridge and Tompkins Green Apartments	N/A
43	Loan	ACG Conlon MHC Portfolio III	Titling Reserve	2,970
43.01	Property	McGregor MHC
43.02	Property	College Park MHC
44	Loan	Danube Apartments	N/A
45	Loan	Tuscany Mobile Home Park	N/A
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	PIP Reserve	1,300,000
47	Loan	El Dorado Retail	Unfunded Tenant Obligations Funds	32,533
48	Loan	Wisconsin MHC Portfolio	N/A
48.01	Property	Northgate MHC
48.02	Property	Huber MHC
48.03	Property	Knollwood MHC
49	Loan	Courtyard Tulsa	PIP Reserve	1,066,738
50	Loan	Cedar Creek Apartments	N/A
51	Loan	Comfort Inn & Suites Fayetteville	Outstanding PIP Reserve	169,217
52	Loan	Walgreens Grand Rapids	N/A
53	Loan	Huffman Self Storage	N/A
54	Loan	Desert Sky Retail	N/A
55	Loan	Aspen Court	Roof Repair Obligations Reserve Funds ($175,000); Certificate of Occupancy Reserve Funds ($500,000)	675,000
56	Loan	Canton Corners	Tenant Allowance Funds	26,612
57	Loan	Comfort Suites Brunswick	N/A
58	Loan	Mariposa Self Storage	N/A
59	Loan	Crosswoods Commons	N/A

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Monthly Other Reserve(17)(18)(19)	Other Reserve Cap	Ownership Interest(11)	Ground Lease Initial Expiration Date(11)	Ground Lease Extension Options(11)	Lockbox	Cash Management(28)
1	Loan	General Motors Building		N/A	Fee Simple	N/A	N/A	Hard	Springing
2	Loan	Park West Village		N/A	Fee Simple	N/A	N/A	Soft	Springing
3	Loan	TZA Multifamily Portfolio I		N/A	Fee Simple	N/A	N/A	Soft	Springing
3.01	Property	Rolling Hills			Fee Simple	N/A	N/A
3.02	Property	Lakeland Manor			Fee Simple	N/A	N/A
3.03	Property	Kings Trail			Fee Simple	N/A	N/A
3.04	Property	Bella Mar			Fee Simple	N/A	N/A
3.05	Property	Del Rio			Fee Simple	N/A	N/A
3.06	Property	Timberfalls			Fee Simple	N/A	N/A
3.07	Property	Jacksonville Heights			Fee Simple	N/A	N/A
3.08	Property	Lago Bello			Fee Simple	N/A	N/A
3.09	Property	North Washington			Fee Simple	N/A	N/A
3.10	Property	Tanglewood			Fee Simple	N/A	N/A
3.11	Property	Mount Dora			Fee Simple	N/A	N/A
3.12	Property	Brandywyne			Fee Simple	N/A	N/A
3.13	Property	The Landings			Fee Simple	N/A	N/A
3.14	Property	Country Place			Fee Simple	N/A	N/A
4	Loan	Del Amo Fashion Center		N/A	Fee Simple	N/A	N/A	Hard	Springing
5	Loan	Starwood Capital Group Hotel Portfolio		N/A	Various	Various	N/A	Soft	Springing
5.01	Property	Larkspur Landing Sunnyvale			Fee Simple	N/A	N/A
5.02	Property	Larkspur Landing Milpitas			Fee Simple	N/A	N/A
5.03	Property	Larkspur Landing Campbell			Fee Simple	N/A	N/A
5.04	Property	Larkspur Landing San Francisco			Fee Simple	N/A	N/A
5.05	Property	Larkspur Landing Pleasanton			Fee Simple	N/A	N/A
5.06	Property	Larkspur Landing Bellevue			Fee Simple	N/A	N/A
5.07	Property	Larkspur Landing Sacramento			Fee Simple	N/A	N/A
5.08	Property	Hampton Inn Ann Arbor North			Fee Simple	N/A	N/A
5.09	Property	Larkspur Landing Hillsboro			Fee Simple	N/A	N/A
5.10	Property	Larkspur Landing Renton			Fee Simple	N/A	N/A
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark			Fee Simple	N/A	N/A
5.12	Property	Residence Inn Toledo Maumee			Fee Simple	N/A	N/A
5.13	Property	Residence Inn Williamsburg			Fee Simple	N/A	N/A
5.14	Property	Hampton Inn Suites Waco South			Fee Simple	N/A	N/A
5.15	Property	Holiday Inn Louisville Airport Fair Expo			Fee Simple	N/A	N/A
5.16	Property	Courtyard Tyler			Fee Simple	N/A	N/A
5.17	Property	Hilton Garden Inn Edison Raritan Center			Leasehold	9/30/2076	N/A
5.18	Property	Hilton Garden Inn St Paul Oakdale			Fee Simple	N/A	N/A
5.19	Property	Residence Inn Grand Rapids West			Fee Simple	N/A	N/A
5.20	Property	Peoria, AZ Residence Inn			Fee Simple	N/A	N/A
5.21	Property	Hampton Inn Suites Bloomington Normal			Fee Simple	N/A	N/A
5.22	Property	Courtyard Chico			Fee Simple	N/A	N/A
5.23	Property	Hampton Inn Suites Kokomo			Fee Simple	N/A	N/A
5.24	Property	Hampton Inn Suites South Bend			Fee Simple	N/A	N/A
5.25	Property	Courtyard Wichita Falls			Fee Simple	N/A	N/A
5.26	Property	Hampton Inn Morehead			Fee Simple	N/A	N/A
5.27	Property	Residence Inn Chico			Fee Simple	N/A	N/A
5.28	Property	Courtyard Lufkin			Fee Simple	N/A	N/A
5.29	Property	Hampton Inn Carlisle			Fee Simple	N/A	N/A
5.30	Property	Springhill Suites Williamsburg			Fee Simple	N/A	N/A
5.31	Property	Fairfield Inn Bloomington			Fee Simple	N/A	N/A
5.32	Property	Waco Residence Inn			Fee Simple	N/A	N/A
5.33	Property	Holiday Inn Express Fishers			Fee Simple	N/A	N/A
5.34	Property	Larkspur Landing Folsom			Fee Simple	N/A	N/A
5.35	Property	Springhill Suites Chicago Naperville Warrenville			Fee Simple	N/A	N/A
5.36	Property	Holiday Inn Express & Suites Paris			Fee Simple	N/A	N/A
5.37	Property	Toledo Homewood Suites			Fee Simple	N/A	N/A
5.38	Property	Grand Rapids Homewood Suites			Fee Simple	N/A	N/A
5.39	Property	Cheyenne Fairfield Inn and Suites			Fee Simple	N/A	N/A
5.40	Property	Fairfield Inn Laurel			Fee Simple	N/A	N/A
5.41	Property	Courtyard Akron Stow			Fee Simple	N/A	N/A
5.42	Property	Larkspur Landing Roseville			Fee Simple	N/A	N/A
5.43	Property	Towneplace Suites Bloomington			Fee Simple	N/A	N/A
5.44	Property	Hampton Inn Danville			Fee Simple	N/A	N/A
5.45	Property	Holiday Inn Norwich			Fee Simple	N/A	N/A
5.46	Property	Hampton Inn Suites Longview North			Fee Simple	N/A	N/A
5.47	Property	Springhill Suites Peoria Westlake			Fee Simple	N/A	N/A
5.48	Property	Hampton Inn Suites Buda			Fee Simple	N/A	N/A
5.49	Property	Shawnee Hampton Inn			Fee Simple	N/A	N/A
5.50	Property	Racine Fairfield Inn			Fee Simple	N/A	N/A
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam			Fee Simple	N/A	N/A
5.52	Property	Holiday Inn Express & Suites Terrell			Fee Simple	N/A	N/A
5.53	Property	Westchase Homewood Suites			Fee Simple	N/A	N/A
5.54	Property	Holiday Inn Express & Suites Tyler South			Fee Simple	N/A	N/A
5.55	Property	Holiday Inn Express & Suites Huntsville			Fee Simple	N/A	N/A
5.56	Property	Hampton Inn Sweetwater			Fee Simple	N/A	N/A
5.57	Property	Comfort Suites Buda Austin South			Fee Simple	N/A	N/A
5.58	Property	Fairfield Inn & Suites Weatherford			Fee Simple	N/A	N/A
5.59	Property	Holiday Inn Express & Suites Altus			Fee Simple	N/A	N/A
5.60	Property	Comfort Inn & Suites Paris			Fee Simple	N/A	N/A
5.61	Property	Hampton Inn Suites Decatur			Fee Simple	N/A	N/A
5.62	Property	Holiday Inn Express & Suites Texarkana East			Fee Simple	N/A	N/A
5.63	Property	Mankato Fairfield Inn			Fee Simple	N/A	N/A
5.64	Property	Candlewood Suites Texarkana			Fee Simple	N/A	N/A
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East			Fee Simple	N/A	N/A
6	Loan	85 Broad Street		N/A	Fee Simple	N/A	N/A	Hard	Springing
7	Loan	AHIP Northeast Portfolio III		N/A	Various	Various	Various	Hard	Springing
7.01	Property	SpringHill Suites - Bellport			Fee Simple	N/A	N/A
7.02	Property	Hampton Inn Baltimore - White Marsh			Fee Simple	N/A	N/A
7.03	Property	Homewood Suites - Egg Harbor			Fee Simple	N/A	N/A
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh			Leasehold	3/31/2037	4, five-year options
8	Loan	510 Cottonwood		N/A	Fee Simple	N/A	N/A	Springing	Springing
9	Loan	245 Park Avenue		N/A	Fee Simple	N/A	N/A	Hard	Springing
10	Loan	Save Mart Portfolio		N/A	Fee Simple	N/A	N/A	Hard	Springing
10.01	Property	Lucky - San Francisco			Fee Simple	N/A	N/A
10.02	Property	Lucky - San Bruno			Fee Simple	N/A	N/A
10.03	Property	Lucky California - Daly City			Fee Simple	N/A	N/A
10.04	Property	Lucky - San Jose I			Fee Simple	N/A	N/A
10.05	Property	Lucky - San Jose II			Fee Simple	N/A	N/A
10.06	Property	Lucky - San Leandro			Fee Simple	N/A	N/A
10.07	Property	Dick’s Sporting Goods - Folsom			Fee Simple	N/A	N/A
10.08	Property	Lucky - Concord			Fee Simple	N/A	N/A
10.09	Property	FoodMaxx - Antioch			Fee Simple	N/A	N/A
10.10	Property	Lucky - Hollister			Fee Simple	N/A	N/A
10.11	Property	Save Mart - Modesto			Fee Simple	N/A	N/A
10.12	Property	Dick’s Sporting Goods - Salinas			Fee Simple	N/A	N/A
10.13	Property	Save Mart - Clovis			Fee Simple	N/A	N/A
10.14	Property	Save Mart - Grass Valley			Fee Simple	N/A	N/A
10.15	Property	FoodMaxx - Sacramento			Fee Simple	N/A	N/A
10.16	Property	Lucky - Hayward I			Fee Simple	N/A	N/A

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Monthly Other Reserve(17)(18)(19)	Other Reserve Cap	Ownership Interest(11)	Ground Lease Initial Expiration Date(11)	Ground Lease Extension Options(11)	Lockbox	Cash Management(28)
10.17	Property	Save Mart - Auburn			Fee Simple	N/A	N/A
10.18	Property	Save Mart - Tracy			Fee Simple	N/A	N/A
10.19	Property	S-Mart - Lodi			Fee Simple	N/A	N/A
10.20	Property	Save Mart - Chico			Fee Simple	N/A	N/A
10.21	Property	Save Mart - Fresno I			Fee Simple	N/A	N/A
10.22	Property	Lucky - San Jose III			Fee Simple	N/A	N/A
10.23	Property	Save Mart - Roseville			Fee Simple	N/A	N/A
10.24	Property	Lucky - Vacaville I			Fee Simple	N/A	N/A
10.25	Property	Save Mart - Elk Grove			Fee Simple	N/A	N/A
10.26	Property	Save Mart - Fresno II			Fee Simple	N/A	N/A
10.27	Property	Lucky - Sand City			Fee Simple	N/A	N/A
10.28	Property	Lucky - Vacaville II			Fee Simple	N/A	N/A
10.29	Property	Lucky - Hayward			Fee Simple	N/A	N/A
10.30	Property	Save Mart - Kingsburg			Fee Simple	N/A	N/A
10.31	Property	Save Mart - Sacramento			Fee Simple	N/A	N/A
10.32	Property	Lucky - Santa Rosa			Fee Simple	N/A	N/A
10.33	Property	Save Mart - Jackson			Fee Simple	N/A	N/A
11	Loan	GM Logistics Center 2		N/A	Fee Simple	N/A	N/A	Hard	Springing
12	Loan	The Fillmore Philadelphia		N/A	Fee Simple	N/A	N/A	Hard	In-place
13	Loan	Embassy Suites - San Luis Obispo		N/A	Fee Simple	N/A	N/A	Springing	Springing
14	Loan	IC Leased Fee Hotel Portfolio		N/A	Fee Simple	N/A	N/A	Hard	In Place
14.01	Property	Radisson Paper Valley			Fee Simple	N/A	N/A
14.02	Property	City Place Downtown St. Louis			Fee Simple	N/A	N/A
14.03	Property	Radisson Albany			Fee Simple	N/A	N/A
14.04	Property	Radisson Cromwell			Fee Simple	N/A	N/A
14.05	Property	Radisson Cheyenne			Fee Simple	N/A	N/A
14.06	Property	Radisson High Point			Fee Simple	N/A	N/A
14.07	Property	Radisson Billings			Fee Simple	N/A	N/A
15	Loan	Rosdev Industrial Portfolio		N/A	Fee Simple	N/A	N/A	Springing	Springing
15.01	Property	Arro - Muskegon			Fee Simple	N/A	N/A
15.02	Property	Arro - Hodgkins			Fee Simple	N/A	N/A
15.03	Property	Edge Adhesives - Fort Worth			Fee Simple	N/A	N/A
15.04	Property	Edge Adhesives - Grove City			Fee Simple	N/A	N/A
15.05	Property	JustRite - Anderson			Fee Simple	N/A	N/A
16	Loan	Breckenridge Portfolio		N/A	Fee Simple	N/A	N/A	Springing	Springing
16.01	Property	Advance Auto - Mount Pleasant			Fee Simple	N/A	N/A
16.02	Property	Auto Zone - Plant City			Fee Simple	N/A	N/A
16.03	Property	Advance Auto - Saginaw			Fee Simple	N/A	N/A
16.04	Property	Advance Auto - Fort Worth			Fee Simple	N/A	N/A
16.05	Property	Dollar General - Sumter			Fee Simple	N/A	N/A
16.06	Property	Advance Auto - Havelock			Fee Simple	N/A	N/A
16.07	Property	Dollar General - Neeses			Fee Simple	N/A	N/A
16.08	Property	Dollar General - Leland			Fee Simple	N/A	N/A
16.09	Property	Dollar General - Danielsville			Fee Simple	N/A	N/A
16.10	Property	Family Dollar - Montgomery			Fee Simple	N/A	N/A
16.11	Property	Family Dollar - Warner Robins			Fee Simple	N/A	N/A
16.12	Property	Family Dollar - Albany			Fee Simple	N/A	N/A
16.13	Property	Dollar General - Iva			Fee Simple	N/A	N/A
16.14	Property	Dollar General - Loris			Fee Simple	N/A	N/A
16.15	Property	Dollar General - Longs			Fee Simple	N/A	N/A
17	Loan	Pioneer Pines Mobile Home Park		N/A	Fee Simple	N/A	N/A	Springing	Springing
18	Loan	South Main RVP		N/A	Fee Simple	N/A	N/A	Soft	Springing
19	Loan	DENT Tower		N/A	Fee Simple	N/A	N/A	Springing	Springing
20	Loan	Thompson Square		N/A	Fee Simple	N/A	N/A	Hard	Springing
21	Loan	Marketplace at Delta Township			Fee Simple	N/A	N/A	Hard	Springing
22	Loan	The Retreat		N/A	Fee Simple	N/A	N/A	Springing	Springing
23	Loan	DoubleTree St Augustine		N/A	Fee Simple	N/A	N/A	Hard	Springing
24	Loan	Sheraton - Orlando North	70,000	N/A	Leasehold	6/15/2116	No	Hard	Springing
25	Loan	1200 State Fair		N/A	Fee Simple	N/A	N/A	Hard	Springing
26	Loan	114 W Adams		N/A	Fee Simple	N/A	N/A	Springing	Springing
27	Loan	Concorde Portfolio		N/A	Fee Simple	N/A	N/A	Springing	Springing
27.01	Property	New Territory Randall’s Center			Fee Simple	N/A	N/A
27.02	Property	Pineloch Center			Fee Simple	N/A	N/A
27.03	Property	Bay Area & Highway 3			Fee Simple	N/A	N/A
27.04	Property	New Territory Country Shops			Fee Simple	N/A	N/A
27.05	Property	Fairfield Country Shops I West			Fee Simple	N/A	N/A
27.06	Property	Bay Area & Seawolf			Fee Simple	N/A	N/A
27.07	Property	Conroe Professional Building			Fee Simple	N/A	N/A
28	Loan	Skagit Valley		N/A	Fee Simple	N/A	N/A	Springing	Springing
29	Loan	Vista Del Sol Apartments			Fee Simple	N/A	N/A	Springing	Springing
30	Loan	The Arbor			Fee Simple	N/A	N/A	Springing	Springing
31	Loan	Nine Mile Plaza		N/A	Fee Simple	N/A	N/A	Springing	Springing
32	Loan	Ionis Pharmaceutical - Faraday Ave		N/A	Fee Simple	N/A	N/A	Hard	Springing
33	Loan	Comfort Inn Westport		N/A	Fee Simple	N/A	N/A	Springing	Springing
34	Loan	Commonwealth Business Center		N/A	Fee Simple	N/A	N/A	Springing	Springing
35	Loan	Millikan 73 (Nike)		N/A	Fee Simple	N/A	N/A	Springing	Springing
36	Loan	Holiday Inn Express Jacksonville Beach		N/A	Fee Simple	N/A	N/A	Hard	In Place
37	Loan	Hilltop Village Apartments		N/A	Fee Simple	N/A	N/A	Soft	Springing
38	Loan	Quality Suites Buckhead		N/A	Fee Simple	N/A	N/A	Springing	Springing
39	Loan	Westchester Market		N/A	Fee Simple	N/A	N/A	Springing	Springing
40	Loan	Holiday Inn Express & Suites Saint Augustine	2,478	N/A	Fee Simple	N/A	N/A	Springing	Springing
41	Loan	Fairfield Inn & Suites Columbus East		N/A	Fee Simple	N/A	N/A	Hard	Springing
42	Loan	Autumn Ridge and Tompkins Green Apartments			Fee Simple	N/A	N/A	Springing	Springing
43	Loan	ACG Conlon MHC Portfolio III			Fee Simple	N/A	N/A	Springing	Springing
43.01	Property	McGregor MHC			Fee Simple	N/A	N/A
43.02	Property	College Park MHC			Fee Simple	N/A	N/A
44	Loan	Danube Apartments			Fee Simple	N/A	N/A	Hard	In place
45	Loan	Tuscany Mobile Home Park		N/A	Fee Simple	N/A	N/A	Springing	Springing
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	$31,570.93 on each payment date from August through October of 2017; an amount equal to the quotient of dividing the Seasonality Reserve Aggregate Shortfall by 8 on each payment date from March through October commencing in 2018.		Fee Simple	N/A	N/A	Springing	Springing
47	Loan	El Dorado Retail		N/A	Fee Simple	N/A	N/A	Hard	Springing
48	Loan	Wisconsin MHC Portfolio			Fee Simple	N/A	N/A	Springing	Springing
48.01	Property	Northgate MHC			Fee Simple	N/A	N/A
48.02	Property	Huber MHC			Fee Simple	N/A	N/A
48.03	Property	Knollwood MHC			Fee Simple	N/A	N/A
49	Loan	Courtyard Tulsa		N/A	Fee Simple	N/A	N/A	Hard	Springing
50	Loan	Cedar Creek Apartments			Fee Simple	N/A	N/A	Springing	Springing
51	Loan	Comfort Inn & Suites Fayetteville		N/A	Fee Simple	N/A	N/A	Springing	Springing
52	Loan	Walgreens Grand Rapids		N/A	Fee Simple	N/A	N/A	Hard	In Place
53	Loan	Huffman Self Storage			Fee Simple	N/A	N/A	Springing	Springing
54	Loan	Desert Sky Retail		N/A	Fee Simple	N/A	N/A	Springing	Springing
55	Loan	Aspen Court		N/A	Fee Simple	N/A	N/A	Hard	Springing
56	Loan	Canton Corners		N/A	Fee Simple	N/A	N/A	Hard	Springing
57	Loan	Comfort Suites Brunswick			Fee Simple	N/A	N/A	Springing	Springing
58	Loan	Mariposa Self Storage			Fee Simple	N/A	N/A	Springing	Springing
59	Loan	Crosswoods Commons		N/A	Fee Simple	N/A	N/A	Springing	Springing

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Pari Passu Mortgage Debt Balance(23)	Cut-off Date Subord. Mortgage Debt Balance(24)	Total Mortgage Debt Cut-off Date LTV Ratio(24)	Total Mortgage Debt UW NCF DSCR(24)	Total Mortgage Debt UW NOI Debt Yield(24)	Cut-off Date Mezzanine Debt Balance(25)	Total Debt Cut-off Date LTV Ratio(25)	Total Debt UW NCF DSCR(25)	Total Debt UW NOI Debt Yield(25)	Future Subordinate Debt Permitted(26)	Future Subordinate Debt Type(26)
1	Loan	General Motors Building	1,420,000,000	830,000,000	47.9%	2.77	9.9%	N/A	N/A	N/A	N/A	No	N/A
2	Loan	Park West Village	70,000,000	18,750,000	23.1%	3.44	10.4%	186,250,000	54.2%	1.07	4.4%	No	N/A
3	Loan	TZA Multifamily Portfolio I	58,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
3.01	Property	Rolling Hills
3.02	Property	Lakeland Manor
3.03	Property	Kings Trail
3.04	Property	Bella Mar
3.05	Property	Del Rio
3.06	Property	Timberfalls
3.07	Property	Jacksonville Heights
3.08	Property	Lago Bello
3.09	Property	North Washington
3.10	Property	Tanglewood
3.11	Property	Mount Dora
3.12	Property	Brandywyne
3.13	Property	The Landings
3.14	Property	Country Place
4	Loan	Del Amo Fashion Center	414,300,000	125,700,000	50.6%	2.63	10.1%	N/A	N/A	N/A	N/A	No	N/A
5	Loan	Starwood Capital Group Hotel Portfolio	539,770,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine
5.01	Property	Larkspur Landing Sunnyvale
5.02	Property	Larkspur Landing Milpitas
5.03	Property	Larkspur Landing Campbell
5.04	Property	Larkspur Landing San Francisco
5.05	Property	Larkspur Landing Pleasanton
5.06	Property	Larkspur Landing Bellevue
5.07	Property	Larkspur Landing Sacramento
5.08	Property	Hampton Inn Ann Arbor North
5.09	Property	Larkspur Landing Hillsboro
5.10	Property	Larkspur Landing Renton
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property	Residence Inn Toledo Maumee
5.13	Property	Residence Inn Williamsburg
5.14	Property	Hampton Inn Suites Waco South
5.15	Property	Holiday Inn Louisville Airport Fair Expo
5.16	Property	Courtyard Tyler
5.17	Property	Hilton Garden Inn Edison Raritan Center
5.18	Property	Hilton Garden Inn St Paul Oakdale
5.19	Property	Residence Inn Grand Rapids West
5.20	Property	Peoria, AZ Residence Inn
5.21	Property	Hampton Inn Suites Bloomington Normal
5.22	Property	Courtyard Chico
5.23	Property	Hampton Inn Suites Kokomo
5.24	Property	Hampton Inn Suites South Bend
5.25	Property	Courtyard Wichita Falls
5.26	Property	Hampton Inn Morehead
5.27	Property	Residence Inn Chico
5.28	Property	Courtyard Lufkin
5.29	Property	Hampton Inn Carlisle
5.30	Property	Springhill Suites Williamsburg
5.31	Property	Fairfield Inn Bloomington
5.32	Property	Waco Residence Inn
5.33	Property	Holiday Inn Express Fishers
5.34	Property	Larkspur Landing Folsom
5.35	Property	Springhill Suites Chicago Naperville Warrenville
5.36	Property	Holiday Inn Express & Suites Paris
5.37	Property	Toledo Homewood Suites
5.38	Property	Grand Rapids Homewood Suites
5.39	Property	Cheyenne Fairfield Inn and Suites
5.40	Property	Fairfield Inn Laurel
5.41	Property	Courtyard Akron Stow
5.42	Property	Larkspur Landing Roseville
5.43	Property	Towneplace Suites Bloomington
5.44	Property	Hampton Inn Danville
5.45	Property	Holiday Inn Norwich
5.46	Property	Hampton Inn Suites Longview North
5.47	Property	Springhill Suites Peoria Westlake
5.48	Property	Hampton Inn Suites Buda
5.49	Property	Shawnee Hampton Inn
5.50	Property	Racine Fairfield Inn
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam
5.52	Property	Holiday Inn Express & Suites Terrell
5.53	Property	Westchase Homewood Suites
5.54	Property	Holiday Inn Express & Suites Tyler South
5.55	Property	Holiday Inn Express & Suites Huntsville
5.56	Property	Hampton Inn Sweetwater
5.57	Property	Comfort Suites Buda Austin South
5.58	Property	Fairfield Inn & Suites Weatherford
5.59	Property	Holiday Inn Express & Suites Altus
5.60	Property	Comfort Inn & Suites Paris
5.61	Property	Hampton Inn Suites Decatur
5.62	Property	Holiday Inn Express & Suites Texarkana East
5.63	Property	Mankato Fairfield Inn
5.64	Property	Candlewood Suites Texarkana
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East
6	Loan	85 Broad Street	135,000,000	189,600,000	55.0%	1.75	7.2%	N/A	N/A	N/A	N/A	Yes	Mezzanine
7	Loan	AHIP Northeast Portfolio III	20,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
7.01	Property	SpringHill Suites - Bellport
7.02	Property	Hampton Inn Baltimore - White Marsh
7.03	Property	Homewood Suites - Egg Harbor
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh
8	Loan	510 Cottonwood	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
9	Loan	245 Park Avenue	1,048,000,000	120,000,000	54.3%	2.45	9.6%	568,000,000	80.0%	1.42	6.5%	No	N/A
10	Loan	Save Mart Portfolio	106,000,000	31,576,938	46.9%	1.79	11.8%	N/A	N/A	N/A	N/A	Yes	Mezzanine
10.01	Property	Lucky - San Francisco
10.02	Property	Lucky - San Bruno
10.03	Property	Lucky California - Daly City
10.04	Property	Lucky - San Jose I
10.05	Property	Lucky - San Jose II
10.06	Property	Lucky - San Leandro
10.07	Property	Dick’s Sporting Goods - Folsom
10.08	Property	Lucky - Concord
10.09	Property	FoodMaxx - Antioch
10.10	Property	Lucky - Hollister
10.11	Property	Save Mart - Modesto
10.12	Property	Dick’s Sporting Goods - Salinas
10.13	Property	Save Mart - Clovis
10.14	Property	Save Mart - Grass Valley
10.15	Property	FoodMaxx - Sacramento
10.16	Property	Lucky - Hayward I

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Pari Passu Mortgage Debt Balance(23)	Cut-off Date Subord. Mortgage Debt Balance(24)	Total Mortgage Debt Cut-off Date LTV Ratio(24)	Total Mortgage Debt UW NCF DSCR(24)	Total Mortgage Debt UW NOI Debt Yield(24)	Cut-off Date Mezzanine Debt Balance(25)	Total Debt Cut-off Date LTV Ratio(25)	Total Debt UW NCF DSCR(25)	Total Debt UW NOI Debt Yield(25)	Future Subordinate Debt Permitted(26)	Future Subordinate Debt Type(26)
10.17	Property	Save Mart - Auburn
10.18	Property	Save Mart - Tracy
10.19	Property	S-Mart - Lodi
10.20	Property	Save Mart - Chico
10.21	Property	Save Mart - Fresno I
10.22	Property	Lucky - San Jose III
10.23	Property	Save Mart - Roseville
10.24	Property	Lucky - Vacaville I
10.25	Property	Save Mart - Elk Grove
10.26	Property	Save Mart - Fresno II
10.27	Property	Lucky - Sand City
10.28	Property	Lucky - Vacaville II
10.29	Property	Lucky - Hayward
10.30	Property	Save Mart - Kingsburg
10.31	Property	Save Mart - Sacramento
10.32	Property	Lucky - Santa Rosa
10.33	Property	Save Mart - Jackson
11	Loan	GM Logistics Center 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
12	Loan	The Fillmore Philadelphia	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
13	Loan	Embassy Suites - San Luis Obispo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine
14	Loan	IC Leased Fee Hotel Portfolio	38,465,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
14.01	Property	Radisson Paper Valley
14.02	Property	City Place Downtown St. Louis
14.03	Property	Radisson Albany
14.04	Property	Radisson Cromwell
14.05	Property	Radisson Cheyenne
14.06	Property	Radisson High Point
14.07	Property	Radisson Billings
15	Loan	Rosdev Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
15.01	Property	Arro - Muskegon
15.02	Property	Arro - Hodgkins
15.03	Property	Edge Adhesives - Fort Worth
15.04	Property	Edge Adhesives - Grove City
15.05	Property	JustRite - Anderson
16	Loan	Breckenridge Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
16.01	Property	Advance Auto - Mount Pleasant
16.02	Property	Auto Zone - Plant City
16.03	Property	Advance Auto - Saginaw
16.04	Property	Advance Auto - Fort Worth
16.05	Property	Dollar General - Sumter
16.06	Property	Advance Auto - Havelock
16.07	Property	Dollar General - Neeses
16.08	Property	Dollar General - Leland
16.09	Property	Dollar General - Danielsville
16.10	Property	Family Dollar - Montgomery
16.11	Property	Family Dollar - Warner Robins
16.12	Property	Family Dollar - Albany
16.13	Property	Dollar General - Iva
16.14	Property	Dollar General - Loris
16.15	Property	Dollar General - Longs
17	Loan	Pioneer Pines Mobile Home Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
18	Loan	South Main RVP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
19	Loan	DENT Tower	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
20	Loan	Thompson Square	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
21	Loan	Marketplace at Delta Township	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
22	Loan	The Retreat	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
23	Loan	DoubleTree St Augustine	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine
24	Loan	Sheraton - Orlando North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
25	Loan	1200 State Fair	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
26	Loan	114 W Adams	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
27	Loan	Concorde Portfolio	18,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
27.01	Property	New Territory Randall’s Center
27.02	Property	Pineloch Center
27.03	Property	Bay Area & Highway 3
27.04	Property	New Territory Country Shops
27.05	Property	Fairfield Country Shops I West
27.06	Property	Bay Area & Seawolf
27.07	Property	Conroe Professional Building
28	Loan	Skagit Valley	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
29	Loan	Vista Del Sol Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
30	Loan	The Arbor	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
31	Loan	Nine Mile Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
32	Loan	Ionis Pharmaceutical - Faraday Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
33	Loan	Comfort Inn Westport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
34	Loan	Commonwealth Business Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
35	Loan	Millikan 73 (Nike)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine
36	Loan	Holiday Inn Express Jacksonville Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
37	Loan	Hilltop Village Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
38	Loan	Quality Suites Buckhead	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
39	Loan	Westchester Market	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
40	Loan	Holiday Inn Express & Suites Saint Augustine	N/A	1,200,000	67.8%	1.85	14.3%	N/A	N/A	N/A	N/A	No	N/A
41	Loan	Fairfield Inn & Suites Columbus East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
42	Loan	Autumn Ridge and Tompkins Green Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
43	Loan	ACG Conlon MHC Portfolio III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
43.01	Property	McGregor MHC
43.02	Property	College Park MHC
44	Loan	Danube Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
45	Loan	Tuscany Mobile Home Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
47	Loan	El Dorado Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
48	Loan	Wisconsin MHC Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
48.01	Property	Northgate MHC
48.02	Property	Huber MHC
48.03	Property	Knollwood MHC
49	Loan	Courtyard Tulsa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
50	Loan	Cedar Creek Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
51	Loan	Comfort Inn & Suites Fayetteville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
52	Loan	Walgreens Grand Rapids	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
53	Loan	Huffman Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
54	Loan	Desert Sky Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
55	Loan	Aspen Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
56	Loan	Canton Corners	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
57	Loan	Comfort Suites Brunswick	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
58	Loan	Mariposa Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A
59	Loan	Crosswoods Commons	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Future Subordinate Debt Amount Permitted(26)
1	Loan	General Motors Building	N/A
2	Loan	Park West Village	N/A
3	Loan	TZA Multifamily Portfolio I	N/A
3.01	Property	Rolling Hills
3.02	Property	Lakeland Manor
3.03	Property	Kings Trail
3.04	Property	Bella Mar
3.05	Property	Del Rio
3.06	Property	Timberfalls
3.07	Property	Jacksonville Heights
3.08	Property	Lago Bello
3.09	Property	North Washington
3.10	Property	Tanglewood
3.11	Property	Mount Dora
3.12	Property	Brandywyne
3.13	Property	The Landings
3.14	Property	Country Place
4	Loan	Del Amo Fashion Center	N/A
5	Loan	Starwood Capital Group Hotel Portfolio	The combined LTV less than or equal to 64.9% and the combined DSCR greater than or equal to 2.65x
5.01	Property	Larkspur Landing Sunnyvale
5.02	Property	Larkspur Landing Milpitas
5.03	Property	Larkspur Landing Campbell
5.04	Property	Larkspur Landing San Francisco
5.05	Property	Larkspur Landing Pleasanton
5.06	Property	Larkspur Landing Bellevue
5.07	Property	Larkspur Landing Sacramento
5.08	Property	Hampton Inn Ann Arbor North
5.09	Property	Larkspur Landing Hillsboro
5.10	Property	Larkspur Landing Renton
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property	Residence Inn Toledo Maumee
5.13	Property	Residence Inn Williamsburg
5.14	Property	Hampton Inn Suites Waco South
5.15	Property	Holiday Inn Louisville Airport Fair Expo
5.16	Property	Courtyard Tyler
5.17	Property	Hilton Garden Inn Edison Raritan Center
5.18	Property	Hilton Garden Inn St Paul Oakdale
5.19	Property	Residence Inn Grand Rapids West
5.20	Property	Peoria, AZ Residence Inn
5.21	Property	Hampton Inn Suites Bloomington Normal
5.22	Property	Courtyard Chico
5.23	Property	Hampton Inn Suites Kokomo
5.24	Property	Hampton Inn Suites South Bend
5.25	Property	Courtyard Wichita Falls
5.26	Property	Hampton Inn Morehead
5.27	Property	Residence Inn Chico
5.28	Property	Courtyard Lufkin
5.29	Property	Hampton Inn Carlisle
5.30	Property	Springhill Suites Williamsburg
5.31	Property	Fairfield Inn Bloomington
5.32	Property	Waco Residence Inn
5.33	Property	Holiday Inn Express Fishers
5.34	Property	Larkspur Landing Folsom
5.35	Property	Springhill Suites Chicago Naperville Warrenville
5.36	Property	Holiday Inn Express & Suites Paris
5.37	Property	Toledo Homewood Suites
5.38	Property	Grand Rapids Homewood Suites
5.39	Property	Cheyenne Fairfield Inn and Suites
5.40	Property	Fairfield Inn Laurel
5.41	Property	Courtyard Akron Stow
5.42	Property	Larkspur Landing Roseville
5.43	Property	Towneplace Suites Bloomington
5.44	Property	Hampton Inn Danville
5.45	Property	Holiday Inn Norwich
5.46	Property	Hampton Inn Suites Longview North
5.47	Property	Springhill Suites Peoria Westlake
5.48	Property	Hampton Inn Suites Buda
5.49	Property	Shawnee Hampton Inn
5.50	Property	Racine Fairfield Inn
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam
5.52	Property	Holiday Inn Express & Suites Terrell
5.53	Property	Westchase Homewood Suites
5.54	Property	Holiday Inn Express & Suites Tyler South
5.55	Property	Holiday Inn Express & Suites Huntsville
5.56	Property	Hampton Inn Sweetwater
5.57	Property	Comfort Suites Buda Austin South
5.58	Property	Fairfield Inn & Suites Weatherford
5.59	Property	Holiday Inn Express & Suites Altus
5.60	Property	Comfort Inn & Suites Paris
5.61	Property	Hampton Inn Suites Decatur
5.62	Property	Holiday Inn Express & Suites Texarkana East
5.63	Property	Mankato Fairfield Inn
5.64	Property	Candlewood Suites Texarkana
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East
6	Loan	85 Broad Street	Min DSCR of 1.75x, Max LTV of 55.0%, Min DY of 6.6%
7	Loan	AHIP Northeast Portfolio III	N/A
7.01	Property	SpringHill Suites - Bellport
7.02	Property	Hampton Inn Baltimore - White Marsh
7.03	Property	Homewood Suites - Egg Harbor
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh
8	Loan	510 Cottonwood	N/A
9	Loan	245 Park Avenue	N/A
10	Loan	Save Mart Portfolio	40,000,000.00
10.01	Property	Lucky - San Francisco
10.02	Property	Lucky - San Bruno
10.03	Property	Lucky California - Daly City
10.04	Property	Lucky - San Jose I
10.05	Property	Lucky - San Jose II
10.06	Property	Lucky - San Leandro
10.07	Property	Dick’s Sporting Goods - Folsom
10.08	Property	Lucky - Concord
10.09	Property	FoodMaxx - Antioch
10.10	Property	Lucky - Hollister
10.11	Property	Save Mart - Modesto
10.12	Property	Dick’s Sporting Goods - Salinas
10.13	Property	Save Mart - Clovis
10.14	Property	Save Mart - Grass Valley
10.15	Property	FoodMaxx - Sacramento
10.16	Property	Lucky - Hayward I

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Future Subordinate Debt Amount Permitted(26)
10.17	Property	Save Mart - Auburn
10.18	Property	Save Mart - Tracy
10.19	Property	S-Mart - Lodi
10.20	Property	Save Mart - Chico
10.21	Property	Save Mart - Fresno I
10.22	Property	Lucky - San Jose III
10.23	Property	Save Mart - Roseville
10.24	Property	Lucky - Vacaville I
10.25	Property	Save Mart - Elk Grove
10.26	Property	Save Mart - Fresno II
10.27	Property	Lucky - Sand City
10.28	Property	Lucky - Vacaville II
10.29	Property	Lucky - Hayward
10.30	Property	Save Mart - Kingsburg
10.31	Property	Save Mart - Sacramento
10.32	Property	Lucky - Santa Rosa
10.33	Property	Save Mart - Jackson
11	Loan	GM Logistics Center 2	N/A
12	Loan	The Fillmore Philadelphia	N/A
13	Loan	Embassy Suites - San Luis Obispo	(i) an aggregate LTV ratio no greater than 60.0%; (ii) an aggregate DSCR based on the TTM period greater than 1.65x
14	Loan	IC Leased Fee Hotel Portfolio	N/A
14.01	Property	Radisson Paper Valley
14.02	Property	City Place Downtown St. Louis
14.03	Property	Radisson Albany
14.04	Property	Radisson Cromwell
14.05	Property	Radisson Cheyenne
14.06	Property	Radisson High Point
14.07	Property	Radisson Billings
15	Loan	Rosdev Industrial Portfolio	N/A
15.01	Property	Arro - Muskegon
15.02	Property	Arro - Hodgkins
15.03	Property	Edge Adhesives - Fort Worth
15.04	Property	Edge Adhesives - Grove City
15.05	Property	JustRite - Anderson
16	Loan	Breckenridge Portfolio	N/A
16.01	Property	Advance Auto - Mount Pleasant
16.02	Property	Auto Zone - Plant City
16.03	Property	Advance Auto - Saginaw
16.04	Property	Advance Auto - Fort Worth
16.05	Property	Dollar General - Sumter
16.06	Property	Advance Auto - Havelock
16.07	Property	Dollar General - Neeses
16.08	Property	Dollar General - Leland
16.09	Property	Dollar General - Danielsville
16.10	Property	Family Dollar - Montgomery
16.11	Property	Family Dollar - Warner Robins
16.12	Property	Family Dollar - Albany
16.13	Property	Dollar General - Iva
16.14	Property	Dollar General - Loris
16.15	Property	Dollar General - Longs
17	Loan	Pioneer Pines Mobile Home Park	N/A
18	Loan	South Main RVP	N/A
19	Loan	DENT Tower	N/A
20	Loan	Thompson Square	N/A
21	Loan	Marketplace at Delta Township	N/A
22	Loan	The Retreat	N/A
23	Loan	DoubleTree St Augustine	The combined LTV less than or equal to 68.87%, the combined DSCR greater than or equal to 1.40x and the combined DY greater than or equal to 10%
24	Loan	Sheraton - Orlando North	N/A
25	Loan	1200 State Fair	N/A
26	Loan	114 W Adams	N/A
27	Loan	Concorde Portfolio	N/A
27.01	Property	New Territory Randall’s Center
27.02	Property	Pineloch Center
27.03	Property	Bay Area & Highway 3
27.04	Property	New Territory Country Shops
27.05	Property	Fairfield Country Shops I West
27.06	Property	Bay Area & Seawolf
27.07	Property	Conroe Professional Building
28	Loan	Skagit Valley	N/A
29	Loan	Vista Del Sol Apartments	N/A
30	Loan	The Arbor	N/A
31	Loan	Nine Mile Plaza	N/A
32	Loan	Ionis Pharmaceutical - Faraday Ave	N/A
33	Loan	Comfort Inn Westport	N/A
34	Loan	Commonwealth Business Center	N/A
35	Loan	Millikan 73 (Nike)	A Subordinate Mezzanine Loan, together with the original loan, is permitted upon a Transfer and Assumption of the Loan provided that the following conditions, among others, are satisfied: (i) an aggregate LTV ratio no greater than 51.3%; (ii) an aggregate DSCR based on the TTM period equal to or greater than 3.15x (iii) an aggregate DY equal to or greater than 13.4%
36	Loan	Holiday Inn Express Jacksonville Beach	N/A
37	Loan	Hilltop Village Apartments	N/A
38	Loan	Quality Suites Buckhead	N/A
39	Loan	Westchester Market	N/A
40	Loan	Holiday Inn Express & Suites Saint Augustine	N/A
41	Loan	Fairfield Inn & Suites Columbus East	N/A
42	Loan	Autumn Ridge and Tompkins Green Apartments	N/A
43	Loan	ACG Conlon MHC Portfolio III	N/A
43.01	Property	McGregor MHC
43.02	Property	College Park MHC
44	Loan	Danube Apartments	N/A
45	Loan	Tuscany Mobile Home Park	N/A
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	N/A
47	Loan	El Dorado Retail	N/A
48	Loan	Wisconsin MHC Portfolio	N/A
48.01	Property	Northgate MHC
48.02	Property	Huber MHC
48.03	Property	Knollwood MHC
49	Loan	Courtyard Tulsa	N/A
50	Loan	Cedar Creek Apartments	N/A
51	Loan	Comfort Inn & Suites Fayetteville	N/A
52	Loan	Walgreens Grand Rapids	N/A
53	Loan	Huffman Self Storage	N/A
54	Loan	Desert Sky Retail	N/A
55	Loan	Aspen Court	N/A
56	Loan	Canton Corners	N/A
57	Loan	Comfort Suites Brunswick	N/A
58	Loan	Mariposa Self Storage	N/A
59	Loan	Crosswoods Commons	N/A

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Sponsor	Guarantor	Affiliated Sponsors
1	Loan	General Motors Building	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC	N/A	No
2	Loan	Park West Village	The Chetrit Group LLC; Stellar Management LLC	Jacob Chetrit; Laurence Gluck	No
3	Loan	TZA Multifamily Portfolio I	Adam Hendry	Adam Hendry	No
3.01	Property	Rolling Hills
3.02	Property	Lakeland Manor
3.03	Property	Kings Trail
3.04	Property	Bella Mar
3.05	Property	Del Rio
3.06	Property	Timberfalls
3.07	Property	Jacksonville Heights
3.08	Property	Lago Bello
3.09	Property	North Washington
3.10	Property	Tanglewood
3.11	Property	Mount Dora
3.12	Property	Brandywyne
3.13	Property	The Landings
3.14	Property	Country Place
4	Loan	Del Amo Fashion Center	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.	Simon Property Group, L.P.	No
5	Loan	Starwood Capital Group Hotel Portfolio	SCG Hotel Investors Holdings, L.P.	SCG Hotel Investors Holdings, L.P.	No
5.01	Property	Larkspur Landing Sunnyvale
5.02	Property	Larkspur Landing Milpitas
5.03	Property	Larkspur Landing Campbell
5.04	Property	Larkspur Landing San Francisco
5.05	Property	Larkspur Landing Pleasanton
5.06	Property	Larkspur Landing Bellevue
5.07	Property	Larkspur Landing Sacramento
5.08	Property	Hampton Inn Ann Arbor North
5.09	Property	Larkspur Landing Hillsboro
5.10	Property	Larkspur Landing Renton
5.11	Property	Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property	Residence Inn Toledo Maumee
5.13	Property	Residence Inn Williamsburg
5.14	Property	Hampton Inn Suites Waco South
5.15	Property	Holiday Inn Louisville Airport Fair Expo
5.16	Property	Courtyard Tyler
5.17	Property	Hilton Garden Inn Edison Raritan Center
5.18	Property	Hilton Garden Inn St Paul Oakdale
5.19	Property	Residence Inn Grand Rapids West
5.20	Property	Peoria, AZ Residence Inn
5.21	Property	Hampton Inn Suites Bloomington Normal
5.22	Property	Courtyard Chico
5.23	Property	Hampton Inn Suites Kokomo
5.24	Property	Hampton Inn Suites South Bend
5.25	Property	Courtyard Wichita Falls
5.26	Property	Hampton Inn Morehead
5.27	Property	Residence Inn Chico
5.28	Property	Courtyard Lufkin
5.29	Property	Hampton Inn Carlisle
5.30	Property	Springhill Suites Williamsburg
5.31	Property	Fairfield Inn Bloomington
5.32	Property	Waco Residence Inn
5.33	Property	Holiday Inn Express Fishers
5.34	Property	Larkspur Landing Folsom
5.35	Property	Springhill Suites Chicago Naperville Warrenville
5.36	Property	Holiday Inn Express & Suites Paris
5.37	Property	Toledo Homewood Suites
5.38	Property	Grand Rapids Homewood Suites
5.39	Property	Cheyenne Fairfield Inn and Suites
5.40	Property	Fairfield Inn Laurel
5.41	Property	Courtyard Akron Stow
5.42	Property	Larkspur Landing Roseville
5.43	Property	Towneplace Suites Bloomington
5.44	Property	Hampton Inn Danville
5.45	Property	Holiday Inn Norwich
5.46	Property	Hampton Inn Suites Longview North
5.47	Property	Springhill Suites Peoria Westlake
5.48	Property	Hampton Inn Suites Buda
5.49	Property	Shawnee Hampton Inn
5.50	Property	Racine Fairfield Inn
5.51	Property	Hampton Inn Selinsgrove Shamokin Dam
5.52	Property	Holiday Inn Express & Suites Terrell
5.53	Property	Westchase Homewood Suites
5.54	Property	Holiday Inn Express & Suites Tyler South
5.55	Property	Holiday Inn Express & Suites Huntsville
5.56	Property	Hampton Inn Sweetwater
5.57	Property	Comfort Suites Buda Austin South
5.58	Property	Fairfield Inn & Suites Weatherford
5.59	Property	Holiday Inn Express & Suites Altus
5.60	Property	Comfort Inn & Suites Paris
5.61	Property	Hampton Inn Suites Decatur
5.62	Property	Holiday Inn Express & Suites Texarkana East
5.63	Property	Mankato Fairfield Inn
5.64	Property	Candlewood Suites Texarkana
5.65	Property	Country Inn & Suites Houston Intercontinental Airport East
6	Loan	85 Broad Street	ICR US LP	ICR US LP	No
7	Loan	AHIP Northeast Portfolio III	American Hotel Income Properties REIT Inc.	American Hotel Income Properties REIT Inc.	No
7.01	Property	SpringHill Suites - Bellport
7.02	Property	Hampton Inn Baltimore - White Marsh
7.03	Property	Homewood Suites - Egg Harbor
7.04	Property	Fairfield Inn & Suites Baltimore - White Marsh
8	Loan	510 Cottonwood	Mounir Kardosh	Mounir Kardosh	No
9	Loan	245 Park Avenue	HNA Group	181 West Madison Holding LLC	No
10	Loan	Save Mart Portfolio	Standiford Partners, LLC	Standiford Partners, LLC	No
10.01	Property	Lucky - San Francisco
10.02	Property	Lucky - San Bruno
10.03	Property	Lucky California - Daly City
10.04	Property	Lucky - San Jose I
10.05	Property	Lucky - San Jose II
10.06	Property	Lucky - San Leandro
10.07	Property	Dick’s Sporting Goods - Folsom
10.08	Property	Lucky - Concord
10.09	Property	FoodMaxx - Antioch
10.10	Property	Lucky - Hollister
10.11	Property	Save Mart - Modesto
10.12	Property	Dick’s Sporting Goods - Salinas
10.13	Property	Save Mart - Clovis
10.14	Property	Save Mart - Grass Valley
10.15	Property	FoodMaxx - Sacramento
10.16	Property	Lucky - Hayward I

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Sponsor	Guarantor	Affiliated Sponsors
10.17	Property	Save Mart - Auburn
10.18	Property	Save Mart - Tracy
10.19	Property	S-Mart - Lodi
10.20	Property	Save Mart - Chico
10.21	Property	Save Mart - Fresno I
10.22	Property	Lucky - San Jose III
10.23	Property	Save Mart - Roseville
10.24	Property	Lucky - Vacaville I
10.25	Property	Save Mart - Elk Grove
10.26	Property	Save Mart - Fresno II
10.27	Property	Lucky - Sand City
10.28	Property	Lucky - Vacaville II
10.29	Property	Lucky - Hayward
10.30	Property	Save Mart - Kingsburg
10.31	Property	Save Mart - Sacramento
10.32	Property	Lucky - Santa Rosa
10.33	Property	Save Mart - Jackson
11	Loan	GM Logistics Center 2	Nathaniel Hagedorn	Nathaniel Hagedorn	No
12	Loan	The Fillmore Philadelphia	Michael Samschick	Michael Samschick	No
13	Loan	Embassy Suites - San Luis Obispo	Patrick M. Nesbitt Family Trust; Patrick M. Nesbitt	Patrick M. Nesbitt Family Trust; Patrick M. Nesbitt	No
14	Loan	IC Leased Fee Hotel Portfolio	Joseph G. Gillespie, III	Joseph G. Gillespie, III	No
14.01	Property	Radisson Paper Valley
14.02	Property	City Place Downtown St. Louis
14.03	Property	Radisson Albany
14.04	Property	Radisson Cromwell
14.05	Property	Radisson Cheyenne
14.06	Property	Radisson High Point
14.07	Property	Radisson Billings
15	Loan	Rosdev Industrial Portfolio	Michel Rosenberg	Michel Rosenberg	No
15.01	Property	Arro - Muskegon
15.02	Property	Arro - Hodgkins
15.03	Property	Edge Adhesives - Fort Worth
15.04	Property	Edge Adhesives - Grove City
15.05	Property	JustRite - Anderson
16	Loan	Breckenridge Portfolio	William B. Brigham	William B. Brigham	No
16.01	Property	Advance Auto - Mount Pleasant
16.02	Property	Auto Zone - Plant City
16.03	Property	Advance Auto - Saginaw
16.04	Property	Advance Auto - Fort Worth
16.05	Property	Dollar General - Sumter
16.06	Property	Advance Auto - Havelock
16.07	Property	Dollar General - Neeses
16.08	Property	Dollar General - Leland
16.09	Property	Dollar General - Danielsville
16.10	Property	Family Dollar - Montgomery
16.11	Property	Family Dollar - Warner Robins
16.12	Property	Family Dollar - Albany
16.13	Property	Dollar General - Iva
16.14	Property	Dollar General - Loris
16.15	Property	Dollar General - Longs
17	Loan	Pioneer Pines Mobile Home Park	Leslie A. Airington; Randall P. Thomas	Leslie A. Airington; Randall P. Thomas	Yes
18	Loan	South Main RVP	Barry L. Haase	Barry L. Haase	No
19	Loan	DENT Tower	John R. Yurtchuk	John R. Yurtchuk	No
20	Loan	Thompson Square	Robert Heidenberg	Robert Heidenberg	No
21	Loan	Marketplace at Delta Township	Gary J. Dragul	Gary J. Dragul	No
22	Loan	The Retreat	Scott Asner; Michael Gortenburg	Scott Asner; Michael Gortenburg	No
23	Loan	DoubleTree St Augustine	Driftwood Acquisition & Development L.P.	Driftwood Acquisition & Development L.P.	No
24	Loan	Sheraton - Orlando North	Joao Woiler; Pedro Miranda	Joao Woiler; Pedro Miranda	No
25	Loan	1200 State Fair	James P. Ranalli, Jr.; James P. Ranalli III	James P. Ranalli, Jr.; James P. Ranalli III	No
26	Loan	114 W Adams	Joe Barbat; David D. Ebner	Joe Barbat; David D. Ebner	Yes
27	Loan	Concorde Portfolio	Alan Hassenflu	Alan Hassenflu	No
27.01	Property	New Territory Randall’s Center
27.02	Property	Pineloch Center
27.03	Property	Bay Area & Highway 3
27.04	Property	New Territory Country Shops
27.05	Property	Fairfield Country Shops I West
27.06	Property	Bay Area & Seawolf
27.07	Property	Conroe Professional Building
28	Loan	Skagit Valley	Jahan Moslehi; Andy Chien	Jahan Moslehi; Andy Chien	No
29	Loan	Vista Del Sol Apartments	Trey C. Stone	Trey C. Stone	No
30	Loan	The Arbor	Daniel A. Abramson	Daniel A. Abramson	No
31	Loan	Nine Mile Plaza	Alton Darby	Victory Real Estate Investments, LLC	No
32	Loan	Ionis Pharmaceutical - Faraday Ave	Ionis Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	No
33	Loan	Comfort Inn Westport	Atit Jariwala	Atit Jariwala	No
34	Loan	Commonwealth Business Center	Jerry M.Wise; Ronald Z.Harris	Jerry M.Wise; Ronald Z.Harris	No
35	Loan	Millikan 73 (Nike)	William D. Felton	William D. Felton	No
36	Loan	Holiday Inn Express Jacksonville Beach	Nilesh Patel; Prahlad Patel	Nilesh Patel; Prahlad Patel	No
37	Loan	Hilltop Village Apartments	Chaim Puretz	Chaim Puretz	No
38	Loan	Quality Suites Buckhead	Sheila Dixit	Sheila Dixit	No
39	Loan	Westchester Market	William E. Gravlee	William E. Gravlee	No
40	Loan	Holiday Inn Express & Suites Saint Augustine	Anil Patel	Anil Patel	No
41	Loan	Fairfield Inn & Suites Columbus East	Amar Pandey	Amar Pandey	No
42	Loan	Autumn Ridge and Tompkins Green Apartments	John P. Boerschig	John P. Boerschig	No
43	Loan	ACG Conlon MHC Portfolio III	Michael Conlon	Michael Conlon	No
43.01	Property	McGregor MHC
43.02	Property	College Park MHC
44	Loan	Danube Apartments	Sushil Batra; Rma Batra	Sushil Batra; Rma Batra	No
45	Loan	Tuscany Mobile Home Park	Leslie A. Airington; Randall P. Thomas	Leslie A. Airington; Randall P. Thomas	Yes
46	Loan	Hampton Inn & Suites - Binghamton/Vestal	George J. Tsunis; Olga J. Tsunis	George J. Tsunis; Olga J. Tsunis	No
47	Loan	El Dorado Retail	Faramarz Lavaei; Mehran Verdi	Faramarz Lavaei; Mehran Verdi	No
48	Loan	Wisconsin MHC Portfolio	Richard J. Rand	Richard J. Rand	No
48.01	Property	Northgate MHC
48.02	Property	Huber MHC
48.03	Property	Knollwood MHC
49	Loan	Courtyard Tulsa	David H. Lesser	David H. Lesser	No
50	Loan	Cedar Creek Apartments	Neville Isaacson; Clyde Isaacson; Lee Weisner	Neville Isaacson; Clyde Isaacson; Lee Weisner	No
51	Loan	Comfort Inn & Suites Fayetteville	Ramesh J. Patel; Ishver Govind; Balubhai L. Patel	Ramesh J. Patel; Ishver Govind; Balubhai L. Patel	No
52	Loan	Walgreens Grand Rapids	CF Real Estate Holdings, LLC	CF Real Estate Holdings, LLC	No
53	Loan	Huffman Self Storage	Toby Whitehead; Jeffery Reimert	Toby Whitehead; Jeffery Reimert	No
54	Loan	Desert Sky Retail	Michael H. Mugel; Michael H. Mugel Trust, Dated April 2,2004	Michael H. Mugel; Michael H. Mugel Trust, Dated April 2,2004	No
55	Loan	Aspen Court	David I. Portman; Robert Portman	David I. Portman; Robert Portman	No
56	Loan	Canton Corners	Joe Barbat	Joe Barbat	Yes
57	Loan	Comfort Suites Brunswick	Larry-Bharat Patel	Larry-Bharat Patel	No
58	Loan	Mariposa Self Storage	Israel Perlow; Hillel Tauber	Israel Perlow; Hillel Tauber	No
59	Loan	Crosswoods Commons	Vijay Patel; Jaydeep Patel; Hasmukhlal Shah; Sejal Shah	Vijay Patel; Jaydeep Patel; Hasmukhlal Shah; Sejal Shah	No

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UBS 2017-C2

Footnotes to Annex A-1

(1)	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York , Société Générale , Deutsche Bank AG, acting though its New York Branch , an affiliate of German American Capital Corporation , Natixis Real Estate Capital LLC , Rialto Mortgage Finance, LLC and CIBC Inc.

(2)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced Mortgage Loan, pari passu loan primary servicing fee rate, in each case applicable to the related Mortgage Loan.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at Mortgaged Properties securing the 15 largest Mortgage Loans.

(4)	Loan No. 9 – 245 Park Avenue – The Number of Units is based on 1,723,993 contractual SF for the 245 Park Avenue Mortgaged Property. In accordance with current Real Estate Board of New York standards, the remeasured net rentable SF for the 245 Park Avenue Mortgaged Property is 1,779,515, consisting of 1,720,136 remeasured SF of office space, 57,799 remeasured SF of retail space and 1,580 remeasured SF of lobby retail space. The 1,779,515 remeasured SF is the basis for future leasing at the 245 Park Avenue Mortgaged Property.

(5)	Loan No. 8 – 510 Cottonwood – The Mortgage Loan amortizes based on the non-standard amortization schedule set forth on Annex F of the preliminary prospectus. Underwritten NOI DSCR and underwritten NCF DSCR are calculated based on the average debt service during the 12-month period commencing August 2022.

Loan No. 40 – Holiday Inn Express & Suites Saint Augustine - The Mortgage Loan amortizes based on the non-standard amortization schedule set forth on Annex G of the preliminary prospectus. Underwritten NOI DSCR and underwritten NCF DSCR is calculated based on the average debt service of the 12-month period commencing September 1, 2017.

(6)	Loan No. 1 – General Motors Building – The Original Balance and Cut-off Date Balance of $50.0 million represents two non-controlling notes of a $2.30 billion Whole Loan evidenced by 33 pari passu notes and four subordinate notes that was co-originated by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., DBNY, and Wells Fargo Bank, N.A. The controlling subordinate notes, with an aggregate original principal balance of $830.0 million, were included in the BXP Trust 2017-GM Trust. Eight pari passu notes , with an aggregate original principal balance of $725.0 million, were also included in the BXP Trust 2017-GM Trust. The pari passu non-controlling Note A-4-C2, Note A-4-C3 and Note A-4-A2, with an aggregate original principal balance of $115.0 million, were included in the WFCM 2017-C38 Trust. The remaining notes, with an aggregate original principal balance of $580.0 million are expected to be contributed to one or more future securitizations.

Loan No. 2 – Park West Village – The Original Balance and Cut-off Date Balance of $50.0 million represents the non-controlling Note A-1 and A-5 of a $138.75 million Whole Loan evidenced by six pari passu notes and a subordinate companion loan. The related pari passu companion loans have an aggregate original principal balance of $70.0 million and are evidenced by four non-controlling notes . Note A-2, Note A-3, Note A-4 and Note A-6 are expected to be contributed to one or more future securitizations. The controlling subordinate companion loan has been sold to Athene Annuity and Life Company and Athene Annuity & Life Assurance Company.

Loan No. 3 – TZA Multifamily Portfolio I – The Original Balance and Cut-off Date Balance of $50.0 million represents the controlling Note A-1 of a $108.0 million Whole Loan evidenced by four pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $58.0 million and are evidenced by the non-controlling Note A-2, Note A-3 and Note A-3. The three non-controlling notes are currently held by Société Générale and are expected to be contributed to a future securitization.

Loan No. 4 – Del Amo Fashion Center – The Original Balance and Cut-off Date Balance of $45.0 million represents the non-controlling Note A-3-3 and Note B-3-3 of a $585.0 million Whole Loan evidenced by 32 pari passu notes and 12 subordinate companion loans. The related pari passu companion loans have an aggregate original principal balance of $414.3 million and are evidenced by controlling Note A-1-1 and 29 non-controlling notes. The 12 non-controlling subordinate companion loans have been sold to the DAFC 2017-AMO Trust.

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Loan No. 5 – Starwood Capital Group Hotel Portfolio – The Original Balance and Cut-off Date Balance of $37.5 million represents three non-controlling notes of a $577.27 million Whole Loan evidenced by 20 pari passu notes that was co-originated by JPMorgan Chase Bank, National Association, DBNY, Barclays Bank PLC and Bank of America, N.A. Three of the non-controlling notes in the aggregate original principal amount of $50.0 million were acquired by Starwood Mortgage Funding II LLC, an affiliate of the borrower sponsor and nonrecourse carve-out guarantor, and may be contributed to one or more future securitizations. The controlling Note A-1 and non-controlling Note A-7, with an aggregate original principal balance of $80.0 million, were included in the DBJPM 2017-C6 Trust. The non-controlling Note A-3, with an original principal balance of $72.5 million, was included in the BANK 2017-BNK5 Trust. The non-controlling Note A-5, with an original principal balance of $50.0 million, was included in the WFCM 2017-C38 Trust. The remaining non-controlling notes, with an aggregate original principal balance of $287.27 million are expected to be contributed to one or more future securitizations.

Loan No. 6 – 85 Broad Street – The Original Balance and Cut-off Date Balance of $34.0 million represents the non-controlling Note A-A-4 of a $358.6 million Whole Loan evidenced by four pari passu notes and three subordinate companion loans. The related pari passu companion loans have an aggregate original principal balance of $135.0 million and are evidenced by three non-controlling notes . Note A-A-1 and Note A-A-2 were contributed to the CSAIL 2017-C8 mortgage trust. Note A-A-2 is expected to be contributed to one or more future securitizations. The non-controlling subordinate companion loan was contributed to CSAIL 2017-C8 mortgage trust. The non-controlling Note B-A and controlling Note B-B are currently held by Natixis and are expected to be sold to an unaffiliated third party investor.

Loan No. 7 – AHIP Northeast Portfolio III – The Original Balance and Cut-off Date Balance of $32.4 million represents the controlling Note A-1 of a $52.4 million Whole Loan evidenced by two pari passu notes. The related pari passu companion loan has an aggregate original principal balance of $20.0 million and is evidenced by the non-controlling Note A-2. Note A-2 is currently held by DBNY and is expected to be contributed to one or more future securitizations.

Loan No. 9 – 245 Park Avenue – The Original Balance and Cut-off Date Balance of $32.0 million represents the non-controlling Note A-2-D-1 of a $1.2 billion Whole Loan evidenced by 20 senior pari passu notes and five pari passu subordinate companion notes. The related senior pari passu companion loans have an aggregate original principal balance of $1.048 billion and are evidenced by controlling Note A-1-A and 18 non-controlling notes. The five non-controlling subordinate companion notes have been sold to the 245 Park Avenue Trust 2017-245P.

Loan No. 10 – Save Mart Portfolio – The Original Balance and Cut-off Date Balance of $32.0 million represents the non-controlling Note A-3, Note A-4 and Note A-6 of a $170.0 million Whole Loan evidenced by six pari passu notes and a subordinate companion loan. The related pari passu companion loans have an aggregate original principal balance of $106.0 million and are evidenced by three non-controlling notes . Note A-1 was contributed to the UBS 2017-C1 Trust, Note A-2 was contributed to the WFCM 2017-C38 Trust and Note A-5 was contributed to the DBJPM 2017-C6 Trust. The controlling subordinate companion loan has been sold to an unaffiliated third party investor.

Loan No. 14 – IC Leased Fee Hotel Portfolio – The Original Balance and Cut-off Date Balance of $24.0 million represents the non-controlling Note A-1 of a $62.465 million initial funded amount of a Whole Loan evidenced by three funded pari passu notes. The maximum fully funded amount of such Whole Loan is $77.345 million. The controlling Note A-4 has original balance and cut-off date balance of $23.12 million. The non-controlling Note A-2 has original balance and cut-off balance of $15.345 million. The unfunded Note A-3 has an original balance of $0 and a maximum principal balance of $14.88 million. Note A-2, Note A-3 and Note A-4 are expected to be contributed to one or more future securitizations. Upon the funding of Note A-3 in full, subject to the conditions set forth in the related Whole Loan documents, the allocated loan amount of the Original Balance and Cut-off Date Balance of the Mortgage Loan for each individual Mortgaged Property, based on a $77.345 million fully funded amount, will be adjusted to the following: $4,993,470.81 with respect to Radisson Paper Valley, $4,889,520.98 with respect to City Place Downtown St. Louis, $2,606,503.33 with respect to Radisson Albany, $2,085,202.66 with respect to Radisson Cromwell, $2,065,033.29 with respect to Radisson Cheyenne, $1,812,140.41 with respect to Radisson High Point and $930,894.05 with respect to Radisson Billings, and $4,617,234.47 with respect to the property known as “Villa Roma”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Future Funding” in the preliminary prospectus.

Loan No. 27 – Concorde Portfolio - The Original Balance and Cut-off Date Balance of $12.0 million represents the non-controlling Note A-2 of a $30.0 million Whole Loan evidenced by two pari passu notes. The controlling Note A-1 has an original principal balance of $18.0 million and was contributed to the UBS 2017-C1 Trust.

(7)	The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based

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on the Mortgage Loan included in the issuing entity and any related pari passu companion loans in the aggregate, if applicable.

Loan No. 14 – IC Leased Fee Hotel Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the Mortgage Loan included in the issuing entity and the related initial funded pari passu companion loans in the aggregate. The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF based on $77.345 million maximum fully funded loan amount are 1.58x, 1.58x, 77.5%, 77.5%, 8.0%, 8.0% and $3.44, respectively.

(8)	Loan No. 5 – Starwood Capital Group Hotel Portfolio – Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD with respect to the Mortgage Loan is based on the Appraised Value of $956.0 million, which reflects a portfolio premium attributed to the aggregate “As-Is” value of the Starwood Capital Group Hotel Portfolio Mortgaged Properties as a whole. The sum of the appraised values of each of the Mortgaged Properties on an individual basis, including the “As-Renovated” values of the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Shawnee Hampton Inn, Racine Fairfield Inn and Westchase Homewood Suites Mortgaged Properties of $15.8 million, $13.7 million, $12.7 million, $12.2 million, $10.4 million, $10.1 million, $8.3 million, $8.1 million and $9.8 million, respectively, is $889.2 million and represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for such Mortgage Loan of 64.9%. Based on the sum of the “As-Is” appraised values of each of the Mortgaged Properties of $884.7 million, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 65.3%.

Loan No. 7 – AHIP Northeast Portfolio III – Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD with respect to the Mortgage Loan is based on the Appraised Value of $87.5 million, which assumes the “As-Complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore – White Marsh Mortgaged Property, the SpringHill Suites – Bellport Mortgaged Property and the Hampton Inn Baltimore – White Marsh Mortgaged Property, and June 1, 2019 for the Homewood Suites – Egg Harbor Mortgaged Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD with respect to the Mortgage Loan based on the aggregate $82.5 million “As-Is” appraised value is 63.5% and 58.2%, respectively.

Loan No. 24 – Sheraton – Orlando North – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value with respect to the Mortgage Loan has been calculated based on the “As-Is” value inclusive of a capital expenditure deduction for which a reserve was established at origination. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD with respect to the Mortgage Loan based on the $24.7 million “As-Is” appraised value is 52.6% and 39.9%, respectively.

Loan No. 46 – Hampton Inn & Suites – Binghamton/Vestal – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value with respect to the Mortgage Loan is based on the value of $9.7 million, which assumes the “As Complete” value as of April 1, 2018. The franchisee is required to complete a property improvement plan in accordance with the franchise agreement. At loan origination, the borrower funded an upfront PIP reserve of $1.3 million. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD with respect to the Mortgage Loan based on the $8.0 million “As-Is” value is 74.9% and 62.6%, respectively.

Loan No. 49 – Courtyard Tulsa – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value with respect to the Mortgage Loan is based on the value of $9.5 million, which assumes the “As Complete” value as of January 1, 2018. The franchisee is required to complete a property improvement plan in accordance with the franchise agreement. At loan origination, the borrower funded an upfront PIP reserve of $1.1 million. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD with respect to the Mortgage Loan based on the $8.0 million “As-Is” value is 71.5% and 60.8%, respectively.

(9)	Loan No. 1 – General Motors Building – The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date on July 9, 2017. Defeasance is permitted at any time after the earlier of the third anniversary of the origination of the General Motors Building Whole Loan or two years from the closing date of the securitization of the last General Motors Building Whole Loan promissory note to be securitized.

Loan No. 2 – Park West Village – The Park West Village Whole Loan can be defeased at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized but prior to May 6, 2022.

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Loan No. 3 – TZA Multifamily Portfolio I – The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of August 1, 2017. Following the lockout period, the borrower has the right to defease the TZA Multifamily Portfolio I Whole Loan in whole, on any date before April 1, 2027. The lockout period will expire on the earlier to occur of two years after the closing date of the securitization that includes the last note to be securitized or June 23, 2020. For the purposes of this preliminary prospectus, the assumed lockout period of 25 months is based on the expected UBS 2017-C2 securitization closing date in August 2017. The actual lockout period may be longer.

Loan No. 4 – Del Amo Fashion Center – The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of July 1, 2017. Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. The lockout period will expire on the earlier to occur of two years after the closing date of the securitization that includes the last note to be securitized or May 2, 2020. For the purposes of this preliminary prospectus, the assumed lockout period of 26 months is based on the expected UBS 2017-C2 securitization closing date in August 2017. The actual lockout period may be longer.

Loan No. 6 – 85 Broad Street – The lockout period will be 11 payment dates beginning with and including the first payment date on July 5, 2017. Prepayment in full of the $358.6 million 85 Broad Street Whole Loan with yield maintenance premium is permitted on or after the payment date on June 5, 2018. Prepayment in full of the $358.6 million 85 Broad Street Whole Loan without yield maintenance premium is permitted on or after the payment date in December 2026. In addition, the borrowers may defease the loan in full or in part at any time on the earlier of the third anniversary of the origination of the 85 Broad Street Whole Loan or two years from the closing date of the securitization of the last 85 Broad Street Whole Loan promissory note to be securitized.

Loan No. 7 – AHIP Northeast Portfolio III – The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date on August 6, 2017. Defeasance is permitted at any time after the earlier of the third anniversary of the origination date of the AHIP Northeast Portfolio III Whole Loan or two years from the closing date of the securitization of the last AHIP Northeast Portfolio III Whole Loan promissory note to be securitized.

Loan No. 9 – 245 Park Avenue – The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of July 1, 2017. Following the lockout period, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part, on any date before March 1, 2027. The lockout period will expire on the earlier to occur of two years after the closing date of the securitization that includes the last note to be securitized or July 1, 2020. For the purposes of this preliminary prospectus, the assumed lockout period of 26 months is based on the expected UBS 2017-C2 securitization closing date in August 2017. The actual lockout period may be longer.

Loan No. 10 – Save Mart Portfolio – The Save Mart Portfolio Whole Loan can be prepaid with yield maintenance on or after the later to occur of January 6, 2018 and the first monthly payment date following the final securitization of the Save Mart Portfolio Whole Loan, provided, however, that if the Save Mart Portfolio Whole Loan has not been subject to a securitization on or prior to June 6, 2018, then June 6, 2018.

Loan No. 14 – IC Leased Fee Hotel Portfolio – The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 5, 2017. Prepayment in full or in part of the $62.465 million initial funded amount of IC Leased Fee Hotel Portfolio Whole Loan is permitted on or after the date that is the earlier to occur of two years after the closing date of the securitization that includes the last pari passu note to be securitized, and July 18, 2021.

(10)	Loan No. 3 – TZA Multifamily Portfolio I – On any payment date after the release date and prior to the permitted prepayment date, the borrower may partially defease the entire amount or a portion of the principal from the lien of the mortgage encumbering such property provided that, among others, the following conditions are satisfied: no event of default has or will be continuing; an amount such that in the case of a partial defeasance, the execution and delivery by borrower of all necessary documents to amend and restate the note and issue two substitute notes comprised of a principal balance equal to 115% of the released property’s allocated loan balance, the loan-to-value ratio with respect to the remaining properties being no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives an opinion of counsel that the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the release, and an amount which would result in the amortizing debt service coverage ration with respect to the remaining properties being no less than the greater of 1.50x and the debt service coverage ration immediately prior to the release; and borrower satisfies all of the requirements with respect to such defeasance including, without limitation, the rating comfort letter.

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Loan No. 5 – Starwood Capital Group Hotel Portfolio – From and after the prepayment lockout date, the borrowers may obtain the release of an individual Mortgaged Property upon a partial prepayment of the Mortgage Loan in accordance with the Whole Loan documents, provided that among other things, no monetary event of default has occurred and is continuing, the prepayment equals or exceeds the Release Price, as defined in the Whole Loan documents, and the borrowers pays any interest and yield maintenance premium, as applicable, and after giving effect to the release of the individual Mortgaged Property, the DSCR for all remaining Mortgaged Properties is equal to or greater than the greater of 2.65x and the DSCR for the remaining Mortgaged Properties immediately prior to the release of the individual Mortgaged Property, provided the debt service coverage ratio test may be satisfied with an additional prepayment of principal .

Loan No. 7 – AHIP Northeast Portfolio III – In connection with a bona fide third party sale of any of the individual Mortgaged Properties, the borrower may obtain the release of the related individual Mortgaged Property after the expiration of the lockout period; provided that, among other things, the borrower provides defeasance collateral in an amount equal to 110% of the allocated loan amount of the individual Mortgaged Property being released, the debt service coverage ratio of the remaining Mortgaged Properties following such release is no less than the greater of the debt service coverage ratio immediately prior to such release and 1.80x, and the loan-to-value ratio of the remaining Mortgaged Properties following such release is no more than the lesser of the loan-to-value ratio immediately prior to such release and 59.9%, provided, however, that this clause will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining Mortgaged Properties is 15.0% or higher.

Loan No. 10 – Save Mart Portfolio – The borrower will be required to prepay an amount equal to the greater of Release Percentage of the allocated loan amount for such Mortgaged Property and 85% of the net sales proceeds for such Mortgaged Property. The Release Percentage will be for the initial 25% of the original balance of the Save Mart Portfolio Whole Loan prior to such release, 125% of the applicable allocated cut-off date balance amount, and for the remaining 75% of the original balance of the Save Mart Portfolio Whole Loan prior to such release, 115% of the applicable allocated cut-off date balance amount.

Loan No. 14 – IC Leased Fee Hotel Portfolio – From and after the earlier to occur of two years after the closing date of the securitization that includes the last pari passu note to be securitized and July 18, 2021, in connection with a third party sale of any of the individual Mortgaged Properties, the related IC Leased Fee Hotel Portfolio borrower may obtain the release of such individual Mortgaged Property from the lien of the IC Leased Fee Hotel Portfolio Whole Loan subject to, among other terms and conditions: no event of default has occurred and is continuing, the DSCR of the remaining Mortgaged Properties following such release is no less than the greater of 1.33x and the DSCR in place immediately prior to such release the loan-to-value ratio of the remaining Mortgaged Properties is no more than the lesser of 130.0% and the loan-to-value ratio in place immediately prior to such release, and payment of an amount equal to the greater of 100% of the allocated net proceeds for such individual Mortgaged Property and 130% of the allocated loan amount for such individual Mortgaged Property being released.

Loan No. 15 – Rosdev Industrial Portfolio - The Rosdev Industrial Portfolio borrower may obtain a release of any of the Rosdev Industrial Portfolio Mortgaged Properties, upon prepayment by defeasance of a portion of the Rosdev Industrial Portfolio Mortgage Loan equal to the greater of with respect to the Edge Adhesives – Fort Worth, Edge Adhesives – Grove City and JustRite – Anderson Mortgaged Properties, 101% of the allocated loan amount for the individual property being released, and with respect to the Arro – Muskegon and Arro – Hodgkins Mortgaged Properties, 115% of the allocated loan amount for the individual property being released, in each case as such allocated loan amount is reduced by the pro rata share of any amortization of the outstanding principal amount of the Mortgage Loan derived from application of the mandatory amortization following the interest-only period, an amount such that, after giving effect to the partial defeasance, the debt service coverage ratio for the remaining properties is not less than the greater of the debt service coverage ratio determined immediately prior to the release and the debt service coverage ratio as origination; and an amount such that, after giving effect to the partial defeasance, the loan-to-value ratio for the remaining properties is not more than the lesser of the loan-to-value ratio determined immediately prior to the release and the loan-to-value ratio as of the origination date.

Loan No. 16 – Breckenridge Portfolio – The Breckenridge Portfolio borrower will have the right to obtain the release of any individual property from the lien of the related mortgage/deed of trust by defeasing an amount equal to the greater of 120% of the allocated loan amount for such property and the amount such that as determined with respect to the unreleased property and the principal balance of the undefeased portion of the loan only, after giving effect to such release, the debt service coverage ratio, debt yield, and loan-to-value satisfy the conditions in the loan agreement.

Loan No. 17 – Pioneer Pines Mobile Home Park – The Pioneer Pines Mobile Home Park borrower will have the right to obtain the release of either one or both of two parcels from the lien of the related mortgage/deed of trust upon proper subdivision of the Mortgaged Property to create the release parcels in accordance with the loan agreement borrower’s

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prepayment of the Mortgage Loan in the amount of the greater of 105% of the allocated loan amount and the amount such that as determined with respect to the remaining property and the remaining principal balance, the debt service coverage ratio, debt yield and loan-to-value satisfy the conditions in the loan agreement.

Loan No. 28 – Skagit Valley – The Skagit Valley borrower will have the right to obtain the release of a release parcel, currently occupied by a Denny’s restaurant, from the lien of the related mortgage/deed of trust by defeasing an amount equal to the greater of $1,800,000 and the amount such that as determined with respect to the unreleased property and the principal balance of the undefeased portion of the loan only, after giving effect to such release, the debt service coverage ratio, debt yield, and loan-to-value satisfy the conditions in the loan agreement.

Loan No. 43 – ACG Conlon MHC Portfolio III – The loan agreement permits the release of borrower owned homes so long as, among other conditions, no event of default has occurred and remain outstanding; if the then-current vacancy rate at McGregor Downs MHC is greater than ten percent , the borrower pays the lender a sum, in cash, equal to the net sales proceeds for deposit by lender into the borrower owned home sale proceeds account; the LTV after the release is equal to or less than 125%.

(11)	Loan No. 7 – AHIP Northeast Portfolio III – The Mortgage Loan is secured in part by the related borrower’s leasehold interest in the Fairfield Inn & Suites Baltimore – White Marsh Mortgaged Property under a ground lease with a current expiration date of March 31, 2037, and with four remaining five-year options to extend the term through March 31, 2057. Ground rent under the ground lease is currently approximately $165,313 per annum through March 31, 2022, which amount increases every five years to an amount equal to 115% of the ground rent payable in the immediately preceding lease year. Ground rent was underwritten based on the average annual ground rent of $177,710 over the loan term of the Mortgage Loan. The related borrower has a one-time option under the ground lease to purchase the ground lessor’s fee interest for $1,857,310, which may be exercised by notice given to the ground lessor not later than October 4, 2018, subject to the satisfaction of the conditions, including updated recordable and title documents reflecting a first priority lien upon the fee interest, set forth in the Mortgage Loan documents. In addition, the Mortgage Loan is secured in part by the related borrower’s leasehold interest in the SpringHill Suites – Bellport mortgaged property that is subject to a lease and project agreement between the Brookhaven Industrial Development Authority , as ground lessor, and the related borrower, as ground lessee, which expires on November 30, 2021. Under the IDA Lease, the related borrower is obligated to pay to the ground lessor an amount equal to the base rent equal to $1.00 plus a $1,000 annual compliance fee, due by January 1 of each year beginning in 2018, and the related borrower is permitted, under the payment-in-lieu-of-taxes program, to pay an amount equal to the normal tax assessment on the land and improvements existing on the mortgaged property as of December 1, 2008 , and are not required to pay any increase in assessment resulting from the acquisition, construction, and equipping of the mortgaged property after such date. Under the PILOT program, the related borrower is required to employ at least 36 full-time employees at the mortgaged property. Upon the expiration or earlier termination of the IDA Lease, the mortgaged property will be reassessed and it is anticipated that annual taxes commencing December 1, 2021, will be approximately $520,711 per the appraiser, and the Agency is obligated to sell the mortgaged property to the related borrower for a purchase price equal to $1.00, plus applicable fees, subject to the satisfaction of the conditions, including updated recordable and title documents reflecting a first priority lien upon the fee interest, set forth in the Mortgage Loan documents. The Agency consented to the Mortgage Loan and granted a first priority lien on its fee interest in the mortgaged property to the lender.

Loan No. 14 – IC Leased Fee Hotel Portfolio – The IC Leased Fee Hotel Portfolio Whole Loan is secured by the land under seven hotels totaling 2,133,134 square feet , and each is encumbered by a ground lease between the related borrower, as the ground lessor, and the related ground tenant. The borrowers are affiliates of the ground tenants. The improvements are not collateral for the Mortgage Loan other than the borrowers’ reversionary interest therein.

Loan No. 24 – Sheraton – Orlando North – Orlando North Mortgaged Property is subject to a ground lease with an expiration date in 2116. The annual ground rent under the lease is $840,000 per year with 2.0% yearly increases in the first nine years, 3.0% yearly increases the next 20 years, 1.0% yearly increases the following 20 years, and 2.0% yearly increases thereafter until expiration.

(12)	Loan No. 19 – DENT Tower – The largest tenant, DENT Neurologic, an affiliate of the borrower sponsor, leases 75.7% of the net rentable area at the Mortgaged Property.

Loan No. 25 – 1200 State Fair – The second largest tenant, United Auto Supply of Syracuse West, Inc, an affiliate of the borrower sponsor, leases 27.2% of the net rentable area at the Mortgaged Property.

Loan No. 32 – Ionis Pharmaceutical – Faraday Ave – The largest tenant, Ionis Pharmaceuticals, which is an affiliate of the borrower sponsor, leases 100.0% of the net rentable area at the Mortgaged Property.

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Loan No. 55 – Aspen Court – The fourth largest tenant, Triad Group, which is an affiliate of the related borrower, leases 5.4% of the net rentable area at the Mortgaged Property.

(13)	Loan No. 1 – General Motors Building – The largest tenant, Weil, Gotshal & Manges, has the right to terminate its lease with respect to 20,791 SF of below grade storage space, at any time, and either its 38,900 SF of space on the 22nd floor or its 39,900 SF space on the 32nd floor, on or after August 31, 2022. The fourth largest tenant, Apple, is temporarily occupying the space expected to be occupied by Under Armour once its lease commences while the Apple cube space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure.

Loan No. 4 – Del Amo Fashion Center – The fifth largest tenant, Burlington Coat Factory, has the right to terminate its lease any time upon providing 270 days prior written notice to the landlord.

Loan No. 6 – 85 Broad Street – the second largest tenant, Oppenheimer, has the one-time option to terminate its lease with respect to either the highest full floor leased in the tower floor stack, the lowest full floor leased in the tower floor stack, or the entire demised premises, in either case, effective on February 1, 2024, by delivering an irrevocable written notice of such election to the landlord on or before the date that is 18 months prior to the termination date, time being of the essence. Any such termination notice is required to include a statement whether such tenant is electing to terminate the lease pursuant to clause , or above. Simultaneously with delivery of the termination notice, Oppenheimer is required to pay to the landlord an amount equal to the unamortized value, calculated as of the date of payment of the termination payment, of the transaction costs incurred, on a per rentable SF basis, in connection with or otherwise allocable to the terminated premises, determined by amortizing such costs on a monthly straight-line basis over the initial term of the lease for the terminated premises with interest thereon at a rate equal to 8.0% per annum. The third largest tenant, Nielsen, has the one-time option to terminate its lease with respect to either the highest full floor under its lease, the lowest full floor under its lease, a single full floor of the demised premises that is not contiguous to any floor of the building on which any portion of the demised premises is located or the entire demised premises then being leased. Any such termination option exercised by Nielsen will be effective on March 11, 2020, and will be exercisable by the tenant delivering an irrevocable written notice of such election to the landlord on or before the date which is 15 months prior to the termination date, time being of the essence. The termination fee will be equal to the sum of five, in the case of the full termination option, or three, in the case of a partial termination option, times the basic annual rent, tax payments, operating payments and cafeteria rent that were payable by such tenant with respect to the terminated premises for the month immediately preceding the month during which the termination notice was delivered, plus the unamortized value, calculated as of the date of the termination notice, of the transaction costs incurred in connection with or otherwise allocable to the terminated premises, determined by amortizing such costs on a monthly straight-line basis over the initial term of the lease for the terminated premises with interest thereon at a rate equal to 7.0% per annum.

Loan No. 9 – 245 Park Avenue – The largest tenant, Société Générale, has the right to terminate its lease its lease on October 31, 2022, with written notice on or before May 1, 2021. The terminable space is limited to the highest full floor or the two highest full floors, as long as both floors are contiguous, pursuant to the lease.

Loan No. 25 – 1200 State Fair – The third largest tenant, Lowe’s Home Centers, LLC, has the right to terminate its lease after any casualty, with no requirement that the casualty be of a certain size or impact.

Loan No. 30 – The Arbor – The second largest tenant, Medical Dynamics, Inc., has a right to terminate its lease as of July 31, 2022 with written notice no later than July 31, 2021.

Loan No. 31 – Nine Mile Plaza – The third largest tenant, Family Dollar, may terminate its lease upon 120 days written notice if gross sales are less than $600,000 during any fiscal year.

Loan No. 34 – Commonwealth Business Center – the largest tenant, AMEC, has the one-time option to terminate its lease effective on February 28, 2021 upon 180 days prior written notice with the payment of unamortized costs of the TI Allowance and commissions.

Loan No. 52 – Walgreens Grand Rapids – The largest tenant, Walgreens, has the right to terminate its lease as of June 30, 2032 and every five years thereafter.

(14)	Loan No. 1 – General Motors Building – The second largest tenant, Aramis, subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

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Loan No. 9 – 245 Park Avenue – The largest tenant, Société Générale, subleases 72,850 contractual SF to two subtenants consisting of 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners through October 30, 2022.

Loan No. 9 – 245 Park Avenue – The second largest tenant, JPMorgan Chase Bank, subleases 189,686 SF to four subtenants consisting of 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF. to JLL through October 30, 2022. The Number of Units for the second largest tenant does not include the 562,347 SF subleased to Société Générale as Société Générale executed a direct lease which begins November 1, 2022.

Loan No. 9 – 245 Park Avenue – The third largest tenant, Major League Baseball, subleases 72,750 SF to three subtenants consisting of 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022.

Loan No. 10 – Save Mart Portfolio – Two of the Mortgaged Properties totaling, 111,763 SF or 6.4% of the NRA, are subleased by Save Mart Supermarkets to Dick’s Sporting Goods. Of the 62,246 SF at the Mortgaged Property located at 1223 North Davis Road, 45,870 SF are subleased to Dick’s Sporting Goods for a 10-year term through January 31, 2023 with one extension option extending the term through April 30, 2027, another extending the term for five years through April 30, 2032, another extending the term for five years through April 30, 2037, and another extending the term through no later than April 30, 2041. Contractual sublease rent is $14.75 per SF, which steps up by $0.50 per SF after five years and again at the commencement of each extension period. The Mortgaged Property located at 1003 East Bidwell Street is subleased by Save Mart Supermarkets to Dick’s Sporting Goods for a 10-year term through April 30, 2027 with four, five-year extension options. Contractual sublease rent is $17.53 per SF, which steps up by $0.50 per SF after five years and again at the commencement of each extension period.

Loan No. 19 – DENT Tower – The largest tenant, DENT Neurologic, an affiliate of the borrower, has signed a lease for its entire 52,969 SF space and subleases 26,223 SF to Sleep Apnea Clinic, Dent Psychiatric Center, Dent Imaging Center, and Headache-Concussion-Oncological Management, each an affiliate of tenant. The subleases are signed for the same rent and term as the master lease.

(15)	Loan No. 1 – General Motors Building – The fourth largest tenant, Apple, is temporarily occupying the space expected to be occupied by Under Armour once its lease commences while the Apple cube space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF. through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017.

Loan No. 6 – 85 Broad Street – The largest tenant, WeWork, has rent abatement on its 27th floor space ending in August 2017, and a free rent reserve in the aggregate amount of amount of $305,540 will be funded through scheduled ongoing deposits set forth in the Mortgage Loan documents. The fourth largest tenant, Vox Media, has rent abatement on a portion of its occupied space ending in January 2018, and a free rent reserve in the aggregate amount of $265,310 will be funded through scheduled ongoing deposits set forth in the Mortgage Loan documents.

Loan No. 12 – The Fillmore Philadelphia – The fourth and fifth largest tenants, Urban Eel and Mad Rex, have accepted their space and are paying rent but are currently in the process of building out such spaces and are not yet in occupancy.

Loan No. 20 – Thompson Square – The third largest tenant, Monticello Cinemas, is currently renovating its expansion. Monticello Cinemas is not expected to commence paying rent until 2018 and its rent was not included in underwriting.

Loan No. 34 – Commonwealth Business Center – The largest tenant, AMEC, has free rent on December 2017, January 2018 and February 2018. A free rent reserve in the amount of $36,170 was reserved at the origination of the Mortgage Loan for this free rent period. The third largest tenant, PharmaCord LLC, has free rent on June 2018. A free rent reserve in the amount of $10,833 was reserved at the origination of the Mortgage Loan for this free rent period.

Loan No. 35 – Millikan 73 – The largest tenant, Nike, is currently in the process of building out approximately 41,141 SF of its total leased space of 103,316 SF and is expected to take full occupancy on or before January 2018. Nike’s additional space has been underwritten as occupied; however, Nike currently only pays rent for their occupied 62,175 SF space.

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(16)	Loan No. 12 – The Fillmore Philadelphia – A performance reserve in the amount of $2,000,000 was escrowed at origination. The lender shall release the funds in the performance reserve upon the later of the first payment date which is 24 months after the loan origination date, or the date on which the Performance Conditions have been satisfied. If on the date which is 18 months after the loan origination date, the Performance Conditions have been satisfied, the lender is required to disburse to The Fillmore Philadelphia Borrower $500,000 from the Performance Reserve. “Performance Conditions” is defined as the following conditions: Mad Rex is in occupancy and open for business to the public, paying full unabated rent and has obtained a liquor license: Urban Eel is in occupancy and open for business to the public, paying full unabated rent and has obtained a liquor license; and ticket sales by Live Nation, based on the trailing 12 months as of the determination date are greater than or equal to the trailing 12 month ticket sales by Live Nation as of the loan origination date.

Loan No. 37 – Hilltop Village Apartments – A holdback reserve in the amount of $200,000 was escrowed at origination. The holdback is required to be released, no sooner than 12 months from the first monthly payment date, upon request, provided that the Mortgaged Property obtains a 9.5% Debt Yield and an occupancy rate of 85%.

Loan No. 55 – Aspen Court – A holdback reserve in the amount of $500,000 was escrowed at origination. The holdback is required to be released once HealthMed obtains a permanent certificate of occupancy.

(17)	Loan No. 5 – Starwood Capital Group Hotel Portfolio – In the event that at any time during the term of the Whole Loan any franchisor requires any new capital work, as defined in the Whole Loan documents, and the borrowers do not elect to provide a capital work guaranty, the borrowers are required to deposit within five business days of such election an amount reasonably determined by the lender equal to 100% of the total costs of such new capital work for FF&E into the Monthly Other Reserve or provide a letter of credit in an amount equal to 100% of the estimated cost of such new capital work less any amounts then on deposit in the Monthly Other Reserve for FF&E, which does not include any amount on deposit relating to capital work at the Larkspur Landing Mortgaged Properties.

Loan No. 6 – 85 Broad Street – During a cash management period, as defined in the loan agreement, the borrower is required to pay the lender on each payment date, 1/12th of the taxes that the lender estimates will be payable during the next 12 months in order to accumulate with the lender sufficient funds to pay all such taxes at least 30 days prior to the respective due dates, 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least thirty 30 days prior to the expiration of the policies, an amount initially equal to $18,636 of capital expense reserve and an amount equal to $139,768 of TI/LC reserve. The ongoing monthly insurance reserve is waived for so long as no event of default has occurred and is continuing, the insurance policies maintained by the borrower covering the Mortgaged Property comply with the terms in the related Mortgage Loan documents and such blanket insurance policies are in full force and effect, the borrower provides the lender evidence of renewal of such insurance policies pursuant to the related loan documents, and the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 business days prior to the expiration dates of such policies.

Loan No. 7 – AHIP Northeast Portfolio III – Beginning with the payment date in July 2019, the borrower is required to deposit 1/12th of 4.0% of annual rents as set forth in the approved annual budget into an FF&E reserve account.

Loan No. 9 – 245 Park Avenue – The borrower will be required to deposit $446,775 into the Monthly TI/LC Reserve beginning on the payment date in May 2025. The borrower is permitted to deliver a letter of credit in accordance with the Mortgage Loan documents in lieu of any cash reserve.

Loan No. 11 – GM Logistics Center 2 – The borrower will be required to deposit property taxes through the loan term as detailed in the tax abatement program entered into with Allen County and according to the following the schedule: Year 1 ; Year 2 ; Year 3 ; Year 4 ; Year 5 ; Year 6 ; Year 7 ; Year 8 ; Year 9 ; Year 10 .

Loan No. 16 – Breckenridge Portfolio – During the last two years of the term, a monthly escrow for tenant improvements and leasing commissions based on $0.40 per SF per annum will be required, subject to a cap of $0.80 per SF.

Loan No. 19 – DENT Tower – Beginning on the monthly payment date occurring on September 6, 2019, and on each monthly payment date thereafter, the borrower is required to deposit $14,583 into the TI/LC reserve.

Loan No. 38 – Quality Suites Buckhead – A cash flow sweep to the Future PIP Reserve Account shall commence on the date which is eighteen months prior to the effective date of two remaining early termination options if a Future PIP Termination Option Trigger event occurs as defined in the loan agreement.

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Loan No. 51 – Comfort Inn & Suites Fayetteville – The borrower will be required to deposit greater of 4% of revenue or monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E beginning on the payment date in September 2019.

(18)	Loan No. 36 – Holiday Inn Express Jacksonville Beach – The loan is structured with a seasonality reserve with an initial amount of $10,000 for the Mortgaged Property’s non-peak months of September through January. The seasonality reserve will be funded through three equal monthly deposits on the payment dates in June through August. The funds will be disbursed on a 1-month look back based upon the approved annual budget.

Loan No. 46 – Hampton Inn & Suites – Binghamton/Vestal – Monthly seasonality deposit equals to $31,570.93 during the months of August, September, and October of 2017, and the quotient obtained by dividing the seasonality reserve aggregate shortfall amount by eight during the months from March through October of each year of the term of the loan commencing in 2018.

(19)	Loan No. 14 – IC Leased Fee Hotel Portfolio – Upon completion of all required PIP renovations the borrower will be required to deposit an amount equal to $83,000 each month during the period between March and December into a seasonal reserve. Amounts in the seasonal reserve may be applied on payment dates in January and February for shortfalls between revenues and monthly debt, subaccounts and expenses.

Loan No. 23 – DoubleTree St Augustine – On each Payment Date, the borrower is required to make deposits into an FF&E reserve account of through and including July 2018, 2.0% of the prior month’s gross revenues, from August 2018 through July 2020, 3.0% of prior month’s gross revenues, and thereafter, 4.0% of prior month’s gross revenues.

Loan No. 27 - Concorde Portfolio - On each Payment Date for the first twelve Payment Dates, borrower is required to pay to the lender the sum of $10,000, and on each Payment Date thereafter until the Note is paid in full, borrower is required to pay to the lender the sum of $15,466, with each such payment to be held in the TI/LC Reserve.

Loan No. 33 – Comfort Inn Westport – The CapEx reserve monthly deposit is 1/12th of 6.0% of gross rents for the immediately preceding calendar year until September 1, 2021, inclusively. The CapEx reserve monthly deposit will be adjusted to 1/12th of 5.0% of gross rents for the immediately preceding calendar year on the remaining term after September 1, 2021.

Loan No. 49 – Courtyard Tulsa – the monthly capital expenditure deposit equals the greater of during the first 12 months of the loan term, 1/12 of two percent of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; during months 13 through 24, 1/12 of three percent of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; during months 25 through maturity, 1/12 of four percent of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and the aggregate amount required to be reserved under the management agreement and the franchise agreement.

(20)	Loan No. 10 – Save Mart Portfolio – The Phase I environmental report for 22555 Mission Boulevard Mortgaged Property identified it as an open Cleanup Program Site on the Regional Water Quality Control Board Geotracker database. Partner Engineering has provided an opinion of probable cost to address vapor intrusion. An environmental escrow of $331,035.00, representing 125% of the $264,828 estimated cost was escrowed at origination.

Loan No. 14 – IC Leased Fee Hotel Portfolio – With respect to the Radisson Cromwell Mortgaged Property and, subject to the funding of Note A-3, the property known as “Villa Roma”, the related ESAs obtained at origination of the Mortgage Loan identified as a REC on the Radisson Cromwell Mortgaged Property the existence of a 2,000-gallon fuel oil underground storage tank and based on the presumed age of the UST recommended tightness testing, and as RECs on the property known as “Villa Roma” current and former on-site fuel oil USTs with lack of regulatory closure or confirmatory sampling, and auto repair facilities with ¬floor drains and one 1,000 gallon and three 275 gallon waste oil aboveground storage tanks . The ESA recommended, with respect to the USTs, and the repair facilities a limited subsurface investigation in order to determine the presence or absence of soil and/or groundwater contamination due to the unknown status of the USTs and historical use of the property, and with respect to the ASTs that proper secondary containment be provided for the ASTs. Tightness testing performed on the UST on the Radisson Cromwell Mortgaged Property indicated a potential leak is occurring in the UST. At origination of the Mortgage Loan, the borrower deposited $230,862 in an environmental reserve, an amount equal to 125% of the amount estimated by an environmental consultant to be sufficient for the removal of the UST and the related removal of the impacted soil, analysis and monitoring. Upon the funding of the Note A-3, and the acquisition of the property known as “Villa Roma” by the related borrower, the Mortgage Loan documents will be amended to include an environmental reserve, into which the borrower

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will be required to deposit an amount expected to be 125% of the amount estimated by an environmental consultant to be sufficient for removal of the out-of-use USTs, removal and disposal of contaminated soils found by a subsurface investigation to be adjacent to several of the USTs and one of the shops, follow up confirmatory soil and groundwater sampling and the acquisition and installation of secondary containment for the ASTs.

Loan No. 27 – Concorde Portfolio – The Phase I environmental report for the Pineloch Center property reported that a former tenant operated as an on-site dry cleaner at the Mortgaged Property from 2007 until June 2016 and utilized perchloroethylene as its solvent. The related Phase I report recommended a subsurface investigation to determine if the Mortgaged Property subsurface had been negatively impacted by the former tenant. In the Phase II ESA following such investigation, the engineer stated that the former on-site dry cleaner did not appear to have significantly impacted the Mortgaged Property and that no further investigation was warranted.

Loan No. 39 – Westchester Market – A Phase II subsurface investigation by AEI revealed elevated concentrations of VOCs, chloroform, pce, and tce in soil gas that are resultant from the previous existence of a dry cleaner at the property and AEI recommended that a sub-slab depressurization system be installed in the vicinity of the former dry cleaning machine and operated to mitigate the soil gas VOC levels. An environmental escrow of $95,500.00, representing 125% of the estimated cost to install and operate the SSDS was escrowed at origination.

(21)	Loan No. 5 – Starwood Capital Group Hotel Portfolio – At origination, the borrowers obtained an environmental insurance policy in lieu of requiring any remediation work post-origination for the Hampton Inn Morehead and Hampton Inn Carlisle Mortgaged Properties identified by the related environmental assessments. The policy was issued by Great American E&S Insurance Company, with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy has an expiration date of May 24, 2030.

Loan No. 10 – Save Mart Portfolio – The Save Mart Portfolio borrower obtained an environmental impairment liability insurance policy to cover the Mortgaged Properties located at 22555 Mission Boulevard, Hayward, California, 6843 Mission Street, Daly City, California, 25151 Santa Clara Street, Hayward, California, and 530 West Lodi Avenue, Lodi, California with the lenders and their successors, assigns, and/or affiliates named as additional named insureds. The EIL policy period is for a term of 120 months and 30 days with an automatic extended reporting period of 36 months. Under the policy, the per incident and aggregate limits are $5,000,000. The deductible per incident is $50,000. The EIL policy provided is from Beazley and the premium was paid in full at origination. In addition, the borrower funded an environmental escrow for the 36 month ERP in the amount of $38,400.60 at origination.

Loan No. 15 – Rosdev Industrial Portfolio - the related ESA identified as a REC the potential for surface soils at the Arro – Muskegon Mortgaged Property to be impacted by metals due to the east and south sides of the Mortgaged Property potentially having been part of the former Wisconsin Steel Works foundry coke/slag yard operations, the encroachment of coke piles on the Mortgaged Property and the unknown nature of materials utilized to fill the south and southeast portions of the Mortgaged Property. The Rosdev Industrial Portfolio borrower obtained a real estate environmental liability insurance policy from Great American “) for the Arro – Muskegon Mortgaged Property with the lender, its successors, assigns, named as additional named insureds. The real estate environmental liability insurance policy period is for a term of 10 years plus a 3 year extended reporting period. Under the policy, the per incident and aggregate limits will be $3,000,000. The deductible per incident will be $25,000.

Loan No. 20 – Thompson Square - The Phase I environmental report identified the existing dry cleaning operation by the tenant Mall Cleaners, which included a solvent dry cleaning machine, as a REC. Previous subsurface investigations of the Mortgaged Property identified chlorinated solvent impacts in the groundwater as well as a vapor intrusion condition. The impacted groundwater was reported to the New York State Department of Environmental Conservation under Spill Number 1503249, and the case currently remains open. A sub-slab depressurization system was previously installed to mitigate the vapor intrusion condition and will need to operate until subsurface vapors are no longer affecting indoor air quality. The lender reserved $151,500 at origination, which amount equals approximately 150% of the amount estimated by the ESA engineer to monitor and obtain no further action letters or closures from NYSDEC for Spill Number 1503249 and the vapor intrusion condition, continue to operate the sub-slab depressurization system and apply an epoxy seal to the floor of the Mall Cleaners space. Additionally, Mall Cleaners was previously located at the eastern end of the current building from the mid-1970s until at least 1991 when its current space was constructed . No known investigations were previously performed in this area to evaluate Mall Cleaners’ original location. As such, a Phase II ESA was recommended for the approximate former location of Mall Cleaners. In lieu of obtaining a Phase II environmental report, the Thompson Square borrower obtained a real estate environmental liability insurance policy from Zurich with the lender, its successors, assigns, named as additional named insureds. The real estate environmental liability insurance policy period is for a term of 10 years plus a 3 year extended reporting period. The policy will respond to claims for cleanup costs, other than the specifically identified known contamination related to NYSDEC Spill Number 1503249 .

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The policy will also cover third party personal injury and property damage claims, including claims arising from the Known Contamination. Under the policy, the per incident and aggregate limits will be $5,000,000. The deductible per claim will be $50,000. There is a separate $250,000 deductible for any first party cleanup cost claims for additional contamination discovered during the term of the policy that is related to Mall Cleaners but not specifically identified in the “disclosed documents” provided to the insurer. There is also a separate $250,000 deductible for third party claims related to the Known Contamination. Once NYSDEC Spill Number 1503249 is closed, the deductible will go down to $50,000.

Loan No. 39 – Westchester Market – The Westchester Market borrower obtained an Enviro Covered Location Insurance Policy form of environmental impairment liability insurance policy. The EIL policy period is for the full term of the loan plus thirty days plus an optional extended reporting period of up to thirty-six months. Under the policy, the per incident and aggregate limits are $2,000,000. The deductible per incident is $50,000. The EIL policy provided is from Beazley and the premium was paid in full at origination.

Loan No. 56 – Canton Corners – The Canton Corners borrower obtained an environmental impairment liability insurance policy. The EIL policy period is for a term of 121 months with an optional extended reporting period of 36 months. Under the policy, the per incident and aggregate limits are $2,000,000. The deductible per incident is $50,000. The EIL policy provided is from Beazley and the premium was paid in full at origination.

(22)	Environmental Insurance In Lieu of Phase II

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
5	Starwood Capital Group Hotel Portfolio	37,500,000	4.2%	$1,000,000	Yes
10	Save Mart Portfolio	32,000,000	3.6%	$5,000,000	Yes
15	Rosdev Industrial Portfolio	21,000,000	2.3%	$3,000,000	Yes
20	Thompson Square	14,300,000	1.6%	$5,000,000	Yes
39	Westchester Market	7,092,464	0.8%	$2,000,000	Yes
56	Canton Corners	3,990,540	0.4%	$2,000,000	Yes

(23)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
1	General Motors Building	$50,000,000	$1,420,000,000	$1,470,000,000	4.33x	30.6%	15.5%
2	Park West Village	$50,000,000	$70,000,000	$120,000,000	4.46x	20.0%	12.0%
3	TZA Multifamily Portfolio I	$50,000,000	$58,000,000	$108,000,000	1.55x	73.7%	10.5%
4	Del Amo Fashion Center	$45,000,000	$414,300,000	$459,300,000	3.34x	39.8%	12.9%
5	Starwood Capital Group Hotel Portfolio	$37,500,000	$539,770,000	$577,270,000	2.72x	60.4%	12.4%
6	85 Broad Street	$34,000,000	$135,000,000	$169,000,000	4.11x	25.9%	15.3%
7	AHIP Northeast Portfolio III	$32,400,000	$20,000,000	$52,400,000	1.94x	59.9%	13.2%
9	245 Park Avenue	$32,000,000	$1,048,000,000	$1,080,000,000	2.73x	48.9%	10.7%
10	Save Mart Portfolio	$32,000,000	$106,000,000	$138,000,000	3.02x	38.1%	14.4%
14	IC Leased Fee Hotel Portfolio	$24,000,000	$38,465,000	$62,465,000(1)	1.67x(2)	73.2%(2)	8.5%(2)
27	Concorde Portfolio	$12,000,000	$18,000,000	$30,000,000	1.35x	67.7%	9.3%

(1) Assuming the funding of the related unfunded pari passu companion loan and the acquisition of the property known as “Villa Roma”, Loan Combination Cut-off Date Balance would be $77,345,000.

(2) The Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR have been calculated based on the seven Mortgaged Properties that secure the Mortgage Loan as of the Cut-off Date. Assuming that the related unfunded companion loan is fully funded and the property known as “Villa Roma” is acquired, the Loan Combination U/W NCF DSCR, Loan Combination Cut-off Date LTV Ratio and Loan Combination Cut-off Date U/W NOI Debt Yield would be 1.58x, 77.5%, 8.0%, respectively.

A-1-42

(24)	Split Loan Summary

Loan No.	Mortgage Loan	A-Note or Pooled Component Cut-off Date Balance	B-Note or Non- Pooled Component Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance	Pooled Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Pooled Trust Cut-off Date LTV	Total Mortgage Debt Cut- off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
1	General Motors Building	$1,470,000,000	$830,000,000	$2,300,000,000	4.33x	2.77x	30.6%	47.9%	15.5%	9.9%
2	Park West Village	$120,000,000	$18,750,000	$138,750,000	4.46x	3.44x	20.0%	23.1%	12.0%	10.4%
4	Del Amo Fashion Center	$459,300,000	$125,700,000	$585,000,000	3.34x	2.63x	39.8%	50.6%	12.9%	10.1%
6	85 Broad Street	$169,000,000	$189,600,000	$358,600,000	4.11X	1.75x	25.9%	55.0%	15.3%	7.2%
9	245 Park Avenue	$1,080,000,000	$120,000,000	$1,200,000,000	2.73x	2.45x	48.9%	54.3%	10.7%	9.6%
10	Save Mart Portfolio	$138,000,000	$32,000,000	$170,000,000	3.02x	1.79x	38.1%	47.0%	14.4%	11.7%
40	Holiday Inn Express & Suites Saint Augustine	$6,800,000	$1,200,000	$8,000,000	2.45x	1.85x	57.6%	67.8%	16.9%	14.3%

(25)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
2	Park West Village(1)	$50,000,000	5.6%	$186,250,000	4.83624%	7/6/2022	Yes	54.2%	1.07x	4.4%
9	245 Park Avenue(2)	$32,000,000	3.6%	$568,000,000	5.63226%	6/1/2027	Yes	80.0%	1.42x	6.5%

(1) Total Debt Cut-off Date LTV Ratio, Total Debt U/W NCF DSCR and Total Debt U/W NOI Debt Yield calculations for the Park West Village Total Debt include both the B-Note and Mezzanine Debt in addition to the Park West Village Mortgage Loan.

(2) Total Debt Cut-off Date LTV Ratio, Total Debt U/W NCF DSCR and Total Debt U/W NOI Debt Yield calculations for the 245 Park Avenue Total Debt include both the B-Notes and Mezzanine Debt in addition to the 245 Park Avenue Mortgage Loan.

(26)	Summary of Future Permitted Subordinate Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
5	Starwood Capital Group	$37,500,000	4.2%	Yes	2.65x	64.9%	NAP
	Hotel Portfolio (1)
6	85 Broad Street	$34,000,000	3.8%	Yes	1.75x	55.0%	6.6%
10	Save Mart Portfolio	$32,000,000	3.6%	Yes	1.35x	58.1%	9.5%
13	Embassy Suites - SanLuis Obispo	$24,920,000	2.8%	Yes	1.65x	60.0%	NAP
23	Double Tree St Augustine	$13,171,200	1.5%	Yes	1.40x	68.9%	10.0%
35	Millikan 73 (Nike)	$7,750,000	0.9%	Yes	3.15x	51.3%	13.4%

(1) Future mezzanine debt is permitted only after the date that is the earlier of May 24, 2018 and the date that the Starwood Capital Group Hotel Portfolio Mortgage Loan is securitized in full.

(27)	Loan No. 14 – IC Leased Fee Hotel Portfolio – The IC Leased Fee Hotel Portfolio Whole Loan has an original principal balance of $62,465,000, an outstanding principal balance as of the Cut-off Date of $66,465,000 and has a maximum principal balance of $77,345,000. At any time prior to August 12, 2017, the lender may, in its sole and absolute discretion, advance an additional amount of up to $14,880,000 provided that no event of default then exists and upon satisfaction of such conditions, including but not limited to: the execution and delivery of amendments to the loan documents in such form as the lender may approve; adding the property known as “Villa Roma” located in Callicoon, New York as additional collateral for the IC Leased Fee Hotel Portfolio Whole Loan by the execution and delivery of a

A-1-43

first in priority mortgage in favor of Lender that will encumber the property known as “Villa Roma”; the receipt by the lender at the IC Leased Fee Hotel Portfolio Borrowers’ expense and title insurance policy wholly acceptable to the lender which insures the interests of the lender created by the property known as “Villa Roma” mortgage as a first priority security interest in the substitute property and containing such exceptions as may be approved and such endorsements as may be required by the lender. The obligation to advance the additional amount of $14,880,000 will be the sole responsibility of the lender and will not be the responsibility of the trust. Promissory Note A-1, with a principal balance of 24,000,000, represents the IC Leased Fee Hotel Portfolio Mortgage Loan and will be included in the UBS 2017-C2 Trust.

(28)	Loan No. 14 – IC Leased Fee Hotel Portfolio – The IC Leased Fee Hotel Portfolio Whole Loan is structured with springing cash management. The cash management period will commence upon an event of default; a default by the borrower or ground tenant under the ground lease beyond any applicable notice or cure period; the failure by ground tenant, after the end of a calendar quarter, to maintain the ground rent coverage ratio of at least 1.15x; or if the borrower is required to deposit all excess cash to the PIP Reserve subaccount pursuant to the terms of the loan agreement which deposits are required as of the date of the loan agreement. The IC Leased Fee Hotel Portfolio Whole Loan is currently in cash management period because all excess cash is required to be deposited in to PIP Reserve subaccount.

(29)	Loan No. 12 – The Fillmore Philadelphia – In connection with a historic credit structure, the property is subject to a master lease. Under the master lease, the borrower is entitled to receive the rents but is not entitled to receive revenues from operations at the property while the master lease is in effect. The Underwritten EGI, Underwritten NOI DSCR, Underwritten NCF DSCR, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Underwritten NOI and Underwritten NCF reflect the operating revenue from the operations of the property. Major Tenant #1, Major Tenant #2, Major Tenant #3, Major Tenant #4 and Major Tenant #5 sublease from the master tenant under the master lease.

A-1-44

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

A-2-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX A-2

Distribution of Cut-off Date Balances

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
$1,850,256	-	$5,000,000	9	$33,604,129	3.7%	4.856%	119	1.77x	63.8%	54.0%
$5,000,001	-	$10,000,000	19	$130,507,727	14.5%	4.938%	118	1.76x	62.2%	51.7%
$10,000,001	-	$15,000,000	13	$163,186,254	18.2%	4.798%	114	1.68x	65.3%	54.7%
$15,000,001	-	$20,000,000	3	$50,052,867	5.6%	5.246%	101	1.39x	64.5%	55.1%
$20,000,001	-	$25,000,000	3	$69,920,000	7.8%	4.762%	119	1.70x	64.9%	59.0%
$25,000,001	-	$30,000,000	1	$25,250,000	2.8%	4.600%	120	1.51x	67.9%	56.6%
$30,000,001	-	$35,000,000	6	$193,660,615	21.5%	4.089%	118	2.53x	50.1%	44.8%
$35,000,001	-	$40,000,000	1	$37,500,000	4.2%	4.486%	118	2.72x	60.4%	60.4%
$40,000,001	-	$45,000,000	1	$45,000,000	5.0%	3.658%	118	3.34x	39.8%	39.8%
$45,000,001	-	$50,000,000	3	$150,000,000	16.7%	3.667%	99	3.45x	41.4%	38.6%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Mortgage Rates

						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
2.6200%	-	4.5000%	16	$419,716,535	46.7%	3.832%	110	2.99x	45.5%	42.1%
4.5001%	-	5.0000%	27	$335,234,987	37.3%	4.784%	119	1.66x	66.2%	56.1%
5.0001%	-	5.5000%	12	$113,445,024	12.6%	5.182%	119	1.69x	63.7%	55.1%
5.5001%	-	5.9400%	4	$30,285,046	3.4%	5.839%	87	1.51x	61.3%	53.4%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Property Type Distribution(1)

					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pad/ NRA/Beds(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR (1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
Retail	65	$184,311,812	20.5%	4,610,350	152	4.504%	114	90.9%	2.27x	54.9%	49.5%
Anchored	5	$55,638,553	6.2%	671,666	87	4.780%	105	88.8%	1.64x	66.7%	58.1%
Single Tenant	49	$55,100,000	6.1%	1,877,709	120	4.645%	119	100.0%	2.41x	49.9%	45.9%
Super Regional Mall	1	$45,000,000	5.0%	1,769,525	260	3.658%	118	85.2%	3.34x	39.8%	39.8%
Shadow Anchored	3	$14,992,464	1.7%	116,556	172	4.980%	118	89.8%	1.63x	63.1%	53.0%
Unanchored	7	$13,580,795	1.5%	174,894	163	5.079%	116	83.3%	1.44x	68.3%	57.2%
Hospitality	81	$178,412,513	19.9%	8,381	91,966	4.814%	118	78.5%	2.15x	58.7%	51.0%
Limited Service	51	$93,340,745	10.4%	4,826	86,211	4.809%	118	77.4%	2.07x	60.4%	52.0%
Full Service	6	$52,934,355	5.9%	1,069	105,269	4.862%	119	81.6%	2.18x	54.7%	45.3%
Extended Stay	23	$26,413,963	2.9%	2,364	95,402	4.499%	118	83.0%	2.49x	60.3%	58.8%
Select Service	1	$5,723,449	0.6%	122	46,914	5.910%	115	45.1%	1.58x	60.2%	51.2%
Multifamily	22	$162,359,962	18.1%	4,817	76,386	4.173%	101	95.4%	2.43x	53.8%	46.7%
Garden	20	$100,108,708	11.1%	3,849	40,615	4.865%	119	95.1%	1.53x	68.3%	58.4%
High Rise	2	$62,251,253	6.9%	968	133,912	3.059%	71	95.8%	3.87x	30.4%	27.8%
Industrial	9	$104,990,226	11.7%	2,123,739	84	4.370%	119	99.3%	1.70x	65.3%	52.7%
Flex	2	$40,109,632	4.5%	283,402	159	4.273%	119	100.0%	1.75x	62.1%	50.3%
Warehouse	6	$33,979,612	3.8%	1,035,527	36	4.597%	118	97.7%	1.47x	69.5%	56.1%
Warehouse/Distribution	1	$30,900,983	3.4%	804,810	38	4.245%	119	100.0%	1.89x	64.9%	52.1%
Mixed Use	5	$103,090,000	11.5%	2,362,776	451	4.053%	119	95.3%	2.87x	49.9%	44.8%
Office/Retail	2	$60,740,000	6.8%	2,076,732	630	3.697%	118	94.8%	3.81x	37.5%	35.8%
Entertainment/Retail/Industrial/Office	1	$25,250,000	2.8%	130,966	193	4.600%	120	95.0%	1.51x	67.9%	56.6%
Office/R&D/Industrial	1	$9,100,000	1.0%	28,704	317	4.211%	120	100.0%	1.61x	62.8%	57.2%
Office/Industrial	1	$8,000,000	0.9%	126,374	63	4.850%	119	94.7%	1.48x	72.7%	61.1%
Office	5	$85,241,386	9.5%	2,949,231	339	3.833%	118	91.0%	3.02x	43.3%	41.1%
CBD	2	$66,000,000	7.3%	2,842,505	382	3.537%	118	89.0%	3.44x	37.1%	37.1%
Medical	3	$19,241,386	2.1%	106,726	195	4.846%	119	97.8%	1.56x	64.5%	55.1%
Manufactured Housing Community	8	$49,645,693	5.5%	1,477	37,470	5.135%	100	96.1%	1.46x	64.0%	55.2%
Manufactured Housing Community	7	$34,174,432	3.8%	1,041	38,369	4.770%	119	95.1%	1.53x	65.9%	54.9%
Recreational Vehicle Community	1	$15,471,261	1.7%	436	35,485	5.940%	58	98.4%	1.31x	59.7%	55.9%
Other	7	$24,000,000	2.7%	2,133,134	29	5.020%	120	100.0%	1.67x	73.2%	73.2%
Leased Fee	7	$24,000,000	2.7%	2,133,134	29	5.020%	120	100.0%	1.67x	73.2%	73.2%
Self Storage	2	$6,630,000	0.7%	115,838	61	4.784%	118	83.8%	1.51x	64.4%	55.4%
Total/Weighted Average	204	$898,681,592	100.0%			4.425%	114	91.2%	2.28x	56.1%	49.3%

A-2-1

Geographic Distribution(1)

				Weighted Averages
State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
New York	10	$227,003,869	25.3%	3.670%	105	3.38x	39.7%	37.0%
California	49	$176,535,818	19.6%	4.301%	119	2.39x	51.0%	45.6%
California - Southern(5)	5	$100,851,605	11.2%	4.245%	119	2.47x	49.7%	44.9%
California - Northern(5)	44	$75,684,213	8.4%	4.377%	118	2.29x	52.8%	46.5%
Florida	22	$111,087,427	12.4%	4.947%	119	1.81x	67.2%	56.6%
Texas	36	$76,767,154	8.5%	5.072%	106	1.57x	64.2%	55.6%
Michigan	7	$36,400,019	4.1%	4.680%	118	1.81x	65.0%	56.5%
Indiana	6	$33,543,102	3.7%	4.264%	119	1.96x	64.5%	52.8%
Other	74	237,344,203	26.4%	4.770%	116	1.72x	65.0%	56.8%
Total/Weighted Average	204	898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Cut-off Date LTV Ratios(1)(2)(4)

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
20.0%	-	40.0%	5	$211,000,000	23.5%	3.433%	104	3.92x	30.4%	30.4%
40.1%	-	50.0%	2	$44,981,230	5.0%	4.155%	118	2.75x	48.1%	44.9%
50.1%	-	55.0%	2	$32,670,000	3.6%	4.656%	120	2.27x	50.8%	45.4%
55.1%	-	60.0%	10	$103,899,390	11.6%	4.927%	110	1.79x	58.3%	50.9%
60.1%	-	65.0%	19	$236,959,773	26.4%	4.615%	116	1.84x	63.0%	53.3%
65.1%	-	70.0%	11	$109,881,138	12.2%	4.848%	119	1.47x	68.5%	57.1%
70.1%	-	73.7%	10	$159,290,061	17.7%	4.867%	118	1.52x	72.9%	64.1%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Maturity Date LTV Ratios(1)(2)(4)

						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
20.0%	-	40.0%	6	$223,981,230	24.9%	3.544%	105	3.85x	31.3%	30.7%
40.1%	-	50.0%	15	$182,283,372	20.3%	4.572%	119	1.92x	57.5%	47.5%
50.1%	-	55.0%	12	$136,999,521	15.2%	4.652%	119	1.84x	61.9%	52.6%
55.1%	-	60.0%	16	$161,177,469	17.9%	4.890%	113	1.51x	67.2%	57.3%
60.1%	-	73.2%	10	$194,240,000	21.6%	4.758%	115	1.76x	69.8%	63.5%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)(3)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
1.30x	-	1.40x	5	$77,811,261	8.7%	5.077%	106	1.34x	67.9%	58.3%
1.41x	-	1.50x	14	$120,514,351	13.4%	4.755%	119	1.45x	67.7%	55.3%
1.51x	-	1.60x	10	$151,687,881	16.9%	4.880%	119	1.55x	68.5%	58.6%
1.61x	-	1.70x	6	$65,571,559	7.3%	4.771%	120	1.64x	65.3%	58.2%
1.71x	-	1.80x	2	$20,105,920	2.2%	4.303%	81	1.74x	62.5%	55.7%
1.81x	-	1.90x	7	$80,689,389	9.0%	4.697%	119	1.86x	63.4%	51.5%
1.91x	-	2.00x	2	$57,320,000	6.4%	4.652%	119	1.96x	55.9%	49.9%
2.01x	-	2.25x	2	$12,450,000	1.4%	4.808%	120	2.11x	63.5%	47.2%
2.26x	-	2.50x	1	$6,800,000	0.8%	4.918%	120	2.45x	57.6%	48.4%
2.51x	-	4.46x	10	$305,731,230	34.0%	3.697%	109	3.56x	37.6%	37.1%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

A-2-2

Original Terms to Maturity or ARD

				Weighted Averages

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
60	3	$76,771,261	8.5%	3.535%	59	3.43x	34.4%	33.2%
120	56	$821,910,330	91.5%	4.508%	119	2.17x	58.1%	50.8%
Total/Weighted Average	59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Remaining Terms to Maturity or ARD

						Weighted Averages

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
58	-	60	3	$76,771,261	8.5%	3.535%	59	3.43x	34.4%	33.2%
110	-	115	4	$40,829,370	4.5%	4.996%	114	1.53x	67.1%	56.8%
118	-	120	52	$781,080,961	86.9%	4.483%	119	2.21x	57.6%	50.5%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Underwritten NOI Debt Yields(1)(2)

						Weighted Averages

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
8.5%	-	9.0%	3	$46,930,000	5.2%	5.050%	120	1.50x	70.8%	65.2%
9.1%	-	10.0%	14	$165,587,117	18.4%	4.744%	113	1.43x	67.0%	56.2%
10.1%	-	11.0%	12	$178,647,261	19.9%	4.619%	119	1.78x	64.9%	56.7%
11.1%	-	12.0%	10	$152,512,180	17.0%	3.967%	95	2.60x	50.0%	42.5%
12.1%	-	13.0%	4	$91,915,397	10.2%	4.198%	118	2.91x	50.2%	49.3%
13.1%	-	14.0%	6	$75,948,327	8.5%	4.594%	119	2.03x	60.9%	53.8%
14.1%	-	15.0%	3	$64,160,079	7.1%	4.707%	119	2.48x	45.8%	41.4%
15.1%	-	16.0%	4	$98,450,000	11.0%	3.670%	118	3.91x	33.3%	31.1%
16.1%	-	25.1%	3	$24,531,230	2.7%	5.139%	119	2.57x	52.6%	41.0%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Amortization Types

				Weighted Averages

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
Full IO	9	$312,250,000	34.7%	3.724%	109	3.46x	39.7%	39.7%
Amortizing	29	$295,001,592	32.8%	4.867%	116	1.68x	63.1%	50.9%
Partial IO	20	$286,930,000	31.9%	4.739%	116	1.62x	66.6%	58.0%
Full IO, ARD	1	$4,500,000	0.5%	4.106%	119	2.61x	56.4%	56.4%
Total/Weighted Average	59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Loan Purposes

				Weighted Averages

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
Refinance	41	$616,480,435	68.6%	4.471%	112	2.34x	55.3%	48.9%
Acquisition	16	$245,000,174	27.3%	4.316%	115	2.21x	56.5%	49.7%
Recapitalization	1	$30,900,983	3.4%	4.245%	119	1.89x	64.9%	52.1%
Various(6)	1	$6,300,000	0.7%	5.080%	119	1.54x	70.8%	61.4%
Total/Weighted Average	59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

A-2-3

FOOTNOTES TO ANNEX A-2

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans (other than the IC Leased Fee Hotel Portfolio Unfunded Companion Loan) and exclude any related subordinate companion loans, as applicable. The Number of Mortgaged Properties does not reflect the property identified as “Villa Roma”, which may be acquired upon the full funding of the IC Leased Fee Hotel Portfolio Unfunded Companion Loan.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations include any related pari passu companion loans (other than the IC Leased Fee Hotel Portfolio Unfunded Companion Loan) and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures are based on the size of the non-collateral improvements. With respect to the IC Leased Fee Hotel Portfolio Mortgage Loan, the related Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield, calculated assuming that the IC Leased Fee Hotel Portfolio Unfunded Companion Loan is fully funded and the property referred to as “Villa Roma” is acquired are 77.5%, 77.5, 1.58x and 8.0%, respectively.

(3)	With respect to the 510 Cottonwood Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing August 2022 of the respective mortgage loan as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus. With respect to the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing September 2017 of the respective mortgage loan as set forth in the respective non-standard amortization schedule set forth in Annex G to the Preliminary Prospectus.

(4)	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, the Cut-off Date LTV Ratio and Maturity LTV Ratio with respect to the Mortgage Loan is based on the Appraised Value of $956.0 million, which reflects a portfolio premium attributed to the aggregate “As-Is” value of the Starwood Capital Group Hotel Portfolio Mortgaged Properties as a whole. The sum of the appraised values of each of the Mortgaged Properties on an individual basis, including the “As-Renovated” values of the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Shawnee Hampton Inn, Racine Fairfield Inn and Westchase Homewood Suites Mortgaged Properties of $15.8 million, $13.7 million, $12.7 million, $12.2 million, $10.4 million, $10.1 million, $8.3 million, $8.1 million and $9.8 million, respectively, is $889.2 million and represents a Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio for such Mortgage Loan of 64.9%. Based on the sum of the “As-Is” appraised values of each of the Mortgaged Properties of $884.7 million, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio are 65.3%. With respect to the AHIP Northeast Portfolio III Mortgage Loan the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio is based on the Appraised Value of $87.5 million, which assumes the “As-Complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore - White Marsh Mortgaged Property, the SpringHill Suites - Bellport Mortgaged Property and the Hampton Inn Baltimore - White Marsh Mortgaged Property, and June 1, 2019 for the Homewood Suites - Egg Harbor Mortgaged Property. At loan origination, the borrower funded an upfront PIP reserve of approximately $2.1 million with respect to such mortgaged properties. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan based on the aggregate $82.5 million “As-Is” appraised value is 63.5% and 58.2%, respectively. With respect to the Hampton Inn & Suites – Binghamton/Vestal Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan is based on the value of $9.7 million, which assumes the “As Complete” value as of April 1, 2018. The franchisee is required to complete a property improvement plan (“PIP”) in accordance with the franchise agreement. At loan origination, the borrower funded an upfront PIP reserve of $1.3 million. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan based on the $8.0 million “As-Is” value is 74.9% and 62.6%, respectively. With respect to the Courtyard Tulsa Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio and Appraised Value with respect to the Mortgage Loan is based on the value of $9.5 million, which assumes the “As Complete” value as of January 1, 2018. The franchisee is required to complete a property improvement plan (“PIP”) in accordance with the franchise agreement. At loan origination, the borrower funded an upfront PIP reserve of $1.1 million. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan based on the $8.0 million “As-Is” value is 71.5% and 60.8%, respectively. With respect to the Sheraton - Orlando North Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan has been calculated based on the “As-Is” value inclusive of a capital expenditure deduction for which a reserve was established at origination. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan based on the $24.7 million “As-Is” appraised value is 52.6% and 39.9%, respectively. For additional information, see “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(6)	The ACG Conlon MHC Portfolio III consists of McGregor MHC (Acquisition), and College Park MHC (Refinance).

A-2-4

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

A-3-2

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10153
				General Property Type:	Mixed Use
Original Balance(1):	$50,000,000			Detailed Property Type:	Office/Retail
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.6%			Year Built/Renovated:	1968/2017
Loan Purpose:	Refinance			Size:	1,989,983 SF
Borrower Sponsors:	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC			Cut-off Date Balance per SF(1):	$739
				Maturity Date Balance per SF(1):	$739
Mortgage Rate:	3.4300%			Property Manager:	Boston Properties Limited Partnership (borrower-related)
Note Date:	6/7/2017
First Payment Date:	7/9/2017
Maturity Date:	6/9/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(6):	$227,306,409
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	15.5%
Lockbox/Cash Mgmt Status(3):	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.5%
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	4.33x
Additional Debt Balance(4):	$1,420,000,000/$830,000,000			Most Recent NOI:	$151,425,346 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$150,511,664 (12/31/2015)
Reserves(5)				3rd Most Recent NOI:	$165,315,617 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	95.0% (6/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	96.3% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.7% (12/31/2015)
Replacements:	$0	$0	N/A	Appraised Value (as of):	$4,800,000,000 (5/8/2017)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	30.6%
Other:	$0	$0	N/A	Maturity Date LTV Ratio(1):	30.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$2,300,000,000	100.0%	Loan Payoff:	$1,606,000,000	69.8%
			Closing Costs:	$41,107,676	1.8%
			Return of Equity:	$652,892,324	28.4%
Total Sources:	$2,300,000,000	100.0%	Total Uses:	$2,300,000,000	100.0%

(1)	The General Motors Building Mortgage Loan is part of the General Motors Building Whole Loan (as defined below), which is comprised of 33 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 and four subordinate notes with an aggregate original principal balance of $830,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the General Motors Building Whole Loan are $1,156, $1,156, 9.9%, 9.9%, 2.77x, 47.9% and 47.9%, respectively.
(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on July 9, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the General Motors Building Whole Loan or (ii) two years from the closing date of the securitization of the last General Motors Building Whole Loan promissory note to be securitized.
(3)	See “Lockbox and Cash Management” below for further discussion of cash management status.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756. Further adjustments to base rent have been made based on future contractual rent increases as detailed in the “Cash Flow Analysis” table below. Boston Properties Limited Partnership has provided payment guarantees covering underwritten gap rent.
(7)	The General Motors Building Property is 95.0% leased and 95.0% physically occupied as of June 1, 2017.

A-3-3

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

The Mortgage Loan. The largest mortgage loan (the “General Motors Building Mortgage Loan”) is part of a whole loan (the “General Motors Building Whole Loan”) evidenced by 33 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 (collectively, the “Senior Notes”) and by four subordinate notes with an aggregate original principal balance of $830,000,000 (collectively, the “Junior Notes”). The General Motors Building Whole Loan is secured by a first priority mortgage encumbering the General Motors Building Borrower’s fee interest in a 1,989,983 SF mixed use property located at 767 Fifth Avenue in New York, New York (the “General Motors Building Property”). The promissory Note A-2-C2-2-A and Note A-2-C3 in the aggregate original principal amount of $50,000,000 will be included in the UBS 2017-C2 Trust. Eight of the Senior Notes with an aggregate original principal balance of $725,000,000 and the Junior Notes were contributed to the BXP Trust 2017-GM trust. Promissory Note A-4-A2, Note A-4-C2 and Note A-4-C3, with an aggregate original principal balance of $115,000,000 were contributed to the WFCM 2017-C38 trust. The remaining Senior Notes are held by Morgan Stanley Bank, N.A. (“MSBNA”), Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting though its New York Branch (“DBNY”) (an affiliate of GACC), Wells Fargo Bank, National Association (“WFB”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”), and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The General Motors Building Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP Trust 2017-GM trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the General Motors Building Whole Loan were used to refinance the General Motors Building Property, pay closing costs and return equity to the borrower sponsors.

General Motors Building Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1, A-4-C1	$725,000,000	$725,000,000	BXP Trust 2017-GM	No
A-2-C2-2-A, A-2-C3	$50,000,000	$50,000,000	UBS 2017-C2	No
A-1-A2, A-1-A3, A-1-C2, A-1-C3-1, A-1-C3-2, A-1-C4	$224,400,000	$224,400,000	MSBNA	No
A-3-C2, A-3-C3-1, A-3-A2, A-3-A3, A-3-C3-2	$145,200,000	$145,200,000	CGMRC	No
A-4-A3	$30,200,000	$30,200,000	WFB	No
A-2-C2-1, A-2-C2-2-B, A-2-A2, A-2-A3	$95,200,000	$95,200,000	DBNY	No
A-4-A2, A-4-C2, A-4-C3	$115,000,000	$115,000,000	WFCM 2017-C38	No
A-1-A1, A-2-A1, A-3-A1, A-4-A1	$85,000,000	$85,000,000	CCRE	No
B-1-S, B-2-S, B-3-S, B-4-S	$830,000,000	$830,000,000	BXP Trust 2017-GM	Yes
Total	$2,300,000,000	$2,300,000,000

The Borrower and the Borrower Sponsors. The borrower is 767 Fifth Partners LLC (the “General Motors Building Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors of the General Motors Building Borrower are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. There is no separate non-recourse carve-out guarantor or environmental indemnitor for the General Motors Building Whole Loan.

BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. Boston Properties is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is Boston Properties’ largest market by net operating income, and as of the first quarter 2017, its New York central business district portfolio was 94.3% leased at an average rental rate of $102.50 PSF.

The Property. The General Motors Building Property is a 50-story mixed use office and retail building comprised of approximately 1,989,983 total SF, which includes approximately 187,954 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s net rentable area (“NRA”) is leased by investment grade or American Lawyer 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten rent. The top five tenants by underwritten rent at the General Motors Building Property occupy 52.8% of NRA and comprise 55.6% of the underwritten rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

According to the General Motors Building Borrower, since acquiring the General Motors Building Property in 2008 and through 2016, Boston Properties has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property and is budgeted to spend approximately $79.5 million in 2017. As part of the 2017 renovations, Apple is expected to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade.

A-3-4

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

 Major Tenants.

Weil, Gotshal & Manges (489,867 SF, 24.6% of NRA, 19.3% of underwritten rent). Founded in 1931, Weil, Gotshal & Manges (“Weil”) is an international law firm that currently has 1,100 lawyers in 19 offices worldwide. Weil’s specialty areas of practice include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 on the American Lawyer 100 ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 PSF, above its current in place weighted average gross rent of $92.37 PSF. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, in each case, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of NRA, 10.3% of underwritten rent). Aramis is a men’s fragrance brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be an industry leader in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two, five-year extension options remaining, each with eighteen months’ notice at 95% of fair market rents.

Perella Weinberg (130,155 SF, 6.5% of NRA, 4.7% of underwritten rent). Perella Weinberg Partners is a global, independent corporate advisory and asset management firm with approximately $13.6 billion of commitments from institutional and private investors around the world. The firm is a private limited partnership with employees based in New York, London, Abu Dhabi, Beijing, Denver, Austin and San Francisco. Established in 2006, the firm provides advisory and asset management services to a global client base, including corporations, institutions and governments. Their advisory business advises clients on mergers and acquisitions, financial restructuring, capital structure advisory, private capital raising, pension matters, strategic advisory, independent special committee advisory, and government services. Their asset management business includes a suite of hedge fund strategies, private investment funds and outsourced investment office solutions.

Apple (105,748 SF, 5.3% of NRA, 6.8% of underwritten rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services and is headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property. Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property while its store undergoes a renovation that will expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure.

BAMCO (105,579 SF, 5.3% of NRA, 8.0% of underwritten rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO recently executed an early renewal to extend its lease through May 2035.

The following table presents certain information relating to the leases at the General Motors Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Weil, Gotshal & Manges(3)	NR/NR/NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034
Aramis(4)	NR/A2/A+	299,895	15.1%	$27,530,236	10.3%	$91.80	3/31/2020
Perella Weinberg	NR/NR/NR	130,155	6.5%	$12,392,687	4.7%	$95.21	1/31/2022
Apple(5)	NR/Aa1/AA+	105,748	5.3%	$18,057,615	6.8%	$170.76	1/31/2034
BAMCO	NR/NR/NR	105,579	5.3%	$21,290,010	8.0%	$201.65	5/31/2035
Subtotal/Wtd. Avg.		1,131,244	56.8%	$130,548,900	49.0%	$115.40
Remaining Tenants		758,875	38.1%	$135,768,165	51.0%	$178.91
Vacant Space		99,864	5.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, in each case on or after August 31, 2022. Rent was underwritten based on the rent due under an extension lease commencing in September 2019 for 389,843 SF of such tenant’s space. The BPLP Guaranty (as defined below) guarantees the payment of the gap rent between Weil’s current rent and its underwritten rent which commences in September 2019. Further, underwritten rent for the General Motors Building Property includes $11,269,632 of straight-line rents relating to six tenants, including Weil and Apple through the end of their lease terms (which in certain cases end beyond the loan maturity date). In addition, underwritten rent for the General Motors Building Property includes $17,100,676 in rent that was marked upward or downward based on the conclusion of market rent set forth in the appraisal.
(4)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 PSF.
(5)	While the Apple cube space and expansion is under construction, Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Percentage rent of $4,921,916 was underwritten for Apple. Once Apple has moved back into its space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. The BPLP Guaranty also guarantees the payment of the estimated gap percentage rent. The underwritten Apple percentage rent is equal to the 2.25% percentage rent on the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint.

A-3-5

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

The following table presents certain information relating to the lease rollover schedule at the General Motors Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	11,226	0.6%	0.6%	$88.51	$993,600	0.4%	0.4%
2018	6	52,373	2.6%	3.2%	$295.13	$15,456,871	5.8%	6.2%
2019	9	106,096	5.3%	8.5%	$85.99	$9,123,113	3.4%	9.6%
2020	22	532,016	26.7%	35.3%	$95.38	$50,741,831	19.1%	28.7%
2021	4	35,486	1.8%	37.0%	$466.95	$16,570,250	6.2%	34.9%
2022	8	144,898	7.3%	44.3%	$99.47	$14,412,478	5.4%	40.3%
2023	2	2,747	0.1%	44.5%	$681.08	$1,870,937	0.7%	41.0%
2024	1	38,100	1.9%	46.4%	$90.00	$3,429,000	1.3%	42.3%
2025	3	66,347	3.3%	49.7%	$102.24	$6,783,128	2.5%	44.8%
2026	6	48,201	2.4%	52.1%	$188.73	$9,096,994	3.4%	48.2%
2027	6	99,324	5.0%	57.1%	$123.57	$12,273,236	4.6%	52.9%
2028 & Beyond	38	753,305	37.9%	95.0%	$166.69	$125,565,627	47.1%	100.0%
Vacant	0	99,864	5.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	106	1,989,983	100.0%		$140.90	$266,317,065	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the June 1, 2017 rent roll, exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800), which leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.
(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF.

According to the appraisal, as of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 PSF. According to the appraisal, Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A rental rates increased by $5.10 PSF over the same time period.

Directly Competitive Buildings
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total/Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

A-3-6

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

The following table presents recent leasing data at competitive office buildings with respect to the General Motors Building Property:

Competitive Office Lease Summary
Property Name/Address	Year Built / Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
590 Madison Avenue	1982	1,016,413	Cemex	5,903	Feb-17	15	$145.00	Gross
520 Madison Avenue	1982	849,600	CIC Union	46,822	Jan-17	10	$127.00	Gross
375 Park Avenue	1958	830,009	Servcorp NYC	9,572	Jan-17	10	$173.00	Gross
9 West 57th Street	1971	1,500,000	Qatar Investment Authority	14,000	Jan-17	10	$180.00	Gross
650 Madison Avenue	1987	521,544	Carson Family Trust	4,002	Jan-17	10	$120.00	Gross
450 Park Avenue	1972 / 2003	247,242	Banco Bradesco	21,822	Dec-16	13	$149.00	Gross
399 Park Avenue	1961	1,250,000	Morgan Stanley	110,025	Jul-16	15	$108.50	Gross
9 West 57th Street	1971	1,500,000	Zimmer Partners	20,100	Jul-16	10	$155.00	Gross
375 Park Avenue	1958	830,009	Fried Frank	11,703	Jun-16	6	$167.00	Gross
375 Park Avenue	1958	830,009	Strategic Asset Services	16,000	May-16	7	$165.00	Gross

Source: Appraisal

The following table presents recent leasing data at retail buildings competitive with the General Motors Building Property:

Competitive Retail Lease Summary
Property Name/Address	Tenant Name	Frontage	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
723 Madison Avenue	Paule Ka	Madison Avenue	1,661	Dec-16	10	$874.31	Gross
650 Fifth Avenue	Nike	Fifth Avenue & 52nd Street	69,214	Dec-16	15.5	$479.53	Gross
680 Madison Avenue	Tom Ford	61st Street & Madison Avenue	8,470	Aug-16	10	$743.80	Gross
683 Fifth Avenue	Stuart Weitzman	Fifth Avenue	1,281	Jun-16	10	$3,903.20	Gross
685 Fifth Avenue	Coach	Fifth Avenue & 54th Street	24,149	Feb-16	10	$869.60	Gross
683 Madison Avenue	Bally’s	Madison Avenue & 61st Street	3,013	Jan-16	10	$1,660.00	Gross
730 Fifth Avenue	Zegna	West 57th Street	11,580	Feb-16	15	$621.76	Gross
650 Madison Avenue	Moncler	Madison Avenue & East 60th Street	3,000	Sep-15	10	$1,500.00	Gross

Source: Appraisal

A-3-7

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis
	2013	2014	2015	2016	Year 1 Budget June 2018	UW	UW PSF
Gross Potential Rent(1)(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$214,650,510	$311,235,129	$156.40
Total Recoveries	$29,544,790	$35,800,858	$38,501,366	$39,027,298	$38,318,099	$27,629,542	$13.88
Total Other Income	$34,249,940	$24,345,489	$17,507,050	$10,470,664	$9,174,767	$12,447,503	$6.26
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	($16,547,756)	($8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$262,143,376	$334,764,418	$168.22
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$111,999,606	$107,458,009	$54.00
Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$227,306,409	$114.23
Capital Expenditures	$0	$0	$0	$0	$0	$397,997	$0.20
TI/LC	$0	$0	$0	$0	$0	$5,363,618	$2.70
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$221,544,794	$111.33

Occupancy %	96.9%	98.5%	96.7%	96.3%	N/A	95.0%
NOI DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.45x
NCF DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.33x
NOI Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.5%
NCF Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.1%

(1)	UW Gross Potential Rent is underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756.
(2)	Rent for Apple and Under Armour were underwritten to the contractual base rent as of January 2019, which coincides with the Under Armour lease commencement and the outside date at which Apple will vacate its temporary space. BPLP provided a payment guarantee for the gap rent between what Apple is currently paying to occupy its temporary space and what Under Armour will pay once its lease commences. Rent for Weil includes base rent for the 389,843 SF expansion space, commencing in September 2019. BPLP provided a payment guarantee for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019. BAMCO rent was underwritten to the renewal base rent as of January 2024. The gap rent between origination and the renewal rent commencing in January 2024 is guaranteed by BPLP. Continental Grain base rent was underwritten to the tenants’ direct rent, which commences in April 2020 when the tenant’s direct lease for the GM sublease space commences. BPLP provided a guaranty for the gap rent until 2020.
(3)	Vacancy underwritten to 5.0% based on the current physical vacancy.
(4)	Debt service coverage ratios and debt yields are based on the Senior Notes.

Escrows and Reserves. In connection with the origination of the General Motors Building Whole Loan, BPLP provided a payment guaranty (the “BPLP Guaranty”, and as further described below) in the amount of $269,107,196, in lieu of depositing (a) $107,946,183 for existing tenant improvement and leasing commission costs and (b) $161,161,013 in existing gap rent and free rent obligations. During the continuance of a Cash Management Sweep Period (as defined below), the General Motors Building Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the annual insurance premiums.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Whole Loan documents or (b) a Debt Service Coverage Ratio Event (as defined below), and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b), the termination of such Debt Service Coverage Ratio Event.

A “Debt Service Coverage Ratio Event” will occur upon the General Motors Building Whole Loan DSCR being below 1.20x at the end of a calendar quarter and will end upon (A) the General Motors Building Whole Loan DSCR being 1.20x or greater for one calendar quarter or (B) the General Motors Building Borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the General Motors Building Whole Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the DSCR to equal at least 1.20x.

In lieu of making required payments to any reserve accounts, the General Motors Building Borrower delivered a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”). Such guaranty is required to be in an amount, which when aggregated with any cash and/or any letter of credit delivered by the General Motors Building Borrower to the lender, related to any such purpose is at least equal to the aggregate amount which the General Motors Building Borrower is required to have on deposit for such purpose. The BPLP Guaranty amount will be reduced as the General Motors Building Borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. Notwithstanding the foregoing, the aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the borrower) may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Whole Loan.

In addition, the BPLP Guaranty requires BPLP’s senior unsecured credit rating to be BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). In the event the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the General Motors Building Borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

A-3-8

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Lockbox and Cash Management. The General Motors Building Whole Loan is structured with a hard lockbox and springing cash management. The General Motors Building Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. So long as no Cash Management Sweep Period exists, funds deposited into the lockbox account will be disbursed to the General Motors Building Borrower’s operating account on each business day. During a Cash Management Sweep Period, the funds in the lockbox account will be disbursed in accordance with the General Motors Building Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). In addition to the General Motors Building Mortgage Loan, the General Motors Building Property also secures the other Senior Notes, which have an aggregate Cut-off Date principal balance of $1,420,000,000 and the Junior Notes, which have a Cut-off Date principal balance of $830,000,000. The Junior Notes are coterminous with the General Motors Building Mortgage Loan and accrue interest at the same rate as the General Motors Building Mortgage Loan. The General Motors Building Mortgage Loan along with the other Senior Notes are each pari passu in right of payment and the Senior Notes are senior in right of payment to the Junior Notes. The holders of the General Motors Building Mortgage Loan, the other Senior Notes and the Junior Notes have entered into a co-lender agreement which sets forth the allocation of collections on the General Motors Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The General Motors Building Whole Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts, whether or not the Terrorism Risk Insurance Act of 2002 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect; provided, however, that if TRIPRA is not in effect, the General Motors Building Borrower will not be required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the terrorism coverage.

A “Terrorism Cap” means an amount equal to two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance.

A-3-9

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

A-3-10

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

General Motors Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Bethesda Fountain
Strawberry Fields
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
5TH AVE/ 59TH ST
Whitney Museum of American Art
Emerging Image
Frick Collection
Asia Society
Hunter College
68TH ST/ HUNTER COLLEGE
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
Bloomingdale's
Bloomberg
Mt. Vernon Hotel Museum and Garden
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, General Motors Building
Fuller Building
Forum Gallery
The War Museum
9 West 57th
Bergdorf Goodman
Louis Vuitton
Trump Tower
Carnegie Hall
The Peninsula New York
St. Regis New York
QUEENSBORO BRIDGE
Museum of Modern Art
5TH AVE/ 53RD ST
7TH AVE/ 53RD ST
Lever House
399 Park
Citigroup Center
Lipstick Building
53RD ST
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
51ST ST/ LEXINGTON
Time-Life Building
AXA Center
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Gershwin Theatre
50TH ST/ BROADWAY
Paramount Plaza
Exxon Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
US Plywood Building
1 Rockefeller Plaza
Tower 49
49TH STREET
ROCKEFELLER CTR.
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
UNITED NATIONS HEADQUARTERS
Viacom Intl.
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Grand Central Terminal (Metro North)
Winstar Building
Chrysler Building
QUEENS MIDTOWN TUNNEL
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Daily News
Bryant Park
New York Public Library
New York Times Building
Republic Bank Tower
East River
FDR Drive
York Ave.
1st Ave.
2nd Ave.
3rd Ave.
Lexington Ave.
Park Ave.
Madison Ave.
5th Ave.
6th Ave.
7th Ave.
Broadway
METRO NORTH
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
W. 57th St.
E. 57th St.
57TH ST
E. 56th St.
W. 55th St.
E. 55th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
N R W
N Q R W
4 5 6
1 2 3
B D F M
Q
F
E
M
7
S
495
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Weehawken
West Side
East Side
Long Island City
Union City
Midtown
Chelsea
Williamsburg
MANHATTAN
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
East River
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
Governors Island

A-3-11

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

A-3-12

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10025
				General Property Type:	Multifamily
Original Balance(1):	$50,000,000			Detailed Property Type:	High Rise
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.6%			Year Built/Renovated:	1950, 1958, 1963/2014-2017
Loan Purpose:	Refinance			Size:	852 Units
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Cut-off Date Balance per Unit(1):	$140,845
Mortgage Rate:	2.6200%			Maturity Date Balance per Unit(1):	$140,845
Note Date:	7/19/2017			Property Manager:	PWV Management LLC
First Payment Date:	9/6/2017				(borrower-related)
Maturity Date:	8/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (32); O (4)			UW NOI(5):	$14,418,996
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(1):	12.0%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(1):	12.0%
Additional Debt Balance(3):	$70,000,000/$18,750,000/$186,250,000			UW NCF DSCR(1):	4.46x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$11,069,748 (5/31/2017 TTM)
Reserves(4)				2nd Most Recent NOI:	$10,278,364 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$8,731,557 (12/31/2015)
RE Tax:	$720,736	$360,368	N/A	Most Recent Occupancy:	96.0% (7/1/2017)
Insurance:	$292,923	$23,248	N/A	2nd Most Recent Occupancy:	90.7% (12/31/2016)
Replacements:	$0	$17,750	N/A	3rd Most Recent Occupancy:	84.7% (12/31/2015)
TI/LC:	$0	$0	N/A	Appraised Value (as of)(6):	$600,000,000 (5/10/2017)
Debt Service:	$700,000	$0	N/A	Cut-off Date LTV Ratio(1)(6):	20.0%
Renovation/Buyout:	$2,250,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	20.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$138,750,000	42.7%	Loan Payoff:	$185,704,321	57.1%
Mezzanine Loan(1):	$186,250,000	57.3%	Reserves:	$3,963,659	1.2%
			Closing Costs:	$14,467,751	4.5%
			Return of Equity:	$120,864,268	37.2%
Total Sources:	$325,000,000	100.0%	Total Uses:	$325,000,000	100.0%

(1)	The Park West Village Mortgage Loan is part of the Park West Village Whole Loan, which is comprised of six pari passu promissory notes with an aggregate original principal balance of $120,000,000 and three subordinate promissory notes with an aggregate original principal balance of $18,750,000. The Park West Village Whole Loan is accompanied by the Park West Village Mezzanine Loans (as defined below) with an aggregate original principal balance of $186,250,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Park West Village Senior Loan (as defined below), without regard to the Park West Village Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan is $162,852, $162,852, 10.4%, 10.4%, 3.44x, 23.1% and 23.1%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan and the Park West Village Mezzanine Loans are $381,455, $381,455, 4.4%, 4.4%, 1.07x, 54.2% and 54.2%.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on September 6, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last Park West Village Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. UW NOI is underwritten to the occupancy as of the July 1, 2017 rent roll of 96.0%, compared to occupancy of 92.7% as of May 31, 2017. See “Cash Flow Analysis” table below for further discussion of the Park West Village Property’s operating performance.

(6)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the “as-is” appraised value of the Park West Village Property of $600.0 million, as of May 10, 2017. The appraiser concluded an “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $735.0 million as of January 1, 2020. Based on the “as stabilized” appraised value and the Park West Village Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 16.3% and 16.3%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 18.9% and 18.9%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan and Park West Village Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 44.2% and 44.2%, respectively.

A-3-13

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

The Mortgage Loan. The second largest mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $120,000,000 (collectively, the “Park West Village Senior Loan”) and by three subordinate companion notes with an aggregate original principal balance of $18,750,000 (collectively, the “Park West Village Subordinate Companion Loan”). The Park West Village Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a three-building, 852-unit multifamily complex located at 784, 788 and 792 Columbus Avenue in New York, New York (the “Park West Village Property”). Notes A-1 and A-5, in the aggregate original principal balance of $50,000,000 will be included in the UBS 2017-C2 Trust. The Park West Village Notes A-2, A-3, A-4 and A-6, in the aggregate original principal balance of $70,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Park West Village Subordinate Companion Loan is held by affiliates of Athene Annuity and Life Company and Athene Annuity Life & Assurance Company (collectively, “Athene”), but may be otherwise transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Park West Village Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	UBS 2017-C2	No
Note A-2	$30,000,000	$30,000,000	UBS AG	No
Note A-3	$20,000,000	$20,000,000	UBS AG	No
Note A-4	$15,000,000	$15,000,000	UBS AG	No
Note A-5	$10,000,000	$10,000,000	UBS 2017-C2	No
Note A-6	$5,000,000	$5,000,000	UBS AG	No
Park West Village Subordinate Companion Loan	$18,750,000	$18,750,000	Athene	Yes
Total	$138,750,000	$138,750,000

The proceeds of the Park West Village Whole Loan, together with four mezzanine loans with an aggregate original principal balance of $186,250,000 (collectively, the “Park West Village Mezzanine Loans”), were used to refinance the Park West Village Property, fund upfront reserves, pay closing costs, and return equity to the borrower sponsors.

(1)	Cumulative Basis Per Unit is calculated based on 852 units.

(2)	Based on the “as-is” appraised value of $600.0 million ($704,225 per unit) as of May 10, 2017 per the appraisal.

(3)	Based on the UW NOI of $14,418,996.

(4)	Based on UW NCF of approximately $14,218,716 and the coupon of 2.6200% on the Park West Village Senior Loan, 5.0000% on the Park West Village Subordinate Companion Loan, 5.0000% on the Park West Village Mezzanine A Loan, 5.5000% on the Park West Village Mezzanine B Loan, 6.5500% on the Park West Village Mezzanine C Loan, and 2.9000% on the Park West Village Mezzanine D Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $600.0 million, less total debt of $325.0 million.

A-3-14

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

The Borrower and the Borrower Sponsors. The borrower is PWV Acquisition Owner LLC (the “Park West Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Park West Village Borrower is wholly-owned by PWV Mezz One LLC, which is wholly-owned by PWV Mezz Two LLC, which is wholly-owned by PWV Mezz Three LLC, which is wholly-owned by PWV Mezz Four LLC. PWV Mezz Four LLC is wholly-owned by PWV Acquisition LLC. PWV Acquisition LLC is owned by CG Park West LLC (65.0%) and Stellar PWV LLC (35.0%) and is controlled by PWV Management LLC as a non-member manager. Jacob Chetrit, Meyer Chetrit, and Joseph Chetrit each have a 25.64% controlling interest in CG Park West LLC, along with RER Park LLC having a 23.08% interest. Laurence Gluck has a 90.62% controlling interest in Stellar PWV LLC with Robert A. Rosania having the remaining 9.38% interest. The nonrecourse carve-out guarantors of the Park West Village Mortgage Loan are Jacob Chetrit and Laurence Gluck (individually and collectively, the “Park West Village Guarantors”). Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of the Chetrit Group, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Park West Village Mortgage Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Park West Village Borrower Sponsors”).

The Property. The Park West Village Property is a three-building multifamily complex located at 784, 788, and 792 Columbus Avenue within the Upper West Side of Manhattan totaling 645,790 net rentable SF, which is comprised of 852 residential units (641,094 SF, 99.3% of total NRA) and six commercial units that have been combined into three commercial/office suites (4,696 SF, 0.7% of total NRA). Situated on 1.59 acres, the 16-story buildings comprising the Park West Village Property were constructed in 1950, 1958, and 1963. The three commercial/office suites include the on-site management office, a cleaners and an architectural firm. The Park West Village Property’s residential unit mix includes 231 studios, 51 junior one-bedroom units, 424 one-bedroom units, 135 two-bedroom units, and 11 three-bedroom units, with an average unit size of 752 SF. There are 424 free market units (49.8% of residential units) totaling 303,768 SF, or 716 SF per unit, and 428 rent stabilized units (50.2% of residential units) totaling 337,326 SF, or 788 SF per unit. According to the underwritten rent roll dated July 1, 2017, the rent stabilized units and free market units are 100.0% and 92.0% occupied, respectively. Of the 34 vacant free market units, 14 are currently under renovation.

Each building of the Park West Village Property features laundry facilities, which are managed by a third party laundry operator pursuant to a lease, a fitness center, a newly renovated lobby, and 24/7 doorman. Community amenities include an outdoor children’s playground, dog run, valet services, on-site surface parking (physical parking spots are not collateral, however, parking income is included as collateral for the Park West Village Mortgage Loan). All units feature hardwood flooring, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. In total, 446 units have been or are in the process of being renovated. As part of the recent and ongoing in-unit renovation campaign, which was implemented in September 2014, existing free market rate units and recaptured rent regulated units have been upgraded, certain studio units are being offered with furnishings including pocket doors, murphy beds, and desks, and some units are being reconfigured and combined. 69 rent regulated units (approximately 26 per year) have been recaptured and converted into free market units at an average in-unit renovation cost of $60,000 per unit. The weighted average rental rate of free market units is $61.45 PSF, which represents a 226.0% premium over the weighted average rental rate of rent stabilized units of $18.85 PSF. 100 units have been renovated with luxury high-end finishes and rental rates for such units have increased by an average of 21.7%. Going forward, the Park West Village Borrower Sponsors intend on reconfiguring unit layouts into more efficient floorplans, modernizing dated units through renovation as they become available, and converting rent stabilized units to free market units. At closing, $2.25 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan closing in the amount of $700,000 that will be available to be used solely for renovations and tenant buyouts if and when the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

Between 2014 and 2017, the Park West Village Borrower Sponsors have invested approximately $19.7 million towards capital improvements at the Park West Village Property, consisting of approximately $11.2 million spent on in-unit renovations including layout conversions, appliance upgrades, and rent stabilized tenant buyouts. The Park West Village Borrower Sponsors also invested approximately $8.5 million towards property-level improvements and community amenities, including newly renovated lobbies and hallways, newly constructed fitness centers in each building, a tenant storage area containing 60 storage units located in the basement of 792 Columbus Avenue, a package room in 784 Columbus Avenue, and an outdoor children’s playground.

A-3-15

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

The table below shows the apartment mix at the Park West Village Property:

Park West Village Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	231	27.1%	466	96.1%	119	100.0%	$1,050	112	92.0%	$2,470	$2,620
Junior 1 BR	51	6.0%	467	76.5%	0	NAP	NAP	51	76.5%	$3,080	$2,628
1 BR / 1 BA	424	49.8%	840	97.6%	242	100.0%	$1,267	182	94.5%	$3,950	$4,727
2 BR / 1 BA	22	2.6%	814	95.5%	0	NAP	NAP	22	95.5%	$4,520	$4,579
2 BR / 1.5 BA	85	10.0%	1,148	100.0%	67	100.0%	$1,468	18	100.0%	$4,964	$6,460
2 BR / 2 BA	28	3.3%	892	92.9%	0	NAP	NAP	28	92.9%	$4,894	$5,016
3 BR / 2 BA	9	1.1%	1,153	100.0%	0	NAP	NAP	9	100.0%	$6,501	$6,488
3 BR / 3 BA	2	0.2%	1,258	100.0%	0	NAP	NAP	2	100.0%	$7,448	$7,076
Total/Wtd. Avg.	852	100.0%	752	96.0%	428	100.0%	$1,238	424	92.0%	$3,689	$4,233

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

The Market. The Park West Village Property is located in the Upper West Side neighborhood of New York, New York. The Upper West Side neighborhood is well-served by public parks, supermarkets, and other residential amenities. The Park West Village Property is located approximately one block and four blocks away from Central Park and Riverside Park, respectively, and adjacent to Columbus Square, a 500,000-SF Class A luxury residential, retail, and parking development developed by the Park West Village Borrower Sponsors. Columbus Square is anchored by Whole Foods, T.J. Maxx, Michael’s, Petco, HomeGoods, Duane Reade, and Sephora, and includes various inline retailers such as Starbucks, Chipotle, BareBurger, Bank of America, Chase, and Modell’s. Private, parochial, and public schools are located throughout the Upper West Side neighborhood, adding to the area’s attraction to families. Additionally, Columbus Square has education facilities leased to the Mandell School and Solomon Schechter School of Manhattan.

The Upper West Side is known for its prewar architecture, diverse and award-winning restaurants, and numerous cultural and educational institutions. Notable landmarks in the area include the American Museum of Natural History, The Metropolitan Museum of Art, Hayden Planetarium, Lincoln Center for the Performing Arts, and Columbia University. There are seven subway lines as well as numerous buses that serve the Park West Village Property, providing service to and from the five boroughs of New York City. The 96 Street stations are located approximately two to four blocks of the Park West Village Property, providing a 14-minute ride to the Midtown area and a 31-minute ride to the Financial District. Additionally, the West Side Highway (0.7 miles west) provides access to the region’s highway system via the Lincoln, Holland and Brooklyn-Battery Tunnels to the south and the George Washington Bridge (4.7 miles) to the north.

According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 206,469, 1,232,978, and 2,633,184, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius is $137,122, $123,381, and $109,398, respectively.

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. The Park West Village Property is located in the Upper West Side apartment submarket, which exhibited effective rent of $4,879 per unit and a vacancy rate of 3.2%, as of the first quarter of 2017. There are 334 units scheduled to be delivered to the Upper West Side submarket over the next two years, according to a third party research report.

The appraiser identified 11 comparable rental properties to the Park West Village Property, totaling 2,897 units. The average quoted rental rates per SF of the competitive properties exceed the average in place rental rates per SF of free market units at the Park West Village Property by 6.6% for studio/junior one-bedroom units, 10.0% for one-bedroom units, 10.8% for two-bedroom units, and 1.7% for three-bedroom units.

A-3-16

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Comparable rental properties to the Park West Village Property are shown in the table below:

Park West Village Property Comparable Rentals Summary
Address City, State	Year Built/ Renovated	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)
Park West Village Property 784, 788, 792 Columbus Avenue New York, NY	1950, 1958, 1963 / 2014-2017	—	852(1)	Studio/Junior One-Bedroom One Bedroom Two Bedroom Three Bedroom	463 837 930 1,172	$2,646 $3,985 $4,788 $6,673
Columbus Square 808 Columbus Avenue New York, NY	2009/N/A	0.1 miles	710	Studio One Bedroom Two Bedroom Three Bedroom	460 658 961 1,366	$3,110 $4,028 $6,323 $10,119
The Westmont Apartments 730 Columbus Avenue New York, NY	1986/N/A	0.3 miles	163	Studio One Bedroom Two Bedroom Three Bedroom	610 650 1,130 1,403	$3,143 $3,483 $5,909 $7,490
350 Central Park West 350 Central Park West New York, NY	1929/N/A	0.5 miles	174	One Bedroom Two Bedroom	650 900	$3,911 $7,061
Whitehall 250 West 100th Street New York, NY	1923/N/A	0.7 miles	188	Studio One Bedroom	400 650	$2,225 $2,750
The Paris New York 752 West End Avenue New York, NY	1931/N/A	0.6 miles	176	Studio One Bedroom Two Bedroom Three Bedroom	467 865 1,191 2,118	$3,443 $4,111 $6,071 $11,345
The Lyric 255 West 94th Street New York, NY	1999/N/A	0.8 miles	285	Studio One Bedroom Two Bedroom Three Bedroom	510 686 1,015 1,326	$3,301 $4,162 $6,472 $9,370
James Marquis 101 W 90th St New York, NY	1986/N/A	1.0 mile	201	Studio One Bedroom Two Bedroom Three Bedroom	529 843 949 1,442	$2,695 $3,585 $4,498 $5,495
The Greystone 212 West 91st Street New York, NY	1923/N/A	0.7 miles	367	Studio One Bedroom Two Bedroom	375 650 1,000	$2,550 $3,661 $5,600
Columbus Townhouse 600 Columbus Ave New York, NY	1986/N/A	0.6 miles	166	Studio Two Bedroom	425 903	$2,552 $4,510
Hudson Park 323 W 96th St New York, NY	2001/N/A	0.7 miles	172	Studio One Bedroom	476 645	$2,607 $3,220
Avalon Morningside Park 1 Morningside Drive New York, NY	2009/N/A	0.8 miles	295	Studio One Bedroom Two Bedroom Three Bedroom	513 747 1,210 1,327	$3,208 $3,715 $5,901 $7,654

Source: Appraisal

(1)	Number of Units is based on the underwritten rent roll.

(2)	Avg. Unit Size and Avg. Monthly Rent Per Unit for the Park West Village Property is based on the underwritten rent roll and only includes the 424 free market units, exclusive of the 428 rent stabilized units.

A-3-17

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Park West Village Property:

Cash Flow Analysis
	2014	2015	2016	5/31/2017 TTM	UW	Appraisal Stabilized Year 4(1)	Stabilized UW Year 4(2)	UW Per Unit
Gross Potential Rent(3)(4)	$17,671,953	$17,267,064	$19,127,296	$20,481,780	$24,915,292	$32,361,877	$33,335,107	$29,243
Total Other Income(5)	$502,396	$750,352	$638,432	$662,783	$715,269	$708,545	$565,730	$840
Less Vacancy & Concessions(6)	($93,764)	($192,325)	($1,002,483)	($1,148,951)	($1,704,891)	($673,375)	($1,672,877)	($2,001)
Effective Gross Income	$18,080,584	$17,825,091	$18,763,245	$19,995,613	$23,925,670	$32,397,047	$32,227,961	$28,082
Total Operating Expenses(7)	$9,373,075	$9,093,534	$8,484,881	$8,925,864	$9,506,674	$11,550,737	$11,138,033	$11,158
Net Operating Income	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,418,996	$20,846,310	$21,089,928	$16,924
Capital Expenditures	$0	$0	$0	$0	$200,280	$222,687	$213,000	$235
Net Cash Flow	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,218,716	$20,623,623	$20,876,928	$16,689

Occupancy %	94.1%	84.7%(8)	90.7%	92.7%	96.0%(4)	97.9%	95.0%
NOI DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.52x	6.54x	6.62x
NCF DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.46x	6.47x	6.55x
NOI Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	12.0%	17.4%	17.6%
NCF Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	11.8%	17.2%	17.4%

(1)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for June 1, 2020 to June 1, 2021 under the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, stabilized occupancy of 97.0%, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(2)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, rent-regulated units are converted at a rate of 25 per year to free market status, stabilized occupancy rate of 95.0%, free market units are leased from vacancy at a rate of 3 units per month, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(3)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units since September 2014 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with luxury finishes.

(4)	UW Gross Potential Rent is underwritten to the July 1, 2017 rent roll, which reflects physical occupancy of 96.0% and includes gross up of vacant space based on the appraiser’s concluded market rents of $1,399,967.

(5)	Total Other Income includes contractual rent paid by the laundry operator ($129,000), contractual rent paid by two commercial tenants which occupy ground floor space at the 792 Columbus Avenue building ($104,786), and other non-rental income such as parking income, security deposit forfeitures, and termination fees.

(6)	Vacancy & Concessions increased in 2016 over the historical periods due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(7)	Total Operating Expenses have been declining primarily due to decreased utility and repairs and maintenance expenses as a result of equipment and appliance upgrades to the buildings and apartment units installed in 2014 and 2015.

(8)	Occupancy % in 2015 declined over 2014 due to the implementation of a capital improvement plan in September 2014 totaling $19.7 million, which included the conversion and renovation of rent regulated units into free market units and property-wide renovations.

(9)	DSCR and Debt Yield calculations are based on the Park West Village Senior Loan.

Escrows and Reserves. The Park West Village Borrower deposited $720,736 upfront in escrow for annual real estate taxes, $292,923 upfront in escrow for annual insurance premiums, $700,000 upfront for debt service, and $2.25 million upfront for unit renovations and tenant buyouts. The Park West Village Borrower will be required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums and $17,750 for replacement reserves.

Provided no event of default has occurred or is continuing, the Park West Village Borrower may, upon written request to lender at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment, provided that the Park West Village Borrower delivers evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the balance of the debt service reserve falls below $200,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000. In the event the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x, all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $700,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000, provided, however, the Park West Village Borrower will not be required to maintain the balance of the renovation and tenant buyout reserve if and when the Park West Village Borrower has successfully converted 50 rent stabilized units to free market rate status following the origination of the Park West Village Mortgage Loan .

Lockbox and Cash Management. A soft lockbox is in place with respect to the Park West Village Whole Loan. The Park West Village Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Park West Village Whole Loan, all funds in the lockbox account will be disbursed to the Park West Village Borrower.

During the continuance of a Cash Management Trigger Event for the Park West Village Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Park West Village Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Park West Village Borrower in connection with the operation and maintenance of the Park West Village Property, to pay debt service on the Park West Village Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the Park West Village Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Park West Village Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided no event of default under the

A-3-18

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Park West Village Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Park West Village Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) an event of default under the mezzanine loans, (iii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, (iv) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the mezzanine loans) based on the trailing twelve-month period falling below 1.05x, or (v) any indictment for fraud or misappropriation of funds by the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, in regard to clause (iv) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Lans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters, or in regard to clause (v) above, the dismissal of the related indictment for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents. There will be no cure for a Cash Management Trigger Event caused by clause (iv) above prior to the date that is six months after the second anniversary of the first payment date.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or (iii) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or in regard to clause (iii) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters. There will be no cure for a Cash Sweep Trigger Event caused by clause (iii) above prior to the date that is six months after the second anniversary of the first payment date.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Park West Village Mezzanine Loans refer to four mezzanine loans, with an aggregate original principal amount of $186,250,000, which funded concurrently with the funding of the Park West Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $76,250,000, accrues interest at a rate of 5.0000% per annum and is senior to the Mezzanine B loan, Mezzanine C loan, and Mezzanine D loan. The Mezzanine B loan has an original principal amount of $35,000,000 and accrues interest at a rate of 5.5000% per annum and is senior to the Mezzanine C loan and Mezzanine D loan. The Mezzanine C loan has an original principal amount of $30,000,000 and accrues interest at a rate of 6.5500% per annum and is senior to the Mezzanine D loan. The Mezzanine D loan has an original principal amount of $45,000,000 and accrues interest at a rate of 2.9000% per annum. The Park West Village Mezzanine Loans are co-terminus with the Park West Village Mortgage Loan and are interest-only for their full terms. The Park West Village Mezzanine Loans are currently held by UBS AG, Athene, and an unaffiliated third party investor, and are expected to be purchased by one or more third party investors. The Park West Village Mezzanine Loans and the Park West Village Whole Loan are subject to an intercreditor agreement between the Park West Village Mezzanine Loans lenders and the Park West Village Mortgage Loan lender. The Park West Village Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Park West Village Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$76,250,000	5.0000%	60	0	60	1.78x	6.7%	35.8%
$35,000,000	5.5000%	60	0	60	1.43x	5.8%	41.7%
$30,000,000	6.5500%	60	0	60	1.19x	5.1%	46.7%
$45,000,000	2.9000%	60	0	60	1.07x	4.4%	54.2%

Release of Property. Not permitted.

Terrorism Insurance. The Park West Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-19

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

A-3-20

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Park West Village
784, 788 & 792 Columbus Avenue
New York, NY 10025
Hudson River
H. Hudson Parkway
9A
Riverside Park
Riverside Dr.
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
Central Park
North Meadow
The Great Hill
Huddlestone Arch
The Loch
The Pool
Jacqueline Kennedy Onassis Reservoir
97th St. Transverse
85th St. Transverse
Morningside Park
Columbia University
Columbia Law School
Barnard College
Butler Library
Lerner Hall
Mt. Sinai St. Luke's Hospital
The Cathedral of St. John the Devine
Peace Fountain by Gregg Wyatt
Frederick Douglass Playground
NY Public Library
Riverside Skate Park
Fireman's Memorial
Dinosaur Playground
Soldiers' and Sailors' Monument
W. 87th Street Dog Run
116TH ST/BROADWAY
110TH ST/BROADWAY
103RD ST.
96TH ST.
86TH ST/BROADWAY
103RD ST.
96TH ST.
86TH ST
W. 114th St.
W. 113th St.
W. 112th St.
W. 111th St.
W. 110th St.
W. 109th St.
W. 108th St.
W. 107th St.
W. 106th St.
W. 105th St.
W. 104th St.
W. 103rd St.
W. 102nd St.
W. 101st St.
W. 100th St.
W. 99th St.
W. 98th St.
W. 97th St.
W. 96th St.
W. 95th St.
W. 94th St.
W. 93rd St.
W. 92nd St.
W. 91st St.
W. 90th St.
W. 89th St.
W. 88th St.
W. 87th St.
W. 86th St.
W. 85th St.
Vine Sushi
Aerosoles
The Earth Inst.
Samuel J. Tilden Monument
La Monde
Bank Street College of Education
The Hamilton
The Manchester Diner
Contemporary African Art
Bank Street Bookstore
Thai Market
Morningside Inn
Spice
A Cafe New York
Freda's
Neal's Place
Game Stop
The Ellington
Innovation Bike Shop
West End Hall
NY Brat Factory
Saiguette
Jazz on The Park Hostel
Szechuan Garden
Tum & Yum
455 Central Park West
Arco Cafe
Aangan
Broadway Hotel & Hostel
Gail Martin Gallery
Fox Gallery
Urban Outfitters
Michaels
petco
TJ maxx
HomeGoods
MODELL'S
Whole Foods
Petqua
16 Handles
Bubble Apparel
Westside Market
Ealy Mays Artworks
Walgreens
CVS pharmacy
Alan Kotz Gallery
The Hotel Newton
Buceo 95
Little Shop of Crafts
Pio Pio
Symphony Space
Days Inn
Vino Levantino
CVS
Shishi
Ran Art Gallery
Carmine's
Artistic New Directions
Anthi's Greek Food
Susan Eley Fine Art
The Lusher Gallery
Great Small Works Inc.
Barney Greengrass
Bard Graduate Center Library
Bard Graduate Center Gallery
Fort Lee
Cliffside Park
Edgewater
North Bergen
NEW JERSEY
West New York
Weehawken
Union City
Hoboken
BRONX
Washington Heights
Harlem
East Harlem
MANHATTAN
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
Astoria
QUEENS
Woodside
Long Island City
Greenpoint
BROOKLYN
Williamsburg
East River
Hudson River

A-3-21

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

A-3-22

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
				Location:	Various, FL
				General Property Type:	Multifamily
Original Balance(1):	$50,000,000			Detailed Property Type:	Garden
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.6%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	2,382 Units
Borrower Sponsor:	Adam Hendry			Cut-off Date Balance per Unit(1):	$45,340
Mortgage Rate:	4.9500%			Maturity Date Balance per Unit(1):	$40,090
Note Date:	6/23/2017			Property Manager:	Tzadik Properties, LLC (borrower-related)
First Payment Date:	8/1/2017
Maturity Date:	7/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(4)
IO Period:	36 months			UW NOI:	$11,320,015
Seasoning:	1 month			UW NOI Debt Yield(1):	10.5%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	11.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.98x (IO) 1.55x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$11,829,875 (3/31/2017 TTM)
Additional Debt Balance:	$58,000,000			2nd Most Recent NOI(5):	$10,511,963 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(3)				Most Recent Occupancy(7):	95.4% (5/3/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.1% (3/31/2017)
RE Tax:	$1,033,388	$114,695	N/A	3rd Most Recent Occupancy:	94.0% (12/31/2016)
Insurance:	$845,916	$93,991	N/A	Appraised Value (as of):	$146,630,000 (Various)
Deferred Maintenance:	$904,090	$0	N/A	Cut-off Date LTV Ratio(1):	73.7%
Replacements:	$2,095,910	$174,409	N/A	Maturity Date LTV Ratio(1):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$108,000,000	97.4%	Loan Payoff:	$74,832,795	67.5%
Borrower Equity:	$2,831,205	2.6%	Reserves:	$4,879,304	4.4%
			Closing Costs:	$2,022,502	1.8%
			Defeasance Costs:	$8,733,781	7.9%
			Partner Buyout:	$20,362,824	18.4%
Total Sources:	$110,831,205	100.0%	Total Uses:	$110,831,205	100.0%

(1)	The TZA Multifamily I Portfolio Mortgage Loan is part of the TZA Multifamily I Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $108,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the TZA Multifamily Portfolio I Whole Loan.

(2)	See “Release of Property” below for further discussion of partial release.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on a combination or sum of the fourteen multifamily properties that comprise the TZA Multifamily Portfolio I Properties.

(5)	2nd Most Recent NOI is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(6)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, 3rd Most Recent NOI is unavailable.

(7)	Most Recent Occupancy is as of the underwritten rent roll dated May 3, 2017.

The Mortgage Loan. The third largest mortgage loan (the “TZA Multifamily Portfolio I Mortgage Loan”) is part of a whole loan (the “TZA Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate amount of $108,000,000, all of which are secured by a first priority fee mortgage encumbering a 14-property garden-style multifamily portfolio comprised of 2,382 units located in western, central and northern Florida (collectively, the “TZA Multifamily Portfolio I Properties”). Promissory Note A-1, in the original principal amount of $50,000,000, represents the TZA Multifamily Portfolio I Mortgage Loan and will be included in the UBS 2017-C2 Trust. Promissory Note A-2, Note A-3 and Note A-4, in the original principal balances of $30,000,000, $20,000,000 and $8,000,000, respectively are currently held by Société Générale, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The TZA Multifamily Portfolio I Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-23

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C2	Yes
Note A-2	$30,000,000	$30,000,000	Société Générale	No
Note A-3	$20,000,000	$20,000,000	Société Générale	No
Note A-4	$8,000,000	$8,000,000	Société Générale	No
Total	$108,000,000	$108,000,000

The proceeds of the TZA Multifamily Portfolio I Mortgage Loan and $2,831,205 of borrower equity, were used to refinance existing debt encumbering the TZA Multifamily Portfolio I Properties, fund reserves, pay closing costs and defeasance costs, and buyout of a previous partner’s interest. All properties in the portfolio with the exclusion of the Timberfalls property were previously securitized in the JPMBB 2014-C25 transaction.

The Borrower and the Borrower Sponsor. The borrower is Tzadik Acquisitions, LLC, a single-purpose Delaware limited liability company with two independent directors (the “TZA Multifamily Portfolio I Borrower”). Majority equity ownership in the TZA Multifamily Portfolio I Borrower is held indirectly by Adam Hendry. The TZA Multifamily Portfolio I Mortgage Loan borrower sponsor and non-recourse carveout guarantor is Adam Hendry.

Adam Hendry is the founder and managing director of Tzadik Properties, LLC (“Tzadik Management”), which is the property manager of the TZA Multifamily Portfolio I Properties. Founded in 2007, Tzadik Management is a commercial real estate owner and operator specializing in multifamily properties located in Florida. Tzadik Management manages a portfolio of over $400 million of real estate comprised of approximately 5,000 apartments. The company develops, manages, and constructs multifamily properties. The borrower sponsor is subject to ongoing civil litigation; however, the costs of the litigation are expected to be fully covered by the borrower sponsor’s insurance. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The TZA Multifamily Portfolio I Properties are comprised of 14 garden style multifamily properties totaling 2,382 units located throughout western, central, and northern Florida. The TZA Multifamily Portfolio Properties include 5 properties (847 units) located in the Tampa area (including 1 in Sarasota), 4 properties (532 units) located in Lakeland/Winter Haven in Central Florida, 3 properties (510 units) located in the Orlando area, and 2 properties (493 units) located in Jacksonville. The TZA Multifamily Portfolio I Properties were built between 1961 and 1995 and range in size from 18 units to 373 units, with an average size of approximately 170 units. Amenities at the TZA Multifamily Portfolio I Properties cumulatively include courtyards, pools, clubhouses, leasing offices, sport courts, playgrounds, BBQ/picnic areas, pet areas and laundry facilities. The TZA Multifamily Portfolio I Properties have recently benefited from a capital expenditure program, including upgrades to many unit interiors and exterior renovations and enhancements. Since the borrower sponsor began acquiring the TZA Multifamily Portfolio Properties in 2014, the borrower sponsor invested approximately $7.4 million in the properties, in addition to the prior owner’s investment of $15.8 million in 13 of the 14 properties. Additionally, the lender anticipates that it will collect capital expenditure reserves to be spent at the TZA Multifamily Portfolio I Properties totaling approximately $9.3 million within the first 3 years of the loan term.

As of May 3, 2017, the TZA Multifamily Portfolio I Properties were approximately 95.4% leased. According to the appraisals, within a three-mile radius of each of the 14 TZA Multifamily Portfolio I Properties, population and median household income range from 29,657 to 143,857 and from $42,561 to $61,663, respectively. The TZA Multifamily Portfolio I Properties’ seven different multifamily submarkets range in occupancy from 95.2% in the Westside submarket of Jacksonville to 98.3% in the North Lake submarket of Orlando. As of the first quarter of 2017, existing supply in the various multifamily submarkets ranged from 7,383 units in the North Lake submarket of Orlando to 24,301 units in the Sarasota submarket of Sarasota/Bradenton. Additionally, average monthly rent ranged from $808 per unit in the Westside submarket of Jacksonville to $1,163 per unit in University submarket of Tampa.

The following table represents each property comprising the TZA Multifamily Portfolio I Properties by descending Allocated Cut-off Date Loan Amount:

TZA Multifamily Portfolio I Properties Summary
Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Allocated Cut-off Date Loan Amount Per Unit	Year Built / Renovated	Occupancy	Appraised Value	UW NCF DSCR(1)	Cut-off Date LTV Ratio
Rolling Hills	$16,299,802	15.1%	240	$67,916	1995 / 2014, 2015	97.5%	$22,130,000	1.55x	73.7%
Lakeland Manor	$14,583,646	13.5%	373	$39,098	1965, 1970, 1972 / N/A	91.4%	$19,800,000	1.55x	73.7%
Kings Trail	$13,103,185	12.1%	320	$40,947	1968 / N/A	97.2%	$17,790,000	1.55x	73.7%
Bella Mar	$11,541,704	10.7%	264	$43,719	1972 / N/A	94.3%	$15,670,000	1.55x	73.7%
Del Rio	$9,096,365	8.4%	160	$56,852	1982 / N/A	93.8%	$12,350,000	1.55x	73.7%
Timberfalls	$8,219,873	7.6%	184	$44,673	1972 / 2017	97.8%	$11,160,000	1.55x	73.7%
Jacksonville Heights	$7,181,341	6.6%	173	$41,511	1970 / N/A	93.1%	$9,750,000	1.55x	73.7%
Lago Bello	$6,400,600	5.9%	120	$53,338	1984 / N/A	96.7%	$8,690,000	1.55x	73.7%
North Washington	$5,840,824	5.4%	119	$49,083	1961 / N/A	96.6%	$7,930,000	1.55x	73.7%
Tanglewood	$4,794,926	4.4%	138	$34,746	1972 / N/A	97.1%	$6,510,000	1.55x	73.7%
Mount Dora	$4,765,464	4.4%	132	$36,102	1986 / N/A	96.2%	$6,470,000	1.55x	73.7%
Brandywyne	$3,277,638	3.0%	81	$40,465	1980 / N/A	97.5%	$4,450,000	1.55x	73.7%
The Landings	$2,143,354	2.0%	60	$35,723	1984 / 2015	96.7%	$2,910,000	1.55x	73.7%
Country Place	$751,279	0.7%	18	$41,738	1984 / N/A	94.4%	$1,020,000	1.55x	73.7%
Total/Wtd. Avg.	$108,000,000	100.0%	2,382	$45,340		95.4%	$146,630,000	1.55x	73.7%

(1)	UW NCF DSCR reflected is based on the P&I debt service following the interest-only payment period.

A-3-24

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

The Market. The TZA Multifamily Portfolio I Properties are located in the Tampa – St. Petersburg Clearwater, North Port – Bradenton – Sarasota, Jacksonville, and Orlando metropolitan statistical areas. The chart below summarizes the appraisal’s findings with respect to asking rents, concluded market rents and vacancy statistics for each individual property included in the TZA Multifamily Portfolio I Properties.

TZA Multifamily Portfolio I Properties Market Rent and Vacancy
Property Name	MSA	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Asking Rent $/Unit	Contract Rent $/Unit	Appraiser Market Rent $/Unit	Market Vacancy	UW Vacancy
Rolling Hills	Orlando	$16,299,802	15.1%	240	$925	$860	$920	3.5%	5.0%
Lakeland Manor	Tampa – St. Petersburg Clearwater	$14,583,646	13.5%	373	$642	$638	$684	2.8%	8.6%
Kings Trail	Jacksonville	$13,103,185	12.1%	320	$719	$689	$719	4.7%	5.0%
Bella Mar	Tampa – St. Petersburg Clearwater	$11,541,704	10.7%	264	$716	$686	$712	4.1%	5.7%
Del Rio	Tampa – St. Petersburg Clearwater	$9,096,365	8.4%	160	$839	$794	$828	4.7%	6.3%
Timberfalls	Tampa – St. Petersburg Clearwater	$8,219,873	7.6%	184	$790	$736	$778	4.1%	5.0%
Jacksonville Heights	Jacksonville	$7,181,341	6.6%	173	$668	$690	$693	4.8%	6.9%
Lago Bello	Tampa – St. Petersburg Clearwater	$6,400,600	5.9%	120	$772	$741	$767	4.1%	5.0%
North Washington	North Port – Bradenton - Sarasota	$5,840,824	5.4%	119	$787	$740	$763	2.8%	5.0%
Tanglewood	Orlando	$4,794,926	4.4%	138	$637	$612	$636	1.7%	5.0%
Mount Dora	Orlando	$4,765,464	4.4%	132	$638	$615	$638	1.7%	5.0%
Brandywyne	Tampa – St. Petersburg Clearwater	$3,277,638	3.0%	81	$669	$624	$645	2.8%	5.0%
The Landings	Tampa – St. Petersburg Clearwater	$2,143,354	2.0%	60	$682	$635	$655	2.8%	5.0%
Country Place	Tampa – St. Petersburg Clearwater	$751,279	0.7%	18	$680	$668	$680	2.8%	5.6%
Total/Wtd. Avg.		$108,000,000	100.0%	2,382	$731	$702	$734	3.6%	5.9%

A-3-25

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the TZA Multifamily Portfolio I Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(2)	3/31/2017 TTM	UW	UW per Unit
Gross Potential Rent	N/A	N/A	$19,269,789	$19,591,065	$19,923,040	$8,364
Other Income(3)	N/A	N/A	$1,718,611	$1,830,254	$1,830,254	$768
Less Vacancy & Credit Loss	N/A	N/A	($1,929,273)	($1,858,260)	($1,881,169)	($790)
Effective Gross Income	N/A	N/A	$19,059,127	$19,563,059	$19,872,125	$8,343
Total Operating Expenses	N/A	N/A	$8,547,163	$7,733,184	$8,552,111	$3,590
Net Operating Income	N/A	N/A	$10,511,963	$11,829,875	$11,320,015	$4,752
Capital Expenditures	N/A	N/A	$0	$0	$595,500	$250
Net Cash Flow	N/A	N/A	$10,511,963	$11,829,875(4)	$10,724,515	$4,502

Occupancy %	N/A	N/A	94.0%	94.1%	94.1%(5)
NOI DSCR (P&I)	N/A	N/A	1.52x	1.71x	1.64x
NCF DSCR (P&I)	N/A	N/A	1.52x	1.71x	1.55x
NOI Debt Yield	N/A	N/A	9.7%	11.0%	10.5%
NCF Debt Yield	N/A	N/A	9.7%	11.0%	9.9%

(1)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, historical financial information is unavailable.

(2)	The aggregate TZA Multifamily Portfolio I Properties 2016 historical operating statement is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(3)	Other Income includes ratio utility billing systems (RUBS), laundry income, security deposit forfeitures, late fees and other miscellaneous income.

(4)	Increase in Net Cash Flow between 2016 and 3/31/2017 TTM is due to occupancy increasing from 94.0% to 95.4%. Additionally, the borrower sponsor streamlined the TZA Multifamily Portfolio I Properties’ operations, which resulted in decreased operating expenses.

(5)	The TZA Multifamily Portfolio I Properties were 95.4% physically occupied as of May 3, 2017, however, 3/31/2017 TTM and UW economic occupancy are 94.1%.

Escrows and Reserves. The TZA Multifamily Portfolio I Borrower deposited approximately $1,033,388 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12th of the annual estimated tax payments. The TZA Multifamily Portfolio I Borrower deposited approximately $845,916 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12th of the annual estimated insurance premiums. The TZA Multifamily Portfolio I Borrower deposited $904,090 upfront for required repairs at the TZA Multifamily Portfolio I Properties, which includes $52,500 (150% of the estimated cost) to test, monitor and treat potential vapor intrusion in the soil of the Del Rio Property, which is located adjacent to a site which housed a dry cleaning facility from 1979 to 2011. The TZA Multifamily Portfolio I Borrower deposited $2,095,910 upfront for replacement reserves and is required to escrow monthly $174,409 for replacement reserves through the July 1, 2020. Commencing on the August 1, 2020 payment date through the maturity date, the Borrower will deposit $49,625 per month in replacement reserves.

Lockbox and Cash Management. The TZA Multifamily Portfolio I Whole Loan has a soft lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon lender giving notice to the clearing bank of the occurrence of any of the following: (i) the maturity date, (ii) an event of default, or (iii) the trailing 12 month debt service coverage ratio falling below 1.20x, and will end upon lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice lender will only be required to give if (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default exists under the TZA Multifamily Portfolio I Whole Loan, at any time after two years from the closing date of the last piece to be securitized and prior to April 1, 2027, the TZA Multifamily Portfolio I Borrower may obtain a release of any of the TZA Multifamily Portfolio I Properties, provided that among other conditions, (a) no event of default has occurred and is continuing, (b) partial defeasance of 115% of the released property’s allocated loan balance, (c) the loan-to-value ratio with respect to the remaining properties being no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives an opinion of counsel that the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the release, and (d) the amortizing debt service coverage ratio with respect to the remaining properties being no less than the greater of 1.50x and the debt service coverage ratio immediately prior to the release.

Terrorism Insurance. The TZA Multifamily Portfolio I Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-26

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I
1 Bella Mar Tampa, FL
2 Brandywyne Winter Haven, FL
3 Country Place Winter Haven, FL
4 Del Rio Tampa, FL
5 Jacksonville Heights Jacksonville, FL
6 Kings Trail Jacksonville, FL
7 Lago Bello Tampa, FL
8 Lakeland Manor Lakeland, FL
9 Mount Dora Mount Dora, FL
10 North Washington Sarasota, FL
11 Rolling Hills Orlando, FL
12 Tanglewood Eustis, FL
13 The Landings Winter Haven, FL
14 Timberfalls Tampa, FL
GEORGIA
Valdosta
Okefenokee Natl. Wildlife Refuge
CUMBERLAND ISLAND NATL. SEASHORE
JACKSONVILLE
TALLAHASSEE
APALACHICOLA NATIONAL FOREST
Perry
Lake City
St. Augustine
FLORIDA
Gainesville
Palatka
Palm Coast
Atlantic Ocean
Gulf of Mexico
Ocala
Daytona Beach
Mt. Dora
Leesburg
CANAVERAL NATIONAL SEASHORE
Spring Hill
ORLANDO
Titusville
Merritt Island
TAMPA
Kissimmee
Melbourne
Palm Harbor
Clearwater
Palm Bay
Florida's Tpke
ST. PETERSBURG
Lakeland
Winter Haven
Vero Beach
Bradenton
Fort Pierce
Sarasota
JACKSONVILLE
Downtown
Riverside
Southbank
Arlington
Ortega
Sweetwater
Jacksonville Heights
Southwood
Southeast Jacksonville
Mandarin
Orange Park
St. Johns River
Leesburg
Eustis
Mount Dora
Silver Lake
Lake Dora
Mount Plymouth
Zellwood
Astatula
Apopka
Wekiva Springs
Forest City
Ferndale
Lake Apopka
Lockhart
Pine Hills
Fairview Shores
Ocoee
ORLANDO
Lake Magdalene
Lutz
Carrollwood
University
North Tampa
Temple Terrace
Sulphur Springs
TAMPA
Downtown
Palm River
North Sarasota
DeSoto Lakes
Sarasota Bay
SARASOTA
Downtown
Fruitville
Siesta Key
South Sarasota
Bee Ridge
Gulf of Mexico
Polk City
Kathleen
Gibsonia
Lake Alfred
Auburndale
Winter Haven
LAKELAND
Inwood
Jan Phyl Village
Highland City
Medulla
Lakeland Highlands
Fuller Heights
Mulberry
Bartow
Alturas
Apopka
Wekiva Springs
Longwood
Winter Springs
Forest City
Altamonte Springs
Casselberry
Lockhart
Maitland
Winter Park
Fairview Shores
Pine Hills
Ocoee
ORLANDO
Downtown
Union Park
Conway
Belle Isle
Pine Castle
Bay Hill
Doctor Phillips
Lake Buena Vista

A-3-27

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

A-3-28

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		Société Générale		Single Asset/Portfolio:	Single Asset
				Location:	Torrance, CA
				General Property Type:	Retail
Original Balance(1):		$45,000,000		Detailed Property Type:	Super Regional Mall
Cut-off Date Balance(1):		$45,000,000		Title Vesting:	Fee
% of Initial Pool Balance:		5.0%		Year Built/Renovated:	1961/2017
Loan Purpose:		Refinance		Size:	1,769,525 SF
Borrower Sponsors:		Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.		Cut-off Date Balance per SF(1):	$260
				Maturity Date Balance per SF(1):	$260
				Property Manager:	Simon Management Associates II, LLC (borrower-related)
Mortgage Rate:		3.6575%
Note Date:		5/12/2017
First Payment Date:		7/1/2017
Maturity Date:		6/1/2027
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		2 months		UW NOI:	$59,343,892
Prepayment Provisions(2):		LO (26); DEF (87); O (7)		UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1)(3):		Pari Passu/Subordinate Debt		UW NCF DSCR(1):	3.34x
Additional Debt Balance(1)(3):		$414,300,000/$125,700,000		Most Recent NOI:	$53,218,707 (3/31/2017 TTM)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent NOI:	$51,101,092 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$35,039,436 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	85.2% (5/15/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.1% (12/31/2015)
Replacements:	$0	Springing	$446,400	Appraised Value (as of):	$1,155,000,000 (4/23/2017)
TI/LC:	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1):	39.8%
Other:	$8,071,240	$0	N/A	Maturity Date LTV Ratio(1):	39.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	$3,288,487	0.6%
			Return of Equity:	$70,584,168	12.1%
Total Sources:	$585,000,000	100.0%	Total Uses:	$585,000,000	100.0%

(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of sixteen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, sixteen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000 (together, the “Del Amo Fashion Center Senior Loan”), and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000 (together, the “Del Amo Fashion Center Subordinate Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan and the Del Amo Fashion Center Subordinate Loan are $331, $331, 10.1%, 10.1%, 2.63x, 50.6% and 50.6%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Del Amo Fashion Center Whole Loan promissory note to be securitized and (b) May 2, 2020. The assumed lockout period of 26 payments is based on the closing date of this transaction in August 2017.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent Occupancy includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018). Most Recent Occupancy also includes three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

A-3-29

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The Mortgage Loan. The fourth largest mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) evidenced by sixteen promissory A-Notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, sixteen promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other, and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation, which are secured by a first priority fee mortgage encumbering 1,769,525 SF of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Note A-3-3 and Note B-3-3 (contributed by Société Générale) in the aggregate principal amount of $45,000,000, are from each of the two A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the UBS 2017-C2 Trust.

The Del Amo Fashion Center Whole Loan was co-originated by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association. The proceeds of the Del Amo Fashion Center Whole Loan were used to pay off previous mortgage debt, pay closing costs and to return equity to the borrower sponsors. Based on the total cost basis in the Del Amo Fashion Center Property, the borrower sponsors have over $350 million of equity invested in the asset. Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. The Del Amo Fashion Center Whole Loan is serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Del Amo Fashion Center Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder(2)	Controlling Piece
A-1-1	$12,125,000	$12,125,000	DAFC 2017-AMO	Yes
A-1-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-1-3	$24,547,000	$24,547,000	BANK 2017-BNK6	No
A-1-4	$20,457,000	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-2-2	$36,821,000	$36,821,000	Barclays Bank PLC	No
A-2-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-3-2	$32,730,000	$32,730,000	Société Générale	No
A-3-3	$36,821,250	$36,821,250	UBS 2017-C2	No
A-3-4	$12,273,750	$12,273,750	Société Générale	No
A-4-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-4-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-4-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	$20,457,000	BANK 2017-BNK6	No
B-1-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-1-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-1-3	$5,453,000	$5,453,000	BANK 2017-BNK6	No
B-1-4	$4,543,000	$4,543,000	BANK 2017-BNK6	No
B-2-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-2-2	$8,179,000	$8,179,000	Barclays Bank PLC	No
B-2-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-3-2	$7,270,000	$7,270,000	Société Générale	No
B-3-3	$8,178,750	$8,178,750	UBS 2017-C2	No
B-3-4	$2,726,250	$2,726,250	Société Générale	No
B-4-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-4-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-4-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	$4,543,000	Wells Fargo Bank, NA	No
Del Amo Fashion Center Subordinate Loan	$125,700,000	$125,700,000	DAFC 2017-AMO	No
Total Del Amo Fashion Center Whole Loan	$585,000,000	$585,000,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	The promissory notes currently held by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

A-3-30

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The Borrower and the Borrower Sponsors. The borrower is Del Amo Fashion Center Operating Company, L.L.C. (the “Del Amo Fashion Center Borrower”), which is a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. Simon Property Group, L.P. is the non-recourse carveout guarantor (the “Del Amo Fashion Center Whole Loan Guarantor”). The Del Amo Fashion Center Whole Loan will be recourse to the Del Amo Fashion Center Whole Loan Guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the Del Amo Fashion Center Whole Loan Guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The borrower sponsors are a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”) (collectively, the “Del Amo Fashion Center Borrower Sponsors”). Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG). Simon is a publicly traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe. Simon Property Group, L.P., one of the related borrower sponsors, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 SF of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million SF Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse retail tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel; restaurants, including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant); entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open) and over 100 in-line retailers and brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Anchor tenants whose leases premises are included in the collateral include J.C. Penney and Nordstrom. Additionally, 11,892 parking spaces (approximately 6.7 spaces per 1,000 SF) are included in the collateral.

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700 people, floor-to-ceiling living plant walls, skylights and lounge areas with complimentary WiFi, (ii) the addition of approximately 350,000 SF of in-line shops, the Nordstrom anchor and a multilevel parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads which are leased to BRIO Tuscan Grille and EMC Seafood & Raw Bar and which are expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s spaces which are expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. The following table presents a summary of the historical in-line occupancy at the Del Amo Fashion Center Property.

Historical In-Line Occupancy
Historical Occupancy	2013	2014	2015	2016
In-Line (including Temp Tenants)	80.1%	92.8%	88.5%	93.8%
In-Line (excluding Temp Tenants)	75.2%	85.7%	79.7%	86.6%

A-3-31

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The 2016 estimated total gross sales for the Del Amo Fashion Center Property were approximately $543.4 million. The following table presents a summary of historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary
Tenant	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral)(2)(4)	$32,500,000	$30,200,000	N/A(5)	$96
Nordstrom(6)	N/A	N/A	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theatres(7)	$17,979,000	$18,114,000	$17,307,000	$961,500

(1)	Sales PSF reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center, totaling 423,307 SF. Sales figures are representative of both stores. 2014 sales represent three Macy’s stores.

(4)	Sears occupies 313,495 SF, with approximately two levels being used for merchandising and one level being used for office space. When excluding the office space, the adjusted estimated Sales PSF are approximately $144 PSF.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen.

As of the trailing twelve-month period that ended March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. Although the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales PSF have grown from $441 PSF to $611 PSF, representing a 39% increase from 2013 to the trailing twelve-month period ended March 31, 2017.

Comparable In-line Sales Summary(1)
	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%

(1)	Information as provided by the Del Amo Fashion Center Borrower and only include tenants reporting comparable sales.

A-3-32

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the major tenants at the Del Amo Fashion Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent		Annual UW Rent PSF(3)(4)	Most Recent Sales(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$457,325	0.9%	$2.80	21,061,000	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(5)	0.0%(5)	$0(5)	51,480,000	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$3,066,624	6.1%	$39.93	$17,307,000	$961,500(7)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$3,523,949	7.0%	$14.67(6)

Major Tenants(8)
LA Fitness	NR/NR/NR	47,137	2.7%	$1,792,237	3.6%	$38.02	N/A	N/A	N/A	1/31/2022
Dave & Buster’s(9)	NR/NR/NR	42,336	2.4%	$1,439,424	2.9%	$34.00	N/A	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$1,352,163	2.7%	$16.25	N/A	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$1,076,189	2.1%	$42.90	N/A	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$1,050,625	2.1%	$39.20	$8,791,000	$328	12.0%	10/31/2027
Burlington Coat Factory(10)	NR/NR/NR	60,000	3.4%	$840,000	1.7%	$14.00	N/A	N/A	N/A	1/31/2025
Marshalls(9)	NR/A2/A+	30,716	1.7%	$752,542	1.5%	$24.50	N/A	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$741,858	1.5%	$66.19	N/A	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$712,799	1.4%	$39.62	$7,784,000	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$707,595	1.4%	$35.00	$7,613,000	$377	13.4%	1/31/2018

Subtotal/Wtd. Avg.		742,848	42.0%	$13,989,380	27.8%	$18.83
Other Retail Tenants(11)		764,810	43.2%	$36,415,851	72.2%	$47.61
Vacant Space		261,867	14.8%

Total/Wtd. Avg.		1,769,525	100.0%	$50,405,231		$33.43

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recent Sales $ and PSF represent trailing 12 months ending March 31, 2017 information for Old Navy and XXI Forever, and 2016 information for all other tenants.

(5)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(6)	The Total Anchor Tenants UW Rent PSF excludes Nordstrom SF. Including Nordstrom, the Annual UW Rent PSF is $9.32.

(7)	Most Recent Sales PSF for AMC Theaters represents Sales per screen.

(8)	Major Tenants are ordered by Annual UW Rent.

(9)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan Guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(10)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(11)	Other Retail Tenants includes 11 tenants (representing 2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

A-3-33

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the lease rollover at the Del Amo Fashion Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2017	8	26,342	$39.50	1.5%	1.5%	$1,040,552	2.1%	2.1%
2018	11	204,233	$10.06	11.5%	13.0%	$2,054,097	4.1%	6.1%
2019	16	45,696	$44.89	2.6%	15.6%	$2,051,118	4.1%	10.2%
2020	12	88,993	$24.44	5.0%	20.6%	$2,174,566	4.3%	14.5%
2021	10	115,598	$39.74	6.5%	27.2%	$4,593,303	9.1%	23.6%
2022	11	67,982	$47.71	3.8%	31.0%	$3,243,680	6.4%	30.1%
2023	4	75,763	$18.02	4.3%	35.3%	$1,365,309	2.7%	32.8%
2024	17	51,974	$69.18	2.9%	38.2%	$3,595,680	7.1%	39.9%
2025	44	176,862	$50.40	10.0%	48.2%	$8,913,244	17.7%	57.6%
2026	56	222,472	$51.91	12.6%	60.8%	$11,548,229	22.9%	80.5%
2027	22	202,821	$33.39	11.5%	72.3%	$6,772,847	13.4%	93.9%
2028 & Beyond	6	228,922	$13.33	12.9%	85.2%	$3,052,606	6.1%	100.0%
Vacant	0	261,867	$0.00	14.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	217	1,769,525	$33.43	100.0%		$50,405,231	100.0%

(1)	Information is based on the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a 5-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 SF (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 PSF, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 PSF. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

A-3-34

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The following table presents certain competitive retail properties to the Del Amo Fashion Center Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occupancy	Comparable In-line Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Del Amo Fashion Center Torrance, CA	Super Regional Mall	1961/2017	1,769,525	85.2%(1)	$611(2)	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	N/A
South Bay Galleria Redondo Beach, CA	Super Regional Mall	1984/2014	960,200	84.9%	$435-$445	Macy’s, Kohl’s, Cinemas	3.5
Promenade on the Peninsula Rancho Palos Verdes, CA	Regional Center	1981/N/A	374,186	80.6%	$350-$375	Equinox Fitness, Cinemas	5.4
Manhattan Village Manhattan Beach, CA	Super Regional Mall	1981/N/A	620,008	99.4%	$450-$475	Macy’s, Fry’s Electronics, Ralph’s/CVS	7.5
South Bay Pavilion Carson, CA	Super Regional Mall	1973/ N/A	1,016,554	82.2%	N/A	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas	8.5

Source: Appraisal

(1)	Occupancy as of May 15, 2017 which includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Comparable inline sales shown as of March 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Del Amo Fashion Center Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	$29.13
Vacant Space	$0	$0	$0	$0	$11,430,694	$6.46
Total Recoveries	$12,142,979	$15,224,540	$25,514,526	$26,374,801	$25,211,150	$14.25
Specialty Leasing	$1,960,645	$2,348,117	$3,373,175	$3,266,342	$3,366,899	$1.90
Other Income(3)	$584,173	$964,983	$1,396,597	$1,359,783	$1,135,576	$0.64
Less Vacancy & Credit Loss	($316,274)	($134,368)	($441,700)	($630,344)	($11,430,694)	(6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	$45.92
Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	$12.39
Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	$33.54
Capital Expenditures	$0	$0	$0	$0	$223,460	$0.13
TI/LC	$0	$0	$0	$0	$2,154,999	$1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	$32.19

Occupancy %	93.5%	86.1%	91.5%	85.2%(2)	87.0%
NOI DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.4%

(1)	UW Base Rent is based on the May 15, 2017 underwritten rent roll and includes contractual rent steps through July 1, 2018.

(2)	Occupancy as of May 15, 2017. The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan Guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(3)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(4)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

Escrows and Reserves. During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrower is required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrower will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrower fails to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

A-3-35

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

At origination of the Del Amo Fashion Center Whole Loan, the Del Amo Fashion Center Whole Loan Guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Del Amo Fashion Center Whole Loan. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrower is required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred, on a weekly basis for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrower, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) occurred without the manager being replaced within 60 days, (iv) a DSCR Trigger Period (as defined below), or (v) a Nordstrom Trigger Event (as defined below). A Lockbox Event will end, provided no event of default is continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrower.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrower’s failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being released to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Additional Secured Indebtedness (not including trade debts). The Del Amo Fashion Center Property also secures fifteen senior pari passu promissory A-Notes with an aggregate principal balance of $338,978,750 (which are pari passu with each other and the A-Notes included in the Del Amo Fashion Center Mortgage Loan) and fifteen senior promissory B-Notes (which are pari passu with each other and the B-Notes included in the Del Amo Fashion Center Mortgage Loan) with an aggregate principal balance of $75,321,250 (the “Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans”) as well as the Del Amo Fashion Center Subordinate Loan, which includes twelve subordinate mortgage notes, comprised of four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation), with an aggregate principal balance of $125,700,000. The Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan accrue interest at the same rate as the Del Amo Fashion Center Mortgage Loan. The Del Amo Fashion Center Mortgage Loan is entitled to payments of principal (if applicable) and interest on a pro rata and pari passu basis with the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans (provided that all A-Notes are entitled to payments of principal (if applicable) and interest prior to all B-Notes) before payments of principal (if applicable) and interest to the Del Amo Fashion Center Subordinate Loan. The holders of the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Del Amo Fashion Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. No material releases permitted.

Terrorism Insurance. The Del Amo Fashion Center Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Del Amo Fashion Center Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for property insurance required under the related Del Amo Fashion Center Whole Loan documents (on a standalone basis), but excluding the wind and flood components of such premiums.

A-3-36

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

A-3-37

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

Del Amo Fashion Center
3525 West Carson Street
Torrance, CA 90503
Los Angeles International Airport
Lennox
Hawthorne
Inglewood
El Segundo
Hawthorne Municipal Airport
Del Aire
Gardena
Lawndale
Alondra Park
El Camino College
Manhattan Beach
Hermosa Beach
Redondo Beach
Pacific Ocean
Torrance
LOS ANGELES COUNTY
LOS ANGELES
Carson
Lomita
Palos Verdes Estates
Rolling Hills Estates
Rolling Hills
Rancho Palos Verdes
San Pedro
Wilmington
Terminal Island
PORT OF LOS ANGELES
Downtown Long Beach 3 miles
Chevron Oil Refinery
Raytheon
Northrop Grumman
Boeing
Robert F. Kennedy Medical Ctr.
Manhattan Village
South Bay Galleria
Columbia Regional Park
South Bay Medical Center
Torrance Cultural Arts Ctr.
Torrance Courthouse
Torrance Memorial Medical Center
Torrance Airport
Torrance Technology Center
Crossroads Shopping Center
Harbor UCLA Medical Center
Kaiser Permanente South Bay Medical Center
Harbor Park Muni. GC
Los Angeles Harbor College
StubHub Center
Cal. State University - Dominguez Hills
Victoria Golf Course
SouthBay Pavilion
Carson City Hall
Shell Oil
Phillips 66
Phillips Corporation
Palos Verdes Golf Course
South Coast Botanic Garden
Rolling Hills Country Club
Los Verdes Golf Course
Point Vincente Interpretive Center
Point Vicente Park
Point Vincente Lighthouse
Peck Park
Park Plaza
San Pedro Medical Center
VINCENT THOMAS BRIDGE
Redondo Beach State Park
Manhattan Beach County Park
Manhattan Beach Pier, Roundhouse Aquarium
Hermosa Beach Pier
Redondo Beach Pier
The Pier Shopping Center
Clark Stadium
Alondra Park GC
San Diego Fwy
Harbor Fwy
Pacific Coast Hwy
Sepulveda Blvd
Artesia Blvd
Rosecrans Ave
Manhattan Beach Blvd
Redondo Beach Blvd
Del Amo Blvd
Torrance Blvd
Carson St
190th St
182nd St
223rd St
235th St
Lomita Blvd
Anaheim St
Harry Bridges Blvd
Palos Verdes Dr North
Palos Verdes Dr South
Palos Verdes Dr West
Hawthorne Blvd
Crenshaw Blvd
Western Ave
Normandie Ave
Vernon Ave
Figueroa St
Wilmington Blvd
Avalon Blvd
Central Ave
Alameda St
Victoria St
Gaffey St
405
105
110
91
107
1
47
SANTA SUSANA MTS.
SAN GABRIEL MTS.
SAN MONICA MTS.
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Santa Monica
LOS ANGELES
Inglewood
Downey
Norwalk
Fullerton
Lakewood
ANAHEIM
LONG BEACH
Huntington Beach
Pacific Ocean

A-3-38

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A-3-39

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A-3-40

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

Mortgage Loan Information				Property Information(8)
Mortgage Loan Seller(1):	GACC			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Hospitality
Original Balance(2):	$37,500,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$37,500,000			Title Vesting:	Various
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	Various / Various
Loan Purpose:	Refinance			Size:	6,366 Rooms
Borrower Sponsor:	SCG Hotel Investors Holdings, L.P.			Cut-off Date Balance per Room(2):	$90,680
Mortgage Rate:	4.4860%			Maturity Date Balance per Room(2):	$90,680
Note Date:	5/24/2017			Property Manager(7):	Various
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information(8)
Prepayment Provisions(3):	LO (12); YM1 (105); O (3)			UW NOI(9):	$71,329,392
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(2)(9):	12.4%
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield at Maturity(2)(9):	12.4%
Additional Debt Balance(2):	$539,770,000			UW NCF DSCR(2)(9):	2.72x
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			Most Recent NOI:	$72,574,924 (3/31/2017 TTM)
Reserves(5)				2nd Most Recent NOI:	$74,469,397 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$74,006,639 (12/31/2015)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	74.6% (3/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	74.7% (12/31/2016)
Larkspur Landing Work:	$6,385,000	$0	N/A	3rd Most Recent Occupancy:	74.8% (12/31/2015)
FF&E(6):	$0	4.0% of Revenue	N/A	Appraised Value (as of)(2)(10):	$956,000,000 (4/23/2017)
Capital Work:	$5,883,991	Springing	N/A	Cut-off Date LTV Ratio(2)(10):	60.4%
Ground Rent:	$0	Springing	N/A	Maturity Date LTV Ratio(2)(10):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$577,270,000	100.0%	Loan Payoff:	$425,033,863	73.6%
			Reserves:	$12,268,991	2.1%
			Closing Costs:	$8,975,399	1.6%
			Return of Equity:	$130,991,748	22.7%
Total Sources:	$577,270,000	100.0%	Total Uses:	$577,270,000	100.0%

(1)	The SCG Hotel Portfolio Whole Loan was co-originated by JPMCB, BANA, Barclays and DBNY.
(2)	The SCG Hotel Portfolio Mortgage Loan is part of the SCG Hotel Portfolio Whole Loan, which is comprised of 20 pari passu promissory notes with an aggregate principal balance of $577,270,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the SCG Hotel Portfolio Whole Loan.
(3)	See “Release of Property” below.
(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt permitted.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	Monthly FF&E reserve deposits will equal the greater of 4.0% of gross revenues for the calendar month which occurred two months prior, and any amount required under the franchise agreements.
(7)	The SCG Hotel Portfolio Properties are managed by Hersha Hospitality Management L.P., First Hospitality Group, Inc., TMI Property Management, L.L.C., Schulte Hospitality Group, Inc. and Pillar Hotels and Resorts, LLC.
(8)	Property Information and Underwriting and Financial Information are based on a combination or sum of the 65 hospitality properties that comprise the SCG Hotel Portfolio.
(9)	UW NOI is calculated net of FF&E reserves. Inclusive of the FF&E reserves, UW NOI would be $80,062,224, and DSCR and Debt Yield calculations based on UW NOI would be 3.05x and 13.9% respectively.
(10)	Based on the “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole, which reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. In addition, the appraised value for nine of the properties (identified under “The Properties” below) is based on the “As Renovated” value which assumes PIP required renovations have been completed. The sum of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “As-Is” value for each individual property as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.3%.

The Mortgage Loan. The fifth largest mortgage loan (the “SCG Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “SCG Hotel Portfolio Whole Loan”) in the total original principal amount of $577,270,000. The SCG Hotel Portfolio Whole Loan is secured by the fee (64 properties) and leasehold (one property) interests in a hospitality portfolio (the “SCG Hotel Portfolio”), consisting of 65 properties located across 21 states throughout the continental United States (each a “Property” and collectively, the “SCG Hotel Portfolio Properties”). The SCG Hotel Portfolio Whole Loan was co-originated by

A-3-41

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

JPMorgan Chase Bank, National Association (“JPMCB”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation), Bank of America, N.A. (“BANA”) and Barclays Bank PLC (“Barclays”). The SCG Hotel Portfolio Whole Loan is comprised of 20 pari passu notes, with an aggregate outstanding principal balance of $577,270,000. Promissory Note A-11, Note A-12 and Note A-13-B, with an aggregate principal balance of $37,500,000, represent the SCG Hotel Portfolio Mortgage Loan and will be included in the UBS 2017-C2 Trust. The controlling Note A-1 and non-controlling Note A-7, with an aggregate original principal balance of $80,000,000 were included in the DBJPM 2017-C6 Trust. The non-controlling Note A-3, with an original principal balance of $72,500,000, was contributed to the BANK 2017-BNK5 Trust. The non-controlling Note A-5, with an original principal balance of $50,000,000, was contributed to the WFCM 2017-C38 Trust. The remaining pari passu promissory notes, with an aggregate original principal balance of $337,270,000, are currently held by JPMCB, Barclays, DBNY and Starwood Mortgage Funding II LLC, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The SCG Hotel Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the DBJPM 2017-C6 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

SCG Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1, A-7	$80,000,000	$80,000,000	DBJPM 2017-C6	Yes
A-2-1, A-2-2, A-9, A-14	$91,817,500	$91,817,500	JPMCB	No
A-3	$72,500,000	$72,500,000	BANK 2017-BNK5	No
A-4	$59,317,500	$59,317,500	BANA	No
A-5	$50,000,000	$50,000,000	WFCM 2017-C38	No
A-6, A-17	$81,817,500	$81,817,500	Barclays	No
A-11, A-12, A-13-B	$37,500,000	$37,500,000	UBS 2017-C2	No
A-8, A-10, A-13-A	$54,317,500	$54,317,500	DBNY	No
A-15, A-16-1, A-16-2	$50,000,000	$50,000,000	Starwood Mortgage Funding II LLC	No
Total	$577,270,000	$577,270,000

The proceeds of the SCG Hotel Portfolio Whole Loan were used to refinance a previous loan of approximately $425.0 million, return equity of approximately $131.0 million to the SCG Hotel Portfolio Borrower, fund upfront reserves and pay closing costs. The most recent prior financing of 55 of the 65 properties that comprise the SCG Hotel Portfolio were included in previous securitizations.

The Borrowers and the Borrower Sponsor. The borrowers consist of 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure (individually, a “Borrower”, collectively, the “SCG Hotel Portfolio Borrowers”). Each of the mortgaged properties are subject to operating leases with affiliates of the related borrowers. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” and “Footnotes to Annex A-1” in the Preliminary Prospectus.

The borrower sponsor of the SCG Hotel Portfolio Borrowers and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P. (the “SCG Borrower Sponsor”), an affiliate of Starwood Capital Group (“SCG”) and Starwood Mortgage Funding II LLC. The aggregate recourse to the SCG Borrower Sponsor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across virtually every major real estate asset class, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies through offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee (64 properties) and leasehold interests (one property) in 65 hospitality properties located across 21 states, totaling 6,366 rooms.

More specific information about SCG Hotel Portfolio Properties and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
Year	SCG Hotel Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
3/31/2017 TTM	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.
(2)	Based on operating statements provided by the SCG Hotel Portfolio Borrowers and weighted based on available rooms and occupied rooms, as applicable.
(3)	Competitive Set data for each individual property provided by a third party hospitality research report.
(4)	Penetration Factor data for each individual property is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

A summary of each individual portfolio Property is provided on the subsequent page.

A-3-42

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

Portfolio Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0%	43,900,000	3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4%	38,600,000	3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	S. San Francisco, CA	111	1999 / NAP	20,793,943	3.6%	31,800,000	2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5%	31,100,000	2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1%	27,700,000	2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3%	20,700,000	1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3%	20,200,000	1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3%	20,200,000	1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3%	20,000,000	1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2%	19,200,000	1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2%	19,000,000	1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1%	18,200,000	1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9%	16,800,000	1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9%	16,500,000	1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8%	16,200,000	1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center (4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8%	16,200,000	1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8%	16,000,000	1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West(5)	Grandville, MI	90	2000 / 2017	10,331,582	1.8%	15,800,000	1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8%	15,700,000	1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8%	15,600,000	1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7%	15,300,000	1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7%	14,800,000	1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7%	14,800,000	1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6%	14,100,000	1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead(5)	Morehead City, NC	118	1991 / 2017	8,958,397	1.6%	13,700,000	1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5%	13,300,000	1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin(5)	Lufkin, TX	101	2009 / 2017	8,304,499	1.4%	12,700,000	738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4%	12,600,000	1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4%	12,600,000	876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4%	12,500,000	1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn(5)	Waco, TX	78	1997 / 2012	7,977,550	1.4%	12,200,000	912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	7,454,432	1.3%	11,400,000	951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3%	11,100,000	858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2%	10,500,000	667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2%	10,400,000	798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites(5)	Maumee, OH	78	1997 / 2014	6,800,535	1.2%	10,400,000	944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites(5)	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1%	10,100,000	739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1%	9,400,000	753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1%	9,400,000	657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0%	9,200,000	886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0%	8,700,000	786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0%	8,700,000	850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0%	8,600,000	728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0%	8,500,000	752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0%	8,400,000	650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0%	8,400,000	470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9%	8,300,000	853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn(5)	Shawnee, OK	63	1996 / 2013	5,427,350	0.9%	8,300,000	618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn(5)	Racine, WI	62	1991 / 2016	5,296,570	0.9%	8,100,000	603,823	0.8%	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9%	7,900,000	687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8%	7,500,000	605,485	0.8%	84.0%	183.4%
Westchase Homewood Suites(5)	Houston, TX	96	1998 / 2016	4,746,774	0.8%	9,800,000	379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8%	7,200,000	599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8%	6,900,000	689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7%	6,300,000	400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6%	5,300,000	541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6%	5,000,000	311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5%	4,600,000	211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4%	3,600,000	251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4%	3,600,000	180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4%	4,100,000	166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3%	3,600,000	149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3%	2,600,000	115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport E.(6)	Humble, TX	62	2001 / 2017	1,372,592	0.2%	3,200,000	109,807	0.2%	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. The sum of the value of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-Is” value for each individual Property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report. The SCG Hotel Portfolio weighted average is weighted based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the SCG Hotel Portfolio Borrower.

(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	The appraised value shown above reflects the “As Renovated” appraised value which assumes that the required PIP renovations have been completed.

(6)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The SCG Hotel Portfolio Borrowers used approximately $1.1 million of insurance proceeds to renovate the Property, which is currently back online and in ramp up.

A-3-43

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to scheduled rent increases every five years during the term of the ground lease.

The SCG Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The SCG Hotel Portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual Property accounts for more than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for only 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the SCG Hotel Portfolio are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The hotels range in age from seven to forty-two years old with an average age of approximately 16 years, while 59.0% of the SCG Hotel Portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Hotel Portfolio and maintain competitiveness within each Property’s market. Going forward, the SCG Hotel Portfolio Borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans (“PIPs”), which brand mandated PIP amount was reserved at origination. Additionally, at origination, the SCG Hotel Portfolio Borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the SCG Borrower Sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the SCG Hotel Portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, 80.1% of the portfolio (on an individual basis) has outperformed its competitive set based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017. Further, dividing the portfolio by Property sub-type, the portfolio has outperformed its competitive set across the limited service, extended stay and full service sectors.

A summary detailing the composition of the portfolio by Property sub-type is provided below:

Property Sub-Type
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	$32,572,979	45.7%	$403,300,000	$108,007	131.5%
Full Service	3	388	6.1%	$3,678,146	5.2%	$44,200,000	$113,918	106.4%
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. The sum of the value of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-Is” value for each individual Property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report as of March 31, 2017. The individual Property sub-types and the SCG Hotel Portfolio weighted averages are weighted based on total room count.

A summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties are provided below:

Historical & Budgeted Capital Expenditures

	2012	2013	2014	2015	2016	2017B	2018B	2019B	Total
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

Source: SCG Hotel Portfolio Borrower

A-3-44

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A summary of franchise agreement expirations during the term of the SCG Hotel Portfolio Whole Loan is provided below:

Franchise Expiration Rollover(1)
Year	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	$1,158,027	2.5%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	$2,892,322	6.2%	427	8.4%	$4,050,349	8.7%
2020	0	0	0.0%	$0	0.0%	427	8.4%	$4,050,349	8.7%
2021	1	62	1.2%	$603,823	1.3%	489	9.6%	$4,654,173	10.0%
2022	21	2,025	39.8%	$18,055,211	38.8%	2,514	49.4%	$22,709,384	48.8%
2023	0	0	0.0%	$0	0.0%	2,514	49.4%	$22,709,384	48.8%
2024	0	0	0.0%	$0	0.0%	2,514	49.4%	$22,709,384	48.8%
2025	4	378	7.4%	$4,634,247	10.0%	2,892	56.8%	$27,343,631	58.8%
2026	1	128	2.5%	$1,396,943	3.0%	3,020	59.3%	$28,740,574	61.8%
2027	2	140	2.8%	$1,022,042	2.2%	3,160	62.1%	$29,762,616	64.0%
2028 & Beyond	21	1,929	37.9%	$16,729,941	36.0%	5,089	100.0%	$46,492,556	100.0%
Total	54	5,089	100.0%	$46,492,556	100.0%

(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the SCG Borrower Sponsor. The Larkspur Landing brand/flag is owned by an affiliate of SCG. At origination, the SCG Hotel Portfolio Borrower reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio benefits from its brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional quality brand affiliations across the majority of the portfolio properties. Approximately 20.1% based on room count and 34.8% by underwritten new cash flow of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand, which has developed guest loyalty since the brand’s inception in the late 1990s. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of SCG (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual Property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the loan unless the SCG Hotel Portfolio Borrower replaces the Larkspur Landing flag with a “qualified franchisor” (as defined the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in the “Lockbox and Cash Management” section. Additionally, there is recourse to the SCG Hotel Portfolio Borrowers and the SCG Borrower Sponsor for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the loan documents without the prior written consent of the lender.

A-3-45

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided below:

Flag Breakdown
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	$44,138,087	$87,229	$67,500,000	65.4%	$5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	$30,902,406	$63,980	$48,000,000	64.4%	$3,747,382	5.3%
SpringHill Suites	3	372	5.8%	$20,597,773	$55,370	$31,500,000	65.4%	$2,013,975	2.8%
TownePlace Suites	1	83	1.3%	$5,688,909	$68,541	$8,700,000	65.4%	$850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	$21,055,502	$84,901	$32,200,000	65.4%	$3,007,244	4.2%
Homewood Suites	3	252	4.0%	$18,151,674	$72,030	$30,300,000	59.9%	$2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	$28,902,272	$74,490	$44,200,000	65.4%	$3,678,146	5.2%
Candlewood	1	80	1.3%	$1,445,301	$18,066	$2,600,000	55.6%	$115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. The sum of the value of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-Is” value for each individual Property as of April 23, 2017 is $884.7 million.

The Market. The SCG Hotel Portfolio Properties have broad exposure to the hospitality industry across the United States with properties located in 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the SCG Hotel Portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

A-3-46

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A summary demonstrating exposure across all states in the SCG Hotel Portfolio is provided below:

Regional Breakdown
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.56	$122.72	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$104.82	$73.59	131.2%	$13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$109.06	$83.34	114.0%	$5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.67	$97.56	105.9%	$3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$131.21	$99.85	118.5%	$3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.58	$92.95	121.8%	$3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$104.93	$70.56	103.1%	$2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.01	$94.83	191.7%	$2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$118.96	$86.15	131.4%	$2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$120.21	$88.03	127.6%	$1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	$1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	$1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	$1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	$1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	$1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$94.31	$68.74	148.7%	$830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	$753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	$752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	$657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	$603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	$166,883	0.2%
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on operating statements dated as of March 31, 2017 provided by the SCG Hotel Portfolio Borrowers, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report, and weighted based on total rooms. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

A-3-47

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SCG Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM(1)	UW	UW per Room
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.68

Rooms Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
Food & Beverage	$4,481,265	$5,413,425	$5,367,185	$5,436,865	$5,449,118	$856
Parking Income	$2,518,145	$1,839,946	$2,161,754	$2,093,187	$2,104,554	$331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553
Total Expenses	$122,976,824	$127,591,123	$131,010,137	$131,381,993	$133,537,987	$20,977
FF&E	$7,980,358	$8,583,513	$8,756,495	$8,693,699	$8,732,831	$1,372
Net Operating Income(2)	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205

NOI DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x
NCF DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x
NOI Debt Yield(3)	11.9%	12.8%	12.9%	12.6%	12.4%
NCF Debt Yield(3)	11.9%	12.8%	12.9%	12.6%	12.4%

(1)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1.1 million to renovate the property, which is currently back online and in ramp up.

(2)	UW Net Operating Income (NOI) is calculated net of FF&E reserves. Inclusive of the FF&E reserves, UW NOI would be $80,062,224, and DSCR and Debt Yield calculations based on underwritten NOI would be 3.05x and 13.9% respectively.

(3)	Debt service coverage ratios and debt yields are based on the SCG Hotel Portfolio Whole Loan.

Escrows and Reserves. At origination, the SCG Hotel Portfolio Borrower deposited (i) $6,385,000 into the Larkspur Landing work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and PIP work as described in the loan documents at origination.

Upon the occurrence and during the continuance of a Cash Management Trigger Period (as defined below), on a monthly basis, the SCG Hotel Portfolio Borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing and (iii) 1/12 of the ground rent that lender reasonably estimates will be payable under the ground lease encumbering the Hilton Garden Inn Edison Raritan Center property.

On a monthly basis, regardless of whether a Cash Management Trigger Period has occurred and is continuing, the SCG Hotel Portfolio Borrowers are required to make deposits equal to the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the loan, the SCG Hotel Portfolio Borrowers are required to deposit the capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated PIP less (y) any amounts then on deposit in the FF&E reserve account (provided that a capital work guaranty or a letter of credit may be provided by the SCG Borrower Sponsor in lieu of such deposit).

Lockbox and Cash Management. A soft lockbox is in place with respect to the SCG Hotel Portfolio Whole Loan. The SCG Hotel Portfolio Whole Loan has springing cash management. At origination, the SCG Hotel Portfolio Borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Hard Lockbox Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Hard Lockbox Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox accounts are required to be swept each business day into the applicable Borrower’s operating account, unless a Cash Management Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents and any excess cash flow is required to be retained by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Hard Lockbox Trigger Period” will commence upon the DSCR (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falling below 2.00x as of the last day of any calendar quarter and will cease to exist upon the DSCR (as calculated in the loan documents) being at least 2.00x for two consecutive calendar quarters.

A “Cash Management Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the loan documents, (iv) the DSCR (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falling below 1.75x or (v) any borrower is subject to an involuntary bankruptcy or insolvency action.

A-3-48

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A Cash Management Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the related Borrower entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the SCG Hotel Portfolio Borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the DSCR (as defined in the loan documents) being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) the underwritten net cash flow has increased to achieve such DSCR threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the DSCR is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by applicable yield maintenance premium) and (e) with respect to clause (v) above, the date such involuntary bankruptcy or insolvency proceeding is discharged, stayed or dismissed.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The SCG Hotel Portfolio Borrower is permitted to obtain a mezzanine loan from and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, certain direct and indirect owners of the SCG Hotel Portfolio Borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the SCG Hotel Portfolio Borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined LTV ratio does not exceed 64.9%, (iii) the combined DSCR (calculated as described in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a DSCR of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender, and (vi) the SCG Hotel Portfolio Borrowers deliver a rating agency confirmation.

Release of Property. After June 1, 2018, the SCG Hotel Portfolio Borrowers may obtain the release of an individual property or properties from the lien of the SCG Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a DSCR (as calculated in the loan documents) no less than the greater of (a) 2.65x and (b) the DSCR in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided the DSCR test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with lender in an amount reasonably determined by the lender to meet such test. The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the SCG Hotel Portfolio Borrowers, any related principals, operating companies or the SCG Borrower Sponsor, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assigns, have the right to purchase the property. In the event that such purchase option is exercised, the applicable borrower is required to promptly cause the release of the property in compliance with the release provisions described above, including payment of yield maintenance (except that the applicable Borrower may obtain the release of such property during the lockout period). The SCG Hotel Portfolio Whole Loan is recourse to the SCG Borrower Sponsor for any losses suffered by the lender if and when the purchase option is exercised.

Environmental Matters. The Phase I environmental reports dated between March and April 2017 (each, an “ESA”) recommended no further action at the SCG Hotel Portfolio Properties, with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigation be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The SCG Hotel Portfolio Borrower obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy names the lender as a named insured, has an expiration date of May 24, 2030 and premiums were paid in full on the origination date. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The Starwood Capital Group Hotel Portfolio Whole Loan documents require that the “all risks” insurance policy that is required to be maintained by the SCG Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Group Hotel Portfolio Property. Terrorism coverage is provided under a stand-alone policy for both Foreign and Domestic Acts with a sublimit of $500,000,000 per occurrence and in the annual aggregate, subject to a $25,000 deductible.

A-3-49

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

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Starwood Capital Group Hotel Portfolio

No.	Hotel	Location
1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	South San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites Kokomo	Kokomo, IN
24	Hampton Inn Suites South Bend	South Bend, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Maumee, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
40	Fairfield Inn Laurel	Laurel, MD
41	Courtyard Akron Stow	Stow, OH
42	Larkspur Landing Roseville	Roseville, CA
43	Towneplace Suites Bloomington	Bloomington, IN
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

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A-3-51

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

A-3-52

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10004
				General Property Type:	Office
Original Balance(1):	$34,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$34,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.8%			Year Built/Renovated:	1983/2015
Loan Purpose:	Acquisition			Size:	1,118,512 SF
Borrower Sponsor:	ICR US LP			Cut-off Date Balance per SF(1):	$151
Mortgage Rate:	3.41253%			Maturity Date Balance per SF(1):	$151
Note Date:	5/24/2017			Property Manager:	Callahan Capital Properties LLC
First Payment Date:	7/5/2017
Maturity Date:	6/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$25,930,418
Prepayment Provisions(2):	LO(11);YM1(15);DEF/YM1(87);O(7)			UW NOI Debt Yield(1):	15.3%
Lockbox/Cash Mgmt Status(3):	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.3%
Additional Debt Type(4):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	4.11x
Additional Debt Balance(4):	$169,000,000/$189,600,000			Most Recent NOI:	$23,906,564 (2/28/2017 TTM)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI:	$23,122,035 (12/31/2016)
Reserves(5)				3rd Most Recent NOI:	$14,270,387 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.1% (4/19/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	88.7% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	74.8% (12/31/2015)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$652,000,000 (4/30/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	25.9%
Other:	$8,741,590	$0	N/A	Maturity Date LTV Ratio(1):	25.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount (Senior Note)(1):	$169,000,000	25.3%	Purchase Price:	$652,000,000	97.7%
Loan Amount (Subordinate Notes)(1):	$189,600,000	28.4%	Reserves:	$8,741,590	1.3%
Borrower Equity:	$308,786,179	46.3%	Closing Costs:	$6,644,590	1.0%
Total Sources:	$667,386,179	100.0%	Total Uses:	$667,386,179	100.0%

(1)	The 85 Broad Street Mortgage Loan is part of the 85 Broad Street Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $169,000,000 and three subordinate promissory notes with an aggregate original principal balance of $189,600,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 85 Broad Street Whole Loan are $321, $321, 7.2%, 7.2%, 1.75x, 55.0% and 55.0%, respectively.

(2)	See “The Mortgage Loan” below for further discussion of the prepayment provisions.

(3)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan (the “85 Broad Street Mortgage Loan”) is part of a whole loan (the “85 Broad Street Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $169,000,000: a $70,000,000 A-A-1 Note, a $20,000,000 A-A-2 Note, a $45,000,000 A-A-3 Note, and a $34,000,000 A-A-4 Note (collectively, the “85 Broad Street Pari Passu Companion Loans”), and by three subordinate promissory notes with an aggregate original principal balance of $189,600,000: a $72,000,000 A-B Note, a $58,800,000 B-A Note, which is subordinate to A-B Note, and a $58,800,000 B-B Note, which is subordinate to each of A-B Note and B-A Note. The 85 Broad Street Whole Loan is secured by a first priority fee mortgage encumbering the borrower’s fee interest in a 1,118,512 SF office property known as 85 Broad Street in New York, New York (the “85 Broad Street Property”). The $34,000,000 A-A-4 Note represents the 85 Broad Street Mortgage Loan and will be included in the UBS 2017-C2 Trust. The A-A-1 Note, the A-A-2 Note and the A-B Note were contributed to the CSAIL 2017-C8 securitization transaction. The lender provides no assurances that any non-securitized notes will not be split further. The 85 Broad Street Whole Loan is being serviced pursuant to the pooling and servicing agreement for the CSAIL 2017-C8 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

A-3-53

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

Following the lockout period, the 85 Broad Street Borrowers have the right to prepay the 85 Broad Street Whole Loan in whole but not in part on any date before December 5, 2026; provided that the 85 Broad Street Borrowers are required to pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance of the 85 Broad Street Whole Loan. The 85 Broad Street Borrowers also have the right to defease the entire amount or a portion of the 85 Broad Street Whole Loan after the earlier of (i) the third anniversary of the loan closing date, or (ii) two years from the closing date of the securitization of the last the 85 Broad Street Whole Loan promissory note to be securitized. The 85 Broad Street Whole Loan is prepayable without penalty on or after December 5, 2026.

85 Broad Street Whole Loan Summary
Note	Original Balance	Cut-off Balance	Anticipated Note Holder	Controlling Piece
A-A-1 Note	$70,000,000	$70,000,000	CSAIL 2017-C8	No
A-A-2 Note	$20,000,000	$20,000,000	CSAIL 2017-C8	No
A-A-3 Note	$45,000,000	$45,000,000	Natixis	No
A-A-4 Note	$34,000,000	$34,000,000	UBS 2017-C2	No
A-B Note	$72,000,000	$72,000,000	CSAIL 2017-C8	No
B-A Note	$58,800,000	$58,800,000	Natixis	No
B-B Note	$58,800,000	$58,800,000	Natixis	Yes
Total	$358,600,000	$358,600,000

(1)	Cumulative basis PSF is calculated based on 1,118,512 SF.

(2)	Based on the “as-is” appraised value of $652.0 million ($582.92 PSF) as of April 30, 2017 per the appraisal.

(3)	Based on the UW NOI of approximately $25.9 million.

(4)	Based on UW NCF of approximately $24.0 million and the coupon of 3.41253% on the aggregation of A-A-1 Note, A-A-2 Note, A-A-3 Note and A-A-4 Note, the coupon of 3.69300% on the A-B Note, the coupon of 4.08000% on the B-A Note, and the coupon of 4.60000% on the B-B Note.

(5)	Implied Equity is based on the “as-is” appraised value of $652.0 million, less total debt of $358.6 million.

The Borrowers and the Borrower Sponsor. The borrowers are 85 Broad Street Property Owner LLC and 85 Broad Street TRS LLC (collectively, the “85 Broad Street Borrowers”), both of which are Delaware limited liability companies and special purpose entities. The borrower sponsor and non-recourse carveout guarantor is ICR US LP, which is required to maintain a minimum net worth of $100.0 million. The maximum aggregate liability of the guarantor for the non-recourse carveouts for bankruptcy will be capped at 15.0% of the original 85 Broad Street Whole Loan plus costs of enforcement and collection. ICR US LP is controlled by Ivanhoé Cambridge, the real estate subsidiary of the Caisse de dépôt et placement du Québec, one of Canada’s leading institutional fund managers. La Caisse de dépôt et placement du Québec (“CDPQ”) is a long-term institutional investor that manages funds primarily for public and parapublic pension and insurance plans. As of December 31, 2016, it held CDN$270.7 billion in net assets.

Ivanhoé Cambridge is a global real estate firm that invests in high-quality properties and companies in select cities around the world. Founded in Québec in 1953, Ivanhoé Cambridge has built a vertically integrated business across Canada. Internationally, the company invests alongside key partners that are leaders in their respective markets. Through subsidiaries and partnerships, Ivanhoé Cambridge holds interests in close to 500 properties, consisting primarily in office, retail, residential and logistics real estate. Ivanhoé Cambridge held more than CDN$55.0 billion in assets as of December 31, 2015.

The Property. The 85 Broad Street Property consists of a 30-story, Class A, platinum LEED certified office building totaling 1,118,512 SF, located at 85 Broad Street in New York, New York. Originally constructed in 1983 as Goldman Sachs’ headquarters, the property was converted to a multi-tenant building after Goldman Sachs vacated in 2011. The 85 Broad Street Property features unique physical characteristics, including extensive light and panoramic views resulting from all four exposed sides, column-free floor plates and a full city block location. The 85 Broad Street Property underwent an extensive $112.0 million ($100 PSF) capital improvement program in 2015, which entailed numerous building systems upgrades, lobby and plaza enhancements, elevator modifications and tenant amenity spaces. The lobby is finished with marble floors and walls. Investment in new HVAC, electrical and chilled water systems has resulted in the recently awarded LEED platinum certification in January 2017. The 85 Broad Street Property has a

A-3-54

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

modernized security system that includes card-key access in the elevators and security cameras located in the lobby and elevators. The lobby is equipped with a concierge desk and security personnel that patrol the perimeter of the 85 Broad Street Property after hours. The interiors include high-end finishing and decorative fluorescent or incandescent light fixtures. The majority of the floors are column less floors due to the prior trading floor use. Amenities to the tenants include a 976 SF bike room that has space for 84 bicycles, a 10,461 SF cafeteria in concourse operated by Le Pain Quotidien, a full-service Belgian bistro, a high-end 14,007 SF conference and wellness center operated by WeWork, which is expected to open in August 2017 and be available to all tenants at a nominal rate.

Major Tenants.

WeWork (292,956 SF, 26.2% of NRA, 30.8% of underwritten rent). WeWork is a New York-based provider of shared office space that brings together entrepreneurs, freelancers, startups, and small businesses, creating both physical and virtual communities where members learn from, grow with, and support each other. The property is WeWork’s first full service location with a wellness center, restaurant & bar, and lounge floor fully operated by the company. The main lobby entrance is located on Broad Street and WeWork is in the process of constructing a private entrance on South William Street. The tenant initially was leasing 253,857 SF in 2015 and expanded in 2016 to the 27th floor.

Oppenheimer (275,792 SF, 24.7% of NRA, 28.4% of underwritten rent). Oppenheimer provides a range of financial services including brokerage, investment banking, asset management, lending, and research. Oppenheimer’s Private Client segment, which offers retail brokerage, wealth management, and margin lending to affluent business clients in the US and Latin America, makes up the bulk of sales. The group also has operations in the UK, Israel, and Hong Kong. It has more than $77 billion of private client assets under management as of December 31, 2016. The Company generated $883 million of gross revenues in 2016 and has a market capitalization of $216.4 million as of July 10, 2017. Oppenheimer has been a tenant at the property since 2011.

Nielsen (117,207 SF, 10.5% of NRA, 13.1% of underwritten rent). Nielsen provides demand analysis, product development, sales measurement, price and trade promotion strategies, and product launch services. Founded in 1923 and headquartered in Oxford, the United Kingdom and New York, NY, Nielsen employed approximately 43,000 employees as of December 31, 2016 and offers has a presence in more than 100 countries and its services cover about 90% of the globe’s population and about 80% of the global advertising spend. As of July 10, 2017, Nielson had a market capitalization of $13.4 billion. Nielsen has been a tenant at the property since 2013.

Vox Media (85,733 SF, 7.7% of NRA, 9.4% of underwritten rent) (“North South Productions”). Vox Media creates and distributes online content, and connects with educated young adults worldwide. Vox Media is a portfolio of eight influential brands focusing on key passion points that engage hundreds of millions of people. The company was founded in 2003 and is based in Washington, District Of Columbia with additional offices in New York, Chicago and San Francisco. In December 2014, Vox Media raised a $46.5 million, estimating the media company’s value at around $380 million. More recently, in August 2015, NBC Universal made a $200 million equity investment in Vox Media Inc. This investment estimates the company’s value at more than $1 billion.

Banco Popular (53,229 SF, 4.8% of NRA, 5.0% of underwritten rent). Popular, Inc., doing business as Banco Popular in Puerto Rico and the Virgin Islands and as Popular Community Bank in the United States, is a financial services conglomerate that has been operating in Puerto Rico for almost 120 years and in the United States for over 52 years. In recent years, it has expanded into other areas of the Caribbean and Central America.

The following table presents certain information relating to the leases at the 85 Broad Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration
Tenant
WeWork(4)	NR/NR/NR	292,956	26.2%	$13,414,234	30.8%	$45.79	8/31/2033
Oppenheimer(5)	B2/B+/NR	275,792	24.7%	$12,363,838	28.4%	$44.83	2/29/2028
Nielsen(6)	Ba3/BB+/NR	117,207	10.5%	$5,691,743	13.1%	$48.56	3/31/2025
Vox Media(7)	NR/NR/NR	85,733	7.7%	$4,115,184	9.4%	$48.00	1/31/2031
Banco Popular(8)	B2/BB-/BB-	53,229	4.8%	$2,174,153	5.0%	$40.85	2/28/2026
Subtotal/Wtd. Avg.		824,917	73.8%	$37,759,152	86.6%	$45.77
Remaining Tenants(9)		148,759	13.3%	$ 5,849,428	13.4%	$39.32
Vacant Space		144,836	12.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,118,512	100.0%	$ 43,608,579	100.0%	$44.79

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF have been underwritten based on the April 19, 2017 rent roll, which includes rent steps of $1,704,721 through May 2018. Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	WeWork occupies 11 suites within the property; each lease has two, five-year renewal options remaining.

(5)	Oppenheimer occupies ten suites (two of which are storage within the property); each lease has one, 5- or 10-year renewal option remaining. The eight office suites have a one-time termination option effective as of February 1, 2024 to either terminate (i) the highest full floor; (ii) the lowest full floor; or (iii) the entirety of its lease with 18 months’ notice and a penalty equal to the unamortized transaction costs at an interest rate of 8%.

(6)	Nielsen occupies four suites within the property, each subject to a separate lease that has one, 5- or 10-year renewal option remaining. Following the 7th anniversary of the rent commencement date, Nielsen has the ability to terminate a portion or the entirety of its lease with 15 months’ notice. The termination payment is the sum of five times the annual rent, tax payments, operating payments and cafeteria rent, the landlord’s contribution, rent, tax and operating payments during the abatement period amortized on a monthly basis with a 7.0% interest rate and brokerage commissions. 50% of the termination payment is due concurrently with the termination notice and the remaining 50% is due on or before the termination date.

(7)	Vox Media occupies three suites within the property; each lease has one, five-year renewal option remaining.

(8)	Banco Popular occupies two suites within the property; each lease has one, five-year renewal option remaining.

(9)	Bike room and management office occupies totally 5,462 SF, but do not pay rent for this space.

A-3-55

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

The following table presents certain information relating to the lease rollover schedule at the 85 Broad Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling(2)	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(3)(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	12,598	1.1%	1.1%	$42.50	$535,415	1.2%	1.2%
2020	0	0	0.0%	1.1%	$0.00	$0	0.0%	1.2%
2021	1	484	0.0%	1.2%	$55.81	$27,012	0.1%	1.3%
2022	0	0	0.0%	1.2%	$0.00	$0	0.0%	1.3%
2023	0	0	0.0%	1.2%	$0.00	$0	0.0%	1.3%
2024	1	38,407	3.4%	4.6%	$45.50	$1,747,519	4.0%	5.3%
2025	4	117,207	10.5%	15.1%	$48.56	$5,691,743	13.1%	18.3%
2026	2	53,229	4.8%	19.8%	$40.85	$2,174,153	5.0%	23.3%
2027	1	8,082	0.7%	20.6%	$51.00	$412,182	0.9%	24.3%
2028 & Beyond	31	743,669	66.5%	87.1%	$44.40	$33,020,556	75.7%	100.0%
Vacant	0	144,836	12.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	41	1,118,512	100.0%		$44.79	$43,608,579	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Multiple tenants operate under more than one lease. There are 12 tenants at the property.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF have been underwritten based on the April 19, 2017 rent roll, which includes rent steps of $1,704,721 through May 2018.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The property is located on Broad Street between South William Street and Pearl Street, in close proximity to Wall Street, Battery Park, the Federal Reserve, the New York Stock Exchange, the National Museum of the American Indian, Federal Hall, the National September 11 Memorial and Museum, St. Paul’s Chapel, New York City Hall and the Fulton Street Transit Center, which is a recently completed $1.4 billion project by the Metropolitan Transit providing access to five different subway lines. Additionally, the property is near the World Trade Center Transportation Hub, which connects 11 different subway lines, the PATH rail system, the Battery Park City Ferry Terminal, and the Westfield World Trade Center, which opened in August 2016. Santiago Calatrava designed the center that is now home to over 125 retail shops and restaurants including: Apple, Michael Kors, Breitling and Eataly.

The area offers easy access to 13 subway lines, 30 local and express bus routes, 20 ferry routes, and the PATH transit system. In addition, the Brooklyn-Battery tunnel and the Brooklyn and Manhattan bridges connect Lower Manhattan with Brooklyn, Queens and Long Island, while the Holland Tunnel, directly north of the district, connects Lower Manhattan to New Jersey. Furthermore, the district is accessible via the FDR Drive, located on the east side of the district, and the West Side Highway.

According to a third party research report, the property is located in Lower Manhattan within the Class A Financial District submarket. As of the first quarter of 2017, the Class A Financial District submarket of New York City had approximately 35.2 million SF of office inventory with a vacancy of 9.7% and asking rents of $53.86 PSF. According to a third party research report as April 2017, the Financial District had the strongest rent growth in Manhattan and the New York Metro in 2016, with rent growth of 10.1%.

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the property is 82,908, 838,005 and 2,304,923, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the property is $189,852, $139,663 and $114,797, respectively.

A-3-56

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

The following table presents competitive office buildings with respect to the 85 Broad Street Property:

Property Name/Address	Year Built	Year Renovated	Size (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Major Tenants
225 Liberty Street 225 Liberty Street, New York, New York, 10281	1987	NAV	2,200,000	$70.00	97.2%	0.8	Rauxa
1 Liberty Street 1 Liberty Street, New York, New York, 10281	1972	NAV	2,121,437	$54.00	NAV	0.7	AON
200 Vesey Street 200 Vesey Street, New York, New York 10080	1985	NAV	2,300,000	$55.00	91.0%	0.9	Tullett Prebon
28 Liberty Street 28 Liberty Street, New York, New York 10080	1960	NAV	1,898,158	$58.00	77.9%	0.3	New York State Attorney General’s Office
One New York Plaza One New York Plaza, New York, New York 10080	1968	1994	2,103,750	$57.00	95.3%	0.2	Revlon, Inc.
1 Whitehall Street 1 Whitehall Street, New York, New York 10080	1962	1989	285,000	$50.00	97.6%	0.1	Selligent

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 85 Broad Street Property:

Cash Flow Analysis
	2014(1)	2015	2016	2/28/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	N/A	$19,589,718	$33,990,919	$35,096,005	$50,771,104	$45.39
Total Recoveries	N/A	$2,121,256	$2,330,022	$2,386,220	$2,415,192	$2.16
Rent Adjustment(3)	N/A	$12,425,956	$6,570,969	$6,463,290	$0	$0.00
Total Other Income	N/A	$1,340,413	$1,299,980	$1,267,039	$1,201,605	$1.07
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($7,162,525)	($6.40)
Effective Gross Income	N/A	$35,477,343	$44,191,890	$45,212,554	$47,225,377	$42.22
Total Operating Expenses	N/A	$21,206,955	$21,069,855	$21,305,990	$21,294,959	$19.04
Net Operating Income	N/A	$14,270,387	$23,122,035	$23,906,564	$25,930,418	$23.18
Capital Expenditures	N/A	$0	$0	$0	$223,702	$0.20
TI/LC	N/A	$0	$0	$0	$1,677,768	$1.50
Net Cash Flow	N/A	$14,270,387	$23,122,035	$23,906,564	$24,028,948	$21.48

Occupancy %	N/A	43.1%	74.8%	88.7%	87.1%
NOI DSCR(4)	N/A	2.44x	3.95x	4.09x	4.43x
NCF DSCR(4)	N/A	2.44x	3.95x	4.09x	4.11x
NOI Debt Yield(4)	N/A	8.4%	13.7%	14.1%	15.3%
NCF Debt Yield(4)	N/A	8.4%	13.7%	14.1%	14.2%

(1)	The property was built to suit for Goldman Sachs in 1983. The seller bought the property in 2014 following Goldman Sachs vacating the building, and leased up the building from approximately 25.0% at acquisition to its current occupancy of 87.1%. 2015 cash flows are significantly lower than historical as the seller offered free rent and TI packages in order to attract tenants. The seller also completed a $112 million ($100 PSF) capital improvement program, which entailed numerous building systems upgrades, lobby and plaza enhancements, elevator modifications and tenant amenity spaces.

(2)	UW Gross Potential Rent is underwritten based on the April 19, 2017 rent roll, includes rent steps of $1,704,721 through May 2018, and includes $7,162,525 vacant income.

(3)	Rent adjustment is rent from FAS 13 GAAP Adjustment. This adjustment allows for rent payment based on lease term to be included in the operating statements.

(4)	Debt service coverage ratios and debt yields are based on the senior portion of the 85 Broad Street Whole Loan.

A-3-57

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

Escrows and Reserves. At origination, the 85 Broad Street Borrowers deposited into escrow $8,170,739 for unfunded lease obligations and $570,850 for free rent. Provided that no event of default has occurred and is continuing, the lender will be required to disburse funds held in such unfunded lease obligations reserve to the borrower within 15 days after the borrower delivers a request to the lender therefor (but not more than once per month) in increments of at least $5,000, provided that (i) such disbursement is for an approved leasing expense as provided in the related loan documents, (ii) if applicable, the lender has, at its discretion, verified the performance of any construction work associated with such approved leasing expense and (iii) the request is accompanied by certain information and an officer’s certificate as detailed under the related loan documents. If an event of default exists, any such disbursement in an amount of more than $10,000 may, at the lender’s discretion, be made by joint check payable to the borrower and the payee of any such approved leasing expense.

Tax Escrows - During a Cash Management Period (as defined below), the borrowers are required to escrow 1/12th of annual tax payments, currently equal to $787,180.

Insurance Escrows - The loan documents do not require monthly escrows for insurance, provided that (i) no event of default under the loan has occurred and is continuing, and (ii) the borrowers provide evidence that the insurance coverages required pursuant to the loan documents are being maintained under an acceptable blanket insurance policy.

Replacement Reserves - During a Cash Management Period, the borrowers are required to escrow for $18,636 ($0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - During a Cash Management Period, the borrowers are required to escrow for $139,768 ($1.50 per square foot annually) for TI/LC reserves.

Lockbox and Cash Management. The 85 Broad Street Whole Loan is structured with a hard lockbox and springing cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under the 85 Broad Street Whole Loan documents; (ii) the failure by the borrowers, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.20x; (iii) a Primary Tenant Sweep Period (as defined below); or (iv) an approved mezzanine loan exists; and will end with respect to clause (i) above, if such event of default has been cured or waived by the lender; with respect to clause (ii) above, if for two consecutive calendar quarters since the commencement of the existing Cash Management Period (A) no event of default under the 85 Broad Street Whole Loan documents has occurred, (B) no event that constitutes another Cash Management Period has occurred, and (C) the debt service coverage ratio at least equal to 1.20x, and with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred and no event that triggers another Cash Management Period has occurred.

A “Primary Tenant Sweep Period” will commence on the earliest of (i) the earlier of the date that is 12 months prior to (x) the then-scheduled expiration, termination or contraction date of any Primary Tenant (as defined below) lease, whether such lease is in its initial term or any renewal term and (y) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease (provided such renewal has not yet been exercised);(ii) any termination, cancellation or surrender of, or receipt by the borrowers of a notice to terminate any one of the Primary Tenant leases; (iii) a Primary Tenant “going dark” (i.e. vacates, surrenders or otherwise ceases to operate its business) in all or substantially all of the applicable Primary Tenant premises; (iv) the occurrence of any default (beyond any applicable notice and/or cure period) under any Primary Tenant lease or (v) a Primary Tenant, its corporate parent and/or guarantor becoming the subject of a bankruptcy action.

A “Primary Tenant Sweep Period Cure” will commence (A) with respect to clause (i), (ii), (iv) and (v) above, if a Primary Tenant Replacement Event (as defined below) has occurred; (B) with respect to clause (iii) above, if the Primary Tenant or an acceptable replacement tenant re-opens for business for a continuous period of not less than three months; (C) with respect to clause (iv) above, if the default is cured and no other default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease; (D) with respect to clause (v) above, if the bankruptcy action is dismissed and the primary tenant lease is affirmed and (E) the date on which the following amounts have accumulated in the Primary Tenant reserve subaccount (exclusive of any amounts on deposit in the Primary Tenant reserve subaccount attributable to the Primary Tenant Sweep Period Cure with respect to any other trigger): (x) $80.00 PSF with respect to any portion of the applicable Primary Tenant premises that has not been re-tenanted and (y) to the extent all or a portion of the applicable Primary Tenant premises has been demised to an acceptable replacement tenant, in the lender’s judgment, sufficient funds to cover all anticipated Primary Tenant re-leasing costs related to the space that has been re-tenanted and all the cost of landlord work required under such replacement tenant lease.

A “Primary Tenant Replacement Event” means (X) either (a) the termination of a Primary Tenant lease and the borrowers entering into one or more new qualified leases that, in the aggregate, demise all of the applicable Primary Tenant premises or (b) the renewal of the applicable Primary Tenant lease for the entire Primary Tenant premises in accordance with its terms as in existence on the date hereof or otherwise on terms and conditions approved in writing by the lender, such approval not to be unreasonably conditioned, withheld or delayed and, (Y) in either instance, in the lender’s judgment, sufficient funds have been accumulated and remain available on deposit in the Primary Tenant reserve subaccount (exclusive of any amounts on deposit attributable to the Primary Tenant Sweep Period Cure with respect to any other trigger) to pay all Primary Tenant re- leasing costs with respect to both such new lease and/or renewal of a Primary Tenant lease.

A “Primary Tenant” means initially either or both of Oppenheimer and WeWork and thereafter any acceptable replacement tenant that leases in excess of 160,000 SF.

Additional Secured Indebtedness (not including trade debts). In addition to A-A-4 Note, the 85 Broad Street Property is also security for the pari passu A-A-1 Note, A-A-2 Note and A-A-3 Note, and three subordinate companion notes (A-B Note, B-A Note and B-B Note). The A-A-1 Note, A-A-2 Note and A-A-3 Note accrue interest at the same rate as the 85 Broad Street Mortgage Loan and entitled to payments of principal and interest on a pro rata and pari passu basis with the 85 Broad Street Mortgage Loan. The A-B Note has an outstanding principal balance as of the cut-off date of $72.0 million and accrues interest at a rate of 3.6930%, which is subordinate to each of A-A-1 Note, A-A-2 Note, A-A-3 Note and A-A-4 Note. The B-A Note has an outstanding principal balance as of the cut-off date of $58.8 million and accrues interest at a rate of 4.0800%, which is subordinate to each of A-A-1 Note, A-A-2 Note, A-A-3 Note, A-A-4 Note and A-B Note. The B-B Note has an outstanding principal balance as of the cut-off date of $58.8 million and accrues interest at a rate of 4.6000%, which is subordinate to each of A-A-1 Note, A-A-2 Note, A-A-3 Note, A-A-4 Note, A-B Note and B-B Note. The holders of

A-3-58

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

the 85 Broad Street Mortgage Loan, A-A-1 Note, A-A-2 Note, A-A-3 Note, A-B Note, B-A Note and B-B Note have entered into a co-lender agreement which sets forth the allocation of collections on the 85 Broad Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 85 Broad Street Borrowers have the one-time right, at any time following the securitization of the 85 Broad Street Whole Loan, upon no less than 45 business days prior written notice to the lender to obtain a mezzanine loan secured by a pledge of all of the direct ownership interests in the borrowers upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents; (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan and the 85 Broad Street Whole Loan does not exceed 55.0%; (iii) the combined debt service coverage ratio is not less than 1.75x, (iv) the combined debt yield is not less than 6.6%; and (v) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

Release of Property. Not permitted.

Terrorism Insurance. The 85 Broad Street Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-59

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

A-3-60

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

85 Broad Street
85 Broad Street
New York, NY 10004
MANHATTAN
Financial District
Battery Park City
Two Bridges
Hudson River
East River
Chambers St.
Warren St.
West St.
St. Johns University-Manhattan Campus
Gov. Nelson A. Rockefeller Park
Murray St.
9A
Greenwich St.
Irish Hunger Memorial
Goldman Sachs Tower
Barclay St.
7 World Trade Ctr./ Westfield WTC
Vesey St.
1 North End Avenue
250 Vesey Street
200 Vesey Street
Brookfield Place
1 World Trade Ctr.
2 World Trade Ctr.
North Pool
South Pool
WTC Transportation Hub
Memorial Museum
National September 11 Memorial
3 World Trade Ctr.
4 World Trade Ctr.
5 World Trade Ctr.
North Cove Marina
PATH
225 Liberty Street
200 Liberty Street
Manhattan Yacht Club
Liberty St.
South End Ave.
Albany St.
Hudson River Greenway
Tweed Courthouse
NY Public Library
City Hall
NYC City Hall
Chambers St.
Park Place
Woolworth Building
World Trade Ctr.
Brooklyn Br.- City Hall
1 Police Plaza (NYC Police HQ)
Madison St.
Brooklyn Bridge
Park Row
Pace University
Schimmel Center
NYC Commissioner Office
New York by Gehry
Spruce St.
New York Downtown Hospital
Beekman St.
Gold St.
Peck Slip
Pearl St.
Water St.
Front St.
Broadway-Nassau
Fulton St.
55 John Street
Dey St.
Cortlandt St.
Cortlandt St.
The Fulton Center
John St.
One Liberty Plaza
Fulton Market
South Street Seaport
90 William Street
5 Gold Street
Federal Reserve Bank
28 Liberty Street
80 Maiden Lane
Maiden Ln.
175 Water Street
9/11 Tribute Center
125 Greenwich Street (Under Constr.)
Broadway
Equitable Building
Federal Hall
Wall-William St
40 Wall Street
55 Wall Street
Museum of Finance
Exchange Pl.
Continental Tower
60 Wall St.
100 Wall Street
120 Wall Street
Wall St.
Trinity Church
Wall St.
Trinity Pl.
Rector St.
50 West Street
Rector St.
NY Stock Exchange
Broad St.
75 Wall Street
95 Wall
111 Wall Street
Twenty Exchange Place
10 Hanover Square
77 Water Street
1 Financial Square
FDR Drive
Old Slip
Thames St.
Battery St.
South Cove Park
2nd Pl.
West St.
60 Broad Street
75 Broad Street
New St.
Beaver St.
7 Hanover Square
2 Broadway
Broad St.
St. Johns University-Manhattan Campus
Greenwich St.
Bowling Green
Museum of Jewish Heritage
The Skyscraper Museum
The Whitehall Building
Fort Amsterdam/ Natl. Museum of the American Indian
Bridge St.
Water St.
2 & 4 New York Plaza
Downtown Manhattan Heliport
Battery Pl.
Whitehall St. - South Ferry
Robert F. Wagner, Jr. Park
478
State St.
17 State Street
1 New York Plaza
FDR Drive
Battery Park
Castle Clinton Natl. Monument
South Ferry Terminal
Whitehall Terminal (South Ferry)
Maritime Battery Building
Liberty Island Ferry
Brooklyn Battery Tunnel
Staten Is. Ferry
Upper West Side
Central Park
Upper East Side
Astoria
Queens
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
East River
Williamsburg
Manhattan
Greenwich Village
Hoboken
Hudson River
SoHo
New Jersey
Tribeca
Chinatown
Jersey City
Financial District
Brooklyn
Brooklyn Heights
Park Slope

A-3-61

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

A-3-62

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Mortgage Loan Information				Property Information(5)
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Hospitality
Original Balance(1):	$32,400,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$32,400,000			Title Vesting:	Various
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	491 Rooms
Borrower Sponsor:	American Hotel Income Properties REIT Inc.			Cut-off Date Balance per Room(1):	$106,721
Mortgage Rate:	4.5300%			Maturity Date Balance per Room(1):	$97,709
Note Date:	6/22/2017			Property Manager(4):	Various
First Payment Date:	8/6/2017
Maturity Date:	7/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information(5)
Seasoning:	1 month			UW NOI:	$6,930,981
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield(1):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.58x (IO) 1.94x (P&I)
Additional Debt Balance(1):	$20,000,000			Most Recent NOI:	$7,840,534 (3/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$7,729,413 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$6,886,639 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.5% (3/31/2017)
RE Tax:	$518,238	$40,000	N/A	2nd Most Recent Occupancy:	82.8% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	79.8% (12/31/2015)
FF&E:	$0	Springing	N/A	Appraised Value (as of)(6):	$87,500,000 (Various)
PIP Reserve:	$2,055,697	$0	N/A	Cut-off Date LTV Ratio(1)(6):	59.9%
Ground Rent Reserve:	$88,855	Springing	N/A	Maturity Date LTV Ratio(1)(6):	54.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$52,400,000	58.8%	Purchase Price(7):	$85,500,000	95.9%
Borrower Equity:	$36,726,347	41.2%	Reserves:	$2,662,790	3.0%
			Closing Costs:	$963,558	1.1%
Total Sources:	$89,126,347	100.0%	Total Uses:	$89,126,347	100.0%

(1)	The AHIP Northeast Portfolio III Mortgage Loan is part of the AHIP Northeast Portfolio III Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $52,400,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers above are based on the aggregate principal balance of the promissory notes comprising the AHIP Northeast Portfolio III Whole Loan.

(2)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on August 6, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the origination date of the AHIP Northeast Portfolio III Whole Loan or (ii) two years from the closing date of the securitization of the last AHIP Northeast Portfolio III Whole Loan promissory note to be securitized.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The properties are managed by One MD Baltimore 8477 Management LLC, One NJ Egg Harbor HW Management LLC, One NY Bellport 2 Management LLC and One MD Baltimore HI Management LLC, each an affiliate of the AHIP Northeast Portfolio III Borrowers.

(5)	Property Information and Underwriting and Financial Information are based on a combination or sum of the four hospitality properties that comprise the AHIP Northeast Portfolio III Properties.

(6)	The Appraised Value represents the “as-complete” appraised value, which assumes that the scheduled PIP renovations at each of the properties have been completed. Based on the “as-is” appraised value of $82,500,000 as of June 1, 2017, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 63.5% and 58.2% respectively.

(7)	The allocated purchase prices are as follows: the Hampton Inn Baltimore - White Marsh ($21,500,000), the Fairfield Inn & Suites Baltimore - White Marsh ($15,400,000), the SpringHill Suites – Bellport ($26,400,000), and the Homewood Suites - Egg Harbor ($22,200,000).

The Mortgage Loan. The seventh largest mortgage loan (the “AHIP Northeast Portfolio III Mortgage Loan”) is part of a whole loan (the “AHIP Portfolio III Whole Loan”) evidenced by two pari passu promissory notes in the aggregate amount of $52,400,000, secured by fee and leasehold mortgages, as applicable, encumbering a portfolio of 491 rooms throughout three limited service hospitality properties located in Maryland and New York and one extended stay hospitality property located in New Jersey (collectively the “AHIP Northeast Portfolio III Properties”). The controlling promissory Note A-1, in the original principal amount of $32,400,000, represents the AHIP Northeast Portfolio III Mortgage Loan and will be included in the UBS 2017-C2 Trust. Promissory Note A-2 with an original principal balance of $20,000,000 is currently held by Deutsche Bank AG, acting though its New York Branch (“DBNY”) (an affiliate of GACC) and is expected to be contributed to one or more securitization transactions or may otherwise be transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The AHIP Northeast Portfolio III Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-63

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

AHIP Northeast Portfolio III Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$32,400,000	$32,400,000	UBS 2017-C2	Yes
Note A-2	$20,000,000	$20,000,000	DBNY	No
Total	$52,400,000	$52,400,000

The proceeds of the AHIP Northeast Portfolio III Mortgage Loan, along with $36,726,347 of borrower sponsor equity were used to purchase the AHIP Northeast Portfolio III Properties, fund upfront reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are AHIP MD Baltimore 8477 Properties LLC, AHIP MD Baltimore 8477 Enterprises LLC, AHIP NJ Egg Harbor 3008 Properties LLC, AHIP NJ Egg Harbor 3008 Enterprises LLC, AHIP NY Bellport Properties LLC, AHIP NY Bellport Enterprises LLC, AHIP MD Baltimore 8225 Properties LLC and AHIP MD Baltimore 8225 Enterprises LLC (each, a “Borrower” and together the “AHIP Northeast Portfolio III Borrowers”), each a Delaware limited liability company, structured to be bankruptcy remote with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the AHIP Northeast Portfolio III Mortgage Loan is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”).

AHIP REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”) U.S. assets. AHIP REIT L.P., (TSX:HOT.UN), is a publicly owned real estate investment trust that invests in the real estate markets across United States. AHIP REIT L.P. invests in transportation oriented select-service, and limited service hotel portfolios in close proximity to railroads, airports, highway interchanges and other transportation hubs servicing as demand generators. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia.

Following the acquisition of the AHIP Northeast Portfolio III Properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States. As of March 31, 2017, AHIP REIT Inc. reported shareholder’s equity of approximately $413.2 million with cash and cash equivalents of approximately $18.0 million.

The Properties. The AHIP Northeast Portfolio III Properties consist of four hotel properties containing 491 rooms located in Baltimore, MD, Egg Harbor Township, NJ, and Bellport, NY as follows:

●	the 116 room Fairfield Inn & Suites Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore 8477 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2033;

●	the 120 room Homewood Suites – Egg Harbor property, located in Egg Harbor Township, NJ, is managed by One NJ Egg Harbor HW Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032;

●	the 128 room SpringHill Suites – Bellport property, located in Bellport, NY, is managed by One NY Bellport 2 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2032;

●	the 127 room Hampton Inn Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore HI Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032.

AHIP REIT Inc. purchased the AHIP Northeast Portfolio III Properties as part of a larger 18-hotel portfolio that was acquired from MCR Development for a total portfolio purchase price of approximately $395,000,000. The AHIP Northeast Portfolio III Properties have an allocated purchase price of $85,500,000. In connection with loan origination, the AHIP Northeast Portfolio III Borrowers escrowed $2,055,697 in a PIP renovation reserve, which represents 100% of the anticipated costs to complete the PIP work. See the “Portfolio Summary” table below and “Escrow and Reserves” for PIP reserve information on a property-by property basis. The AHIP Northeast Portfolio III Properties each operate under new franchise agreements of at least 15-years with Marriott International, Inc. or Hilton Franchise Holding LLC, as described above, that were signed at loan origination.

Portfolio Summary
Property	Rooms	Type	Year Built / Renovated	Ownership Interest	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value(3)	PIP Amount
Fairfield Inn & Suites Baltimore – White Marsh(1)	116	Limited Service	2008 / 2014	Leasehold	$10,180,571	19.4%	$1,221,289	$17,000,000	$355,370
Homewood Suites – Egg Harbor	120	Extended Stay	2012 / N/A	Fee	$12,576,001	24.0%	$1,439,018	$21,000,000	$625,130
SpringHill Suites – Bellport(2)	128	Limited Service	2010 / 2016	Fee	$15,869,714	30.3%	$1,862,552	$26,500,000	$167,218
Hampton Inn Baltimore – White Marsh	127	Limited Service	1997 / 2014	Fee	$13,773,714	26.3%	$1,675,409	$23,000,000	$907,979
Total / Wtd. Avg.	491				$52,400,000	100.0%	$6,198,269	$87,500,000	$2,055,697

(1)	The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with a 5-year initial term and nine, 5-year extension options. The ground lease has a fully extended expiration date of March 31, 2057. See “Fairfield Inn & Suites Baltimore – White Marsh Ground Lease” below.

(2)	The SpringHill Suites – Bellport property is currently receiving tax benefits as part of a 10-year PILOT program, which bases the tax liability on the property’s assessed land value. The PILOT program expires in November 30, 2021. See “SpringHill Suites – Bellport Development Agency Lease” below.

(3)	The Appraised Value represents the “as-complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore - White Marsh property, the SpringHill Suites – Bellport property and the Hampton Inn Baltimore – White Marsh property, and as of June 1, 2019 for the Homewood Suites – Egg Harbor property, which assumes that the scheduled PIP renovations at each of the properties has been completed.

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Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

More specific information about each of the AHIP Northeast Portfolio III Properties and the related competitive sets are set forth in the following tables:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn & Suites Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	66.0%	$127.45	$84.08	93.8%	140.6%	131.9%
2013	67.4%	$93.64	$63.12	56.9%	$111.39	$63.41	84.5%	118.9%	100.5%
2014	72.1%	$95.49	$68.89	73.4%	$108.72	$79.80	101.7%	113.8%	115.8%
2015	73.3%	$100.98	$74.00	79.2%	$113.56	$89.93	108.1%	112.5%	121.5%
2016	74.7%	$102.63	$76.67	81.9%	$115.77	$94.80	109.6%	112.8%	123.7%
3/31/2017 TTM	73.3%	$103.18	$75.65	84.0%	$114.83	$96.43	114.5%	111.3%	127.5%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for Fairfield Inn & Suites Baltimore – White Marsh includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North and Home2 Suites Baltimore White Marsh.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Homewood Suites – Egg Harbor			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	53.2%	$94.44	$50.22	67.9%	$116.79	$79.34	127.8%	123.7%	158.0%
2013	47.6%	$94.60	$45.07	75.8%	$109.87	$83.34	159.2%	116.1%	184.9%
2014	52.2%	$96.75	$50.54	77.7%	$112.12	$87.11	148.7%	115.9%	172.4%
2015	53.8%	$96.26	$51.78	79.0%	$120.32	$95.03	146.8%	125.0%	183.5%
2016	55.8%	$98.80	$55.14	86.2%	$122.28	$105.36	154.4%	123.8%	191.1%
3/31/2017 TTM	56.1%	$98.69	$55.40	86.1%	$122.00	$105.00	153.3%	123.6%	189.5%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites – Egg Harbor property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Homewood Suites – Egg Harbor property includes Howard Johnson Atlantic City Egg Harbor Township, Days Inn Hotel Egg Harbor Township Pleasantville Atlantic City, Comfort Inn & Suites Pleasantville, Best Western Plus Atlantic City West Extended Stay & Suites, Sonesta ES Suites Somers Point, and Residence Inn Atlantic City Airport Egg Harbor Township. In addition, the 2012-2013 competitive set excludes Sonesta ES Suites Somers Point and includes Holiday Inn Express West Atlantic City and Residence Inn Atlantic City Somers Point.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			SpringHill Suites – Bellport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	78.4%	$119.29	$93.49	73.0%	$113.61	$82.90	93.1%	95.2%	88.7%
2013	81.1%	$121.92	$98.83	81.1%	$116.14	$94.22	100.1%	95.3%	95.3%
2014	79.6%	$123.65	$98.40	82.8%	$115.39	$95.59	104.1%	93.3%	97.2%
2015	80.1%	$129.86	$103.99	84.9%	$123.78	$105.06	106.0%	95.3%	101.0%
2016	80.5%	$134.56	$108.35	83.8%	$130.95	$109.71	104.1%	97.3%	101.3%
3/31/2017 TTM	76.5%	$126.53	$96.77	88.5%	$128.79	$114.04	115.8%	101.8%	117.8%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AHIP SpringHill Suites – Bellport property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the SpringHill Suites – Bellport property includes Comfort Inn Medford, Courtyard Long Island MacArthur Airport, Hampton Inn Long Island Brookhaven, Hilton Garden Inn Islip MacArthur Airport, Residence Inn Long Island Holtsville and Fairfield Inn Medford Long Island. In addition, the 3/31/2017 TTM competitive set excludes Courtyard Long Island MacArthur Airport and Hilton Garden Inn Islip MacArthur Airport and includes Ramada Plaza Long Island MacArthur Airport and Hilton Garden Inn Stony Brook.

A-3-65

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hampton Inn Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	65.3%	$133.67	$87.25	92.8%	147.5%	136.9%
2013	67.4%	$93.64	$63.12	72.3%	$123.45	$89.21	107.2%	131.8%	141.3%
2014	72.1%	$95.49	$68.89	73.0%	$118.45	$86.53	101.3%	124.0%	125.6%
2015	73.3%	$100.98	$74.00	75.9%	$126.62	$96.13	103.6%	125.4%	129.9%
2016	74.7%	$102.63	$76.67	78.9%	$125.52	$99.10	105.7%	122.3%	129.3%
3/31/2017 TTM	73.3%	$103.18	$75.65	79.4%	$125.23	$99.41	108.3%	121.4%	131.4%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hampton Inn Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Hampton Inn Baltimore – White Marsh property includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North, and Home2 Suites Baltimore White Marsh.

The Market.

Baltimore / White Marsh, MD

The Fairfield Inn & Suites Baltimore – White Marsh and Hampton Inn Baltimore – White Marsh are located on the outskirts of Baltimore in White Marsh, MD in the White Marsh/Nottingham submarket. White Marsh is suburb of Baltimore, located approximately 15 miles northeast of the central business district just off of I-95 near the intersection with Maryland Route 43. The local area surrounding the properties consists primarily of hotels, retail, businesses and residential communities. The surrounding area is home to headquarters and regional offices of various national and international companies such as the Social Security Administration, T. Rowe Price Associates, Greater Baltimore Medical Center, Towson University, McCormick & Company, UMBC, Sheppard Pratt Health Systems, Johns Hopkins University, Exelon, and M&T Bank. According to the appraisal, nearby leisure demand generators in the City of Baltimore include cultural and historic sites including the Walters Art Museum, the Maryland Zoo in Baltimore, the Howard Peters Rawling Conservatory and Botanic Gardens of Baltimore, and Patterson Park. There are also numerous colleges and universities located in the surrounding area including Johns Hopkins University, Loyola University Maryland, Towson University, Morgan State University and the Community College of Baltimore County.

According to the appraisal, the Fairfield Inn & Suites Baltimore – White Marsh property’s estimated demand segmentation is approximately 55% commercial, 15% meeting & group and 30% leisure, while the Hampton Inn Baltimore – White Marsh property’s estimated demand segmentation is approximately 60% commercial, 15% meeting & group and 25% leisure. The appraiser noted one new property in White Marsh, Maryland that may compete with the Fairfield Inn & Suites Baltimore – White Marsh and the Hampton Inn Baltimore – White Marsh. The 120-room SpringHill Suites is expected to open in March 2018 as part of the $750 million Greenleigh at Crossroads mixed-use development project. The appraiser expects this hotel to be 100% competitive given its similarities in location, target market, and ADR positioning.

Atlantic City / Egg Harbor, NJ

The Homewood Suites – Egg Harbor is located in Egg Harbor Township, New Jersey, approximately 13 miles northwest of Atlantic City. The property is also located proximate to Black Horse Pike and the Garden State Parkway. Egg Harbor Township is located in Atlantic County, which comprises much of southern New Jersey. The township is situated approximately 60 miles southeast of Philadelphia, PA, and 120 miles southwest of New York City. The area’s principal industries include casino gaming, health care, aviation testing and engineering, agriculture, professional and business services, retail industry, and boat building, among others. Major demand generators in the area are focused around tourism and leisure, including the Atlantic City casinos and boardwalk, the area’s many beaches and golf courses. Additionally, according to the appraiser, over the course of the last decade, the county has made an effort to develop tourist attractions outside of the casino industry such as Bader Field, which has been repurposed from its prior use as a general aviation airport to a sport, recreation and concert venue. In addition to tourism and leisure, there are significant commercial and government demand generators in the area. The Egg Harbor Township is home to the Federal Aviation Administration’s William J. Hughes Technical Center, the nation’s premier air transportation system laboratory as well as the primary office for one of Lockheed Martin’s aerospace subsidiaries – Lockheed Martin Integrated Systems, Inc. There are also a number of medical centers and organizations in the surrounding area including Shore Medical Center, Bacharach Rehabilitation Hospital and AtlantiCare (the regions’ largest non-casino employer).

According to the appraisal, the Homewood Suites – Egg Harbor property’s estimated demand segmentation is approximately 35% commercial, 10% meeting and group, 10% leisure, and 45% government. The appraiser notes that there are two properties that may compete with the Homewood Suites – Egg Harbor property. There is a newly constructed 101-room Hampton Inn Atlantic City/Absecon that opened in June 2017 and a proposed 114-room Home2Suites by Hilton that is expected to open in July 2018, each of which will offer amenities similar to those of the Homewood Suites – Egg Harbor. The appraiser considers these hotels to be 100% competitive given the Hilton family brand affiliations and similarities in location, target market, and ADR positioning.

Long Island / Bellport, NY

The SpringHill Suites – Bellport is located in Bellport, New York, within close proximity to the Long Island Expressway. Bellport is located in Suffolk County in Long Island, and is approximately 60 miles east of New York City and approximately 60 miles west of Montauk. Bellport is a hamlet located within the Town of Brookhaven in Suffolk County. The local area is suburban in nature, home to many families that commute to New York City. Demand generators in the area include the Brookhaven National Laboratory, located approximately 10 miles from the SpringHill Suites – Bellport. The Brookhaven National Laboratory is a multipurpose research institution funded primarily by the US Department of Energy’s Office of Science. The laboratory employs over 3,000 scientists, engineers and support staff, and is visited by more than 4,000 researchers from around the world annually. The hotel is also located

A-3-66

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

approximately 20 minutes from Stony Brook University, part of the State University of New York (SUNY) system. Other local demand stems from the various major corporate presences including Siemens, Boeing, Luitpold, Amneal, Perfumania, McKeon Door Company, Kongsberg Integrated Tactical Systems, and Lockheed Martin.

According to the appraisal, the SpringHill Suites – Bellport property’s estimated demand segmentation is approximately 55% commercial, 30% meeting and group and 15% leisure. The appraiser noted that there are no new directly competitive hotels planned in the area but that there are several secondary competitors in the construction pipeline. The appraiser expects the additional supply to capture any increased demand from growing economic drivers throughout the Long Island area. The new supply includes a 122-room Homewood Suites in Ronkonkoma, a 114-room Residence Inn in Riverhead, a 165-room Hilton Garden Inn in Port Washington, and a 125-room Courtyard by Marriott in Central Islip.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AHIP Northeast Portfolio III Properties:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW per Room
Occupancy	76.9%	79.8%	82.8%	84.5%	82.1%
ADR	$113.74	$121.27	$123.85	$122.92	$122.09
RevPAR	$87.43	$96.72	$102.49	$103.82	$100.25

Rooms Revenue	$15,669,283	$17,333,119	$18,393,159	$18,606,921	$17,966,582	$36,592
Other Departmental Revenue	$468,685	$341,386	$356,207	$362,325	$351,221	$715
Other Income	$0	$0	$0	$0	$0	$0
Total Revenue	$16,137,968	$17,674,505	$18,749,366	$18,969,246	$18,317,803	$37,307
Total Expenses(1)(2)	$10,248,973	$10,787,866	$11,019,953	$11,128,712	$11,386,823	$23,191
Net Operating Income	$5,888,995	$6,886,639	$7,729,413	$7,840,534	$6,930,981	$14,116
FF&E	$645,520	$706,980	$749,975	$758,770	$732,712	$1,492
Net Cash Flow	$5,243,475	$6,179,659	$6,979,438	$7,081,764	$6,198,269	$12,624

NOI DSCR (P&I)	1.84x	2.15x	2.42x	2.45x	2.17x
NCF DSCR (P&I)	1.64x	1.93x	2.18x	2.21x	1.94x
NOI Debt Yield	11.2%	13.1%	14.8%	15.0%	13.2%
NCF Debt Yield	10.0%	11.8%	13.3%	13.5%	11.8%

(1)	Taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, which is based on the appraiser’s average tax estimate during the term of the loan. The mortgaged property is currently receiving tax benefits in the form of a payment-in-lieu-of-taxes (“PILOT”) program. The 10-year program began in 2010 and stipulates that the tax liability of the property is based solely on the assessed value of the land. The property is in year 6 of the PILOT program, with the most recent tax liability equal to $8,929. According to the appraisal, the property’s tax liability will remain the same until the final tax year of the schedule, which ends November 30, 2021, at which point the appraiser estimates the tax expense will increase to $520,711.

(2)	Ground rent for the Fairfield Inn & Suites Baltimore – White Marsh property was underwritten based on the average annual ground rent over the loan term of $177,710.

Escrows and Reserves. At origination, the AHIP Northeast Portfolio III Borrowers deposited in escrow (i) $518,238 for real estate taxes, (ii) $2,055,697 for the PIP renovations and (iii) $88,855 for Ground Rent payments at the Fairfield Inn & Suites Baltimore – White Marsh property. On a monthly basis, the AHIP Northeast Portfolio III Borrowers are required to deposit (i) $40,000 for real estate taxes and (ii) the monthly amount required for ground rent if a Trigger Period occurs or the AHIP Northeast III Borrowers fail to pay ground rent prior to the date it is due. Monthly deposits of 1/12 of the annual insurance premiums are currently waived so long as an acceptable blanket policy remains in place. Beginning with the payment date in July 2019, the greater of (i) 1/12th of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio III Borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the FF&E.

The $2,055,697 PIP reserve includes $907,979 allocated to the Hampton Inn Baltimore – White Marsh property, $625,130 allocated to the Homewood Suites – Egg Harbor property, $355,370 to the Fairfield Inn & Suites Baltimore – White Marsh property, and $167,218 to the SpringHill Suites – Bellport property.

Lockbox and Cash Management. The AHIP Northeast Portfolio III Mortgage Loan provides for a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the AHIP Northeast Portfolio III Borrowers and the property managers are required to deposit all other rent and payments into the clearing account within one day of receipt. Unless a Trigger Period (defined below) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the AHIP Northeast Portfolio III Borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender.

A “Trigger Period” will comment upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.25x as of any calendar quarter; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

A-3-67

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Release of Property. The AHIP Northeast Portfolio III Borrowers may obtain the release of an individual property after the defeasance lockout expiration date in connection with a bona fide third-party sale of any of such individual property, subject to terms and conditions set forth in the loan documents, including but not limited to: (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio of the remaining properties is at least the greater of (x) 1.80x and (y) the debt service coverage ratio immediately prior to such release; (iii) the loan to value ratio of the remaining properties is no more than the lesser of (x) 59.9% and (y) the aggregate loan to value immediately prior to such release, provided, however, that the loan to value ratio condition will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining properties is 15.0% or higher and (iv) no event of default is continuing.

Terrorism Insurance. The AHIP Northeast Portfolio III Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic. Terrorism coverage is included with limits of $250,000,000 per occurrence.

Fairfield Inn & Suites Baltimore – White Marsh Ground Lease. The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with Cordon Fairfield Business Trust (an affiliate of Federal Realty Investment Trust), as ground lessor, dated as of October 16, 2006 and having a commencement date of April 1, 2007. The ground lease has a current expiration date of March 31, 2037, with four remaining five-year options to extend the term through March 31, 2057. Annual rent due under the ground lease is approximately $165,312.50 through March 31, 2022, and increases every five years to an amount equal to 115% of the ground rent payable in the immediately preceding lease year. The next rent increase will take place April 1, 2022. Ground rent was underwritten based on the average annual ground rent over the loan term of $177,710. The AHIP Northeast Portfolio III Borrowers have a one-time option to purchase the ground lessor’s fee interest for $1,857,310, which may be exercised by notice given no later than October 3, 2018, subject to the satisfaction of the conditions as set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

SpringHill Suites – Bellport Development Agency Lease.  The SpringHill Suites – Bellport property is subject to a lease and project agreement (the “IDA Lease”) between the Brookhaven Industrial Development Agency (the “Agency”), as lessor, and the related Borrower AHIP Northeast Portfolio III that expires on November 30, 2021. The IDA Lease (i) requires the payment of annual base rent equal to $1.00 plus a $1,000 annual compliance fee (due by January 1 of each year beginning in 2018) and (ii) permits the related borrower, as a payment-in-lieu-of-taxes, to pay an amount equal to the normal tax assessment on the land and improvements existing as of December 1, 2008 (approximately $8,929 per the appraiser). Upon the expiration or earlier termination of the IDA Lease, the SpringHill Suites – Bellport property will be reassessed (to include the new improvements) and it is anticipated that annual taxes commencing December 1, 2021 will be approximately $520,711 per the appraiser. Real estate taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, based on the appraiser’s average tax estimate during the term of the AHIP Northeast Portfolio III Mortgage Loan. In connection with the origination of the AHIP Northeast Portfolio III Mortgage Loan, the Agency granted a first priority lien on its fee interest in the SpringHill Suites – Bellport property to the lender. Upon termination of the IDA lease, the Agency is obligated to sell the SpringHill Suites – Bellport property to the applicable Borrower for a purchase price of $1.00, plus applicable fees, subject to the satisfaction of the certain conditions set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

A-3-68

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Perry Hall
Carney
Parkville
White Marsh
Nottingham
BALTIMORE COUNTY
Rossville
Overlea
BALTIMORE
Middle River
Rosedale
Essex
Martin State Airport
PULASKI INDUSTRIAL AREA

Smithville
Galloway Township
Pomona
Atlantic City International Airport
Hamilton Township
Absecon
Absecon Bay
Egg Harbor Township
Pleasantville
Atlantic City
ATLANTIC COUNTY
Northfield
Lakes Bay
Linwood
Ventnor City
Margate City
Somers Point
Atlantic Ocean

AHIP Northeast Portfolio III

1	Fairfield Inn & Suites Baltimore - White Marsh	Baltimore, MD
2	Homewood Suites - Egg Harbor	Egg Harbor Township, NJ
3	SpringHill Suites - Bellport	Bellport, NY
4	Hampton Inn Baltimore - White Marsh	Baltimore, MD

Centereach
Coram
Middle Island
Ridge
Selden
Farmingville
Yaphank
Medford
Long Island Expwy
Holtsville
SUFFOLK COUNTY
Mastic
Long Island MacArthur Airport
Holbrook
North Patchogue
North Bellport
Shirley
Brookhaven
Mastic Beach
Sayville
Patchogue
East Patchogue
Bellport
Blue Point
Bayport
Sayville
Great South Bay
FIRE ISLAND NATIONAL SEASHORE
Fire Island
Atlantic Ocean

NEW YORK
PENNSYLVANIA
New York
NEW JERSEY
Philadelphia
MARYLAND
Baltimore
Atlantic City
Washington, DC
DEL.

A-3-69

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

A-3-70

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Single Asset
				Location:	Milpitas, CA 95035
				General Property Type:	Industrial
Original Balance:	$32,400,000			Detailed Property Type:	Flex
Cut-off Date Balance:	$32,359,632			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	1981 - 1985 / 2008
Loan Purpose:	Acquisition			Size:	180,086 SF
Borrower Sponsor:	Mounir Kardosh			Cut-off Date Balance per SF:	$180
Mortgage Rate:	4.3000%			Maturity Date Balance per SF:	$139
Note Date:	6/29/2017			Property Manager:	Nazareth Enterprises, Inc. (borrower-related)
First Payment Date:	8/6/2017
Maturity Date:	7/6/2027
Original Term to Maturity:	120 months
Original Amortization Term(1):	360 months for the first 5 years (300 months thereafter)
				Underwriting and Financial Information
IO Period:	0 months			UW NOI(4):	$3,044,087
Seasoning:	1 month			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	12.2%
Lockbox/Cash Mgmt Status(2):	Springing/Springing			UW NCF DSCR(1):	1.41x
Additional Debt Type:	N/A			Most Recent NOI(5):	$1,351,483 (3/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(5):	$1,307,096 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,198,109 (12/31/2015)
Reserves(3)				Most Recent Occupancy:	100.0% (8/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$289,292	$48,215	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$8,065	$4,032	N/A	Appraised Value (as of)(6):	$50,000,000 (5/22/2017)
Replacements:	$0	$2,251	$54,026	Cut-off Date LTV Ratio:	64.7%
TI/LC:	$0	$15,008	$720,344	Maturity Date LTV Ratio:	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,400,000	64.4%	Purchase Price:	$49,847,797	99.1%
Borrower Equity:	$17,911,071	35.6%	Reserves:	$297,357	0.6%
			Closing Costs:	$165,917	0.3%
Total Sources:	$50,311,071	100.0%	Total Uses:	$50,311,071	100.0%

(1)	The 510 Cottonwood Mortgage Loan amortizes based on a non-standard amortization schedule and the UW NCF DSCR is calculated based on the aggregate of the first 12 months of debt service payments beginning August 2022, which reflects a 300-month amortization schedule based on the original principal balance of $32,400,000. Based on the current 360-month amortization schedule, UW NCF DSCR is 1.55x and based on the average debt service payment over the term of the loan, the UW NCF DSCR is 1.48x. See “Annex F-510 Cottonwood Amortization Schedule” in the Preliminary Prospectus.

(2)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes full credit for the first rent step on July 1, 2018 ($81,039), and a straight line average of all subsequent rent steps through the lease term ($484,165), which expires June 30, 2027 for Abbott Medical Optics, a subsidiary of Johnson & Johnson.

(5)	The decrease in Most Recent NOI and 2nd Most Recent NOI was due to free rent provided to the sole tenant, Abbott Medical Optics, after the tenant executed a lease amendment extending its lease to June 30, 2027.

(6)	The appraisal concluded a hypothetical “dark value” of $37,300,000 for the 510 Cottonwood Property.

The Mortgage Loan. The eighth largest mortgage loan (the “510 Cottonwood Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,400,000 and secured by a fee mortgage encumbering a 180,086 SF industrial flex property located in Milpitas, California (the “510 Cottonwood Property”). The proceeds of the 510 Cottonwood Mortgage Loan, along with approximately $17,911,071 of borrower equity were used to purchase the 510 Cottonwood Property, fund upfront reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Cottonwood Drive, LLC (the “510 Cottonwood Borrower”), a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor of the 510 Cottonwood Mortgage Loan is Mounir Kardosh.

Mr. Kardosh, a real estate investor and developer with nearly 50 years of experience across all facets of real estate ownership and operations, is the founder and CEO of Nazareth Enterprises, a commercial and residential real estate developer founded in 1976 and based in San Mateo, CA. For more information, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

A-3-71

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

The Property. The 510 Cottonwood Property is a 180,086 SF industrial flex building comprised of (i) approximately 50.0% office, research and development space, (ii) approximately 35.0% production and lab space and (iii) approximately 15.0% temperature controlled warehouse space. The office space is improved with a ground floor lobby, perimeter private offices and conference rooms, as well as open floor plan offices. The production areas and labs are improved with dropped ceiling, power drops and vinyl floor tiles. The first floor includes a customer demonstration room, a fitness room and an employee cafeteria. The second floor is predominately improved with open office areas, interior private offices and conference rooms as well as some dry labs. Ceiling heights are approximately nine feet in finished spaces and 28 feet in warehouse areas. The 510 Cottonwood Property also has two dock areas located on the southeast and southwest corners of the building. The 510 Cottonwood Property features approximately 695 surface parking spaces for a parking ratio of 3.86 spaces per 1,000 SF.

The 510 Cottonwood Property was originally built in 1981, expanded in 1985 and underwent a major renovation from 2007 to 2008, as Abbott Medical Optics began its lease for 100.0% of the 510 Cottonwood Property. At lease commencement in July 2007, Abbott Medical Optics and prior ownership invested a reported $16.0 million ($88.85 PSF), $11.5 million of which was contributed by Abbott Medical Optics, into the 510 Cottonwood Property. The renovation consisted of updating the entire building interior, including restroom cores, electrical and plumbing, adding an elevator, replacing roofs and air handlers. Additionally, the facilities have been FDA approved for the development and manufacturing of laser eye and cataract surgical products, which is a multi-year process and required a specialized build-out of the 510 Cottonwood Property.

Major Tenant.

Abbott Medical Optics (180,086 SF, 100.0% of NRA, 100.0% of underwritten rent). Abbott Medical Optics products and services address a wide range of vision disorders and meet the needs of patients who seek freedom from the limitations of eyeglasses. Abbott Medical Optics offers a wide range of refractive technologies for patients with myopia (nearsightedness), hyperopia (farsightedness) and astigmatism (condition that causes blurred vision), presbyopia (diminished ability to focus on near objects) cataract, spherical aberration (difficulty focusing) and corneal health. Abbott Medical Optic’s programs and systems help eye care professionals address vision care challenges and master refractive technologies. Products in the ophthalmic surgical line include intraocular lenses, laser vision correction systems, phacoemulsification systems, viscoelastic, microkeratomes and related products used in cataract and refractive surgery. Abbott Medical Optics employs approximately 4,200 worldwide, has operations in 24 countries and markets products in approximately 60 countries. In the first quarter of 2017, Johnson & Johnson Vision Care, Inc. (“Johnson & Johnson”, rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) acquired Abbott Medical Optics for approximately $4.3 billion. Johnson & Johnson provides a partial guaranty for the lease at the 510 Cottonwood Property. The guarantor’s liability under the partial guaranty of the lease is capped and decreases each year per a schedule attached to the lease guaranty. As of December 2016, prior to the sale to Johnson & Johnson, Abbott Medical Optics reported net sales of approximately $1.0 billion and income before taxes of approximately $20.0 million.

The following table presents certain information relating to the lease at the 510 Cottonwood Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenants
Abbott Medical Optics(3)	AAA/Aaa/AAA	180,086	100.0%	$2,701,290	100.0%	$15.00	6/30/2027
Subtotal/Wtd. Avg.		180,086	100.0%	$2,701,290	100.0%	$15.00
Vacant Space		0	0.0%	$0.00	0.0%	$0.00
Total/Wtd. Avg.		180,086	100.0%	$2,701,290	100.0%	$15.00

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Abbott Medical Optics has one, five-year renewal option upon notice no more than 15 months and no less than nine months prior to the lease expiration date of June 30, 2027, provided the tenant occupies at least two-thirds of the 510 Cottonwood Property net rentable area. The tenant does not have any termination options.

A-3-72

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

The following table presents certain information relating to the lease rollover schedule at the 510 Cottonwood Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	180,086	100.0%	100.0%	$15.00	$2,701,290	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	180,086	100.0%		$15.00	$2,701,290	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 510 Cottonwood Property is located within Silicon Valley in Milpitas, California, approximately 6.4 miles north of the San Jose central business district and approximately 46.5 miles southeast of the San Francisco central business district. The local area consists predominantly of office and research and development (“R&D”) facilities built in the 1980’s to the very early-2000’s. The majority of the construction consists of one and two-story, concrete tilt-up buildings. Notable occupants in the immediate area include: A24 Solar, Aperto Networks, Asante Solutions, Cordis, Creation Technologies, CSR, KEMET Electronics Corporation, Larson Automation, Quanta and Spectra Laboratories. According to the appraisal, Silicon Valley’s economy is one of the strongest metropolitan areas in the nation, aided by high-value-added technology services, rising payrolls, and healthy consumer confidence. Though San Jose’s expansion is moderating, job and income growth is still expected to outpace the national average, and tech and bio-tech is the main reason.

The 510 Cottonwood Property is located in western Milpitas, California approximately 4.0 miles from the Milpitas central business district. The local area boundaries are generally defined as State Highway 237 to the north, Montague Expressway to the south, Interstate 880 to the east, and Coyote Creek to the west. The 510 Cottonwood Property features access to the surrounding region via Interstate 880, U.S. Highway 101 and State Highway 237. Interstate 880 is located just east of the 510 Cottonwood Property and runs the length of the San Francisco East Bay providing access from San Jose to Oakland. McCarthy Boulevard provides the primary north south access through the Milpitas area. McCarthy Boulevard runs from State Highway 237 southerly through the area and intersects Montague Expressway at the Milpitas southerly city limits. East Tasman Drive and Montague Expressway are the primary east to west arterials and provide access from North First Street in San Jose easterly intersecting with Interstate 880.

According to a third party market research report, the 510 Cottonwood Property is located in the Milpitas R&D submarket of Silicon Valley. The Silicon Valley R&D submarket vacancy rate decreased slightly during the first quarter of 2017 to 10.2%, down from 10.3% in fourth quarter of 2016. Net absorption rebounded this quarter with positive 371,568 SF. The average asking rent for R&D space in Silicon Valley is currently $25.08 PSF NNN annually, an increase from $23.64 PSF one year prior.

As of the first quarter of 2017, the Milpitas R&D Submarket had an inventory of approximately 12.9 million SF with a vacancy rate of 12.5%. Net absorption has been positive at 46,917 SF. The overall average asking rent is $19.80 PSF NNN annually, which puts the 510 Cottonwood Property 24.2% below market rent. The third party market research report also noted no new construction in the pipeline within the submarket.

The following table presents recent leasing data at competitive office buildings with respect to the 510 Cottonwood Property:

Competitive Office Lease Summary
Property Name/Address	Year Built / Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
673 S. Milpitas Boulevard	1986	44,550	SEMI	44,550	Jul-16	10	$17.88	NNN
601 McCarthy Boulevard	1998	189,481	Fire Eye	189,481	Aug-16	10	$28.20	NNN
698 Gibraltar Court	1986	55,296	LI Rising Enviro Tech, LLC	55,296	Feb-17	7	$17.76	NNN
McCarthy Center	2001	62,874	Kohl’s Department Stores	62,874	Apr-17	5	$16.20	NNN
Alviso Technology Park	1997	55,976	Hypergrid	55,976	May-17	10	$20.40	NNN

Source: Appraisal

A-3-73

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 510 Cottonwood Property:

Cash Flow Analysis
	2013	2014	2015	2016(1)	3/31/2017 TTM(1)	UW	UW PSF
Gross Potential Rent(2)	$1,815,267	$1,988,149	$2,161,032	$1,658,592	$1,701,813	$3,266,494	$18.14
Total Recoveries	$408,299	$466,731	$425,081	$425,565	$427,033	$715,761	$3.97
Total Other Income	$95,977	$95,977	$95,977	$120,604	$126,060	$0	$0.00
Less Vacancy & Credit Loss(3)	$0	$0	$0	($431,870)	($431,870)	($199,113)	($1.11)
Effective Gross Income	$2,319,543	$2,550,857	$2,682,090	$1,772,890	$1,823,036	$3,783,142	$21.01
Total Operating Expenses	$459,910	$523,375	$483,981	$465,794	$471,553	$739,055	$4.10
Net Operating Income	$1,859,633	$2,027,482	$2,198,109	$1,307,096	$1,351,483	$3,044,087	$16.90
Capital Expenditures	$0	$0	$0	$0	$0	$27,013	$0.15
TI/LC	$0	$0	$0	$0	$0	$28,265	$0.16
Net Cash Flow	$1,859,633	$2,027,482	$2,198,109	$1,307,096	$1,351,483	$2,988,809	$16.60

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR(4)	0.88x	0.96x	1.04x	0.62x	0.64x	1.44x
NCF DSCR(4)	0.88x	0.96x	1.04x	0.62x	0.64x	1.41x
NOI Debt Yield	5.7%	6.3%	6.8%	4.0%	4.2%	9.4%
NCF Debt Yield	5.7%	6.3%	6.8%	4.0%	4.2%	9.2%

(1)	The decrease in 2016 and 3/31/2017 TTM Net Operating Income was due to free rent provided to the sole tenant, Abbott Medical Optics, after the tenant executed a lease amendment extending its lease to June 30, 2027. In addition, the current Abbott Medical Optics base rent of $15.00 PSF is approximately 24.2% below the overall average submarket asking rent of $19.80 PSF NNN annually.

(2)	UW Net Operating Income includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes full credit for the first rent step on July 1, 2018 ($81,039), and a straight line average of all subsequent rent steps through the lease term ($484,165), and which expires in June 30, 2027. Abbott Medical Optics is a subsidiary of Johnson & Johnson.

(3)	Vacancy underwritten to 5.0%. The 510 Cottonwood Property is 100.0% occupied as of August 1, 2017.

(4)	The 510 Cottonwood Mortgage Loan amortizes based on a non-standard amortization schedule and the NOI DSCR and NCF DSCR for each year are based on the aggregate of the first 12 months of debt service payments beginning August 2022, which reflects a 300-month amortization schedule based on the original principal balance of $32,400,000. Based on the current 360-month amortization schedule, UW NOI DSCR and UW NCF DSCR are 1.58x and 1.55x, respectively, and based on the average debt service payment over the term of the 510 Cottonwood Mortgage Loan, the UW NOI DSCR and NCF DSCR are 1.51x and 1.48x, respectively. See “Annex F-510 Cottonwood Amortization Schedule” in the Preliminary Prospectus.

Escrows and Reserves. The 510 Cottonwood Borrower deposited in escrow $289,292 into a tax reserve account and $8,065 into an insurance reserve account at loan origination and is required to escrow monthly (i) $48,215 into a tax reserve account, (ii) $15,008 for tenant improvements and leasing commissions, subject to a reserve cap of $720,344, (iii) 4,032 into an insurance reserve account and (iv) 2,251 for annual capital expenditures, subject to a reserve cap of $54,026. On each monthly payment during a Lease Sweep Period (as defined below), all excess cash is required to be deposited in the lease sweep reserve.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) upon the earlier to occur of (a) the date that is eighteen (18) months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms) or (b) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the date on which the 510 Cottonwood Borrower or property manager receives notice from a tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate its lease, (iii) the tenant under a Lease Sweep Lease discontinuing its business at the premises, goes dark or gives notice that it intends to discontinue its business at the 510 Cottonwood Property, (iv) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable tenant thereunder; or (v) the occurrence of an insolvency proceeding with respect to a tenant under a Lease Sweep Lease.

A “Lease Sweep Lease” means (i) the Abbott Medical Optics Lease or (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable space under the Lease Sweep Lease.

Lockbox and Cash Management. At origination, the 510 Cottonwood Borrower entered into a clearing account agreement with a financial institution acceptable to the lender, pursuant to which from and after the first occurrence of a Lockbox Trigger Event (defined below), a lockbox and clearing account controlled by the lender (the “Clearing Account”) is required to be established by the 510 Cottonwood Borrower with such financial institution, into which all rents, revenues and receipts from the 510 Cottonwood Property are required to be deposited directly by the tenants. In connection with the foregoing, at origination, the 510 Cottonwood Borrower (i) executed account opening documentation required by the Clearing Account financial institution in order to establish the Clearing Account and (ii) executed letters directing the tenant under the Lease Sweep Lease to deposit all sums due under their leases directly into the Clearing Account to be held in escrow pending the occurrence of a Lockbox Trigger Event. All funds in the lockbox accounts are required to be swept on each business day into the 510 Cottonwood Borrower’s operating account, unless a Cash Management Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept on each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Any excess cash flow is required to be retained by the lender as additional collateral for the 510 Cottonwood Mortgage Loan.

A “Lockbox Trigger Event” will commence (i) upon the continuation of an event of default, (ii) as of the last day of each calendar quarter, the debt service coverage ratio (based on the 25-year amortization schedule) is less than 1.15x, (iii) the date that is twenty-one (21) month prior to the earliest stated

A-3-74

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

expiration of a Lease Sweep Lease unless prior to such date the tenant under a Lease Sweep Lease exercises its renewal or extension option with respect to all of its space, (iv) the commencement of a Lease Sweep Period.

A “Cash Management Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) if, as of the last day of each calendar quarter, the debt service coverage ratio (based on the 25-year amortization schedule) is less than 1.15x, or (iii) upon the commencement of a Lease Sweep Period.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Environmental Matters. The Phase I environmental report dated May 25, 2017 recommended no further action at the 510 Cottonwood Property.

Terrorism Insurance. The 510 Cottonwood Mortgage Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required to be included in the property insurance policy, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance.

A-3-75

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

510 Cottonwood
510 Cottonwood Drive
Milpitas, CA 95035
FREMONT
ALAMEDA COUNTY
Ed Levin County Park
Oakland Intl. Airport 25 miles
Summitpointe Golf Club
Spring Valley Golf Course
Milpitas
River Oaks
SANTA CLARA
SAN JOSE
SANTA CLARA COUNTY
Northside
San Francisco Intl. Airport 29 miles
San Jose International Airport
Downtown San Jose 1 mile
Sinclair Fwy
Nimitz Fwy
South Bay Fwy
Bayshore Fwy
Guadalupe Fwy
Montague Expwy.
Central Expwy.
San Tomas Expwy
El Camino Real
BART (Under Construction)
Dixon Landing Rd.
Milpitas Blvd.
Jacklin Rd.
Evans Rd.
Calaveras Blvd.
Yosemite Dr.
Abel St.
Main St.
Landess Ave.
Piedmont Rd.
Cropley Ave.
Hostetter Rd.
Morrill Ave.
Trade Zone Blvd.
Lundy Ave.
Oakland Rd.
McCarthy Blvd.
River Oaks Pkwy.
N. 1st St.
Zanker Rd.
Grand Blvd.
Lick Mill Blvd.
Lafayette St.
Agnew Rd.
Trimble Rd.
Charcot Ave.
Walsh Ave.
De La Cruz Blvd.
Scott Blvd.
Bellomy St.
Berryessa Rd.
Mabury Rd.
McKee Rd.
Alum Rock Ave.
Sierra Rd.
Gish Rd.
Hedding St.
Taylor St.
Julian St.
N. 7th St.
N. 10th St.
N. 13th St.
N. 17th St.
Beresford Shopping Center
Milpitas Town Center
McCarthy Ranch
Calaveras Plaza
Milpitas Square
Great Mall
Northwood Square
MILPITAS (Opens December 2017)
BERRYESSA (Opens 2018)
BART Silicon Valley Extension (Future Phase)
ALUM ROCK (Planned)
SANTA CLARA (Planned)
BART Extension (Future Phase)
Cataldi Park
San Jose Mun. Golf Course
The San Jose Flea Market
Overfelt Gardens Park
Watson Park
Santa Clara Golf & Tennis Club
Levi's Stadium
California's Great America
Santa Clara University
Santa Clara Town Center
Samsung
Maximum Integrated
Sun Power
Cisco
SK Hynix
Broadcom
Cadence Design Systems
Oracle
Qualcomm
Intel
Cavium
eBay
PayPal
Bay 101 Casino
Sony
Supermicro
North Park Plaza
VTA
VTA LIGHT RAIL
CALTRAIN
Baypointe
Champion
Lick Mill
Tasman
Great America
River Oaks
Orchard
Bonaventura
Component
Karina
Metro/Airport
Gish
Civic Center
Japantown/Ayer Station
I-880/Milpitas
Great Mall/Main
Montague
Cropley
Hostetter
Berryessa
Penitencia Creek
237
680
880
101
87
82
SAN FRANCISCO
OAKLAND
SAN JOSE
Pacific Ocean
Richmond
Concord
Berkeley
Corte Madera
Mill Valley
Sausalito
Pleasant Hill
Walnut Creek
Antioch
Lafayette
Alamo
Danville
San Ramon
Alameda
Castro Valley
Dublin
Livermore
Pleasanton
Hayward
Union City
Fremont
Newark
Daly City
Pacifica
Millbrae
San Mateo
Hillsborough
Belmont
Redwood City
Half Moon Bay
Woodside
Palo Alto
Mtn. View
Moffett Federal Airfield
Milpitas
Portola Valley
Sunnyvale
Santa Clara
Cupertino
Saratoga
Los Gatos
San Francisco Intl. Airport
Oakland Intl. Airport
San Jose Intl. Airport
San Francisco Bay
CONTRA COSTA COUNTY
ALAMEDA COUNTY
SAN MATEO COUNTY
SANTA CLARA COUNTY
GOLDEN GATE NATL. REC. AREA
Briones Reg. Park
East Bay Reg. Park
Mt. Diablo State Park
Anthony Chabot Reg. Park

A-3-76

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A-3-77

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

A-3-78

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10167
				General Property Type:	Office
Original Balance(2):	$32,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$32,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	1965/2006
Loan Purpose:	Acquisition			Size(4):	1,779,515 SF
Borrower Sponsor:	HNA Group			Cut-off Date Balance PSF(2)(4):	$607
Mortgage Rate:	3.6694%			Maturity Date Balance PSF(2)(4):	$607
Note Date:	5/5/2017			Property Manager:	Brookfield Properties Management LLC
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI(7):	$115,307,942
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(3):	10.7%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(2):	10.7%
Additional Debt Balance(3):	$1,048,000,000/$120,000,000/$568,000,000			UW NCF DSCR(2):	2.73x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$107,676,674 (3/31/2017 TTM)
Reserves(5)				2nd Most Recent NOI(6):	$106,715,962 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$102,667,705 (12/31/2015)
RE Tax:	$0	$3,878,518	N/A	Most Recent Occupancy(4)(7):	91.2% (2/28/2017)
Insurance:	$227,000	$113,500	N/A	2nd Most Recent Occupancy:	95.0% (12/31/2016)
Replacements:	$47,738	$47,738	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2015)
TI/LC	$0	Springing	N/A	Appraised Value (as of):	$2,210,000,000 (4/1/2017)
Outstanding TI/LC:	$10,298,441	$0	N/A	Cut-off Date LTV Ratio(2):	48.9%
Free Rent:	$1,133,167	$0	N/A	Maturity Date LTV Ratio(2):	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$1,200,000,000	52.4%	Purchase Price:	$2,210,000,000	96.4%
Mezzanine Loan:	$568,000,000	24.8%	Reserves:	$11,706,346	0.5%
Borrower Equity:	$524,062,579	22.9%	Closing Costs:	$70,356,233	3.1%
Total Sources:	$2,292,062,579	100.0%	Total Uses:	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by Société Générale, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, and Deutsche Bank AG.

(2)	The 245 Park Avenue Mortgage Loan (as defined below) is part of the 245 Park Avenue Whole Loan (as defined below), which is comprised of 20 pari passu promissory notes with an aggregate original principal balance of $1.08 billion and five pari passu subordinate notes with an aggregate original principal balance of $120 million. The 245 Park Avenue Whole Loan is accompanied by the 245 Park Avenue Mezzanine Loans (as defined below) with an outstanding aggregate principal balance of $568 million. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 245 Park Avenue Whole Loan are $674, $674, 9.6%, 9.6%, 2.45x, 54.3% and 54.3%, respectively.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	Based on remeasured net rentable area (“NRA”) of 1,779,515 SF in accordance with current Real Estate Board of New York standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 SF as leased.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in 2016 NOI from 2015 NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent PSF from approximately $72.69 to approximately $74.66 PSF. The increase in UW NOI from TTM NOI is primarily due to the inclusion of underwritten rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term; with respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average over the loan term of the JPMorgan Chase Bank base rent of $61.50 PSF to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 PSF on a remeasured square footage that is 30,831 SF higher than the current JPMorgan Chase Bank NRA through the remainder of the loan term.

(7)	Most Recent Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

A-3-79

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

The Mortgage Loan. The ninth largest mortgage loan is part of a whole loan (the “245 Park Avenue Whole Loan”) secured by a first priority fee mortgage encumbering a 44-story, remeasured 1,779,515 SF Class A office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Whole Loan consists of (i) a senior loan, comprised of 20 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion (one of which, Note A-2-D-1, with an aggregate outstanding principal balance as of the Cut-off Date of $32.0 million, will be contributed to the UBS 2017-C2 Trust, (the “245 Park Avenue Mortgage Loan”). The remaining 19 notes (collectively, the “245 Park Avenue Pari Passu Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $1.048 billion and (ii) a subordinate companion loan, comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (collectively, the “245 Park Avenue Subordinate Companion Loan”), each as described below. The controlling senior Note A-1-A (along with four other senior notes within the 245 Park Avenue Pari Passu Companion Loan and the 245 Park Avenue Subordinate Companion Loan) was contributed to the 245 Park Avenue Trust 2017-245P, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). The lender provides no assurances that any non-securitized notes will not be split further.

The 245 Park Avenue Whole Loan has a 10-year term and will be interest-only for the term of the loan. The 245 Park Avenue Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 245 Park Avenue Whole Loan matures on June 1, 2027. The proceeds of the 245 Park Avenue Whole Loan, along with three mezzanine loans, with an aggregate principal balance as of the Cut-off Date of $568,000,000 (the “245 Park Avenue Mezzanine Loans”), and $524,062,579 of borrower sponsor equity were used to acquire the 245 Park Avenue Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue South Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

The Borrower and the Borrower Sponsor. The borrower is 245 Park Avenue Property LLC (the “245 Park Avenue Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 245 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA’s finance division focuses on leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA’s real estate focuses on the development and management of central business district and urban real estate assets. As of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA’s United States commercial real estate assets include 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club-Monterey in Monterey California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

The Property. Built in 1965, the 245 Park Avenue Property is an approximately remeasured 1,779,515 SF, Class A trophy office building located between 46th to 47th Streets on Park Avenue and extending to Lexington Avenue within Midtown Manhattan. The 245 Park Avenue Property consists of 44 stories with 42 office levels, 57,799 SF of retail space and 1,580 SF of lobby space. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property also features access to the B, D, E, F, M, N, Q and R subway lines. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured NRA and has demonstrated average occupancy of 95.0% from 2007 to 2016. As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants including, among others, Société Générale (33.3% of remeasured NRA, rated A2/A by Moody’s and S&P), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) (13.4% of remeasured NRA, rated Aa3/A+/AA- by Moody’s, S&P and Fitch) and Rabobank (6.3% of remeasured NRA, rated Aa2/A+/AA- by Moody’s, S&P and Fitch). The 245 Park Avenue Property is located within walking distance of 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall,

A-3-80

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

Columbus Circle, and eleven different subway lines that collectively afford the 245 Park Avenue Property mass transit access to the five boroughs and the Tri-State area.

Major Tenants.

Société Générale (593,344 SF, 33.3% of NRA, 27.4% of underwritten rent). Established in 1864, Société Générale (rated A2/A by Moody’s and S&P) is a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters and leases 12 floors (33.3% of the remeasured NRA through October 2032). In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue Property for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. As of December 31, 2016, Société Générale operates in 66 countries, employing 145,700 people and servicing approximately 31 million customers worldwide.

JPMorgan Chase Bank, National Association (237,781 SF, 13.4% of NRA, 9.4% of underwritten rent). JPMorgan Chase Bank (rated Aa3/A+/AA- by Moody’s, S&P and Fitch) is the second largest tenant at the 245 Park Avenue Property leasing 13.4% of the remeasured NRA through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States and operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property.

Major League Baseball (224,477 SF, 12.6% of NRA, 21.8% of underwritten rent). The third largest tenant, Major League Baseball (“MLB”), is a professional baseball league in North America and currently headquartered at the 245 Park Avenue Property. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

The following table presents certain information relating to the leases at the 245 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF(3)	Approximate % of SF(3)	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(4)	Lease Expiration
Tenants
Société Générale(5)(6)	A2/A/NA	593,344	33.3%	$34,584,340	27.4%	$61.50	10/31/2032
JPMorgan Chase Bank(5)(7)	Aa3/A+/AA-	237,781	13.4%	$11,817,255	9.4%	$52.42	10/31/2022
MLB(8)	NA/NA/NA	224,477	12.6%	$27,515,096	21.8%	$124.75	10/31/2022
Angelo Gordon	NA/NA/NA	113,408	6.4%	$9,185,805	7.3%	$81.00	5/31/2026
Rabobank	Aa2/A+/AA-	112,662	6.3%	$15,132,666	12.0%	$138.00	9/30/2026
Ares Capital	NA/BBB+/BBB+	97,101	5.5%	$8,231,410	6.5%	$83.91	5/31/2026
HNA Capital US LLC(9)	NA/NA/NA	38,382	2.2%	$2,840,342	2.3%	$74.00	1/31/2026
Regus Business Centre	NA/NA/NA	38,383	2.2%	$3,224,088	2.6%	$84.00	9/30/2021
WisdomTree Investments(10)	NA/NA/NA	37,924	2.1%	$2,768,379	2.2%	$73.00	8/31/2029
The Norinchukin Bank	A1/A/NA	37,342	2.1%	$3,598,254	2.9%	$99.00	3/31/2022
Subtotal/Wtd. Avg.		1,530,804	86.0%	$118,897,635	94.2%	$80.31
Remaining Tenants(8)		92,138	5.2%	$7,279,865	5.8%	$81.31
Vacant Space		156,573	8.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,779,515	100.0%	$126,177,500	100.0%	$73.19

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515.

(4)	Based on 1,723,993 contractual SF.

(5)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the 245 Park Avenue Borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the 245 Park Avenue Borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813

A-3-81

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

contractual SF of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	2	13,352	0.8%	0.8%	$96.02	$1,282,100	1.0%	1.0%
2019	0	0	0.0%	0.8%	$0.00	$0	0.0%	1.0%
2020	1	22,502	1.3%	2.1%	$70.99	$1,597,404	1.3%	2.3%
2021	1	38,382	2.2%	4.3%	$84.00	$3,224,088	2.6%	4.8%
2022(4)	6	505,781	29.3%	33.6%	$89.01	$45,017,995	35.7%	40.5%
2023	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2024	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2025	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2026	6	376,592	21.8%	55.5%	$97.63	$36,765,311	29.1%	69.7%
2027	1	10,538	0.6%	56.1%	$89.00	$937,882	0.7%	70.4%
2028 & Beyond(4)(5)	2	602,931	35.0%	91.1%	$61.95	$37,352,719	29.6%	100.0%
Vacant	0	153,915	8.9%	100.0%	$0.00	$0	0.0%
Total/Wtd. Avg.	19	1,723,993	100.0%		$73.19	$126,177,500	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual SF.

(4)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is 2032 and reflected as 2028 & Beyond in the table above.

(5)	2028 & Beyond includes 2,661 SF of building office space.

The Market. The 245 Park Avenue Property is situated on the entire block bounded by Park Avenue, Lexington Avenue, East 46th Street and East 47th Street in the Plaza District neighborhood of Midtown Manhattan (the “Neighborhood”), which is home to the headquarters of 28 Fortune 500 companies. The Neighborhood is comprised of many of New York’s most well-known landmarks, restaurants, hotels, retail shops and tourist attractions including Grand Central, Fifth Avenue, St. Patrick’s Cathedral, Rockefeller Center, and is in short walking distance to the United Nations, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, and Central Park. The Neighborhood is made accessible by the presence of several transportation hubs contributing to the appeal for a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

According to the appraisal, the 245 Park Avenue Property is located within the Park Avenue submarket of the larger Midtown Manhattan office market and is considered to be one of the premier office corridors in the United States due to its central location, strength of its tenant base, proximity to Grand Central Station and other amenities. According to the appraisal, as of the fourth quarter of 2016, the overall Midtown Manhattan Class A office market had approximately 184.3 million SF of office inventory, direct weighted average Class A asking rents of $87.14 PSF and a vacancy rate of 8.7%. According to the appraisal, as of the fourth quarter of 2016, the Park Avenue Class A office submarket had approximately 21.8 million SF of office inventory, direct weighted average asking rents of $102.15 PSF and a direct vacancy rate of 7.8%. The Park Avenue Class A office submarket commands rents approximately 15% higher than the Midtown Manhattan Class A office market.

A-3-82

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 PSF to $125.00 PSF which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in place office rent of $80.72 PSF is approximately $14.58 PSF lower than the appraisals concluded weighted average in place market rent of $95.30 PSF.

Historical and Current Occupancy(1)
2012	2013	2014	2015	2016	TTM(2)
95.8%	93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2017, is based on remeasured NRA of 1,779,515 and includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 245 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF(1)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19
Vacant Income	$0	$0	$0	$0	16,425,575	$9.53
Rent Steps	$0	$0	$0	$0	10,341,838	$6.00
Gross Potential Rent(2)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72
Total Reimbursements(3)	$31,667,499	$34,635,748	$37,032,022	$37,903,249	40,918,609	$23.73
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45
Less Vacancy & Credit Loss	$0	$0	$0	$0	(16,425,575)	($9.53)
Other Income(4)	$488,183	$704,333	$1,901,893	$1,888,513	318,732	$0.18
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11
Total Operating Expenses	$52,333,954	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22
Net Operating Income(5)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88
Capital Expenditures	$0	$0	$0	$0	$551,678	$0.32
TI/LC	$0	$0	$0	$0	$5,191,362	$3.01
Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55

Occupancy %	93.6%	93.6%	95.0%	90.7%	90.7%
NOI DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.87x
NCF DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.73x
NOI Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	Based on 1,723,993 contractual SF.

(2)	The increase in Underwritten Gross Potential Rent from TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 PSF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 PSF through the remainder of the loan term.

(3)	Expense Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(4)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(5)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent PSF from approximately $68.87 to approximately $72.69 PSF.

(6)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans.

Escrows and Reserves. The 245 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $227,000 for insurance premiums, $47,738 for replacement reserves, $10,298,441 for outstanding tenant improvements and leasing commissions and $1,133,167 for free rent. In lieu of depositing any reserve amounts required under the loan documents in cash, the 245 Park Avenue Borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender. The loan documents also provide for ongoing monthly escrows of $3,878,518 for real estate taxes, $113,500 for insurance premiums, and $47,738 for replacement reserves. Commencing on May 1, 2025 and continuing on a monthly basis, the 245 Park Avenue Borrower is required to deposit $446,775 per month with the lender for costs related to tenant improvements and leasing commissions. The 245 Park Avenue Borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Lockbox and Cash Management. The 245 Park Avenue Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the 245 Park Avenue Borrower and property manager to cause all rents to be paid directly by tenants into a clearing account maintained by the 245 Park Avenue Borrower at a local bank selected by the 245 Park Avenue Borrower, which is required at all times to be an eligible institution (as defined in the

A-3-83

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

loan documents). All funds in the lockbox account are required to be swept within one business day into the 245 Park Avenue Borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Whole Loan or an event of default under the 245 Park Avenue Mezzanine Loans, (b) the bankruptcy or insolvency of the 245 Park Avenue Borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lenders’ interests), (c) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and 245 Park Avenue Mezzanine Loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 PSF with respect to the space leased by MLB) (a “Tenant Trigger Event”). A Cash Sweep Event will end upon (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, if the 245 Park Avenue Borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and the 245 Park Avenue Mezzanine Loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the 245 Park Avenue Borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the 245 Park Avenue Borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the 245 Park Avenue Borrower.

A “DSCR Cure” will commence upon the 245 Park Avenue Borrower delivering to the lenders a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each 245 Park Avenue Mezzanine Loans, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; provided that no Cash Sweep Event resulting from a separate event has occurred which has not been cured; further that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the 245 Park Avenue Borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the 245 Park Avenue Borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow has been deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Additional Secured Indebtedness (not including trade debts). In addition to the 245 Park Avenue Mortgage Loan, the 245 Park Avenue Property also secures the 245 Park Avenue Pari Passu Companion Loans and 245 Park Avenue Subordinate Companion Loan. The 245 Park Avenue Whole Loan are comprised of 20 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion The 245 Park Avenue Subordinate Companion Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The controlling senior Note A-1-A (along with 4 other senior notes within the 245 Park Avenue Whole Loan and the 245 Park Avenue Subordinate Companion Loan) was contributed to the 245 Park Avenue Trust 2017-245P transaction, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. In addition to the 245 Park Avenue Whole Loan, the 245 Park Avenue Property also secures the 245 Park Avenue Mezzanine Loans. The 245 Park Avenue Mezzanine Loans consists of three mezzanine loans with an aggregate outstanding principal balance $568.0 million. Mezzanine loan A has a principal balance of $236.5 million; mezzanine loan B has a principal balance of $221.0 million; and mezzanine loan C has a principal balance of a $110.5 million. The coupons are 5.0000%, 5.7000% and 6.8500%, respectively. The 245 Park Mezzanine Loans are interest-only for their full terms and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loan and 245 Park Mezzanine Loans, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the 245 Park Avenue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property. The loan documents also require loss of rent and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-84

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

A-3-85

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Midtown
Upper East Side
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East Green
Heckscher Playground
Wollman Rink
The Dairy
Central Park Zoo
The Pond
Central Park South
East River
UNITED NATIONS HEADQUARTERS
QUEENS MIDTOWN TUNNEL
FDR Drive
LONG ISLAND RAILROAD
METRO NORTH
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Gershwin Theatre
Exxon Building
ROCKEFELLER CENTER
GE Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
JPMorgan Chase Tower
Morgan Stanley Building
News Corp. Building
485 Lexington
747 Third Avenue
Japan Society
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Grand Central Terminal
Bank of America Tower
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Chrysler Building
Daily News
Bryant Park
New York Public Library
New York Times Building
HSBC Tower
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
Manhattan Mall
Madison Square Garden
Penn Station
NYU Medical Center
FERRY TO LONG ISLAND CITY
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
W. 57th St.
E. 56th St.
E. 55th St.
W. 55th St.
E. 54th St.
E. 53rd St.
W. 53rd St.
E. 52nd St.
W. 52nd St.
E. 51st St.
E. 50th St.
W. 50th St.
E. 49th St.
W. 49th St.
E. 48th St.
W. 48th St.
E. 47th St.
W. 47th St.
E. 46th St.
W. 46th St.
E. 45th St.
W. 45th St.
E. 44th St.
W. 44th St.
E. 43rd St.
W. 43rd St.
E. 42nd St.
W. 42nd St.
E. 41st St.
E. 40th St.
W. 40th St.
E. 39th St.
W. 39th St.
E. 38th St.
W. 38th St.
E. 37th St.
W. 37th St.
E. 36th St.
W. 36th St.
E. 35th St.
W. 35th St.
E. 34th St.
W. 34th St.
E. 33rd St.
W. 33rd St.
E. 32nd St.
W. 32nd St.
E. 31st St.
W. 31st St.
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
BRYANT PARK
5TH AVE
HERALD SQUARE
PENN STATION
33RD ST/ LEXINGTON
495
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
Williamsburg
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

A-3-86

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A-3-87

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

A-3-88

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
				Location:	Various, CA
				General Property Type:	Retail
Original Balance(1):	$32,000,000			Detailed Property Type:	Single Tenant
Cut-off Date Balance(1):	$32,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	1,733,239 SF
Borrower Sponsor:	Standiford Partners, LLC			Cut-off Date Balance per SF(1):	$80
Mortgage Rate(2):	4.4153758%			Maturity Date Balance per SF(1):	$80
Note Date:	5/16/2017			Property Manager:	SMS Management Company (borrower-related)
First Payment Date:	7/6/2017
Maturity Date:	6/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (6); YM1 (107); O (7)			UW NOI:	$19,928,276
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	14.4%
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Balance(1)(4):	$106,000,000/$31,576,938			UW NCF DSCR(1):	3.02x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(6):	N/A
Reserves(5)				2nd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	N/A
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	100.0% (6/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$361,740,000 (Various)
Deferred Maintenance:	$746,551	$0	N/A	Cut-off Date LTV Ratio(1):	38.1%
Other:	$369,436	Springing	N/A	Maturity Date LTV Ratio(1):	38.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$170,000,000	100.0%	Loan Payoff:	$160,241,288	94.3%
			Reserves:	$1,115,987	0.7%
			Closing Costs:	$2,425,984	1.4%
			Return of Equity:	$6,216,741	3.7%
Total Sources:	$170,000,000	100.0%	Total Uses:	$170,000,000	100.0%

(1)	The Save Mart Portfolio Mortgage Loan is part of the Save Mart Portfolio Whole Loan, which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $138,000,000 and one subordinate promissory note with an original principal balance of $32,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Save Mart Portfolio Senior Loan, without regard to the Save Mart Portfolio Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $169,576,938 Save Mart Portfolio Whole Loan are $98, $80, 11.8%, 14.4%, 1.79x, 46.9% and 38.1%, respectively. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(2)	The interest rate of 4.4153758% represents the interest rate for the Save Mart Portfolio Senior Loan only. The Save Mart Portfolio Subordinate Companion Loan accrues interest at an average interest rate of 5.1618150% from the first payment date after the Cut-off Date, September 6, 2017, through the 12th payment date following the Cut-off Date. The Save Mart Portfolio Subordinate Companion Loan interest rate varies according to a fixed schedule.

(3)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements. The Save Mart Portfolio Whole Loan can be prepaid with yield maintenance on or after the later to occur of (i) January 6, 2018 and (ii) the first monthly payment date following the final securitization of the Save Mart Portfolio Whole Loan, provided, however, that if the Save Mart Portfolio Whole Loan has not been subject to a securitization on or prior to June 6, 2018, then June 6, 2018 (the “Lockout Period”).

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical financial information is not presented as the master lease is triple-net and all of the operating management expenses (including capital expenditures) are paid for directly by the tenant.

The Mortgage Loan. The tenth largest mortgage loan (the “Save Mart Portfolio Mortgage Loan”) is part of a whole loan (the “Save Mart Portfolio Whole Loan”) in the total original principal amount of $170,000,000. The Save Mart Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 1,733,239 SF 33-property portfolio of single tenant retail properties located in Northern California (the “Save Mart Portfolio Properties”). The Save Mart Portfolio Whole Loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Deutsche Bank AG, New York Branch (“DBNY”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”). The Save Mart Portfolio Whole Loan is comprised of (i) a senior loan, comprised of six senior pari passu notes, with an aggregate outstanding principal balance of $138,000,000 (collectively, the “Save Mart Portfolio Senior Loan”) and (ii) a subordinate companion loan, comprised of one subordinate note, with an outstanding principal balance of $31,576,938 (the “Save Mart Portfolio Subordinate Companion Loan”), each as described below. Promissory Notes A-3, A-4, and A-6, with an aggregate

A-3-89

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

original principal balance of $32,000,000, collectively represent the Save Mart Portfolio Mortgage Loan and will be included in the UBS 2017-C2 Trust. Promissory Notes A-1, A-2, and A-5, with an aggregate principal balance of $106,000,000, collectively represent the non-serviced companion loans (the “Save Mart Portfolio Non-Serviced Pari Passu Companion Loans”) and are currently held in the various securitization trusts, as further described in the Whole Loan Summary table below. The Save Mart Portfolio Subordinate Companion Loan was sold to Prima Mortgage Investment Trust, LLC, but may be otherwise transferred at any time. The Save Mart Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Save Mart Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C1	No
Note A-2	$16,000,000	$16,000,000	WFCM 2017-C38	No
Note A-3	$14,000,000	$14,000,000	UBS 2017-C2	No
Note A-4	$3,000,000	$3,000,000	UBS 2017-C2	No
Note A-5	$40,000,000	$40,000,000	DBJPM 2017-C6	No
Note A-6	$15,000,000	$15,000,000	UBS 2017-C2	No
Save Mart Portfolio Subordinate Companion Loan	$32,000,000	$31,576,938	Prima Mortgage Investment Trust, LLC	Yes
Total	$170,000,000	$169,576,938

The proceeds of the Save Mart Portfolio Whole Loan were used to refinance a previous loan of approximately $160.2 million, return equity of approximately $6.2 million to the Save Mart Portfolio Borrower, fund upfront reserves and pay closing costs. The most recent prior financing of the Save Mart Portfolio Properties was included in the JPMCC 2007-LD11 transaction.

The Borrower and the Borrower Sponsor. The borrower is RMP Properties, LLC (the “Save Mart Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Save Mart Portfolio Borrower is wholly owned by the borrower sponsor and nonrecourse carve-out guarantor, Standiford Partners, LLC, a California limited liability Company. In addition to the Save Mart Portfolio Properties, Standiford Partners, LLC owns 14 Save Mart Supermarkets (“Save Mart”) branded grocery stores totaling 751,878 SF and four warehouse properties totaling 130,773 SF. These properties have a total market value of approximately $117.9 million based on an independent valuation as of March 2016, and none of the properties are encumbered by debt. Based on its year-end 2016 balance sheet, Standiford Partners, LLC reported total assets of approximately $141.7 million, total equity of approximately $141.7 million, and liquidity of approximately $14.5 million.

The Properties. The Save Mart Portfolio Properties are comprised of 33 single tenant retail properties leased to Save Mart in Northern California totaling 1,733,239 SF of space. The Save Mart Portfolio Properties were constructed between 1980 and 2003 and range in size from 40,593 SF to 62,501 SF, with an average size of 52,522 SF.

The Save Mart Portfolio Properties are 100.0% leased to Save Mart under a triple-net master lease operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with two properties subleased to Dick’s Sporting Goods. The Save Mart master lease has a 25-year term expiring on April 30, 2032 with an annual base rent of $12.13 PSF, with one five-year renewal option and one four-year renewal option, both at a 5.0% rent increase over the prior rate, and no termination options. Save Mart is a privately held grocery chain headquartered in Modesto, California. Founded in 1952, Save Mart owns and operates 213 stores throughout the Central Valley, San Francisco Bay Area, and Northern Nevada under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with over 16,000 employees. In February 2007, Save Mart acquired 128 Albertsons stores across Northern California and Northern Nevada. Save Mart also owns SMART Refrigerated Transport, a trucking firm that transports dry groceries, frozen foods, ice and novelties to all of its stores. Save Mart reported net sales of approximately $4.2 billion, operating income of approximately $74.2 million, and net income of approximately $20.6 million across 207 stores, according to its 2016 unaudited financial statements. This compares to net sales, operating income and net income across 211 stores of approximately $4.3 billion, approximately $108.9 million and approximately $89.0 million, respectively, in 2015, and net sales, operating income and net income across 217 stores of approximately $4.3 billion, approximately $36.4 million and approximately $15.8 million, respectively, in 2014. Save Mart reported total assets of approximately $1.1 billion, cash and equivalents of approximately $114.4 million, and shareholders’ equity of approximately $289.7 million as of the fiscal year ending December 25, 2016.

A-3-90

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(4)	2012-2016 Capex(5)
Lucky - San Francisco	San Francisco, CA	1993	49,188	$11,975,277	7.0%	$25,300,000	38.4%	$607,541
Lucky - San Bruno	San Bruno, CA	1989	56,280	$11,625,012	6.8%	$24,560,000	38.4%	$563,745
Lucky California - Daly City	Daly City, CA	1996	61,881	$11,577,679	6.8%	$24,460,000	38.4%	$4,697,207
Lucky - San Jose I	San Jose, CA	1985	52,659	$7,284,566	4.3%	$15,390,000	38.4%	$343,796
Lucky - San Jose II	San Jose, CA	1996	59,907	$6,976,900	4.1%	$14,740,000	38.4%	$709,546
Lucky - San Leandro	San Leandro, CA	1982	58,526	$6,939,034	4.1%	$14,660,000	38.4%	$565,556
Dick’s Sporting Goods - Folsom	Folsom, CA	1990	49,517	$6,574,569	3.9%	$13,890,000	38.4%	NAV
Lucky - Concord	Concord, CA	2000	61,447	$6,285,837	3.7%	$13,280,000	38.4%	$400,832
FoodMaxx - Antioch	Antioch, CA	1996	60,154	$5,694,173	3.3%	$12,030,000	38.4%	$1,245,399
Lucky - Hollister	Hollister, CA	1995	62,078	$5,580,572	3.3%	$11,790,000	38.4%	$419,197
Save Mart - Modesto	Modesto, CA	2001	54,605	$5,395,975	3.2%	$11,400,000	38.4%	$548,688
Dick’s Sporting Goods - Salinas	Salinas, CA	1997	62,246	$5,339,175	3.1%	$11,280,000	38.4%	NAV
Save Mart - Clovis	Clovis, CA	2002	50,918	$5,258,708	3.1%	$11,110,000	38.4%	$270,810
Save Mart - Grass Valley	Grass Valley, CA	1990	43,737	$5,220,842	3.1%	$11,030,000	38.4%	$564,820
FoodMaxx - Sacramento	Sacramento, CA	1987	51,316	$4,856,377	2.9%	$10,260,000	38.4%	$1,760,998
Lucky - Hayward I	Hayward, CA	1990	45,579	$4,804,311	2.8%	$10,150,000	38.4%	$532,201
Save Mart - Auburn	Auburn, CA	1980	43,768	$4,685,978	2.8%	$9,900,000	38.4%	$395,556
Save Mart - Tracy	Tracy, CA	1997	62,236	$4,420,912	2.6%	$9,340,000	38.4%	$1,317,725
S-Mart - Lodi	Lodi, CA	1996	50,342	$4,193,714	2.5%	$8,860,000	38.4%	$376,583
Save Mart - Chico	Chico, CA	1989	42,294	$4,165,314	2.5%	$8,800,000	38.4%	$459,518
Save Mart - Fresno I	Fresno, CA	1994	58,360	$4,141,647	2.4%	$8,750,000	38.4%	$336,229
Lucky - San Jose III	San Jose, CA	1990	49,103	$4,032,781	2.4%	$8,520,000	38.4%	$397,606
Save Mart - Roseville	Roseville, CA	1995	53,248	$3,876,582	2.3%	$8,190,000	38.4%	$365,615
Lucky - Vacaville I	Vacaville, CA	1988	42,630	$3,833,982	2.3%	$8,100,000	38.4%	$262,882
Save Mart - Elk Grove	Elk Grove, CA	1994	45,641	$3,691,983	2.2%	$7,800,000	38.4%	$353,610
Save Mart - Fresno II	Fresno, CA	1996	50,245	$3,568,916	2.1%	$7,540,000	38.4%	$314,696
Lucky - Sand City	Sand City, CA	1996	62,501	$3,294,384	1.9%	$6,960,000	38.4%	$393,658
Lucky - Vacaville II	Vacaville, CA	2003	44,745	$3,128,719	1.8%	$6,610,000	38.4%	$332,873
Lucky - Hayward	Hayward, CA	2001	61,454	$3,105,052	1.8%	$6,560,000	38.4%	$449,330
Save Mart - Kingsburg	Kingsburg, CA	1999	41,368	$3,062,452	1.8%	$6,470,000	38.4%	$371,271
Save Mart - Sacramento	Sacramento, CA	1990	49,629	$2,423,455	1.4%	$5,120,000	38.4%	$316,963
Lucky - Santa Rosa	Santa Rosa, CA	1998	55,044	$2,305,122	1.4%	$4,870,000	38.4%	$289,688
Save Mart - Jackson	Jackson, CA	1994	40,593	$680,000	0.4%	$4,020,000	13.7%	$253,294
Total/Wtd. Avg.			1,733,239	$170,000,000	100.0%	$361,740,000	38.1%	$20,217,433

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Save Mart Portfolio Whole Loan amount.

(3)	The appraisal assigned an aggregate hypothetical “dark value” of approximately $289.5 million. The Save Mart Portfolio Senior Loan Cut-off Date LTV Ratio based on the aggregate hypothetical “dark value” is 47.7%.

(4)	Based on the Save Mart Portfolio Senior Loan amount.

(5)	2012-2016 Capex includes capital expenditures Save Mart has invested in leasehold capital improvements, equipment capital improvements, and equipment and building maintenance and repairs.

A-3-91

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Historical Sales PSF and Occupancy Cost
Property Name	Net Rentable Area (SF)(1)	Sales PSF						Occupancy Cost(2)
		2011	2012	2013	2014	2015	2016
Lucky - San Francisco	49,188	$804	$785	$749	$783	$814	$811	4.4%
Lucky - San Bruno	56,280	$507	$521	$498	$510	$540	$535	5.4%
Lucky California - Daly City(3)	61,881	$466	$458	$444	$450	$367	$477	5.6%
Lucky - San Jose I	52,659	$433	$415	$361	$372	$482	$534	4.0%
Lucky - San Jose II	59,907	$369	$354	$345	$352	$369	$370	4.9%
Lucky - San Leandro	58,526	$410	$407	$399	$408	$428	$441	4.2%
Dick’s Sporting Goods - Folsom(4)	49,517	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Lucky - Concord	61,447	$301	$283	$277	$294	$337	$344	4.6%
FoodMaxx - Antioch	60,154	$280	$391	$391	$417	$416	$376	4.4%
Lucky - Hollister	62,078	$299	$312	$312	$321	$341	$338	4.0%
Save Mart - Modesto	54,605	$467	$520	$516	$590	$610	$606	2.4%
Dick’s Sporting Goods - Salinas(5)	62,246	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart - Clovis	50,918	$467	$471	$428	$414	$431	$437	3.2%
Save Mart - Grass Valley	43,737	$714	$732	$719	$748	$758	$745	2.3%
FoodMaxx - Sacramento	51,316	$322	$338	$322	$468	$498	$490	3.3%
Lucky - Hayward I	45,579	$339	$351	$356	$370	$398	$401	3.9%
Save Mart - Auburn	43,768	$641	$677	$653	$647	$651	$612	2.6%
Save Mart - Tracy	62,236	$349	$364	$339	$352	$414	$433	2.5%
S-Mart - Lodi	50,342	$271	$278	$306	$332	$343	$343	3.6%
Save Mart - Chico	42,294	$466	$460	$442	$461	$459	$444	3.3%
Save Mart - Fresno I	58,360	$311	$314	$304	$298	$316	$306	3.5%
Lucky - San Jose III	49,103	$456	$411	$393	$391	$399	$386	4.0%
Save Mart - Roseville	53,248	$290	$296	$283	$287	$295	$298	4.2%
Lucky - Vacaville I	42,630	$352	$356	$341	$335	$350	$356	3.9%
Save Mart - Elk Grove	45,641	$272	$346	$373	$394	$379	$365	3.6%
Save Mart - Fresno II	50,245	$342	$353	$343	$343	$347	$319	3.3%
Lucky - Sand City	62,501	$269	$254	$243	$254	$264	$252	3.9%
Lucky - Vacaville II	44,745	$327	$338	$325	$312	$321	$313	3.5%
Lucky - Hayward	61,454	$302	$291	$274	$273	$275	$271	4.2%
Save Mart - Kingsburg	41,368	$393	$419	$437	$459	$481	$487	2.4%
Save Mart - Sacramento	49,629	$261	$269	$260	$268	$276	$255	3.4%
Lucky - Santa Rosa	55,044	$241	$246	$239	$239	$249	$254	3.3%
Save Mart - Jackson	40,593	$272	$266	$252	$246	$239	$228	3.5%
Total/Wtd. Avg.(6)	1,733,239	$382	$391	$379	$394	$409	$410	3.7%

(1)	Information is based on the underwritten rent roll.

(2)	Occupancy Cost is calculated using 2016 Sales PSF.

(3)	Lucky California - Daly City was closed for the entire second quarter of 2015 for its conversion to the Lucky California concept store. 2016 Sales PSF increased post rebranding.

(4)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Folsom property has 73.7% of property NRA subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(5)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Salinas property is subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(6)	Wtd. Avg. Sales PSF and Occupancy Cost exclude Dick’s Sporting Goods - Folsom and Dick’s Sporting Goods - Salinas as the tenant is not required to report sales.

A-3-92

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The following table presents certain information relating to the lease at the Save Mart Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Save Mart(2)	NR/NR/NR	1,733,239	100.0%	$21,017,010	100.0%	$12.13	4/30/2032(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,733,239	100.0%	$21,017,010	100.0%	$12.13

(1)	Information is based on the underwritten rent roll.

(2)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease and operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands with two properties subleased to Dick’s Sporting Goods. The Dick’s Sporting Goods - Salinas property has 73.7% of property NRA subleased to Dick’s Sporting Goods for a 10-year term through January 2023 at $14.75 PSF with four various renewal options through April 2041 and no termination options. Save Mart is actively marketing the remaining 16,376 SF of space for sublease. In addition, the Dick’s Sporting Goods - Folsom property is subleased to Dick’s Sporting Goods for a 10-year term through April 2027 at $17.53 PSF with four five-year renewal options and no termination options.

(3)	The Save Mart Portfolio Properties have one five-year renewal option and one four-year renewal option with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Save Mart Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond(3)	1	1,733,239	100.0%	100.0%	$12.13	$21,017,010	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,733,239	100.0%		$12.13	$21,017,010	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease that is structured with one five-year renewal option and one four-year renewal option with no termination options.

A-3-93

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The Market. The Save Mart Portfolio Properties are located across 12 markets in Northern California with the top three markets, Sacramento (16.9% of NRA), Oakland/East Bay (16.6% of NRA) and Fresno (11.6% of NRA) representing 45.1% of NRA with no other market representing more than 9.7% of NRA.

The following table presents certain market information relating to the Save Mart Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
					Actual(3)	Market(4)
Lucky - San Francisco	San Francisco, CA	San Francisco	727,684	$132,144	$27.00	$27.00
Lucky - San Bruno	San Bruno, CA	San Francisco	296,538	$123,077	$24.00	$24.00
Lucky California - Daly City	Daly City, CA	San Francisco	668,111	$129,031	$21.74	$24.00
Lucky - San Jose I	San Jose, CA	San Jose	460,215	$109,282	$16.80	$16.80
Lucky - San Jose II	San Jose, CA	San Jose	606,869	$125,148	$14.15	$15.00
Lucky - San Leandro	San Leandro, CA	Oakland/East Bay	385,264	$89,033	$14.40	$14.40
Dick’s Sporting Goods - Folsom	Folsom, CA	Sacramento	148,137	$125,633	$17.53	$13.50
Lucky - Concord	Concord, CA	Oakland/East Bay	187,985	$108,577	$12.43	$13.20
FoodMaxx - Antioch	Antioch, CA	Oakland/East Bay	193,041	$95,956	$12.00	$12.00
Lucky - Hollister	Hollister, CA	South Bay/San Jose	48,960	$94,323	$11.40	$11.40
Save Mart - Modesto	Modesto, CA	Stockton/Modesto	287,790	$67,042	$12.00	$12.00
Dick’s Sporting Goods - Salinas	Salinas, CA	Salinas	170,137	$70,026	$10.87	$14.40
Save Mart - Clovis	Clovis, CA	Fresno	252,790	$80,150	$12.00	$12.00
Save Mart - Grass Valley	Grass Valley, CA	Grass Valley	35,753	$73,088	$14.50	$14.50
FoodMaxx - Sacramento	Sacramento, CA	Sacramento	276,672	$69,114	$12.00	$12.00
Lucky - Hayward I	Hayward, CA	Oakland/East Bay	382,942	$98,039	$12.80	$14.40
Save Mart - Auburn	Auburn, CA	Sacramento	41,326	$86,549	$13.00	$13.00
Save Mart - Tracy	Tracy, CA	Stockton/Modesto	98,553	$97,054	$9.00	$9.00
S-Mart - Lodi	Lodi, CA	Stockton/Modesto	77,147	$77,015	$11.00	$11.00
Save Mart - Chico	Chico, CA	Chico	104,722	$70,176	$13.00	$13.00
Save Mart - Fresno I	Fresno, CA	Fresno	366,634	$68,004	$9.00	$9.00
Lucky - San Jose III	San Jose, CA	San Jose	468,755	$145,209	$9.97	$15.00
Save Mart - Roseville	Roseville, CA	Sacramento	276,050	$93,475	$9.62	$10.00
Lucky - Vacaville I	Vacaville, CA	North Bay/Santa Rosa	109,615	$102,235	$11.40	$11.40
Save Mart - Elk Grove	Elk Grove, CA	Sacramento	269,451	$88,331	$10.26	$11.50
Save Mart - Fresno II	Fresno, CA	Fresno	236,141	$59,558	$9.00	$9.00
Lucky - Sand City	Sand City, CA	Salinas	89,902	$90,241	$6.68	$12.00
Lucky - Vacaville II	Vacaville, CA	North Bay/Santa Rosa	129,845	$100,329	$8.87	$11.40
Lucky - Hayward	Hayward, CA	Oakland/East Bay	364,869	$98,047	$6.14	$13.20
Save Mart - Kingsburg	Kingsburg, CA	Fresno	30,334	$68,924	$9.00	$9.00
Save Mart - Sacramento	Sacramento, CA	Sacramento	360,904	$65,528	$6.19	$10.00
Lucky - Santa Rosa	Santa Rosa, CA	North Bay/Santa Rosa	203,129	$91,208	$5.31	$11.40
Save Mart - Jackson	Jackson, CA	Jackson	9,343	$67,511	$6.19	$7.00
Wtd. Avg.					$12.13	$13.33

(1)	Information is based on third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the underwritten rent roll.

(4)	Information is based on the appraisals.

A-3-94

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Save Mart Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$21,017,010	$12.13
Total Recoveries	N/A	N/A	N/A	N/A	$616,557	$0.36
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($1,081,678)	($0.62)
Effective Gross Income	N/A	N/A	N/A	N/A	$20,551,888	$11.86
Total Operating Expenses	N/A	N/A	N/A	N/A	$623,612	$0.36
Net Operating Income	N/A	N/A	N/A	N/A	$19,928,276	$11.50
Capital Expenditures	N/A	N/A	N/A	N/A	$391,254	$0.23
TI/LC	N/A	N/A	N/A	N/A	$910,798	$0.53
Net Cash Flow	N/A	N/A	N/A	N/A	$18,626,224	$10.75

Occupancy %	N/A	N/A	N/A	N/A	100.0%
NOI DSCR(2)	N/A	N/A	N/A	N/A	3.23x
NCF DSCR(2)	N/A	N/A	N/A	N/A	3.02x
NOI Debt Yield(2)	N/A	N/A	N/A	N/A	14.4%
NCF Debt Yield(2)	N/A	N/A	N/A	N/A	13.5%

(1)	Historical financial information is not presented as the master lease is triple-net where all of the operating management expenses are paid for directly by Save Mart, including capital expenditures.

(2)	Debt service coverage ratios and debt yields are based on the Save Mart Portfolio Senior Loan totaling $138,000,000 and exclude the Save Mart Portfolio Subordinate Companion Loan.

Escrows and Reserves. The Save Mart Portfolio Borrower deposited in escrow $746,551 for deferred maintenance and $369,436 for environmental work and environmental insurance at loan origination and is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $33,220 for capital expenditures, subject to a cap of $519,972 and (iv) $72,218 for tenant improvements and leasing commissions; provided that such monthly tax, insurance, capital expenditures and tenant improvements and leasing commissions will be waived, provided, among other things (a) no event of default then exists, (b) all of the Save Mart Portfolio Properties are demised pursuant to the Save Mart lease (subject to the Save Mart Portfolio Borrower’s right to release the individual properties as detailed in the “Release of Property” section below), (c) the Save Mart lease is in full force and effect, (d) no Material Tenant Event (as defined below) exists and (e) with respect to clauses (i), (ii) and (iii) above, Save Mart, as applicable, (x) pays all taxes directly to the applicable government authorities, (y) is insured pursuant to a blanket policy or (z) performs its maintenance obligations, pursuant to the Save Mart lease.

During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into a reserve (the “Material Tenant Rollover Reserve”) to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event below and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Material Tenant Event” will occur upon (i) the Material Tenant (as defined below) providing written notice to the Save Mart Portfolio Borrower of its intention to terminate, not extend, or not renew its lease or failing to timely provide written notice to the Save Mart Portfolio Borrower of its election to extend or renew its lease 12 months prior to the then applicable expiration date, (ii) an event of default under the Material Tenant’s lease, (iii) the Material Tenant becoming bankrupt or insolvent, until the filing has been discharged, stayed or dismissed, (iv) the Material Tenant lease being terminated or no longer being in full force and effect, (v) the Material Tenant (a) “going dark,” vacating or discontinuing its operations at its space accounting for more than 10% of the total base rent under the Save Mart lease or (b) subletting space that has “gone dark” and the amount of space that is sublet and has “gone dark” accounts for more than 28.5% of the total base rent under the Save Mart lease or (vi) if Save Mart is the Material Tenant, the ratio of (a) total long-term debt obligations (including capital leases) of Save Mart divided by (b) the shareholder equity in Save Mart, based on the quarterly and annual financial statements required to be delivered to the lender, being greater than 2.25x.

A “Material Tenant” means (i) Save Mart or (ii) any tenant at any of the Save Mart Portfolio Properties that, together with its affiliates, either (a) leases 25% or more of the total net rentable square footage at the Save Mart Portfolio Properties or (b) requires the payment of base rent that is no less than 25% of the total in-place base rent at the Save Mart Portfolio Properties.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Save Mart Portfolio Whole Loan. The Save Mart Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Save Mart Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Save Mart Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Save Mart Portfolio Borrower in connection with the operation and maintenance of the Save Mart Portfolio Properties reasonably approved by the lender, and to disburse the remainder to the Save Mart Portfolio Borrower (or, during the continuance of a Cash Sweep Period (as defined below), provided that no Material Tenant Event has occurred, to an account to be held by the lender as additional security for the Save Mart Portfolio Whole Loan). During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into the Material

A-3-95

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Tenant Rollover Reserve to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event above and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.20x, (iv) a Material Tenant Event, (v) any indictment for fraud or misappropriation of funds by the Save Mart Portfolio Borrower, the guarantor, the key principal or the property manager, (vi) Save Mart’s net worth falling below $100.0 million, (vii) the ratio of Save Mart’s EBITDAR to fixed charges is less than 1.15x or (viii) an Estate Tax Trigger (as defined below). A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is greater than 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the Material Tenant Event is cured, in regard to clause (v) above, solely with respect to the property manager, when the Save Mart Portfolio Borrower replaces the property manager with a qualified manager, in regard to clause (vi) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (vii) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (viii) above, the Estate Tax Trigger is cured.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.15x for two consecutive calendar quarters, (iv) Save Mart’s net worth falling below $100.0 million, (v) the ratio of Save Mart’s EBITDAR to fixed charges being less than 1.15x or (vi) an Estate Tax Trigger. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (v) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (vi) above, the Estate Tax Trigger is cured.

An “Estate Tax Trigger” will occur upon (i) any portion of federal estate taxes or interest owed by the Estate of Robert M. Piccinini that is secured by estate tax liens on Save Mart stock or the membership interests in the borrower sponsor not being timely paid and such failure continues for a period of 10 business days, (ii) any governmental authority accelerates such federal estate taxes or pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens or (iii) any transfer or financing occurs with respect to the Save Mart stock, interests in the guarantor or the Save Mart Portfolio Borrower or any other assets owned by the guarantor and proceeds are not used to pay the federal estate taxes, deposited in a restricted account or, in the case of assets owned by the guarantor other than interest in the Save Mart Portfolio Borrower, used for purposes set forth in the Save Mart Portfolio Whole Loan documents. An Estate Tax Trigger will continue until, in regard to clause (i) above, the payment of the delinquent payment of federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such payment, in regard to clause (ii) above, the cure of the act or event that accelerated such federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such cure, in regard to clause (iii) above, delivery of evidence that the proceeds from the transfer or financing have been used in accordance with the Save Mart Portfolio Whole Loan documents, or in regard to clauses (i) (ii) and (iii) above (except in the case a governmental authority pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens), payment in full of the entire federal estate tax liability.

Additional Secured Indebtedness (not including trade debts). In addition to the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Properties also secure five additional pari passu senior notes, which combined with the Save Mart Portfolio Mortgage Loan comprise the Save Mart Portfolio Senior Loan in the aggregate principal amount of $138,000,000, and one subordinate note with a principal balance of $31,576,938 comprising the Save Mart Portfolio Subordinate Companion Loan. The Save Mart Portfolio Subordinate Companion Loan has a 119-month term and fully amortizes over its term. The Save Mart Portfolio Subordinate Companion Loan accrues interest based on a fixed interest schedule with an average interest rate of 5.1618150% from the first payment date after the Cut-off Date, September 6, 2017, through the 12th payment date following the Cut-off Date. Including the Save Mart Portfolio Subordinate Companion Loan, the Total Debt Cut-off Date LTV Ratio is 46.9%, the Total Debt UW NCF DSCR is 1.79x and the Total Debt UW NOI Debt Yield is 11.8%. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

(1)	Cumulative Loan Per SF is calculated based on 1,733,239 SF.

(2)	With respect to the Save Mart Portfolio Mortgage Loan, Cumulative LTV, Cumulative NOI Debt Yield and Cumulative NCF DSCR take into account the Save Mart Portfolio Non-Serviced Pari Passu Companion Loans.

(3)	Based on the UW NOI of $19,928,276.

(4)	Based on the UW NCF of $18,626,224 and the aggregate interest-only debt service of the Save Mart Portfolio Senior Loan. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(5)	Based on the $361,740,000 as-is appraised value.

A-3-96

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Mezzanine Loan and Preferred Equity. The Save Mart Portfolio Borrower is permitted to obtain a mezzanine loan in an amount not to exceed $40,000,000, provided that (i) the loan-to-value ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not greater than 58.1%, (ii) the debt service coverage ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 1.35x, (iii) the debt yield (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 9.5%, (iv) the maturity date of the permitted mezzanine loan is no earlier than the mortgage loan maturity date, (v) the proceeds of the permitted mezzanine loan may only be used for repayment of certain loans made by Save Mart to the Piccinini Trust or for payment of the deferred estate tax liability, (vi) the lender making such permitted mezzanine loan must be a qualified institutional lender, (vii) a rating agency confirmation must be obtained, (viii) the lender and the permitted mezzanine lender enter into an intercreditor agreement and (ix) other conditions customary for future mezzanine loans are satisfied.

Release of Property. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Properties, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the Save Mart Portfolio Borrower pays the Release Amount (as defined below), (iii) the loan-to-value ratio with respect to the remaining Save Mart Portfolio Properties is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the release, (iv) the debt service coverage ratio with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the release and (v) the debt yield with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the release.

The “Release Amount” is an amount equal to the greater of (a) the Release Percentage of the allocated loan amount (identified in the “Portfolio Summary” chart above) and (b) 85% of the net sales proceeds for such property.

The “Release Percentage” means (i) for the initial 25% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance and (ii) for the remaining 75% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance.

Substitution. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) the Save Mart Portfolio Borrower delivers to the lender a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal, (ii) the fair market rent for the Substitute Property is not less than the rent allocated to the property to be released (the “Substituted Property”) under the Save Mart lease, (iii) the Substitute Property is of “like kind and quality” as the Substituted Property, (iv) the Save Mart lease is in full force and effect and, upon the substitution, the Substitute Property will be leased to Save Mart, (v) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 20% of the original balance of the Save Mart Portfolio Whole Loan, (vi) the loan-to-value ratio with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the substitution, (vii) the debt service coverage ratio with respect to the Save Mart Portfolio Whole Loan and with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, will be no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the substitution, (viii) the debt yield with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the substitution and (ix) if all or any portion of the Save Mart Portfolio Whole Loan has been securitized (a) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (b) the receipt of a rating agency confirmation.

Federal Estate Taxes. Mr. Robert Piccinini died in 2015. The Robert M. Piccinini Living Trust holds all the assets of Mr. Piccinini’s estate, which assets include the direct ownership of 100% of Standiford Partners, LLC and 71% of Save Mart. The estate elected to defer over a 14-year period a portion of the estate tax due in the amount of $251,418,036, representing the estate’s interest in closely-held businesses. A statutory lien in favor of the IRS exists on all the estate assets and will continue until the estate tax is fully paid. The estate tax is to be repaid in 10 annual installments beginning in 2020. The estate anticipates covering these payments through cash flow from its ownership in Standiford Partners, LLC and Save Mart. The Save Mart Portfolio Borrower is required to pay down the estate taxes owed or transfer proceeds to a restricted account if it transfers or finances certain assets as described in the Save Mart Portfolio Whole Loan documents. It is a Cash Sweep Period under the Save Mart Portfolio Whole Loan if Mr. Piccinini’s estate fails to timely pay any estate taxes, causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes. It is an event of default under the Save Mart Portfolio Whole Loan and recourse is triggered against the guarantor if Mr. Piccinini’s estate fails to timely pay any estate taxes (following all notice and cure periods), causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes (following all administrative appeals) or fails to comply with the provisions of the Save Mart Portfolio Whole Loan documents with regard to the transfers or finances certain assets. See the definition of “Estate Tax Trigger” above. The lender also received a $20.0 million payment guaranty and an estate tax performance guaranty from The Robert M. Piccinini Living Trust. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Preliminary Prospectus.

Save Mart Class Action. A class action lawsuit was filed in 2014 against Save Mart that is currently pending in the Superior Court of California, County of San Mateo (the “Court”). The plaintiff alleges that in pay statements issued by Save Mart, Save Mart failed to list the beginning date for the pay period, the number of hours worked, and the rate at which shift premiums were paid, all in violation of the California Labor Code. The Court has certified a subclass of plaintiffs and a motion for rehearing seeking to certify an additional class is currently pending. The plaintiff is seeking penalties under the labor code, statutory damages, attorneys’ fees and costs and, according to counsel for Save Mart, damages of up to approximately $140.0 million. The case is set for mediation in June 2017. According to counsel for Save Mart, as a condition of Save Mart agreeing to mediation, the plaintiff agreed to make an opening demand of less than $10.0 million. Furthermore, counsel for Save Mart has indicated that if the mediation is unsuccessful, it is anticipated that the parties will move for summary adjudication. The Save Mart Portfolio Borrower has reported that this litigation is not being covered by their insurance policies. This litigation does not directly involve the Save Mart Portfolio Borrower or guarantor under the Save Mart Portfolio Whole Loan.

Terrorism Insurance. The Save Mart Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Save Mart Portfolio Mortgage Whole Loan documents.

A-3-97

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Corte Madera
Mill Valley
Richmond
Pleasant Hill
Concord
Antioch
Briones Reg. Park
Walnut Creek
East Bay Reg. Park
Berkeley
Lafayette
Mt. Diablo State Park
CONTRA COSTA COUNTY
Sausalito
GOLDEN GATE NATL. REC. AREA
SAN FRANCISCO
OAKLAND
Alameda
Danville
Anthony Chabot Reg. Park
San Ramon
Castro Valley
Dublin
San Francisco Bay
Oakland Intl. Airport
Livermore
Daly City
San Francisco Intl. Airport
Pleasanton
Hayward
Union City
Pacifica
Millbrae
San Mateo
Hillsborough
Redwood City
Fremont
ALAMEDA COUNTY
Belmont
Newark
Half Moon Bay
Palo Alto
Mtn. View
Moffett Federal Airfield
Woodside
Milpitas
SANTA CLARA COUNTY
Pacific Ocean
Portola Valley
Sunnyvale
Santa Clara
San Jose Intl. Airport
SAN JOSE
SAN MATEO COUNTY
Cupertino
Saratoga
Los Gatos

LASSEN NATIONAL FOREST
MENDOCINO NATIONAL FOREST
TAHOE NATIONAL FOREST
Pyramid Lake
Chico
Grass Valley
Sparks
Reno
Fernley
Carson City
Ukiah
CALIFORNIA
Lake Tahoe
NEVADA
SACRAMENTO
Santa Rosa
Davis
Napa
Jackson
SIERRA NEVADA MTS.
Lodi
Oakland
Stockton
SAN FRANCISCO
YOSEMITE NATIONAL PARK
Tracy
Modesto
SAN JOSE
Pacific Ocean
Santa Cruz
Clovis
Fresno
Monterey
Salinas
SEQUOIA NATIONAL PARK
COAST RANGES
Kingsburg
Visalia

Save Mart Portfolio

No.	Store	Location
1	Lucky - San Francisco	San Francisco, CA
2	Lucky - San Bruno	San Bruno, CA
3	Lucky California - Daly City	Daly City, CA
4	Lucky - San Jose I	San Jose, CA
5	Lucky - San Jose II	San Jose, CA
6	Lucky - San Leandro	San Leandro, CA
7	Dick's Sporting Goods - Folsom	Folsom, CA
8	Lucky - Concord	Concord, CA
9	FoodMaxx - Antioch	Antioch, CA
10	Lucky - Hollister	Hollister, CA
11	Save Mart - Modesto	Modesto, CA
12	Dick's Sporting Goods - Salinas	Salinas, CA
13	Save Mart - Clovis	Clovis, CA
14	Save Mart - Grass Valley	Grass Valley, CA
15	FoodMaxx - Sacramento	Sacramento, CA
16	Lucky - Hayward I	Hayward, CA
17	Save Mart - Auburn	Auburn, CA
18	Save Mart - Tracy	Tracy, CA
19	S-Mart - Lodi	Lodi, CA
20	Save Mart - Chico	Chico, CA
21	Save Mart - Fresno I	Fresno, CA
22	Lucky - San Jose III	San Jose, CA
23	Save Mart - Roseville	Roseville, CA
24	Lucky - Vacaville I	Vacaville, CA
25	Save Mart - Elk Grove	Elk Grove, CA
26	Save Mart - Fresno II	Fresno, CA
27	Lucky - Sand City	Sand City, CA
28	Lucky - Vacaville II	Vacaville, CA
29	Lucky - Hayward	Hayward, CA
30	Save Mart - Kingsburg	Kingsburg, CA
31	Save Mart - Sacramento	Sacramento, CA
32	Lucky - Santa Rosa	Santa Rosa, CA
33	Save Mart - Jackson	Jackson, CA

Dunnigan
Sheridan
North Auburn
SUTTER COUNTY
Trowbridge
PLACER COUNTY
Robbins
Nicolaus
Auburn
Rocklin
Roseville
Granite Bay
Yolo
Sacramento International Airport
El Dorado Hills
Esparto
North Highlands
Woodland
Citrus Heights
Folsom
YOLO COUNTY
Carmichael
Arden
Rancho Cordova
Winters
West Sacramento
SACRAMENTO
Rancho Murieta
Davis
Florin
Vineyard
Yolo Bypass Wildlife Area
Dixon
SACRAMENTO COUNTY
Laguna
Elk Grove
Wilton
Vacaville
Courtland
Clay
Fairfield
Travis Air Force Base
Mokelumne City
Galt
SAN JOAQUIN COUNTY

Santa Rosa
Sacramento
San Francisco
San Jose
Salinas
Fresno
Los Angeles
San Diego

A-3-98

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A-3-99

12808 Stonebridge Road Roanoke, IN 46783	Collateral Asset Summary – Loan No. 11 GM Logistics Center 2	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,900,983 64.9% 1.89x 11.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		Société Générale		Single Asset/Portfolio:	Single Asset
				Location:	Roanoke, IN 46783
				General Property Type:	Industrial
Original Balance:		$30,940,000		Detailed Property Type:	Warehouse/Distribution
Cut-off Date Balance:		$30,900,983		Title Vesting:	Fee
% of Initial Pool Balance:		3.4%		Year Built/Renovated:	2017/N/A
Loan Purpose:		Recapitalization		Size:	804,810 SF
Borrower Sponsor:		Nathaniel Hagedorn		Cut-off Date Balance per SF:	$38
Mortgage Rate:		4.2450%		Maturity Date Balance per SF:	$31
Note Date:		6/2/2017		Property Manager:	NorthPoint Development, LLC (borrower-related)
First Payment Date:		8/1/2017
Maturity Date:		7/1/2027
Original Term to Maturity:		120 months
Original Amortization Term:		360 months
IO Period:		0 months
Seasoning:		1 month		Underwriting and Financial Information
Prepayment Provisions:		LO (10); YM1 (104); O (6)		UW NOI(2):	$3,684,456
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield:	11.9%
Additional Debt Type:		N/A		UW NOI Debt Yield at Maturity:	14.9%
Additional Debt Balance:		N/A		UW NCF DSCR:	1.89x
Future Debt Permitted (Type):		No (N/A)		Most Recent NOI(3):	N/A
Reserves				2nd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	N/A
RE Tax:	$0	$0(1)	N/A	Most Recent Occupancy:	100.0% (8/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(3):	N/A
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$47,600,000 (4/12/2017)
GM Rent Credit:	$66,218	$0	N/A	Cut-off Date LTV Ratio:	64.9%
GM Project Expense:	$4,752,130	$0	N/A	Maturity Date LTV Ratio:	52.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,940,000	77.9%	Loan Payoff:	$24,941,526	62.8%
Borrower Equity:	$8,758,013	22.1%	Recapitalization:	$9,605,424	24.2%
			Reserves:	$4,818,348	12.1%
			Closing Costs:	$332,715	0.8%
Total Sources:	$39,698,013	100.0%	Total Uses:	$39,698,013	100.0%

(1)	Commencing on each payment date, the GM Logistics Center 2 Borrower will escrow 1/12 of the real estate taxes that lender estimates will be payable during the next twelve months (initially $0 per month), it being agreed that lender will make such determination after giving effect to the tax abatement schedule detailed in the GM Logistics Center 2 Mortgage Loan documents.

(2)	UW NOI includes UW Gross Potential Rent, which has been underwritten based on the average base rent of $3,912,140. The current annual base rent is $3,572,821 with annual rent steps of approximately 2%.

(3)	The GM Logistics Center 2 Property was built-to-suit in 2017 for GM, which took occupancy on June 1, 2017; consequently, historical financial statements are unavailable.

The Mortgage Loan. The eleventh largest mortgage loan (the “GM Logistics Center 2 Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering an industrial warehouse and distribution center property located in Roanoke, Indiana (the “GM Logistics Center 2 Property”). The GM Logistics Center 2 Mortgage Loan was originated on June 2, 2017 by Société Générale. The GM Logistics Center 2 Mortgage Loan has an original principal balance of $30,940,000, an outstanding principal balance as of the Cut-off Date of $30,900,983 and accrues interest at a rate of 4.2450% per annum. The GM Logistics Center 2 Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The GM Logistics Center 2 Mortgage Loan matures on July 1, 2027.

Following the lockout period, NP Fort Wayne Holdings, LLC (“the GM Logistics Center 2 Borrower”) has the right to prepay the GM Logistics Center 2 Mortgage Loan in whole but not in part on any date before January 1, 2027; provided that the GM Logistics Center 2 Borrower is required to pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance of the GM Logistics Center 2 Mortgage Loan. The GM Logistics Center 2 Mortgage Loan is prepayable without penalty after January 1, 2027.

The Borrower and the Borrower Sponsor. The GM Logistics Center 2 Borrower, a Missouri limited liability company, is a single purpose entity with two independent directors. Legal counsel to the GM Logistics Center 2 Borrower delivered a non-consolidation opinion in connection with the origination of

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12808 Stonebridge Road Roanoke, IN 46783	Collateral Asset Summary – Loan No. 11 GM Logistics Center 2	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,900,983 64.9% 1.89x 11.9%

the GM Logistics Center 2 Mortgage Loan. Nathaniel Hagedorn is the guarantor of certain nonrecourse carveouts under the GM Logistics Center 2 Mortgage Loan.

The borrower sponsor, Nathaniel Hagedorn, is the founder and CEO of NorthPoint Development, LLC, a Kansas City based real estate development, management and leasing firm that is principally focused on the industrial, multifamily and senior living markets in the central part of the United States. Mr. Hagedorn is responsible for the overall strategy of the company and is chiefly focused on guiding development, leasing, and management activities for the firm. NorthPoint Development, LLC has raised over $2.2 billion in capital for various real estate projects, including the purchase of 2,200 acres of undeveloped industrial land with an anticipated future development footprint of approximately 33.5 million SF. Since its inception in 2011, NorthPoint Development, LLC has developed and managed approximately 30 million SF of industrial space and approximately 2,000 multifamily apartment units. At origination, the borrower sponsor had approximately $8.8 million of cash equity remaining in the GM Logistics Center 2 Property.

The Property. The GM Logistics Center 2 Property is an industrial warehouse and distribution facility located in Roanoke, Indiana. The GM Logistics Center 2 Property was constructed in 2017 for General Motors LLC (“GM”), a wholly-owned subsidiary of General Motors Company (“GMC”), and consists of one single-story, 804,810 SF building situated on a 61.42-acre site. The GM Logistics Center 2 Property is leased to GM and is a state-of-the-art, just-in-time logistics center utilizing a non-union labor workforce to supply components to the nearby GM Fort Wayne Assembly Center (the “Plant”). The Plant, located approximately 0.3 miles north of the GM Logistics Center 2 Property, employs 3,500 employees and produces the GMC Sierra and Chevy Silverado pickup. Per the appraisal, the volume of production and the high margins GM realizes from its pickup trucks makes the Plant its second most profitable plant in North America. GM recently completed a $1.2 billion expansion increasing the size of the Plant to approximately 3.6 million SF. In addition, GM invested approximately $400 million over the last 18 months in automation and interior production space upgrades as well. The annual production volume of the Plant is reported to be approximately 306,000 units a year or one truck every 56 seconds. According to the appraisal, the GM Logistics Center 2 Property represents the consolidation of two warehouses previously leased by GM and is projected to save GM approximately $7.0 million annually from reduced transportation costs and increased assembly efficiency.

The GM Logistics Center 2 Property features 32-foot ceiling heights, 126 dock high loading doors, four drive-in doors, 72 trailer stalls, and a 3,000 amp 3-phase electric system. There are 721 parking spaces, resulting in a parking ratio of 0.9 spaces per 1,000 SF of rentable area. As of August 1, 2017, the GM Logistics Center 2 Property was 100.0% occupied. GM’s lease at the GM Logistics Center 2 Property runs through May 31, 2027 (the “GM Lease”) and has six, five-year lease renewal options thereafter.

Major Tenant.

GMC (804,810 SF, 100.0% of NRA, 100.0% of underwritten rent). Founded in 1908 and headquartered in Detroit, Michigan, GMC (NYSE: GM; Fitch/Moody’s/S&P: BBB/Baa3/BBB) designs, builds, and sells cars, crossovers, trucks, and automobile parts worldwide. GMC reported revenue of approximately $170.3 billion, a market capitalization of approximately $52.8 billion as of first quarter 2017 and trailing twelve month earnings per share of $6.47. In addition, GMC sells cars and trucks to dealers for consumer retail sales, as well as to fleet customers, including daily rental car companies, commercial fleet customers, leasing companies, and governments, and also offers connected safety, security and mobility solutions, and information technology services. GMC operates through GM North America, GM Europe, GM International Operations, GM South America, and GM Financial segments while marketing its vehicles under the Buick, Cadillac, Chevrolet, GMC, Holden, Baojun, Jiefang, and Wuling brand names.

The following table presents certain information relating to the leases at the GM Logistics Center 2 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
General Motors LLC	BBB/Baa3/BBB	804,810	100.0%	$3,912,140	100.0%	$4.86	5/31/2027(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		804,810	100.0%	$3,912,140	100.0%	$4.86

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	General Motors LLC has six five-year lease renewal options remaining.

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12808 Stonebridge Road Roanoke, IN 46783	Collateral Asset Summary – Loan No. 11 GM Logistics Center 2	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,900,983 64.9% 1.89x 11.9%

The following table presents certain information relating to the lease rollover schedule at the GM Logistics Center 2 Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027(2)	1	804,810	100.0%	100.0%	$4.86	$3,912,140	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	804,810	100.0%		$4.86	$3,912,140	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	General Motors LLC has six five-year lease renewal options remaining.

The Market. The GM Logistics Center 2 Property is located in Roanoke, Indiana, within the Fort Wayne metropolitan statistical area (the “Fort Wayne MSA”). Roanoke is situated approximately 16.3 miles southwest of Fort Wayne in Allen County, which is 18 miles west of the Ohio border and 50 miles south of the Michigan border. The Fort Wayne MSA is part of the larger Northern Indiana region, containing approximately 2.2 million people and is considered part of the Great Lakes Megalopolis. According to the related appraisal, the Fort Wayne MSA is a center for advanced manufacturing, aerospace, defense contracting, financial services, and material sciences, with a particular focus in transportation, distribution and logistics evidenced by the more than 100 trucking companies. The GM Logistics Center 2 Property has immediate access to Interstate 69, Interstate 469, 4 U.S. highways, and 7 state roads which provide access to more than half of the continental United States and approximately 50% of all U.S. markets are located within a 2-day and 1-day drive, respectively. The area is served by the Fort Wayne International Airport located approximately 8.7 miles northeast of the GM Logistics Center 2 Property and is currently home to four major carriers including United Airlines, Delta Airlines, American Airlines and Allegiant Air. In addition, the Port of Indiana-Burns Harbor on Lake Michigan and the Port of Toledo on Lake Erie provide transportation access to the Saint Lawrence Seaway which feeds directly into the greater Atlantic Ocean.

According to a third-party market research report, the GM Logistics Center 2 Property is located within the Fort Wayne Industrial Market, which consisted of approximately 53.3 million SF, an overall vacancy rate of 3.3% and an average rental rate of $3.29 PSF as of the first quarter of 2017. More specifically, the GM Logistics Center 2 Property is located within the Allen County industrial submarket, which is situated in the southwest corner of the Fort Wayne MSA. As of the first quarter of 2017, the Allen County industrial submarket consisted of approximately 10.5 million SF of industrial space with a vacancy rate of 2.2% and an average rental rate of $4.44 PSF.

According to the related appraisal, the 2016 estimated population within the Fort Wayne MSA was 432,688 with a 2015 unemployment rate of 4.5% compared to the Indiana and United States averages of 4.8% and 5.3%, respectively. The 2016 estimated average household income within a one-, three-, and five-mile radius of the GM Logistics Center 2 Property was $110,065, $104,088, and $99,290, respectively.

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12808 Stonebridge Road Roanoke, IN 46783	Collateral Asset Summary – Loan No. 11 GM Logistics Center 2	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,900,983 64.9% 1.89x 11.9%

The following table presents recent leasing data at competitive properties with respect to the GM Logistics Center 2 Property:

Competitive Property Summary
Property Name/Address	Year Built	Size (SF)	Clear Height (feet)	Door Docks	Distance to Subject	Tenant	Initial Rent/SF	Lease Type	Lease Date	Lease Term (Yrs.)
GM Logistics Center 2 12808 Stonebridge Road Roanoke, IN	2017	804,810	32	126	--	General Motors LLC	$4.86(1)	NNN	6/1/2017(1)	10
Wurth Service Supply 598 Chaney Avenue Greenwood, IN	2017	230,340	32	15	101 miles	Wurth Service Supply	$5.24	NNN	12/1/2017	7
General Motors 201 Logistics Center Drive Wentzville, MO	2016	1,131,022	32	168	328 miles	General Motors	$4.19	NNN	1/9/2017	10
XPO Logistics Worldwide 12301 Bluffton Road Fort Wayne, IN	2016	400,000	32	NAV	8 miles	XPO Logistics Worldwide	$4.42	NNN	8/1/2016	10
General Motors 200 Kindleberger Road Kansas City, KS	2016	841,719	32	NAV	507 miles	General Motors	$4.53	NNN	5/26/2016	10
AM General 2909 Pleasant Center Road Fort Wayne, IN	1994	764,177	30	12	7 miles	AM General	$2.85	NNN	10/1/2015	3
Toyota 809 E. 525 S. Princeton, IN	2008	364,030	24	28	220 miles	Toyota	$3.50	NNN	1/1/2015	5

Source: Appraisal

(1)	Based on underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GM Logistics Center 2 Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	In-Place	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$3,572,821(2)	$3,912,140(3)	$4.86
Total Recoveries	N/A	N/A	N/A	N/A	$261,716	$641,540	$0.80
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	$0	($227,684)	($0.28)
Effective Gross Income	N/A	N/A	N/A	N/A	$3,834,537	$4,325,996	$5.38
Total Operating Expenses	N/A	N/A	N/A	N/A	$261,716	$641,540(4)	$0.80
Net Operating Income	N/A	N/A	N/A	N/A	$3,572,821	$3,684,456	$4.58
Capital Expenditures	N/A	N/A	N/A	N/A	$0	$80,481	$0.10
TI/LC	N/A	N/A	N/A	N/A	$0	$160,962	$0.20
Net Cash Flow	N/A	N/A	N/A	N/A	$3,572,821	$3,443,013	$4.28

Occupancy %	N/A	N/A	N/A	N/A	100.0%	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.96x	2.02x
NCF DSCR	N/A	N/A	N/A	N/A	1.96x	1.89x
NOI Debt Yield	N/A	N/A	N/A	N/A	11.5%	11.9%
NCF Debt Yield	N/A	N/A	N/A	N/A	11.5%	11.1%

(1)	The GM Logistics Center 2 Property was built-to-suit in 2017 for GM which took occupancy June 1, 2017; consequently, historical financial statements are unavailable.

(2)	In-Place Gross Potential Rent is based on the in-place annual base rent of $3,572,821.

(3)	UW Gross Potential Rent has been underwritten based on the average base rent of $3,572,821 with annual rent steps of approximately 2%.

(4)	UW Total Operating Expenses are based on actual insurance premiums of $25,958, taxes of $365,080 per the GM Logistics Center 2 Property Tax Abatement Program schedule, management fees of $129,780 (3.0% of EGI) and repairs and maintenance, as set forth in the appraisal, of $120,722 including CAM expenses.

A-3-103

1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
				Location:	Philadelphia, PA 19123
				General Property Type:	Mixed Use
Original Balance:	$25,250,000			Detailed Property Type:	Entertainment/Retail/Industrial/Office
Cut-off Date Balance:	$25,250,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1893-1944/2016
Loan Purpose:	Refinance			Size:	130,966 SF
Borrower Sponsor:	Michael Samschick			Cut-off Date Balance per SF:	$193
Mortgage Rate:	4.6000%			Maturity Date Balance per SF:	$161
Note Date:	7/12/2017			Property Manager:	Core Realty, Inc. (borrower-related)
First Payment Date:	9/1/2017
Maturity Date:	8/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	12 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$2,550,609
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield:	10.1%
Lockbox/Cash Mgmt Status(1):	Hard/In-place			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.99x (IO) 1.51x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(3):	$1,634,274 (4/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	$1,165,355 (12/31/2016)
Reserves				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.0% (7/20/2017)
RE Tax:	$11,433	$1,905	N/A	2nd Most Recent Occupancy(3):	81.4% (4/30/2017)
Insurance:	$17,200	$5,733	N/A	3rd Most Recent Occupancy(3):	81.4% (12/31/2016)
Replacements:	$0	$1,638	N/A	Appraised Value (as of):	$37,200,000 (2/14/2017)
TI/LC:	$0	$12,005	$1,000,000	Cut-off Date LTV Ratio:	67.9%
Other(2):	$2,255,830	$0	N/A	Maturity Date LTV Ratio:	56.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,250,000	100.0%	Loan Payoff:	$19,279,486	76.4%
			Reserves:	$2,284,463	9.0%
			HTC Investor Reserves(4):	$1,400,000	5.5%
			Closing Costs:	$715,046	2.8%
			Return of Equity:	$1,571,005	6.2%
Total Sources:	$25,250,000	100.0%	Total Uses:	$25,250,000	100.0%

(1)	The Fillmore Philadelphia Mortgage Loan has a hard lockbox with in-place cash management. In the event of default or if the debt service coverage ratio falls below 1.15x, excess cash flow will be deposited into a cash collateral reserve.

(2)	At loan origination, The Fillmore Philadelphia Borrower deposited $2,000,000 into a reserve (the “Performance Reserve”) which is required to be released to The Fillmore Philadelphia Borrower upon the later to occur of: (i) the first payment date which is 24 months after the loan origination date, or (ii) the date on which the Performance Conditions (defined below) have been satisfied. If on the date which is 18 months after the loan origination date, the Performance Conditions have been satisfied, the lender is required to disburse to The Fillmore Philadelphia Borrower $500,000 from the Performance Reserve. “Performance Conditions” is defined as the following conditions: (i) Mad Rex is in occupancy and open for business to the public, paying full unabated rent and has obtained a liquor license; (ii) Urban Eel is in occupancy and open for business to the public, paying full unabated rent and has obtained a liquor license; and (iii) ticket sales by Live Nation, based on the trailing 12 months as of the determination date, are greater than or equal to the trailing 12 month ticket sales by Live Nation as of the loan origination date.

At loan origination, The Fillmore Philadelphia Borrower deposited $200,000 into a reserve for the outstanding TI obligations owed by The Fillmore Philadelphia Borrower to Urban Eel and $55,830 into a reserve for the outstanding TI obligations owed by The Fillmore Philadelphia Borrower to Philadelphia Distilling.

(3)	Live Nation, the largest tenant at The Fillmore Philadelphia Property, began paying rent in October 2015. For the first eight months of 2016, The Fillmore Philadelphia Property was 47.3% occupied by Live Nation and a restaurant that closed December 2016. Philadelphia Distilling began paying rent in September 2016 and Revolutions began paying rent in November 2016. Operating results for 2016 and the trailing 12 months ending April 30, 2017 reflect historical performance while The Fillmore Philadelphia Property was still under construction. The average occupancy for 2016 and the trailing 12 months ending April 30, 2017 was 55.2% and 66.6%, respectively, as portions of The Fillmore Philadelphia Property were delivered to its tenants over time as the construction was completed.

(4)	In conjunction with the redevelopment of The Fillmore Philadelphia Property, The Fillmore Philadelphia Borrower has received and shall receive additional federal Historical Rehabilitation Tax Credits (the “HTCs”) as part of a federal incentive program which encourages the preservation and upgrading of historic buildings. The Fillmore Philadelphia Borrower agreed to pass through to the master tenant all the HTCs received. Through a master lease structure, the master tenant made a loan to The Fillmore Philadelphia Borrower (the “Master Tenant Loan”) as the vehicle to contribute capital towards the rehabilitation of The Fillmore Philadelphia Property, and the proceeds from repayment of the Master Tenant Loan is then distributed to the master tenant’s partners – US Bancorp Community Development Corporation (“HTC Investor”), being the 99% limited partner, and AJAX Metal Building Master Tenant GP LLC, being the 1% general partner and is 100% owned by the sponsor. As security for the repayment of the Master Tenant Loan by The Fillmore Philadelphia Borrower, The Fillmore Philadelphia Borrower deposited $1,400,000 with the master tenant to account for the five (5) year period commencing July 10, 2017.

The Mortgage Loan. The twelfth largest mortgage loan (the “The Fillmore Philadelphia Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,250,000 secured by a first priority fee mortgage encumbering a 130,966 SF mixed-use entertainment, retail, industrial and office property located in Philadelphia, Pennsylvania (the “The Fillmore Philadelphia Property”). The proceeds of The Fillmore Philadelphia Mortgage Loan were

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1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

primarily used to refinance existing debt on The Fillmore Philadelphia Property, pay closing costs, fund upfront reserves and return equity to The Fillmore Philadelphia Borrower.

The Borrower and the Borrower Sponsor. The borrower, Core Equity II, L.P. (the “The Fillmore Philadelphia Borrower”), is a bankruptcy remote, single-purpose Pennsylvania limited partnership, with one independent director. The non-recourse carve-out guarantor and borrower sponsor is Michael Samschick. Mr. Samschick is the founder of Core Realty, a real estate development firm focused on acquiring, renovating and refurbishing commercial real estate since 1998. Mr. Samschick’s real estate portfolio totals approximately 1.2 million SF throughout Pennsylvania, New Jersey and Georgia, with the majority of his holdings located in Philadelphia, Pennsylvania.

The Property. The Fillmore Philadelphia Property is a 130,966 SF mixed use entertainment, retail, industrial and office property on a 2.3-acre site located in Philadelphia, Pennsylvania, approximately 2.7 miles northeast of the Philadelphia central business district. The Fillmore Philadelphia Property was originally built in phases between 1893 and 1944 and was historically operated by Ajax Metal Company for the smelting and refining of metals. The Fillmore Philadelphia Borrower acquired The Fillmore Philadelphia Property for $2.2 million in September 2010 and spent approximately $30.7 million to fully renovate and connect the five former buildings into a mixed-use entertainment, retail, industrial and office complex. The Fillmore Philadelphia Property is located in the Fishtown district of Philadelphia, an area once known for its metal-working and metal-fabrication establishments that is a rapidly gentrifying neighborhood. The Fillmore Philadelphia Property does not include on-site parking but there is an easement agreement with a borrower sponsor-affiliated entity that provides parking at an adjacent lot. In addition, The Fillmore Philadelphia Property benefits from six bus and light-rail transit stops within one city-block. The Fillmore Philadelphia Property is 95.0% leased to five tenants as of July 20, 2017.

Major Tenants.

Live Nation (54,230 SF, 41.4% of NRA, 22.5% of underwritten rent). Live Nation (NYSE: LYV, S&P: BB-, Moody’s: B1) is a publicly traded producer of live entertainment and live music concerts, connecting over 71 million fans to nearly 26,300 events for over 3,200 artists in 2016. Live Nation owns, operates, has exclusive booking rights for or has an equity interest in 196 venues, including House of Blues music venues and locations such as The Fillmore in San Francisco, the Hollywood Palladium, the Ziggo Dome in Amsterdam and 3Arena in Ireland. Live Nation operates two concepts in its leased space at The Fillmore Philadelphia Property – a 2,500-person capacity live music and entertainment venue under The Fillmore brand and a more intimate, 450-person capacity venue called The Foundry. For the calendar year 2016, Live Nation sold 232,250 tickets. Year to date June 2017 ticket sales totaled 110,000 which was an 11.1% increase year over year. Live Nation’s lease commenced on October 1, 2015 and expires on October 1, 2030. The lease requires a current rental rate of $10.23 PSF on a modified gross basis. In addition, Live Nation is required to pay additional rent in the amount of $1.50 per ticket sold in excess of 100,000 up to 120,000 tickets per year and $2.50 per ticket sold in excess of 120,000 tickets per year. The Fillmore Philadelphia Borrower deposited $2,000,000 into the Performance Reserve at loan origination that will not be released unless, among other things, Live Nation’s ticket sales for the trailing 12 months ending two years after loan origination is at least equal to the trailing 12-month ticket sales at loan origination. In the event of Live Nation goes dark, or vacates its space, files for bankruptcy, surrenders, cancels or terminates its lease, excess cash will be swept monthly into a springing reserve for leasing costs in connection with re-tenanting the space. Live Nation has two five-year renewal options remaining with no termination options.

Revolutions (38,680 SF, 29.5% of NRA, 42.4% of underwritten rent). Revolutions is a 26-lane bowling alley/full-service restaurant/bar/arcade concept. Revolutions is a subsidiary of Frank Entertainment Companies (“FEC”), which is majority owned by Bruce S. Frank. FEC operates 19 Frank Theatres locations in eight states, five CineBowl & Grill locations in four states and four Revolutions locations in three states. As of year-end 2016, Mr. Frank reported a net worth of approximately $45.8 million. FEC and Mr. Frank both guaranty the Revolutions lease. Revolutions’ lease commenced on October 30, 2016 and expires on October 29, 2031. The lease has a co-tenancy clause with Live Nation for the first 16 months of the lease term. The lease requires a current rental rate of $27.00 PSF on a modified gross basis. In the event that Revolutions goes dark, vacates its space, files for bankruptcy, surrenders, cancels or terminates its lease, excess cash will be swept monthly into a springing reserve for leasing costs in connection with re-tenanting the space. Revolutions has three five-year renewal options.

Philadelphia Distilling (13,755 SF, 10.5% of NRA, 10.2% of underwritten rent). Founded in 2005, Philadelphia Distilling claims to be the first craft distillery to open in Pennsylvania since Prohibition and is a distiller of American dry gin, absinthe and vodka. Philadelphia Distilling’s space at The Fillmore Philadelphia Property houses its distilling and production facility, its corporate offices, a tasting room and a bar with a wall with windows offering a view into the production facility, featuring a pair of hand hammered copper pots from Scotland. Philadelphia Distilling’s lease commenced on September 1, 2016 and expires on August 31, 2026. The lease has a co-tenancy clause with Live Nation. The lease requires a current rental rate of $18.27 PSF on a triple net basis. Philadelphia Distilling has two five-year renewal options.

Urban Eel (10,117 SF, 7.7% of NRA, 12.3% of underwritten rent). Urban Eel is a full-service restaurant serving upscale casual dining featuring a woodfired grill, sushi bar, cigar lounge, three virtual golf bays, and an 8,000-gallon salt water tank stocked with moray eels. Urban Eel’s lease commenced on June 1, 2017 and expires on May 31, 2032. The lease requires a current rental rate of $30.00 PSF on a triple net basis. Urban Eel is in possession of its space and is paying rent but not yet in occupancy. The outstanding tenant improvement obligations owed to Urban Eel by The Fillmore Philadelphia Borrower were escrowed at closing. As of July 19th, all Outstanding TI obligations deposited by The Fillmore Philadelphia Borrower at loan origination for Urban Eel have been released. The Urban Eel lease has a provision that states that if Urban Eel’s gross sales are less than $3 million in any of the first three lease years, its annual rent owed for the subsequent year is reduced by $100,000. Urban Eel has two five-year renewal options.

Mad Rex (7,664 SF, 5.9% of NRA, 12.5% of underwritten rent). Mad Rex is a post-apocalyptic themed restaurant that also features three virtual reality theaters with indoor and patio seating. Mad Rex’s lease commenced on June 1, 2017 and expires on May 31, 2027. The lease requires a current rental rate of $40.00 PSF on a triple net basis. Max Rex is in possession of its space and is paying rent not yet in occupancy. There are no tenant obligations owed to Mad Rex by The Fillmore Philadelphia Borrower outstanding. Urban Eel and Mad Rex are both owned by Michael Johnigean, a real estate developer and entrepreneur. Mr. Johnigean has signed a guaranty for Mad Rex’s lease for the first five years of the lease term. Mad Rex has three five-year renewal options.

A-3-105

1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

The following table presents certain information relating to the leases at The Fillmore Philadelphia Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Type	Lease Expiration
Tenants
Live Nation	NR/B1/BB-	54,230	41.4%	$554,700	22.5%	$10.23	Mod. Gross	10/1/2030
Revolutions	NR/NR/NR	38,680	29.5%	$1,044,360	42.4%	$27.00	Mod. Gross	10/29/2031
Philadelphia Distilling	NR/NR/NR	13,755	10.5%	$251,312	10.2%	$18.27	NNN	8/31/2026
Urban Eel(4)	NR/NR/NR	10,117	7.7%	$303,510	12.3%	$30.00	NNN	5/31/2032
Mad Rex(5)	NR/NR/NR	7,664	5.9%	$306,560	12.5%	$40.00	NNN	5/31/2027
Subtotal/Wtd. Avg.		124,446	95.0%	$2,460,442	100.0%	$19.77
Vacant		6,520	5.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		130,966	100.0%	$2,460,442	100.0%	$19.77

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Urban Eel is in possession of its space and is paying rent but is currently building out its space. All Outstanding TI obligations deposited by The Fillmore Philadelphia Borrower at loan origination for Urban Eel have been released.

(5)	Max Rex is in possession of its space and is paying rent but is currently completing its build out. All Outstanding TI obligations deposited by The Fillmore Philadelphia Borrower at loan origination for Mad Rex have been released.

The following table presents certain information relating to the lease rollover schedule at The Fillmore Philadelphia Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	13,755	$18.27	10.5%	10.5%	$251,312	10.2%	10.2%
2027	1	7,664	$40.00	5.9%	16.4%	$306,560	12.5%	22.7%
2028 & Beyond	3	103,027	$18.47	78.7%	95.0%	$1,902,570	77.3%	100.0%
Vacant	0	6,520	$0.00	5.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	5	130,966	$19.77	100.0%		$2,460,442	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Fillmore Philadelphia Property is located in the Fishtown district of Philadelphia, Pennsylvania, approximately 2.7 miles northeast of the Philadelphia business district. Philadelphia is Pennsylvania’s largest city and the sixth largest city in the United States. Philadelphia is centrally located 95 miles from New York City, 33 miles from Trenton, 106 miles from Baltimore and 140 miles from Washington DC, all along Interstate 95. The Fillmore Philadelphia Property is located at the northeast corner of an area of Philadelphia known as Extended Center City, an extension of Center City, the central business district of Philadelphia. Comprised of retail, office, residential and many other forms of institutional and commercial development, Center City has a diverse and balanced economic base containing multiple levels of demand generators ranging from office-related employment to retail, cultural, education, medical, entertainment, and residential. Major historic attractions in Center City include Independence Hall, the Liberty Bell, the National Constitution Center and the Independence Visitor Center.

The Fillmore Philadelphia Property is located along the Delaware River waterfront, in a gentrifying area known as Fishtown. The local area has been undergoing a major revitalization over the past several years. In addition, the area is part of a master plan to transform a six-mile length of Philadelphia’s Central Delaware River waterfront to create a region-serving network of parks, trails, and attractions, while also reconnecting the city’s residents and visitors with the waterfront. Waterfront attractions immediately proximate to The Fillmore Philadelphia Property include Sugarhouse Casino and Penn Treaty Park. Sugarhouse Casino, which opened in 2010 and is currently undergoing a $164 million expansion, is located on the waterfront across North Delaware Avenue from The Fillmore Philadelphia Property. In addition, Waterfront Square, a condominium project and Penn Treaty Pennthouses, a

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1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

multifamily project, were recently completed within the immediate vicinity. In July 2016, Live Nation opened up the 300-seat Punchline Comedy Club across the street from The Fillmore Philadelphia Property, and Goose Island, the Chicago based brewery, recently opened a pub within the same building.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of The Fillmore Philadelphia Property was 30,420, 423,749 and 938,572, respectively. Population is projected to increase by 2.8% over the next five years within the five-mile radius of The Fillmore Philadelphia Property. The estimated 2016 average household income within a one-, three-, and five-mile radius of The Fillmore Philadelphia Property was $72,858, $64,810 and $55,387 respectively.

According to a third party market research report, The Fillmore Philadelphia Property is located within the Philadelphia retail market and the Philadelphia Non-CBD retail submarket. As of year-end 2016, the Philadelphia retail market consisted of approximately 544.7 million SF with an overall vacancy rate of 5.1% and an average asking rental rate of $14.05 PSF. As of year-end 2016, the Philadelphia Non-CBD retail submarket consisted of approximately 56.8 million SF with an overall vacancy rate of 4.1% and an average asking rental rate of $15.74 PSF. Based on comparable leases in the area, the appraiser concluded to market rents on a NNN basis of $20.00 PSF for large retail spaces and $33.00 PSF for small to medium retail spaces.

According to a third party market research report, The Fillmore Philadelphia Property is located within the Philadelphia office market and the Philadelphia Non-CBD office submarket. As of year-end 2016, the Philadelphia office market consisted of approximately 418.1 million SF with an overall vacancy rate of 8.9% and an average asking rental rate of $22.33 PSF. As of year-end 2016, the Philadelphia Non-CBD office submarket consisted of approximately 33.1 million SF with an overall vacancy rate of 9.0% and an average asking rental rate of $22.88 PSF. Based on comparable leases in the area, the appraiser concluded to market rents on a NNN basis of $18.00 PSF for office spaces.

The following table presents leasing data at certain retail competitive properties with respect to The Fillmore Philadelphia Property:

Competitive Property Summary
Property Location	Year Built	Tenant Type	Tenant Name	Lease Term	Base Rent PSF	Lease Type
The Fillmore Philadelphia Property 1002-1052 Frankford Avenue Philadelphia, PA 19123	1893-1944	Retail Small/Medium		10.0 – 15.0 yrs	$18.00 - $40.00	NNN
33-51 East Laurel St. Philadelphia, PA	1970	Retail Small/Medium	Goose Island Live Nation Comedy Club	10.0 yrs 15.0 yrs	$34.50 $24.24	NNN NNN
1033 N. 2nd St. Philadelphia, PA	N/A	Retail Small/Medium	Wahlburgers	10.0 yrs	$38.21	NNN
1080 N. Delaware Ave. Philadelphia, PA	N/A	Retail Small/Medium	Golf and Social LLC	10.0 yrs	$18.00	NNN
The Fillmore Philadelphia Property 1002-1052 Frankford Avenue Philadelphia, PA 19123	1893-1944	Retail Large		15.0 yrs	$10.74 - $27.00	Mod. Gross
4800-4900 Edgmont Ave. Brookhaven, PA	2017	Retail Large	LA Fitness	15.0 yrs	$21.00	NNN
1600 N. Broad St. Philadelphia, PA	2006	Retail Large	AMC Theater	15.0 yrs	$16.31	NNN
456 N. 5th St. Philadelphia, PA	N/A	Retail Large	Yards Brewery	15.5 yrs	$9.50	NNN
1004-1036 Spring Garden Philadelphia, PA	1889	Retail Large	Union Transfer	7.2 yrs	$18.00	NNN
The Fillmore Philadelphia Property 1002-1052 Frankford Avenue Philadelphia, PA 19123	1893-1944	Office		10.0 yrs	$20.00	NNN
150 S. Independence Mall Philadelphia, PA	1927	Office	Value Guard	7.4 yrs	$25.00	Gross + TE
325-41 Chestnut Street Philadelphia, PA	1958	Office	Graystar Future Media Concepts	7.0 yrs 5.2yrs	$27.00 $19.50	Gross + TE Full Service
111 S. Independence Mall Philadelphia, PA	1895	Office	Premiere Brand, LLC	2.0 yrs	$19.15	Full Service
1080 N. Delaware Ave. Philadelphia, PA	1905	Office	N/A	7.0 yrs	$19.00	Mod. Gross
117-125 N. 8th St Philadelphia, PA	1946	Office	Connect-One Health, LLC EPAM Systems, Inc.	1.0 yrs 5.3 yrs	$14.00 $17.50	Mod. Gross Mod. Gross

Source: Appraisal

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1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Fillmore Philadelphia Property:

Cash Flow Analysis
	2015(1)	2016(2)	4/30/2017 TTM(2)	UW	UW PSF
Rents In Place(3)	N/A	$934,219	$1,909,768	$2,460,442	$18.79
Vacant Income(4)	N/A	$0	$0	$123,760	$0.94
Gross Potential Rent	N/A	$934,219	$1,909,768	$2,584,202	$19.73
Total Recoveries	N/A	$250,633	$272,527	$118,132	$0.90
Percentage Rent(5)	N/A	$310,625	$0	$300,000	$2.29
Less Vacancy & Credit Loss(6)	N/A	$0	$0	($150,117)	($1.15)
Other Income	N/A	$139,650	$829	$163,000	$1.24
Effective Gross Income	N/A	$1,635,127	$2,183,124	$3,015,217	$23.02
Total Operating Expenses(7)	N/A	$469,772	$548,850	$464,608	$3.55
Net Operating Income	N/A	$1,165,355	$1,634,274	$2,550,609	$19.48
Capital Expenditures	N/A	$0	$0	$19,645	$0.15
TI/LC	N/A	$0	$0	$188,172	$1.44
Net Cash Flow	N/A	$1,165,355	$1,634,274	$2,342,792	$17.89

Occupancy %(8)	N/A	83.7%	83.7%	95.0%(6)
NOI DSCR (IO)	N/A	0.99x	1.39x	2.17x
NOI DSCR (P&I)	N/A	0.75x	1.05x	1.64x
NCF DSCR (IO)	N/A	0.99x	1.39x	1.99x
NCF DSCR (P&I)	N/A	0.75x	1.05x	1.51x
NOI Debt Yield	N/A	4.6%	6.5%	10.1%
NCF Debt Yield	N/A	4.6%	6.5%	9.3%

(1)	Live Nation, the largest tenant at The Fillmore Philadelphia Property, began paying rent in October 2015.

(2)	For the first eight months of 2016, The Fillmore Philadelphia Property was 47.3% occupied by Live Nation and a restaurant that closed December 2016. Philadelphia Distilling began paying rent in September 2016, and Revolutions began paying rent in November 2016. Operating results for 2016 and the trailing twelve months ending April 30, 2017 reflect historical performance while The Fillmore Philadelphia Property was still under construction.

(3)	UW Rents In Place based on contractual rents. Urban Eel and Mad Rex are not yet in occupancy but are currently paying rent. All Outstanding TI obligations deposited by The Fillmore Philadelphia Borrower at loan origination have been released.

(4)	Vacant Income is based on the appraiser’s market rent conclusion of $18.00 PSF for 3,570 SF of the vacant office space and the current rent of $20.17 PSF for 2,950 SF of office space that Live Nation occupies without a verifiable lease.

(5)	Percentage Rent represents the additional rent Live Nation is required to pay equal to $1.50 per ticket sold in excess of 100,000 up to 120,000 tickets per year and $2.50 per ticket sold in excess of 120,000 tickets per year.

(6)	UW Occupancy % is based on underwritten economic occupancy of 95.0%. The Filmore Philadelphia Property had physical occupancy of 95.0% as of July 20, 2017.

(7)	The Fillmore Philadelphia Property benefits from a real estate tax abatement whereby a 10-year tax abatement on 100% of the value added by the construction of improvements is granted. The tax abatement takes effect upon receipt of the certificate of occupancy for each newly delivered tenant space. The appraiser estimated an abated real estate tax schedule, and the 10-year average of the schedule was underwritten.

(8)	Occupancy % represents the period ending occupancy. The average occupancy for 2016 and the trailing twelve months ending April 30, 2017 was 55.2% and 66.6%, respectively, as portions of The Fillmore Philadelphia Property were delivered to its tenants over time.

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A-3-109

333 Madonna Road San Luis Obispo, CA 93405	Collateral Asset Summary – Loan No. 13 Embassy Suites – San Luis Obispo	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,920,000 50.7% 1.99x 14.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
				Location:	San Luis Obispo, CA 93405
				General Property Type:	Hospitality
Original Balance:	$24,920,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$24,920,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1986 / 2017
Loan Purpose:	Refinance			Size:	195 Rooms
Borrower Sponsors:	Patrick M. Nesbitt Family Trust; Patrick M. Nesbitt			Cut-off Date Balance per Room:	$127,795
				Maturity Date Balance per Room:	$110,046
Mortgage Rate:	4.8100%			Property Manager:	Windsor Capital Group, Inc. (borrower-related)
Note Date:	7/7/2017
First Payment Date:	9/1/2017
Maturity Date:	8/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$3,723,287
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	14.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	17.4%
Additional Debt Type:	N/A			UW NCF DSCR:	2.57x (IO) 1.99x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(2):	$2,642,094 (4/30/2017 TTM)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI(2):	$2,837,113 (12/31/2016)
Reserves				3rd Most Recent NOI:	$3,718,790 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.5% (6/2/2017)
RE Tax:	$68,913	$13,783	N/A	2nd Most Recent Occupancy:	89.7% (12/31/2016)
Insurance:	$13,124	$13,124	N/A	3rd Most Recent Occupancy:	90.2% (12/31/2015)
FF&E:	$0	$39,602	N/A	Appraised Value (as of):	$49,200,000 (6/8/2017)
Deferred Maintenance:	$11,583	$0	N/A	Cut-off Date LTV Ratio:	50.7%
PIP Reserve:	$528,682	$0	N/A	Maturity Date LTV Ratio:	43.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,920,000	66.6%	Loan Payoff:	$35,000,000	93.5%
Borrower Equity:	$12,520,546	33.4%	Reserves:	$622,302	1.7%
			Closing Costs:	$951,994	2.5%
			YM Prepayment Cost:	$866,250	2.3%
Total Sources:	$37,440,546	100.0%	Total Uses:	$37,440,546	100.0%

(1)	After a period of three years, a mezzanine loan to an affiliate of the Embassy Suites - San Luis Obispo Borrower is permitted, provided that the following conditions, among others, are satisfied: (i) an aggregate loan-to-value ratio no greater than 60.0%; (ii) an aggregate debt service coverage ratio based on the trailing twelve month period greater than 1.65x; (iii) an intercreditor agreement acceptable to the lender; and (iv) receipt of a rating agency confirmation from Fitch, Moody’s, S&P and Kroll that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the UBS 2017-C2 Certificates.

(2)	The decrease in 2016 and 4/30/2017 TTM NOI from 2015 NOI is primarily attributed to an extensive renovation at the Embassy Suites - San Luis Obispo Property from January 2016 to April 2017, during which time 13,620 guestrooms were taken offline. Subsequently, the increase in UW NOI compared to prior reporting periods does not account for the guestroom displacement from January 2016 to April 2017.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Embassy Suites - San Luis Obispo Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,920,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as Embassy Suites - San Luis Obispo, located in San Luis Obispo, California (the “Embassy Suites - San Luis Obispo Property”). The proceeds of the Embassy Suites - San Luis Obispo Mortgage Loan along with the borrower sponsor’s cash contribution of approximately $12.5 million were used to refinance existing debt on the Embassy Suites - San Luis Obispo Property, fund upfront reserves, yield maintenance prepayment cost and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers are SLO PropCo LLC and SLO OpCo LLC (the “Embassy Suites - San Luis Obispo Borrowers”), both Delaware limited liability companies, structured to be bankruptcy remote with two independent directors each. The Embassy Suites - San Luis Obispo Borrowers are each 95% in the aggregate, indirectly owned by the Patrick M. Nesbitt Family Trust, with the remaining 5% of the indirect interests owned by Patrick M. Nesbitt Jr. The non-recourse carveout guarantors and borrower sponsors for the Embassy Suites - San Luis Obispo Mortgage Loan are the Patrick M. Nesbitt Family Trust and Patrick M. Nesbitt.

One of the borrower sponsors, Patrick M. Nesbitt, founded the Santa Monica headquartered Windsor Capital Group Inc. (WCG) in 1974. WCG is a privately-owned real estate firm owning and operating 10 Marriott and Embassy Suites hotels totaling 5,898 rooms in California, Georgia, Nevada and North

A-3-110

333 Madonna Road San Luis Obispo, CA 93405	Collateral Asset Summary – Loan No. 13 Embassy Suites – San Luis Obispo	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,920,000 50.7% 1.99x 14.9%

Carolina. WCG has also developed seven hotels from the ground up, owns and manages Marriott and Hilton hotels, and is an approved Hyatt, Starwood and IHG operator in addition to Marriott and Hilton. The WCG leadership team has over 250 years of combined experience and holds advisory board seats with Marriott and Hilton/Embassy Suites. In addition to their hotels, WCG affiliates have developed office buildings, shopping centers and retail complexes, apartment complexes, and a luxury single-family residential community.

The Property. The Embassy Suites - San Luis Obispo Property consists of the fee interest in a 195-room, four-story full service hotel constructed in 1986 and most recently renovated in 2017. The Embassy Suites - San Luis Obispo Property is located southeast of the intersection formed by El Mercado Road and Madonna Road and directly west of U.S. Highway 101 in San Luis Obispo, California, roughly midway between San Francisco and Los Angeles on the Central Coast.

The borrower sponsors invested approximately $20.5 million since acquisition into the asset, with another $529,000 slated as part of the scheduled PIP. The Embassy Suites - San Luis Obispo Property is in the final stages of completing an approximately $8.4 million ($43,059 per room) PIP renovation, which includes but is not limited to guest suites, common areas, building design and structure, and recreation facility upgrades. The completed upgrades all comply with Hilton’s most recent brand standards for Embassy Suites. To date, approximately $8.0 million of the PIP upgrades have been completed. The Embassy Suites - San Luis Obispo Property has a franchise agreement with Embassy Suites Franchise, LLC. The franchise agreement commenced on March 27, 2015 and has a term of 15-years, with an expiration date of March 31, 2030 and no renewal options.

The Embassy Suites - San Luis Obispo Property’s guestroom mix consists of an all-suite guestroom configuration including 94 king, 91 double queen, 7 accessible king, and 3 junior suite rooms. Guestrooms feature flat screen televisions, a work desk with chair, an armchair, safe, mini-refrigerator, microwave, coffeemaker, sleeper sofa, hair dryer, luggage rack, iron and ironing board. Guestrooms also offer wireless high-speed Internet access. Guest parking consists of 264 spaces or 1.35 spaces per key.

The Embassy Suites - San Luis Obispo Property features a complimentary cooked-to-order breakfast and evening Manager’s Reception including complimentary drinks and snacks served within the landscaped hotel atrium, market pantry, indoor swimming pool and whirlpool, lobby workstation, concierge, guest laundry room, and fitness center. Additionally, the Embassy Suites - San Luis Obispo Property features six meeting rooms totaling 8,414 SF on the east side of the first floor, as well as on the west side of the lobby adjacent to the atrium seating area. Three of the meeting rooms are divisible from the ballroom area. The Embassy Suites - San Luis Obispo Property also features the Greenhouse Grill, which serves lunch and dinner.

According to the appraisal, the Embassy Suites - San Luis Obispo Property generates approximately 50% of its room revenue from corporate demand, approximately 35% from a combination of leisure and tourism demand and approximately 15% from convention group demand.

More specific information about the Embassy Suites - San Luis Obispo Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Embassy Suites - San Luis Obispo Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	77.1%	$137.90	$106.27	88.4%	$147.12	$130.01	114.7%	106.7%	122.3%
2015	80.7%	$143.44	$115.80	89.1%	$157.32	$140.11	110.3%	109.7%	121.0%
2016	78.3%	$151.47	$118.66	75.3%	$166.31	$125.16	96.1%	109.8%	105.5%
4/30/2017 TTM	79.6%	$150.94	$120.11	79.2%	$163.44	$129.44	99.5%	108.3%	107.8%

Source: Industry Report

(1)	The competitive set for 2014, 2015, 2016 and 4/30/2017 TTM includes Best Western Plus Royal Oak Hotel, Quality Suites Downtown San Luis Obispo, Holiday Inn Express San Luis Obispo, Courtyard San Luis Obispo, and Hampton Inn Suites San Luis Obispo.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites - San Luis Obispo Property are attributable to differing reporting methodologies, and/or timing differences. The appraisal and industry reports are not adjusted for the approximately 15.4% and 11.3% of rooms taken offline during the 2016 and 4/30/2017 TTM renovations.

The Market. The Embassy Suites - San Luis Obispo Property is located in San Luis Obispo, San Luis Obispo County, California on 333 Madonna Road. The Embassy Suites - San Luis Obispo Property’s neighborhood is generally defined by Madonna Road to the northwest, U.S. Highway 101 to the east, Prado Road to the south, and Los Osos Valley Road to the west and south. The neighborhood is characterized by restaurants, an outdoor mall, and smaller retail outlets along the primary thoroughfares, with residential areas located along the secondary roadways. The Property sits behind two retail centers, including Madonna Plaza Shopping Center and Central Coast Plaza Shopping Center. The Madonna Plaza Shopping Center is an approximately 319,000 SF power center with tenancy including Ralph’s, Kohl’s, Best Buy, Petco, Sears, Ulta, Men’s Wearhouse, Starbucks, and Panera Bread, among others. The Central Coast Plaza Shopping Center’s tenant roster includes Bed Bath & Beyond, Cost Plus World Market, Dollar Tree, Payless ShoeSource, Tahoe Joe’s, and SLO Farmer’s Market. According to the appraisal, the nature of the development in the immediate area is considered appropriate for and conducive to the operation of a hotel.

The city serves as the commercial, governmental and cultural hub of San Luis Obispo County. California Polytechnic State University is a major presence, with approximately 21,000 students enrolled at its 6,000-acre campus in the San Luis Obispo foothills. In addition, the wineries in San Luis Obispo County attract over 1.2 million tourists annually, who spend approximately $113 million locally. The wine industry, including wine-related tourism, accounts for about 13,600 jobs in San Luis Obispo County. Wine grapes, San Luis Obispo County’s highest value crop, represents one-third of the county’s total agricultural production value.

The Embassy Suites - San Luis Obispo Property is located within the San Luis Obispo – Paso Robles – Arroya Grande, CA metropolitan statistical area. According to the appraisal, the metropolitan statistical area had a 2016 population of approximately 286,800 million residents. The population exhibited increases of 0.9% annually from 2000 to 2010, 1.0% annually from 2010 to 2016, and is expected to increase an additional 1.4% annually through 2020. According to the Bureau of Labor Statistics, the April 2017 unemployment rate was 3.3% for the metropolitan statistical area. In comparison, the unemployment rate for the state and the U.S. was 4.5% and 4.4%, respectively, for the same period.

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333 Madonna Road San Luis Obispo, CA 93405	Collateral Asset Summary – Loan No. 13 Embassy Suites – San Luis Obispo	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,920,000 50.7% 1.99x 14.9%

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Embassy Suites - San Luis Obispo Property is 7,652, 49,706 and 63,090, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Embassy Suites - San Luis Obispo Property is $80,784, $79,172 and $80,570, respectively.

According to an industry report as of April 2017, the Embassy Suites - San Luis Obispo Property is located within the California Central Coast market which consists of 578 hotels containing 38,210 rooms. The average April 2017 trailing 12-month occupancy, ADR and RevPAR for the California Central Coast market was 72.4%, $169.50 and $122.69, respectively. As of April 30, 2017, the Embassy Suites - San Luis Obispo Property had an occupancy, ADR and RevPAR of 89.5%, $162.28 and $145.31, respectively over the trailing 12-month period after adjusting for the approximately 15.4% and 11.3% of rooms taken offline during 2016 and TTM 4/30/2017 renovations.

Primary and secondary competitive properties to the Embassy Suites - San Luis Obispo Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Embassy Suites - San Luis Obispo Property(1)	195	50%	35%	15%	89.7%	$164.33	$147.41
Hampton Inn & Suites San Luis Obispo	84	55%	35%	10%	80.0% - 85.0%	$150.00 - $160.00	$125.00 - $130.00
Courtyard by Marriott San Luis Obispo	139	50%	40%	10%	80.0% - 85.0%	$160.00 - $170.00	$130.00 - $140.00
Best Western Royal Oak	99	40%	55%	5%	70.0% - 75.0%	$150.00 - $160.00	$105.00 - $110.00
Holiday Inn Express San Luis Obispo	100	40%	55%	5%	70.0% - 75.0%	$150.00 - $160.00	$105.00 - $110.00
Total/Wtd. Avg. of Primary Competition(2)	617	48%	42%	10%	77.8%	$158.06	$123.03
Secondary Competitors	370	27%	59%	14%	75.7%	$179.95	$136.23
Total/Wtd. Avg. of Primary and Secondary Competition(2)	987	42%	47%	11%	77.2%	$164.40	$126.93

Source: Appraisal

(1)	Reflects 2016 Occupancy, ADR and RevPAR from historical operating statements, which adjust for the approximately 15.4% of rooms taken offline during 2016 renovations.

(2)	Total/Wtd. Avg. is based on the Embassy Suites - San Luis Obispo Property 2016 Occupancy, 2016 ADR and 2016 RevPAR of 76.0%, $164.33 and $124.83, respectively, as described in the appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites - San Luis Obispo Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	89.5%	90.2%	89.7%	89.5%	89.5%
ADR	144.76	$154.71	$164.33	$162.28	$162.28
RevPAR	129.54	$139.54	$147.41	$145.31	$145.31

Rooms Revenue	$9,219,918	$9,931,863	$8,885,085	$9,162,404	$10,342,203	$53,037
Food & Beverage	$1,310,461	$1,407,527	$1,346,449	$1,028,510	$1,289,848	$6,615
Other Income(1)	$220,132	$270,015	$203,107	$220,190	$248,549	$1,275
Total Revenue	$10,750,511	$11,609,405	$10,434,641	$10,411,104	$11,880,600	$60,926
Total Expenses	$7,327,547	$7,890,615	$7,597,528	$7,769,010	$8,157,313	$41,832
Net Operating Income(2)	$3,422,964	$3,718,790	$2,837,113	$2,642,094	$3,723,287	$19,094
FF&E	$0	$0	$0	$0	$594,030	$3,046
Net Cash Flow	$3,422,964	$3,718,790	$2,837,113	$2,642,094	$3,129,257	$16,047

NOI DSCR (P&I)	2.18x	2.37x	1.81x	1.68x	2.37x
NCF DSCR (P&I)	2.18x	2.37x	1.81x	1.68x	1.99x
NOI Debt Yield	13.7%	14.9%	11.4%	10.6%	14.9%
NCF Debt Yield	13.7%	14.9%	11.4%	10.6%	12.6%

(1)	Other Income includes parking, vending, gift shop/sundries income, guest laundry, valet, rental income tenants and other miscellaneous revenue.

(2)	The decrease in 2016 and 4/30/2017 TTM NOI from 2015 NOI is primarily attributed to an extensive renovation at the Embassy Suites - San Luis Obispo Property from January 2016 to April 2017, during which time 13,620 guestrooms were taken offline. Subsequently, the increase in UW NOI compared to prior reporting periods does not account for the guestroom displacement from January 2016 to April 2017.

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Various	Collateral Asset Summary – Loan No. 14 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 73.2% 1.67x 8.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type(6):	Other
Original Balance(1):	$24,000,000			Detailed Property Type(6):	Leased Fee
Cut-off Date Balance(1):	$24,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.7%			Year Built/Renovated(6):	Various/2016
Loan Purpose:	Refinance			Size:	2,133,134 SF
Borrower Sponsor:	Joseph G. Gillespie, III			Cut-off Date Balance per SF(2):	$29
Mortgage Rate:	5.0200%			Maturity Date Balance per SF(2):	$29
Note Date:	7/18/2017			Property Manager:	Self-managed
First Payment Date:	9/5/2017
Maturity Date:	8/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (93); O (3)			UW NOI:	(a) $5,305,307 (b) $15,952,089
Lockbox/Cash Mgmt Status(3):	Hard/In Place			UW NOI Debt Yield(1)(6):	(a) 8.5% (b) 25.5%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1)(6):	(a) 8.5% (b) 25.5%
Additional Debt Balance(1):	$38,465,000			UW NCF DSCR(1)(6):	(a) 1.67x (b) 4.31x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(7):	N/A
Reserves				2nd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	N/A
RE Tax:	$0	Springing(4)	N/A	Most Recent Occupancy:	100.0% (8/1/2017)
Insurance:	$0	Springing(4)	N/A	2nd Most Recent Occupancy(7):	N/A
Deferred Maintenance:	$1,140,575	$0	N/A	3rd Most Recent Occupancy(7):	N/A
PIP Reserve:	$2,802,940	$0	N/A	Appraised Value (as of)(1)(6):	$85,300,000 (Various)
Cromwell Environmental Escrow:	$230,862	$0	N/A	Cut-off Date LTV Ratio(1)(6):	(a) 73.2% (b) 28.6%
Seasonal Reserve:	$0	Springing(4)	N/A	Maturity Date LTV Ratio(1)(6):	(a) 73.2% (b) 28.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Initial Loan Amount(1):	$62,465,000	100.0%	Loan Payoff:	$55,265,475	88.5%
			Reserves:	$4,174,377	6.7%
			Closing Costs:	$3,025,148	4.8%
Total Sources:	$62,465,000	100.0%	Total Uses:	$62,465,000	100.0%

(1)	The IC Leased Fee Hotel Portfolio Mortgage Loan is part of the IC Leased Fee Hotel Portfolio Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original funded outstanding principal balance $62,465,000 and, subject to the satisfaction of the future funding conditions set forth in the loan documents, may have a maximum aggregate principal balance of $77,345,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the funded aggregate original principal balance of the promissory notes comprising the IC Leased Fee Hotel Portfolio Whole Loan. The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR, the Cut-off Date LTV Ratio, and “look-through” Cut-Off LTV Ratio assuming the fully funded aggregate principal balance of the IC Leased Fee Hotel Portfolio Whole Loan and addition of the eighth Villa Roma Property (as defined below) would be $3.44, 8.0%, 1.58x, 77.5% and 29.7%.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 5, 2017. Defeasance of all or a portion of the Leased Fee Hotel Portfolio Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 18, 2021 (“Lockout Period”). From and after the termination of the Lockout Period, the IC Leased Fee Hotel Portfolio Borrowers may obtain the release of an individual property or properties from the lien of the IC Leased Fee Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no event of default has occurred and is continuing, (ii) after release, the remaining collateral has a DSCR no less than the greater of (a) 1.33x and (b) the DSCR in place immediately prior to the release, (iii) after release the combined LTV ratio does not exceed the lesser of (a) 130.0% and (b) the LTV ratio in place prior immediately the release, and (iv) payment of an amount equal to the greater of (a) 100% of the allocated net proceeds for such individual Mortgaged Property and (b) 130% of the allocated loan amount for such individual Mortgaged Property being released.

(3)	The IC Leased Fee Hotel Portfolio Whole Loan is structured with springing cash management. The cash management period will commence upon (i) an event of default; (ii) a default by the IC Leased Fee Hotel Portfolio Borrowers or the Ground Tenant under the ground lease beyond any applicable notice or cure period; (iii) the failure by the Ground Tenant, after the end of a calendar quarter, to maintain the ground rent coverage ratio of at least 1.15x; or (iv) the IC Leased Fee Hotel Portfolio Borrowers are required to deposit all excess cash to the PIP reserve subaccount pursuant to the terms of the loan agreement which deposits are required as of the date of the loan agreement. The IC Leased Fee Hotel Portfolio Whole Loan is currently in cash management period because all excess cash are required to be deposit in to PIP reserve subaccount.

(4)	Ongoing tax and insurance reserves are not required if, among other terms and conditions, the ground leases remain in full force and effect and the IC Leased Fee Hotel Portfolio Borrowers provide evidence as required by the lender that the Ground Tenants have provided timely payment of all property taxes and insurance premiums. After the completion of all required PIP renovations, on each payment date occurring in March through December, the IC Leased Fee Hotel Portfolio Borrowers are required to deposit $83,000 in the seasonality reserve.

(5)	The IC Leased Fee Hotel Portfolio Whole Loan is secured by the land under seven hotels totaling 2,133,134 SF and each is encumbered by a ground lease with the related borrower as the ground lessor. The improvements are not collateral for the IC Leased Fee Hotel Portfolio Mortgage Loan other than the IC Leased Fee Hotel Portfolio Borrowers’ reversionary interest therein. Certain property information such as Year Built/Renovated relates to the Non-Collateral Improvements (defined below) and is for informational purposes only. The “look-through” to the Non-Collateral Improvements including the Villa Roma Property UW NOI, UW NOI Debt Yield, UW NCF DSCR based on the fully funded aggregate principal balance of the IC Leased Fee Hotel Portfolio Whole Loan would be $18,574,349, 24.0% and 3.97x.

(6)	Underwriting and Financial Information is based on (a) the average annual ground lease payment due under the ground lease during the loan term described below under “The Properties,” and (b) the “look-through” to the Non-Collateral Improvements as described below under “Operating History and Underwritten Net Cash Flow”. The Cut-off LTV Ratio and Maturity Date LTV Ratio are based

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Various	Collateral Asset Summary – Loan No. 14 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 73.2% 1.67x 8.5%

on (a) the aggregate appraised values of the IC Leased Fee Hotel Portfolio totaling $85,300,000 and including the Villa Roma Property, $99,800,000, and (b) the aggregate appraised value of the IC Leased Fee Hotel Portfolio and the Non-Collateral Improvements, totaling $218,750,000 and including the Villa Roma Property, $260,450,000.

(7)	Historical NOI and occupancy data are not available as the new ground leases are each dated July 18, 2017; however, certain historical operating information and occupancy data related to the Non-Collateral Improvements is available. See “Operating History and Underwritten Net Cash Flow” below for further details.

The Mortgage Loan. The fourteenth largest mortgage loan (the “IC Leased Fee Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “IC Leased Fee Hotel Portfolio Whole Loan”) that is evidenced by four pari passu promissory notes (see “IC Leased Fee Hotel Portfolio Whole Loan Summary” table below) secured by a first priority fee mortgage encumbering the land under seven full service hotels totaling 2,133,134 SF (the “IC Leased Fee Hotel Portfolio”), consisting of six Radisson hotels located in Albany, New York, Appleton, Wisconsin, Billings, Montana, Cheyenne, Wyoming, Cromwell, Connecticut, and High Point, North Carolina, and one independent hotel located in St. Louis, Missouri (each a “Property” and collectively, the “IC Leased Fee Hotel Portfolio Properties”).

The IC Leased Fee Hotel Portfolio Whole Loan has an aggregate original funded principal balance of $62,465,000 and, subject to the satisfaction of the future funding conditions set forth in the loan documents, may have a maximum principal balance of $77,345,000. Note A-3 is currently unfunded; however, at any time prior to August 12, 2017, the lender may, in its sole and absolute discretion, advance an additional amount of up to $14,880,000 provided no event of default then exists and upon satisfaction of certain conditions, including but not limited to: (i) the execution and delivery of amendments to the loan documents in such form as the lender may approve; (ii) adding the Villa Roma Resort property located in Callicoon, New York (the “Villa Roma Property”) as additional collateral for the IC Leased Fee Hotel Portfolio Whole Loan by the execution and delivery of a first in priority mortgage in favor of the lender that encumbers the Villa Roma Property; (iii) the receipt by the lender at the IC Leased Fee Hotel Portfolio Borrowers’ expense of a title insurance policy wholly acceptable to the lender which insures the interests of the lender created by the Villa Roma Property mortgage as a first in priority security interest in the Villa Roma Property and containing such exceptions as may be approved and such endorsements as may be required by the lender. The obligation to fund Note A-3 will be the sole responsibility of the holder of Note A-3 (currently Natixis Real Estate Capital LLC), and will not be the responsibility of the trust. Note A-1, with a principal balance of $24,000,000, represents the IC Leased Fee Hotel Portfolio Mortgage Loan and will be included in the UBS 2017-C2 Trust. The controlling Note A-4 and the non-controlling Notes A-2 and Note A-3, with an aggregate original funded principal balance of $38,465,000, are currently held by Natixis Real Estate Capital LLC, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The IC Leased Fee Hotel Portfolio Whole Loan will be initially serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

IC Leased Fee Hotel Portfolio Whole Loan Summary
Note	Original Balance	Funded	Anticipated Note Holder	Controlling Piece
A-1	$24,000,000	Yes	UBS 2017-C2	No
A-2	$15,345,000	Yes	Natixis	No
A-3	$14,880,000(1)	No	Natixis	No
A-4	$23,120,000	Yes	Natixis	Yes
Total	$77,345,000

(1) Note A-3 has a principal balance as of the Cut-Off Date of $0 but may increase up to $14,880,000 subject to certain conditions in the loan documents.

The proceeds of the IC Leased Fee Hotel Portfolio Whole Loan were used to refinance a previous loan of approximately $55.3 million, fund upfront reserves and pay closing costs. In connection with the acquisition of the Villa Roma Property, the IC Leased Fee Hotel Portfolio Whole Loan will increase to an amount up its maximum balance of $77,345,000.

The Borrowers and the Borrower Sponsor. The borrowers consist of seven single-purpose Delaware limited liability companies, each structured to be bankruptcy remote, with two independent directors in its organizational structure (the “IC Leased Fee Hotel Portfolio Borrowers”). The borrower sponsor and nonrecourse carve-out guarantor of the IC Leased Fee Hotel Portfolio is Joseph G. Gillespie, III. Mr. Gillespie is the co-founder and CEO of Inner Circle. Inner Circle is a full-service real estate investment company that specializes in the acquisition, financing, and management of distressed hotel & resort assets. Mr. Gillespie has experience in all phases of hospitality-related real estate investment with substantial transactional experience. Mr. Gillespie has been responsible for the acquisition of 135 hotels with 93 as a major principal. Mr. Gillespie has been responsible for the financing of over $3.5 billion in real estate. Mr. Gillespie reports a net worth (including the assets currently being financed) of approximately $153.9 million and liquidity of approximately $4.3 million as of April 10, 2017.

The Properties. The IC Leased Fee Hotel Portfolio Whole Loan is secured by the land totaling 2,133,134 SF under seven full service hotels totaling 2,168 rooms in hospitality properties located across seven states. Each IC Leased Fee Hotel Portfolio Property is encumbered by a 99-year term ground lease dated July 18, 2017, between the related borrower, as ground lessor and the related ground tenant (individually, a “Ground Tenant” or together, the “Ground Tenants”). Each Ground Tenant own the improvements located at its respective IC Leased Fee Hotel Portfolio Property (collectively, the “Non-Collateral Improvements”) and only the IC Leased Fee Hotel Portfolio Borrowers’ reversionary interest therein serves as collateral for the IC Leased Fee Hotel Portfolio Whole Loan. The Ground Tenants pay ground rent totaling an initial amount of $4,627,848, annually, on an absolute net basis, subject to 3.0% annual increase. The IC Leased Fee Hotel Portfolio Borrowers are affiliates of the Ground Tenants.

The Non-Collateral Improvements consists of six Radisson hotels located in Albany, New York, Appleton, Wisconsin, Billings, Montana, Cheyenne, Wyoming, Cromwell, Connecticut, and High Point, North Carolina, and one independent hotel located in St. Louis, Missouri. Six of the seven hotels were acquired in 2015 of which four were rebranded to Radisson Hotels. All the hotels are located either within a central business district, airport location or near key demand generators. All the hotels offer a full-service product that includes a selection of room types, meeting space, restaurant, swimming pool and fitness center. The hotels offer 154,385 SF of meeting space with the Appleton and Billings assets offering over 82,000 SF of conference and meeting space. The hotel in St. Louis operated as a Crowne Plaza until the first quarter of 2017 when it was converted into an independent hotel. The borrower sponsor, who owns another independent hotel in the St. Louis central business district that they previously de-flagged, wanted to maximize the revenue potential of this asset and has started conversion of the 440 room hotel into a 152-room independent hotel with an additional 288 multifamily rentals and commercial space on the ground and lower three floors in the adjacent 3-story building. The borrower sponsor has invested to date, approximately $5.5 million on capital improvements and plan to spend an additional $5.9 million in 2017 in the Non-Collateral Improvements (in addition to the redevelopment of the St. Louis asset).

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Various	Collateral Asset Summary – Loan No. 14 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 73.2% 1.67x 8.5%

More specific information about the Non-Collateral Improvements and the related competitive set is set forth in the following tables:

Historical Occupancy, ADR, RevPAR(1)
Year	Non-Collateral Improvements			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	56.8%	$99.05	$55.64	63.1%	$115.04	$72.64	89.9%	86.1%	76.6%
2015	53.6%	$101.88	$54.66	61.8%	$117.54	$72.68	86.7%	86.7%	75.2%
2016	49.8%	$95.31	$47.60	61.9%	$118.83	$73.56	80.5%	80.2%	64.7%
4/30/2017 TTM(2)	49.7%	$95.34	$47.45	61.4%	$119.48	$73.36	81.0%	79.8%	64.7%

(1)	Competitive Set data for each individual property provided from a third party hospitality research report.

(2)	Most recent TTM for the City Place Downtown St. Louis property is February 2017, as it underwent renovations and was not operating during renovations.

IC Leased Fee Hotel Portfolio and Non Collateral Improvements Summary
Property Name	City / State	SF (Land)	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy	TTM RevPAR Penetration
Radisson Paper Valley	Appleton, WI	124,146	388	1982 / 2016	$16,092,500	25.8%	$27,100,000	$1,684,326	31.7%	64.0%	97.5%
City Place Downtown St. Louis	St. Louis, MO	94,090	440	1965 / 2016	$15,757,500	25.2%	$21,400,000	$1,331,220	25.1%	47.5%	60.8%
Radisson Albany	Albany, NY	552,776	312	1975 / 2016	$8,400,000	13.4%	$10,900,000	$679,432	12.8%	52.4%	60.8%
Radisson Cromwell	Cromwell, CT	393,782	215	1968 / 2016	$6,720,000	10.8%	$7,400,000	$458,696	8.6%	45.3%	62.7%
Radisson Cheyenne	Cheyenne, WY	307,534	245	1981 / 2016	$6,655,000	10.7%	$6,700,000	$418,214	7.9%	53.6%	78.3%
Radisson High Point	High Point, NC	65,776	252	1983 / 2016	$5,840,000	9.3%	$8,400,000	$523,777	9.9%	38.0%	55.5%
Radisson Billings	Billings, MT	595,030	316	1972 / 2016	$3,000,000	4.8%	$3,400,000	$209,643	4.0%	38.7%	49.3%
Total / Weighted Average		2,133,134	2,168		$62,465,000	100.0%	$85,300,000	$5,305,307	100.0%	49.7%	64.7%

Villa Roma Property(2)	Callicoon, NY	20,360,380	140	1969-2008 / 2015	$14,880,000		$14,500,000	$903,115		58.1%	69.1%
Total / Weighted Average		22,493,514	2,308		$77,345,000		$99,800,000	$6,208,422		50.5%	63.9%

(1)	As of the appraisal dated from March 22, 2017 to April 5, 2017. The aggregate appraised value of the IC Leased Fee Hotel Portfolio and the Non-Collateral Improvements is $218,750,000 and including the Villa Roma Property, $260,450,000.

(2)	The Villa Roma Property displays March 2017 TTM Occupancy and 2016 RevPAR Penetration. 2016 RevPAR Penetration is the most recent data available, as provided in the appraisal.

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Various	Collateral Asset Summary – Loan No. 14 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 73.2% 1.67x 8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results of the Non-Collateral Improvements and the underwritten net cash flow at the IC Leased Fee Hotel Portfolio.

Cash Flow Analysis of the Non-Collateral Improvements(1)
	Fee Simple 2016	Fee Simple 4/30/2017 TTM	UW “Look- Through” to the Non-Collateral Improvements (2)	Fully Funded UW “Look- Through” to the Non-Collateral Improvements(2)	In Place Contractual Ground Rent(3)	UW(3)	Fully Funded UW(4)	UW per SF
Occupancy	49.8%	49.7%	49.8%	50.5%	N/A	N/A	N/A	N/A
ADR	$95.31	$95.34	$95.34	$98.94	N/A	N/A	N/A	N/A
RevPAR	$47.60	$47.45	$47.43	$50.01	N/A	N/A	N/A	N/A

Rooms Revenue	$37,672,029	$37,525,994	$37,535,577	$42,127,342	$4,627,848	$5,305,307	$6,208,422	$2.49
Food & Beverage	$17,013,843	$16,791,712	$16,793,565	$22,569,768	$0	$0	$0	$0.00
Other Income	$1,811,480	$1,854,459	$1,822,549	$8,530,760	$0	$0	$0	$0.00
Total Revenue	$56,497,352	$56,172,165	$56,151,691	$73,227,870	$4,627,848	$5,305,307	$6,208,422	$2.49
Total Expenses	$39,258,695	$40,478,969	$40,199,602	$54,653,521	$0	$0	$0	$0.00
Net Op. Income	$17,238,657	$15,693,196	$15,952,089	$18,574,349	$4,627,848	$5,305,307	$6,208,422	$2.49
FF&E	$2,259,894	$2,246,887	$2,246,068	$2,929,115	$0	$0	$0	$0.00
Net Cash Flow	$14,978,763	$13,446,309	$13,706,021	$15,645,234	$4,627,848	$5,305,307	$6,208,422	$2.49

NOI DSCR(5)	5.42x	4.94x	5.02x	4.72x(6)	1.46x	1.67x	1.58x(6)
NCF DSCR(5)	4.71x	4.23x	4.31x	3.97x(6)	1.46x	1.67x	1.58x(6)
NOI Debt Yield(5)	27.6%	25.1%	25.5%	24.0%(6)	7.4%	8.5%	8.0%(6)
NCF Debt Yield(5)	24.0%	21.5%	21.9%	20.2%(6)	7.4%	8.5%	8.0%(6)

(1)	The Non-Collateral Improvements are not collateral for the IC Leased Fee Hotel Portfolio Whole Loan (except for the reversionary interest of the IC Leased Fee Hotel Portfolio Borrowers therein). The Cash Flow Analysis table above represents historical financial results of the Non-Collateral Improvements and this historical financial data is provided for informational purposes only. The historical Occupancy numbers reflect the occupancy of the Non-Collateral Improvements. The underwritten column above reflects the underwritten cash flow and related statistics associated with the IC Leased Fee Hotel Portfolio.

(2)	The UW “Look-Through” to the Non-Collateral Improvements and Fully Funded UW “Look-Through” to the Non-Collateral Improvements are based on the fee simple historical cash flow and do not including ground rent due under the ground lease.

(3)	The initial contractual annual ground rent payment is $4,627,848 on an absolute net basis, subject to 3.0% annual increase. The UW cash flow represents the average ground rent payable to the IC Leased Fee Hotel Portfolio Borrowers during the IC Leased Fee Hotel Portfolio Whole Loan term.

(4)	The Fully Funded UW cash flow represents the average ground rent payable to the IC Leased Fee Hotel Portfolio Borrowers including the Villa Roma Property during the IC Leased Fee Hotel Portfolio Whole Loan term. The initial contractual annual rent payment is $5,415,640 on an absolute net basis, subject to 3.0% annual increases.

(5)	Debt service coverage ratios and debt yields are based on the IC Leased Fee Hotel Portfolio Whole Loan, unless otherwise noted, as of the Cut-Off Date.

(6)	Based on the maximum principal balance of the IC Leased Fee Hotel Portfolio Whole Loan, assuming that Note A-3 is fully funded.

A-3-117

Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Industrial
Original Balance:	$21,000,000			Detailed Property Type:	Warehouse
Cut-off Date Balance:	$21,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.3%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	486,991 SF
Borrower Sponsor:	Michel Rosenberg			Cut-off Date Balance per SF:	$43
Mortgage Rate:	4.4100%			Maturity Date Balance per SF:	$36
Note Date:	5/24/2017			Property Manager:	Self-Managed
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	18 months			UW NOI:	$1,960,726
Seasoning:	2 months			UW NOI Debt Yield:	9.3%
Prepayment Provisions:	LO (26); DEF (88); O (6)			UW NOI Debt Yield at Maturity:	11.1%
Lockbox/Cash Mgmt Status(1):	Springing/Springing			UW NCF DSCR:	1.85x (IO) 1.38x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(4):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves				Most Recent Occupancy:	100.0% (8/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax(2):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance(2):	$0	Springing	N/A	Appraised Value (as of)(5):	$29,015,000 (Various)
Replacements(2):	$0	Springing	N/A	Cut-off Date LTV Ratio:	72.4%
TI/LC(2):	$0	Springing	N/A	Maturity Date LTV Ratio:	60.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	72.6%	Purchase Price:	$28,000,000	96.8%
Borrower Equity:	$7,936,673	27.4%	Closing Costs:	$936,673	3.2%
Total Sources:	$28,936,673	100.0%	Total Uses:	$28,936,673	100.0%

(1)	Cash management springs into place in the event of (i) default, (ii) the debt service coverage ratio falling below 1.25x or (iii) the occurrence of any of the following with respect to any of the tenants or replacement tenants: the bankruptcy of such tenant or its parent company or any guarantor of its lease; surrendering, cancelling or terminating its lease, or the Rosdev Industrial Portfolio Borrower’s receipt of notice of its intent to do so; failing to exercise its renewal option by its renewal deadline; or going dark or vacating all or any material portion of its leased premises, or such tenant giving notice of its intent to do so.

(2)	The leases at the Rosdev Industrial Portfolio Properties are structured as absolute triple net leases (except that with respect to the Rosdev Industrial Portfolio Properties leased to Edge Adhesives, Edge Adhesives is not responsible for any incremental increase in real estate taxes due to increases in assessed value resulting from a sale, transfer or encumbrance of those properties) where all of the operating management expenses are paid for directly by the tenants including capital expenditures. Monthly tax reserves will be waived, as long no event of default exists, the lease (each, a “Trigger Lease”) with each of Arro, Edge Adhesives and JustRite or any replacement tenants (each a “Trigger Tenant”) is in full force and effect without default by such Trigger Tenant, and such Trigger Tenant pays all taxes directly to applicable governmental authorities (except that, with respect to the Rosdev Industrial Portfolio Properties leased to Edge Adhesives, no tax reserve shall be required for the portion of the taxes that Edge Adhesives is not required to pay unless and until there shall be an assumption of the Loan). Monthly insurance reserves will be waived so long as no event of default exists, each Trigger Lease remains in full force and effect without default by the related Trigger Tenant, and such Trigger Tenant pays the insurance premiums in accordance with the related Trigger Lease as the same become due and payable and provides evidence of payment thereof. Monthly replacement reserves will be waived, as long as no event of default exists, each Trigger Lease remains in full force and effect without default by the related Trigger Tenant, no cash management is required, and such Trigger Tenant performs its maintenance obligations, pursuant to its respective Trigger Lease. Monthly TI/LC reserve will be waived, as long as no event of default exists, each Trigger Tenant lease is in full force and effect without default by the related Trigger Tenant, and no cash management is required.

(3)	Property Information and Underwriting and Financial Information are based on a combination or sum of the five industrial properties that comprise the Rosdev Industrial Portfolio Properties.

(4)	Historical financials are not available as the Rosdev Industrial Portfolio Properties were recently acquired.

(5)	The appraisals concluded an aggregate hypothetical “dark value” of $21,910,000 for the Rosdev Industrial Portfolio Properties.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Rosdev Industrial Portfolio Mortgage Loan”) is secured by a first priority fee mortgage encumbering a 486,991 SF, five-property portfolio consisting of industrial warehouse properties, located in Illinois, Texas, Ohio and South Carolina (each a “Rosdev Industrial Portfolio Property”, and collectively, the “Rosdev Industrial Portfolio Properties”). The proceeds of the Rosdev Industrial Portfolio Mortgage Loan, together with $7,936,673 of borrower equity, were used to acquire the Rosdev Industrial Portfolio Properties and pay closing costs.

The Borrower and the Borrower Sponsor. The borrowers are Rosdev Portfolio IL, LLC and Rosdev Portfolio TOS, LLC (jointly and severally, the “Rosdev Industrial Portfolio Borrower”), each a single-purpose Delaware limited liability company. The borrower sponsor and nonrecourse carve-out guarantor is Michel Rosenberg, the President and Chief Executive Officer of The Rosdev Group. The Rosdev Group is a Canadian based real estate organization with over 50 years of experience in acquisitions, development, construction, leasing and management with a diversified portfolio of hotel, industrial, office, retail and assisted living/nursing home properties throughout Canada, United States and internationally. Through its affiliates, The Rosdev Group’s combined real estate holdings consist of over 10 million SF of gross leasable area with more than 1500 employees.

A-3-118

Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

The Properties. The Rosdev Industrial Portfolio Properties consist of five industrial warehouse properties located in Illinois, Texas, Ohio and South Carolina. The Rosdev Industrial Portfolio Properties are 100.0% occupied as of August 1, 2017 by three tenants, Arro Corporation (“Arro”), Edge Adhesives, Inc. (“Edge Adhesives”) and JustRite Manufacturing Co., LLC (“JustRite”), on absolute triple net leases where all of the operating management expenses are paid for directly by the tenants, including capital expenditures. The Rosdev Industrial Portfolio Properties were built between 1913 and 1994, and the tenants have been operating at each of the properties between 11 and 38 years.

The Arro – Muskegon property totals 224,973 SF, consisting of two main buildings (122,337 SF and 89,957 SF), four ancillary buildings (ranging in size from 1,962 to 4,515 SF), and a ten-story silo building containing 14 stainless steel silos. Parts of the Arro – Muskegon property were built in 1913, with numerous renovations and expansions occurring since, the most recent of which occurred in 2016. The Arro – Muskegon property has approximately 7,884 SF of office buildout, 11 dock high docks, 7 grade level overhead doors, 4 train overhead doors, 95 parking spaces, and clear heights of 23 to 32 feet. The Arro – Muskegon property is located in Chicago, approximately 15 miles south of the Chicago central business district. Primary access to the subject neighborhood is provided by the Chicago Skyway/I-90, approximately 2.2 miles to the east and I-94, approximately 2.6 miles to the west. I-90 and I-94 provide access to the Chicago metropolitan area as well as the state of Indiana. The Arro – Muskegon property also features a rail spur leading to a train shed and half of a boat slip along the Calumet River, which is the primary link between the Inland Waterway system, the Great Lakes and foreign ports. Arro has operated at the Arro – Muskegon property since 2003, when it expanded from its Hodgkins location and purchased the Arro – Muskegon property. The Arro – Muskegon property houses Arro’s Food Ingredients Division, and Arro utilizes its leased space to perform functions including the receipt and breakdown of bulk ingredients into smaller subunits for processing, as well as mixing, packaging, and research and development.

The Arro – Hodgkins property consists of one 105,800 SF building built in 1979 and last renovated in 2016, with recent renovations including a new roof, expanded office space, and mezzanine space. The Arro – Hodgkins property has approximately 13,281 SF of office buildout housing the entire executive staff and most of the company’s office functions, 9 dock high docks, 2 grade level overhead doors, 1 train overhead door, 69 parking spaces, and clear heights of 22 feet. The Arro – Hodgkins property is located approximately 18 miles southwest of the Chicago central business district. Primary access to the subject neighborhood is provided by the Tri-State Tollway/I-294 to the west and I-55 to the north. The Tri-State Tollway is located approximately 0.4 miles from the Arro – Hodgkins property and provides access to most of the metropolitan area, including Wisconsin and Indiana. I-55 is located approximately 2.2 miles from the Arro – Hodgkins property and provides access to Chicago to the northeast and St. Louis to the south. The Arro – Hodgkins property also features a rail spur and rail access immediately behind the property. Arro has been in occupancy at the Arro – Hodgkins property since 1999 and has invested in equipment and improvements to the Arro – Hodgkins property, including the installation of 22 dedicated process centers, 15 of which feature double ribbon blenders with capacities ranging from 35 to 225 cubic feet producing batch quantities ranging from 1 ton to 10 tons, and liquid addition capabilities. Arro uses the equipment to provide functions including the majority of the company’s processing and packaging.

The Edge Adhesives – Fort Worth property consists of a single 60,865 SF building that serves as the corporate headquarters, warehouse, production, and distribution center for Edge Adhesives. The Edge Adhesives – Fort Worth property was initially constructed in 1967 and later expanded upon. The property has an office component (7,912 SF or 13.0% of NRA), 10 dock high doors, 1 grade level door, open parking spaces, and clear heights of 19 feet and 29 feet. The office space contains a quality control lab, customer service center, business development, and executive offices. The Edge Adhesives – Fort Worth is located in the city of Fort Worth, Texas, approximately 6 miles north of the Fort Worth central business district. The Edge Adhesives – Fort Worth property is located 0.7 miles from I-820 and approximately 2.1 miles from the I-820 and I-35W interchange. I-820 is a regional highway that forms a loop around Fort Worth, while I-35W provides access to Oklahoma City to the north and Austin and San Antonio to the south. Edge Adhesives has been at the Edge Adhesives – Fort Worth property for the last 11 years and has made significant capital investments in equipment such as several large trailer-sized mixers and other specialized equipment essential to production. Products manufactured at the Edge Adhesives – Fort Worth property include window and door sealants, hot melt adhesives, and self-adhering tapes, all of which are produced in a process that involves mixing, molding, cutting, and packaging.

The Edge Adhesives – Grove City property consists of a single 39,770 SF building that serves as a warehouse, production, and distribution center for Edge Adhesives. The Edge Adhesive – Grove City property was constructed in 1979 and has an office component (3,181 SF or 8.0% of NRA), 2 dock high doors, 1 drive-in ramp, 52 parking spaces, and a clear height of 28 feet. The Edge Adhesives – Grove City property is located in Grove City, approximately 6 miles southwest of the Columbus, OH central business district. I-270, and I-71 provide primary access to the subject neighborhood. I-270, approximately 2.2 miles away, serves as an outer belt connector throughout the overall Columbus metropolitan area. I-71, approximately 2.9 miles away, provides access to Columbus and Cleveland to the northeast and Cincinnati and Louisville to the southwest. The Edge Adhesives – Grove City property also features immediate access to rail that borders it to the southwest. Edge Adhesives has operated at the Edge Adhesives – Grove City property, which was built to suit for a predecessor of the company in 1979, for 38 years and has made significant capital investment in equipment such as several large trailer-sized mixers and other specialized machinery essential to production. Products manufactured at the Edge Adhesives – Grove City property include window and door sealants, self-adhering tapes, and conductive coating material, all of which are produced in a process that involves mixing, molding, cutting, and packaging. The office component at the Edge Adhesives – Grove City property serves as a customer service center and a lab for quality control testing.

The JustRite – Anderson property consists of a single 55,583 SF building that serves as a warehouse, research, production, and distribution center for Basic Concepts Inc. (“BCI”), a subsidiary of JustRite. The JustRite – Anderson property was originally constructed in 1994 and BCI has invested money into several expansions. The property has an office component (3,200 SF or 5.8% of NRA), 3 dock high doors, 1 grade-level door, 58 parking spaces, and a clear height of 16 feet. The JustRite – Anderson property is located in Anderson, approximately 5 miles north of Anderson’s central business district and approximately 2.6 miles from the I-85 interchange. I-85 provides access to Greenville and Charlotte to the northeast and Atlanta to the southwest. BCI has operated at the JustRite – Anderson property, which was built to suit for BCI in 1994, for 23 years and has made significant capital investment in highly specialized production equipment, most of which has been custom built for manufacturing its products. Products manufactured at the JustRite – Anderson property include flexible containment berms, bulk storage containment devices, berm accessories, structured spill & recycling equipment, and other custom equipment.

A-3-119

Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

The following table presents certain information relating to the Rosdev Industrial Portfolio Properties:

Property Summary
Property Name	Location	Year Built/ Renovated	SF	% Office	Cut-off Date Allocated Loan Balance	% of Cut-off Date ALA	“As-Is” Appraised Value	Occupancy(1)
Arro – Muskegon	Chicago, IL	1913/2016	224,973	3.5%	$10,050,000	47.9%	$14,100,000	100.0%
Arro – Hodgkins	Hodgkins, IL	1979/2016	105,800	12.6%	$5,850,000	27.9%	$8,100,000	100.0%
Edge Adhesives – Fort Worth	Fort Worth, TX	1967/N/A	60,865	13.0%	$2,425,000	11.5%	$3,175,000	100.0%
Edge Adhesives – Grove City	Grove City, OH	1979/N/A	39,770	8.0%	$1,600,000	7.6%	$2,130,000	100.0%
JustRite - Anderson	Anderson, SC	1994/N/A	55,583	5.8%	$1,075,000	5.1%	$1,510,000	100.0%
Total/Wtd. Avg.			486,991	7.3%	$21,000,000	100.0%	$29,015,000	100.0%

(1)	Information is based on the underwritten rent roll.

The Rosdev Industrial Portfolio Borrower may release an individual property or properties from the Rosdev Industrial Portfolio Mortgage Loan after two years from the closing date of the UBS 2017-C2 securitization, by defeasing a portion of the principal amount of the Rosdev Industrial Portfolio Mortgage Loan equal to: (a) 115% of the then outstanding allocated loan amount for the Arro - Muskegon and Arro - Hodgkins properties and (b) 101% of the then outstanding allocated loan amount for the Edge Adhesives - Fort Worth, Edge Adhesives - Grove City, and JustRite - Anderson properties, or such greater amount such that (i) the DSCR of the remaining collateral after giving effect to such release is at least the greater of (x) the aggregate DSCR for all of the Rosdev Industrial Portfolio Properties as of loan origination and (y) the aggregate DSCR for all of the collateral immediately prior to such sale; (ii) the LTV of the remaining collateral after giving effect to such release is no more than the lesser of (x) the aggregate LTV for all of the Rosdev Industrial Portfolio Properties as of loan origination and (y) the aggregate LTV for all collateral immediately prior to such release; and subject to terms and conditions set forth in the loan documents, including but not limited to: (1) receipt of the rating agency confirmation; (2) the Rosdev Industrial Portfolio Borrower pays all costs and expenses in connection with any such partial release; and (3) no event of default under the Rosdev Industrial Portfolio Mortgage Loan is continuing.

Major Tenants.

Arro Corporation (330,773 SF, 67.9% of NRA, 74.8% of underwritten rent). Arro provides contract manufacturing, processing, logistics and warehousing services and traces its origins back to 1986. Arro specializes in custom dry and liquid blending, as well as quality reprocessing services, for both food and pharmaceutical grade products. Arro is a co-packer and co-manufacturer of a wide range of liquid and dry products in the food and pharmaceutical industries and works with national and international companies such as Starbucks, Dunkin Donuts, Hills Brothers Coffee, Folgers, Kellogg’s, Dominos, Duncan Hines, and Pillsbury. Arro has been owned by its current owner, Patrick Gaughan, since 1995. In 2016, Arro had revenues of $89 million with EBITDA of $4.6 million. Arro has been in occupancy of the Arro – Hodgkins property since 1999 and the Arro – Muskegon property since 2003. Arro previously owned both the Arro – Hodgkins property and the Arro – Muskegon property but sold the two properties in a sale-leaseback transaction in 2015. As part of the sale-leaseback transaction, Arro signed a 15-year absolute NNN master lease for both properties which expires in April 2030 and requires a current rental rate of $4.86 PSF. The master lease has two, 5-year extension options with no termination options.

Edge Adhesives, Inc. (100,635 SF, 20.7% of NRA, 19.9% of underwritten rent). Founded in 1980, Edge Adhesives is a manufacturer of rubber-based adhesive sealing products with extensive capabilities in butyl and block copolymer technologies. Edge Adhesives offers a wide product line and supplies products directly to industrial end users under the Edge, PARR, PTI, Rubex, and PLIOSEAL brands. Edge Adhesives also does a significant amount of business as a co-manufacturer for companies, including The 3M Company. In 2016, Edge Adhesives had revenues of $27.6 million with EBITDA of $3.5 million. Predecessors of Edge Adhesives have been in occupancy of the Edge Adhesives – Grove City property since 1979 when the property was built-to-suit and the Edge Adhesives – Fort Worth property since 2006. Edge Adhesives previously owned both the Edge Adhesives – Fort Worth property and the Edge Adhesives – Grove City property but sold the two properties in a sale-leaseback transaction in 2014. As part of the sale-leaseback transaction, Edge Adhesives signed a 15-year absolute NNN master lease for both properties which expires in November 2029 and requires a current rental rate of $4.19 PSF. The master lease has four, 5-year extension options with no termination options.

JustRite Manufacturing Co., LLC (55,583 SF, 11.4% of NRA, 5.3% of underwritten rent). Founded in 1906, JustRite is a leading manufacturer of safety containment systems headquartered in Des Plaines, Illinois. In November 2015, Audax Group, an alternative asset management firm with over $6 billion in assets, purchased JustRite from the private equity firm Baird Capital. JustRite offers storage, handling, and security products, including fire prevention safety equipment for hazardous materials, environmental protection spill containment devices, and specialized storage products through various subsidiary companies including: JustRite (legacy), Aerosolv, BCI, USCS, Hughes UK, Hughes NA, and CI Agent. In 2013, JustRite acquired U.S. Chemical Storage, a Wisconsin based manufacturer of hazardous material storage equipment. In May 2016, JustRite acquired Hughes Safety Showers, a UK-based manufacturer of emergency safety showers. More recently in April 2017, JustRite acquired Italian-based industrial company Sall SRL, a designer and manufacturer of environmental protection, material handling, and workplace safety equipment. BCI is the line of business currently headquartered and operating at the JustRite – Anderson property. Founded in 1988 and acquired by JustRite in January 2014, BCI specializes in the production of spill containment systems, absorbents, and safety storage equipment. BCI has been awarded more than 10 patents and currently holds 7 active patents in secondary containment systems. BCI’s leading customer is the U.S. military, serving as their largest supplier of secondary containment equipment. In 2014, JustRite signed a 15-year absolute NNN lease for the JustRite – Anderson property which expires in July 2029 and requires a current rental rate of $2.04 PSF. The lease has four, 5-year extension options with no termination options.

A-3-120

Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

The following table presents certain information relating to the tenants at the Rosdev Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenants
Arro Corporation	NR/NR/NR	330,773	67.9%	$1,607,151	74.8%	$4.86	4/30/2030
Edge Adhesives, Inc.	NR/NR/NR	100,635	20.7%	$428,366	19.9%	$4.26	11/30/2029
JustRite Manufacturing Co., LLC	NR/NR/NR	55,583	11.4%	$113,438	5.3%	$2.04	7/31/2029
Subtotal/Wtd. Avg.		486,991	100.0%	$2,148,955	100.0%	$4.41
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		486,991	100.0%	$2,148,955	100.0%	$4.41

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the Rosdev Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028 & Beyond	3	486,991	$4.41	100.0%	100.0%	$2,148,955	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	486,991	$4.41	100.0%		$2,148,955	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Rosdev Industrial Portfolio Properties are comprised of five industrial warehouse properties located in Illinois, Texas, Ohio and South Carolina. The Arro – Muskegon and Arro – Hodgkins properties are located in Cook County, Illinois, in the Chicago-Naperville-Elgin, IL-IN-WI metropolitan statistical area (“MSA”). The Edge Adhesives – Fort Worth property is located in Tarrant County, Texas, in the Dallas-Fort Worth-Arlington, TX MSA. The Edge Adhesives – Grove City property is located in Franklin County, Ohio in the Columbus, OH MSA. The JustRite – Anderson property is located in Anderson County, South Carolina, in the Greenville-Anderson-Mauldin, SC MSA.

The following table presents certain market information relating to the Rosdev Industrial Portfolio Properties:

Market and Portfolio Demographic Profile
Property Name	City, State	MSA	Cut-off Date Mortgage Loan Balance	Occ. %(1)	Estimated 2016 Population (5-mile Radius)(2)	Estimated 2016 Median Household Income (5-mile Radius)(2)	Average Submarket Vacancy(3)
Arro – Muskegon	Chicago, IL	Chicago-Naperville-Elgin, IL-IN-WI	$10,050,000	100.0%	318,388	$35,173	6.8%
Arro – Hodgkins	Hodgkins, IL	Chicago-Naperville-Elgin, IL-IN-WI	$5,850,000	100.0%	233,723	$68,057	7.7%
Edge Adhesives – Fort Worth	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	$2,425,000	100.0%	261,404	$55,084	5.5%
Edge Adhesives – Grove City	Grove City, OH	Columbus, OH	$1,600,000	100.0%	144,381	$50,268	6.4%
JustRite – Anderson	Anderson, SC	Greenville-Anderson-Mauldin, SC	$1,075,000	100.0%	33,607	$55,075	5.2%

(1)	Information is based on the underwritten rent roll.

(2)	Information is based on the appraisals.

(3)	Information is based on third party market research reports.

A-3-121

Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

According to a third party research report, the Arro – Muskegon property and the Arro – Hodgkins properties are located in the Chicago warehouse market. As of the first quarter of 2017, the Chicago warehouse market had a total inventory of approximately 1.12 billion SF with a vacancy rate of 6.7% and an average asking rent of $5.44 PSF. The Arro – Muskegon property is located in the South Chicago warehouse submarket which, as of the first quarter of 2017, had a total inventory of approximately 108.7 million SF with a vacancy rate of 6.8% and an average asking rental rate of $5.64 PSF. The Arro – Hodgkins property is located in the Southwest/I-55 Corridor warehouse submarket, which as of the first quarter of 2017, had a total inventory of 206.9 million SF with a vacancy rate of 7.7% and an average asking rental rate of $4.92 PSF.

According to a third party research report, the Edge Adhesives – Fort Worth property is located in the Dallas/Fort Worth warehouse market which, as of the first quarter of 2017, had a total inventory of approximately 724.2 million SF with a vacancy rate of 6.5% and an average asking rental rate of $4.80 PSF. The Edge Adhesives – Fort Worth property is located in the Meacham Fld/Fossil Creek warehouse submarket which, as of the first quarter of 2017, had a total inventory of approximately 37.6 million SF with a vacancy rate of 5.5% and an average asking rental rate of $4.27 PSF.

According to a third party research report, the Edge Adhesives – Grove City property is located in the Columbus warehouse market which, as of the first quarter of 2017, had a total inventory of approximately 253.8 million SF with a vacancy rate of 5.7% and an average asking rental rate of $3.44 PSF. The Edge Adhesives – Grove City property is located in the Southwest warehouse submarket which, as of the first quarter of 2017, had a total inventory of approximately 21.1 million SF with a vacancy rate of 6.4% and an average asking rental rate of $3.65 PSF.

According to a third party research report, the JustRite – Anderson property is located in the Greenville/Spartanburg warehouse market which, as of the first quarter of 2017, had a total inventory of approximately 196.6 million SF with a vacancy rate of 6.5% and an average asking rental rate of $3.42 PSF. The JustRite – Anderson property is located in the Anderson warehouse submarket which, as of the first quarter of 2017, had a total inventory of approximately 22.5 million SF with a vacancy rate of 5.2% and an average asking rental rate of $4.38 PSF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Rosdev Industrial Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	UW	UW PSF
Base Rent	N/A	N/A	N/A	$2,148,955	$4.41
Total Recoveries	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss(2)	N/A	N/A	N/A	($139,118)	($0.29)
Effective Gross Income	N/A	N/A	N/A	$2,009,838	$4.13
Total Operating Expenses	N/A	N/A	N/A	$49,112	$0.10
Net Operating Income	N/A	N/A	N/A	$1,960,726	$4.03
Capital Expenditures	N/A	N/A	N/A	$97,398	$0.20
TI/LC	N/A	N/A	N/A	$121,748	$0.25
Net Cash Flow	N/A	N/A	N/A	$1,741,580	$3.58

Occupancy %	N/A	N/A	N/A	93.5%(3)
NOI DSCR (P&I)	N/A	N/A	N/A	1.55x
NCF DSCR (P&I)	N/A	N/A	N/A	1.38x
NOI Debt Yield	N/A	N/A	N/A	9.3%
NCF Debt Yield	N/A	N/A	N/A	8.3%

(1)	Historical financials are not available as the Rosdev Industrial Portfolio Properties were recently acquired. The leases at the Rosdev Industrial Portfolio Properties are structured as absolute triple net leases (except that with respect to the Rosdev Industrial Portfolio Properties leased to Edge Adhesives, Edge Adhesives is not responsible for any incremental increase in real estate taxes due to increases in assessed value resulting from a sale, transfer or encumbrance of those properties) where all of the operating management expenses are paid for directly by the tenants including capital expenditures.

(2)	Underwritten vacancy & credit loss of 6.5% is based on the submarket vacancies for each of the Rosdev Industrial Portfolio Properties according to a third party market research report.

(3)	UW economic occupancy of 93.5%. The Rosdev Industrial Portfolio Properties were 100.0% occupied as of August 1, 2017.

A-3-122

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Operating Advisor / Asset Representations Reviewer

UBS Commercial Mortgage Securitization Corp.	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Park Bridge Lender Services LLC
1285 Avenue of the Americas	10851 Mastin Street	10851 Mastin Street	600 Third Avenue
New York, NY 10019	Building 82, Suite 300	Building 82, Suite 300	40th Floor
	Overland Park, KS 66210	Overland Park, KS 66210	New York, NY 10016

Contact: General Information	Contact: Heather Wagner	Contact: Heather Wagner	Contact: David Rodgers
Phone Number: (212) 713-2000	Phone Number: (913) 253-9570	Phone Number: (913) 253-9570	Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee -Park Bridge Lender	0.00
Net Prepayment Interest Shortfall	0.00		Services LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies							Prepayments				Rate and Maturities
Distribution	30-59 Days	60-89 Days	90 Days or More	Foreclosure	REO	Modifications	Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	#	#	#	#	#	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	UBS Commercial Mortgage Trust 2017-C2 Commercial Mortgage Pass-Through Certificates Series 2017-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Supplemental Reporting

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2017 (the “Pooling and Servicing Agreement”).
Transaction: UBS Commercial Mortgage Trust 2017-C2, Commercial Mortgage Pass-Through Certificates Series 2017-C2
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	[●] non-Specially Serviced Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the Pooling and Servicing Agreement.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations.

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than receipt of any Major Decision Reporting Package or Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The

Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller (other than GACC) will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below in this Annex D-1. Solely for purposes of this Annex D-1 and Annex D-3, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller (other than GACC). The exceptions to the representations and warranties set forth below are set forth in Annex D-3 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

 D-1-1

whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers consented to by Seller on or after the Cut-off Date that could be reasonably expected to have a material adverse effect on such Mortgage Loan.

5.    Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-3 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the

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extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

6.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interfere with the value or current use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan, or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.    Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex D-3 attached to this prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.    UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10. Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

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12. Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13. Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14. Escrow Deposits. All escrow deposits and escrow payments required to be escrowed with lender pursuant to each Mortgage Loan (including any capital improvements and environmental remediation reserves) are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies or delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

15. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

16. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount at least equal to the least of (A) the maximum amount available under the National Flood Insurance Program plus any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms by an insurer meeting the Insurance Rating Requirements, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the related Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

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general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18. No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

20. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct

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structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21. Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

23. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or security for the related Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by such Mortgagor in accordance with the related Mortgage Loan documents.

24. Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material

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violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan; (ii) the Mortgagor’s misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) the Mortgagor’s fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

27. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for

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physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (II) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

28. Financial Reporting and Rent Rolls. The Mortgage Loan documents require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of either an individual or combined annual balance sheet of the Mortgagor entities (and no other entities), together with the related combined or individual statements of operations, members’ capital and cash flows, including a combined or individual balance sheet and statement of income for the Mortgaged Properties on a combined or individual basis and (ii) with respect to each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage Loan.

29. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically

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exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30. Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-3 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 to the Prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is

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responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31. Single-Purpose Entity. The Mortgage Loan documents require the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the defeasance collateral is sufficient to make all applicable payments described in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating

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confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

34. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

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(e)  The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)  A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the

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Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35. Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36. Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38. Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

40. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of

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Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

41. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

42. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

43. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) as set forth on Exhibit C-32-3 to the related MLPA and (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

44. Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the

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Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45. Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX D-2

GERMAN AMERICAN CAPITAL CORPORATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GACC will in its Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan it is selling to the Depositor (each, a “GACC Mortgage Loan”), representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-3 to this prospectus. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the GACC Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the GACC Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a GACC Mortgage Loan that is part of a Whole Loan, each GACC Mortgage Loan is a whole loan and not a participation interest in a GACC Mortgage Loan. Each GACC Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each GACC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GACC Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each GACC Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such GACC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such GACC Mortgage Loan.

2.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such GACC Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of

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creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the GACC Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

3.    Mortgage Provisions. The Loan Documents for each GACC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the GACC Mortgage Loan. With respect to each GACC Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such GACC Mortgage Loan consented to by the Mortgage Loan Seller on or after May 26, 2017.

5.    Hospitality Provisions. The Loan Documents for each GACC Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each GACC Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues

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to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.    Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such GACC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex D-3 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

7.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a GACC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such GACC Mortgage Loan (or with respect to a GACC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related GACC Mortgage Loan is cross-collateralized and cross-defaulted with another GACC Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for

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another GACC Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the GACC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

8.    Junior Liens. It being understood that B notes secured by the same Mortgage as a GACC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Annex D-3, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

9.    Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the GACC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

10. UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the GACC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to

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applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

11. Condition of Property. The Mortgage Loan Seller or the originator of the GACC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the GACC Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GACC Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GACC Mortgage Loan.

12. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

13. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14. Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related GACC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

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15. Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each GACC Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

16. No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the GACC Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GACC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

17. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the GACC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GACC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements

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and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related GACC Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GACC Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the GACC Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a GACC Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related GACC Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject

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to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the GACC Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

19. No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GACC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GACC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

20. No Contingent Interest or Equity Participation. No GACC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21. REMIC. The GACC Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GACC Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the GACC Mortgage Loan and (B) either: (a) such GACC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GACC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GACC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GACC Mortgage Loan; or (b) substantially all of the proceeds of such GACC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GACC Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the GACC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GACC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GACC Mortgage Loan was originated) or sub-clause (B)(a)(ii),

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including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GACC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22. Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such GACC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GACC Mortgage Loan by the Trust.

24. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

25. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a GACC Mortgage Loan as of the date of origination of such GACC Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the GACC Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

26. Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The GACC Mortgage Loan requires the related Borrower to be

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qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Recourse Obligations. The Loan Documents for each GACC Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the GACC Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

28. Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the GACC Mortgage Loan, (b) upon payment in full of such GACC Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GACC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GACC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GACC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GACC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the GACC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any GACC Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the GACC Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market

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value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GACC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the GACC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable).

No GACC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

29. Financial Reporting and Rent Rolls. Each GACC Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

30. Acts of Terrorism Exclusion. With respect to each GACC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GACC Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GACC Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GACC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-3; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each GACC Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GACC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GACC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of

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worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Borrower, (iv) Transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex D-3, or (vii) by reason of any mezzanine debt that existed at the origination of the related GACC Mortgage Loan as set forth on Schedule D-1 to Annex D-3, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-3 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to Annex D-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32. Single-Purpose Entity. Each GACC Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the GACC Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the GACC Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GACC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33. Defeasance. With respect to any GACC Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the GACC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to

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make all scheduled payments under the GACC Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the GACC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the GACC Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the GACC Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the GACC Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34. Fixed Interest Rates. Each GACC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GACC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

35. Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GACC Mortgage Loan where the GACC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee,

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without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the GACC Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related GACC Mortgage Loan, or 10 years past the stated maturity if such GACC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GACC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)  The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GACC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the GACC Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)  A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)   Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related

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Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest; and

(l)   Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the GACC Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

37. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each GACC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GACC Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GACC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-2.

38. No Material Default; Payment Record. No GACC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no GACC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related GACC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the GACC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-2. No person other than the holder of such GACC Mortgage Loan may declare any event of default under the GACC Mortgage Loan or accelerate any indebtedness under the Loan Documents.

39. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

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40. Organization of Borrower. With respect to each GACC Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such GACC Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GACC Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

41. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GACC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such GACC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42. Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GACC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by

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the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the GACC Mortgage Loan.

43. Mortgage Loan Schedule. The information pertaining to each GACC Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

44. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

45. Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the GACC Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a GACC Mortgage Loan, other than contributions made on or prior to the date hereof.

46. Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GACC Mortgage Loan, the failure to comply with which would have a material adverse effect on the GACC Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GACC Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX D-3

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS AG

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(6) Permitted Liens; Title Insurance	Save Mart Portfolio (Loan No. 10)

With respect to the Save Mart – Modesto Mortgaged Property, a restriction agreement includes a right to purchase in favor of an adjacent third party property owner (“SPP”). The purchase right is triggered if there is a “complete cessation of operation of a business” on the Mortgaged Property for a period of 24 consecutive months. The 24-month period can be extended for force majeure, which includes fire or other casualty; however, if a fire or other casualty, the Mortgagor must commence reconstruction within 24 months after the date of such fire or other casualty and diligently prosecute such reconstruction to completion. The right is personal to SPP (subject to certain exceptions), may not be assigned and may only be exercised if SPP is the fee owner of a portion of the shopping center on which buildings totaling in the aggregate of 30,000 square feet are located at the time the purchase option is exercisable. The purchase price is the highest of (i) the fair market value of the Mortgaged Property, (ii) the repurchase price under any sale leaseback arrangement, plus the value of any building and related improvements and remaining trade fixtures and equipment not included in the sale leaseback arrangement, or (iii) the unamortized amount of any indebtedness secured by a deed of trust on the property plus (1) any premium, fee, penalty or other expense required by the lender to prepay the indebtedness and (2) the higher of the remaining book value or appraised value of any building and related improvement and any remaining trade fixtures and equipment not included in such indebtedness.

With respect to the Save Mart - Jackson Mortgaged Property, an adjoining third party property owner has an option to purchase the Mortgaged Property in the event a supermarket is not operated thereon for a continuous period of 6 consecutive months (which can be extended for periods of force majeure, which includes restoration following a casualty or condemnation). The purchase price is the fair market value of the Mortgaged Property, determined by an appraisal procedure set forth in the purchase option agreement.

(6) Permitted Liens; Title Insurance	Sheraton - Orlando North (Loan No. 24)	Pursuant to the franchise agreement with Marriott International, Inc. (the “Franchisor”), the Franchisor has an option to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property to a competitor. Pursuant to the franchise comfort letter, the

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purchase option is subject to certain limitations, among others, subordination to the lien of the Mortgage.

(12) Condemnation	Save Mart Portfolio (Loan No. 10)	With respect to the Save Mart - Sacramento Mortgaged Property, the city of Sacramento is initiating a project to install sidewalks and bike lanes along an adjacent public right of way beginning in 2020. The Mortgaged Property is within the limits of the project but the city’s right-of-way needs have not yet been determined. The related zoning report indicates that notwithstanding the foregoing, such takings will not materially affect the zoning of the Mortgaged Property.

(16) Insurance	Save Mart Portfolio (Loan No. 10)	Provided that the Mortgaged Properties are insured pursuant to a lease with the Save Mart tenant, the Mortgage Loan documents permit the Mortgagor to have a deductible of $500,000 for “all risk” insurance and $1,000,000 for liability, but any failure by the Mortgagor or the Save Mart tenant to pay any such deductible is recourse for the amount that is not paid.

(16) Insurance	Ionis Pharmaceutical - Faraday Ave (Loan No. 32)	If the Mortgaged Property is subject to a lease with Ionis that is in full force and effect with no defaults, Ionis is paying full unabated rent and Ionis is maintaining insurance pursuant to its lease, the insurance requirements under the Mortgage Loan documents will be deemed satisfied.

(16) Insurance	Walgreens Grand Rapids (Loan No. 52)

With respect to insurance proceeds, pursuant to the Mortgage Loan documents, if a tenant leases all or substantially all of a building located on an individual Mortgaged Property and the improvements thereon suffer a casualty or condemnation, then provided certain conditions with respect to its lease is satisfied, such lease will govern and control in the event of a conflict between the provisions of the Mortgage Loan documents regarding disbursement of net proceeds or awards and such lease. For the avoidance of doubt, if the terms and conditions of the Mortgage Loan documents contain conditions to the disbursement or use of net proceeds or awards which are not conditions in the applicable lease, such additional conditions therein will be deemed to be in “conflict” with such lease.

To the extent the tenant maintains self-insurance, insurance proceeds will be held by tenant for restoration.

Pursuant to the Mortgage Loan documents, the Mortgagor is required to maintain insurance for the Mortgaged Property, provided that to the extent the tenant maintains self-insurance and satisfies the conditions of the Mortgage Loan documents, the insurance requirements will be deemed satisfied.

Excess flood insurance is not required where the tenant self-insures and meets the conditions in the Mortgage Loan documents.

(24) Local Law	Park West Village	The building located at 788 Columbus Avenue is partially

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Compliance	(Loan No. 2)	nonconforming as to use. Two commercial spaces at the Mortgaged Property, one a dry-cleaner and another an architect’s office, are occupied for uses that are not permitted by the certificate of occupancy for the building. The related zoning report states that notwithstanding the foregoing, such nonconforming uses do not affect the overall compliance of the remainder of the building that is used for multifamily. The Mortgage Loan documents provide for recourse relating to losses arising from the Mortgagor entering into, or having entered into (or any prior owner of the Mortgaged Property having entered into (but only to the extent such lease remains in place as of the origination date)), any lease permitting any use of any portion of the Mortgaged Property in any manner that is a nonconforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

(24) Local Law Compliance	Breckenridge Portfolio (Loan No. 16)	With respect to the Family Dollar – Montgomery Mortgaged Property, the zoning consultant was unable to obtain a currently dated statement with respect to fire code violations. Pursuant to its lease, tenant Family Dollar is responsible for causing the improvements on such Mortgaged Property to be in compliance with the requirements of all county, municipal, state and federal laws and regulations pertaining to fire suppression and fire alarm systems including maintenance and monitoring of such systems. Additionally, the related Mortgagor has executed a post-closing agreement obligating it to provide, within 90 days from the origination date, evidence reasonably satisfactory to the lender that there are no such violations at the Mortgaged Property.

(24) Local Law Compliance	Quality Suites Buckhead (Loan No. 38)	The use of the Mortgaged Property as a hotel is legal nonconforming. Under the current zoning ordinance, hotels in zone SPI-9, subarea 3 require a special use permit. Any casualty over 60% would require the issuance of a special use permit in order to continue the use as a hotel.

(24) Local Law Compliance	Westchester Market (Loan No. 39)	The Cancun Tan tenant does not have a certificate of occupancy in its current name and has been instructed by the municipality in which it operates to obtain same. A covenant has been added to the Mortgage Loan documents that the Mortgagor is required to obtain or cause the Cancun Tan tenant to obtain the required certificate of occupancy and any losses realized by the lender in connection with the failure to obtain the certificate of occupancy and the lack of the certificate of occupancy will be recourse to the Mortgagor.

(25) Licenses and Permits	Sheraton - Orlando North (Loan No. 24)	The Mortgaged Property only has a temporary liquor license. Pursuant to the Mortgage Loan documents, the Mortgagor is required to provide a permanent liquor license by August 16, 2017. The Mortgage Loan is full recourse to the Mortgagor and the guarantor if the Mortgagor violates any legal requirement regarding the sale of alcohol or if the Mortgaged Property or the Mortgagor becomes ineligible to obtain a liquor license.

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(26) Recourse Obligations	Park West Village (Loan No. 2)

Recourse for fraud is limited to fraud in connection with the execution and the delivery of the Mortgage Loan documents, or any certificate, report, statement or other document or instrument prepared by or on behalf of the Mortgagor, the guarantor or any direct or indirect partner, member, shareholder, principal, officer, director, employee, agent, representative or affiliate of the Mortgagor or the guarantor, and furnished to the lender by or on behalf of the Mortgagor, the guarantor or any direct or indirect partner, member, shareholder, principal, officer, director, employee, agent, representative or affiliate of the Mortgagor or the guarantor at the time of origination or during the term of the Mortgage Loan.

Recourse for commission of waste is limited to any material physical waste at the Mortgaged Property caused by the intentional or willful acts or omissions of the Mortgagor, the guarantor or any direct or indirect partner, member, shareholder, principal, officer, director, employee, agent, representative or affiliate of the Mortgagor or the guarantor, except, with respect to any such waste arising solely from omissions of the Mortgagor, the guarantor or any direct or indirect partner, member, shareholder, principal, officer, director, employee, agent, representative or affiliate of the Mortgagor or the guarantor resulting from insufficient cash flow from the operation of the Mortgaged Property to prevent such waste at the Mortgaged Property.

(26) Recourse Obligations	Sheraton - Orlando North (Loan No. 24)	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is three years after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment that does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.

(27) Mortgage Releases	Pioneer Pines Mobile Home Park (Loan No. 17)	The Mortgagor has the right to release either one or both of two parcels from the lien of the related mortgage/deed of trust upon (i) satisfaction of the REMIC requirements, (ii) proper subdivision of the Mortgaged Property to create the release parcels in accordance with the Mortgage Loan documents and (ii) the Mortgagor’s prepayment of the Mortgage Loan in the amount of the greater of (x) 105% of the allocated loan amount and (y) the amount such that as determined with respect to the remaining Mortgaged Property, the remaining principal balance of the Mortgage Loan, the debt service coverage ratio, debt yield and loan-to-value satisfy the conditions in the Mortgage Loan documents.

(27) Mortgage Releases	Skagit Valley (Loan No. 28)	The Mortgagor has the right to obtain the release of a release parcel, currently occupied by a Denny’s restaurant, from the lien of the related mortgage/deed of trust upon satisfaction of the REMIC requirements and by defeasing an amount equal to the greater of $1,800,000

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and the amount such that as determined with respect to the remaining Mortgaged Property and the principal balance of the undefeased portion of the Mortgage Loan only, after giving effect to such release, the debt service coverage ratio, debt yield, and loan-to-value satisfy the conditions in the Mortgage Loan documents.

(28) Financial Reporting and Rent Rolls	Ionis Pharmaceutical - Faraday Ave (Loan No. 32)	The Mortgagor is not required to provide audited financials for so long as the Ionis lease is in full force and effect and no event of default under the Mortgage Loan documents exists.

(29) Acts of Terrorism Exclusion	Walgreens Grand Rapids (Loan No. 52)	The tenant is permitted to self-insure and if meets the conditions under the Mortgage Loan documents, will be deemed to satisfy the insurance requirements

(30) Due on Sale or Encumbrance	Ionis Pharmaceutical - Faraday Ave (Loan No. 32)	Certain transfers of up to 100% interest in the sole member of the Mortgagor, Ionis Pharmaceuticals, Inc. (“Ionis”) (which is a publicly traded entity) are permitted without the lender’s consent (such as mergers and corporate restructuring), but subject to the following conditions: (i) confirmation from the Rating Agencies that such transfer will not result in a downgrade, (ii) an updated non-consolidation opinion for any transfer resulting in any person or entity’s direct or indirect ownership of 49% of more in the Mortgagor, (iii) the new/merged entity owns all or substantially all (with respect to mergers) or significant amount (with respect to corporate restructuring) of Ionis’ assets and has a net worth of at least $600,000,000 and liquidity of at least $250,000,000, (iv) the new/merged entity is a reputable pharmaceutical company and has a credit rating of investment grade or better, (v) the Mortgagor delivers customary public records searches, (vi) the new/merged entity assumes all obligations of Ionis as the guarantor under the Mortgage Loan documents, and (viii) other customary requirements for permitted transfers (other than the requirement for the lender’s consent).

(31) Single-Purpose Entity	Save Mart Portfolio (Loan No. 10)	The Mortgagor previously owned two properties that are not part of the mortgaged collateral. The Mortgagor delivered new environmental reports on these properties and the lender performed customary credit and lien searches in the appropriate jurisdictions.

(39) Organization of Mortgagor	Pioneer Pines Mobile Home Park (Loan No. 17) Tuscany Mobile Home Park (Loan No. 45)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(39) Organization of Mortgagor	114 W Adams (Loan No. 26) Canton Corners (Loan No. 56)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

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Société Générale

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(6) Permitted Liens; Title Insurance	Del Amo Fashion Center (Loan No. 4)	Tenant (Charles Schwab) has a Right of First Offer (“ROFO”) to purchase its premises if Mortgagor decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

(6) Permitted Liens; Title Insurance	GM Logistics Center 2 (Loan No. 11)	The single tenant is permitted to purchase the Mortgaged Property with 12 months’ notice after (i) June 1, 2018 or (ii) within 30 days after (x) the initial term of the lease, which expires May 31, 2027 and (y) each renewal term. The purchase price will be equal to (a) the base rent for the preceding 12 months divided by (b) a capitalization rate of 7.5%.

(7) Junior Liens	245 Park Avenue (Loan No. 9)	There are three mezzanine loans, each held by a third party investor: (i) a mezzanine A loan with an original principal balance of $236,500,000; (ii) a mezzanine B loan with the original principal balance of $221,000,000; and (iii) a mezzanine C loan with an original principal balance of $110,500,000. The mezzanine loans were co-originated by JPMCB, Natixis Real Estate Capital, LLC, Société Générale, Deutsche Bank AG, acting through its New York Branch and Barclays Bank PLC. In connection with the mezzanine loans, holders of the 245 Park Avenue Whole Loan and the mezzanine lenders have entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.

(8) Assignments of Leases and Rents	TZA Multifamily Portfolio I (Loan No. 3); Del Amo Fashion Center (Loan No. 4); 245 Park Avenue (Loan No. 9)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loans on a pari passu basis.

(16) Insurance	Del Amo Fashion Center (Loan No. 4)

The Mortgage Loan documents permit a property insurance deductible of up to $500,000. The in-place property insurance deductible is $100,000.

The Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse casualty proceeds for repair or restoration is $45 million, or, during the continuance of a Control Event (as defined in the related Mortgage Loan documents), $17.5 million.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

The Nordstrom (the second largest tenant) parcel is a leased fee, where tenant or other non-Mortgagor party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant.

For multi-layered policies, (A) if four (4) or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by such policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P and “A2” or better by Moody’s, the extent Moody’s rates the insurance companies and rates securities, with no remaining carrier below “BBB” and “Baa2” by Moody’s, the extent Moody’s rates the insurance companies and rates securities, or (B) if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P and “A2” or better by Moody’s, the extent Moody’s rates the insurance companies and rates Securities, with no remaining carrier below “BBB” and “Baa2” by Moody’s, the extent Moody’s rates the insurance companies and rates securities.

(16) Insurance	245 Park Avenue (Loan No. 9)	If the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P. The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $42,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan. The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $250,000 for all such insurance coverage.

(24) Local Law Compliance	TZA Multifamily Portfolio I (Loan No. 3)

The use of the Mortgaged Property known as Country Place as multifamily housing is a pre-existing legal non-conforming use, as use as multifamily housing currently requires a conditional use permit. If the non-conforming use of the Mortgaged property ceases for any reason for more than 24 consecutive

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

months, the subsequent occupancy and use of the Mortgaged property is required to conform with then current zoning regulations.

The use of approximately half of the Mortgaged Property known as Tanglewood is a pre-existing legal nonconforming use, as multifamily housing is currently permitted only as part of a planned development or is limited to the second floor, above commercial or office uses. In the event that the Mortgaged Property is destroyed or damaged (through no fault of the owner), the owner may apply to the city commission for a variance to rebuild, repair, replace or restore the Mortgaged Property to its pre-existing use provided that the Mortgaged Property’s location does not change the square footage is the same or less than the prior square footage.

(26) Recourse Obligations	Del Amo Fashion Center (Loan No. 4)	The guarantors’ obligations, including environmental cleanup costs or liabilities, are capped at $117 million, including the environmental indemnity, plus reasonable out-of- pocket costs and expenses related to guaranty enforcement.

(26) Recourse Obligations	245 Park Avenue (Loan No. 9)	The carve-out for misappropriation, misapplication or conversion of insurance proceeds, condemnation awards or rents during the continuance of an event of default only includes misapplication of such amounts to the extent the misapplication remains uncured. The carve-out for transfers in violation of the Mortgage Loan documents excludes de minimis transfers of personal property in the ordinary course of business.

(26) Recourse Obligations	Millikan 73 (Nike) (Loan No. 35)	The carve-out for intentional material physical waste is limited to the extent sufficient cash flow from the Mortgaged Property is available to prevent such waste.

(30) Due on Sale or Encumbrance	Del Amo Fashion Center (Loan No. 4)	The related Mortgage Loan documents permit the related Mortgagor to enter into a property-assessed clean energy loan that is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $7,000,000.

(31) Single-Purpose Entity	Del Amo Fashion Center (Loan No. 4)	The Mortgagor is a recycled single purpose entity, and previously owned property other than the Mortgaged Property. The loan documents include standard representations and warranties, including backward-looking representations and warranties where required to complete coverage. In addition, the Mortgage Loan documents provide for personal liability to the Mortgagor and guarantor for losses

D-3-8

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

related to prior owned property.

(34) Ground Leases	Del Amo Fashion Center (Loan No. 4)	The Mortgaged Property includes a subleasehold estate in an unimproved portion of land (approximately 2,600 square feet) that was previously used as in-line space connecting the Mortgaged Property and the adjacent parcel occupied by Sears (currently the lessee and ground sublessor of the parcel). The ground sublease parcel is not considered to be material to the operations of the Mortgaged Property, and was not assigned separate value in the appraisal. The Mortgagor has paid rent for the ground subleased space for the entire term of the ground sublease. Upon expiration of the ground sublease term, the area will become part of the common area under the reciprocal easement agreement between the Mortgagor and Sears. A short form lease memorializing the sublease was recorded in 1980, however, the instrument is not assumed to contain the lender protection provisions. Additionally, the Mortgage Loan documents do not contain the typical full set of ground lease representations and warranties.

(40) Environmental Conditions	Del Amo Fashion Center (Loan No. 4)

The Phase I environmental site assessment obtained at loan origination identified the following recognized environmental conditions at the Mortgaged Property: (i) elevated vapor concentrations in connection with the existence of a prior onsite dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities, (iii) the existence of 17 oil wells previously located on the property; (iv) the existence of a prior diesel storage tank, and (v) the existence of a former auto repair facility. The environmental consultant estimated remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000.

An environmental indemnity was provided by Simon Property Group, L.P.; however, its liability for all non-recourse carve-out obligations is capped at $117 million.

D-3-9

German American Capital Corporation

Rep. No. on Annex D-2	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(5) Hospitality Provisions	Starwood Capital Group Hotel Portfolio (Loan No. 5)	The Loan Documents contain executed comfort letters in favor of JPMorgan Chase Bank, National Association (“JPMCB”), on behalf of the lenders under the Loan Documents, including the Mortgage Loan Seller. The comfort letters will be enforceable by the issuing entity under the DBJPM 2017-C6 securitization trust, if, either timely notice is provided to the franchisor or timely notice is provided and the franchisor issues a new comfort letter. The comfort letters requiring a new comfort letter in connection with a transfer to the issuing entity provide that, subject to the satisfaction of certain conditions, the franchisor is required to issue a new comfort letter in connection with the transfer of the Pari Passu Companion Loan evidenced by Note A-1 to a securitization trust. On or after the closing date of the DBJPM 2017-C6 securitization trust, JPMCB or its designee is expected to provide written notice of the transfer to the franchisor, and, if applicable request a new comfort letter.

(7) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio - Holiday Inn Express & Suites Terrell (Loan No. 5)	In connection with the development of the Mortgaged Property, the Mortgaged Property is subject to a declaration and agreement (the “Declaration”) with the developer of the Mortgaged Property, recorded in June 2006, that provides that the developer has a right to repurchase the Mortgaged Property upon no less than 30 days’ notice and payment of a purchase price equal to the sum of the price paid by the prior owner of the Mortgaged Property in connection with the Declaration and the costs of the improvements on the Mortgaged Property (as described in the Declaration) in the event, among other things, the improvements and facilities on the Mortgaged Property are abandoned or permanently closed, the borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty to or remodeling) or the borrower otherwise violates the Declaration (including, among other things, (i) failing to comply with environmental laws, zoning laws, easements and other restrictions applicable to the Mortgaged Property, (ii) encumbering, selling or otherwise conveying or subdividing the Mortgaged Property without the prior written consent of developer, or (iii) failing to maintain the Mortgaged Property in the manner consistent with the remainder of the related shopping center site).

(7) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio – Various (Loan No. 5)	With respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has

D-3-10

Rep. No. on Annex D-2	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the Borrower’s interest in the franchise agreement, an ownership interest in the Borrower or a controlling direct or indirect interest in the Borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined under the franchise agreement.

(17) Insurance	General Motors Building (Loan No. 1)	The Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.

(17) Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 5)

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original allocated Whole Loan amount for the applicable Mortgaged Property, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

If the Borrowers elect to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of 5 or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

The Borrowers may maintain a portion of the coverage required under the Loan Documents with insurance companies which do not meet the requirements set forth in the Loan Documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Borrowers are required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Loan Documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Borrowers are required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Loan Documents.

(25) Local Law Compliance	Starwood Capital Group Hotel Portfolio (Loan No. 5)	Certain Mortgaged Properties are legal non-conforming with respect to use due to changes in zoning regulations subsequent to their development,

D-3-11

Rep. No. on Annex D-2	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

and the applicable zoning regulations provide that the related individual Mortgaged Properties may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction, (a) in the case of the Hampton Inn Danville Mortgaged Property, if such restoration is not started within one year from the date of such damage, (b) in the case of the Larkspur Landing Milpitas Mortgaged Property, if more than 75% of the current value of the structure is destroyed, (c) in the case of Larkspur Landing Sunnyvale Mortgaged Property, if more than 50% of the value of the structure is destroyed, and (d) in the case of the Holiday Inn Arlington Northeast Rangers Ballpark Mortgaged Property, if either of the legal non-conforming use is discontinued for more than 180 days, or more than 50% of the fair market value of the structure is damaged.

(25) Local Law Compliance	DoubleTree St Augustine (Loan No. 23)	The use of the Mortgaged Property, a hotel with 97 units, is legal non-conforming (since current zoning permits the Mortgaged Property to have 50 units). In the event the Mortgaged Property is subject to a casualty, the Mortgaged Property must be built in accordance with zoning requirements unless it is restored within one year of such casualty.

(27) Recourse Obligations	General Motors Building (Loan No. 1)	The loan documents do not require a recourse carve-out guarantor. Only the SPE Borrower is liable for customary carve-outs.

(27) Recourse Obligations	Starwood Capital Group Hotel Portfolio (Loan No. 5)

The Loan Documents do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.

The Loan Documents do not provide for recourse for intentional physical waste of any Mortgaged Property with respect to any acts resulting from the lender’s failure or refusal to allow the Borrowers to use net cash flow for such purposes.

The related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Loan Documents are capped at 20% of the outstanding principal amount of the related Whole Loan at the time of the occurrence of such bankruptcy or insolvency action, plus all reasonable third-party costs and expenses actually incurred by the lender in connection with the enforcement of its rights under the guaranty or the other Loan Documents.

The indemnification obligations of the Borrowers and guarantor under the related environmental indemnity

D-3-12

Rep. No. on Annex D-2	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

will cease and terminate (a) with respect to the Mortgaged Properties at any time after the second anniversary of repayment in full of the Whole Loan, whether at maturity, as a result of acceleration, in connection with prepayment or otherwise, or (b) with respect to any individual Mortgaged Property that is released from the lien of the applicable security instrument in accordance with the terms of the Mortgage Loan agreement, at any time after the second anniversary of the effective date of such prepayment, provided that the lender is provided with an updated environmental report of the Mortgaged Properties (or, in the case of a release, the related individual Mortgaged Property) indicating to lender’s reasonable satisfaction that there are no hazardous substances located on, in, above or under such Mortgaged Property(ies) in violation of any applicable environmental laws.

The Mortgage Loan documents provide for recourse for losses and damages sustained in the case of material breaches of the environmental covenants in the Mortgage Loan documents.

(28) Mortgage Releases	Starwood Capital Group Hotel Portfolio (Loan No. 5)	The Loan Documents provide for a partial release of individual Mortgaged Properties accompanied by the payment of a release price equal to 105% of the allocated loan amount of the individual Mortgaged Properties being released, to the extent that the aggregate principal amount of the Whole Loan that has been prepaid is less than $57,727,000 and upon satisfaction of the REMIC requirements.

(30) Acts of Terrorism Exclusion	General Motors Building (Loan No. 1)	The Borrower is not required to pay insurance premiums on terrorism insurance in excess of an amount equal to two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance (“Terrorism Premium Cap”) and, if the cost of terrorism insurance exceeds the Terrorism Premium Cap, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap); provided, however, any insurance premiums paid with respect to policies in effect prior to the date TRIPRA expires or is otherwise no longer in effect for any reason may not be included for purposes of determining whether the premiums paid by the Borrower for terrorism insurance for any applicable period meet or exceed the Terrorism Premium Cap. The Loan Documents provide that the Borrower may maintain terrorism insurance, subject to certain conditions set forth in

D-3-13

Rep. No. on Annex D-2	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

the Loan Documents, with NYXP, LLC, a captive insurance company.

(31) Due on Sale Encumbrance	General Motors Building (Loan No. 1)	The Mortgage Loan documents permit, without the lender’s consent, (i) transfers of direct or indirect interests in the Borrower, provided that after giving effect to any such transfer, (A) Boston Properties Limited Partnership (“BPLP”), one of the Mortgage Loan sponsors, will, directly or indirectly, own at least 20% of the interests in the Borrower; and (B) BPLP, directly or indirectly, retains the day-to-day management and operational control rights over the Borrower (subject to customary major decision consent rights of certain indirect owners of the Borrower); and (ii) a merger, consolidation, sale of all or substantially all assets, or similar transactions as to BPLP and/or its general partner Boston Properties, Inc.(“BPI”) resulting in BPLP and/or BPI, as applicable, not being the surviving entity.

(35) Ground Leases	Starwood Capital Group Hotel Portfolio – Hilton Garden Inn Edison Raritan Center (Loan No. 5)

The Ground Lease is not assignable by the successors and assigns of the holder of the Mortgage Loan without the consent of the ground lessor.

The Ground Lease does not provide that the ground lessor under the Ground Lease is required to enter into a new lease with the lender upon the termination of the Ground Lease for any reason other than in the event of a rejection of the Ground Lease in bankruptcy.

(35) Ground Leases	AHIP Northeast Portfolio III – Fairfield Inn & Suites Baltimore – White Marsh (Loan No. 7)

The Ground Lease is not assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the ground lessor unless the assignee is a “qualified transferee” under the Ground Lease. A qualified transferee is any person with (i) at least five years’ experience operating properties with similar uses to those then in effect at the Mortgaged Property, (ii) a tangible net worth (excluding goodwill) of $10,000,000, and (iii) for so long as the premises is required under the Ground Lease to be used for a hotel, either (a) owns or operates at least five separate hotels operated under the same trade name, or (b) owns or operates at least five separate nationally branded hotels, within the United States.

The Ground Lease prohibits subletting for purposes other than the operation of a dine-in restaurant at the Mortgaged Property.

The Ground Lease does not expressly provide that the ground lessor under the Ground Lease is required to enter into a new lease with the lender upon rejection of the Ground Lease by the tenant in a bankruptcy proceeding.

D-3-14

SCHEDULE D-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-3-15

SCHEDULE D-2

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
5	Starwood Capital Group Hotel Portfolio
23	DoubleTree St Augustine

D-3-16

Natixis Real Estate Capital LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(15) No Holdbacks	IC Leased Fee Hotel Portfolio (Loan No. 14)	A portion of the related Whole Loan is represented by an unfunded pari passu companion note in the maximum principal amount of $14,880,000.

(16) Insurance	Desert Sky Retail (Loan No. 54)	The required insurance ratings are A by S&P, A2 by Moody’s, A:X by A.M. Best Company, provided, however, that if the insurance coverage is provided by a syndicate of insurers, (a) if such syndicate consists of five (5) or more members, at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) may be provided by insurance companies having such ratings and (b) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) may be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the applicable insurance company.

(26) Recourse Obligations	85 Broad Street (Loan No. 6)	The maximum aggregate liability of the related guarantor for the non-recourse carveouts related to bankruptcy will be capped at (i) 15.0% of the original principal balance of the 85 Broad Street Whole Loan plus (ii) the Mortgagor’s “recourse liabilities” as defined in the Mortgage Loan agreement and costs of enforcement and collection, including reasonably attorneys’ fees.

(26) Recourse Obligations	All Natixis Mortgage Loans except for 85 Broad Street (Loan Nos. 14, 22, 33, 34, 41 and 54)	The Mortgage Loan documents do not contain provisions providing for recourse for losses and damages sustained by reason of the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan or the Mortgagor’s misappropriation of insurance proceeds or condemnation awards or security deposits.

D-3-17

Rialto Mortgage Finance, LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(6) Permitted Liens; Title Insurance	Courtyard Tulsa (Loan No. 49)

The prior owner of the Mortgaged Property, Sheridan Properties, Inc., has a right of first refusal to purchase the Mortgaged Property if, within 36 months of the Mortgage Loan origination date, the Mortgagor receives an acceptable offer for the purchase of all or any portion of the Mortgaged Property. Such right of first refusal has been subordinated to the lien of the Mortgage and will not apply to a successor mortgagor or any other party acquiring an interest in the Mortgaged Property through a foreclosure or deed in lieu of foreclosure; however, following such transfer, the right of first refusal will apply to subsequent purchasers of the Mortgaged Property.

Marriott International, Inc., the franchisor, also has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right is subordinate to the exercise of the lender’s rights under the Mortgage, provided the lender is a bona fide lender and is not a “Competitor” or an affiliate of a “Competitor”.

(24) Local Law Compliance	Autumn Ridge and Tompkins Green Apartments (Loan No. 42)	Tompkins Green - The use of the retail portion of the Mortgaged Property as retail space is a pre-existing legally nonconforming use, as retail is not a permitted use under the current zoning laws. In the event of a casualty that damages 50% or less of the retail structure, the retail structure may be rebuilt to its current use, provided restoration is commenced within six months of such casualty and diligently pursued to completion. If the casualty impacts more than 50% of the retail structure, the retail structure may only be restored in accordance with the current zoning laws unless a variance is granted by the local zoning authority to rebuild such structure to its current use.

(24) Local Law Compliance	ACG Conlon MHC Portfolio III (Loan No. 43)	College Park MHC – The use of the Mortgaged Property as a mobile home park is a pre-existing legally nonconforming use, as a mobile home park is not a permitted use under current zoning laws. In the event of a casualty or cessation of use, the damage may be repaired (if applicable) and the current use may continue if a building permit is issued within 24 months from the date of such casualty (or cessation

D-3-18

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

of use, if applicable) and the construction is completed prior to the expiration of the building permit.

(24) Local Law Compliance	Wisconsin MHC Portfolio (Loan No. 48)

Huber MHC – The use of the Mortgaged Property as a mobile home park is a pre-existing legally nonconforming use, as a mobile home park is not a permitted use under current zoning laws. If the casualty impacts 50% or more of the replacement cost, the structure may only be restored in accordance with the current zoning code.

Knollwood MHC – The Mortgaged Property includes a single duplex structure with two apartment units. This structure is a pre-existing legally nonconforming use, as this structure is not permitted at the manufactured housing community under current zoning laws. If the casualty impacts 50% or more of the current assessed value of the duplex, the structure may only be restored in accordance with the current zoning code.

(24) Local Law Compliance	Mariposa Self Storage (Loan No. 58)	The existence of a caretaker’s apartment at the Mortgaged Property is a pre-existing legally nonconforming use, as apartments are not permitted at the Mortgaged Property under the current zoning laws without a special use permit under the current zoning laws. In the event of a casualty to the caretaker’s apartment, such unit may only be restored in accordance with the current zoning laws, which requires a special use permit.

D-3-19

CIBC Inc.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(3) Mortgage Provisions	The Fillmore Philadelphia (Loan No. 12)	Pursuant to that certain Subordination, Non-Disturbance and Attornment Agreement entered among the Seller, the Mortgagor, AJAX Metal Building Master Tenant, L.P. (the “Master Tenant”) and U.S. Bankcorp Community Development Corporation in connection with the closing of the related Mortgage Loan (the “Fillmore SNDA”), the Seller has agreed with the Master Tenant that in the event the holder of the Mortgage Loan forecloses on the Mortgage Loan prior to the expiration of the historic tax credit recapture period (the “Recapture Period”), which expires on July 10, 2022, the master lease for the Mortgaged Property between the Mortgagor and the Master Tenant shall remain in effect and not be terminated.

(5) Lien; Valid Assignment	The Fillmore Philadelphia (Loan No. 12)	Pursuant to the Fillmore SNDA, the Seller agreed that prior to the expiration of the Recapture Period, the holder of the Mortgage Loan shall not transfer the related Mortgaged Property to a governmental or tax-exempt entity or to any other entity which would cause the recapture of the Historic Tax Credits as described in Sections 47 and 50 of the Code.

(8) Assignment of Leases and Rents	The Fillmore Philadelphia (Loan No. 12)	The holder of the Mortgage Loan will have a security interest in the Master Lease and the rents payable thereunder, but will not have a security interest in any sublease with the Master Tenant, as sub-landlord, or rents payable under such subleases.

(10) Condition of Property	Rosdev Industrial Portfolio (Loan No. 15)	The property condition assessment for the individual properties known as Arro-Muskegon, Arro-Hodgkins, Edge Adhesives-Fort Worth and JustRite-Anderson, identified deferred maintenance items having an aggregate estimated cost for completion of $72,975. The related tenant at each such property is obligated to effect such repairs pursuant to its applicable lease; as such, the Mortgage Loan documents do not require a reserve or holdback for those costs. Pursuant to a recourse carveout in the related Mortgage Loan documents, the Mortgagor and the related guarantor are liable for any losses incurred by the holder of the Mortgage Loan arising from such deferred maintenance items not being completed within 180 days after origination of the Mortgage Loan.

(16) Insurance	Rosdev Industrial Portfolio (Loan No. 15)	With respect to windstorm, named windstorm and hail insurance, the related Mortgage Loan documents permit deductibles for such coverages as follows: with respect to the Edge Adhesives-Fort Worth and Edge Adhesives-Grove City properties, a deductible

D-3-20

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

not to exceed $50,000, with respect to the JustRite-Anderson property, a deductible not to exceed an amount equal to two percent (2%) of the insured value of such individual property, and with respect to the Arro-Muskegon and Arro-Hodgkins properties, a deductible of $25,000. With respect to liability insurance, the related Mortgage Loan documents permit a deductible for such coverage in an amount equal to $10,000. The amounts of such deductibles may be considered higher than customary.

(16) Insurance	Concorde Portfolio (Loan No. 27)	With respect to named windstorm insurance, the related Mortgage Loan documents permit a deductible for each individual property in an amount equal to three percent (3%) of the replacement cost of such individual Mortgaged Property, provided however, currently the related Mortgagor maintains a blanket policy with deductible for such coverage in an amount equal to $250,000.00 per occurrence. The amount of such deductibles may be considered higher than customary.

(16) Insurance	Holiday Inn Express & Suites Saint Augustine (Loan No. 40)	With respect to windstorm, named windstorm and hail insurance, the related Mortgage Loan documents permit a deductible for each individual property in an amount equal to five percent (5%) of the replacement cost of such individual Mortgaged Property. The amount of such deductible may be considered higher than customary.

(25) Licenses and Permits	The Fillmore Philadelphia (Loan No. 12)	The Distillery tenant space and the elevator at the related Mortgaged Property are being operated pursuant to temporary certificates of occupancy issued on May 15, 2017 and an initial certificate of operation issued on May 4, 2017, respectively, by the City of Philadelphia until one or more new, permanent certificate or certificates of occupancy for the Distillery and a final certificate of operation for the elevator are obtained from the City of Philadelphia. Such temporary certificates of occupancy and initial certificate of operation are each valid for a period of 90 days, subject to renewal.

(25) Licenses and Permits	Concorde Portfolio (Loan No. 27)	As of the origination of the related Mortgage Loan, a zoning consultant’s search of municipal records determined that a total of eight tenants at the related Mortgaged Property did not have a certificate of occupancy or certificate of completion for their respective leased premises. According to the zoning consultant, each tenant is required to obtain a required certificate of occupancy or certificate of completion in regard to its space. Additionally, the zoning consultant’s report stated that there were no violations of record with respect to the related

D-3-21

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

Mortgaged Property. Pursuant to a recourse carveout in the related Mortgage Loan documents, the related Mortgagor and the related guarantor are liable for any losses incurred by the holder of the Mortgage Loan by reason of any of such eight tenants failing to have a valid certificate of occupancy or certificate of completion, as applicable.

(25) Licenses and Permits	Thompson Square (Loan No. 20)	Certain building or work permits at the Property (the “Permits”) are outstanding and not closed, certain certificates of occupancy for four (4) Tenant spaces (the “Certificates of Occupancy”) have not been issued due to the outstanding open Permits, and two (2) violations exist which were either caused by or not remediated by the Mortgagor’s predecessor-in-title (the “Violations”). The related Mortgagor is required diligently to (i) close (or cause to be closed) the outstanding and open Permits, (ii) obtain (or cause to be obtained) the missing Certificates of Occupancy and (iii) cure and have removed (or cause to be cured and removed) from public records the existing Violations (collectively, subsections (i) – (iii) are the “Corrective Requirements”). In connection with the origination of this Mortgage Loan, the related Mortgage Loan Seller received a letter from the Town of Thompson that so long as the Mortgagor continues to pursue the Corrective Requirements, the Town will not take action to prohibit the continues use of the Property by the Mortgagor or its tenants. Pursuant to a recourse carveout in the related Mortgage Loan documents, the Mortgagor and the related guarantor are liable for any losses to the holder of the Mortgage Loan as a result of the outstanding open Permits, missing Certificates of Occupancy, the open Violations or the failure to have completed the Corrective Requirements in accordance with the Loan Documents.

(27) Mortgage Releases	Rosdev Industrial Portfolio (Loan No. 15)	To effect a partial release, the Mortgagor is required to, among other things (a) defease a portion of the Mortgage Loan in an amount equal to the RosDev Release Amount, (b) deliver a REMIC opinion; and (c) deliver a rating agency confirmation with respect to such release. The “RosDev Release Amount” means the greatest of (x)(i) with respect to the Edge Adhesives - Fort Worth, Edge Adhesives - Grove City and JustRite - Anderson Mortgaged Properties, 101% of the allocated loan amount for the individual property being released, and (ii) with respect to the Arro - Muskegon and Arro - Hodgkins Mortgaged Properties, 115% of the allocated loan amount for the individual property being released, in each case as such allocated loan amount is reduced by the pro rata share of any amortization of the outstanding principal

D-3-22

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

amount of the Mortgage Loan derived from application of the mandatory amortization following the interest-only period, (y) an amount such that, after giving effect to the partial defeasance, the debt service coverage ratio for the remaining properties is not less than the greater of (i) the debt service coverage ratio determined immediately prior to the release and (ii) the debt service coverage ratio as origination; and (z) an amount such that, after giving effect to the partial defeasance, the loan-to-value ratio for the remaining properties is not more than the lesser of (i) the loan-to-value ratio determined immediately prior to the release and (ii) the loan-to-value ratio as of the origination date.

(31) Single-Purpose Entity	The Fillmore Philadelphia (Loan No. 12)	The Mortgagor has borrowed a loan from the Master Tenant in the maximum principal amount of $5,707,461.00 (the “Master Tenant Loan”), which loan is unsecured. The Seller and the Master Tenant entered into a Standstill and Subordination Agreement pursuant to which the Master Tenant agreed, among other things, that it shall not take any enforcement action under the Master Tenant Loan while the related Mortgage Loan is outstanding.

(31) Single-Purpose Entity	Concorde Portfolio (Loan No. 27)	Prior to the origination of the Mortgage Loan, one of the related Mortgagors owned a parcel of land (approximately 1.28 acres) located adjacent to such Mortgagor’s related Mortgaged Property. Prior to origination of the Mortgage Loan, such adjacent parcel was conveyed to an affiliate of the related Mortgagor. The related Mortgage Loan documents require the Mortgagor to comply with the Single-Purpose Entity covenants on a going-forward basis from and after the origination of the related Mortgage Loan. Pursuant to a recourse carveout in the related Mortgage Loan documents, the Mortgagor and the related guarantor are liable for any losses incurred by the holder of the Mortgage Loan by reason of the Mortgagor’s prior ownership of such adjacent parcel.

D-3-23

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)
9/15/2017	$46,089,000.00	4/15/2022	$46,089,000.00
10/15/2017	$46,089,000.00	5/15/2022	$46,089,000.00
11/15/2017	$46,089,000.00	6/15/2022	$46,089,000.00
12/15/2017	$46,089,000.00	7/15/2022	$46,089,000.00
1/15/2018	$46,089,000.00	8/15/2022	$46,088,237.95
2/15/2018	$46,089,000.00	9/15/2022	$45,273,997.29
3/15/2018	$46,089,000.00	10/15/2022	$44,387,379.08
4/15/2018	$46,089,000.00	11/15/2022	$43,566,135.56
5/15/2018	$46,089,000.00	12/15/2022	$42,672,712.32
6/15/2018	$46,089,000.00	1/15/2023	$41,844,408.76
7/15/2018	$46,089,000.00	2/15/2023	$41,012,695.64
8/15/2018	$46,089,000.00	3/15/2023	$39,972,178.02
9/15/2018	$46,089,000.00	4/15/2023	$39,132,751.30
10/15/2018	$46,089,000.00	5/15/2023	$38,221,658.51
11/15/2018	$46,089,000.00	6/15/2023	$37,375,023.20
12/15/2018	$46,089,000.00	7/15/2023	$36,456,925.47
1/15/2019	$46,089,000.00	8/15/2023	$35,603,022.70
2/15/2019	$46,089,000.00	9/15/2023	$34,745,604.32
3/15/2019	$46,089,000.00	10/15/2023	$33,817,028.13
4/15/2019	$46,089,000.00	11/15/2023	$32,952,254.22
5/15/2019	$46,089,000.00	12/15/2023	$32,016,530.27
6/15/2019	$46,089,000.00	1/15/2024	$31,144,340.72
7/15/2019	$46,089,000.00	2/15/2024	$30,268,559.80
8/15/2019	$46,089,000.00	3/15/2024	$29,255,106.94
9/15/2019	$46,089,000.00	4/15/2024	$28,371,542.36
10/15/2019	$46,089,000.00	5/15/2024	$27,417,558.55
11/15/2019	$46,089,000.00	6/15/2024	$26,526,424.82
12/15/2019	$46,089,000.00	7/15/2024	$25,565,085.67
1/15/2020	$46,089,000.00	8/15/2024	$24,666,320.94
2/15/2020	$46,089,000.00	9/15/2024	$23,763,854.72
3/15/2020	$46,089,000.00	10/15/2024	$22,791,503.20
4/15/2020	$46,089,000.00	11/15/2024	$21,881,313.38
5/15/2020	$46,089,000.00	12/15/2024	$20,901,456.44
6/15/2020	$46,089,000.00	1/15/2025	$19,983,479.92
7/15/2020	$46,089,000.00	2/15/2025	$19,061,722.28
8/15/2020	$46,089,000.00	3/15/2025	$17,939,537.12
9/15/2020	$46,089,000.00	4/15/2025	$17,009,354.36
10/15/2020	$46,089,000.00	5/15/2025	$16,010,069.21
11/15/2020	$46,089,000.00	6/15/2025	$15,071,936.33
12/15/2020	$46,089,000.00	7/15/2025	$14,064,925.63
1/15/2021	$46,089,000.00	8/15/2025	$13,118,777.65
2/15/2021	$46,089,000.00	9/15/2025	$12,168,731.78
3/15/2021	$46,089,000.00	10/15/2025	$11,150,144.59
4/15/2021	$46,089,000.00	11/15/2025	$10,191,986.28
5/15/2021	$46,089,000.00	12/15/2025	$9,165,515.78
6/15/2021	$46,089,000.00	1/15/2026	$8,199,178.68
7/15/2021	$46,089,000.00	2/15/2026	$7,228,860.00
8/15/2021	$46,089,000.00	3/15/2026	$6,062,631.42
9/15/2021	$46,089,000.00	4/15/2026	$5,083,503.71
10/15/2021	$46,089,000.00	5/15/2026	$4,036,656.13
11/15/2021	$46,089,000.00	6/15/2026	$3,049,178.20
12/15/2021	$46,089,000.00	7/15/2026	$1,994,216.26
1/15/2022	$46,089,000.00	8/15/2026	$998,319.85
2/15/2022	$46,089,000.00	9/15/2026 and	$0.00
3/15/2022	$46,089,000.00	thereafter

E-1

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ANNEX F

510 Cottonwood Amortization Schedule

Period	Monthly Payment Date	Ending Balance	Monthly Payment	Principal	Interest
0	7/6/2017	$32,400,000.00	-	-	-
1	8/6/2017	$32,359,631.65	$160,338.35	$40,368.35	$119,970.00
2	9/6/2017	$32,319,113.82	$160,338.35	$40,517.83	$119,820.52
3	10/6/2017	$32,274,585.63	$160,338.35	$44,528.19	$115,810.16
4	11/6/2017	$32,233,752.90	$160,338.35	$40,832.73	$119,505.62
5	12/6/2017	$32,188,918.83	$160,338.35	$44,834.07	$115,504.28
6	1/6/2018	$32,147,768.89	$160,338.35	$41,149.94	$119,188.41
7	2/6/2018	$32,106,466.58	$160,338.35	$41,302.31	$119,036.04
8	3/6/2018	$32,053,506.52	$160,338.35	$52,960.06	$107,378.29
9	4/6/2018	$32,011,855.18	$160,338.35	$41,651.34	$118,687.01
10	5/6/2018	$31,966,225.98	$160,338.35	$45,629.20	$114,709.15
11	6/6/2018	$31,924,251.46	$160,338.35	$41,974.52	$118,363.83
12	7/6/2018	$31,878,308.34	$160,338.35	$45,943.12	$114,395.23
13	8/6/2018	$31,836,008.28	$160,338.35	$42,300.06	$118,038.29
14	9/6/2018	$31,793,551.59	$160,338.35	$42,456.69	$117,881.66
15	10/6/2018	$31,747,140.13	$160,338.35	$46,411.46	$113,926.89
16	11/6/2018	$31,704,354.38	$160,338.35	$42,785.75	$117,552.60
17	12/6/2018	$31,657,623.30	$160,338.35	$46,731.08	$113,607.27
18	1/6/2019	$31,614,506.09	$160,338.35	$43,117.21	$117,221.14
19	2/6/2019	$31,571,229.23	$160,338.35	$43,276.86	$117,061.49
20	3/6/2019	$31,516,479.10	$160,338.35	$54,750.13	$105,588.22
21	4/6/2019	$31,472,839.27	$160,338.35	$43,639.83	$116,698.52
22	5/6/2019	$31,425,278.59	$160,338.35	$47,560.68	$112,777.67
23	6/6/2019	$31,381,301.06	$160,338.35	$43,977.53	$116,360.82
24	7/6/2019	$31,333,412.37	$160,338.35	$47,888.69	$112,449.66
25	8/6/2019	$31,289,094.68	$160,338.35	$44,317.69	$116,020.66
26	9/6/2019	$31,244,612.89	$160,338.35	$44,481.79	$115,856.56
27	10/6/2019	$31,196,234.40	$160,338.35	$48,378.49	$111,959.86
28	11/6/2019	$31,151,408.77	$160,338.35	$44,825.63	$115,512.72
29	12/6/2019	$31,102,696.30	$160,338.35	$48,712.47	$111,625.88
30	1/6/2020	$31,057,524.32	$160,338.35	$45,171.98	$115,166.37
31	2/6/2020	$31,012,185.08	$160,338.35	$45,339.24	$114,999.11
32	3/6/2020	$30,959,269.49	$160,338.35	$52,915.59	$107,422.76
33	4/6/2020	$30,913,566.44	$160,338.35	$45,703.05	$114,635.30
34	5/6/2020	$30,864,001.70	$160,338.35	$49,564.74	$110,773.61
35	6/6/2020	$30,817,945.89	$160,338.35	$46,055.81	$114,282.54
36	7/6/2020	$30,768,038.51	$160,338.35	$49,907.38	$110,430.97
37	8/6/2020	$30,721,627.37	$160,338.35	$46,411.14	$113,927.21
38	9/6/2020	$30,675,044.38	$160,338.35	$46,582.99	$113,755.36
39	10/6/2020	$30,624,624.94	$160,338.35	$50,419.44	$109,918.91
40	11/6/2020	$30,577,682.77	$160,338.35	$46,942.17	$113,396.18

Period	Monthly Payment Date	Ending Balance	Monthly Payment	Principal	Interest
41	12/6/2020	$30,526,914.45	$160,338.35	$50,768.32	$109,570.03
42	1/6/2021	$30,479,610.48	$160,338.35	$47,303.97	$113,034.38
43	2/6/2021	$30,432,131.35	$160,338.35	$47,479.13	$112,859.22
44	3/6/2021	$30,373,571.57	$160,338.35	$58,559.78	$101,778.57
45	4/6/2021	$30,325,699.81	$160,338.35	$47,871.76	$112,466.59
46	5/6/2021	$30,274,028.55	$160,338.35	$51,671.26	$108,667.09
47	6/6/2021	$30,225,788.20	$160,338.35	$48,240.35	$112,098.00
48	7/6/2021	$30,173,758.92	$160,338.35	$52,029.28	$108,309.07
49	8/6/2021	$30,125,147.29	$160,338.35	$48,611.63	$111,726.72
50	9/6/2021	$30,076,355.67	$160,338.35	$48,791.62	$111,546.73
51	10/6/2021	$30,023,790.93	$160,338.35	$52,564.74	$107,773.61
52	11/6/2021	$29,974,624.01	$160,338.35	$49,166.92	$111,171.43
53	12/6/2021	$29,921,694.73	$160,338.35	$52,929.28	$107,409.07
54	1/6/2022	$29,872,149.77	$160,338.35	$49,544.96	$110,793.39
55	2/6/2022	$29,822,421.35	$160,338.35	$49,728.42	$110,609.93
56	3/6/2022	$29,761,822.43	$160,338.35	$60,598.92	$99,739.43
57	4/6/2022	$29,711,685.49	$160,338.35	$50,136.94	$110,201.41
58	5/6/2022	$29,657,814.01	$160,338.35	$53,871.48	$106,466.87
59	6/6/2022	$29,607,291.95	$160,338.35	$50,522.06	$109,816.29
60	7/6/2022	$29,553,046.40	$160,338.35	$54,245.55	$106,092.80
61	8/6/2022	$29,486,043.28	$176,431.48	$67,003.12	$109,428.36
62	9/6/2022	$29,418,792.07	$176,431.48	$67,251.21	$109,180.27
63	10/6/2022	$29,347,777.93	$176,431.48	$71,014.14	$105,417.34
64	11/6/2022	$29,280,014.75	$176,431.48	$67,763.18	$108,668.30
65	12/6/2022	$29,208,503.32	$176,431.48	$71,511.43	$104,920.05
66	1/6/2023	$29,140,224.44	$176,431.48	$68,278.88	$108,152.60
67	2/6/2023	$29,071,692.74	$176,431.48	$68,531.70	$107,899.78
68	3/6/2023	$28,992,489.92	$176,431.48	$79,202.82	$97,228.66
69	4/6/2023	$28,923,411.19	$176,431.48	$69,078.73	$107,352.75
70	5/6/2023	$28,850,621.93	$176,431.48	$72,789.26	$103,642.22
71	6/6/2023	$28,781,017.89	$176,431.48	$69,604.04	$106,827.44
72	7/6/2023	$28,707,718.39	$176,431.48	$73,299.50	$103,131.98
73	8/6/2023	$28,637,585.21	$176,431.48	$70,133.18	$106,298.30
74	9/6/2023	$28,567,192.34	$176,431.48	$70,392.87	$106,038.61
75	10/6/2023	$28,493,126.63	$176,431.48	$74,065.71	$102,365.77
76	11/6/2023	$28,422,198.87	$176,431.48	$70,927.76	$105,503.72
77	12/6/2023	$28,347,613.60	$176,431.48	$74,585.27	$101,846.21
78	1/6/2024	$28,276,147.03	$176,431.48	$71,466.57	$104,964.91
79	2/6/2024	$28,204,415.84	$176,431.48	$71,731.19	$104,700.29
80	3/6/2024	$28,125,681.32	$176,431.48	$78,734.52	$97,696.96
81	4/6/2024	$28,053,392.99	$176,431.48	$72,288.33	$104,143.15
82	5/6/2024	$27,977,486.17	$176,431.48	$75,906.82	$100,524.66
83	6/6/2024	$27,904,649.10	$176,431.48	$72,837.07	$103,594.41
84	7/6/2024	$27,828,209.28	$176,431.48	$76,439.82	$99,991.66
85	8/6/2024	$27,754,819.47	$176,431.48	$73,389.81	$103,041.67
86	9/6/2024	$27,681,157.92	$176,431.48	$73,661.55	$102,769.93

Period	Monthly Payment Date	Ending Balance	Monthly Payment	Principal	Interest
87	10/6/2024	$27,603,917.26	$176,431.48	$77,240.66	$99,190.82
88	11/6/2024	$27,529,696.95	$176,431.48	$74,220.31	$102,211.17
89	12/6/2024	$27,451,913.55	$176,431.48	$77,783.40	$98,648.08
90	1/6/2025	$27,377,130.41	$176,431.48	$74,783.14	$101,648.34
91	2/6/2025	$27,302,070.36	$176,431.48	$75,060.05	$101,371.43
92	3/6/2025	$27,216,949.14	$176,431.48	$85,121.22	$91,310.26
93	4/6/2025	$27,141,295.97	$176,431.48	$75,653.17	$100,778.31
94	5/6/2025	$27,062,120.80	$176,431.48	$79,175.17	$97,256.31
95	6/6/2025	$26,985,894.34	$176,431.48	$76,226.46	$100,205.02
96	7/6/2025	$26,906,162.31	$176,431.48	$79,732.03	$96,699.45
97	8/6/2025	$26,829,358.37	$176,431.48	$76,803.94	$99,627.54
98	9/6/2025	$26,752,270.04	$176,431.48	$77,088.33	$99,343.15
99	10/6/2025	$26,671,700.86	$176,431.48	$80,569.18	$95,862.30
100	11/6/2025	$26,594,028.76	$176,431.48	$77,672.10	$98,759.38
101	12/6/2025	$26,512,892.55	$176,431.48	$81,136.21	$95,295.27
102	1/6/2026	$26,434,632.42	$176,431.48	$78,260.13	$98,171.35
103	2/6/2026	$26,356,082.51	$176,431.48	$78,549.91	$97,881.57
104	3/6/2026	$26,267,797.48	$176,431.48	$88,285.03	$88,146.45
105	4/6/2026	$26,188,629.82	$176,431.48	$79,167.66	$97,263.82
106	5/6/2026	$26,106,040.93	$176,431.48	$82,588.89	$93,842.59
107	6/6/2026	$26,026,274.32	$176,431.48	$79,766.61	$96,664.87
108	7/6/2026	$25,943,103.66	$176,431.48	$83,170.66	$93,260.82
109	8/6/2026	$25,862,733.73	$176,431.48	$80,369.93	$96,061.55
110	9/6/2026	$25,782,066.21	$176,431.48	$80,667.52	$95,763.96
111	10/6/2026	$25,698,020.47	$176,431.48	$84,045.74	$92,385.74
112	11/6/2026	$25,616,743.05	$176,431.48	$81,277.42	$95,154.06
113	12/6/2026	$25,532,104.90	$176,431.48	$84,638.15	$91,793.33
114	1/6/2027	$25,450,213.13	$176,431.48	$81,891.77	$94,539.71
115	2/6/2027	$25,368,018.13	$176,431.48	$82,195.00	$94,236.48
116	3/6/2027	$25,276,428.58	$176,431.48	$91,589.55	$84,841.93
117	4/6/2027	$25,193,590.10	$176,431.48	$82,838.48	$93,593.00
118	5/6/2027	$25,107,435.65	$176,431.48	$86,154.45	$90,277.03
119	6/6/2027	$25,023,971.42	$176,431.48	$83,464.23	$92,967.25
120	7/6/2027	$0.00	$176,431.48	$25,023,971.42	$89,669.23

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ANNEX G

Holiday Inn Express & Suites Saint Augustine Amortization Schedule

Period	Monthly Payment Date	Ending Balance	Monthly Payment	Balloon	Interest	Principal
0	8/1/2017	$6,800,000.00	-	-	-	-
1	9/1/2017	$6,793,878.47	$34,917.09	-	$28,795.56	$ 6,121.53
2	10/1/2017	$6,786,655.08	$35,064.97	-	$27,841.58	$ 7,223.39
3	11/1/2017	$6,780,468.28	$34,925.85	-	$28,739.05	$ 6,186.80
4	12/1/2017	$6,773,181.41	$35,073.49	-	$27,786.62	$ 7,286.87
5	1/1/2018	$6,766,928.71	$34,934.69	-	$28,681.99	$ 6,252.70
6	2/1/2018	$6,760,645.42	$34,938.80	-	$28,655.51	$ 6,283.29
7	3/1/2018	$6,751,131.36	$35,372.42	-	$25,858.36	$ 9,514.06
8	4/1/2018	$6,744,770.81	$34,949.17	-	$28,588.62	$ 6,360.55
9	5/1/2018	$6,737,314.98	$35,096.17	-	$27,640.34	$ 7,455.83
10	6/1/2018	$6,730,886.85	$34,958.23	-	$28,530.10	$ 6,428.13
11	7/1/2018	$6,723,365.29	$35,105.00	-	$27,583.44	$ 7,521.56
12	8/1/2018	$6,716,868.93	$34,967.39	-	$28,471.03	$ 6,496.36
13	9/1/2018	$6,710,340.79	$34,971.66	-	$28,443.52	$ 6,528.14
14	10/1/2018	$6,702,721.98	$35,118.05	-	$27,499.24	$ 7,618.81
15	11/1/2018	$6,696,124.65	$34,980.95	-	$28,383.62	$ 6,597.33
16	12/1/2018	$6,688,438.55	$35,127.08	-	$27,440.98	$ 7,686.10
17	1/1/2019	$6,681,771.36	$34,990.33	-	$28,323.14	$ 6,667.19
18	2/1/2019	$6,675,071.56	$34,994.70	-	$28,294.90	$ 6,699.80
19	3/1/2019	$6,665,179.46	$35,423.16	-	$25,531.06	$ 9,892.10
20	4/1/2019	$6,658,398.51	$35,005.59	-	$28,224.64	$ 6,780.95
21	5/1/2019	$6,650,533.84	$35,151.05	-	$27,286.38	$ 7,864.67
22	6/1/2019	$6,643,681.25	$35,015.21	-	$28,162.62	$ 6,852.59
23	7/1/2019	$6,635,746.93	$35,160.39	-	$27,226.07	$ 7,934.32
24	8/1/2019	$6,628,822.02	$35,024.92	-	$28,100.01	$ 6,924.91
25	9/1/2019	$6,621,863.24	$35,029.46	-	$28,070.68	$ 6,958.78
26	10/1/2019	$6,613,825.64	$35,174.26	-	$27,136.66	$ 8,037.60
27	11/1/2019	$6,606,793.51	$35,039.31	-	$28,007.18	$ 7,032.13
28	12/1/2019	$6,598,684.58	$35,183.83	-	$27,074.90	$ 8,108.93
29	1/1/2020	$6,591,578.39	$35,049.25	-	$27,943.06	$ 7,106.19
30	2/1/2020	$6,584,437.45	$35,053.91	-	$27,912.97	$ 7,140.94
31	3/1/2020	$6,575,183.82	$35,337.47	-	$26,083.84	$ 9,253.63
32	4/1/2020	$6,567,962.69	$35,064.67	-	$27,843.54	$ 7,221.13
33	5/1/2020	$6,559,669.96	$35,208.50	-	$26,915.77	$ 8,292.73
34	6/1/2020	$6,552,372.95	$35,074.85	-	$27,777.84	$ 7,297.01
35	7/1/2020	$6,544,006.43	$35,218.40	-	$26,851.88	$ 8,366.52
36	8/1/2020	$6,536,632.81	$35,085.14	-	$27,711.52	$ 7,373.62
37	9/1/2020	$6,529,223.12	$35,089.98	-	$27,680.29	$ 7,409.69
38	10/1/2020	$6,520,747.02	$35,233.11	-	$26,757.01	$ 8,476.10
39	11/1/2020	$6,513,259.63	$35,100.41	-	$27,613.02	$ 7,487.39
40	12/1/2020	$6,504,707.98	$35,243.25	-	$26,691.60	$ 8,551.65
41	1/1/2021	$6,497,142.15	$35,110.93	-	$27,545.10	$ 7,565.83
42	2/1/2021	$6,489,539.31	$35,115.90	-	$27,513.06	$ 7,602.84
43	3/1/2021	$6,478,827.57	$35,533.17	-	$24,821.43	$10,711.74
44	4/1/2021	$6,471,135.15	$35,127.92	-	$27,435.50	$ 7,692.42
45	5/1/2021	$6,462,384.10	$35,270.01	-	$26,518.96	$ 8,751.05
46	6/1/2021	$6,454,611.25	$35,138.72	-	$27,365.87	$ 7,772.85
47	7/1/2021	$6,445,781.99	$35,280.51	-	$26,451.25	$ 8,829.26
48	8/1/2021	$6,437,927.94	$35,149.62	-	$27,295.57	$ 7,854.05
49	9/1/2021	$6,430,035.48	$35,154.77	-	$27,262.31	$ 7,892.46
50	10/1/2021	$6,421,089.89	$35,296.13	-	$26,350.54	$ 8,945.59
51	11/1/2021	$6,413,115.07	$35,165.83	-	$27,191.01	$ 7,974.82
52	12/1/2021	$6,404,089.40	$35,306.87	-	$26,281.20	$ 9,025.67
53	1/1/2022	$6,396,031.43	$35,176.99	-	$27,119.02	$ 8,057.97
54	2/1/2022	$6,387,934.04	$35,182.28	-	$27,084.89	$ 8,097.39
55	3/1/2022	$6,376,773.43	$35,593.42	-	$24,432.81	$11,160.61

Period	Monthly Payment Date	Ending Balance	Monthly Payment	Balloon	Interest	Principal
56	4/1/2022	$6,368,581.85	$35,194.93	-	$27,003.35	$ 8,191.58
57	5/1/2022	$6,359,345.38	$35,335.17	-	$26,098.70	$ 9,236.47
58	6/1/2022	$6,351,068.56	$35,206.36	-	$26,929.54	$ 8,276.82
59	7/1/2022	$6,341,749.19	$35,346.29	-	$26,026.92	$ 9,319.37
60	8/1/2022	$6,333,386.30	$35,217.92	-	$26,855.03	$ 8,362.89
61	9/1/2022	$6,324,982.51	$35,223.41	-	$26,819.62	$ 8,403.79
62	10/1/2022	$6,315,539.67	$35,362.87	-	$25,920.03	$ 9,442.84
63	11/1/2022	$6,307,048.59	$35,235.12	-	$26,744.04	$ 8,491.08
64	12/1/2022	$6,297,520.86	$35,374.26	-	$25,846.53	$ 9,527.73
65	1/1/2023	$6,288,941.65	$35,246.95	-	$26,667.74	$ 8,579.21
66	2/1/2023	$6,280,320.47	$35,252.58	-	$26,631.40	$ 8,621.18
67	3/1/2023	$6,268,684.45	$35,657.22	-	$24,021.20	$11,636.02
68	4/1/2023	$6,259,964.20	$35,265.88	-	$26,545.63	$ 8,720.25
69	5/1/2023	$6,250,213.61	$35,404.17	-	$25,653.58	$ 9,750.59
70	6/1/2023	$6,241,403.01	$35,278.01	-	$26,467.41	$ 8,810.60
71	7/1/2023	$6,231,564.57	$35,415.96	-	$25,577.52	$ 9,838.44
72	8/1/2023	$6,222,662.76	$35,290.25	-	$26,388.44	$ 8,901.81
73	9/1/2023	$6,213,717.41	$35,296.09	-	$26,350.74	$ 8,945.35
74	10/1/2023	$6,203,747.92	$35,433.55	-	$25,464.06	$ 9,969.49
75	11/1/2023	$6,194,710.06	$35,308.51	-	$26,270.65	$ 9,037.86
76	12/1/2023	$6,184,650.60	$35,445.62	-	$25,386.16	$10,059.46
77	1/1/2024	$6,175,519.33	$35,321.05	-	$26,189.78	$ 9,131.27
78	2/1/2024	$6,166,343.39	$35,327.04	-	$26,151.10	$ 9,175.94
79	3/1/2024	$6,155,176.75	$35,594.23	-	$24,427.59	$11,166.64
80	4/1/2024	$6,145,901.32	$35,340.40	-	$26,064.97	$ 9,275.43
81	5/1/2024	$6,135,610.83	$35,476.63	-	$25,186.14	$10,290.49
82	6/1/2024	$6,126,239.70	$35,353.24	-	$25,982.11	$ 9,371.13
83	7/1/2024	$6,115,856.15	$35,489.12	-	$25,105.57	$10,383.55
84	8/1/2024	$6,106,388.40	$35,366.21	-	$25,898.46	$ 9,467.75
85	9/1/2024	$6,096,874.34	$35,372.42	-	$25,858.36	$ 9,514.06
86	10/1/2024	$6,086,351.79	$35,507.78	-	$24,985.23	$10,522.55
87	11/1/2024	$6,076,739.73	$35,385.57	-	$25,773.51	$ 9,612.06
88	12/1/2024	$6,066,121.88	$35,520.57	-	$24,902.72	$10,617.85
89	1/1/2025	$6,056,410.87	$35,398.85	-	$25,687.84	$ 9,711.01
90	2/1/2025	$6,046,652.36	$35,405.23	-	$25,646.72	$ 9,758.51
91	3/1/2025	$6,033,984.04	$35,795.77	-	$23,127.45	$12,668.32
92	4/1/2025	$6,024,115.84	$35,419.95	-	$25,551.75	$ 9,868.20
93	5/1/2025	$6,013,248.90	$35,554.01	-	$24,687.07	$10,866.94
94	6/1/2025	$6,003,279.28	$35,433.57	-	$25,463.95	$ 9,969.62
95	7/1/2025	$5,992,313.72	$35,567.24	-	$24,601.68	$10,965.56
96	8/1/2025	$5,982,241.70	$35,447.31	-	$25,375.29	$10,072.02
97	9/1/2025	$5,972,120.42	$35,453.92	-	$25,332.64	$10,121.28
98	10/1/2025	$5,961,007.37	$35,587.03	-	$24,473.98	$11,113.05
99	11/1/2025	$5,950,782.24	$35,467.86	-	$25,242.73	$10,225.13
100	12/1/2025	$5,939,568.19	$35,600.59	-	$24,386.54	$11,214.05
101	1/1/2026	$5,929,238.19	$35,481.94	-	$25,151.94	$10,330.00
102	2/1/2026	$5,918,857.67	$35,488.71	-	$25,108.19	$10,380.52
103	3/1/2026	$5,905,624.78	$35,871.56	-	$22,638.67	$13,232.89
104	4/1/2026	$5,895,128.76	$35,504.22	-	$25,008.20	$10,496.02
105	5/1/2026	$5,883,651.29	$35,635.94	-	$24,158.47	$11,477.47
106	6/1/2026	$5,873,047.79	$35,518.65	-	$24,915.15	$10,603.50
107	7/1/2026	$5,861,465.80	$35,649.98	-	$24,067.99	$11,581.99
108	8/1/2026	$5,850,753.79	$35,533.21	-	$24,821.20	$10,712.01
109	9/1/2026	$5,839,989.39	$35,540.24	-	$24,775.84	$10,764.40
110	10/1/2026	$5,828,250.92	$35,670.98	-	$23,932.51	$11,738.47
111	11/1/2026	$5,817,376.45	$35,555.01	-	$24,680.54	$10,874.47
112	12/1/2026	$5,805,530.94	$35,685.34	-	$23,839.83	$11,845.51
113	1/1/2027	$5,794,545.35	$35,569.93	-	$24,584.34	$10,985.59
114	2/1/2027	$5,783,506.03	$35,577.13	-	$24,537.81	$11,039.32
115	3/1/2027	$5,769,675.19	$35,951.80	-	$22,120.96	$13,830.84
116	4/1/2027	$5,758,514.22	$35,593.47	-	$24,432.50	$11,160.97
117	5/1/2027	$5,746,390.10	$35,722.74	-	$23,598.62	$12,124.12
118	6/1/2027	$5,735,115.25	$35,608.75	-	$24,333.90	$11,274.85

Period	Monthly Payment Date	Ending Balance	Monthly Payment	Balloon	Interest	Principal
119	7/1/2027	$5,722,880.38	$35,737.60	-	$23,502.73	$12,234.87
120	8/1/2027	-	$35,624.19	$5,711,490.54	$24,234.35	$11,389.84

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	24
Risk Factors	64
Description of the Mortgage Pool	156
Transaction Parties	322
Credit Risk Retention	382
Description of the Certificates	398
Description of the Mortgage Loan Purchase Agreements	440
Pooling and Servicing Agreement	450
Certain Legal Aspects of Mortgage Loans	582
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	602
Pending Legal Proceedings Involving Transaction Parties	604
Use of Proceeds	604
Yield and Maturity Considerations	604
Material Federal Income Tax Considerations	616
Certain State and Local Tax Considerations	631
Method of Distribution (Underwriter)	631
Incorporation of Certain Information by Reference	634
Where You Can Find More Information	635
Financial Information	635
Certain ERISA Considerations	636
Legal Investment	641
Legal Matters	642
Ratings	642
Index of Defined Terms	645

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$804,140,000
(Approximate)

UBS Commercial Mortgage
Securitization Corp.

Depositor

UBS Commercial Mortgage
Trust 2017-C2

Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2017-C2

Class A-1	$34,851,000
Class A-2	$77,613,000
Class A-SB	$46,089,000
Class A-3	$210,000,000
Class A-4	$260,524,000
Class X-A	$629,077,000
Class X-B	$175,063,000
Class A-S	$103,348,000
Class B	$39,317,000
Class C	$32,398,000

PROSPECTUS

 UBS Securities LLC

Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

Société Générale

Co-Lead Manager and Joint Bookrunner

NATIXIS

Co-Manager and Joint Bookrunner

CIBC World Markets

Co-Manager

Academy Securities

Co-Manager

July        , 2017